Registration No. 33-89510
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 14

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AXA Equitable Life Insurance Company
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                 DODIE KENT
                            VICE PRESIDENT AND COUNSEL


                      AXA Equitable Life Insurance Company
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------



                  Please send copies of all communications to:

                              CHRISTOPHER E. PALMER
                               Goodwin Procter LLP
                         901 New York Avenue, Northwest
                             Washington, D.C. 20001

EQUI-VEST(R)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2005


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?


EQUI-VEST(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation*           o EQ/Caywood-Scholl High Yield Bond(2)
o AXA Conservative-Plus Allocation*      o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Core Bond              o EQ/Long Term Bond(2)
o AXA Premier VIP High Yield             o EQ/Money Market
o EQ/Alliance Intermediate Government    o EQ/PIMCO Real Return(2)
  Securities                             o EQ/Short Duration Bond(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/FI Mid Cap
o AXA Moderate-Plus Allocation*          o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Aggressive Equity      o EQ/JP Morgan Value Opportunities
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Lord Abbett Growth and Income(2)
o AXA Premier VIP Large Cap Growth       o EQ/Lord Abbett Large Cap Core(2)
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Mid Cap Value(2)
o AXA Premier VIP Small/Mid Cap          o EQ/Marsico Focus
  Growth                                 o EQ/Mercury Basic Value Equity
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mergers and Acquisitions(2)
o AXA Premier VIP Technology             o EQ/MFS Emerging Growth Companies
o EQ/Alliance Common Stock               o EQ/MFS Investors Trust
o EQ/Alliance Growth and Income          o EQ/Montag & Caldwell Growth(1)
o EQ/Alliance Large Cap Growth(1)        o EQ/Small Company Index
o EQ/Alliance Small Cap Growth           o EQ/Small Company Value(1)
o EQ/Bear Stearns Small Company          o EQ/TCW Equity(1)
  Growth(1)                              o EQ/UBS Growth and Income(1)
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock(2)
o EQ/Boston Advisors Equity Income(1)    o EQ/Van Kampen Mid Cap Growth(2)
o EQ/Calvert Socially Responsible        o EQ/Wells Fargo Montgomery Small
o EQ/Capital Guardian Growth               Cap(2)
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Equity 500 Index                    o U.S. Real Estate - Class II
o EQ/Evergreen Omega
--------------------------------------------------------------------------------
International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/International Growth(2)
o EQ/Alliance International              o EQ/Mercury International Value
o EQ/Capital Guardian International      o EQ/Van Kampen Emerging Markets
                                           Equity(1)
--------------------------------------------------------------------------------
Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation*
--------------------------------------------------------------------------------



*    The AXA Allocation portfolios.

(1) This is the option's new name, effective on or about May 9, 2005, subject to regu latory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this Prospectus for the option's former name.

(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Port folios of the trust" in "Contract features and benefits" later in this Prospectus for more information on the new investment option.

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, The Universal Institutional Funds, Inc., or Laudus Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing and new contract holders we offer different "series" of contracts for use as:


o  A nonqualified annuity ("NQ") for after-tax contributions only.


o  An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

A minimum contribution is required to purchase a contract:

For IRAs, $20 or $50 (depending on contract series);

For NQ Contracts, $1,000 ($50 if under payroll deduction plan);

For existing contract owners only (these contracts are not available for new purchasers):

o A traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA"). QP IRA (series 100-400) and Roth Advantage Contracts (series 500) .

Minimum additional rollover amounts required for QP IRA:
For series 100 and 200, $1,000,

For series 300 and 400, $2,500.

o  Original contracts (see Appendix I)

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2005 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00952
                                                                  Series 100-500

Although this prospectus is primarily designed for potential purchasers of the contract in Pennsylvania (series 300 IRA and NQ) and in Oregon (series 100 IRA and NQ), you may have previously purchased a contract in these and other states and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract, and for "original contracts" information, see Appendix I.

Contents of this prospectus
--------------------------------------------------------------------------------


EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
EQUI-VEST(R) at a glance -- key features                                    10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Examples                                                                    16
Examples: EQUI-VEST(R) series 100 and 200 contracts                         18
Examples: EQUI-VEST(R) series 300 contracts                                 24
Examples: EQUI-VEST(R) series 400 contracts                                 26
Examples: EQUI-VEST(R) series 500 contracts                                 28
Condensed financial information                                             30

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           31
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        31
Owner and annuitant requirements                                            32
How you can make your contributions                                         32
What are your investment options under the contract?                        33
Portfolios of the Trusts                                                    34
Selecting your investment method                                            39
Allocating your contributions                                               40
Your right to cancel within a certain number of days                        40

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        41
--------------------------------------------------------------------------------
Your account value and cash value                                           41
Your contract's value in the variable investment options                    41
Your contract's value in the guaranteed interest option                     41
Your contract's value in the fixed maturity options                         41

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         42
--------------------------------------------------------------------------------
Transferring your account value                                             42
Disruptive transfer activity                                                42
Automatic transfer options                                                  43
Investment simplifier                                                       43
Rebalancing your account value                                              44
--------------------------------------------------------------------------------



"We," "our" and "us" refer to AXA Equitable.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

3  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     45
--------------------------------------------------------------------------------
Withdrawing your account value                                              45
How withdrawals are taken from your account value                           45
Surrender of your contract to receive its cash value                        46
Termination                                                                 46
When to expect payments                                                     46
Your annuity payout options                                                 46

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     48
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          48
Charges under the contracts                                                 48
Charges that the Trusts deduct                                              52
Group or sponsored arrangements                                             52
Other distribution arrangements                                             52

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 53
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     53

How death benefit payment is made                                           53
Beneficiary continuation option for traditional IRA,
 QP IRA, Roth IRA and Roth Advantage contracts                              54
Beneficiary continuation option for series 400 NQ contracts only            54

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          56
--------------------------------------------------------------------------------
Overview                                                                    56
Buying a contract to fund a retirement arrangement                          56
Transfers among investment options                                          56
Taxation of nonqualified annuities                                          56
Individual retirement arrangements ("IRAs")                                 58
Roth individual retirement annuities ("Roth IRAs")                          64
Federal and state income tax withholding and
     information reporting                                                  69
Impact of taxes to AXA Equitable                                            69

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         70
--------------------------------------------------------------------------------
About our Separate Account A                                                70
About the Trusts                                                            70
About our fixed maturity options                                            70
About the general account                                                   71
About other methods of payment                                              71
Dates and prices at which contract events occur                             72
About your voting rights                                                    72
About legal proceedings                                                     73
About our independent registered public accounting firm                     73
Financial statements                                                        73
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   73
Distribution of the contracts                                               73

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9. INCORPORATION OF CERTAIN DOCUMENTSBY REFERENCE                           75
--------------------------------------------------------------------------------

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APPENDICES
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I -- Original Contracts                                                    I-1
II -- Condensed financial information                                     II-1
III -- Market value adjustment example                                   III-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  4

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                      Page
   account value                                        41
   annuitant                                            31
   annuity payout options                               46
   beneficiary                                          53
   beneficiary continuation option                      54
   business day                                         72
   cash value                                           41
   conduit IRA                                          62
   contract date                                        11
   contract date anniversary                            11
   contract year                                        11
   contributions                                        31
   contributions to Roth IRAs                           64
    regular contribution                                64
    rollovers and transfers                             64
    conversion contributions                            65
   contributions to traditional IRAs                    58
    regular contributions                               59
    rollovers and transfers                             60
   disruptive transfer activity                         42
   EQAccess                                              8
   fixed maturity amount                                38
   fixed maturity options                               38
   guaranteed interest option                           38
   Inherited annuity                                    54
   IRA                                           cover, 45
   IRS                                                  56
   investment options                            cover, 33
   market adjusted amount                               38
   market timing                                        42
   market value adjustment                              38
   maturity value                                       38
   NQ                                            cover, 46
   Original contracts                        6, appendix I
   portfolio                                         cover
   processing office                                     8
   QP IRAs                                           cover
   rate to maturity                                     38
   Required Beginning Date                              62
   Roth Advantage                                        6
   Roth IRA                                      cover, 64
   SAI                                               cover
   SEC                                               cover
   TOPS                                                  8
   traditional IRA                               cover, 58
   Trusts                                            cover
   unit                                                 41
   unit investment trust                                70
   variable investment options                   cover, 33


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options          Guarantee Periods or Fixed Maturity Accounts
variable investment options     Investment Funds or Investment Divisions
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
guaranteed interest option      Guaranteed Interest Account
unit                            Accumulation unit
unit value                      Accumulation unit value
--------------------------------------------------------------------------------


5 Index of key words and phrases

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss five series of contracts. However, only two are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:



o  NQ, traditional IRA, and QP IRA contracts issued before January 3, 1994; and     series 100
o  Roth IRA contracts converted from such IRA and QP IRA contracts.                 This series is available only for new
                                                                                    purchasers in OR and is no longer available for
                                                                                    new purchasers of QP IRA contracts. Information
                                                                                    on QP IRA is provided for our existing contract
                                                                                    owners only.
-----------------------------------------------------------------------------------------------------------------------------------
o  Certain NQ, traditional IRA and QP IRA contracts issued on or after August 17,   series 200
   1995.                                                                            This series is no longer available for new
o  Roth IRA contracts converted from such traditional IRA and QP IRA contracts.     purchasers. Information in this prospectus on
                                                                                    this series is provided for our existing
                                                                                    contract owners only.
-----------------------------------------------------------------------------------------------------------------------------------
o  NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on or after           series 300
   January 3, 1994 and before the date series 400 contracts became available        This series is available only for new
   in a state; and                                                                  purchasers in PA and is no longer available
o  Roth IRA contracts converted from such traditional IRA and QP IRA contracts.     for new purchasers of QP IRA contracts.
                                                                                    Information on QP IRA is provided for our
                                                                                    existing contract owners only.
-----------------------------------------------------------------------------------------------------------------------------------
o  NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on or after           series 400
   July 10, 1995 in states where approved; and                                      This series is no longer available for new
o  Roth IRA contracts converted from such traditional IRA and QP IRA contracts.     purchasers. Information in this prospectus
                                                                                    on this series is provided for our existing
                                                                                    contract owners only.
-----------------------------------------------------------------------------------------------------------------------------------
o   Roth Advantage contracts                                                        series 500
                                                                                    This series is no longer available for new
                                                                                    purchasers. Information in this prospectus
                                                                                    on this series is provided for our existing
                                                                                    contract owners only.
-----------------------------------------------------------------------------------------------------------------------------------



We also have contracts that we refer to as "Original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix I, which will be referenced throughout this prospectus when it applies.


                                                Index of key words and phrases 6

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (previously, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is a wholly owned subsidiary of AXA Financial Inc. AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $598 billion in assets as of December 31, 2004. For over 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


7  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable

EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable

c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
P.O. Box 4956 Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
1 MONY Plaza
Syracuse, NY 13202


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable

EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable

c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;


o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;


o  rates to maturity for fixed maturity options;


o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option; and

o change your TOPS personal identification number (PIN) and your EQ/Access password.

Under TOPS only you can:

o  elect the investment simplifier.

Under EQAccess only you can:

o  make a contribution to your IRA or NQ annuity contract;

o  elect to receive certain contract statements electronically;

o  change your address; and

o  access "Frequently Asked Questions" and certain service forms.

"TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1 (800) 755-7777. If you are a client of AXA Advisors, you may use EQAccess by visiting our


                                                        Who is AXA Equitable?  8
website at http://www.AXAonline.com and logging in to access your account. All other clients may access EQAccess by visiting our other website at http://www.AXA-Equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable."


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA or Roth Advantage contract and return to a traditional IRA contract;


(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic deposit service;

(6)  election of the rebalancing program;

(7)  election of the required minimum distribution automatic withdrawal option;

(8)  election of the beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

9  Who is AXA Equitable?

EQUI-VEST(R) at a glance -- key features


------------------------------------------------------------------------------------------------------------------
Professional investment      EQUI-VEST(R) variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------
Guaranteed interest option   o Principal and interest guarantees
                             o Interest rates set periodically
------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o 10 (7 in Oregon) fixed maturity options with maturities ranging from approximately
                               1 to 10 (1 to 7 in Oregon) years.
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------
                             If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or
                               contract                  receive annuity payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             -------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
------------------------------------------------------------------------------------------------------------------
Contribution amounts         For new purchasers:
                             o NQ:
                               $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                             o traditional IRA and Roth IRA:
                               --series 100 - $20 (initial and additional);
                               --series 300 - $50 (initial and additional).

                             For existing contract owners:
                             o traditional IRA, Roth IRA and Roth Advantage:
                               --series 100 and 200 - $20 (additional only);
                               --series 300, 400 and 500 - $50 (additional only).

                             o QP IRA:
                               --series 100 and 200 -- $1,000 each additional rollover amount;
                               --series 300 and 400 -- $2,500 each additional rollover amount.
                             A maximum contribution limitation of $1.5 million generally applies.
------------------------------------------------------------------------------------------------------------------
Access to your money         o Partial withdrawals
                             o Several withdrawal options on a periodic basis
                             o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------


                                     EQUI-VEST(R) at a glance -- key features 10

------------------------------------------------------------------------------------------------------------------
Additional features          o Dollar-cost averaging by automatic transfers
                               -- Interest sweep option
                               -- Fixed-dollar option
                             o Automatic investment program
                             o Account value rebalancing (quarterly, semiannually, and annually)
                             o No charge on transfers among investment options
                             o Waiver of withdrawal charge under certain circumstances
                             o Minimum death benefit
------------------------------------------------------------------------------------------------------------------
Fees and charges             o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at current annual rates determined by contract series.
                               series 100 and 200: 1.34%; two options at 1.40%, currently (maximum of 1.49%).
                               series 300 and 400: 1.34%; four options at 1.35% (maximum of 2.00% for series 400).
                               series 500: 1.45% (maximum of 2.00%).

                             o Annual administrative charge:*
                               series 100 and 200: $30 or 2% of the account value plus any amounts previously withdrawn during that contract year, if less.
                               series 300, 400 and 500: $30 ($65 maximum) or, during the first two contract years,
                               2% of the account value plus any amounts previously withdrawn during the contract year if less; thereafter, $30.
                               *For individuals who own multiple contracts with combined account values of over
                               $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                             o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company):
                               series 100 and 200: None
                               series 300, 400 and 500: $25 current ($65 maximum) per occurrence.

                             o No sales charge deducted at the time you make contributions.

                             o Series 300, 400 and 500 and NQ contracts under series 100 and 200: we deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                             o IRAs under series 100 and 200: -- 6% of the amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                             o There is no charge in any contract year (after the third contract year or age
                               59 1/2 in series 100 and 200 IRA) in which the amount withdrawn does not exceed 10%
                               of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. The circumstances are discussed in "Charges and expenses"
                               later in this prospectus.
                               -------------------------------------------------------------------------------------
                               The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each
                               12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                               -------------------------------------------------------------------------------------
                             o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                             o We deduct a $350 annuity administrative fee from amounts applied to a Variable
                               Immediate Annuity payout option.

                             o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually, other expenses, and for Class
                               IB/B and Class II shares, 12b-1 fees of either 0.25% or 0.35% annually.
------------------------------------------------------------------------------------------------------------------
Annuitant issue ages         0-83
------------------------------------------------------------------------------------------------------------------


11 EQUI-VEST(R) at a glance -- key features

The above is not a complete description of all material provisions of the contract. In Some cases restrictions or exceptions apply. Maximum Expense limitations apply to variable investment options, and rights are reserved to change or waive certain charges within specified limits. Also, All features of the contract, including all variable investment options, are not necessarily available in your state or at certain ages or under your investment method.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

Other Contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about any of the AXA Equitable annuity contracts.


                                     EQUI-VEST(R) at a glance -- key features 12

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------


Maximum withdrawal charge as a percentage of contributions withdrawn or amounts withdrawn depending on the contract and series (deducted if you
surrender your contract or make certain withdrawals).(1)                             6.00%

Charge for third-party transfer or exchange                                          series 100 and 200: None
                                                                                     series 300, 400 and 500: $65
                                                                                     maximum for each occurrence;
                                                                                     currently $25 for each
                                                                                     occurrence.

Charge if you elect a Variable Immediate Annuity payout option                       $350


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

                                EQ/ALLIANCE COMMON STOCK
                                 EQ/MONEY MARKET OPTIONS                      ALL OTHERVARIABLE INVESTMENT OPTIONS
                              ----------------------------   ------------------------------------------------------------------
                                SERIES 100      SERIES 200   SERIES 100  SERIES 200  SERIES 300      SERIES 400      SERIES 500
                              ------------   -------------   ----------  ----------  ----------      ----------      ----------
Maximum mortality and                 0.65%           1.24%        0.50%       1.09%       1.10%           1.75%           1.75%
expense risk(2)                 (currently      (currently                                           (currently      (currently
                                      0.56%)          1.15%)                                              1.10%)           1.20%)
                                                                                           0.25%           0.25%
                                                                                     (currently      (currently
Maximum other expenses(3)             0.84%           0.25%        0.84%       0.25%       0.24%)(3)       0.24%)(3)       0.25%
                              ------------   -------------   ----------  ----------  ----------      ----------      ----------
Maximum total Separate                1.49%           1.49%        1.34%       1.34%       1.35%           2.00%           2.00%
                              ============   =============   ==========  ==========  ==========      ==========      ==========
Account A annual expenses(4)    (currently      (currently                           (currently      (currently      (currently
                                     1.40%)          1.40%)                                1.34%)(3)       1.34%)(3)       1.45%)


--------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge:                      $65 ($30 current)(5)
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


--------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
                                                             Lowest    Highest
                                                            -------    -------
Total Annual Portfolio Operating Expenses for 2004
(expenses that are deducted from portfolio assets
including management fees, 12b-1 fees, service fees,
and/or other expenses)(6)                                      0.30%      7.61%


13 Fee table

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.



--------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total                  Net Total
                                                                                               Annual     Fee Waiv-     Annual
                                                                                Underlying    Expenses   ers and/or    Expenses
                                                Manage-                          Portfolio     Before      Expense       After
                                                 ment     12b-1     Other        Fees and     Expense    Reimburse-    Expense
 Portfolio Name                                 Fees(7)  Fees(8)  Expenses(9)  Expenses(10)  Limitation   ments(11)  Limitations
--------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%    0.25%      0.29%         0.99%        1.63%      (0.29)%      1.34%
AXA Conservative Allocation                      0.10%    0.25%      0.41%         0.75%        1.51%      (0.41)%      1.10%
AXA Conservative-Plus Allocation                 0.10%    0.25%      0.30%         0.80%        1.45%      (0.30)%      1.15%
AXA Moderate Allocation                          0.10%      --       0.16%         0.83%        1.09%      (0.16)%      0.93%
AXA Moderate-Plus Allocation                     0.10%    0.25%      0.20%         1.02%        1.57%      (0.20)%      1.37%
AXA Premier VIP Aggressive Equity                0.62%      --       0.18%           --         0.80%         --        0.80%
AXA Premier VIP Core Bond                        0.60%    0.25%      0.20%           --         1.05%      (0.10)%      0.95%
AXA Premier VIP Health Care                      1.20%    0.25%      0.40%           --         1.85%       0.00%       1.85%
AXA Premier VIP High Yield                       0.58%      --       0.18%           --         0.76%         --        0.76%
AXA Premier VIP International Equity             1.05%    0.25%      0.50%           --         1.80%       0.00%       1.80%
AXA Premier VIP Large Cap Core Equity            0.90%    0.25%      0.32%           --         1.47%      (0.12)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%    0.25%      0.26%           --         1.41%      (0.06)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%    0.25%      0.25%           --         1.40%      (0.05)%      1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%    0.25%      0.25%           --         1.60%       0.00%       1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%    0.25%      0.25%           --         1.60%       0.00%       1.60%
AXA Premier VIP Technology                       1.20%    0.25%      0.40%           --         1.85%       0.00%       1.85%
--------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      --       0.05%           --         0.52%         --        0.52%
EQ/Alliance Growth and Income                    0.56%      --       0.05%           --         0.61%         --        0.61%
EQ/Alliance Intermediate Government Securities   0.50%      --       0.06%           --         0.56%         --        0.56%
EQ/Alliance International                        0.73%      --       0.12%           --         0.85%       0.00%       0.85%
EQ/Alliance Large Cap Growth*                    0.90%    0.25%      0.05%           --         1.20%      (0.10)%      1.10%
EQ/Alliance Quality Bond                         0.50%      --       0.06%           --         0.56%         --        0.56%
EQ/Alliance Small Cap Growth                     0.75%      --       0.06%           --         0.81%         --        0.81%
EQ/Bear Stearns Small Company Growth*            1.00%    0.25%      0.18%           --         1.43%      (0.13)%      1.30%
EQ/Bernstein Diversified Value                   0.63%    0.25%      0.07%           --         0.95%       0.00%       0.95%
EQ/Boston Advisors Equity Income*                0.75%    0.25%      0.21%           --         1.21%      (0.16)%      1.05%
EQ/Calvert Socially Responsible                  0.65%    0.25%      0.29%           --         1.19%      (0.14)%      1.05%
EQ/Capital Guardian Growth                       0.65%    0.25%      0.09%           --         0.99%      (0.04)%      0.95%
EQ/Capital Guardian International                0.85%    0.25%      0.17%           --         1.27%      (0.07)%      1.20%
EQ/Capital Guardian Research                     0.65%    0.25%      0.05%           --         0.95%       0.00%       0.95%
EQ/Capital Guardian U.S. Equity                  0.65%    0.25%      0.05%           --         0.95%       0.00%       0.95%
EQ/Caywood-Scholl High Yield Bond                0.60%    0.25%      0.12%           --         0.97%      (0.12)%      0.85%
EQ/Equity 500 Index                              0.25%      --       0.05%           --         0.30%         --        0.30%
EQ/Evergreen Omega                               0.65%    0.25%      0.11%           --         1.01%      (0.06)%      0.95%
EQ/FI Mid Cap                                    0.70%    0.25%      0.06%           --         1.01%      (0.01)%      1.00%
EQ/FI Small/Mid Cap Value                        0.74%    0.25%      0.08%           --         1.07%       0.00%       1.07%
EQ/International Growth                          0.85%    0.25%      0.22%           --         1.32%       0.00%       1.32%
EQ/J.P. Morgan Core Bond                         0.44%    0.25%      0.06%           --         0.75%       0.00%       0.75%
EQ/JP Morgan Value Opportunities                 0.60%    0.25%      0.10%           --         0.95%       0.00%       0.95%
EQ/Janus Large Cap Growth                        0.90%    0.25%      0.08%           --         1.23%      (0.08)%      1.15%
EQ/Lazard Small Cap Value                        0.75%    0.25%      0.05%           --         1.05%       0.00%       1.05%
EQ/Long Term Bond                                0.50%    0.25%      0.25%           --         1.00%       0.00%       1.00%
EQ/Lord Abbett Growth and Income                 0.65%    0.25%      0.19%           --         1.09%      (0.09)%      1.00%
EQ/Lord Abbett Large Cap Core                    0.65%    0.25%      0.19%           --         1.09%      (0.09)%      1.00%
EQ/Lord Abbett Mid Cap Value                     0.70%    0.25%      0.19%           --         1.14%      (0.09)%      1.05%
EQ/Marsico Focus                                 0.88%    0.25%      0.06%           --         1.19%      (0.04)%      1.15%
EQ/Mercury Basic Value Equity                    0.58%    0.25%      0.05%           --         0.88%       0.00%       0.88%
EQ/Mercury International Value                   0.85%    0.25%      0.15%           --         1.25%       0.00%       1.25%
EQ/Mergers and Acquisitions                      0.90%    0.25%      1.21%           --         2.36%      (0.91)%      1.45%
EQ/MFS Emerging Growth Companies                 0.65%    0.25%      0.06%           --         0.96%         --        0.96%
EQ/MFS Investors Trust                           0.60%    0.25%      0.10%           --         0.95%       0.00%       0.95%
EQ/Money Market                                  0.34%      --       0.05%           --         0.39%         --        0.39%
EQ/Montag & Caldwell Growth*                     0.75%    0.25%      0.12%           --         1.12%       0.00%       1.12%
EQ/PIMCO Real Return                             0.55%    0.25%      0.20%           --         1.00%      (0.35)%      0.65%
EQ/Short Duration Bond                           0.45%    0.25%      0.52%           --         1.22%      (0.57)%      0.65%
EQ/Small Company Index                           0.25%    0.25%      0.13%           --         0.63%       0.00%       0.63%
--------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 14

--------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total                  Net Total
                                                                                               Annual     Fee Waiv-     Annual
                                                                                Underlying    Expenses   ers and/or    Expenses
                                                Manage-                          Portfolio     Before      Expense       After
                                                 ment     12b-1     Other        Fees and     Expense    Reimburse-    Expense
 Portfolio Name                                 Fees(7)  Fees(8)  Expenses(9)  Expenses(10)  Limitation   ments(11)  Limitations
--------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Value*                          0.80%    0.25%      0.12%         --           1.17%       0.00%       1.17%
EQ/TCW Equity*                                   0.80%    0.25%      0.12%         --           1.17%      (0.02)%      1.15%
EQ/UBS Growth and Income*                        0.75%    0.25%      0.16%         --           1.16%      (0.11)%      1.05%
EQ/Van Kampen Comstock                           0.65%    0.25%      0.19%         --           1.09%      (0.09)%      1.00%
EQ/Van Kampen Emerging Markets Equity*           1.15%    0.25%      0.40%         --           1.80%       0.00%       1.80%
EQ/Van Kampen Mid Cap Growth                     0.70%    0.25%      0.19%         --           1.14%      (0.09)%      1.05%
EQ/Wells Fargo Montgomery Small Cap              0.85%    0.25%      6.51%         --           7.61%      (6.33)%      1.28%
--------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equ        1.50%    0.25%      2.35%         --           4.10%      (0.96)%      3.14%
--------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**                    0.76%    0.35%      0.26%         --           1.37%      (0.10)%      1.27%
--------------------------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.
** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "With drawal Charge" in "Charges and expenses," later in this prospectus.

(2)  A portion of this charge is for providing the death benefit.


(3) For the series 300 and 400 contracts, although the charge is 0.25%, we currently charge 0.24% for all the variable investment options except the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and the EQ/Money Market options (we reserve the right to increase this charge to 0.25% for all the variable investment options at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contracts.

(4) For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock, and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment option plus the Trust's annual expenses for 2004 would have been 2.27% for the AXA Moderate Allocation option; 2.14% for the AXA Premier VIP Aggressive Equity option; 1.92% for the EQ/Alliance Common Stock option; and 1.79% for the EQ/Money Market option.

(5) For series 300, 400 and 500 contracts, during the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. For series 100 and 200 contracts, the charge is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year.

(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(7) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (11) for any expense limitation agreement information.


(8) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.


(9) The amounts shown in "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (11) for any expense limitation agreement information.


(10) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(11) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may


15 Fee table
     at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust--Laudus Rosenberg VIT Value Long/Short Equity Fund has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



---------------------------------------------------
   Portfolio Name
---------------------------------------------------
   AXA Moderate Allocation                 0.92%
   AXA Premier VIP Aggressive Equity       0.68%
   AXA Premier VIP Health Care             1.81%
   AXA Premier VIP International Equity    1.75%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.30%
   AXA Premier VIP Large Cap Value         1.21%
   AXA Premier VIP Small/Mid Cap Growth    1.50%
   AXA Premier VIP Small/Mid Cap Value     1.54%
   AXA Premier VIP Technology              1.75%
   EQ/Alliance Common Stock                0.43%
   EQ/Alliance Growth and Income           0.55%
   EQ/Alliance International               0.83%
   EQ/Alliance Large Cap Growth            1.04%
   EQ/Alliance Small Cap Growth            0.73%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian Growth              0.67%
   EQ/Capital Guardian International       1.17%
   EQ/Capital Guardian Research            0.90%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Evergreen Omega                      0.57%
   EQ/FI Mid Cap                           0.96%
   EQ/FI Small/Mid Cap Value               1.05%
   EQ/JP Morgan Value Opportunities        0.76%
   EQ/Lazard Small Cap Value               0.86%
   EQ/Marsico Focus                        1.12%
   EQ/Mercury Basic Value Equity           0.86%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.91%
   EQ/MFS Investors Trust                  0.91%
   EQ/Small Company Value                  1.16%
   EQ/TCW Equity                           1.14%
   EQ/Van Kampen Emerging Markets Equity   1.75%
   EQ/Wells Fargo Montgomery Small Cap     1.26%
---------------------------------------------------


EXAMPLES

These examples are intended to help you compare the cost of investing in each type of series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.56 per $10,000.


We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

                                                                    Fee table 16

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity Payout Option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


17 Fee table

EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --

FOR IRA (TRADITIONAL IRA, ROTH IRA AND CERTAIN QP IRA(1) CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):



----------------------------------------------------------------------------------------------------------
                                                    If you surrender your contract at the end of the
                                                                 applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 929.42     $ 1,606.30     $ 2,242.33     $ 3,781.63
AXA Conservative Allocation                      $ 917.58     $ 1,571.36     $ 2,184.70     $ 3,668.09
AXA Conservative-Plus Allocation                 $ 911.67     $ 1,553.86     $ 2,155.78     $ 3,610.80
AXA Moderate Allocation                          $ 809.09     $ 1,246.87     $ 1,642.29     $ 2,559.83
AXA Moderate-Plus Allocation                     $ 923.50     $ 1,588.84     $ 2,213.55     $ 3,725.04
AXA Premier VIP Aggressive Equity                $ 809.09     $ 1,246.87     $ 1,642.29     $ 2,559.83
AXA Premier VIP Core Bond                        $ 872.21     $ 1,436.58     $ 1,961.01     $ 3,219.70
AXA Premier VIP Health Care                      $ 951.12     $ 1,670.13     $ 2,347.19     $ 3,986.16
AXA Premier VIP High Yield                       $ 843.61     $ 1,350.94     $ 1,817.68     $ 2,926.00
AXA Premier VIP International Equity             $ 946.19     $ 1,655.65     $ 2,323.45     $ 3,940.09
AXA Premier VIP Large Cap Core Equity            $ 913.64     $ 1,559.69     $ 2,165.43     $ 3,629.94
AXA Premier VIP Large Cap Growth                 $ 907.72     $ 1,542.17     $ 2,136.45     $ 3,572.41
AXA Premier VIP Large Cap Value                  $ 906.73     $ 1,539.25     $ 2,131.62     $ 3,562.78
AXA Premier VIP Small/Mid Cap Growth             $ 926.46     $ 1,597.58     $ 2,227.95     $ 3,753.38
AXA Premier VIP Small/Mid Cap Value              $ 926.46     $ 1,597.58     $ 2,227.95     $ 3,753.38
AXA Premier VIP Technology                       $ 951.12     $ 1,670.13     $ 2,347.19     $ 3,986.16
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 809.09     $ 1,246.87     $ 1,642.29     $ 2,559.83
EQ/Alliance Growth and Income                    $ 828.81     $ 1,306.43     $ 1,742.84     $ 2,770.66
EQ/Alliance Intermediate Government Securities   $ 823.88     $ 1,291.56     $ 1,717.78     $ 2,718.35
EQ/Alliance International                        $ 852.48     $ 1,377.57     $ 1,862.35     $ 3,018.08
EQ/Alliance Large Cap Growth*                    $ 887.01     $ 1,480.68     $ 2,034.44     $ 3,368.24
EQ/Alliance Quality Bond                         $ 823.88     $ 1,291.56     $ 1,717.78     $ 2,718.35
EQ/Alliance Small Cap Growth                     $ 848.54     $ 1,365.74     $ 1,842.52     $ 2,977.26
EQ/Bear Stearns Small Company Growth*            $ 909.69     $ 1,548.02     $ 2,146.12     $ 3,591.62
EQ/Bernstein Diversified Value                   $ 862.35     $ 1,407.11     $ 1,911.79     $ 3,119.40
EQ/Boston Advisors Equity Income*                $ 887.99     $ 1,483.61     $ 2,039.32     $ 3,378.06
EQ/Calvert Socially Responsible                  $ 886.02     $ 1,477.74     $ 2,029.56     $ 3,358.41
EQ/Capital Guardian Growth                       $ 866.29     $ 1,418.91     $ 1,931.50     $ 3,159.64
EQ/Capital Guardian International                $ 893.91     $ 1,501.21     $ 2,068.55     $ 3,436.78
EQ/Capital Guardian Research                     $ 862.35     $ 1,407.11     $ 1,911.79     $ 3,119.40
EQ/Capital Guardian U.S. Equity                  $ 862.35     $ 1,407.11     $ 1,911.79     $ 3,119.40
EQ/Caywood-Scholl High Yield Bond                $ 864.32     $ 1,413.01     $ 1,921.65     $ 3,139.54
EQ/Equity 500 Index                              $ 798.24     $ 1,214.00     $ 1,586.62     $ 2,442.04
EQ/Evergreen Omega                               $ 868.27     $ 1,424.80     $ 1,941.35     $ 3,179.70
EQ/FI Mid Cap                                    $ 868.27     $ 1,424.80     $ 1,941.35     $ 3,179.70
EQ/FI Small/Mid Cap Value                        $ 874.18     $ 1,442.47     $ 1,970.83     $ 3,239.64
EQ/International Growth                          $ 898.84     $ 1,515.85     $ 2,092.85     $ 3,485.44
EQ/J.P. Morgan Core Bond                         $ 842.62     $ 1,347.97     $ 1,812.70     $ 2,915.72
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 668.53     $ 1,323.04     $ 2,001.52     $ 3,808.43
AXA Conservative Allocation                      $ 655.94     $ 1,285.75     $ 1,940.24     $ 3,690.88
AXA Conservative-Plus Allocation                 $ 649.64     $ 1,267.06     $ 1,909.47     $ 3,631.56
AXA Moderate Allocation                          $ 540.52     $   939.42     $ 1,363.39     $ 2,543.62
AXA Moderate-Plus Allocation                     $ 662.24     $ 1,304.41     $ 1,970.92     $ 3,749.83
AXA Premier VIP Aggressive Equity                $ 540.52     $   939.42     $ 1,363.39     $ 2,543.62
AXA Premier VIP Core Bond                        $ 607.67     $ 1,141.90     $ 1,702.33     $ 3,226.65
AXA Premier VIP Health Care                      $ 691.62     $ 1,391.17     $ 2,113.05     $ 4,020.22
AXA Premier VIP High Yield                       $ 577.24     $ 1,050.49     $ 1,549.91     $ 2,922.63
AXA Premier VIP International Equity             $ 686.37     $ 1,375.71     $ 2,087.80     $ 3,972.51
AXA Premier VIP Large Cap Core Equity            $ 651.74     $ 1,273.29     $ 1,919.74     $ 3,651.37
AXA Premier VIP Large Cap Growth                 $ 645.45     $ 1,254.60     $ 1,888.92     $ 3,591.81
AXA Premier VIP Large Cap Value                  $ 644.40     $ 1,251.48     $ 1,883.78     $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth             $ 665.38     $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Small/Mid Cap Value              $ 665.38     $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Technology                       $ 691.62     $ 1,391.17     $ 2,113.05     $ 4,020.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 540.52     $   939.42     $ 1,363.39     $ 2,543.62
EQ/Alliance Growth and Income                    $ 561.50     $ 1,002.99     $ 1,470.32     $ 2,761.83
EQ/Alliance Intermediate Government Securities   $ 556.26     $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance International                        $ 586.69     $ 1,078.92     $ 1,597.41     $ 3,017.94
EQ/Alliance Large Cap Growth*                    $ 623.41     $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Alliance Quality Bond                         $ 556.26     $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance Small Cap Growth                     $ 582.49     $ 1,066.29     $ 1,576.32     $ 2,975.68
EQ/Bear Stearns Small Company Growth*            $ 647.55     $ 1,260.83     $ 1,899.20     $ 3,611.70
EQ/Bernstein Diversified Value                   $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Boston Advisors Equity Income*                $ 624.46     $ 1,192.09     $ 1,785.62     $ 3,390.60
EQ/Calvert Socially Responsible                  $ 622.36     $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Capital Guardian Growth                       $ 601.38     $ 1,123.03     $ 1,670.95     $ 3,164.48
EQ/Capital Guardian International                $ 630.76     $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Capital Guardian Research                     $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Capital Guardian U.S. Equity                  $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                $ 599.28     $ 1,116.74     $ 1,660.47     $ 3,143.68
EQ/Equity 500 Index                              $ 528.97     $   904.34     $ 1,304.20     $ 2,421.71
EQ/Evergreen Omega                               $ 603.47     $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Mid Cap                                    $ 603.47     $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Small/Mid Cap Value                        $ 609.77     $ 1,148.18     $ 1,712.77     $ 3,247.29
EQ/International Growth                          $ 636.00     $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/J.P. Morgan Core Bond                         $ 576.19     $ 1,047.33     $ 1,544.62     $ 2,911.98
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 318.53     $   973.04     $ 1,651.52     $ 3,458.43
AXA Conservative Allocation                      $ 305.94     $   935.75     $ 1,590.24     $ 3,340.88
AXA Conservative-Plus Allocation                 $ 299.64     $   917.06     $ 1,559.47     $ 3,281.56
AXA Moderate Allocation                          $ 190.52     $   589.42     $ 1,013.39     $ 2,193.62
AXA Moderate-Plus Allocation                     $ 312.24     $   954.41     $ 1,620.92     $ 3,399.83
AXA Premier VIP Aggressive Equity                $ 190.52     $   589.42     $ 1,013.39     $ 2,193.62
AXA Premier VIP Core Bond                        $ 257.67     $   791.90     $ 1,352.33     $ 2,876.65
AXA Premier VIP Health Care                      $ 341.62     $ 1,041.17     $ 1,763.05     $ 3,670.22
AXA Premier VIP High Yield                       $ 227.24     $   700.49     $ 1,199.91     $ 2,572.63
AXA Premier VIP International Equity             $ 336.37     $ 1,025.71     $ 1,737.80     $ 3,622.51
AXA Premier VIP Large Cap Core Equity            $ 301.74     $   923.29     $ 1,569.74     $ 3,301.37
AXA Premier VIP Large Cap Growth                 $ 295.45     $   904.60     $ 1,538.92     $ 3,241.81
AXA Premier VIP Large Cap Value                  $ 294.40     $   901.48     $ 1,533.78     $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth             $ 315.38     $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Small/Mid Cap Value              $ 315.38     $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Technology                       $ 341.62     $ 1,041.17     $ 1,763.05     $ 3,670.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 190.52     $   589.42     $ 1,013.39     $ 2,193.62
EQ/Alliance Growth and Income                    $ 211.50     $   652.99     $ 1,120.32     $ 2,411.83
EQ/Alliance Intermediate Government Securities   $ 206.26     $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance International                        $ 236.69     $   728.92     $ 1,247.41     $ 2,667.94
EQ/Alliance Large Cap Growth*                    $ 273.41     $   838.96     $ 1,430.43     $ 3,030.43
EQ/Alliance Quality Bond                         $ 206.26     $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance Small Cap Growth                     $ 232.49     $   716.29     $ 1,226.32     $ 2,625.68
EQ/Bear Stearns Small Company Growth*            $ 297.55     $   910.83     $ 1,549.20     $ 3,261.70
EQ/Bernstein Diversified Value                   $ 247.18     $   760.44     $ 1,299.99     $ 2,772.83
EQ/Boston Advisors Equity Income*                $ 274.46     $   842.09     $ 1,435.62     $ 3,040.60
EQ/Calvert Socially Responsible                  $ 272.36     $   835.83     $ 1,425.24     $ 3,020.25
EQ/Capital Guardian Growth                       $ 251.38     $   773.03     $ 1,320.95     $ 2,814.48
EQ/Capital Guardian International                $ 280.76     $   860.87     $ 1,466.70     $ 3,101.39
EQ/Capital Guardian Research                     $ 247.18     $   760.44     $ 1,299.99     $ 2,772.83
EQ/Capital Guardian U.S. Equity                  $ 247.18     $   760.44     $ 1,299.99     $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                $ 249.28     $   766.74     $ 1,310.47     $ 2,793.68
EQ/Equity 500 Index                              $ 178.97     $   554.34     $   954.20     $ 2,071.71
EQ/Evergreen Omega                               $ 253.47     $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Mid Cap                                    $ 253.47     $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Small/Mid Cap Value                        $ 259.77     $   798.18     $ 1,362.77     $ 2,897.29
EQ/International Growth                          $ 286.00     $   876.50     $ 1,492.54     $ 3,151.77
EQ/J.P. Morgan Core Bond                         $ 226.19     $   697.33     $ 1,194.62     $ 2,561.98
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 18

----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   862.35   $ 1,407.11     $ 1,911.79     $ 3,119.40
EQ/Janus Large Cap Growth                        $   889.97   $ 1,489.48     $ 2,049.07     $ 3,397.68
EQ/Lazard Small Cap Value                        $   872.21   $ 1,436.58     $ 1,961.01     $ 3,219.70
EQ/Long Term Bond                                $   867.28   $ 1,421.85     $ 1,936.43     $ 3,169.68
EQ/Lord Abbett Growth and Income                 $   876.16   $ 1,448.36     $ 1,980.64     $ 3,259.53
EQ/Lord Abbett Large Cap Core                    $   876.16   $ 1,448.36     $ 1,980.64     $ 3,259.53
EQ/Lord Abbett Mid Cap Value                     $   881.09   $ 1,463.06     $ 2,005.13     $ 3,309.10
EQ/Marsico Focus                                 $   886.02   $ 1,477.74     $ 2,029.56     $ 3,358.41
EQ/Mercury Basic Value Equity                    $   855.44   $ 1,386.44     $ 1,877.21     $ 3,048.58
EQ/Mercury International Value                   $   891.94   $ 1,495.34     $ 2,058.82     $ 3,417.25
EQ/Mergers and Acquisitions                      $ 1,001.42   $ 1,816.94     $ 2,586.45     $ 4,442.78
EQ/MFS Emerging Growth Companies                 $   863.33   $ 1,410.06     $ 1,916.72     $ 3,129.48
EQ/MFS Investors Trust                           $   862.35   $ 1,407.11     $ 1,911.79     $ 3,119.40
EQ/Money Market                                  $   809.09   $ 1,246.87     $ 1,642.29     $ 2,559.83
EQ/Montag & Caldwell Growth*                     $   879.12   $ 1,457.18     $ 1,995.34     $ 3,289.30
EQ/PIMCO Real Return                             $   867.28   $ 1,421.85     $ 1,936.43     $ 3,169.68
EQ/Short Duration Bond                           $   888.98   $ 1,486.55     $ 2,044.20     $ 3,387.87
EQ/Small Company Index                           $   830.78   $ 1,312.37     $ 1,752.84     $ 2,791.51
EQ/Small Company Value*                          $   884.05   $ 1,471.87     $ 2,019.80     $ 3,338.71
EQ/TCW Equity*                                   $   884.05   $ 1,471.87     $ 2,019.80     $ 3,338.71
EQ/UBS Growth and Income*                        $   883.06   $ 1,468.93     $ 2,014.91     $ 3,328.85
EQ/Van Kampen Comstock                           $   876.16   $ 1,448.36     $ 1,980.64     $ 3,259.53
EQ/Van Kampen Emerging Markets Equity*           $   946.19   $ 1,655.65     $ 2,323.45     $ 3,940.09
EQ/Van Kampen Mid Cap Growth                     $   881.09   $ 1,463.06     $ 2,005.13     $ 3,309.10
EQ/Wells Fargo Montgomery Small Cap              $ 1,519.26   $ 3,236.60     $ 4,756.41     $ 7,941.65
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,173.05   $ 2,305.82     $ 3,363.35     $ 5,828.96
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   903.77   $ 1,530.48     $ 2,117.10     $ 3,533.86
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Janus Large Cap Growth                        $   626.56   $ 1,198.36     $ 1,795.99     $ 3,410.91
EQ/Lazard Small Cap Value                        $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
EQ/Long Term Bond                                $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Lord Abbett Growth and Income                 $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Large Cap Core                    $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Mid Cap Value                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Marsico Focus                                 $   622.36   $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Mercury Basic Value Equity                    $   589.83   $ 1,088.38     $ 1,613.21     $ 3,049.52
EQ/Mercury International Value                   $   628.66   $ 1,204.61     $ 1,806.35     $ 3,431.17
EQ/Mergers and Acquisitions                      $   745.13   $ 1,547.87     $ 2,367.53     $ 4,493.09
EQ/MFS Emerging Growth Companies                 $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/MFS Investors Trust                           $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Money Market                                  $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Montag & Caldwell Growth*                     $   615.02   $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/PIMCO Real Return                             $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Short Duration Bond                           $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Small Company Index                           $   563.60   $ 1,009.33     $ 1,480.96     $ 2,783.41
EQ/Small Company Value*                          $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/TCW Equity*                                   $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/UBS Growth and Income*                        $   619.21   $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/Van Kampen Comstock                           $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*           $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
EQ/Van Kampen Mid Cap Growth                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap              $ 1,296.02   $ 3,063.36     $ 4,676.56     $ 8,120.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   927.71   $ 2,069.70     $ 3,194.01     $ 5,929.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   641.25   $ 1,242.12     $ 1,868.33     $ 3,551.89
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Janus Large Cap Growth                        $   276.56   $   848.36     $ 1,445.99     $ 3,060.91
EQ/Lazard Small Cap Value                        $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
EQ/Long Term Bond                                $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Lord Abbett Growth and Income                 $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Large Cap Core                    $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Mid Cap Value                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Marsico Focus                                 $   272.36   $   835.83     $ 1,425.24     $ 3,020.25
EQ/Mercury Basic Value Equity                    $   239.83   $   738.38     $ 1,263.21     $ 2,699.52
EQ/Mercury International Value                   $   278.66   $   854.61     $ 1,456.35     $ 3,081.17
EQ/Mergers and Acquisitions                      $   395.13   $ 1,197.87     $ 2,017.53     $ 4,143.09
EQ/MFS Emerging Growth Companies                 $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/MFS Investors Trust                           $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Money Market                                  $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Montag & Caldwell Growth*                     $   265.02   $   813.88     $ 1,388.84     $ 2,948.71
EQ/PIMCO Real Return                             $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Short Duration Bond                           $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Small Company Index                           $   213.60   $   659.33     $ 1,130.96     $ 2,433.41
EQ/Small Company Value*                          $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/TCW Equity*                                   $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/UBS Growth and Income*                        $   269.21   $   826.43     $ 1,409.65     $ 2,989.65
EQ/Van Kampen Comstock                           $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*           $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
EQ/Van Kampen Mid Cap Growth                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap              $   946.02   $ 2,713.36     $ 4,326.56     $ 7,770.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   577.71   $ 1,719.70     $ 2,844.01     $ 5,579.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   291.25   $   892.12     $ 1,518.33     $ 3,201.89
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.
(1) These expenses also apply to a QP IRA with the number 119331 in the lower left corner of the first page of your contract, or those QP IRA contracts issued in Oregon.


19 Fee table

EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS (CONT'D) --

FOR QP IRA(2) CONTRACTS (WHERE FREE WITHDRAWAL AMOUNT APPLIES IN THE FIRST CONTRACT YEAR):



----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   868.33   $ 1,542.98     $ 2,242.33     $ 3,781.63
AXA Conservative Allocation                      $   856.42   $ 1,507.80     $ 2,184.70     $ 3,668.09
AXA Conservative-Plus Allocation                 $   850.46   $ 1,490.18     $ 2,155.78     $ 3,610.80
AXA Moderate Allocation                          $   747.23   $ 1,181.12     $ 1,642.29     $ 2,559.83
AXA Moderate-Plus Allocation                     $   862.38   $ 1,525.40     $ 2,213.55     $ 3,725.04
AXA Premier VIP Aggressive Equity                $   747.23   $ 1,181.12     $ 1,642.29     $ 2,559.83
AXA Premier VIP Core Bond                        $   810.76   $ 1,372.12     $ 1,961.01     $ 3,219.70
AXA Premier VIP Health Care                      $   890.17   $ 1,607.23     $ 2,347.19     $ 3,986.16
AXA Premier VIP High Yield                       $   781.97   $ 1,285.89     $ 1,817.68     $ 2,926.00
AXA Premier VIP International Equity             $   885.21   $ 1,592.66     $ 2,323.45     $ 3,940.09
AXA Premier VIP Large Cap Core Equity            $   852.45   $ 1,496.05     $ 2,165.43     $ 3,629.94
AXA Premier VIP Large Cap Growth                 $   846.49   $ 1,478.42     $ 2,136.45     $ 3,572.41
AXA Premier VIP Large Cap Value                  $   845.50   $ 1,475.47     $ 2,131.62     $ 3,562.78
AXA Premier VIP Small/Mid Cap Growth             $   865.35   $ 1,534.19     $ 2,227.95     $ 3,753.38
AXA Premier VIP Small/Mid Cap Value              $   865.35   $ 1,534.19     $ 2,227.95     $ 3,753.38
AXA Premier VIP Technology                       $   890.17   $ 1,607.23     $ 2,347.19     $ 3,986.16
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   747.23   $ 1,181.12     $ 1,642.29     $ 2,559.83
EQ/Alliance Growth and Income                    $   767.08   $ 1,241.09     $ 1,742.84     $ 2,770.66
EQ/Alliance Intermediate Government Securities   $   762.12   $ 1,226.12     $ 1,717.78     $ 2,718.35
EQ/Alliance International                        $   790.90   $ 1,312.71     $ 1,862.35     $ 3,018.08
EQ/Alliance Large Cap Growth*                    $   825.65   $ 1,416.51     $ 2,034.44     $ 3,368.24
EQ/Alliance Quality Bond                         $   762.12   $ 1,226.12     $ 1,717.78     $ 2,718.35
EQ/Alliance Small Cap Growth                     $   786.93   $ 1,300.80     $ 1,842.52     $ 2,977.26
EQ/Bear Stearns Small Company Growth*            $   848.48   $ 1,484.30     $ 2,146.12     $ 3,591.62
EQ/Bernstein Diversified Value                   $   800.83   $ 1,342.44     $ 1,911.79     $ 3,119.40
EQ/Boston Advisors Equity Income*                $   826.64   $ 1,419.46     $ 2,039.32     $ 3,378.06
EQ/Calvert Socially Responsible                  $   824.65   $ 1,413.55     $ 2,029.56     $ 3,358.41
EQ/Capital Guardian Growth                       $   804.80   $ 1,354.32     $ 1,931.50     $ 3,159.64
EQ/Capital Guardian International                $   832.60   $ 1,437.17     $ 2,068.55     $ 3,436.78
EQ/Capital Guardian Research                     $   800.83   $ 1,342.44     $ 1,911.79     $ 3,119.40
EQ/Capital Guardian U.S. Equity                  $   800.83   $ 1,342.44     $ 1,911.79     $ 3,119.40
EQ/Caywood-Scholl High Yield Bond                $   802.82   $ 1,348.38     $ 1,921.65     $ 3,139.54
EQ/Equity 500 Index                              $   736.31   $ 1,148.04     $ 1,586.62     $ 2,442.04
EQ/Evergreen Omega                               $   806.79   $ 1,360.25     $ 1,941.35     $ 3,179.70
EQ/FI Mid Cap                                    $   806.79   $ 1,360.25     $ 1,941.35     $ 3,179.70
EQ/FI Small/Mid Cap Value                        $   812.74   $ 1,378.04     $ 1,970.83     $ 3,239.64
EQ/International Growth                          $   837.56   $ 1,451.92     $ 2,092.85     $ 3,485.44
EQ/J.P. Morgan Core Bond                         $   780.98   $ 1,282.91     $ 1,812.70     $ 2,915.72
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   668.53   $ 1,323.04     $ 2,001.52     $ 3,808.43
AXA Conservative Allocation                      $   655.94   $ 1,285.75     $ 1,940.24     $ 3,690.88
AXA Conservative-Plus Allocation                 $   649.64   $ 1,267.06     $ 1,909.47     $ 3,631.56
AXA Moderate Allocation                          $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
AXA Moderate-Plus Allocation                     $   662.24   $ 1,304.41     $ 1,970.92     $ 3,749.83
AXA Premier VIP Aggressive Equity                $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
AXA Premier VIP Core Bond                        $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
AXA Premier VIP Health Care                      $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
AXA Premier VIP High Yield                       $   577.24   $ 1,050.49     $ 1,549.91     $ 2,922.63
AXA Premier VIP International Equity             $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
AXA Premier VIP Large Cap Core Equity            $   651.74   $ 1,273.29     $ 1,919.74     $ 3,651.37
AXA Premier VIP Large Cap Growth                 $   645.45   $ 1,254.60     $ 1,888.92     $ 3,591.81
AXA Premier VIP Large Cap Value                  $   644.40   $ 1,251.48     $ 1,883.78     $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth             $   665.38   $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Small/Mid Cap Value              $   665.38   $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Technology                       $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Alliance Growth and Income                    $   561.50   $ 1,002.99     $ 1,470.32     $ 2,761.83
EQ/Alliance Intermediate Government Securities   $   556.26   $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance International                        $   586.69   $ 1,078.92     $ 1,597.41     $ 3,017.94
EQ/Alliance Large Cap Growth*                    $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Alliance Quality Bond                         $   556.26   $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance Small Cap Growth                     $   582.49   $ 1,066.29     $ 1,576.32     $ 2,975.68
EQ/Bear Stearns Small Company Growth*            $   647.55   $ 1,260.83     $ 1,899.20     $ 3,611.70
EQ/Bernstein Diversified Value                   $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Boston Advisors Equity Income*                $   624.46   $ 1,192.09     $ 1,785.62     $ 3,390.60
EQ/Calvert Socially Responsible                  $   622.36   $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Capital Guardian Growth                       $   601.38   $ 1,123.03     $ 1,670.95     $ 3,164.48
EQ/Capital Guardian International                $   630.76   $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Capital Guardian Research                     $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Capital Guardian U.S. Equity                  $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                $   599.28   $ 1,116.74     $ 1,660.47     $ 3,143.68
EQ/Equity 500 Index                              $   528.97   $   904.34     $ 1,304.20     $ 2,421.71
EQ/Evergreen Omega                               $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Mid Cap                                    $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Small/Mid Cap Value                        $   609.77   $ 1,148.18     $ 1,712.77     $ 3,247.29
EQ/International Growth                          $   636.00   $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/J.P. Morgan Core Bond                         $   576.19   $ 1,047.33     $ 1,544.62     $ 2,911.98
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   318.53   $   973.04     $ 1,651.52     $ 3,458.43
AXA Conservative Allocation                      $   305.94   $   935.75     $ 1,590.24     $ 3,340.88
AXA Conservative-Plus Allocation                 $   299.64   $   917.06     $ 1,559.47     $ 3,281.56
AXA Moderate Allocation                          $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
AXA Moderate-Plus Allocation                     $   312.24   $   954.41     $ 1,620.92     $ 3,399.83
AXA Premier VIP Aggressive Equity                $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
AXA Premier VIP Core Bond                        $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
AXA Premier VIP Health Care                      $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
AXA Premier VIP High Yield                       $   227.24   $   700.49     $ 1,199.91     $ 2,572.63
AXA Premier VIP International Equity             $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
AXA Premier VIP Large Cap Core Equity            $   301.74   $   923.29     $ 1,569.74     $ 3,301.37
AXA Premier VIP Large Cap Growth                 $   295.45   $   904.60     $ 1,538.92     $ 3,241.81
AXA Premier VIP Large Cap Value                  $   294.40   $   901.48     $ 1,533.78     $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth             $   315.38   $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Small/Mid Cap Value              $   315.38   $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Technology                       $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Alliance Growth and Income                    $   211.50   $   652.99     $ 1,120.32     $ 2,411.83
EQ/Alliance Intermediate Government Securitie  s $   206.26   $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance International                        $   236.69   $   728.92     $ 1,247.41     $ 2,667.94
EQ/Alliance Large Cap Growth*                    $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Alliance Quality Bond                         $   206.26   $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance Small Cap Growth                     $   232.49   $   716.29     $ 1,226.32     $ 2,625.68
EQ/Bear Stearns Small Company Growth*            $   297.55   $   910.83     $ 1,549.20     $ 3,261.70
EQ/Bernstein Diversified Value                   $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Boston Advisors Equity Income*                $   274.46   $   842.09     $ 1,435.62     $ 3,040.60
EQ/Calvert Socially Responsible                  $   272.36   $   835.83     $ 1,425.24     $ 3,020.25
EQ/Capital Guardian Growth                       $   251.38   $   773.03     $ 1,320.95     $ 2,814.48
EQ/Capital Guardian International                $   280.76   $   860.87     $ 1,466.70     $ 3,101.39
EQ/Capital Guardian Research                     $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Capital Guardian U.S. Equity                  $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                $   249.28   $   766.74     $ 1,310.47     $ 2,793.68
EQ/Equity 500 Index                              $   178.97   $   554.34     $   954.20     $ 2,071.71
EQ/Evergreen Omega                               $   253.47   $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Mid Cap                                    $   253.47   $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Small/Mid Cap Value                        $   259.77   $   798.18     $ 1,362.77     $ 2,897.29
EQ/International Growth                          $   286.00   $   876.50     $ 1,492.54     $ 3,151.77
EQ/J.P. Morgan Core Bond                         $   226.19   $   697.33     $ 1,194.62     $ 2,561.98
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 20

----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   800.83   $ 1,342.44     $ 1,911.79     $ 3,119.40
EQ/Janus Large Cap Growth                        $   828.63   $ 1,425.37     $ 2,049.07     $ 3,397.68
EQ/Lazard Small Cap Value                        $   810.76   $ 1,372.12     $ 1,961.01     $ 3,219.70
EQ/Long Term Bond                                $   805.79   $ 1,357.29     $ 1,936.43     $ 3,169.68
EQ/Lord Abbett Growth and Income                 $   814.73   $ 1,383.97     $ 1,980.64     $ 3,259.53
EQ/Lord Abbett Large Cap Core                    $   814.73   $ 1,383.97     $ 1,980.64     $ 3,259.53
EQ/Lord Abbett Mid Cap Value                     $   819.69   $ 1,398.77     $ 2,005.13     $ 3,309.10
EQ/Marsico Focus                                 $   824.65   $ 1,413.55     $ 2,029.56     $ 3,358.41
EQ/Mercury Basic Value Equity                    $   793.88   $ 1,321.64     $ 1,877.21     $ 3,048.58
EQ/Mercury International Value                   $   830.61   $ 1,431.27     $ 2,058.82     $ 3,417.25
EQ/Mergers and Acquisitions                      $   940.79   $ 1,755.04     $ 2,586.45     $ 4,442.78
EQ/MFS Emerging Growth Companies                 $   801.82   $ 1,345.41     $ 1,916.72     $ 3,129.48
EQ/MFS Investors Trust                           $   800.83   $ 1,342.44     $ 1,911.79     $ 3,119.40
EQ/Money Market                                  $   747.23   $ 1,181.12     $ 1,642.29     $ 2,559.83
EQ/Montag & Caldwell Growth*                     $   817.71   $ 1,392.85     $ 1,995.34     $ 3,289.30
EQ/PIMCO Real Return                             $   805.79   $ 1,357.29     $ 1,936.43     $ 3,169.68
EQ/Short Duration Bond                           $   827.63   $ 1,422.41     $ 2,044.20     $ 3,387.87
EQ/Small Company Index                           $   769.07   $ 1,247.07     $ 1,752.84     $ 2,791.51
EQ/Small Company Value*                          $   822.67   $ 1,407.64     $ 2,019.80     $ 3,338.71
EQ/TCW Equity*                                   $   822.67   $ 1,407.64     $ 2,019.80     $ 3,338.71
EQ/UBS Growth and Income*                        $   821.68   $ 1,404.68     $ 2,014.91     $ 3,328.85
EQ/Van Kampen Comstock                           $   814.73   $ 1,383.97     $ 1,980.64     $ 3,259.53
EQ/Van Kampen Emerging Markets Equity*           $   885.21   $ 1,592.66     $ 2,323.45     $ 3,940.09
EQ/Van Kampen Mid Cap Growth                     $   819.69   $ 1,398.77     $ 2,005.13     $ 3,309.10
EQ/Wells Fargo Montgomery Small Cap              $ 1,461.94   $ 3,184.28     $ 4,756.41     $ 7,941.65
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,113.52   $ 2,247.21     $ 3,363.35     $ 5,828.96
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   842.52   $ 1,466.64     $ 2,117.10     $ 3,533.86
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Janus Large Cap Growth                        $   626.56   $ 1,198.36     $ 1,795.99     $ 3,410.91
EQ/Lazard Small Cap Value                        $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
EQ/Long Term Bond                                $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Lord Abbett Growth and Income                 $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Large Cap Core                    $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Mid Cap Value                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Marsico Focus                                 $   622.36   $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Mercury Basic Value Equity                    $   589.83   $ 1,088.38     $ 1,613.21     $ 3,049.52
EQ/Mercury International Value                   $   628.66   $ 1,204.61     $ 1,806.35     $ 3,431.17
EQ/Mergers and Acquisitions                      $   745.13   $ 1,547.87     $ 2,367.53     $ 4,493.09
EQ/MFS Emerging Growth Companies                 $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/MFS Investors Trust                           $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Money Market                                  $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Montag & Caldwell Growth*                     $   615.02   $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/PIMCO Real Return                             $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Short Duration Bond                           $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Small Company Index                           $   563.60   $ 1,009.33     $ 1,480.96     $ 2,783.41
EQ/Small Company Value*                          $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/TCW Equity*                                   $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/UBS Growth and Income*                        $   619.21   $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/Van Kampen Comstock                           $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*           $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
EQ/Van Kampen Mid Cap Growth                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap              $ 1,296.02   $ 3,063.36     $ 4,676.56     $ 8,120.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   927.71   $ 2,069.70     $ 3,194.01     $ 5,929.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   641.25   $ 1,242.12     $ 1,868.33     $ 3,551.89
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Janus Large Cap Growth                        $   276.56   $   848.36     $ 1,445.99     $ 3,060.91
EQ/Lazard Small Cap Value                        $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
EQ/Long Term Bond                                $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Lord Abbett Growth and Income                 $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Large Cap Core                    $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Mid Cap Value                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Marsico Focus                                 $   272.36   $   835.83     $ 1,425.24     $ 3,020.25
EQ/Mercury Basic Value Equity                    $   239.83   $   738.38     $ 1,263.21     $ 2,699.52
EQ/Mercury International Value                   $   278.66   $   854.61     $ 1,456.35     $ 3,081.17
EQ/Mergers and Acquisitions                      $   395.13   $ 1,197.87     $ 2,017.53     $ 4,143.09
EQ/MFS Emerging Growth Companies                 $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/MFS Investors Trust                           $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Money Market                                  $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Montag & Caldwell Growth*                     $   265.02   $   813.88     $ 1,388.84     $ 2,948.71
EQ/PIMCO Real Return                             $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Short Duration Bond                           $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Small Company Index                           $   213.60   $   659.33     $ 1,130.96     $ 2,433.41
EQ/Small Company Value*                          $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/TCW Equity*                                   $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/UBS Growth and Income*                        $   269.21   $   826.43     $ 1,409.65     $ 2,989.65
EQ/Van Kampen Comstock                           $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*           $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
EQ/Van Kampen Mid Cap Growth                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap              $   946.02   $ 2,713.36     $ 4,326.56     $ 7,770.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   577.71   $ 1,719.70     $ 2,844.01     $ 5,579.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   291.25   $   892.12     $ 1,518.33     $ 3,201.89
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.

(2) These expenses apply only to a QP IRA with the number 92 QPI in the lower left corner of the first page of your contract.


21 Fee table

EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS (CONT'D) --
FOR NQ CONTRACTS:



----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   868.33   $ 1,542.98     $ 2,242.33     $ 3,458.43
AXA Conservative Allocation                      $   856.42   $ 1,507.80     $ 2,184.70     $ 3,340.88
AXA Conservative-Plus Allocation                 $   850.46   $ 1,490.18     $ 2,155.78     $ 3,281.56
AXA Moderate Allocation                          $   747.23   $ 1,181.12     $ 1,613.39     $ 2,193.62
AXA Moderate-Plus Allocation                     $   862.38   $ 1,525.40     $ 2,213.55     $ 3,399.83
AXA Premier VIP Aggressive Equity                $   747.23   $ 1,181.12     $ 1,613.39     $ 2,193.62
AXA Premier VIP Core Bond                        $   810.76   $ 1,372.12     $ 1,952.33     $ 2,876.65
AXA Premier VIP Health Care                      $   890.17   $ 1,607.23     $ 2,347.19     $ 3,670.22
AXA Premier VIP High Yield                       $   781.97   $ 1,285.89     $ 1,799.91     $ 2,572.63
AXA Premier VIP International Equity             $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
AXA Premier VIP Large Cap Core Equity            $   852.45   $ 1,496.05     $ 2,165.43     $ 3,301.37
AXA Premier VIP Large Cap Growth                 $   846.49   $ 1,478.42     $ 2,136.45     $ 3,241.81
AXA Premier VIP Large Cap Value                  $   845.50   $ 1,475.47     $ 2,131.62     $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth             $   865.35   $ 1,534.19     $ 2,227.95     $ 3,429.18
AXA Premier VIP Small/Mid Cap Value              $   865.35   $ 1,534.19     $ 2,227.95     $ 3,429.18
AXA Premier VIP Technology                       $   890.17   $ 1,607.23     $ 2,347.19     $ 3,670.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   747.23   $ 1,181.12     $ 1,613.39     $ 2,193.62
EQ/Alliance Growth and Income                    $   767.08   $ 1,241.09     $ 1,720.32     $ 2,411.83
EQ/Alliance Intermediate Government Securities   $   762.12   $ 1,226.12     $ 1,693.67     $ 2,357.69
EQ/Alliance International                        $   790.90   $ 1,312.71     $ 1,847.41     $ 2,667.94
EQ/Alliance Large Cap Growth*                    $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Alliance Quality Bond                         $   762.12   $ 1,226.12     $ 1,693.67     $ 2,357.69
EQ/Alliance Small Cap Growth                     $   786.93   $ 1,300.80     $ 1,826.32     $ 2,625.68
EQ/Bear Stearns Small Company Growth*            $   848.48   $ 1,484.30     $ 2,146.12     $ 3,261.70
EQ/Bernstein Diversified Value                   $   800.83   $ 1,342.44     $ 1,899.99     $ 2,772.83
EQ/Boston Advisors Equity Income*                $   826.64   $ 1,419.46     $ 2,035.62     $ 3,040.60
EQ/Calvert Socially Responsible                  $   824.65   $ 1,413.55     $ 2,025.24     $ 3,020.25
EQ/Capital Guardian Growth                       $   804.80   $ 1,354.32     $ 1,920.95     $ 2,814.48
EQ/Capital Guardian International                $   832.60   $ 1,437.17     $ 2,066.70     $ 3,101.39
EQ/Capital Guardian Research                     $   800.83   $ 1,342.44     $ 1,899.99     $ 2,772.83
EQ/Capital Guardian U.S. Equity                  $   800.83   $ 1,342.44     $ 1,899.99     $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                $   802.82   $ 1,348.38     $ 1,910.47     $ 2,793.68
EQ/Equity 500 Index                              $   736.31   $ 1,148.04     $ 1,554.20     $ 2,071.71
EQ/Evergreen Omega                               $   806.79   $ 1,360.25     $ 1,931.42     $ 2,835.25
EQ/FI Mid Cap                                    $   806.79   $ 1,360.25     $ 1,931.42     $ 2,835.25
EQ/FI Small/Mid Cap Value                        $   812.74   $ 1,378.04     $ 1,962.77     $ 2,897.29
EQ/International Growth                          $   837.56   $ 1,451.92     $ 2,092.54     $ 3,151.77
EQ/J.P. Morgan Core Bond                         $   780.98   $ 1,282.91     $ 1,794.62     $ 2,561.98
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   668.53   $ 1,323.04     $ 2,001.52     $ 3,808.43
AXA Conservative Allocation                      $   655.94   $ 1,285.75     $ 1,940.24     $ 3,690.88
AXA Conservative-Plus Allocation                 $   649.64   $ 1,267.06     $ 1,909.47     $ 3,631.56
AXA Moderate Allocation                          $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
AXA Moderate-Plus Allocation                     $   662.24   $ 1,304.41     $ 1,970.92     $ 3,749.83
AXA Premier VIP Aggressive Equity                $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
AXA Premier VIP Core Bond                        $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
AXA Premier VIP Health Care                      $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
AXA Premier VIP High Yield                       $   577.24   $ 1,050.49     $ 1,549.91     $ 2,922.63
AXA Premier VIP International Equity             $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
AXA Premier VIP Large Cap Core Equity            $   651.74   $ 1,273.29     $ 1,919.74     $ 3,651.37
AXA Premier VIP Large Cap Growth                 $   645.45   $ 1,254.60     $ 1,888.92     $ 3,591.81
AXA Premier VIP Large Cap Value                  $   644.40   $ 1,251.48     $ 1,883.78     $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth             $   665.38   $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Small/Mid Cap Value              $   665.38   $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Premier VIP Technology                       $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Alliance Growth and Income                    $   561.50   $ 1,002.99     $ 1,470.32     $ 2,761.83
EQ/Alliance Intermediate Government Securities   $   556.26   $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance International                        $   586.69   $ 1,078.92     $ 1,597.41     $ 3,017.94
EQ/Alliance Large Cap Growth*                    $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Alliance Quality Bond                         $   556.26   $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance Small Cap Growth                     $   582.49   $ 1,066.29     $ 1,576.32     $ 2,975.68
EQ/Bear Stearns Small Company Growth*            $   647.55   $ 1,260.83     $ 1,899.20     $ 3,611.70
EQ/Bernstein Diversified Value                   $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Boston Advisors Equity Income*                $   624.46   $ 1,192.09     $ 1,785.62     $ 3,390.60
EQ/Calvert Socially Responsible                  $   622.36   $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Capital Guardian Growth                       $   601.38   $ 1,123.03     $ 1,670.95     $ 3,164.48
EQ/Capital Guardian International                $   630.76   $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Capital Guardian Research                     $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Capital Guardian U.S. Equity                  $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                $   599.28   $ 1,116.74     $ 1,660.47     $ 3,143.68
EQ/Equity 500 Index                              $   528.97   $   904.34     $ 1,304.20     $ 2,421.71
EQ/Evergreen Omega                               $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Mid Cap                                    $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Small/Mid Cap Value                        $   609.77   $ 1,148.18     $ 1,712.77     $ 3,247.29
EQ/International Growth                          $   636.00   $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/J.P. Morgan Core Bond                         $   576.19   $ 1,047.33     $ 1,544.62     $ 2,911.98
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   318.53   $   973.04     $ 1,651.52     $ 3,458.43
AXA Conservative Allocation                      $   305.94   $   935.75     $ 1,590.24     $ 3,340.88
AXA Conservative-Plus Allocation                 $   299.64   $   917.06     $ 1,559.47     $ 3,281.56
AXA Moderate Allocation                          $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
AXA Moderate-Plus Allocation                     $   312.24   $   954.41     $ 1,620.92     $ 3,399.83
AXA Premier VIP Aggressive Equity                $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
AXA Premier VIP Core Bond                        $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
AXA Premier VIP Health Care                      $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
AXA Premier VIP High Yield                       $   227.24   $   700.49     $ 1,199.91     $ 2,572.63
AXA Premier VIP International Equity             $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
AXA Premier VIP Large Cap Core Equity            $   301.74   $   923.29     $ 1,569.74     $ 3,301.37
AXA Premier VIP Large Cap Growth                 $   295.45   $   904.60     $ 1,538.92     $ 3,241.81
AXA Premier VIP Large Cap Value                  $   294.40   $   901.48     $ 1,533.78     $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth             $   315.38   $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Small/Mid Cap Value              $   315.38   $   963.73     $ 1,636.23     $ 3,429.18
AXA Premier VIP Technology                       $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Alliance Growth and Income                    $   211.50   $   652.99     $ 1,120.32     $ 2,411.83
EQ/Alliance Intermediate Government Securities   $   206.26   $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance International                        $   236.69   $   728.92     $ 1,247.41     $ 2,667.94
EQ/Alliance Large Cap Growth*                    $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Alliance Quality Bond                         $   206.26   $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance Small Cap Growth                     $   232.49   $   716.29     $ 1,226.32     $ 2,625.68
EQ/Bear Stearns Small Company Growth*            $   297.55   $   910.83     $ 1,549.20     $ 3,261.70
EQ/Bernstein Diversified Value                   $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Boston Advisors Equity Income*                $   274.46   $   842.09     $ 1,435.62     $ 3,040.60
EQ/Calvert Socially Responsible                  $   272.36   $   835.83     $ 1,425.24     $ 3,020.25
EQ/Capital Guardian Growth                       $   251.38   $   773.03     $ 1,320.95     $ 2,814.48
EQ/Capital Guardian International                $   280.76   $   860.87     $ 1,466.70     $ 3,101.39
EQ/Capital Guardian Research                     $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Capital Guardian U.S. Equity                  $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                $   249.28   $   766.74     $ 1,310.47     $ 2,793.68
EQ/Equity 500 Index                              $   178.97   $   554.34     $   954.20     $ 2,071.71
EQ/Evergreen Omega                               $   253.47   $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Mid Cap                                    $   253.47   $   779.32     $ 1,331.42     $ 2,835.25
EQ/FI Small/Mid Cap Value                        $   259.77   $   798.18     $ 1,362.77     $ 2,897.29
EQ/International Growth                          $   286.00   $   876.50     $ 1,492.54     $ 3,151.77
EQ/J.P. Morgan Core Bond                         $   226.19   $   697.33     $ 1,194.62     $ 2,561.98
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 22

----------------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   800.83   $ 1,342.44     $ 1,899.99     $ 2,772.83
EQ/Janus Large Cap Growth                        $   828.63   $ 1,425.37     $ 2,045.99     $ 3,060.91
EQ/Lazard Small Cap Value                        $   810.76   $ 1,372.12     $ 1,952.33     $ 2,876.65
EQ/Long Term Bond                                $   805.79   $ 1,357.29     $ 1,926.19     $ 2,824.87
EQ/Lord Abbett Growth and Income                 $   814.73   $ 1,383.97     $ 1,973.21     $ 2,917.89
EQ/Lord Abbett Large Cap Core                    $   814.73   $ 1,383.97     $ 1,973.21     $ 2,917.89
EQ/Lord Abbett Mid Cap Value                     $   819.69   $ 1,398.77     $ 1,999.25     $ 2,969.20
EQ/Marsico Focus                                 $   824.65   $ 1,413.55     $ 2,025.24     $ 3,020.25
EQ/Mercury Basic Value Equity                    $   793.88   $ 1,321.64     $ 1,863.21     $ 2,699.52
EQ/Mercury International Value                   $   830.61   $ 1,431.27     $ 2,056.35     $ 3,081.17
EQ/Mergers and Acquisitions                      $   940.79   $ 1,755.04     $ 2,586.45     $ 4,143.09
EQ/MFS Emerging Growth Companies                 $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/MFS Investors Trust                           $   800.83   $ 1,342.44     $ 1,899.99     $ 2,772.83
EQ/Money Market                                  $   747.23   $ 1,181.12     $ 1,613.39     $ 2,193.62
EQ/Montag & Caldwell Growth*                     $   817.71   $ 1,392.85     $ 1,988.84     $ 2,948.71
EQ/PIMCO Real Return                             $   805.79   $ 1,357.29     $ 1,926.19     $ 2,824.87
EQ/Short Duration Bond                           $   827.63   $ 1,422.41     $ 2,040.80     $ 3,050.76
EQ/Small Company Index                           $   769.07   $ 1,247.07     $ 1,730.96     $ 2,433.41
EQ/Small Company Value*                          $   822.67   $ 1,407.64     $ 2,014.85     $ 2,999.86
EQ/TCW Equity*                                   $   822.67   $ 1,407.64     $ 2,014.85     $ 2,999.86
EQ/UBS Growth and Income*                        $   821.68   $ 1,404.68     $ 2,009.65     $ 2,989.65
EQ/Van Kampen Comstock                           $   814.73   $ 1,383.97     $ 1,973.21     $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*           $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
EQ/Van Kampen Mid Cap Growth                     $   819.69   $ 1,398.77     $ 1,999.25     $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap              $ 1,461.94   $ 3,184.28     $ 4,756.41     $ 7,770.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,113.52   $ 2,247.21     $ 3,363.35     $ 5,579.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate--Class II                       $   842.52   $ 1,466.64     $ 2,117.10     $ 3,201.89
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Janus Large Cap Growth                        $   626.56   $ 1,198.36     $ 1,795.99     $ 3,410.91
EQ/Lazard Small Cap Value                        $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
EQ/Long Term Bond                                $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Lord Abbett Growth and Income                 $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Large Cap Core                    $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Lord Abbett Mid Cap Value                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Marsico Focus                                 $   622.36   $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Mercury Basic Value Equity                    $   589.83   $ 1,088.38     $ 1,613.21     $ 3,049.52
EQ/Mercury International Value                   $   628.66   $ 1,204.61     $ 1,806.35     $ 3,431.17
EQ/Mergers and Acquisitions                      $   745.13   $ 1,547.87     $ 2,367.53     $ 4,493.09
EQ/MFS Emerging Growth Companies                 $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/MFS Investors Trust                           $   597.18   $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Money Market                                  $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Montag & Caldwell Growth*                     $   615.02   $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/PIMCO Real Return                             $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Short Duration Bond                           $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Small Company Index                           $   563.60   $ 1,009.33     $ 1,480.96     $ 2,783.41
EQ/Small Company Value*                          $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/TCW Equity*                                   $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/UBS Growth and Income*                        $   619.21   $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/Van Kampen Comstock                           $   611.87   $ 1,154.46     $ 1,723.21     $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*           $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
EQ/Van Kampen Mid Cap Growth                     $   617.12   $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap              $ 1,296.02   $ 3,063.36     $ 4,676.56     $ 8,120.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   927.71   $ 2,069.70     $ 3,194.01     $ 5,929.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate--Class II                       $   641.25   $ 1,242.12     $ 1,868.33     $ 3,551.89
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Janus Large Cap Growth                        $   276.56   $   848.36     $ 1,445.99     $ 3,060.91
EQ/Lazard Small Cap Value                        $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
EQ/Long Term Bond                                $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Lord Abbett Growth and Income                 $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Large Cap Core                    $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Lord Abbett Mid Cap Value                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Marsico Focus                                 $   272.36   $   835.83     $ 1,425.24     $ 3,020.25
EQ/Mercury Basic Value Equity                    $   239.83   $   738.38     $ 1,263.21     $ 2,699.52
EQ/Mercury International Value                   $   278.66   $   854.61     $ 1,456.35     $ 3,081.17
EQ/Mergers and Acquisitions                      $   395.13   $ 1,197.87     $ 2,017.53     $ 4,143.09
EQ/MFS Emerging Growth Companies                 $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/MFS Investors Trust                           $   247.18   $   760.44     $ 1,299.99     $ 2,772.83
EQ/Money Market                                  $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Montag & Caldwell Growth*                     $   265.02   $   813.88     $ 1,388.84     $ 2,948.71
EQ/PIMCO Real Return                             $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Short Duration Bond                           $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Small Company Index                           $   213.60   $   659.33     $ 1,130.96     $ 2,433.41
EQ/Small Company Value*                          $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/TCW Equity*                                   $   270.26   $   829.56     $ 1,414.85     $ 2,999.86
EQ/UBS Growth and Income*                        $   269.21   $   826.43     $ 1,409.65     $ 2,989.65
EQ/Van Kampen Comstock                           $   261.87   $   804.46     $ 1,373.21     $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*           $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
EQ/Van Kampen Mid Cap Growth                     $   267.12   $   820.15     $ 1,399.25     $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap              $   946.02   $ 2,713.36     $ 4,326.56     $ 7,770.57
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   577.71   $ 1,719.70     $ 2,844.01     $ 5,579.22
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate--Class II                       $   291.25   $   892.12     $ 1,518.33     $ 3,201.89
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


23 Fee table

EQUI-VEST(R) SERIES 300 CONTRACTS



----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   869.32   $ 1,545.90     $ 2,247.12     $ 3,468.16
AXA Conservative Allocation                      $   857.41   $ 1,510.73     $ 2,189.52     $ 3,350.73
AXA Conservative-Plus Allocation                 $   851.46   $ 1,493.12     $ 2,160.61     $ 3,291.47
AXA Moderate Allocation                          $   815.72   $ 1,386.93     $ 1,978.42     $ 2,928.17
AXA Moderate-Plus Allocation                     $   863.37   $ 1,528.33     $ 2,218.36     $ 3,409.63
AXA Premier VIP Aggressive Equity                $   786.93   $ 1,300.80     $ 1,826.32     $ 2,625.68
AXA Premier VIP Core Bond                        $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
AXA Premier VIP Health Care                      $   891.16   $ 1,610.15     $ 2,351.94     $ 3,679.73
AXA Premier VIP High Yield                       $   782.96   $ 1,288.87     $ 1,805.19     $ 2,583.26
AXA Premier VIP International Equity             $   886.20   $ 1,595.57     $ 2,328.20     $ 3,632.07
AXA Premier VIP Large Cap Core Equity            $   853.44   $ 1,498.99     $ 2,170.25     $ 3,311.26
AXA Premier VIP Large Cap Growth                 $   847.49   $ 1,481.36     $ 2,141.29     $ 3,251.76
AXA Premier VIP Large Cap Value                  $   846.49   $ 1,478.42     $ 2,136.45     $ 3,241.81
AXA Premier VIP Small/Mid Cap Growth             $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
AXA Premier VIP Small/Mid Cap Value              $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
AXA Premier VIP Technology                       $   891.16   $ 1,610.15     $ 2,351.94     $ 3,679.73
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   759.14   $ 1,217.13     $ 1,677.66     $ 2,325.07
EQ/Alliance Growth and Income                    $   768.07   $ 1,244.08     $ 1,725.64     $ 2,422.63
EQ/Alliance Intermediate Government Securities   $   763.11   $ 1,229.11     $ 1,699.00     $ 2,368.54
EQ/Alliance International                        $   791.90   $ 1,315.68     $ 1,852.68     $ 2,678.48
EQ/Alliance Large Cap Growth*                    $   826.64   $ 1,419.46     $ 2,035.62     $ 3,040.60
EQ/Alliance Quality Bond                         $   763.11   $ 1,229.11     $ 1,699.00     $ 2,368.54
EQ/Alliance Small Cap Growth                     $   787.93   $ 1,303.78     $ 1,831.60     $ 2,636.26
EQ/Bear Stearns Small Company Growth*            $   849.47   $ 1,487.24     $ 2,150.95     $ 3,271.63
EQ/Bernstein Diversified Value                   $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Boston Advisors Equity Income*                $   827.63   $ 1,422.41     $ 2,040.80     $ 3,050.76
EQ/Calvert Socially Responsible                  $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Capital Guardian Growth                       $   805.79   $ 1,357.29     $ 1,926.19     $ 2,824.87
EQ/Capital Guardian International                $   833.59   $ 1,440.12     $ 2,071.88     $ 3,111.49
EQ/Capital Guardian Research                     $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Capital Guardian U.S. Equity                  $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Caywood-Scholl High Yield Bond                $   803.81   $ 1,351.35     $ 1,915.71     $ 2,804.09
EQ/Equity 500 Index                              $   737.30   $ 1,151.05     $ 1,559.59     $ 2,082.85
EQ/Evergreen Omega                               $   807.78   $ 1,363.22     $ 1,936.65     $ 2,845.62
EQ/FI Mid Cap                                    $   807.78   $ 1,363.22     $ 1,936.65     $ 2,845.62
EQ/FI Small/Mid Cap Value                        $   813.74   $ 1,381.01     $ 1,967.99     $ 2,907.60
EQ/International Growth                          $   838.55   $ 1,454.86     $ 2,097.70     $ 3,161.82
EQ/J.P. Morgan Core Bond                         $   781.97   $ 1,285.89     $ 1,799.91     $ 2,572.63
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   669.58   $ 1,326.15     $ 2,006.61     $ 3,818.16
AXA Conservative Allocation                      $   656.99   $ 1,288.86     $ 1,945.35     $ 3,700.73
AXA Conservative-Plus Allocation                 $   650.69   $ 1,270.18     $ 1,914.61     $ 3,641.47
AXA Moderate Allocation                          $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
AXA Moderate-Plus Allocation                     $   663.29   $ 1,307.51     $ 1,976.02     $ 3,759.63
AXA Premier VIP Aggressive Equity                $   582.49   $ 1,066.29     $ 1,576.32     $ 2,975.68
AXA Premier VIP Core Bond                        $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
AXA Premier VIP Health Care                      $   692.67   $ 1,394.26     $ 2,118.10     $ 4,029.73
AXA Premier VIP High Yield                       $   578.29   $ 1,053.65     $ 1,555.19     $ 2,933.26
AXA Premier VIP International Equity             $   687.42   $ 1,378.81     $ 2,092.85     $ 3,982.07
AXA Premier VIP Large Cap Core Equity            $   652.79   $ 1,276.41     $ 1,924.86     $ 3,661.26
AXA Premier VIP Large Cap Growth                 $   646.50   $ 1,257.71     $ 1,894.06     $ 3,601.76
AXA Premier VIP Large Cap Value                  $   645.45   $ 1,254.60     $ 1,888.92     $ 3,591.81
AXA Premier VIP Small/Mid Cap Growth             $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
AXA Premier VIP Small/Mid Cap Value              $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
AXA Premier VIP Technology                       $   692.67   $ 1,394.26     $ 2,118.10     $ 4,029.73
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   553.11   $   977.59     $ 1,427.66     $ 2,675.07
EQ/Alliance Growth and Income                    $   562.55   $ 1,006.16     $ 1,475.64     $ 2,772.63
EQ/Alliance Intermediate Government Securities   $   557.30   $   990.30     $ 1,449.00     $ 2,718.54
EQ/Alliance International                        $   587.74   $ 1,082.07     $ 1,602.68     $ 3,028.48
EQ/Alliance Large Cap Growth*                    $   624.46   $ 1,192.09     $ 1,785.62     $ 3,390.60
EQ/Alliance Quality Bond                         $   557.30   $   990.30     $ 1,449.00     $ 2,718.54
EQ/Alliance Small Cap Growth                     $   583.54   $ 1,069.45     $ 1,581.60     $ 2,986.26
EQ/Bear Stearns Small Company Growth*            $   648.60   $ 1,263.95     $ 1,904.34     $ 3,621.63
EQ/Bernstein Diversified Value                   $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Boston Advisors Equity Income*                $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Calvert Socially Responsible                  $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Capital Guardian Growth                       $   602.43   $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Capital Guardian International                $   631.81   $ 1,214.00     $ 1,821.88     $ 3,461.49
EQ/Capital Guardian Research                     $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Capital Guardian U.S. Equity                  $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Caywood-Scholl High Yield Bond                $   600.33   $ 1,119.89     $ 1,665.71     $ 3,154.09
EQ/Equity 500 Index                              $   530.02   $   907.53     $ 1,309.59     $ 2,432.85
EQ/Evergreen Omega                               $   604.52   $ 1,132.47     $ 1,686.65     $ 3,195.62
EQ/FI Mid Cap                                    $   604.52   $ 1,132.47     $ 1,686.65     $ 3,195.62
EQ/FI Small/Mid Cap Value                        $   610.82   $ 1,151.32     $ 1,717.99     $ 3,257.60
EQ/International Growth                          $   637.05   $ 1,229.63     $ 1,847.71     $ 3,511.82
EQ/J.P. Morgan Core Bond                         $   577.24   $ 1,050.49     $ 1,549.91     $ 2,922.63
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   319.58   $   976.15     $ 1,656.61     $ 3,468.16
AXA Conservative Allocation                      $   306.99   $   938.86     $ 1,595.35     $ 3,350.73
AXA Conservative-Plus Allocation                 $   300.69   $   920.18     $ 1,564.61     $ 3,291.47
AXA Moderate Allocation                          $   262.92   $   807.60     $ 1,378.42     $ 2,928.17
AXA Moderate-Plus Allocation                     $   313.29   $   957.51     $ 1,626.02     $ 3,409.63
AXA Premier VIP Aggressive Equity                $   232.49   $   716.29     $ 1,226.32     $ 2,625.68
AXA Premier VIP Core Bond                        $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
AXA Premier VIP Health Care                      $   342.67   $ 1,044.26     $ 1,768.10     $ 3,679.73
AXA Premier VIP High Yield                       $   228.29   $   703.65     $ 1,205.19     $ 2,583.26
AXA Premier VIP International Equity             $   337.42   $ 1,028.81     $ 1,742.85     $ 3,632.07
AXA Premier VIP Large Cap Core Equity            $   302.79   $   926.41     $ 1,574.86     $ 3,311.26
AXA Premier VIP Large Cap Growth                 $   296.50   $   907.71     $ 1,544.06     $ 3,251.76
AXA Premier VIP Large Cap Value                  $   295.45   $   904.60     $ 1,538.92     $ 3,241.81
AXA Premier VIP Small/Mid Cap Growth             $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
AXA Premier VIP Small/Mid Cap Value              $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
AXA Premier VIP Technology                       $   342.67   $ 1,044.26     $ 1,768.10     $ 3,679.73
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   203.11   $   627.59     $ 1,077.66     $ 2,325.07
EQ/Alliance Growth and Income                    $   212.55   $   656.16     $ 1,125.64     $ 2,422.63
EQ/Alliance Intermediate Government Securities   $   207.30   $   640.30     $ 1,099.00     $ 2,368.54
EQ/Alliance International                        $   237.74   $   732.07     $ 1,252.68     $ 2,678.48
EQ/Alliance Large Cap Growth*                    $   274.46   $   842.09     $ 1,435.62     $ 3,040.60
EQ/Alliance Quality Bond                         $   207.30   $   640.30     $ 1,099.00     $ 2,368.54
EQ/Alliance Small Cap Growth                     $   233.54   $   719.45     $ 1,231.60     $ 2,636.26
EQ/Bear Stearns Small Company Growth*            $   298.60   $   913.95     $ 1,554.34     $ 3,271.63
EQ/Bernstein Diversified Value                   $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/Boston Advisors Equity Income*                $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Calvert Socially Responsible                  $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Capital Guardian Growth                       $   252.43   $   776.18     $ 1,326.19     $ 2,824.87
EQ/Capital Guardian International                $   281.81   $   864.00     $ 1,471.88     $ 3,111.49
EQ/Capital Guardian Research                     $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/Capital Guardian U.S. Equity                  $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/Caywood-Scholl High Yield Bond                $   250.33   $   769.89     $ 1,315.71     $ 2,804.09
EQ/Equity 500 Index                              $   180.02   $   557.53     $   959.59     $ 2,082.85
EQ/Evergreen Omega                               $   254.52   $   782.47     $ 1,336.65     $ 2,845.62
EQ/FI Mid Cap                                    $   254.52   $   782.47     $ 1,336.65     $ 2,845.62
EQ/FI Small/Mid Cap Value                        $   260.82   $   801.32     $ 1,367.99     $ 2,907.60
EQ/International Growth                          $   287.05   $   879.63     $ 1,497.71     $ 3,161.82
EQ/J.P. Morgan Core Bond                         $   227.24   $   700.49     $ 1,199.91     $ 2,572.63
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 24

----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Janus Large Cap Growth                        $   829.62   $ 1,428.32     $ 2,051.17     $ 3,071.04
EQ/Lazard Small Cap Value                        $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Long Term Bond                                $   806.79   $ 1,360.25     $ 1,931.42     $ 2,835.25
EQ/Lord Abbett Growth and Income                 $   815.72   $ 1,386.93     $ 1,978.42     $ 2,928.17
EQ/Lord Abbett Large Cap Core                    $   815.72   $ 1,386.93     $ 1,978.42     $ 2,928.17
EQ/Lord Abbett Mid Cap Value                     $   820.68   $ 1,401.72     $ 2,004.45     $ 2,979.43
EQ/Marsico Focus                                 $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Mercury Basic Value Equity                    $   794.88   $ 1,324.61     $ 1,868.47     $ 2,710.02
EQ/Mercury International Value                   $   831.60   $ 1,434.22     $ 2,061.53     $ 3,091.29
EQ/Mergers and Acquisitions                      $   941.79   $ 1,757.92     $ 2,591.08     $ 4,152.12
EQ/MFS Emerging Growth Companies                 $   802.82   $ 1,348.38     $ 1,910.47     $ 2,793.68
EQ/MFS Investors Trust                           $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Money Market                                  $   746.24   $ 1,178.12     $ 1,608.02     $ 2,182.59
EQ/Montag & Caldwell Growth*                     $   818.70   $ 1,395.81     $ 1,994.05     $ 2,958.96
EQ/PIMCO Real Return                             $   806.79   $ 1,360.25     $ 1,931.42     $ 2,835.25
EQ/Short Duration Bond                           $   828.63   $ 1,425.37     $ 2,045.99     $ 3,060.91
EQ/Small Company Index                           $   770.06   $ 1,250.06     $ 1,736.27     $ 2,444.19
EQ/Small Company Value*                          $   823.66   $ 1,410.60     $ 2,020.05     $ 3,010.06
EQ/TCW Equity*                                   $   823.66   $ 1,410.60     $ 2,020.05     $ 3,010.06
EQ/UBS Growth and Income*                        $   822.67   $ 1,407.64     $ 2,014.85     $ 2,999.86
EQ/Van Kampen Comstock                           $   815.72   $ 1,386.93     $ 1,978.42     $ 2,928.17
EQ/Van Kampen Emerging Markets Equity*           $   886.20   $ 1,595.57     $ 2,328.20     $ 3,632.07
EQ/Van Kampen Mid Cap Growth                     $   820.68   $ 1,401.72     $ 2,004.45     $ 2,979.43
EQ/Wells Fargo Montgomery Small Cap              $ 1,462.93   $ 3,186.84     $ 4,760.06     $ 7,775.67
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------ ----------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,114.51   $ 2,249.99     $ 3,367.65     $ 5,586.73
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   843.52   $ 1,469.59     $ 2,121.94     $ 3,211.89

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
Q/JP Morgan Value Opportunities                  $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Janus Large Cap Growth                        $   627.61   $ 1,201.49     $ 1,801.17     $ 3,421.04
EQ/Lazard Small Cap Value                        $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Long Term Bond                                $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/Lord Abbett Growth and Income                 $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Lord Abbett Large Cap Core                    $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Lord Abbett Mid Cap Value                     $   618.17   $ 1,173.29     $ 1,754.45     $ 3,329.43
EQ/Marsico Focus                                 $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Mercury Basic Value Equity                    $   590.88   $ 1,091.54     $ 1,618.47     $ 3,060.02
EQ/Mercury International Value                   $   629.71   $ 1,207.74     $ 1,811.53     $ 3,441.29
EQ/Mergers and Acquisitions                      $   746.18   $ 1,550.93     $ 2,372.47     $ 4,502.12
EQ/MFS Emerging Growth Companies                 $   599.28   $ 1,116.74     $ 1,660.47     $ 3,143.68
EQ/MFS Investors Trust                           $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Money Market                                  $   539.47   $   936.23     $ 1,358.02     $ 2,532.59
EQ/Montag & Caldwell Growth*                     $   616.07   $ 1,167.02     $ 1,744.05     $ 3,308.96
EQ/PIMCO Real Return                             $   603.47   $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/Short Duration Bond                           $   626.56   $ 1,198.36     $ 1,795.99     $ 3,410.91
EQ/Small Company Index                           $   564.65   $ 1,012.50     $ 1,486.27     $ 2,794.19
EQ/Small Company Value*                          $   621.31   $ 1,182.69     $ 1,770.05     $ 3,360.06
EQ/TCW Equity*                                   $   621.31   $ 1,182.69     $ 1,770.05     $ 3,360.06
EQ/UBS Growth and Income*                        $   620.26   $ 1,179.56     $ 1,764.85     $ 3,349.86
EQ/Van Kampen Comstock                           $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Van Kampen Emerging Markets Equity*           $   687.42   $ 1,378.81     $ 2,092.85     $ 3,982.07
EQ/Van Kampen Mid Cap Growth                     $   618.17   $ 1,173.29     $ 1,754.45     $ 3,329.43
EQ/Wells Fargo Montgomery Small Cap              $ 1,297.07   $ 3,066.08     $ 4,680.45     $ 8,125.67
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   928.76   $ 2,072.64     $ 3,198.58     $ 5,936.73
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   642.30   $ 1,245.24     $ 1,873.48     $ 3,561.89
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $ 248.23     $   763.59     $ 1,305.23     $ 2,783.26
EQ/Janus Large Cap Growth                        $ 277.61     $   851.49     $ 1,451.17     $ 3,071.04
EQ/Lazard Small Cap Value                        $ 258.72     $   795.04     $ 1,357.55     $ 2,886.98
EQ/Long Term Bond                                $ 253.47     $   779.32     $ 1,331.42     $ 2,835.25
EQ/Lord Abbett Growth and Income                 $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Lord Abbett Large Cap Core                    $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Lord Abbett Mid Cap Value                     $ 268.17     $   823.29     $ 1,404.45     $ 2,979.43
EQ/Marsico Focus                                 $ 273.41     $   838.96     $ 1,430.43     $ 3,030.43
EQ/Mercury Basic Value Equity                    $ 240.88     $   741.54     $ 1,268.47     $ 2,710.02
EQ/Mercury International Value                   $ 279.71     $   857.74     $ 1,461.53     $ 3,091.29
EQ/Mergers and Acquisitions                      $ 396.18     $ 1,200.93     $ 2,022.47     $ 4,152.12
EQ/MFS Emerging Growth Companies                 $ 249.28     $   766.74     $ 1,310.47     $ 2,793.68
EQ/MFS Investors Trust                           $ 248.23     $   763.59     $ 1,305.23     $ 2,783.26
EQ/Money Market                                  $ 189.47     $   586.23     $ 1,008.02     $ 2,182.59
EQ/Montag & Caldwell Growth*                     $ 266.07     $   817.02     $ 1,394.05     $ 2,958.96
EQ/PIMCO Real Return                             $ 253.47     $   779.32     $ 1,331.42     $ 2,835.25
EQ/Short Duration Bond                           $ 276.56     $   848.36     $ 1,445.99     $ 3,060.91
EQ/Small Company Index                           $ 214.65     $   662.50     $ 1,136.27     $ 2,444.19
EQ/Small Company Value*                          $ 271.31     $   832.69     $ 1,420.05     $ 3,010.06
EQ/TCW Equity*                                   $ 271.31     $   832.69     $ 1,420.05     $ 3,010.06
EQ/UBS Growth and Income*                        $ 270.26     $   829.56     $ 1,414.85     $ 2,999.86
EQ/Van Kampen Comstock                           $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Van Kampen Emerging Markets Equity*           $ 337.42     $ 1,028.81     $ 1,742.85     $ 3,632.07
EQ/Van Kampen Mid Cap Growth                     $ 268.17     $   823.29     $ 1,404.45     $ 2,979.43
EQ/Wells Fargo Montgomery Small Cap              $ 947.07     $ 2,716.08     $ 4,330.45     $ 7,775.67
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 578.76     $ 1,722.64     $ 2,848.58     $ 5,586.73
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $ 292.30     $   895.24     $ 1,523.48     $ 3,211.89
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


25 Fee table

EQUI-VEST(R) SERIES 400 CONTRACTS



----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   933.85   $ 1,734.85     $ 2,553.92     $ 4,079.66
AXA Conservative Allocation                      $   921.93   $ 1,700.16     $ 2,497.94     $ 3,969.83
AXA Conservative-Plus Allocation                 $   915.98   $ 1,682.79     $ 2,469.83     $ 3,914.41
AXA Moderate Allocation                          $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
AXA Moderate-Plus Allocation                     $   927.89   $ 1,717.52     $ 2,525.97     $ 4,024.92
AXA Premier VIP Aggressive Equity                $   851.46   $ 1,493.12     $ 2,160.61     $ 3,291.47
AXA Premier VIP Core Bond                        $   876.27   $ 1,566.38     $ 2,280.58     $ 3,536.00
AXA Premier VIP Health Care                      $   955.68   $ 1,798.20     $ 2,655.80     $ 4,277.48
AXA Premier VIP High Yield                       $   847.49   $ 1,481.36     $ 2,141.29     $ 3,251.76
AXA Premier VIP International Equity             $   950.72   $ 1,783.83     $ 2,632.73     $ 4,232.92
AXA Premier VIP Large Cap Core Equity            $   917.96   $ 1,688.58     $ 2,479.21     $ 3,932.92
AXA Premier VIP Large Cap Growth                 $   912.01   $ 1,671.19     $ 2,451.06     $ 3,877.27
AXA Premier VIP Large Cap Value                  $   911.02   $ 1,668.29     $ 2,446.36     $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth             $   930.87   $ 1,726.18     $ 2,539.95     $ 4,052.33
AXA Premier VIP Small/Mid Cap Value              $   930.87   $ 1,726.18     $ 2,539.95     $ 4,052.33
AXA Premier VIP Technology                       $   955.68   $ 1,798.20     $ 2,655.80     $ 4,277.48
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   823.66   $ 1,410.60     $ 2,020.05     $ 3,010.06
EQ/Alliance Growth and Income                    $   832.60   $ 1,437.17     $ 2,066.70     $ 3,101.39
EQ/Alliance Intermediate Government Securities   $   827.63   $ 1,422.41     $ 2,040.80     $ 3,050.76
EQ/Alliance International                        $   856.42   $ 1,507.80     $ 2,184.70     $ 3,340.88
EQ/Alliance Large Cap Growth*                    $   891.16   $ 1,610.15     $ 2,351.94     $ 3,679.73
EQ/Alliance Quality Bond                         $   827.63   $ 1,422.41     $ 2,040.80     $ 3,050.76
EQ/Alliance Small Cap Growth                     $   852.45   $ 1,496.05     $ 2,165.43     $ 3,301.37
EQ/Bear Stearns Small Company Growth*            $   913.99   $ 1,676.99     $ 2,460.45     $ 3,895.86
EQ/Bernstein Diversified Value                   $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Boston Advisors Equity Income*                $   892.15   $ 1,613.06     $ 2,356.68     $ 3,689.24
EQ/Calvert Socially Responsible                  $   890.17   $ 1,607.23     $ 2,347.19     $ 3,670.22
EQ/Capital Guardian Growth                       $   870.32   $ 1,548.83     $ 2,251.90     $ 3,477.88
EQ/Capital Guardian International                $   898.11   $ 1,630.53     $ 2,385.08     $ 3,746.05
EQ/Capital Guardian Research                     $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Capital Guardian U.S. Equity                  $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                $   868.33   $ 1,542.98     $ 2,242.33     $ 3,458.43
EQ/Equity 500 Index                              $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Evergreen Omega                               $   872.30   $ 1,554.68     $ 2,261.47     $ 3,497.30
EQ/FI Mid Cap                                    $   872.30   $ 1,554.68     $ 2,261.47     $ 3,497.30
EQ/FI Small/Mid Cap Value                        $   878.26   $ 1,572.22     $ 2,290.12     $ 3,555.29
EQ/International Growth                          $   903.07   $ 1,645.06     $ 2,408.69     $ 3,793.13
EQ/J.P. Morgan Core Bond                         $   846.49   $ 1,478.42     $ 2,136.45     $ 3,241.81
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   737.79   $ 1,526.46     $ 2,332.94     $ 4,429.66
AXA Conservative Allocation                      $   725.19   $ 1,489.69     $ 2,273.39     $ 4,319.83
AXA Conservative-Plus Allocation                 $   718.90   $ 1,471.27     $ 2,243.50     $ 4,264.41
AXA Moderate Allocation                          $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55
AXA Moderate-Plus Allocation                     $   731.49   $ 1,508.09     $ 2,303.20     $ 4,374.92
AXA Premier VIP Aggressive Equity                $   650.69   $ 1,270.18     $ 1,914.61     $ 3,641.47
AXA Premier VIP Core Bond                        $   676.93   $ 1,347.85     $ 2,042.20     $ 3,886.00
AXA Premier VIP Health Care                      $   760.87   $ 1,593.63     $ 2,441.31     $ 4,627.48
AXA Premier VIP High Yield                       $   646.50   $ 1,257.71     $ 1,894.06     $ 3,601.76
AXA Premier VIP International Equity             $   755.62   $ 1,578.39     $ 2,416.77     $ 4,582.92
AXA Premier VIP Large Cap Core Equity            $   721.00   $ 1,477.41     $ 2,253.47     $ 4,282.92
AXA Premier VIP Large Cap Growth                 $   714.70   $ 1,458.97     $ 2,223.52     $ 4,227.27
AXA Premier VIP Large Cap Value                  $   713.65   $ 1,455.90     $ 2,218.53     $ 4,217.96
AXA Premier VIP Small/Mid Cap Growth             $   734.64   $ 1,517.28     $ 2,318.08     $ 4,402.33
AXA Premier VIP Small/Mid Cap Value              $   734.64   $ 1,517.28     $ 2,318.08     $ 4,402.33
AXA Premier VIP Technology                       $   760.87   $ 1,593.63     $ 2,441.31     $ 4,627.48
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   621.31   $ 1,182.69     $ 1,770.05     $ 3,360.06
EQ/Alliance Growth and Income                    $   630.76   $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Alliance Intermediate Government Securities   $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Alliance International                        $   655.94   $ 1,285.75     $ 1,940.24     $ 3,690.88
EQ/Alliance Large Cap Growth*                    $   692.67   $ 1,394.26     $ 2,118.10     $ 4,029.73
EQ/Alliance Quality Bond                         $   625.51   $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/Alliance Small Cap Growth                     $   651.74   $ 1,273.29     $ 1,919.74     $ 3,651.37
EQ/Bear Stearns Small Company Growth*            $   716.80   $ 1,465.12     $ 2,233.51     $ 4,245.86
EQ/Bernstein Diversified Value                   $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
EQ/Boston Advisors Equity Income*                $   693.72   $ 1,397.35     $ 2,123.14     $ 4,039.24
EQ/Calvert Socially Responsible                  $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
EQ/Capital Guardian Growth                       $   670.63   $ 1,329.25     $ 2,011.71     $ 3,827.88
EQ/Capital Guardian International                $   700.01   $ 1,415.86     $ 2,153.35     $ 4,096.05
EQ/Capital Guardian Research                     $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
EQ/Capital Guardian U.S. Equity                  $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
EQ/Caywood-Scholl High Yield Bond                $   668.53   $ 1,323.04     $ 2,001.52     $ 3,808.43
EQ/Equity 500 Index                              $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Evergreen Omega                               $   672.73   $ 1,335.45     $ 2,021.88     $ 3,847.30
EQ/FI Mid Cap                                    $   672.73   $ 1,335.45     $ 2,021.88     $ 3,847.30
EQ/FI Small/Mid Cap Value                        $   679.03   $ 1,354.05     $ 2,052.35     $ 3,905.29
EQ/International Growth                          $   705.26   $ 1,431.27     $ 2,178.46     $ 4,143.13
EQ/J.P. Morgan Core Bond                         $   645.45   $ 1,254.60     $ 1,888.92     $ 3,591.81
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   387.79   $ 1,176.46     $ 1,982.94     $ 4,079.66
AXA Conservative Allocation                      $   375.19   $ 1,139.69     $ 1,923.39     $ 3,969.83
AXA Conservative-Plus Allocation                 $   368.90   $ 1,121.27     $ 1,893.50     $ 3,914.41
AXA Moderate Allocation                          $   331.12   $ 1,010.24     $ 1,712.49     $ 3,574.55
AXA Moderate-Plus Allocation                     $   381.49   $ 1,158.09     $ 1,953.20     $ 4,024.92
AXA Premier VIP Aggressive Equity                $   300.69   $   920.18     $ 1,564.61     $ 3,291.47
AXA Premier VIP Core Bond                        $   326.93   $   997.85     $ 1,692.20     $ 3,536.00
AXA Premier VIP Health Care                      $   410.87   $ 1,243.63     $ 2,091.31     $ 4,277.48
AXA Premier VIP High Yield                       $   296.50   $   907.71     $ 1,544.06     $ 3,251.76
AXA Premier VIP International Equity             $   405.62   $ 1,228.39     $ 2,066.77     $ 4,232.92
AXA Premier VIP Large Cap Core Equity            $   371.00   $ 1,127.41     $ 1,903.47     $ 3,932.92
AXA Premier VIP Large Cap Growth                 $   364.70   $ 1,108.97     $ 1,873.52     $ 3,877.27
AXA Premier VIP Large Cap Value                  $   363.65   $ 1,105.90     $ 1,868.53     $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth             $   384.64   $ 1,167.28     $ 1,968.08     $ 4,052.33
AXA Premier VIP Small/Mid Cap Value              $   384.64   $ 1,167.28     $ 1,968.08     $ 4,052.33
AXA Premier VIP Technology                       $   410.87   $ 1,243.63     $ 2,091.31     $ 4,277.48
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   271.31   $   832.69     $ 1,420.05     $ 3,010.06
EQ/Alliance Growth and Income                    $   280.76   $   860.87     $ 1,466.70     $ 3,101.39
EQ/Alliance Intermediate Government Securities   $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Alliance International                        $   305.94   $   935.75     $ 1,590.24     $ 3,340.88
EQ/Alliance Large Cap Growth*                    $   342.67   $ 1,044.26     $ 1,768.10     $ 3,679.73
EQ/Alliance Quality Bond                         $   275.51   $   845.22     $ 1,440.80     $ 3,050.76
EQ/Alliance Small Cap Growth                     $   301.74   $   923.29     $ 1,569.74     $ 3,301.37
EQ/Bear Stearns Small Company Growth*            $   366.80   $ 1,115.12     $ 1,883.51     $ 3,895.86
EQ/Bernstein Diversified Value                   $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Boston Advisors Equity Income*                $   343.72   $ 1,047.35     $ 1,773.14     $ 3,689.24
EQ/Calvert Socially Responsible                  $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
EQ/Capital Guardian Growth                       $   320.63   $   979.25     $ 1,661.71     $ 3,477.88
EQ/Capital Guardian International                $   350.01   $ 1,065.86     $ 1,803.35     $ 3,746.05
EQ/Capital Guardian Research                     $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Capital Guardian U.S. Equity                  $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                $   318.53   $   973.04     $ 1,651.52     $ 3,458.43
EQ/Equity 500 Index                              $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/Evergreen Omega                               $   322.73   $   985.45     $ 1,671.88     $ 3,497.30
EQ/FI Mid Cap                                    $   322.73   $   985.45     $ 1,671.88     $ 3,497.30
EQ/FI Small/Mid Cap Value                        $   329.03   $ 1,004.05     $ 1,702.35     $ 3,555.29
EQ/International Growth                          $   355.26   $ 1,081.27     $ 1,828.46     $ 3,793.13
EQ/J.P. Morgan Core Bond                         $   295.45   $   904.60     $ 1,538.92     $ 3,241.81
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 26

----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------

EQ/JP Morgan Value Opportunities                 $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Janus Large Cap Growth                        $   894.14   $ 1,618.89     $ 2,366.15     $ 3,708.22
EQ/Lazard Small Cap Value                        $   876.27   $ 1,566.38     $ 2,280.58     $ 3,536.00
EQ/Long Term Bond                                $   871.31   $ 1,551.76     $ 2,256.69     $ 3,487.59
EQ/Lord Abbett Growth and Income                 $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Lord Abbett Large Cap Core                    $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Lord Abbett Mid Cap Value                     $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
EQ/Marsico Focus                                 $   890.17   $ 1,607.23     $ 2,347.19     $ 3,670.22
EQ/Mercury Basic Value Equity                    $   859.40   $ 1,516.60     $ 2,199.14     $ 3,370.40
EQ/Mercury International Value                   $   896.13   $ 1,624.71     $ 2,375.62     $ 3,727.15
EQ/Mergers and Acquisitions                      $ 1,006.31   $ 1,943.92     $ 2,888.21     $ 4,719.00
EQ/MFS Emerging Growth Companies                 $   867.34   $ 1,540.05     $ 2,237.54     $ 3,448.69
EQ/MFS Investors Trust                           $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Money Market                                  $   810.76   $ 1,372.12     $ 1,952.33     $ 2,876.65
EQ/Montag & Caldwell Growth*                     $   883.22   $ 1,586.82     $ 2,313.94     $ 3,603.35
EQ/PIMCO Real Return                             $   871.31   $ 1,551.76     $ 2,256.69     $ 3,487.59
EQ/Short Duration Bond                           $   893.15   $ 1,615.97     $ 2,361.42     $ 3,698.73
EQ/Small Company Index                           $   834.58   $ 1,443.07     $ 2,077.05     $ 3,121.58
EQ/Small Company Value*                          $   888.18   $ 1,601.41     $ 2,337.70     $ 3,651.16
EQ/TCW Equity*                                   $   888.18   $ 1,601.41     $ 2,337.70     $ 3,651.16
EQ/UBS Growth and Income*                        $   887.19   $ 1,598.49     $ 2,332.95     $ 3,641.62
EQ/Van Kampen Comstock                           $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*           $   950.72   $ 1,783.83     $ 2,632.73     $ 4,232.92
EQ/Van Kampen Mid Cap Growth                     $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap              $ 1,527.45   $ 3,352.33     $ 4,993.99     $ 8,094.63
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,179.03   $ 2,429.05     $ 3,642.61     $ 6,058.14
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   908.04   $ 1,659.59     $ 2,432.25     $ 3,839.97
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
EQ/Janus Large Cap Growth                        $   695.81   $ 1,403.52     $ 2,133.22     $ 4,058.22
EQ/Lazard Small Cap Value                        $   676.93   $ 1,347.85     $ 2,042.20     $ 3,886.00
EQ/Long Term Bond                                $   671.68   $ 1,332.35     $ 2,016.79     $ 3,837.59
EQ/Lord Abbett Growth and Income                 $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55
EQ/Lord Abbett Large Cap Core                    $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55
EQ/Lord Abbett Mid Cap Value                     $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
EQ/Marsico Focus                                 $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22
EQ/Mercury Basic Value Equity                    $   659.09   $ 1,295.08     $ 1,955.59     $ 3,720.40
EQ/Mercury International Value                   $   697.91   $ 1,409.69     $ 2,143.29     $ 4,077.15
EQ/Mergers and Acquisitions                      $   814.39   $ 1,748.13     $ 2,688.53     $ 5,069.00
EQ/MFS Emerging Growth Companies                 $   667.48   $ 1,319.94     $ 1,996.43     $ 3,798.69
EQ/MFS Investors Trust                           $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94
EQ/Money Market                                  $   607.67   $ 1,141.90     $ 1,702.33     $ 3,226.65
EQ/Montag & Caldwell Growth*                     $   684.27   $ 1,369.53     $ 2,077.68     $ 3,953.35
EQ/PIMCO Real Return                             $   671.68   $ 1,332.35     $ 2,016.79     $ 3,837.59
EQ/Short Duration Bond                           $   694.76   $ 1,400.43     $ 2,128.18     $ 4,048.73
EQ/Small Company Index                           $   632.86   $ 1,217.13     $ 1,827.05     $ 3,471.58
EQ/Small Company Value*                          $   689.52   $ 1,384.99     $ 2,102.96     $ 4,001.16
EQ/TCW Equity*                                   $   689.52   $ 1,384.99     $ 2,102.96     $ 4,001.16
EQ/UBS Growth and Income*                        $   688.47   $ 1,381.90     $ 2,097.91     $ 3,991.62
EQ/Van Kampen Comstock                           $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55
EQ/Van Kampen Emerging Markets Equity*           $   755.62   $ 1,578.39     $ 2,416.77     $ 4,582.92
EQ/Van Kampen Mid Cap Growth                     $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51
EQ/Wells Fargo Montgomery Small Cap              $ 1,365.27   $ 3,241.58     $ 4,929.50     $ 8,444.63
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   996.97   $ 2,262.51     $ 3,491.14     $ 6,408.14
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   710.50   $ 1,446.67     $ 2,203.52     $ 4,189.97
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Janus Large Cap Growth                        $   345.81   $ 1,053.52     $ 1,783.22     $ 3,708.22
EQ/Lazard Small Cap Value                        $   326.93   $   997.85     $ 1,692.20     $ 3,536.00
EQ/Long Term Bond                                $   321.68   $   982.35     $ 1,666.79     $ 3,487.59
EQ/Lord Abbett Growth and Income                 $   331.12   $ 1,010.24     $ 1,712.49     $ 3,574.55
EQ/Lord Abbett Large Cap Core                    $   331.12   $ 1,010.24     $ 1,712.49     $ 3,574.55
EQ/Lord Abbett Mid Cap Value                     $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
EQ/Marsico Focus                                 $   341.62   $ 1,041.17     $ 1,763.05     $ 3,670.22
EQ/Mercury Basic Value Equity                    $   309.09   $   945.08     $ 1,605.59     $ 3,370.40
EQ/Mercury International Value                   $   347.91   $ 1,059.69     $ 1,793.29     $ 3,727.15
EQ/Mergers and Acquisitions                      $   464.39   $ 1,398.13     $ 2,338.53     $ 4,719.00
EQ/MFS Emerging Growth Companies                 $   317.48   $   969.94     $ 1,646.43     $ 3,448.69
EQ/MFS Investors Trust                           $   316.43   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Money Market                                  $   257.67   $   791.90     $ 1,352.33     $ 2,876.65
EQ/Montag & Caldwell Growth*                     $   334.27   $ 1,019.53     $ 1,727.68     $ 3,603.35
EQ/PIMCO Real Return                             $   321.68   $   982.35     $ 1,666.79     $ 3,487.59
EQ/Short Duration Bond                           $   344.76   $ 1,050.43     $ 1,778.18     $ 3,698.73
EQ/Small Company Index                           $   282.86   $   867.13     $ 1,477.05     $ 3,121.58
EQ/Small Company Value*                          $   339.52   $ 1,034.99     $ 1,752.96     $ 3,651.16
EQ/TCW Equity*                                   $   339.52   $ 1,034.99     $ 1,752.96     $ 3,651.16
EQ/UBS Growth and Income*                        $   338.47   $ 1,031.90     $ 1,747.91     $ 3,641.62
EQ/Van Kampen Comstock                           $   331.12   $ 1,010.24     $ 1,712.49     $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*           $   405.62   $ 1,228.39     $ 2,066.77     $ 4,232.92
EQ/Van Kampen Mid Cap Growth                     $   336.37   $ 1,025.71     $ 1,737.80     $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap              $ 1,015.27   $ 2,891.58     $ 4,579.50     $ 8,094.63
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   646.97   $ 1,912.51     $ 3,141.14     $ 6,058.14
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   360.50   $ 1,096.67     $ 1,853.52     $ 3,839.97
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


27 Fee table

EQUI-VEST(R) SERIES 500 CONTRACTS




----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   879.25   $ 1,575.14     $ 2,294.89     $ 3,564.92
AXA Conservative Allocation                      $   867.34   $ 1,540.05     $ 2,237.54     $ 3,448.69
AXA Conservative-Plus Allocation                 $   861.38   $ 1,522.47     $ 2,208.75     $ 3,390.03
AXA Moderate Allocation                          $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
AXA Moderate-Plus Allocation                     $   873.29   $ 1,557.61     $ 2,266.25     $ 3,506.99
AXA Premier VIP Aggressive Equity                $   796.86   $ 1,330.56     $ 1,878.98     $ 2,731.00
AXA Premier VIP Core Bond                        $   821.68   $ 1,404.68     $ 2,009.65     $ 2,989.65
AXA Premier VIP Health Care                      $   901.09   $ 1,639.25     $ 2,399.25     $ 3,774.33
AXA Premier VIP High Yield                       $   792.89   $ 1,318.66     $ 1,857.95     $ 2,689.00
AXA Premier VIP International Equity             $   896.13   $ 1,624.71     $ 2,375.62     $ 3,727.15
AXA Premier VIP Large Cap Core Equity            $   863.37   $ 1,528.33     $ 2,218.36     $ 3,409.63
AXA Premier VIP Large Cap Growth                 $   857.41   $ 1,510.73     $ 2,189.52     $ 3,350.73
AXA Premier VIP Large Cap Value                  $   856.42   $ 1,507.80     $ 2,184.70     $ 3,340.88
AXA Premier VIP Small/Mid Cap Growth             $   876.27   $ 1,566.38     $ 2,280.58     $ 3,536.00
AXA Premier VIP Small/Mid Cap Value              $   876.27   $ 1,566.38     $ 2,280.58     $ 3,536.00
AXA Premier VIP Technology                       $   901.09   $ 1,639.25     $ 2,399.25     $ 3,774.33
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   769.07   $ 1,247.07     $ 1,730.96     $ 2,433.41
EQ/Alliance Growth and Income                    $   778.00   $ 1,273.96     $ 1,778.73     $ 2,529.99
EQ/Alliance Intermediate Government Securities   $   773.04   $ 1,259.03     $ 1,752.21     $ 2,476.44
EQ/Alliance International                        $   801.82   $ 1,345.41     $ 1,905.23     $ 2,783.26
EQ/Alliance Large Cap Growth*                    $   836.57   $ 1,448.97     $ 2,087.38     $ 3,141.72
EQ/Alliance Quality Bond                         $   773.04   $ 1,259.03     $ 1,752.21     $ 2,476.44
EQ/Alliance Small Cap Growth                     $   797.85   $ 1,333.53     $ 1,884.24     $ 2,741.47
EQ/Bear Stearns Small Company Growth*            $   859.40   $ 1,516.60     $ 2,199.14     $ 3,370.40
EQ/Bernstein Diversified Value                   $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Boston Advisors Equity Income*                $   837.56   $ 1,451.92     $ 2,092.54     $ 3,151.77
EQ/Calvert Socially Responsible                  $   835.57   $ 1,446.02     $ 2,082.21     $ 3,131.65
EQ/Capital Guardian Growth                       $   815.72   $ 1,386.93     $ 1,978.42     $ 2,928.17
EQ/Capital Guardian International                $   843.52   $ 1,469.59     $ 2,121.94     $ 3,211.89
EQ/Capital Guardian Research                     $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Capital Guardian U.S. Equity                  $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Caywood-Scholl High Yield Bond                $   813.74   $ 1,381.01     $ 1,967.99     $ 2,907.60
EQ/Equity 500 Index                              $   747.23   $ 1,181.12     $ 1,613.39     $ 2,193.62
EQ/Evergreen Omega                               $   817.71   $ 1,392.85     $ 1,988.84     $ 2,948.71
EQ/FI Mid Cap                                    $   817.71   $ 1,392.85     $ 1,988.84     $ 2,948.71
EQ/FI Small/Mid Cap Value                        $   823.66   $ 1,410.60     $ 2,020.05     $ 3,010.06
EQ/International Growth                          $   848.48   $ 1,484.30     $ 2,146.12     $ 3,261.70
EQ/J.P. Morgan Core Bond                         $   791.90   $ 1,315.68     $ 1,852.68     $ 2,678.48
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   680.07   $ 1,357.15     $ 2,057.42     $ 3,914.92
AXA Conservative Allocation                      $   667.48   $ 1,319.94     $ 1,996.43     $ 3,798.69
AXA Conservative-Plus Allocation                 $   661.19   $ 1,301.30     $ 1,965.81     $ 3,740.03
AXA Moderate Allocation                          $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
AXA Moderate-Plus Allocation                     $   673.78   $ 1,338.55     $ 2,026.96     $ 3,856.99
AXA Premier VIP Aggressive Equity                $   592.98   $ 1,097.84     $ 1,628.98     $ 3,081.00
AXA Premier VIP Core Bond                        $   619.21   $ 1,176.43     $ 1,759.65     $ 3,339.65
AXA Premier VIP Health Care                      $   703.16   $ 1,425.11     $ 2,168.42     $ 4,124.33
AXA Premier VIP High Yield                       $   588.78   $ 1,085.23     $ 1,607.95     $ 3,039.00
AXA Premier VIP International Equity             $   697.91   $ 1,409.69     $ 2,143.29     $ 4,077.15
AXA Premier VIP Large Cap Core Equity            $   663.29   $ 1,307.51     $ 1,976.02     $ 3,759.63
AXA Premier VIP Large Cap Growth                 $   656.99   $ 1,288.86     $ 1,945.35     $ 3,700.73
AXA Premier VIP Large Cap Value                  $   655.94   $ 1,285.75     $ 1,940.24     $ 3,690.88
AXA Premier VIP Small/Mid Cap Growth             $   676.93   $ 1,347.85     $ 2,042.20     $ 3,886.00
AXA Premier VIP Small/Mid Cap Value              $   676.93   $ 1,347.85     $ 2,042.20     $ 3,886.00
AXA Premier VIP Technology                       $   703.16   $ 1,425.11     $ 2,168.42     $ 4,124.33
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   563.60   $ 1,009.33     $ 1,480.96     $ 2,783.41
EQ/Alliance Growth and Income                    $   573.04   $ 1,037.84     $ 1,528.73     $ 2,879.99
EQ/Alliance Intermediate Government Securities   $   567.80   $ 1,022.01     $ 1,502.21     $ 2,826.44
EQ/Alliance International                        $   598.23   $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Alliance Large Cap Growth*                    $   634.95   $ 1,223.38     $ 1,837.38     $ 3,491.72
EQ/Alliance Quality Bond                         $   567.80   $ 1,022.01     $ 1,502.21     $ 2,826.44
EQ/Alliance Small Cap Growth                     $   594.03   $ 1,100.99     $ 1,634.24     $ 3,091.47
EQ/Bear Stearns Small Company Growth*            $   659.09   $ 1,295.08     $ 1,955.59     $ 3,720.40
EQ/Bernstein Diversified Value                   $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Boston Advisors Equity Income*                $   636.00   $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/Calvert Socially Responsible                  $   633.90   $ 1,220.25     $ 1,832.21     $ 3,481.65
EQ/Capital Guardian Growth                       $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Capital Guardian International                $   642.30   $ 1,245.24     $ 1,873.48     $ 3,561.89
EQ/Capital Guardian Research                     $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Capital Guardian U.S. Equity                  $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Caywood-Scholl High Yield Bond                $   610.82   $ 1,151.32     $ 1,717.99     $ 3,257.60
EQ/Equity 500 Index                              $   540.52   $   939.42     $ 1,363.39     $ 2,543.62
EQ/Evergreen Omega                               $   615.02   $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/FI Mid Cap                                    $   615.02   $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/FI Small/Mid Cap Value                        $   621.31   $ 1,182.69     $ 1,770.05     $ 3,360.06
EQ/International Growth                          $   647.55   $ 1,260.83     $ 1,899.20     $ 3,611.70
EQ/J.P. Morgan Core Bond                         $   587.74   $ 1,082.07     $ 1,602.68     $ 3,028.48
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   330.07   $ 1,007.15     $ 1,707.42     $ 3,564.92
AXA Conservative Allocation                      $   317.48   $   969.94     $ 1,646.43     $ 3,448.69
AXA Conservative-Plus Allocation                 $   311.19   $   951.30     $ 1,615.81     $ 3,390.03
AXA Moderate Allocation                          $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
AXA Moderate-Plus Allocation                     $   323.78   $   988.55     $ 1,676.96     $ 3,506.99
AXA Premier VIP Aggressive Equity                $   242.98   $   747.84     $ 1,278.98     $ 2,731.00
AXA Premier VIP Core Bond                        $   269.21   $   826.43     $ 1,409.65     $ 2,989.65
AXA Premier VIP Health Care                      $   353.16   $ 1,075.11     $ 1,818.42     $ 3,774.33
AXA Premier VIP High Yield                       $   238.78   $   735.23     $ 1,257.95     $ 2,689.00
AXA Premier VIP International Equity             $   347.91   $ 1,059.69     $ 1,793.29     $ 3,727.15
AXA Premier VIP Large Cap Core Equity            $   313.29   $   957.51     $ 1,626.02     $ 3,409.63
AXA Premier VIP Large Cap Growth                 $   306.99   $   938.86     $ 1,595.35     $ 3,350.73
AXA Premier VIP Large Cap Value                  $   305.94   $   935.75     $ 1,590.24     $ 3,340.88
AXA Premier VIP Small/Mid Cap Growth             $   326.93   $   997.85     $ 1,692.20     $ 3,536.00
AXA Premier VIP Small/Mid Cap Value              $   326.93   $   997.85     $ 1,692.20     $ 3,536.00
AXA Premier VIP Technology                       $   353.16   $ 1,075.11     $ 1,818.42     $ 3,774.33
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   213.60   $   659.33     $ 1,130.96     $ 2,433.41
EQ/Alliance Growth and Income                    $   223.04   $   687.84     $ 1,178.73     $ 2,529.99
EQ/Alliance Intermediate Government Securities   $   217.80   $   672.01     $ 1,152.21     $ 2,476.44
EQ/Alliance International                        $   248.23   $   763.59     $ 1,305.23     $ 2,783.26
EQ/Alliance Large Cap Growth*                    $   284.95   $   873.38     $ 1,487.38     $ 3,141.72
EQ/Alliance Quality Bond                         $   217.80   $   672.01     $ 1,152.21     $ 2,476.44
EQ/Alliance Small Cap Growth                     $   244.03   $   750.99     $ 1,284.24     $ 2,741.47
EQ/Bear Stearns Small Company Growth*            $   309.09   $   945.08     $ 1,605.59     $ 3,370.40
EQ/Bernstein Diversified Value                   $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
EQ/Boston Advisors Equity Income*                $   286.00   $   876.50     $ 1,492.54     $ 3,151.77
EQ/Calvert Socially Responsible                  $   283.90   $   870.25     $ 1,482.21     $ 3,131.65
EQ/Capital Guardian Growth                       $   262.92   $   807.60     $ 1,378.42     $ 2,928.17
EQ/Capital Guardian International                $   292.30   $   895.24     $ 1,523.48     $ 3,211.89
EQ/Capital Guardian Research                     $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
EQ/Capital Guardian U.S. Equity                  $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
EQ/Caywood-Scholl High Yield Bond                $   260.82   $   801.32     $ 1,367.99     $ 2,907.60
EQ/Equity 500 Index                              $   190.52   $   589.42     $ 1,013.39     $ 2,193.62
EQ/Evergreen Omega                               $   265.02   $   813.88     $ 1,388.84     $ 2,948.71
EQ/FI Mid Cap                                    $   265.02   $   813.88     $ 1,388.84     $ 2,948.71
EQ/FI Small/Mid Cap Value                        $   271.31   $   832.69     $ 1,420.05     $ 3,010.06
EQ/International Growth                          $   297.55   $   910.83     $ 1,549.20     $ 3,261.70
EQ/J.P. Morgan Core Bond                         $   237.74   $   732.07     $ 1,252.68     $ 2,678.48
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 28

----------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Janus Large Cap Growth                        $   839.54   $ 1,457.81     $ 2,102.55     $ 3,171.85
EQ/Lazard Small Cap Value                        $   821.68   $ 1,404.68     $ 2,009.65     $ 2,989.65
EQ/Long Term Bond                                $   816.71   $ 1,389.89     $ 1,983.63     $ 2,938.45
EQ/Lord Abbett Growth and Income                 $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Lord Abbett Large Cap Core                    $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Lord Abbett Mid Cap Value                     $   830.61   $ 1,431.27     $ 2,056.35     $ 3,081.17
EQ/Marsico Focus                                 $   835.57   $ 1,446.02     $ 2,082.21     $ 3,131.65
EQ/Mercury Basic Value Equity                    $   804.80   $ 1,354.32     $ 1,920.95     $ 2,814.48
EQ/Mercury International Value                   $   841.53   $ 1,463.70     $ 2,112.25     $ 3,191.89
EQ/Mergers and Acquisitions                      $   951.71   $ 1,786.70     $ 2,637.35     $ 4,241.85
EQ/MFS Emerging Growth Companies                 $   812.74   $ 1,378.04     $ 1,962.77     $ 2,897.29
EQ/MFS Investors Trust                           $   811.75   $ 1,375.08     $ 1,957.55     $ 2,886.98
EQ/Money Market                                  $   756.16   $ 1,208.14     $ 1,661.62     $ 2,292.36
EQ/Montag & Caldwell Growth*                     $   828.63   $ 1,425.37     $ 2,045.99     $ 3,060.91
EQ/PIMCO Real Return                             $   816.71   $ 1,389.89     $ 1,983.63     $ 2,938.45
EQ/Short Duration Bond                           $   838.55   $ 1,454.86     $ 2,097.70     $ 3,161.82
EQ/Small Company Index                           $   779.99   $ 1,279.93     $ 1,789.32     $ 2,551.33
EQ/Small Company Value*                          $   833.59   $ 1,440.12     $ 2,071.88     $ 3,111.49
EQ/TCW Equity*                                   $   833.59   $ 1,440.12     $ 2,071.88     $ 3,111.49
EQ/UBS Growth and Income*                        $   832.60   $ 1,437.17     $ 2,066.70     $ 3,101.39
EQ/Van Kampen Comstock                           $   825.65   $ 1,416.51     $ 2,030.43     $ 3,030.43
EQ/Van Kampen Emerging Markets Equity*           $   896.13   $ 1,624.71     $ 2,375.62     $ 3,727.15
EQ/Van Kampen Mid Cap Growth                     $   830.61   $ 1,431.27     $ 2,056.35     $ 3,081.17
EQ/Wells Fargo Montgomery Small Cap              $ 1,472.85   $ 3,212.46     $ 4,796.52     $ 7,826.30
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,124.43   $ 2,277.70     $ 3,410.47     $ 5,661.42
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   853.44   $ 1,498.99     $ 2,170.25     $ 3,311.26
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Janus Large Cap Growth                        $   638.10   $ 1,232.75     $ 1,852.87     $ 3,521.85
EQ/Lazard Small Cap Value                        $   619.21   $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/Long Term Bond                                $   613.97   $ 1,160.74     $ 1,733.63     $ 3,288.45
EQ/Lord Abbett Growth and Income                 $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Lord Abbett Large Cap Core                    $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Lord Abbett Mid Cap Value                     $   628.66   $ 1,204.61     $ 1,806.35     $ 3,431.17
EQ/Marsico Focus                                 $   633.90   $ 1,220.25     $ 1,832.21     $ 3,481.65
EQ/Mercury Basic Value Equity                    $   601.38   $ 1,123.03     $ 1,670.95     $ 3,164.48
EQ/Mercury International Value                   $   640.20   $ 1,238.99     $ 1,863.18     $ 3,541.89
EQ/Mergers and Acquisitions                      $   756.67   $ 1,581.44     $ 2,421.68     $ 4,591.85
EQ/MFS Emerging Growth Companies                 $   609.77   $ 1,148.18     $ 1,712.77     $ 3,247.29
EQ/MFS Investors Trust                           $   608.72   $ 1,145.04     $ 1,707.55     $ 3,236.98
EQ/Money Market                                  $   549.96   $   968.06     $ 1,411.62     $ 2,642.36
EQ/Montag & Caldwell Growth*                     $   626.56   $ 1,198.36     $ 1,795.99     $ 3,410.91
EQ/PIMCO Real Return                             $   613.97   $ 1,160.74     $ 1,733.63     $ 3,288.45
EQ/Short Duration Bond                           $   637.05   $ 1,229.63     $ 1,847.71     $ 3,511.82
EQ/Small Company Index                           $   575.14   $ 1,044.16     $ 1,539.32     $ 2,901.33
EQ/Small Company Value*                          $   631.81   $ 1,214.00     $ 1,821.88     $ 3,461.49
EQ/TCW Equity*                                   $   631.81   $ 1,214.00     $ 1,821.88     $ 3,461.49
EQ/UBS Growth and Income*                        $   630.76   $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Van Kampen Comstock                           $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Van Kampen Emerging Markets Equity*           $   697.91   $ 1,409.69     $ 2,143.29     $ 4,077.15
EQ/Van Kampen Mid Cap Growth                     $   628.66   $ 1,204.61     $ 1,806.35     $ 3,431.17
EQ/Wells Fargo Montgomery Small Cap              $ 1,307.56   $ 3,093.25     $ 4,719.26     $ 8,176.30
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   939.25   $ 2,102.03     $ 3,244.15     $ 6,011.42
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   652.79   $ 1,276.41     $ 1,924.86     $ 3,661.26
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                             the applicable time period
----------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                 $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
EQ/Janus Large Cap Growth                        $   288.10   $   882.75     $ 1,502.87     $ 3,171.85
EQ/Lazard Small Cap Value                        $   269.21   $   826.43     $ 1,409.65     $ 2,989.65
EQ/Long Term Bond                                $   263.97   $   810.74     $ 1,383.63     $ 2,938.45
EQ/Lord Abbett Growth and Income                 $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Lord Abbett Large Cap Core                    $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Lord Abbett Mid Cap Value                     $   278.66   $   854.61     $ 1,456.35     $ 3,081.17
EQ/Marsico Focus                                 $   283.90   $   870.25     $ 1,482.21     $ 3,131.65
EQ/Mercury Basic Value Equity                    $   251.38   $   773.03     $ 1,320.95     $ 2,814.48
EQ/Mercury International Value                   $   290.20   $   888.99     $ 1,513.18     $ 3,191.89
EQ/Mergers and Acquisitions                      $   406.67   $ 1,231.44     $ 2,071.68     $ 4,241.85
EQ/MFS Emerging Growth Companies                 $   259.77   $   798.18     $ 1,362.77     $ 2,897.29
EQ/MFS Investors Trust                           $   258.72   $   795.04     $ 1,357.55     $ 2,886.98
EQ/Money Market                                  $   199.96   $   618.06     $ 1,061.62     $ 2,292.36
EQ/Montag & Caldwell Growth*                     $   276.56   $   848.36     $ 1,445.99     $ 3,060.91
EQ/PIMCO Real Return                             $   263.97   $   810.74     $ 1,383.63     $ 2,938.45
EQ/Short Duration Bond                           $   287.05   $   879.63     $ 1,497.71     $ 3,161.82
EQ/Small Company Index                           $   225.14   $   694.16     $ 1,189.32     $ 2,551.33
EQ/Small Company Value*                          $   281.81   $   864.00     $ 1,471.88     $ 3,111.49
EQ/TCW Equity*                                   $   281.81   $   864.00     $ 1,471.88     $ 3,111.49
EQ/UBS Growth and Income*                        $   280.76   $   860.87     $ 1,466.70     $ 3,101.39
EQ/Van Kampen Comstock                           $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Van Kampen Emerging Markets Equity*           $   347.91   $ 1,059.69     $ 1,793.29     $ 3,727.15
EQ/Van Kampen Mid Cap Growth                     $   278.66   $   854.61     $ 1,456.35     $ 3,081.17
EQ/Wells Fargo Montgomery Small Cap              $   957.56   $ 2,743.25     $ 4,369.26     $ 7,826.30
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $   589.25   $ 1,752.03     $ 2,894.15     $ 5,661.42
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   302.79   $   926.41     $ 1,574.86     $ 3,311.26
----------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


29 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix II at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options available as of December 31, 2004.


                                                                    Fee table 30

1. Contract features and benefits

--------------------------------------------------------------------------------


In this prospectus, we use a "series" number when necessary to identify a particular contract. Once you have purchased a contract, you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number.


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. Ages in the table refer to the age of the annuitant.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------
                   Annuitant     Minimum
 Contract type    issue ages   contributions
-----------------------------------------------------------------
NQ                0-83         o  $1,000 (initial), and/or $50
                                  (additional) (all series)
-----------------------------------------------------------------
Traditional IRA   0-83         o  $20 (initial and/or additional)
                                  (series 100 and 200)
                               o  $50 (initial and/or additional)
                                  (series 300 and 400)
-----------------------------------------------------------------

--------------------------------------------------------------------------------
                  Source of                           Limitations on
 Contract type    contributions                       contributions
--------------------------------------------------------------------------------
NQ                o   After-tax money.                Not applicable.

                  o   Paid to us by check or
                      transfer of contract value in
                      a tax deferred exchange under
                      Section 1035 of the
                      Internal Revenue Code.
                  o   Paid to us by an employer who
                      establishes a payroll
                      deduction program.
--------------------------------------------------------------------------------
Traditional IRA   o   "Regular" traditional IRA       o   Regular IRA
                      contributions either made by        contributions may not
                      you or paid to us by an             exceed $4,000 for
                      employer who establishes a          2005; same for 2006.
                      payroll deduction program.      o   No regular IRA
                  o   Additional catch-up                 contributions in the
                      contributions.                      year you turn age
                  o   Eligible rollover                   701/2 and thereafter.
                      distributions from TSA          o   Rollover and direct
                      contracts or other 403(b)           transfer contributions
                      arrangements, qualified plans       after age 701/2 must
                      and governmental employer EDC       be net of required
                      plans.                              minimum distributions.
                  o   Rollovers from another tradi-   o   Although we accept
                      tional individual retirement        rollover and direct
                      arrangement.                        transfer contributions
                  o   Direct custodian-to-custodian       under the traditional
                      transfers from other                IRA contracts, we
                      traditional individual              intend that these
                      retirement arrangements.            contracts be used for
                                                          ongoing regular
                                                          contributions.
                                                      o   Additional catch-up
                                                          contributions of up
                                                          to $500 can be made
                                                          for the calendar year
                                                          2005 ($1,000 for 2006)
                                                          where the owner is at
                                                          least age 50 but under
                                                          age 701/2 at any time
                                                          during the calendar
                                                          year for which the
                                                          contribution is made.
--------------------------------------------------------------------------------


31 Contract features and benefits

-----------------------------------------------------------------
                   Annuitant   Minimum
 Contract type    issue ages   contributions
-----------------------------------------------------------------
Roth IRA and      0-83         o  $20 (initial and/or additional)
Roth Advantage                    (series 100 and 200)
                               o  $50 (initial and/or additional)
                                  (series 300, 400 and 500)
QP IRA            0-83         o  $1,000 (series 100 and 200)
                               o  $2,500 (series 300 and 400)
-----------------------------------------------------------------

--------------------------------------------------------------------------------
                  Source of                           Limitations on
 Contract type    contributions                       contributions
--------------------------------------------------------------------------------
Roth IRA and      o   Regular after-tax               o   Regular Roth IRA
Roth Advantage        contributions either made by        contributions may not
                      you or paid to us by an             exceed $4,000 for
                      employer who establishes a          2005; same for 2006.
                      payroll deduction program.      o   Contributions are
                  o   Additional catch-up                 subject to income
                      contributions.                      limits and other tax
                  o   Rollovers from another Roth         rules. See
                      IRA.                                "Contributions to Roth
                  o   Conversion rollovers from a         IRAs" in "Tax informa-
                      traditional IRA.                    tion" later in this
                  o   Direct transfers from another       prospectus.
                      Roth IRA.                       o   Additional catch-up
                                                          contributions of up to
                                                          $500 can be made for
                                                          the calendar year 2005
--------------------------------------------------------------------------------
QP IRA            o   Rollovers from a qualified          ($1,000 for 2006) if
                      plan.                               the owner is at least
                  o   Rollovers from a TSA.               age 50 at any time
                  o   The EQUI-VEST(R) QP IRA con-        during the calendar
                      tract is intended to be a           year for which the
                      conduit IRA to be used prima-       contribution is made.
                      rily for rollover               o   Rollover contributions
                      contributions from a                after age 701/2 must
                      qualified plan or TSA,              be net of required
                      although we accept regular          minimum distributions.
                      IRA contributions (limits       o   "Regular" after-tax
                      described above under               contributions are
                      "traditional IRA").                 not permitted.
--------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are age 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. Under any type of IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

                                              Contract features and benefits  32

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

33  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these portfolios, listed in the chart below, are those who make the investment decisions for each portfolio. The chart also indicates the investment manager for each of the other portfolios.



-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                       o  AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                       o  AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a          o  AXA Equitable
 ALLOCATION                   greater emphasis on current income.
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.    o  AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,    o  AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.
 EQUITY                                                                                   o  MFS Investment Management
                                                                                          o  Marsico Capital Management, LLC
                                                                                          o  Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital          o  BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.      o  Pacific Investment Management Company
                                                                                             LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                          o  A I M Capital Management, Inc.
                                                                                          o  RCM Capital Management LLC
                                                                                          o  Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current    o  Alliance Capital Management L.P.
                              income and capital appreciation.                            o  Pacific Investment Management Company
                                                                                             LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                        through its Bernstein Investment
                                                                                             Research and Management Unit
                                                                                          o  J.P. Morgan Investment Management Inc.
                                                                                          o  Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.,
 CORE EQUITY                                                                                 through its Bernstein Investment
                                                                                             Research and Management Unit
                                                                                          o  Janus Capital Management LLC
                                                                                          o  Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.
 GROWTH                                                                                   o  RCM Capital Management LLC
                                                                                          o  TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 34

-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.
 VALUE                                                                                    o  Institutional Capital Corporation
                                                                                          o  MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital.                          o  Alliance Capital Management L.P.
 CAP GROWTH                                                                               o  Franklin Advisers, Inc.
                                                                                          o  Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital.                          o  AXA Rosenberg Investment Management
 CAP VALUE                                                                                   LLC
                                                                                          o  TCW Investment Management Company
                                                                                          o  Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital.                          o  Firsthand Capital Management, Inc.
                                                                                          o  RCM Capital Management LLC
                                                                                          o  Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name*               Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK      Seeks to achieve long-term growth of capital.               o  Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND        Seeks to provide a high total return.                       o  Alliance Capital Management L.P.
 INCOME
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE      Seeks to achieve high current income consistent with        o  Alliance Capital Management L.P.
 GOVERNMENT SECURITIES        relative stability of principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL     Seeks to achieve long-term growth of capital.               o  Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP         Seeks to achieve long-term growth of capital.               o  Alliance Capital Management L.P.
 GROWTH(1)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND      Seeks to achieve high current income consistent with        o  Alliance Capital Management L.P.
                              moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP         Seeks to achieve long-term growth of capital.               o  Alliance Capital Management L.P.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS               Seeks to achieve capital appreciation.                      o  Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH(7)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED      Seeks capital appreciation.                                 o  Alliance Capital Management L.P.,
 VALUE                                                                                       through its Bernstein Investment
                                                                                             Research and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an      o  Boston Advisors, Inc.
 INCOME(4)                    above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                       o  Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                 and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                          o  Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.                     o  Capital Guardian Trust Company
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.               o  Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------


35 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name*               Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      Seeks to achieve long-term growth of capital.               o  Capital Guardian Trust Company
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                           o  Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates      o  Alliance Capital Management L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                             o  Evergreen Investment Management
                                                                                             Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                          o  Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE     Seeks long-term capital appreciation.                       o  Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                      o  SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P.MORGAN CORE BOND       Seeks to provide a high total return consistent with        o  J.P. Morgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JP MORGAN VALUE            Long-term capital appreciation.                             o  J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH     Seeks long-term growth of capital.                          o  Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE     Seeks capital appreciation.                                 o  Lazard Asset Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation           o  Boston Advisors, Inc.
                              through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without           o  Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with reason-      o  Lord, Abbett & Co. LLC
 CORE                         able risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                       o  Lord, Abbett & Co, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                          o  Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE        Seeks capital appreciation and secondarily, income.         o  Mercury Advisors
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL      Seeks capital appreciation.                                 o  Merrill Lynch Investment Managers
 VALUE                                                                                       International Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERGERS AND ACQUISITIONS   Seeks to achieve capital appreciation.                      o  GAMCO Investors, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                  o  MFS Investment Management
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST        Seeks long-term growth of capital                           o  MFS Investment Management
                              with secondary objective to seek reasonable
                              current income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current                     o  Alliance Capital Management L.P.
                              income, preserve its assets and maintain
                              liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                      o  Montag & Caldwell, Inc.
 GROWTH(5)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent                        o  Pacific Investment Management Company,
                              with preservation of real capital and prudent                  LLC
                              investment management.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 36

-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name*               Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of             o  Boston Advisors, Inc.
                              principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the       o  Alliance Capital Management L. P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY VALUE(8)     Seeks to maximize capital appreciation.                     o  GAMCO Investors, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(3)              Seeks to achieve long-term capital appreciation.            o  TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME(6)   Seeks to achieve total return through capital               o  UBS Global Asset Management (Americas)
                              appreciation with income as a secondary consideration.         Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                  o  Morgan Stanley Investment Management
                                                                                             Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                       o  Morgan Stanley Investment Management
 MARKETS EQUITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                             o  Morgan Stanley Investment Management
 GROWTH                                                                                      Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                       o  Wells Capital Management Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE
INSURANCE TRUST
PORTFOLIO NAME                Objective                                                   Investment Manager/Adviser
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE    Seeks to increase the value of your investment in bull      o  Charles Schwab Investment Management,
 LONG/SHORT EQUITY            markets and bear markets through strategies that are           Inc.
                              designed to have limited exposure to general equity
                              market risk.                                                o  AXA Rosenberg Investment Management
                                                                                             LLC
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
PORTFOLIO NAME                Objective                                                   Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II  Seeks to provide above average current income and long-     o  Van Kampen (is the name under which
                              term capital appreciation by investing primarily in            Morgan Stanley Investment Management
                              equity securities of companies in the U.S. real estate         Inc. does business in certain
                              industry, including real estate investment trusts.             situations)
-----------------------------------------------------------------------------------------------------------------------------------



* This portfolio information reflects the portfolio's name change effective on or about May 9, 2005, subject to regulatory approval. The table below reflects the portfolio informa tion in effect until on or about May 9, 2005. The number in the "FN" column corresponds with the number contained in the chart above.



---------------------------------------------
 FN         Portfolio Name until May 9, 2005
---------------------------------------------
  (1)      EQ/Alliance Premier Growth
  (2)      EQ/Emerging Markets Equity
  (3)      EQ/Enterprise Equity
  (4)      EQ/Enterprise Equity Income
  (5)      EQ/Enterprise Growth
  (6)      EQ/Enterprise Growth and Income
  (7)      EQ/Enterprise Small Company Growth
  (8)      EQ/Enterprise Small Company Value
---------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.


37 Contract features and benefits

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,


(2)  the annual minimum guaranteed interest rate for the calendar year, and

(3)  the current interest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


Generally, the annual minimum guaranteed interest rate for 2005 is 2.25%, 3.00% or 4.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for series 100 NQ contracts). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series. Current interest rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in Maryland or for contracts issued on or after August 13, 2001 in Washington. Your financial professional can provide your state's approval status.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."



FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15th for maturity years ranging from 2006 through 2015. Not all fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o    the rate to maturity is 3%; or

o    the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2005, the next available maturity date was June 15, 2011 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

                                              Contract features and benefits  38

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum transfer flexibility" method, for a limited time, you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options. If you elect the "Maximum investment options choice" method, for a limited time, there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A."


We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.



--------------------------------------------------------------------------------
                               Investment Options
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
Domestic stocks                          International stocks
--------------------------------------------------------------------------------
o  AXA Aggressive Allocation             o  AXA Premier VIP International Equity
o  AXA Moderate-Plus Allocation          o  EQ/Alliance International
o  AXA Premier VIP Aggressive Equity     o  EQ/Capital Guardian International
o  AXA Premier VIP Health Care           o  EQ/International Growth(2)
o  AXA Premier VIP Large Cap Core        o  EQ/Mercury International Value
   Equity                                o  EQ/Van Kampen Emerging Markets
o  AXA Premier VIP Large Cap Growth         Equity(1)
o  AXA Premier VIP Large Cap Value
o  AXA Premier VIP Small/Mid Cap
   Growth
o  AXA Premier VIP Small/Mid Cap Value
o  AXA Premier VIP Technology
o  EQ/Alliance Common Stock
o  EQ/Alliance Growth and Income
o  EQ/Alliance Large Cap Growth(1)
o  EQ/Alliance Small Cap Growth
o  EQ/Bear Stearns Small Company
   Growth(1)
o  EQ/Bernstein Diversified Value
o  EQ/Boston Advisors Equity Income(1)
o  EQ/Calvert Socially Responsible
o  EQ/Capital Guardian Growth
o  EQ/Capital Guardian Research
o  EQ/Capital Guardian U.S. Equity
o  EQ/Equity 500 Index
o  EQ/Evergreen Omega
o  EQ/FI Mid Cap o EQ/FI Small/Mid Cap
   Value
o  EQ/JP Morgan Value Opportunities
o  EQ/Janus Large Cap Growth
o  EQ/Lazard Small Cap Value
o  EQ/Lord Abbett Growth and Income(2)
o  EQ/Lord Abbett Large Cap Core(2)
o  EQ/Lord Abbett Mid Cap Value(2)
o  EQ/Marsico Focus
o  EQ/Mercury Basic Value Equity
o  EQ/Mergers and Acquisitions(2)
o  EQ/MFS Emerging Growth Companies
o  EQ/MFS Investors Trust
o  EQ/Montag & Caldwell Growth(1)
o  EQ/Small Company Index
o  EQ/Small Company Value(1)
o  EQ/TCW Equity(1)
o  EQ/UBS Growth and Income(1)
o  EQ/Van Kampen Comstock(2)
o  EQ/Van Kampen Mid Cap Growth(2)
o  EQ/Wells Fargo Montgomery Small
   Cap(2)
o  Laudus Rosenberg VIT Value Long/
   Short Equity
o  US Real Estate - Class II
--------------------------------------------------------------------------------
Balanced  hybrid
--------------------------------------------------------------------------------
o  AXA Moderate Allocation
--------------------------------------------------------------------------------


39 Contract features and benefits

--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
Fixed income
--------------------------------------------------------------------------------
o  AXA Conservative Allocation           o  EQ/Caywood-Scholl High Yield Bond(2)
o  AXA Conservative-Plus Allocation      o  EQ/J.P. Morgan Core Bond
o  AXA Premier VIP Core Bond             o  EQ/Long Term Bond(2)
o  AXA Premier VIP High Yield            o  EQ/Money Market
o  EQ/Alliance Intermediate Government   o  EQ/PIMCO Real Return(2)
   Securities                            o  EQ/Short Duration Bond(2)
o  EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
Fixed maturity options
--------------------------------------------------------------------------------
The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------



(1) This is the option's new name, effective on or about May 9, 2005, subject to regu latory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for the option's former name.
(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for more information on the new investment options.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer. For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contribution but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.


We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or
o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA or Roth Advantage, you may cancel your Roth IRA or Roth Advantage contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."


                                              Contract features and benefits  40

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

41 Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. As of February 15, 2005, maturities of less than seven years were not available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
     (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.


o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

     See  Appendix I for transfer restrictions under Original Contracts.


Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed for programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.


                             Transferring your money among investment options 42

The AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts") have adopted policies and procedures designed to discourage disruptive transfers by contract owners investing in the portfolios of the affiliated trusts. The affiliated trusts discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. As a general matter, the affiliated trusts reserve the right to refuse or limit any purchase or exchange order by a particular investor (or group of related investors) if the transaction is deemed harmful to the portfolio's other investors or would disrupt the management of the portfolio. The affiliated trusts monitor aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. When a contract owner is identified as having engaged in a potentially disruptive transfer for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the affiliated trusts may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

We may also offer investment options with underlying portfolios that are not part of the AXA Premier VIP Trust or EQ Advisors Trust (the "unaffiliated trusts"). Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which may be different than those applied by the affiliated trusts. In most cases, the unaffiliated trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectus for the underlying trust for information regarding the policies and procedures, if any, employed by that trust and any associated risks of investing in that trust. If an unaffiliated trust advises us that there may be disruptive transfer activity from our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. If the underlying trust determines that the trading activity of a particular contract owner is disruptive, we will take action to limit the disruptive trading activity of that contract owner as discussed above.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/ participants may be treated differently than others, resulting in the risk that some contract owners/participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER


You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


See Appendix I for restrictions under Original Contracts.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier option will end:

43 Transferring your money among investment options

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE


Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------



You may elect the rebalancing program at any time. To be eligible, you must have
(i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.

                            Transferring your money among investment options  44

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.


                         Method of Withdrawal
-----------------------------------------------------
                                            Minimum
 Contract         Partial   Systematic   distribution
-----------------------------------------------------
NQ                  Yes        Yes           No
traditional IRA     Yes        Yes          Yes
QP IRA              Yes        Yes          Yes
Roth Advantage      Yes        Yes           No
Roth IRA            Yes        Yes           No
-----------------------------------------------------



PARTIAL WITHDRAWALS

(All contracts)


You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)


SYSTEMATIC WITHDRAWALS
(All contracts)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(Traditional IRA and QP IRA contracts -- See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus. You may choose instead an annuity payout option.

You may elect our RMD automatic withdrawal option in the year in which you reach age 701/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------

We will send to traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


45 Accessing your money

AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA or QP IRA contract, you may use our automatic deposit service.

Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA or QP IRA contract directly into an EQUI-VEST(R) NQ or Roth IRA or an EQUI-VEST(R) Express (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information -- Roth IRAs" later in this prospectus.


DEPOSIT OPTION FOR NQ CONTRACTS ONLY


You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.


Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or


(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or


(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS
--------------------------------------------------------------------------------
Fixed annuity payout options        o Life annuity
                                    o Life annuity with period certain
                                    o Life annuity with refund certain
                                    o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout   o Life annuity (not available in
   options                            NY)
                                    o Life annuity with period
                                     certain


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

                                                        Accessing your money  46

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2)  the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).


In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

47 Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------


CHARGES THAT AXA EQUITABLE DEDUCTS


We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable


o    Charge for third-party transfer or exchange (series 300, 400 and 500 only)


o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, 400 and 500, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.


The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:


o 1.10% current and maximum in each variable investment option under series 300 contracts.

o 1.10% current and 1.75% maximum in each variable investment option under series 400 contracts.

o 1.20% current and 1.75% maximum in each variable investment option under series 500 contracts.

o 0.56% current and 0.65% maximum under series 100 contracts, and 1.15% current and 1.24% maximum under series 200 contracts in the EQ/Alliance Common Stock and EQ/Money Market options.

o 0.50% current and maximum under series 100 contracts, and 1.09% current and maximum under series 200 contracts for all other variable investment options.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:


(i) under series 300, 400 and 500 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options under series 300 and 400 other than the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and EQ/Money Market options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options;


(ii) under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts;


(iii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option.


MAXIMUM TOTAL CHARGES


Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we


                                                        Charges and expenses  48
may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300; (ii) 1.49% for series 100 and 200 for the EQ/Alliance Common Stock and EQ/Money Market options; (iii) 1.34% for all the other options not listed in (ii) for series 100 and 200; and (iv) 2.00% for series 400.

Under series 100 and 200 contracts for the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


Under series 300, 400 and 500, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


Under series 300 (except in FL), 400 and 500 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options," below.

o For series 100 and 200 NQ contracts, all series 300 and 400 contracts, and 500 contracts

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

Under series 100 and 200 NQ contracts, if the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract years. For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

o    For series 100 and 200 traditional IRA, QP IRA and Roth IRA


49 Charges and expenses

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

---------------------------------
  Contract Year(s)     Charge
---------------------------------
    1 through 5          6%*
    6 through 8           5
         9                4
        10                3
        11                2
        12                1
   13 and later           0
---------------------------------

* This percentage may be reduced at older ages for certain contracts. Your AXA Equitable associate can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

                      ----------------------------------

We reserve the right to reduce or waive the withdrawal charge including transfers to a traditional IRA, QP IRA and Roth IRA from another EQUI-VEST(R) contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.


WHEN WITHDRAWAL CHARGES DO NOT APPLY


o 10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year. For series 100 and 200 traditional IRA and Roth IRA contracts, the 10% free withdrawal amount described above will be available after the third contract year or you attain age 591/2.

For existing contract owners, if you have QP IRA contract number 11933I (series
100), the 10% free withdrawal amount described above became available after the third contract year. If you have QP IRA contract number 92QPI (series 200), the free withdrawal amount was available in the first contract year.

o    For series 100 and 200 contracts


(i)  For NQ contracts, the withdrawal charge does not apply if:

o    the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.


(ii) For a traditional IRA, QP IRA and Roth IRA the withdrawal charge does not apply:


o    after five contract years and the annuitant is at least age 591/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 591/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.


o    For series 300, 400 and 500 contracts



(i)  DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

(a)  the annuitant dies and a death benefit is payable to the beneficiary; or


(b) we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.


(ii) DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


(a) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(b) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(c) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
     Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


(iii)For traditional IRA, QP IRA and Roth IRA contracts the withdrawal charge also does not apply:


o    after six contract years if the annuitant is at least age 591/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

                                                        Charges and expenses  50

(iv) Under series 500 (Roth Advantage) contracts the withdrawal (iv) charge also does not apply:

o    after five contract years if the annuitant is at least age 591/2; or

o if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o after five contract years if the withdrawal is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS (FOR SERIES 300-500)

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.



-------------------------------------------------------------
   Declining scale                Alternative scale
  Year of investment        Year of transfer within fixed
  in fixed maturity                   maturity
       option*                        option*
-------------------------------------------------------------
  Within year 1     6%           Within year 1          5%
        2           6%                 2                4%
        3           5%                 3                3%
        4           4%                 4                2%
        5           3%                 5                1%
        6           2%           After year 5           0%
   After year 6     0%    Not to exceed 1% times
                          the number of years
                          remaining in the fixed
                          maturity option, rounded
                          to the higher number of
                          years. In other words, if
                          4.3 years remain, it would
                          be a 5% charge.
-----------------------------------------------------------



* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

51 Charges and expenses

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.

o    12b-1 fees of either 0.25% or 0.35% for Class IB/B and Class II shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA, QP IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                                                        Charges and expenses  52

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

DEATH BENEFIT

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals, withdrawal charges, and taxes that apply.


HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon contract series, contract date and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary, the contract can be continued as discussed below under "Successor owner and annuitant". Only a spouse who is the sole primary beneficiary can be a successor owner/ annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


SUCCESSOR OWNER AND ANNUITANT: TRADITIONAL IRA, QP IRA, NQ AND ROTH IRA CONTRACTS (MAY NOT BE AVAILABLE IN ALL STATES FOR SOME SERIES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made. The minimum death benefit will continue to apply.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions after the original owner's death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.


If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. The account value must be distributed no later than 5 years after the spouse's death.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing

53 Payment of death benefit
your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, QP IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

Upon your death under a traditional IRA, QP IRA, Roth IRA, or Roth Advantage contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in all states for some series.


This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater then such account value.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 701/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA and Roth Advantage contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o    The minimum death benefit provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.


o Upon the death of the beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR SERIES 400 NQ CONTRACTS ONLY

This feature (also known as inherited annuity), may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.


                                                    Payment of death benefit  54

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    The minimum death benefit will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.


55 Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. You should consider the potential implication of these Regulations before you purchase this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying

                                                             Tax information  56
taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-free basis. Special forms, agreements between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 591/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate

57 Tax information

Account A. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.


The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.


Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO


Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. We offer the EQUI-VEST(R) contract in both traditional IRA and Roth IRA versions.

We have received an opinion letter from the IRS approving the respective forms of the series 400 EQUI-VEST(R) traditional and Roth IRA contracts for use as traditional and Roth IRA, respectively. We have not submitted to the IRS requests for opinion letters to approve any other forms of series 100 -- 500 EQUI-VEST(R) traditional IRA and Roth IRA for use as a traditional or Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.

The Inherited IRA beneficiary continuation contract and all other series 100 -- 500 EQUI-VEST(R) traditional and Roth IRA contracts have not been submitted to the IRS for approval as to form for use as a traditional or Roth IRA.


CANCELLATION

You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

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o    direct custodian-to-custodian transfers from other traditional IRAs
     ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2005 and 2006. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 701/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for the taxable year 2005. This amount increases to $1,000 for 2006.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of 2005 and 2006 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 701/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 701/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 701/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions". That is, for the taxable years 2005 and 2006, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $4,500 for people eligible to make age 50-701/2 catch-up contributions for 2005 and $5,000 for 2006, respectively.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 2005 and later years.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $70,000 and $80,000 in 2005 and AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2005, for example, you determine AGI and subtract $50,000 if you are single, or $70,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


($10,000-excess AGI)    times    the maximum        equals   the adjusted
---------------------     X        regular            =      deductible
 divided by $10,000            contribution amount           contribution
                                  for the year               limit
                                discussed above


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get var-


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ies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2005 and 2006). The dollar limit is $4,500 in 2005 and $5,000 in 2006 for people eligible to make age 50-701/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 701/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o    "a required minimum distribution" after age 701/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    a corrective distribution that fits specified technical tax rules; or

o    a loan that is treated as a distribution; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

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You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o    regular contributions to a traditional IRA made after you reach age 701/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 701/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this

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

by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


The EQUI-VEST(R) QP IRA is used as a conduit IRA if amounts are not commingled.


REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of Treasury Regulations will require, beginning in 2006, that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 701/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 701/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 701/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 701/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.


DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions.

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Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 701/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 701/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 591/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 591/2. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

63 Tax information

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."


The EQUI-VEST(R) Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you can contribute to all IRAs (including Roth IRAs) for each of the taxable years 2005 and 2006. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year 2005. This amount increases to $1,000 for 2006.


With a Roth IRA, you can make regular contributions when you reach 701/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000, the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth

                                                             Tax information  64

IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 591/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Beginning in 2005, modified adjusted gross income for this purpose will also exclude any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 701/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax

65 Tax information
returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 591/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2005 and the conversion contribution is made in 2006, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2006.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 701/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

                                                             Tax information  66

ILLUSTRATION OF GUARANTEED INTEREST RATES


In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400. (The rate may be higher in your state.) We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 3.00% (4.00% for NQ in some states), is in the contract.


The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

67 Tax information

Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)


                                     TABLE I

                         ACCOUNT VALUES AND CASH VALUES

  (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                      YEAR)


----------------------------------------------------------------------------
          1.00% Minimum Guarantee             1.00% Minimum Guarantee
----------------------------------------------------------------------------
Contract     Account        Cash       Contract     Account        Cash
Year End      Value         Value      Year End      Value         Value
----------------------------------------------------------------------------
    1      $    989.80   $    936.35      26      $ 29,196.26   $ 28,836.26
    2      $  1,979.70   $  1,872.79      27      $ 30,498.22   $ 30,138.22
    3      $  2,979.49   $  2,818.60      28      $ 31,813.20   $ 31,453.20
    4      $  3,989.29   $  3,773.87      29      $ 33,141.33   $ 32,781.33
    5      $  5,009.18   $  4,738.69      30      $ 34,482.75   $ 34,122.75
    6      $  6,039.27   $  5,713.15      31      $ 35,837.57   $ 35,477.57
    7      $  7,079.67   $  6,719.67      32      $ 37,205.95   $ 36,845.95
    8      $  8,130.46   $  7,770.46      33      $ 38,588.01   $ 38,228.01
    9      $  9,191.77   $  8,831.77      34      $ 39,983.89   $ 39,623.89
   10      $ 10,263.69   $  9,903.69      35      $ 41,393.73   $ 41,033.73
   11      $ 11,346.32   $ 10,986.32      36      $ 42,817.67   $ 42,457.67
   12      $ 12,439.79   $ 12,079.79      37      $ 44,255.84   $ 43,895.84
   13      $ 13,544.18   $ 13,184.18      38      $ 45,708.40   $ 45,348.40
   14      $ 14,659.63   $ 14,299.63      39      $ 47,175.49   $ 46,815.49
   15      $ 15,786.22   $ 15,426.22      40      $ 48,657.24   $ 48,297.24
   16      $ 16,924.08   $ 16,564.08      41      $ 50,153.81   $ 49,793.81
   17      $ 18,073.33   $ 17,713.33      42      $ 51,665.35   $ 51,305.35
   18      $ 19,234.06   $ 18,874.06      43      $ 53,192.00   $ 52,832.00
   19      $ 20,436.40   $ 20,076.40      44      $ 54,733.92   $ 54,373.92
   20      $ 21,650.76   $ 21,290.76      45      $ 56,291.26   $ 55,931.26
   21      $ 22,877.27   $ 22,517.27      46      $ 57,864.18   $ 57,504.18
   22      $ 24,116.04   $ 23,756.04      47      $ 59,452.82   $ 59,092.82
   23      $ 25,367.20   $ 25,007.20      48      $ 61,057.35   $ 60,697.35
   24      $ 26,630.88   $ 26,270.88      49      $ 62,677.92   $ 62,317.92
   25      $ 27,907.18   $ 27,547.18      50      $ 64,314.70   $ 63,954.70
----------------------------------------------------------------------------



Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)


                                    TABLE II

                         ACCOUNT VALUES AND CASH VALUES

    (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)


----------------------------------------------------------------------------
          1.00% Minimum Guarantee             1.00% Minimum Guarantee
----------------------------------------------------------------------------
Contract     Account        Cash       Contract     Account        Cash
Year End      Value         Value      Year End      Value         Value
----------------------------------------------------------------------------
    1      $    989.80   $    936.35      26      $    434.76   $     434.76
    2      $    979.70   $    926.80      27      $    409.11   $     409.11
    3      $    959.50   $    907.69      28      $    383.20   $     383.20
    4      $    939.10   $    888.38      29      $    357.03   $     357.03
    5      $    918.49   $    868.89      30      $    330.60   $     330.60
    6      $    897.67   $    849.20      31      $    303.91   $     303.91
    7      $    876.65   $    876.65      32      $    276.95   $     276.95
    8      $    855.42   $    855.42      33      $    249.72   $     249.72
    9      $    833.97   $    833.97      34      $    222.21   $     222.21
   10      $    812.31   $    812.31      35      $    194.44   $     194.44
   11      $    790.43   $    790.43      36      $    166.38   $     166.38
   12      $    768.34   $    768.34      37      $    138.04   $     138.04
   13      $    746.02   $    746.02      38      $    109.42   $     109.42
   14      $    723.48   $    723.48      39      $     80.52   $      80.52
   15      $    700.71   $    700.71      40      $     51.32   $      51.32
   16      $    677.72   $    677.72      41      $     21.84   $      21.84
   17      $    654.50   $    654.50      42      $      0.00   $       0.00
   18      $    631.04   $    631.04      43      $      0.00   $       0.00
   19      $    607.35   $    607.35      44      $      0.00   $       0.00
   20      $    583.43   $    583.43      45      $      0.00   $       0.00
   21      $    559.26   $    559.26      46      $      0.00   $       0.00
   22      $    534.85   $    534.85      47      $      0.00   $       0.00
   23      $    510.20   $    510.20      48      $      0.00   $       0.00
   24      $    485.31   $    485.31      49      $      0.00   $       0.00
   25      $    460.16   $    460.16      50      $      0.00   $       0.00
----------------------------------------------------------------------------


                                                              Tax information 68

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2005 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


69  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A


Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A.


Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A, Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B or Class II shares and other aspects of its operations, appear in the prospectuses for each Trust, which generally accompany this prospectus or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value. The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2005 and the related price per $100 of maturity value were as shown below.



------------------------------------------------------
  Fixed Maturity
   Options with
    June 15th            Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2005   Maturity Value
------------------------------------------------------
      2005                3.00% **          $ 99.03
      2006                3.00% **          $ 96.15
      2007                3.00% **          $ 93.35
      2008                3.00% **          $ 90.62
      2009                3.00% **          $ 87.98
      2010                3.00% **          $ 85.42
      2011                3.20%             $ 81.92
      2012*               3.40%             $ 78.25
      2013*               3.55%             $ 74.77
      2014*               3.65%             $ 71.56
------------------------------------------------------


*    Not available in Oregon.


** Since these rates to maturity were 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

                                                            More information  70

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.


Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, Roth IRA and Roth Advantage contracts on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the

71  More information
fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


                                                            More information  72

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AXA Equitable at December 31, 2004 and 2003, and for the three years ended December 31, 2004, incorporated in this prospectus by reference to the 2004 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS


The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1
(800) 628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of a traditional IRA, QP IRA or Roth IRA contract except by surrender to us.


You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA and Roth IRA contract to another similar arrangement.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). Affiliated broker-dealers include MONY Securities Corporation ("MSC")* and Advest, Inc. The Distributors, MSC and Advest are all under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, broker-dealers receiving sales compensation will pay all or a portion of it to its individual financial representatives (or to its Selling broker-dealers) as commissions related to the sale of contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.5% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) a portion of the contribution-based compensation.

Sales compensation paid to AXA Distributors will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-


----------

* On or about June 6, 2005, MSC financial professionals are expected to become financial professionals of AXA Advisors. From that date forward, former MSC financial professionals will be compensated by AXA Advisors, and the Distributors will replace MSC as the principal underwriters of its affiliated products.


73  More information
based compensation of up to 0.60% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.5% of the total contributions made under the contracts. The sales compensation we pay varies among broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a broker-dealer. We may also make fixed payments to broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of our products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of our products, we may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). These types of payments are made out of the Distributors' assets. Not all Selling broker-dealers receive additional compensation. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors may also receive other payments from the portfolio advisers and/or their affiliates for administrative costs, as well as payments for sales meetings and/or seminar sponsorships.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." Other forms of compensation financial professionals may receive include health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of our products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products may qualify, under sales incentive programs, to receive non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  74

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's annual report on Form 10-K for the year ended December 31, 2004, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


75  Incorporation of certain documents by reference

Appendix I: Original Contracts


--------------------------------------------------------------------------------


Original Contracts are EQUI-VEST(R) contracts under which the contract owner has not elected to add any additional variable investment options when they first became available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the EQ/Money Market, AXA Moderate Allocation*, EQ/Alliance Common Stock and AXA Premier VIP Aggressive Equity** options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.

TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the EQ/Money Market option is always available. However, we will not permit transfers into the EQ/Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

*    EQ/Balanced was merged into AXA Moderate Allocation on 8/15/03.

** EQ/Aggressive Stock was merged into AXA Premier VIP Aggressive Equity on 8/15/03.


                                              Appendix I: Original Contracts I-1

Appendix II: Condensed financial information


--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.



SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



-------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit Value                             $  26.18   $  30.92   $  34.06   $  38.66   $  45.07   $  52.39   $  51.10
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      32,664     30,212     28,319     26,036     24,361     22,434     20,413
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  52.88   $  68.73   $  82.91   $  90.75   $  89.92   $ 105.59   $  90.70
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      24,787     25,821     27,945     28,030     25,634     20,946     18,138
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  95.88   $ 113.44   $ 137.53   $ 160.74   $ 150.42   $ 143.43   $ 129.28
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          99        209        444        831      1,164        998        800
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 109.15   $ 120.39
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          8         50
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 102.15   $ 106.86
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          6         36
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 104.14   $ 110.71
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          5         44
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit Value                             $  49.61   $  42.91   $  50.77   $  55.12
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      19,822     23,382     21,629     20,412
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 107.96   $ 118.97
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         18        185
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  67.13   $  47.48   $  64.75   $  72.04
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      16,058     13,832     12,726     11,587
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 106.73   $ 109.24   $ 111.97
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        264        311        348
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  78.98   $  99.85   $ 110.46
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        101        182        238
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 128.74   $ 123.58   $ 149.82   $ 161.02
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         770        696        769        761
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  78.07   $ 103.47   $ 120.36
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         82        150        268
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  76.43   $  96.62   $ 104.55
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         91        122        129
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  67.87   $  87.47   $  92.04
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        138        219        256
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  79.08   $ 102.28   $ 115.47
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        127        163        203
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  62.00   $  85.78   $  94.55
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        211        417        530
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  73.70   $ 102.24   $ 116.19
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        214        334        425
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  56.63   $  88.08   $  91.24
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         53        211        989
-------------------------------------------------------------------------------------------------------------------


II-1 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).


-------------------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 124.32   $ 162.42   $ 199.05   $ 253.68   $ 323.75   $ 399.74   $ 339.28
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      15,749     16,292     16,933     17,386     17,231     16,705     15,685
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  98.86   $ 121.02   $ 143.37   $ 179.30   $ 213.81   $ 250.31   $ 269.09
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         210        498        975      1,800      2,475      3,095      3,352
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
  Securities
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  98.19   $ 109.80   $ 112.40   $ 118.98   $ 126.48   $ 124.96   $ 134.60
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          32         89        146        202        314        360        309
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 104.15   $ 112.83   $ 107.92   $ 117.72   $ 160.04   $ 121.54
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        141        763        968        971        926      1,028
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 116.36   $  93.70
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --        887      2,596
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  93.87   $ 108.38   $ 112.65   $ 121.30   $ 130.07   $ 125.76   $ 138.33
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          53        135        196        283        557        622        566
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 125.55   $ 118.57   $ 149.64   $ 168.29
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        488      1,101        976      1,895
-------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------------------
  Unit Value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 107.58   $ 103.06
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          4         15
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 106.78   $ 111.59
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          8         44
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 101.64   $ 103.88
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         13         34
-------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 100.95   $ 135.94   $ 164.12   $ 214.66   $ 271.24   $ 322.15   $ 287.40
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          47        592      1,486      2,686      3,805      4,579      4,346
-------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 106.57   $  92.84
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          5         18
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $  99.98
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         86
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 118.06   $ 104.82   $ 105.28   $ 109.21
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        577        859        721        628
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                            For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 299.82   $ 197.84   $ 292.96   $ 330.99
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      14,197     11,899     11,092     10,291
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 262.05   $ 204.07   $ 263.25   $ 292.64
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,789      3,455      3,264      3,133
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
  Securities
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 143.62   $ 154.25   $ 155.83   $ 157.11
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         587        915        788        674
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  92.48   $  82.20   $ 109.83   $ 128.38
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         945      5,013      4,603      4,372
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  70.28   $  47.74   $  58.02   $  62.04
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,788      2,376      2,212      1,966
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 147.79   $ 157.39   $ 161.18   $ 165.40
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         899        950        827        737
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 144.40   $  99.61   $ 138.85   $ 156.54
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,988      1,955      1,959      1,885
-------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 114.58
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          3
-------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------------------
  Unit Value                             $  94.39   $  80.42   $ 102.15   $ 114.33
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,544      1,981      2,115      2,287
-------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 106.97
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         33
-------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  86.73   $  62.93   $  79.44   $  81.19
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          33         57         89        118
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  53.85   $  65.86   $  68.57
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         19         39         47
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  67.65   $  88.51   $  99.21
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         61        175        316
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 107.86   $  80.17   $ 104.00   $ 113.80
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          95      1,211      1,179      1,112
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 100.43   $  75.63   $ 101.77   $ 109.77
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          96        375        573        660
-------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 249.66   $ 191.65   $ 242.29   $ 264.16
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,083      3,648      3,539      3,393
-------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  76.01   $  56.98   $  77.69   $  82.05
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          33         55        125        206
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  85.41   $  68.70   $  97.34   $ 111.43
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         420        738      1,109      1,384
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 112.05   $  94.29   $ 123.98   $ 144.14
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,238      1,835      1,967      2,096
-------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-2

SERIES 100 AND 200 CONTRACTS (CONTINUED) UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------
  Unit Value                                   --         --         --   $ 115.17   $ 128.20   $ 124.26   $ 131.45
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        250        581        648        521
-------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $  83.95
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --        165
-------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 115.97   $ 127.97   $ 149.82   $ 165.28
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        145        444        617        634
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 121.34   $ 161.04   $ 275.93   $ 220.97
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        256      1,090      2,427      3,720
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 104.48   $ 102.37
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         18         68
-------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  26.08   $  27.22   $  28.28   $  29.41   $  30.55   $  31.63   $  33.15
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,000      1,021      1,013        973      1,261      1,516      1,458
-------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  79.41   $  57.18   $ 110.43   $  65.32
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        109        217        590        926
-------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

                                           For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 107.03   $ 109.16   $ 112.11
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        207        316        405
-------------------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------
  Unit Value                             $ 120.85   $  96.50   $ 120.74   $ 132.08
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         532        484        448        414
-------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  63.80   $  43.86   $  54.47   $  60.27
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         464        590        701        750
-------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 112.38   $ 152.31   $ 175.98
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        239        434        617
-------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 105.89   $  92.40   $ 119.55   $ 130.34
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        337        779        948
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 172.07   $ 141.48   $ 183.13   $ 199.77
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,044      1,282      1,316      1,355
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  75.52   $  95.40   $ 114.50
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        928        946      1,010
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 143.76   $  93.15   $ 118.84   $ 132.05
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,422      2,890      2,681      2,410
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  84.85   $  66.13   $  79.62   $  87.51
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          87        118        161        140
-------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  33.96   $  34.00   $  33.81   $  33.69
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,796      1,816      1,322      1,193
-------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 104.66
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          1
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  81.53   $ 117.33   $ 136.22
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         72        260        446
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 113.23
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         37
-------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 111.22
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          6
-------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 109.24
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          1
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  61.12   $  56.74   $  87.28   $ 106.51
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         850        895        949      1,084
-------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $  99.46   $ 101.69
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          3         12
-------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 106.81   $ 143.40
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         18        288
-------------------------------------------------------------------------------------------------------------------


II-3 Appendix II: Condensed financial information

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR
EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 108.26   $ 119.26   $ 135.29   $ 157.63   $ 183.18   $ 178.32
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          386        548        655        752        854        846
--------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 123.95   $ 149.41   $ 163.33   $ 161.59   $ 189.44   $ 162.34
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        1,310      2,468      3,226      3,342      2,980      2,607
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 113.44   $ 137.53   $ 160.74   $ 150.42   $ 143.43   $ 129.28
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          209        444        831      1,164        998        800
--------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 126.78   $ 155.42   $ 198.12   $ 252.88   $ 312.31   $ 264.88
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        1,989      3,457      4,765      5,808      6,502      6,233
--------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 121.02   $ 143.37   $ 179.30   $ 213.81   $ 250.31   $ 269.09
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          498        975      1,800      2,475      3,095      3,352
--------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
 Securities
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 109.80   $ 112.40   $ 118.98   $ 126.48   $ 124.96   $ 134.60
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           89        146        202        314        360        309
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 109.15   $ 120.39
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          8         50
--------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 102.15   $ 106.86
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          6         36
--------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 104.14   $ 110.71
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          5         44
--------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 172.66   $ 149.01   $ 175.55   $ 188.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,334      2,689      2,378      2,153
--------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 107.96   $ 118.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         18        185
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 120.13   $  84.51   $ 114.95   $ 127.42
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,242      1,841      1,636      1,467
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 106.73   $ 109.24   $ 111.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        264        316        348
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  78.98   $  99.85   $ 110.46
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        101        185        238
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 128.74   $ 123.58   $ 149.82   $ 161.02
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         770        696        798        761
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  78.07   $ 103.47   $ 120.36
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         82        152        268
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  76.43   $  96.62   $ 104.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         91        123        129
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  67.87   $  87.47   $  92.04
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        138        221        256
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  79.08   $ 102.28   $ 115.47
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        127        165        203
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  62.00   $  85.78   $  94.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        211        421        530
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  73.70   $ 102.24   $ 116.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        214        337        425
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  56.63   $  88.08   $  91.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         53        212        989
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 233.80   $ 154.15   $ 227.99   $ 257.31
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       5,579      4,418      4,024      3,627
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 262.05   $ 204.07   $ 263.25   $ 292.64
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,789      3,455      3,368      3,133
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
  Securities
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 143.62   $ 154.25   $ 155.83   $ 157.11
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         587        915        818        674
--------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
EQ/Alliance International
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 104.15   $ 112.83   $ 107.92   $ 117.72   $ 160.04   $ 121.54
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          141        763        968        971        926      1,028
--------------------------------------------------------------------------------------------------------
EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 116.36   $  93.70
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --        887      2,596
--------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 108.38   $ 112.65   $ 121.30   $ 130.07   $ 125.76   $ 138.33
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          135        196        283        557        622        566
--------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $ 125.55   $ 118.57   $ 149.64   $ 168.29
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        488      1,101        976      1,895
--------------------------------------------------------------------------------------------------------
EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 107.58   $ 103.06
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --          4         15
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 106.78   $ 111.59
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --          8         44
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 101.64   $ 103.88
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         13         34
--------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 135.94   $ 164.12   $ 214.66   $ 271.24   $ 322.15   $ 287.40
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          592      1,486      2,686      3,805      4,579      4,346
--------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 106.57   $  92.84
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --          5         18
--------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --   $  99.98
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         86
--------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $ 118.06   $ 104.82   $ 105.28   $ 109.21
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        577        859        721        628
--------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $ 115.17   $ 128.20   $ 124.76   $ 131.45
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        250        581        648        521
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------
  Unit value                             $  92.48   $  82.20   $ 109.83   $ 128.38
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         945      5,013      4,796      4,372
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $  70.28   $  47.74   $  58.02   $  62.04
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,788      2,376      2,254      1,966
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 147.79   $ 157.39   $ 161.18   $ 165.40
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         899        950        851        737
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 144.40   $  99.61   $ 138.85   $ 156.54
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,988      1,955      2,016      1,885
--------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 114.58
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          3
--------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------
  Unit value                             $  94.39   $  80.42   $ 102.15   $ 114.33
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,544      1,981      2,153      2,287
--------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 106.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         33
--------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
  Unit value                             $  86.73   $  62.93   $  79.44   $  81.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          33         57         89        118
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  53.85   $  65.86   $  68.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         19         41         47
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  67.65   $  88.51   $  99.21
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         61        177        316
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 107.86   $  80.17   $ 104.00   $ 113.80
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          95      1,211      1,200      1,112
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 100.43   $  75.63   $ 101.77   $ 109.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          96        375        579        660
--------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 249.66   $ 191.65   $ 242.29   $ 264.16
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,083      3,648      3,658      3,393
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                             $  76.01   $  56.98   $  77.69   $  82.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          33         55        127        206
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                             $  85.41   $  68.70   $  97.34   $ 111.43
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         420        738      1,117      1,384
--------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 112.05   $  94.29   $ 123.98   $ 144.14
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,238      1,835      2,002      2,096
--------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 107.03   $ 109.16   $ 112.11
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        207        318        405
--------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 120.85   $  96.50   $ 120.74   $ 132.08
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         532        484        454        414
--------------------------------------------------------------------------------------------------------


                               II-5 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------
                                                      For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --   $  83.95
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --        165
--------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $ 115.97   $ 127.67   $ 149.82   $ 165.28
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        145        444        617        634
--------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $ 121.34   $ 161.04   $ 275.93   $ 220.97
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        256      1,090      2,427      3,720
--------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --   $ 104.48   $ 102.37
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         18         68
--------------------------------------------------------------------------------------------------------
EQ/Money Market
--------------------------------------------------------------------------------------------------------
 Unit value                              $ 107.04   $ 111.21   $ 115.66   $ 120.19   $ 124.47   $ 130.47
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           81        165        146        262        360        297
--------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Small Company Index
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Small Company Value
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/TCW Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --   $  79.41   $  57.18   $ 110.43   $  65.32
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --        109        217        590        926
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
 Equity
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------
 Unit value                                    --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                             For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $  63.80   $  43.86   $  54.47   $  60.27
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         464        581        710        750
--------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 112.38   $ 152.31   $ 175.98
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        239        445        617
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 105.89   $  92.41   $ 119.55   $ 130.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        337        790        948
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 172.07   $ 141.48   $ 183.13   $ 199.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,044      1,282      1,337      1,355
--------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  75.52   $  95.40   $ 114.50
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        928        970      1,010
--------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 143.76   $  93.15   $ 118.84   $ 132.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,422      2,890      2,741      2,410
--------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------
  Unit value                             $  84.85   $  66.13   $  79.62   $  87.51
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          87        118        162        140
--------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 133.66   $ 133.83   $ 133.10   $ 132.67
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         395        342        231        186
--------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 104.66
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          1
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  81.53   $ 117.33   $ 136.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         72        261        446
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 113.23
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         37
--------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 111.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          6
--------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 109.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          1
--------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $  61.12   $  56.74   $  87.28   $ 106.51
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         850        895        971      1,084
--------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $  99.46   $ 101.69
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          3         12
--------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 106.81   $ 143.40
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         18        288
--------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-6

SERIES 500 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.45%).



-------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1998       1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 109.12   $ 120.22
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 102.13   $ 106.71
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 104.11   $ 110.56
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 102.39   $ 118.86   $ 115.59   $ 111.81   $  96.40   $ 113.45   $ 121.87
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          2          2          4          6          6          6
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 107.93   $ 118.80
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  90.25   $ 105.69   $  90.49   $  66.89   $  47.01   $  63.87   $  70.74
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1          4          4          5          5          5          5
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 106.61   $ 109.00   $ 111.59
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  78.89   $  99.63   $ 110.09
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  89.20   $  84.96   $  76.49   $  76.09   $  72.96   $  88.34   $  94.85
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          1          1          1          1          1          1
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  77.98   $ 103.24   $ 119.96
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  76.34   $  96.40   $ 104.20
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  67.79   $  87.27   $  91.74
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  79.00   $ 102.05   $ 115.08
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  61.93   $  85.59   $  94.24
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  73.62   $ 102.01   $ 115.80
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  56.57   $  87.89   $  90.93
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --          1
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 102.87   $ 126.91   $ 107.53   $  94.82   $  62.45   $  92.27   $ 104.03
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5         19         24         27         27         29         30
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 102.73   $ 120.13   $ 129.00   $ 125.48   $  97.61   $ 125.78   $ 139.67
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1          4          5          6          7          7          7
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
  Securities
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 103.22   $ 101.96   $ 109.70   $ 116.92   $ 125.44   $ 126.58   $ 127.48
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1          1          1
-------------------------------------------------------------------------------------------------------------------


II-7 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.45%).



-------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1998       1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  93.00   $ 126.29   $  95.81   $  72.82   $  64.65   $  86.29   $ 100.74
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          1          1          1          4          4          4
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 116.32   $  93.56   $  70.10   $  47.56   $  57.74   $  61.67
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          1          2          2          2          2
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 103.62   $ 100.08   $ 109.96   $ 117.34   $ 124.83   $ 127.69   $ 130.89
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1          1         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  86.93   $ 109.59   $ 123.11   $ 105.52   $  72.71   $ 101.24   $ 114.00
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1          1          2         --          3          3          2
-------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 114.56
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 100.70   $  85.70   $ 108.74   $ 121.57
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          1          1          1          2
-------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 106.95
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  81.26   $ 102.46   $ 104.60
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  72.13   $  88.12   $  91.64
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  83.76   $ 109.47   $ 122.57
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 106.74   $ 111.42   $ 107.58   $  79.87   $ 103.50   $ 113.12
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3          3          3
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 101.60   $ 103.72   $ 100.16   $  75.34   $ 101.27   $ 109.11
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 103.68   $ 123.01   $ 109.62   $  95.12   $  72.93   $  92.10   $ 100.31
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           2          9         10         11         12         12         13
-------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 106.53   $  93.33   $  75.81   $  56.76   $  77.31   $  81.56
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $  99.95   $  85.28   $  68.53   $  96.98   $ 110.90
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         13         --         --          1
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  82.78   $  83.05   $  86.06   $  88.20   $  74.14   $  97.37   $ 113.08
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          1          1          1          2          2          2
-------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 106.90   $ 108.90   $ 111.72
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 100.48   $  97.68   $ 102.80   $  94.40   $  75.30   $  94.11   $ 102.84
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          1          1          2          2          2          2
-------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.45%).



-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1998       1999       2000       2001       2002       2003       2004
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $  83.92   $  63.71   $  43.75   $  54.27   $  59.97
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          1          1
-------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  87.78   $ 118.84   $ 137.16
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 105.94   $  92.27   $ 119.25   $ 129.87
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  97.80   $ 114.64   $ 126.32   $ 131.37   $ 107.89   $ 139.50   $ 152.01
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          1          1          2          2          2          2
-------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  82.38   $ 103.95   $ 124.61
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1          1          1
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 103.41   $ 177.00   $ 141.58   $  92.01   $  59.55   $  75.89   $  84.23
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1          6          9          9          9          9          9
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 104.44   $ 102.22   $  84.63   $  65.88   $  79.23   $  86.99
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 101.68   $ 105.20   $ 110.16   $ 112.74   $ 112.77   $ 112.04   $ 111.55
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 104.63
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  81.43   $ 117.06   $ 135.75
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 113.20
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 111.19
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --         --   $ 109.21
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                             $  81.40   $ 157.03   $  92.78   $  86.72   $  80.41   $ 123.57   $ 150.61
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --          1          1          1          1          1
-------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
-------------------------------------------------------------------------------------------------------------------
  Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $  99.43   $ 101.55
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 106.78   $ 143.20
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------


II-9 Appendix II: Condensed financial information

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2006 to a fixed maturity option with a maturity date of June 15, 2015 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2010.



----------------------------------------------------------------------------------------------------------------------------
                                                                     Hypothetical Assumed Rate to maturity on June 15, 2010
                                                                     -------------------------------------------------------
                                                                                      5.00%         9.00%
----------------------------------------------------------------------------------------------------------------------------
 As of June 15, 2010 (before withdrawal)
----------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                          $  144,048    $  119,487
----------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                           $  131,080    $  131,080
----------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                                       $   12,968    $  (11,593)
----------------------------------------------------------------------------------------------------------------------------
 On June 15, 2010 (after withdrawal)
----------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                             $    4,501    $   (4,851)
----------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]                              $   45,499    $   54,851
----------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                                 $   85,581    $   76,229
----------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                                  $  120,032    $  106,915
----------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                   $   94,048    $   69,487
----------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.

                             Appendix III: Market value adjustment example III-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Calculation of annuity payments                                               2
Custodian and independent registered public accounting firm                   2
Distribution of the contracts                                                 2
Calculating unit values                                                       2
Financial statements                                                          3


How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A


Call 1 (800) 628-6673 or send this request form to:
 EQUI-VEST(R)
 Processing Office
 AXA Equitable
 P.O. Box 4956
 Syracuse, NY 13221-4956


--------------------------------------------------------------------------------

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2005.

(Combination variable and fixed deferred annuity)


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City                          State          Zip


888-1297 (5/05)

EQUI-VEST(R)
A Combination Variable and Fixed Deferred Annuity Contract


STATEMENT OF ADDITIONAL INFORMATION DATED
MAY 1, 2005

--------------------------------------------------------------------------------


This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the related prospectus for EQUI-VEST(R), dated May 1, 2005. That prospectus provides detailed information concerning the contracts and the variable investment options, as well as the fixed maturity options that fund the contracts. Each variable investment option is a subaccount of AXA Equitable's Separate Account A. Definitions of special terms used in the SAI are found in the prospectus.

On September 7, 2004, our name was changed from "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company."

A copy of the prospectus is available free of charge by writing the processing office (P.O. Box 4956, Syracuse, NY 13221-4956), by calling toll free, 1 (800) 628-6673, or by contacting your financial professional.

TABLE OF CONTENTS

Calculation of annuity payments                                              2

Custodian and independent registered public accounting firm                  2


Distribution of the contracts                                                2


Calculating unit values                                                      2


Financial statements                                                         3


              Copyright 2005. AXA Equitable Life Insurance Company

   1290 Avenue of the Americas, New York, New York 10104. All rights reserved


                                                                          x00956

CALCULATION OF ANNUITY PAYMENTS

The calculation of monthly annuity payments under a contract takes into account the number of annuity units of each variable investment option credited under a contract, their respective annuity unit values, and a net investment factor. The annuity unit values used for EQUI-VEST(R) may vary, although the method of calculating annuity unit values set forth below applies to all contracts. Annuity unit values will also vary by variable investment option.

For each valuation period, the adjusted net investment factor is equal to the net investment factor for the variable investment option reduced for each day in the valuation period by:

o .00013366 of the net investment factor for a contract with an assumed base rate of net investment return of 5% a year; or

o .00009425 of the net investment factor for a contract with an assumed base rate of net investment return of 3 1/2%.

Because of this adjustment, the annuity unit value rises and falls depending on whether the actual rate of net investment return (after charges) is higher or lower than the assumed base rate.

The assumed base rate will be 5%, except in states where that rate is not permitted. Annuity payments based upon an assumed base rate of 3 1/2% will at first be smaller than those based upon a 5% assumed base rate. Payments based upon a 3 1/2% rate, however, will rise more rapidly when unit values are rising, and payments will fall more slowly when unit values are falling than those based upon a 5% rate.

The amounts of variable annuity payments are determined as follows:

Payments normally start on the business day specified on your election form or on such other future date as specified therein. The first three monthly payments are the same. The initial payment will be calculated using the basis guaranteed in the applicable EQUI-VEST(R) contract or our current basis, whichever would provide the higher initial benefit.

The first three payments depend on the assumed base rate of net investment return and the form of annuity chosen (and any fixed period). If the annuity involves a life contingency, the risk class and the age of the annuitants will affect payments.

Payments after the first three will vary according to the investment performance of the variable investment option(s) selected to fund the variable payments. After that, each monthly payment will be calculated by multiplying the number of annuity units credited by the average annuity unit value for the selected fund for the second calendar month immediately preceding the due date of the payment. The number of units is calculated by dividing the first monthly payment by the annuity unit value for the valuation period which includes the due date of the first monthly payment. The average annuity unit value is the average of the annuity unit values for the valuation periods ending in that month.

ILLUSTRATION OF CALCULATION OF ANNUITY PAYMENTS


To show how we determine variable annuity payments, assume that the account value for an EQUI-VEST(R) Contract on a retirement date is enough to fund an annuity with a monthly payment of $100 and that the annuity unit value of the selected variable investment option for the valuation period that includes the due date of the first annuity payment is $3.74. The number of annuity units credited under the contract would be 26.74 (100 divided by 3.74 = 26.74). Based on a hypothetical average annuity unit value of $3.56 in October 2004, the annuity payment due in December 2004 would be $95.19 (the number of units (26.74) times $3.56).

CUSTODIAN AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AXA Equitable is the custodian for the shares of the Trusts owned by the variable annuity options.

The financial statements of Separate Account A as of December 31, 2004 and for the periods ended December 31, 2004 and 2003, and the consolidated financial statements of AXA Equitable as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 included in this SAI have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.


DISTRIBUTION OF THE CONTRACTS


Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2004, 2003 and 2002. AXA Equitable paid AXA Advisors as the distributor of certain contracts, including these contracts and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A, $567,991,463 in 2004, $562,696,578 in 2003 and $536,113,253 in 2002. Of these amounts, AXA Advisors retained $289,050,171, $287,344,634 and $283,213,274, respectively.

Under a distribution agreement between AXA Distributors, LLC, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Distributors, LLC, distribution fees of $418,189,861 for 2004, $429,871,001 for 2003 and $228,077,343 for 2002, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A. Of these amounts, for each of these three years, AXA Distributors, LLC retained $57,065,006, $84,547,116 and $59,543,803, respectively.

CALCULATING UNIT VALUES

Unit values are determined at the end of each "valuation period" for each of the variable investment options. A valuation period is each business day together with any consecutive preceding non-business day. The unit values for EQUI-VEST(R) may vary. The method of calculating unit values is set forth below.

The unit value for a variable investment option for any valuation period is equal to the unit value for the preceding valuation period multiplied by the "net investment factor" for the variable investment option for that valuation period. The net investment factor is:

        (a/b)-c
where:

(a) is the value of the variable investment option's shares of the cor responding portfolio at the end of the valuation period before giving effect to any amounts allocated or withdrawn from the variable investment options for the valuation period. For this purpose, we use the share value reported to us by the applicable Trust. This share value is after deduction for investment advisory fees and direct expenses of such Trust.

(b) is the value of the variable investment option's shares of the cor responding portfolio at the end of the preceding valuation period (after any amounts allocated or withdrawn for that valuation period).

(c) is the daily Separate Account A asset charge for the expenses of the contracts times the number of calendar days in the valuation period, plus any charge for taxes or amounts set aside as a reserve for taxes. For series 100, these charges are at an effective annual rate not to exceed a total of 1.49% for the EQ/Money Market and EQ/Alliance Common Stock options and 1.34% for all other variable investment options.


FINANCIAL STATEMENTS


The consolidated financial statements of AXA Equitable included herein should be considered only as bearing upon the ability of AXA Equitable to meet its obligations under the contracts.

EQUI-VEST(R)

Employer-Sponsored Retirement Programs


PROSPECTUS DATED MAY 1, 2005


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation*            o EQ/Caywood-Scholl High Yield Bond(2)
o AXA Conservative-Plus Allocation*       o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Core Bond               o EQ/Long Term Bond(2)
o AXA Premier VIP High Yield              o EQ/Money Market
o EQ/Alliance Intermediate Government     o EQ/PIMCO Real Return(2)
  Securities                              o EQ/Short Duration Bond(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*              o EQ/FI Mid Cap
o AXA Moderate-Plus Allocation*           o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Aggressive Equity       o EQ/JP Morgan Value Opportunities
o AXA Premier VIP Health Care             o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core Equity   o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Growth        o EQ/Lord Abbett Growth and Income(2)
o AXA Premier VIP Large Cap Value         o EQ/Lord Abbett Large Cap Core(2)
o AXA Premier VIP Small/Mid Cap Growth    o EQ/Lord Abbett Mid Cap Value(2)
o AXA Premier VIP Small/Mid Cap Value     o EQ/Marsico Focus
o AXA Premier VIP Technology              o EQ/Mercury Basic Value Equity
o EQ/Alliance Common Stock                o EQ/Mergers and Acquisitions(2)
o EQ/Alliance Growth and Income           o EQ/MFS Emerging Growth Companies
o EQ/Alliance Large Cap Growth(1)         o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth            o EQ/Montag & Caldwell Growth(1)
o EQ/Bear Stearns Small Company           o EQ/Small Company Index
  Growth(1)                               o EQ/Small Company Value(1)
o EQ/Bernstein Diversified Value          o EQ/TCW Equity(1)
o EQ/Boston Advisors Equity Income(1)     o EQ/UBS Growth and Income(1)
o EQ/Calvert Socially Responsible         o EQ/Van Kampen Comstock(2)
o EQ/Capital Guardian Growth              o EQ/Van Kampen Mid Cap Growth(2)
o EQ/Capital Guardian Research            o EQ/Wells Fargo Montgomery Small
o EQ/Capital Guardian U.S. Equity           Cap(2)
o EQ/Equity 500 Index                     o Laudus Rosenberg VIT Value Long/
o EQ/Evergreen Omega                        Short Equity(3)
                                          o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity    o EQ/Mercury International Value
o EQ/Alliance International               o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International         Equity(1)
o EQ/International Growth(2)
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation*
--------------------------------------------------------------------------------


*   The AXA Allocation Portfolios.


(1) This is the option's new name, effective on or about May 9, 2005, subject to regu latory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.

(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for more information on the new investment option.

(3) The Laudus Rosenberg VIT Value Long/Short Equity option is not available for new contributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)

You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, The Universal Institutional Funds, Inc., or Laudus Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later int his prospectus.

TYPES OF CONTRACTS. For existing and new contract owners, we offer different "series" of contracts for use as:

Employer-funded traditional individual retirement annuities ("IRAs"):

o   A simplified employee pension plan ("SEP") sponsored by an employer.

o SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST(R) to new employer groups without existing plans.

o SIMPLE IRAs funded by employee salary reduction and employer contributions. Other employer-sponsored contracts:

o Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations, including non-profit organizations and states or local governmental entities.

o   Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA") for public schools and nonprofit entities under Internal Revenue Code
    Section 501(c)(3).

o A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

o To fund Internal Revenue Code Section 457 employee deferred compensation ("EDC") plans of state and municipal governments and tax-exempt organizations.

Minimum contribution amounts of $20 may be made under the contract.

For existing contract owners only:

o   Original contracts

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2005, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00953

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and IV.

Contents of this prospectus
--------------------------------------------------------------------


EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
EQUI-VEST(R) employer-sponsored retirement programs
     at a glance -- key features                                            10


--------------------------------------------------------------------------------
FEE TABLE                                                                   12
--------------------------------------------------------------------------------
Examples                                                                    16
Examples: EQUI-VEST(R) series 100 and 200 contracts                         17
Examples: EQUI-VEST(R) series 300 contracts                                 21
Examples: EQUI-VEST(R) series 400 contracts                                 23
Condensed financial information                                             27


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           28
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        28
Owner and annuitant requirements                                            30
How you can make your contributions                                         30
What are your investment options under the contract?                        30
Portfolios of the Trusts                                                    31
Selecting your investment method                                            36
ERISA considerations for employers                                          37
Allocating your contributions                                               37
Your right to cancel within a certain number of days                        37


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        38
--------------------------------------------------------------------------------
Your account value and cash value                                           38
Your contract's value in the variable investment options                    38
Your contract's value in the guaranteed interest option                     38
Your contract's value in the fixed maturity options                         38


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         39
--------------------------------------------------------------------------------
Transferring your account value                                             39
Disruptive transfer activity                                                39
Automatic transfer options                                                  40
Investment simplifier                                                       40
Rebalancing your account value                                              41

"We," "our" and "us" refer to AXA Equitable.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     42
--------------------------------------------------------------------------------
Withdrawing your account value                                              42
How withdrawals are taken from your account value                           43
Loans under TSA,governmental employer EDC and Corporate
  Trusteed contracts                                                        43
Termination                                                                 43
Texas ORP participants                                                      43
When to expect payments                                                     44
Your annuity payout options                                                 44


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     46
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          46
Charges under the contracts                                                 46
For all contract series                                                     50
Charges that the Trusts deduct                                              50
Variation in charges                                                        50


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 52
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     52
How death benefit payment is made                                           52
Beneficiary continuation option (For TSAs, SEPs, SARSEP
     and SIMPLE IRAs only)                                                  52


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          54
--------------------------------------------------------------------------------
Tax information and ERISA matters                                           54
Buying a contract to fund a retirement arrangement                          54
Special rules for tax-favored retirement programs                           54
Additional "Saver's Credit" for salary reduction contributions to
     certain plans or a traditional IRA or Roth IRA                         54
Qualified plans                                                             55
Tax-sheltered annuity arrangements (TSAs)                                   55
Distributions from Qualified Plans and TSAs                                 57
Simplified Employee Pensions (SEPs)                                         59
SIMPLE IRAs (Savings Incentive Match Plan)                                  59
Public and tax-exempt organization employee
     deferred compensation plans (EDC Plans)                                60
Traditional Individual Retirement Annuities
     (traditional IRAs)                                                     61
ERISA matters                                                               68
Certain rules applicable to plans designed
     to comply with Section 404(c) of ERISA                                 69
Federal and state income tax withholding and
     information reporting                                                  69
Federal income tax withholding on periodic annuity payments                 69
Federal income tax withholding on non-periodic annuity
     payments (withdrawals)                                                 69
Mandatory withholding from TSA, governmental employer EDC
     and qualified plan distributions                                       69
Impact of taxes to AXA Equitable                                            70


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         71
--------------------------------------------------------------------------------
About our Separate Account A                                                71
About the Trusts                                                            71
About our fixed maturity options                                            71
About the general account                                                   72
About other methods of payment                                              72
Dates and prices at which contract events occur                             73
About your voting rights                                                    73
About legal proceedings                                                     74
About our independent registered public accounting firm                     74
Financial statements                                                        74
Transfers of ownership, collateral assignments, loans, and borrowing        74
Funding changes                                                             74
Distribution of the contracts                                               74


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          76
--------------------------------------------------------------------------------

APPENDICES
--------------------------------------------------------------------------------
I   -- Original contracts                                                  I-1
II  -- Condensed financial information                                    II-1
III -- Market value adjustment example                                   III-1
IV -- State contract availability and/or variations of
     certain features and benefits                                        IV-1



--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                               Page

account value                                                    38
annuitant                                                        37
annuity payout options                                           44
Annuitant-Owned HR-10                                         cover
beneficiary                                                      52
beneficiary continuation option                                  52
business day                                                     73
cash value                                                       38
contract date                                                    11
contract date anniversary                                        11
contract year                                                    11
contributions                                                    28
disruptive transfer activity                                     39
DOL                                                              55
EDC                                                           cover
EQAccess                                                          8
ERISA                                                            37
elective deferral contributions                                  55
fixed maturity amount                                            35
fixed maturity option                                            35
guaranteed interest option                                       35
IRA                                                           cover
investment options                                        cover, 30
market adjusted amount                                           35
market timing                                                    39
market value adjustment                                          36
maturity value                                                   35
nonelective contribution                                         59
Original contracts                                       Appendix I
portfolio                                                     cover
processing office                                                 8
rate to maturity                                                 35
Required Beginning Date                                          67
SAI                                                           cover
SEC                                                           cover
salary reduction contributions                                   54
SARSEP                                                        cover
SEP                                                           cover
SIMPLE IRA                                                    cover
TOPS                                                              8
Trusteed contracts                                            cover
TSA                                                           cover
Trusts                                                        cover
unit                                                             38
unit investment trust                                            71
variable investment options                               cover, 30


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
 Prospectus                         Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options              Guarantee Periods or Fixed Maturity Accounts
variable investment options         Investment Funds or Investment Divisions
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
guaranteed interest option          Guaranteed Interest Account
unit                                Accumulation unit
unit value                          Accumulation unit value

                                               Index of key words and phrases  5

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. Once you have purchased a contract you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:

--------------------------------------------------------------------------------
TSA, EDC, Annuitant-Owned HR-10 and Trusteed contracts.     series 100
                                                            This series is no
                                                            longer available for
                                                            new purchasers
                                                            except in NY and NJ
                                                            (for TSA, EDC and
                                                            Trusteed).
--------------------------------------------------------------------------------
TSA, EDC, Annuitant-Owned HR-10, Trusteed,                  series 200
SEP and SARSEP contracts.                                   This series is
                                                            available for new
                                                            purchasers of TSA,
                                                            EDC, Trusteed, and
                                                            Annuitant-Owned
                                                            HR-10 contracts in
                                                            all states except in
                                                            NY and NJ. Also
                                                            available for SEP
                                                            and SARSEP contracts
                                                            in MD, OR and WA.
--------------------------------------------------------------------------------
SEP and SARSEP contracts in all states except               series 300
in MD, OR and WA.
--------------------------------------------------------------------------------
SIMPLE IRA contracts in all approved states.                series 400
--------------------------------------------------------------------------------


We also have contracts that we refer to as "Original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix I, which will be referenced throughout this prospectus when it applies.


6  Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------
We are AXA Equitable Life Insurance Company ("AXA Equitable")(previously, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is a wholly owned subsidiary of AXA Financial, Inc. AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $598 billion in assets as of December 31, 2004. For over 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, NJ 07188-0463


--------------------------------------------------------------------------------
 FOR TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED
 LOAN REPAYMENTS SENT  BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
Loan Repayments
EQUI-VEST(R) Lockbox
P.O. Box 13496
Newark, NJ 07188-0496


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(R) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
AXA Equitable
c/o Bank One, N.A.
300 Harmon Meadow Boulevard
3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(R) Processing Office
1 MONY Plaza
Syracuse, NY 13202


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option; and

o change your TOPS personal identification number ("PIN") and your EQAccess password.

Under TOPS only you can:

o   elect the investment simplifier.

Under EQAccess only you can:

o   elect to receive certain contract statements electronically;

o   change your address; and

o   access "Frequently Asked Questions" and certain service forms.

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1-800-755-7777. If you are a client of AXA Advisors, you may use EQAccess by visiting our website at http://www.AXAonline.com and logging in to access your account. All other clients may access EQAccess by visiting our other website at http://www.AXA-Equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


8  Who is AXA Equitable?

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.


--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of the automatic investment program (not applicable to all contracts);

(2)   election of the investment simplifier;

(3)   election of the automatic deposit service;

(4)   election of the rebalancing program;

(5)   election of required minimum distribution automatic withdrawal option;


(6) election of beneficiary continuation option (TSA, SEP, SARSEP, and SIMPLE IRA contracts only);


(7)   transfer/rollover of assets to another carrier;

(8) request for a loan (ERISA and non-ERISA TSA, governmental employer EDC (subject to state availability) and Corporate Trusteed contracts);

(9)   tax withholding election; and

(10)  contract surrender and withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)   address changes;

(2)   beneficiary changes;

(3)   transfers among investment options; and

(4)   change of ownership (when applicable).

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2)   investment simplifier;

(3)   rebalancing program;

(4)   systematic withdrawals; and

(5)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.

                                                        Who is AXA Equitable?  9

EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features

--------------------------------------------------------------------------------
Professional           EQUI-VEST(R)'s variable investment options invest in
investment             different portfolios managed by professional investment
management             advisers.
--------------------------------------------------------------------------------
Guaranteed interest    o Principal and interest guarantees
option
                       o Interest rates set periodically
--------------------------------------------------------------------------------
Fixed maturity         o 10 (7 in Oregon) fixed maturity options with maturities
options                  ranging from approximately 1 to 10 years
                         (1 to 7 in Oregon).
                       o Each fixed maturity option offers a guarantee of
                         principal and interest rate if you hold it to maturity.
                       ---------------------------------------------------------
                       If you make any withdrawals (including transfers,
                       surrender or termination of your contract or when we make
                       deductions for charges) from a fixed maturity option
                       before it matures, we will make a market value
                       adjustment, which will increase or decrease any fixed
                       maturity amount you have in that fixed maturity option.
                       ---------------------------------------------------------
                       Only available for contracts in states where approved.
--------------------------------------------------------------------------------
Tax advantages         o On earnings inside    No tax until you make withdrawals
                         the contract          from your contract or receive
                                               annuity payments.

                       o On transfers inside   No tax on transfers among
                         the contract          investment options.
                       ---------------------------------------------------------
                       Because you are purchasing an annuity contract as a Tax
                       Sheltered Annuity (TSA), or to fund a qualified employer
                       sponsored retirement arrangement, you should be aware
                       that such annuities do not provide tax deferral benefits
                       beyond those already provided by the Internal Revenue
                       Code. Before purchasing one of these annuities, you
                       should consider whether its features and benefits beyond
                       tax deferral meet your needs and goals. You may also want
                       to consider the relative features, benefits and costs of
                       these annuities with any other investment that you may
                       use in connection with your retirement plan or
                       arrangement. (For more information, see "Tax
                       information," later in this prospectus.)
--------------------------------------------------------------------------------
Contribution amounts   o $20 each contribution

                       o A maximum contribution limitation of $1.5 million
                         generally applies.
--------------------------------------------------------------------------------
Access to your money   o Partial withdrawals

                       o Several withdrawal options on a periodic basis

                       o Contract surrender

                       Withdrawals are subject to the terms of the plan and may
                       be limited. You may incur a withdrawal charge for certain
                       withdrawals or if you surrender your contract. You may
                       also incur income tax and a penalty tax.
--------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable annuity payout options
--------------------------------------------------------------------------------
Additional features    o Dollar cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed dollar option
                       o Automatic investment program (not applicable to all
                         contracts)
                       o Account value rebalancing (quarterly, semiannually, and
                         annually)
                       o No charge on transfers among investment options
                       o Waiver of withdrawal charge under certain circumstances
                       o Minimum death benefit
--------------------------------------------------------------------------------


10 EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features

--------------------------------------------------------------------------------
Fees and charges
                       o Daily charge on amounts invested in variable investment
                         options for mortality and expense risks and other expenses at annual rates determined by contract series: series 100 and 200 -- 1.34%; two options at 1.40%, currently (maximum of 1.49%). series 300 and 400:
                         1.34%; four options at 1.35% (maximum of 2.00% for series 400).

                       o Annual administrative charge*:
                         series 100 and 200: $30 or 2% of the account value plus any amounts previously withdrawn during the contract year, if less.
                         series 300 and 400: $30 ($65 maximum) during the first two contract years or 2% of the account value plus any amounts previously withdrawn during the contract year, if less; $30 thereafter ($65 maximum).
                       * For individuals who own multiple contracts with
                         combined account values over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                       o Charge for third-party transfer (such as in the case of
                         a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company):
                         series 100 and 200: none
                         series 300 and 400: $25 current per occurrence
                         ($65 maximum).

                       o No sales charge deducted at the time you make
                         contributions.

                       o Withdrawal charge:
                       -- series 300, 400, and Trusteed contracts under series
                          100 and 200: We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                       All SEP, SARSEP, TSA, EDC and Annuitant-owned HR-10 contracts under series 100 and 200: 6% of amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                       There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this prospectus.

                       ---------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       ---------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually, other expenses, and for Class IB/B and Class II shares, 12b-1 fees of either 0.25% or 0.35% annually.


--------------------------------------------------------------------------------
The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply, or may be imposed by employers under their plans. Maximum expense limitations apply to certain variable investment options, and rights are reserved to change or waive certain charges within specified limits. Also, all features of the contract, including all variable investment options, are not necessarily available in your state or at certain ages or under your investment method.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other Contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different than those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about any of the AXA Equitable annuity contracts.


          EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features  11

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


--------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions, or amounts with-
drawn, depending on the contract and series (deducted if you surrender your
contract or make certain withdrawals)(1)                                        6.00%
Charge if you elect a Variable Immediate Annuity payout option                  $350
Charge for third-party transfer or exchange                                     series 100 and 200: none
                                                                                series 300 and 400: $65 maximum for
                                                                                each occurrence;
                                                                                currently $25 for each occurrence.


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

                                          EQ/ALLIANCE COMMON STOCK       ALL OTHER VARIABLE
                                           EQ/MONEY MARKET OPTIONS       INVESTMENT OPTIONS
                                          ------------------------    ------------------------
                                          SERIES 100    SERIES 200    SERIES 100    SERIES 200    SERIES 300    SERIES 400
                                          ----------    ----------    ----------    ----------    ----------    ----------
Maximum mortality and expense risk(2)     0.65%         1.24%         0.50%         1.09%         1.10%         1.75%
                                          (currently    (currently                                              (currently
                                          0.56%)        1.15%)                                                  1.10%)
Maximum other expenses(3)                 0.84%         0.25%         0.84%         0.25%         0.25%         0.25%
                                                                                                  (currently    (currently
                                                                                                  0.24%)(5)     0.24%)(5)
                                          ----------    ----------    ----------    ----------    ----------    ----------
Maximum total Separate Account A annual
expenses(4)                               1.49%         1.49%         1.34%         1.34%         1.35%         2.00%
                                          ==========    ==========    ==========    ==========    ==========    ==========
                                          (currently    (currently                                (currently    (currently
                                          1.40%)        1.40%)                                    1.34%)(5)     1.34%)(5)


--------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------

Annual administrative charge(6)
                                                                                The lesser of $30 or 2% of your account value, plus
  For series 100 and 200:                                                       any prior withdrawal during the contract year.

  For series 300 and 400:                                                       $65 maximum ($30 current)


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

12  Fee table

--------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

                                                                                    Lowest   Highest
                                                                                   -------   -------
Total Annual Portfolio Operating Expenses for 2004 (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(7)                                                                    0.30%    7.61%



This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Total         Fee       Net Total
                                                                                               Annual       Waivers       Annual
                                                                               Underlying     Expenses      and/or       Expenses
                                           Manage-                              Portfolio      Before       Expense       After
                                             ment     12b-1        Other        Fees and       Expense    Reimburse-     Expense
Portfolio Name                             Fees(8)   Fees(9)   Expenses(10)   Expenses(11)   Limitation    ments(12)   Limitations
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                     0.10%     0.25%          0.29%          0.99%        1.63%       (0.29)%        1.34%
AXA Conservative Allocation                   0.10%     0.25%          0.41%          0.75%        1.51%       (0.41)%        1.10%
AXA Conservative-Plus Allocation              0.10%     0.25%          0.30%          0.80%        1.45%       (0.30)%        1.15%
AXA Moderate Allocation                       0.10%       --           0.16%          0.83%        1.09%       (0.16)%        0.93%
AXA Moderate-Plus Allocation                  0.10%     0.25%          0.20%          1.02%        1.57%       (0.20)%        1.37%
AXA Premier VIP Aggressive Equity             0.62%       --           0.18%            --         0.80%          --          0.80%
AXA Premier VIP Core Bond                     0.60%     0.25%          0.20%            --         1.05%       (0.10)%        0.95%
AXA Premier VIP Health Care                   1.20%     0.25%          0.40%            --         1.85%        0.00%         1.85%
AXA Premier VIP High Yield                    0.58%       --           0.18%            --         0.76%          --          0.76%
AXA Premier VIP International Equity          1.05%     0.25%          0.50%            --         1.80%        0.00%         1.80%
AXA Premier VIP Large Cap Core Equity         0.90%     0.25%          0.32%            --         1.47%       (0.12)%        1.35%
AXA Premier VIP Large Cap Growth              0.90%     0.25%          0.26%            --         1.41%       (0.06)%        1.35%
AXA Premier VIP Large Cap Value               0.90%     0.25%          0.25%            --         1.40%       (0.05)%        1.35%
AXA Premier VIP Small/Mid Cap Growth          1.10%     0.25%          0.25%            --         1.60%        0.00%         1.60%
AXA Premier VIP Small/Mid Cap Value           1.10%     0.25%          0.25%            --         1.60%        0.00%         1.60%
AXA Premier VIP Technology                    1.20%     0.25%          0.40%            --         1.85%        0.00%         1.85%

----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                      0.47%       --           0.05%            --         0.52%          --          0.52%
EQ/Alliance Growth and Income                 0.56%       --           0.05%            --         0.61%          --          0.61%
EQ/Alliance Intermediate Government
Securities                                    0.50%       --           0.06%            --         0.56%          --          0.56%
EQ/Alliance International                     0.73%       --           0.12%            --         0.85%        0.00%         0.85%
EQ/Alliance Large Cap Growth*                 0.90%     0.25%          0.05%            --         1.20%       (0.10)%        1.10%
EQ/Alliance Quality Bond                      0.50%       --           0.06%            --         0.56%          --          0.56%
EQ/Alliance Small Cap Growth                  0.75%       --           0.06%            --         0.81%          --          0.81%
EQ/Bear Stearns Small Company Growth*         1.00%     0.25%          0.18%            --         1.43%       (0.13)%        1.30%
EQ/Bernstein Diversified Value                0.63%     0.25%          0.07%            --         0.95%        0.00%         0.95%
EQ/Boston Advisors Equity Income*             0.75%     0.25%          0.21%            --         1.21%       (0.16)%        1.05%
EQ/Calvert Socially Responsible               0.65%     0.25%          0.29%            --         1.19%       (0.14)%        1.05%
EQ/Capital Guardian Growth                    0.65%     0.25%          0.09%            --         0.99%       (0.04)%        0.95%
EQ/Capital Guardian International             0.85%     0.25%          0.17%            --         1.27%       (0.07)%        1.20%
EQ/Capital Guardian Research                  0.65%     0.25%          0.05%            --         0.95%        0.00%         0.95%
EQ/Capital Guardian U.S. Equity               0.65%     0.25%          0.05%            --         0.95%        0.00%         0.95%
EQ/Caywood-Scholl High Yield Bond             0.60%     0.25%          0.12%            --         0.97%       (0.12)%        0.85%
EQ/Equity 500 Index                           0.25%       --           0.05%            --         0.30%          --          0.30%
EQ/Evergreen Omega                            0.65%     0.25%          0.11%            --         1.01%       (0.06)%        0.95%
EQ/FI Mid Cap                                 0.70%     0.25%          0.06%            --         1.01%       (0.01)%        1.00%
EQ/FI Small/Mid Cap Value                     0.74%     0.25%          0.08%            --         1.07%        0.00%         1.07%
EQ/International Growth                       0.85%     0.25%          0.22%            --         1.32%        0.00%         1.32%
EQ/J.P. Morgan Core Bond                      0.44%     0.25%          0.06%            --         0.75%        0.00%         0.75%
EQ/JP Morgan Value Opportunities              0.60%     0.25%          0.10%            --         0.95%        0.00%         0.95%
EQ/Janus Large Cap Growth                     0.90%     0.25%          0.08%            --         1.23%       (0.08)%        1.15%
EQ/Lazard Small Cap Value                     0.75%     0.25%          0.05%            --         1.05%        0.00%         1.05%
EQ/Long Term Bond                             0.50%     0.25%          0.25%            --         1.00%        0.00%         1.00%
EQ/Lord Abbett Growth and Income              0.65%     0.25%          0.19%            --         1.09%       (0.09)%        1.00%
EQ/Lord Abbett Large Cap Core                 0.65%     0.25%          0.19%            --         1.09%       (0.09)%        1.00%
EQ/Lord Abbett Mid Cap Value                  0.70%     0.25%          0.19%            --         1.14%       (0.09)%        1.05%
EQ/Marsico Focus                              0.88%     0.25%          0.06%            --         1.19%       (0.04)%        1.15%
EQ/Mercury Basic Value Equity                 0.58%     0.25%          0.05%            --         0.88%        0.00%         0.88%
EQ/Mercury International Value                0.85%     0.25%          0.15%            --         1.25%        0.00%         1.25%


                                                                   Fee table  13

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Total         Fee       Net Total
                                                                                               Annual       Waivers       Annual
                                                                               Underlying     Expenses      and/or       Expenses
                                           Manage-                              Portfolio      Before       Expense       After
                                             ment     12b-1        Other        Fees and       Expense    Reimburse-     Expense
Portfolio Name                             Fees(8)   Fees(9)   Expenses(10)   Expenses(11)   Limitation    ments(12)   Limitations
----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/Mergers and Acquisitions                   0.90%     0.25%          1.21%            --         2.36%       (0.91)%        1.45%
EQ/MFS Emerging Growth Companies              0.65%     0.25%          0.06%            --         0.96%          --          0.96%
EQ/MFS Investors Trust                        0.60%     0.25%          0.10%            --         0.95%        0.00%         0.95%
EQ/Money Market                               0.34%       --           0.05%            --         0.39%          --          0.39%
EQ/Montag & Caldwell Growth*                  0.75%     0.25%          0.12%            --         1.12%        0.00%         1.12%
EQ/PIMCO Real Return                          0.55%     0.25%          0.20%            --         1.00%       (0.35)%        0.65%
EQ/Short Duration Bond                        0.45%     0.25%          0.52%            --         1.22%       (0.57)%        0.65%
EQ/Small Company Index                        0.25%     0.25%          0.13%            --         0.63%        0.00%         0.63%
EQ/Small Company Value*                       0.80%     0.25%          0.12%            --         1.17%        0.00%         1.17%
EQ/TCW Equity*                                0.80%     0.25%          0.12%            --         1.17%       (0.02)%        1.15%
EQ/UBS Growth and Income*                     0.75%     0.25%          0.16%            --         1.16%       (0.11)%        1.05%
EQ/Van Kampen Comstock                        0.65%     0.25%          0.19%            --         1.09%       (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity*        1.15%     0.25%          0.40%            --         1.80%        0.00%         1.80%
EQ/Van Kampen Mid Cap Growth                  0.70%     0.25%          0.19%            --         1.14%       (0.09)%        1.05%
EQ/Wells Fargo Montgomery Small Cap           0.85%     0.25%          6.51%            --         7.61%       (6.33)%        1.28%

----------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq      1.50%     0.25%          2.35%            --         4.10%       (0.96)%        3.14%

----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC
----------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II***                0.76%     0.35%          0.26%            --         1.37%       (0.10)%        1.27%



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this Prospectus for the option's former name.
** The Laudus Rosenberg VIT Value Long/Short Equity option is not available for new contributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)
*** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "With drawal charges" in "Charges and expenses" later in this prospectus.

(2) A portion of this charge is for providing the death benefit.

(3) For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.


(4) For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock, and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment option plus the Trust's annual expenses for 2004 would have been 2.27% for the AXA Moderate Allocation option; 2.14% for the AXA Premier VIP Aggressive Equity option; 1.92% for the EQ/Alliance Common Stock option; and 1.79% for the EQ/Money Market option.



(5) For all variable investment options other than AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and EQ/Money Market.


(6) For series 300 and 400 contracts, during the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year.


(7) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated expense amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(8) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (12) for any expense limitation agreement information.


(9) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.


14  Fee table

(10) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (12) for any expense limitation agreement information.

(11) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.


(12) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Fund, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------
 Portfolio Name
--------------------------------------------------
AXA Moderate Allocation                       0.92%
AXA Premier VIP Aggressive Equity             0.68%
AXA Premier VIP Health Care                   1.81%
AXA Premier VIP International Equity          1.75%
AXA Premier VIP Large Cap Core Equity         1.32%
AXA Premier VIP Large Cap Growth              1.30%
AXA Premier VIP Large Cap Value               1.21%
AXA Premier VIP Small/Mid Cap Growth          1.50%
AXA Premier VIP Small/Mid Cap Value           1.54%
AXA Premier VIP Technology                    1.75%
EQ/Alliance Common Stock                      0.43%
EQ/Alliance Growth and Income                 0.55%
EQ/Alliance International                     0.83%
EQ/Alliance Large Cap Growth                  1.04%
EQ/Alliance Small Cap Growth                  0.73%
EQ/Calvert Socially Responsible               1.00%
EQ/Capital Guardian Growth                    0.67%
EQ/Capital Guardian International             1.17%
EQ/Capital Guardian Research                  0.90%
EQ/Capital Guardian U.S. Equity               0.93%
EQ/Evergreen Omega                            0.57%
EQ/FI Mid Cap                                 0.96%
EQ/FI Small/Mid Cap Value                     1.05%
EQ/JP Morgan Value Opportunities              0.76%
EQ/Lazard Small Cap Value                     0.86%
EQ/Marsico Focus                              1.12%
EQ/Mercury Basic Value Equity                 0.86%
EQ/Mercury International Value                1.18%
EQ/MFS Emerging Growth Companies              0.91%
EQ/MFS Investors Trust                        0.91%
EQ/Small Company Value                        1.16%
EQ/TCW Equity                                 1.14%
EQ/Van Kampen Emerging Markets Equity         1.75%
EQ/Wells Fargo Montgomery Small Cap           1.26%
--------------------------------------------------


                                                                   Fee table  15

EXAMPLES

These examples are intended to help you compare the cost of investing in each type of EQUI-VEST(R) series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.56 per $10,000.


We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


16  Fee table

EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS -- FOR SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:




--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   929.42    $ 1,606.30    $ 2,242.33    $ 3,781.63
AXA Conservative Allocation                         $   917.58    $ 1,571.36    $ 2,184.70    $ 3,668.09
AXA Conservative-Plus Allocation                    $   911.67    $ 1,553.86    $ 2,155.78    $ 3,610.80
AXA Moderate Allocation                             $   809.09    $ 1,246.87    $ 1,642.29    $ 2,559.83
AXA Moderate-Plus Allocation                        $   923.50    $ 1,588.84    $ 2,213.55    $ 3,725.04
AXA Premier VIP Aggressive Equity                   $   809.09    $ 1,246.87    $ 1,642.29    $ 2,559.83
AXA Premier VIP Core Bond                           $   872.21    $ 1,436.58    $ 1,961.01    $ 3,219.70
AXA Premier VIP Health Care                         $   951.12    $ 1,670.13    $ 2,347.19    $ 3,986.16
AXA Premier VIP High Yield                          $   843.61    $ 1,350.94    $ 1,817.68    $ 2,926.00
AXA Premier VIP International Equity                $   946.19    $ 1,655.65    $ 2,323.45    $ 3,940.09
AXA Premier VIP Large Cap Core Equity               $   913.64    $ 1,559.69    $ 2,165.43    $ 3,629.94
AXA Premier VIP Large Cap Growth                    $   907.72    $ 1,542.17    $ 2,136.45    $ 3,572.41
AXA Premier VIP Large Cap Value                     $   906.73    $ 1,539.25    $ 2,131.62    $ 3,562.78
AXA Premier VIP Small/Mid Cap Growth                $   926.46    $ 1,597.58    $ 2,227.95    $ 3,753.38
AXA Premier VIP Small/Mid Cap Value                 $   926.46    $ 1,597.58    $ 2,227.95    $ 3,753.38
AXA Premier VIP Technology                          $   951.12    $ 1,670.13    $ 2,347.19    $ 3,986.16

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   809.09    $ 1,246.87    $ 1,642.29    $ 2,559.83
EQ/Alliance Growth and Income                       $   828.81    $ 1,306.43    $ 1,742.84    $ 2,770.66
EQ/Alliance Intermediate Government Securities      $   823.88    $ 1,291.56    $ 1,717.78    $ 2,718.35
EQ/Alliance International                           $   852.48    $ 1,377.57    $ 1,862.35    $ 3,018.08
EQ/Alliance Large Cap Growth*                       $   887.01    $ 1,480.68    $ 2,034.44    $ 3,368.24
EQ/Alliance Quality Bond                            $   823.88    $ 1,291.56    $ 1,717.78    $ 2,718.35
EQ/Alliance Small Cap Growth                        $   848.54    $ 1,365.74    $ 1,842.52    $ 2,977.26
EQ/Bear Stearns Small Company Growth*               $   909.69    $ 1,548.02    $ 2,146.12    $ 3,591.62
EQ/Bernstein Diversified Value                      $   862.35    $ 1,407.11    $ 1,911.79    $ 3,119.40
EQ/Boston Advisors Equity Income*                   $   887.99    $ 1,483.61    $ 2,039.32    $ 3,378.06
EQ/Calvert Socially Responsible                     $   886.02    $ 1,477.74    $ 2,029.56    $ 3,358.41
EQ/Capital Guardian Growth                          $   866.29    $ 1,418.91    $ 1,931.50    $ 3,159.64
EQ/Capital Guardian International                   $   893.91    $ 1,501.21    $ 2,068.55    $ 3,436.78
EQ/Capital Guardian Research                        $   862.35    $ 1,407.11    $ 1,911.79    $ 3,119.40
EQ/Capital Guardian U.S. Equity                     $   862.35    $ 1,407.11    $ 1,911.79    $ 3,119.40
EQ/Caywood-Scholl High Yield Bond                   $   864.32    $ 1,413.01    $ 1,921.65    $ 3,139.54
EQ/Equity 500 Index                                 $   798.24    $ 1,214.00    $ 1,586.62    $ 2,442.04
EQ/Evergreen Omega                                  $   868.27    $ 1,424.80    $ 1,941.35    $ 3,179.70
EQ/FI Mid Cap                                       $   868.27    $ 1,424.80    $ 1,941.35    $ 3,179.70
EQ/FI Small/Mid Cap Value                           $   874.18    $ 1,442.47    $ 1,970.83    $ 3,239.64
EQ/International Growth                             $   898.84    $ 1,515.85    $ 2,092.85    $ 3,485.44
EQ/J.P. Morgan Core Bond                            $   842.62    $ 1,347.97    $ 1,812.70    $ 2,915.72
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   668.53    $ 1,323.04    $ 2,001.52    $ 3,808.43
AXA Conservative Allocation                         $   655.94    $ 1,285.75    $ 1,940.24    $ 3,690.88
AXA Conservative-Plus Allocation                    $   649.64    $ 1,267.06    $ 1,909.47    $ 3,631.56
AXA Moderate Allocation                             $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Moderate-Plus Allocation                        $   662.24    $ 1,304.41    $ 1,970.92    $ 3,749.83
AXA Premier VIP Aggressive Equity                   $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Premier VIP Core Bond                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
AXA Premier VIP Health Care                         $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22
AXA Premier VIP High Yield                          $   577.24    $ 1,050.49    $ 1,549.91    $ 2,922.63
AXA Premier VIP International Equity                $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
AXA Premier VIP Large Cap Core Equity               $   651.74    $ 1,273.29    $ 1,919.74    $ 3,651.37
AXA Premier VIP Large Cap Growth                    $   645.45    $ 1,254.60    $ 1,888.92    $ 3,591.81
AXA Premier VIP Large Cap Value                     $   644.40    $ 1,251.48    $ 1,883.78    $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth                $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Small/Mid Cap Value                 $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Technology                          $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
EQ/Alliance Growth and Income                       $   561.50    $ 1,002.99    $ 1,470.32    $ 2,761.83
EQ/Alliance Intermediate Government Securities      $   556.26    $   987.12    $ 1,443.67    $ 2,707.69
EQ/Alliance International                           $   586.69    $ 1,078.92    $ 1,597.41    $ 3,017.94
EQ/Alliance Large Cap Growth*                       $   623.41    $ 1,188.96    $ 1,780.43    $ 3,380.43
EQ/Alliance Quality Bond                            $   556.26    $   987.12    $ 1,443.67    $ 2,707.69
EQ/Alliance Small Cap Growth                        $   582.49    $ 1,066.29    $ 1,576.32    $ 2,975.68
EQ/Bear Stearns Small Company Growth*               $   647.55    $ 1,260.83    $ 1,899.20    $ 3,611.70
EQ/Bernstein Diversified Value                      $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Boston Advisors Equity Income*                   $   624.46    $ 1,192.09    $ 1,785.62    $ 3,390.60
EQ/Calvert Socially Responsible                     $   622.36    $ 1,185.83    $ 1,775.24    $ 3,370.25
EQ/Capital Guardian Growth                          $   601.38    $ 1,123.03    $ 1,670.95    $ 3,164.48
EQ/Capital Guardian International                   $   630.76    $ 1,210.87    $ 1,816.70    $ 3,451.39
EQ/Capital Guardian Research                        $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Capital Guardian U.S. Equity                     $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                   $   599.28    $ 1,116.74    $ 1,660.47    $ 3,143.68
EQ/Equity 500 Index                                 $   528.97    $   904.34    $ 1,304.20    $ 2,421.71
EQ/Evergreen Omega                                  $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/FI Mid Cap                                       $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/FI Small/Mid Cap Value                           $   609.77    $ 1,148.18    $ 1,712.77    $ 3,247.29
EQ/International Growth                             $   636.00    $ 1,226.50    $ 1,842.54    $ 3,501.77
EQ/J.P. Morgan Core Bond                            $   576.19    $ 1,047.33    $ 1,544.62    $ 2,911.98
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   318.53    $   973.04    $ 1,651.52    $ 3,458.43
AXA Conservative Allocation                         $   305.94    $   935.75    $ 1,590.24    $ 3,340.88
AXA Conservative-Plus Allocation                    $   299.64    $   917.06    $ 1,559.47    $ 3,281.56
AXA Moderate Allocation                             $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
AXA Moderate-Plus Allocation                        $   312.24    $   954.41    $ 1,620.92    $ 3,399.83
AXA Premier VIP Aggressive Equity                   $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
AXA Premier VIP Core Bond                           $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
AXA Premier VIP Health Care                         $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22
AXA Premier VIP High Yield                          $   227.24    $   700.49    $ 1,199.91    $ 2,572.63
AXA Premier VIP International Equity                $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
AXA Premier VIP Large Cap Core Equity               $   301.74    $   923.29    $ 1,569.74    $ 3,301.37
AXA Premier VIP Large Cap Growth                    $   295.45    $   904.60    $ 1,538.92    $ 3,241.81
AXA Premier VIP Large Cap Value                     $   294.40    $   901.48    $ 1,533.78    $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth                $   315.38    $   963.73    $ 1,636.23    $ 3,429.18
AXA Premier VIP Small/Mid Cap Value                 $   315.38    $   963.73    $ 1,636.23    $ 3,429.18
AXA Premier VIP Technology                          $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
EQ/Alliance Growth and Income                       $   211.50    $   652.99    $ 1,120.32    $ 2,411.83
EQ/Alliance Intermediate Government Securities      $   206.26    $   637.12    $ 1,093.67    $ 2,357.69
EQ/Alliance International                           $   236.69    $   728.92    $ 1,247.41    $ 2,667.94
EQ/Alliance Large Cap Growth*                       $   273.41    $   838.96    $ 1,430.43    $ 3,030.43
EQ/Alliance Quality Bond                            $   206.26    $   637.12    $ 1,093.67    $ 2,357.69
EQ/Alliance Small Cap Growth                        $   232.49    $   716.29    $ 1,226.32    $ 2,625.68
EQ/Bear Stearns Small Company Growth*               $   297.55    $   910.83    $ 1,549.20    $ 3,261.70
EQ/Bernstein Diversified Value                      $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Boston Advisors Equity Income*                   $   274.46    $   842.09    $ 1,435.62    $ 3,040.60
EQ/Calvert Socially Responsible                     $   272.36    $   835.83    $ 1,425.24    $ 3,020.25
EQ/Capital Guardian Growth                          $   251.38    $   773.03    $ 1,320.95    $ 2,814.48
EQ/Capital Guardian International                   $   280.76    $   860.87    $ 1,466.70    $ 3,101.39
EQ/Capital Guardian Research                        $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Capital Guardian U.S. Equity                     $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                   $   249.28    $   766.74    $ 1,310.47    $ 2,793.68
EQ/Equity 500 Index                                 $   178.97    $   554.34    $   954.20    $ 2,071.71
EQ/Evergreen Omega                                  $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/FI Mid Cap                                       $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/FI Small/Mid Cap Value                           $   259.77    $   798.18    $ 1,362.77    $ 2,897.29
EQ/International Growth                             $   286.00    $   876.50    $ 1,492.54    $ 3,151.77
EQ/J.P. Morgan Core Bond                            $   226.19    $   697.33    $ 1,194.62    $ 2,561.98
--------------------------------------------------------------------------------------------------------


                                                                   Fee table  17

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                    $   862.35    $ 1,407.11    $ 1,911.79    $ 3,119.40
EQ/Janus Large Cap Growth                           $   889.97    $ 1,489.48    $ 2,049.07    $ 3,397.68
EQ/Lazard Small Cap Value                           $   872.21    $ 1,436.58    $ 1,961.01    $ 3,219.70
EQ/Long Term Bond                                   $   867.28    $ 1,421.85    $ 1,936.43    $ 3,169.68
EQ/Lord Abbett Growth and Income                    $   876.16    $ 1,448.36    $ 1,980.64    $ 3,259.53
EQ/Lord Abbett Large Cap Core                       $   876.16    $ 1,448.36    $ 1,980.64    $ 3,259.53
EQ/Lord Abbett Mid Cap Value                        $   881.09    $ 1,463.06    $ 2,005.13    $ 3,309.10
EQ/Marsico Focus                                    $   886.02    $ 1,477.74    $ 2,029.56    $ 3,358.41
EQ/Mercury Basic Value Equity                       $   855.44    $ 1,386.44    $ 1,877.21    $ 3,048.58
EQ/Mercury International Value                      $   891.94    $ 1,495.34    $ 2,058.82    $ 3,417.25
EQ/Mergers and Acquisitions                         $ 1,001.42    $ 1,816.94    $ 2,586.45    $ 4,442.78
EQ/MFS Emerging Growth Companies                    $   863.33    $ 1,410.06    $ 1,916.72    $ 3,129.48
EQ/MFS Investors Trust                              $   862.35    $ 1,407.11    $ 1,911.79    $ 3,119.40
EQ/Money Market                                     $   809.09    $ 1,246.87    $ 1,642.29    $ 2,559.83
EQ/Montag & Caldwell Growth*                        $   879.12    $ 1,457.18    $ 1,995.34    $ 3,289.30
EQ/PIMCO Real Return                                $   867.28    $ 1,421.85    $ 1,936.43    $ 3,169.68
EQ/Short Duration Bond                              $   888.98    $ 1,486.55    $ 2,044.20    $ 3,387.87
EQ/Small Company Index                              $   830.78    $ 1,312.37    $ 1,752.84    $ 2,791.51
EQ/Small Company Value*                             $   884.05    $ 1,471.87    $ 2,019.80    $ 3,338.71
EQ/TCW Equity*                                      $   884.05    $ 1,471.87    $ 2,019.80    $ 3,338.71
EQ/UBS Growth and Income*                           $   883.06    $ 1,468.93    $ 2,014.91    $ 3,328.85
EQ/Van Kampen Comstock                              $   876.16    $ 1,448.36    $ 1,980.64    $ 3,259.53
EQ/Van Kampen Emerging Markets Equity*              $   946.19    $ 1,655.65    $ 2,323.45    $ 3,940.09
EQ/Van Kampen Mid Cap Growth                        $   881.09    $ 1,463.06    $ 2,005.13    $ 3,309.10
EQ/Wells Fargo Montgomery Small Cap                 $ 1,519.26    $ 3,236.60    $ 4,756.41    $ 7,941.65

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,173.05    $ 2,305.82    $ 3,363.35    $ 5,828.96

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   903.77    $ 1,530.48    $ 2,117.10    $ 3,533.86
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                    $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Janus Large Cap Growth                           $   626.56    $ 1,198.36    $ 1,795.99    $ 3,410.91
EQ/Lazard Small Cap Value                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
EQ/Long Term Bond                                   $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Lord Abbett Growth and Income                    $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Large Cap Core                       $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Mid Cap Value                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Marsico Focus                                    $   622.36    $ 1,185.83    $ 1,775.24    $ 3,370.25
EQ/Mercury Basic Value Equity                       $   589.83    $ 1,088.38    $ 1,613.21    $ 3,049.52
EQ/Mercury International Value                      $   628.66    $ 1,204.61    $ 1,806.35    $ 3,431.17
EQ/Mergers and Acquisitions                         $   745.13    $ 1,547.87    $ 2,367.53    $ 4,493.09
EQ/MFS Emerging Growth Companies                    $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/MFS Investors Trust                              $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Money Market                                     $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
EQ/Montag & Caldwell Growth*                        $   615.02    $ 1,163.88    $ 1,738.84    $ 3,298.71
EQ/PIMCO Real Return                                $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Short Duration Bond                              $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Small Company Index                              $   563.60    $ 1,009.33    $ 1,480.96    $ 2,783.41
EQ/Small Company Value*                             $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/TCW Equity*                                      $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/UBS Growth and Income*                           $   619.21    $ 1,176.43    $ 1,759.65    $ 3,339.65
EQ/Van Kampen Comstock                              $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*              $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
EQ/Van Kampen Mid Cap Growth                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap                 $ 1,296.02    $ 3,063.36    $ 4,676.56    $ 8,120.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   927.71    $ 2,069.70    $ 3,194.01    $ 5,929.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   641.25    $ 1,242.12    $ 1,868.33    $ 3,551.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities                    $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Janus Large Cap Growth                           $   276.56    $   848.36    $ 1,445.99    $ 3,060.91
EQ/Lazard Small Cap Value                           $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
EQ/Long Term Bond                                   $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Lord Abbett Growth and Income                    $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Large Cap Core                       $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Mid Cap Value                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Marsico Focus                                    $   272.36    $   835.83    $ 1,425.24    $ 3,020.25
EQ/Mercury Basic Value Equity                       $   239.83    $   738.38    $ 1,263.21    $ 2,699.52
EQ/Mercury International Value                      $   278.66    $   854.61    $ 1,456.35    $ 3,081.17
EQ/Mergers and Acquisitions                         $   395.13    $ 1,197.87    $ 2,017.53    $ 4,143.09
EQ/MFS Emerging Growth Companies                    $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/MFS Investors Trust                              $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Money Market                                     $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
EQ/Montag & Caldwell Growth*                        $   265.02    $   813.88    $ 1,388.84    $ 2,948.71
EQ/PIMCO Real Return                                $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Short Duration Bond                              $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Small Company Index                              $   213.60    $   659.33    $ 1,130.96    $ 2,433.41
EQ/Small Company Value*                             $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/TCW Equity*                                      $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/UBS Growth and Income*                           $   269.21    $   826.43    $ 1,409.65    $ 2,989.65
EQ/Van Kampen Comstock                              $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*              $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
EQ/Van Kampen Mid Cap Growth                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap                 $   946.02    $ 2,713.36    $ 4,326.56    $ 7,770.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   577.71    $ 1,719.70    $ 2,844.01    $ 5,579.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   291.25    $   892.12    $ 1,518.33    $ 3,201.89
--------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


18  Fee table

FOR ALL SERIES 200 TRUSTEED CONTRACTS:



--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   868.33    $ 1,542.98    $ 2,242.33    $ 3,458.43
AXA Conservative Allocation                         $   856.42    $ 1,507.80    $ 2,184.70    $ 3,340.88
AXA Conservative-Plus Allocation                    $   850.46    $ 1,490.18    $ 2,155.78    $ 3,281.56
AXA Moderate Allocation                             $   747.23    $ 1,181.12    $ 1,613.39    $ 2,193.62
AXA Moderate-Plus Allocation                        $   862.38    $ 1,525.40    $ 2,213.55    $ 3,399.83
AXA Premier VIP Aggressive Equity                   $   747.23    $ 1,181.12    $ 1,613.39    $ 2,193.62
AXA Premier VIP Core Bond                           $   810.76    $ 1,372.12    $ 1,952.33    $ 2,876.65
AXA Premier VIP Health Care                         $   890.17    $ 1,607.23    $ 2,347.19    $ 3,670.22
AXA Premier VIP High Yield                          $   781.97    $ 1,285.89    $ 1,799.91    $ 2,572.63
AXA Premier VIP International Equity                $   885.21    $ 1,592.66    $ 2,323.45    $ 3,622.51
AXA Premier VIP Large Cap Core Equity               $   852.45    $ 1,496.05    $ 2,165.43    $ 3,301.37
AXA Premier VIP Large Cap Growth                    $   846.49    $ 1,478.42    $ 2,136.45    $ 3,241.81
AXA Premier VIP Large Cap Value                     $   845.50    $ 1,475.47    $ 2,131.62    $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth                $   865.35    $ 1,534.19    $ 2,227.95    $ 3,429.18
AXA Premier VIP Small/Mid Cap Value                 $   865.35    $ 1,534.19    $ 2,227.95    $ 3,429.18
AXA Premier VIP Technology                          $   890.17    $ 1,607.23    $ 2,347.19    $ 3,670.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   747.23    $ 1,181.12    $ 1,613.39    $ 2,193.62
EQ/Alliance Growth and Income                       $   767.08    $ 1,241.09    $ 1,720.32    $ 2,411.83
EQ/Alliance Intermediate Government Securities      $   762.12    $ 1,226.12    $ 1,693.67    $ 2,357.69
EQ/Alliance International                           $   790.90    $ 1,312.71    $ 1,847.41    $ 2,667.94
EQ/Alliance Large Cap Growth*                       $   825.65    $ 1,416.51    $ 2,030.43    $ 3,030.43
EQ/Alliance Quality Bond                            $   762.12    $ 1,226.12    $ 1,693.67    $ 2,357.69
EQ/Alliance Small Cap Growth                        $   786.93    $ 1,300.80    $ 1,826.32    $ 2,625.68
EQ/Bear Stearns Small Company Growth*               $   848.48    $ 1,484.30    $ 2,146.12    $ 3,261.70
EQ/Bernstein Diversified Value                      $   800.83    $ 1,342.44    $ 1,899.99    $ 2,772.83
EQ/Boston Advisors Equity Income*                   $   826.64    $ 1,419.46    $ 2,035.62    $ 3,040.60
EQ/Calvert Socially Responsible                     $   824.65    $ 1,413.55    $ 2,025.24    $ 3,020.25
EQ/Capital Guardian Growth                          $   804.80    $ 1,354.32    $ 1,920.95    $ 2,814.48
EQ/Capital Guardian International                   $   832.60    $ 1,437.17    $ 2,066.70    $ 3,101.39
EQ/Capital Guardian Research                        $   800.83    $ 1,342.44    $ 1,899.99    $ 2,772.83
EQ/Capital Guardian U.S. Equity                     $   800.83    $ 1,342.44    $ 1,899.99    $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                   $   802.82    $ 1,348.38    $ 1,910.47    $ 2,793.68
EQ/Equity 500 Index                                 $   736.31    $ 1,148.04    $ 1,554.20    $ 2,071.71
EQ/Evergreen Omega                                  $   806.79    $ 1,360.25    $ 1,931.42    $ 2,835.25
EQ/FI Mid Cap                                       $   806.79    $ 1,360.25    $ 1,931.42    $ 2,835.25
EQ/FI Small/Mid Cap Value                           $   812.74    $ 1,378.04    $ 1,962.77    $ 2,897.29
EQ/International Growth                             $   837.56    $ 1,451.92    $ 2,092.54    $ 3,151.77
EQ/J.P. Morgan Core Bond                            $   780.98    $ 1,282.91    $ 1,794.62    $ 2,561.98
EQ/JP Morgan Value Opportunities                    $   800.83    $ 1,342.44    $ 1,899.99    $ 2,772.83
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   668.53    $ 1,323.04    $ 2,001.52    $ 3,808.43
AXA Conservative Allocation                         $   655.94    $ 1,285.75    $ 1,940.24    $ 3,690.88
AXA Conservative-Plus Allocation                    $   649.64    $ 1,267.06    $ 1,909.47    $ 3,631.56
AXA Moderate Allocation                             $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Moderate-Plus Allocation                        $   662.24    $ 1,304.41    $ 1,970.92    $ 3,749.83
AXA Premier VIP Aggressive Equity                   $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Premier VIP Core Bond                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
AXA Premier VIP Health Care                         $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22
AXA Premier VIP High Yield                          $   577.24    $ 1,050.49    $ 1,549.91    $ 2,922.63
AXA Premier VIP International Equity                $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
AXA Premier VIP Large Cap Core Equity               $   651.74    $ 1,273.29    $ 1,919.74    $ 3,651.37
AXA Premier VIP Large Cap Growth                    $   645.45    $ 1,254.60    $ 1,888.92    $ 3,591.81
AXA Premier VIP Large Cap Value                     $   644.40    $ 1,251.48    $ 1,883.78    $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth                $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Small/Mid Cap Value                 $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Technology                          $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 540.52     $   939.42     $ 1,363.39     $ 2,543.62
EQ/Alliance Growth and Income                    $ 561.50     $ 1,002.99     $ 1,470.32     $ 2,761.83
EQ/Alliance Intermediate Government Securities   $ 556.26     $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance International                        $ 586.69     $ 1,078.92     $ 1,597.41     $ 3,017.94
EQ/Alliance Large Cap Growth*                    $ 623.41     $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Alliance Quality Bond                         $ 556.26     $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance Small Cap Growth                     $ 582.49     $ 1,066.29     $ 1,576.32     $ 2,975.68
EQ/Bear Stearns Small Company Growth*            $ 647.55     $ 1,260.83     $ 1,899.20     $ 3,611.70
EQ/Bernstein Diversified Value                   $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Boston Advisors Equity Income*                $ 624.46     $ 1,192.09     $ 1,785.62     $ 3,390.60
EQ/Calvert Socially Responsible                  $ 622.36     $ 1,185.83     $ 1,775.24     $ 3,370.25
EQ/Capital Guardian Growth                       $ 601.38     $ 1,123.03     $ 1,670.95     $ 3,164.48
EQ/Capital Guardian International                $ 630.76     $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/Capital Guardian Research                     $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Capital Guardian U.S. Equity                  $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                $ 599.28     $ 1,116.74     $ 1,660.47     $ 3,143.68
EQ/Equity 500 Index                              $ 528.97     $   904.34     $ 1,304.20     $ 2,421.71
EQ/Evergreen Omega                               $ 603.47     $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Mid Cap                                    $ 603.47     $ 1,129.32     $ 1,681.42     $ 3,185.25
EQ/FI Small/Mid Cap Value                        $ 609.77     $ 1,148.18     $ 1,712.77     $ 3,247.29
EQ/International Growth                          $ 636.00     $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/J.P. Morgan Core Bond                         $ 576.19     $ 1,047.33     $ 1,544.62     $ 2,911.98
EQ/JP Morgan Value Opportunities                 $ 597.18     $ 1,110.44     $ 1,649.99     $ 3,122.83
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                       $ 318.53       $   973.04   $ 1,651.52     $ 3,458.43
AXA Conservative Allocation                     $ 305.94       $   935.75   $ 1,590.24     $ 3,340.88
AXA Conservative-Plus Allocation                $ 299.64       $   917.06   $ 1,559.47     $ 3,281.56
AXA Moderate Allocation                         $ 190.52       $   589.42   $ 1,013.39     $ 2,193.62
AXA Moderate-Plus Allocation                    $ 312.24       $   954.41   $ 1,620.92     $ 3,399.83
AXA Premier VIP Aggressive Equity               $ 190.52       $   589.42   $ 1,013.39     $ 2,193.62
AXA Premier VIP Core Bond                       $ 257.67       $   791.90   $ 1,352.33     $ 2,876.65
AXA Premier VIP Health Care                     $ 341.62       $ 1,041.17   $ 1,763.05     $ 3,670.22
AXA Premier VIP High Yield                      $ 227.24       $   700.49   $ 1,199.91     $ 2,572.63
AXA Premier VIP International Equity            $ 336.37       $ 1,025.71   $ 1,737.80     $ 3,622.51
AXA Premier VIP Large Cap Core Equity           $ 301.74       $   923.29   $ 1,569.74     $ 3,301.37
AXA Premier VIP Large Cap Growth                $ 295.45       $   904.60   $ 1,538.92     $ 3,241.81
AXA Premier VIP Large Cap Value                 $ 294.40       $   901.48   $ 1,533.78     $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth            $ 315.38       $   963.73   $ 1,636.23     $ 3,429.18
AXA Premier VIP Small/Mid Cap Value             $ 315.38       $   963.73   $ 1,636.23     $ 3,429.18
AXA Premier VIP Technology                      $ 341.62       $ 1,041.17   $ 1,763.05     $ 3,670.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                        $ 190.52       $   589.42   $ 1,013.39     $ 2,193.62
EQ/Alliance Growth and Income                   $ 211.50       $   652.99   $ 1,120.32     $ 2,411.83
EQ/Alliance Intermediate Government Securities  $ 206.26       $   637.12   $ 1,093.67     $ 2,357.69
EQ/Alliance International                       $ 236.69       $   728.92   $ 1,247.41     $ 2,667.94
EQ/Alliance Large Cap Growth*                   $ 273.41       $   838.96   $ 1,430.43     $ 3,030.43
EQ/Alliance Quality Bond                        $ 206.26       $   637.12   $ 1,093.67     $ 2,357.69
EQ/Alliance Small Cap Growth                    $ 232.49       $   716.29   $ 1,226.32     $ 2,625.68
EQ/Bear Stearns Small Company Growth*           $ 297.55       $   910.83   $ 1,549.20     $ 3,261.70
EQ/Bernstein Diversified Value                  $ 247.18       $   760.44   $ 1,299.99     $ 2,772.83
EQ/Boston Advisors Equity Income*               $ 274.46       $   842.09   $ 1,435.62     $ 3,040.60
EQ/Calvert Socially Responsible                 $ 272.36       $   835.83   $ 1,425.24     $ 3,020.25
EQ/Capital Guardian Growth                      $ 251.38       $   773.03   $ 1,320.95     $ 2,814.48
EQ/Capital Guardian International               $ 280.76       $   860.87   $ 1,466.70     $ 3,101.39
EQ/Capital Guardian Research                    $ 247.18       $   760.44   $ 1,299.99     $ 2,772.83
EQ/Capital Guardian U.S. Equity                 $ 247.18       $   760.44   $ 1,299.99     $ 2,772.83
EQ/Caywood-Scholl High Yield Bond               $ 249.28       $   766.74   $ 1,310.47     $ 2,793.68
EQ/Equity 500 Index                             $ 178.97       $   554.34   $   954.20     $ 2,071.71
EQ/Evergreen Omega                              $ 253.47       $   779.32   $ 1,331.42     $ 2,835.25
EQ/FI Mid Cap                                   $ 253.47       $   779.32   $ 1,331.42     $ 2,835.25
EQ/FI Small/Mid Cap Value                       $ 259.77       $   798.18   $ 1,362.77     $ 2,897.29
EQ/International Growth                         $ 286.00       $   876.50   $ 1,492.54     $ 3,151.77
EQ/J.P. Morgan Core Bond                        $ 226.19       $   697.33   $ 1,194.62     $ 2,561.98
EQ/JP Morgan Value Opportunities                $ 247.18       $   760.44   $ 1,299.99     $ 2,772.83
--------------------------------------------------------------------------------------------------------


                                                                   Fee table  19

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   828.63    $ 1,425.37    $ 2,045.99    $ 3,060.91
EQ/Lazard Small Cap Value                           $   810.76    $ 1,372.12    $ 1,952.33    $ 2,876.65
EQ/Long Term Bond                                   $   805.79    $ 1,357.29    $ 1,926.19    $ 2,824.87
EQ/Lord Abbett Growth and Income                    $   814.73    $ 1,383.97    $ 1,973.21    $ 2,917.89
EQ/Lord Abbett Large Cap Core                       $   814.73    $ 1,383.97    $ 1,973.21    $ 2,917.89
EQ/Lord Abbett Mid Cap Value                        $   819.69    $ 1,398.77    $ 1,999.25    $ 2,969.20
EQ/Marsico Focus                                    $   824.65    $ 1,413.55    $ 2,025.24    $ 3,020.25
EQ/Mercury Basic Value Equity                       $   793.88    $ 1,321.64    $ 1,863.21    $ 2,699.52
EQ/Mercury International Value                      $   830.61    $ 1,431.27    $ 2,056.35    $ 3,081.17
EQ/Mergers and Acquisitions                         $   940.79    $ 1,755.04    $ 2,586.45    $ 4,143.09
EQ/MFS Emerging Growth Companies                    $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/MFS Investors Trust                              $   800.83    $ 1,342.44    $ 1,899.99    $ 2,772.83
EQ/Money Market                                     $   747.23    $ 1,181.12    $ 1,613.39    $ 2,193.62
EQ/Montag & Caldwell Growth*                        $   817.71    $ 1,392.85    $ 1,988.84    $ 2,948.71
EQ/PIMCO Real Return                                $   805.79    $ 1,357.29    $ 1,926.19    $ 2,824.87
EQ/Short Duration Bond                              $   827.63    $ 1,422.41    $ 2,040.80    $ 3,050.76
EQ/Small Company Index                              $   769.07    $ 1,247.07    $ 1,730.96    $ 2,433.41
EQ/Small Company Value*                             $   822.67    $ 1,407.64    $ 2,014.85    $ 2,999.86
EQ/TCW Equity*                                      $   822.67    $ 1,407.64    $ 2,014.85    $ 2,999.86
EQ/UBS Growth and Income*                           $   821.68    $ 1,404.68    $ 2,009.65    $ 2,989.65
EQ/Van Kampen Comstock                              $   814.73    $ 1,383.97    $ 1,973.21    $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*              $   885.21    $ 1,592.66    $ 2,323.45    $ 3,622.51
EQ/Van Kampen Mid Cap Growth                        $   819.69    $ 1,398.77    $ 1,999.25    $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap                 $ 1,461.94    $ 3,184.28    $ 4,756.41    $ 7,770.57
--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,113.52    $ 2,247.21    $ 3,363.35    $ 5,579.22
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   842.52    $ 1,466.64    $ 2,117.10    $ 3,201.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   626.56    $ 1,198.36    $ 1,795.99    $ 3,410.91
EQ/Lazard Small Cap Value                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
EQ/Long Term Bond                                   $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Lord Abbett Growth and Income                    $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Large Cap Core                       $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Mid Cap Value                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Marsico Focus                                    $   622.36    $ 1,185.83    $ 1,775.24    $ 3,370.25
EQ/Mercury Basic Value Equity                       $   589.83    $ 1,088.38    $ 1,613.21    $ 3,049.52
EQ/Mercury International Value                      $   628.66    $ 1,204.61    $ 1,806.35    $ 3,431.17
EQ/Mergers and Acquisitions                         $   745.13    $ 1,547.87    $ 2,367.53    $ 4,493.09
EQ/MFS Emerging Growth Companies                    $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/MFS Investors Trust                              $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Money Market                                     $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
EQ/Montag & Caldwell Growth*                        $   615.02    $ 1,163.88    $ 1,738.84    $ 3,298.71
EQ/PIMCO Real Return                                $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Short Duration Bond                              $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Small Company Index                              $   563.60    $ 1,009.33    $ 1,480.96    $ 2,783.41
EQ/Small Company Value*                             $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/TCW Equity*                                      $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/UBS Growth and Income*                           $   619.21    $ 1,176.43    $ 1,759.65    $ 3,339.65
EQ/Van Kampen Comstock                              $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*              $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
EQ/Van Kampen Mid Cap Growth                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap                 $ 1,296.02    $ 3,063.36    $ 4,676.56    $ 8,120.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   927.71    $ 2,069.70    $ 3,194.01    $ 5,929.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   641.25    $ 1,242.12    $ 1,868.33    $ 3,551.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   276.56    $   848.36    $ 1,445.99    $ 3,060.91
EQ/Lazard Small Cap Value                           $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
EQ/Long Term Bond                                   $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Lord Abbett Growth and Income                    $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Large Cap Core                       $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Mid Cap Value                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Marsico Focus                                    $   272.36    $   835.83    $ 1,425.24    $ 3,020.25
EQ/Mercury Basic Value Equity                       $   239.83    $   738.38    $ 1,263.21    $ 2,699.52
EQ/Mercury International Value                      $   278.66    $   854.61    $ 1,456.35    $ 3,081.17
EQ/Mergers and Acquisitions                         $   395.13    $ 1,197.87    $ 2,017.53    $ 4,143.09
EQ/MFS Emerging Growth Companies                    $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/MFS Investors Trust                              $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Money Market                                     $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
EQ/Montag & Caldwell Growth*                        $   265.02    $   813.88    $ 1,388.84    $ 2,948.71
EQ/PIMCO Real Return                                $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Short Duration Bond                              $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Small Company Index                              $   213.60    $   659.33    $ 1,130.96    $ 2,433.41
EQ/Small Company Value*                             $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/TCW Equity*                                      $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/UBS Growth and Income*                           $   269.21    $   826.43    $ 1,409.65    $ 2,989.65
EQ/Van Kampen Comstock                              $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*              $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
EQ/Van Kampen Mid Cap Growth                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap                 $   946.02    $ 2,713.36    $ 4,326.56    $ 7,770.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   577.71    $ 1,719.70    $ 2,844.01    $ 5,579.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   291.25    $   892.12    $ 1,518.33    $ 3,201.89
--------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


20  Fee table

EQUI-VEST(R) SERIES 300 CONTRACTS



--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   869.32    $ 1,545.90    $ 2,247.12    $ 3,468.16
AXA Conservative Allocation                         $   857.41    $ 1,510.73    $ 2,189.52    $ 3,350.73
AXA Conservative-Plus Allocation                    $   851.46    $ 1,493.12    $ 2,160.61    $ 3,291.47
AXA Moderate Allocation                             $   815.72    $ 1,386.93    $ 1,978.42    $ 2,928.17
AXA Moderate-Plus Allocation                        $   863.37    $ 1,528.33    $ 2,218.36    $ 3,409.63
AXA Premier VIP Aggressive Equity                   $   786.93    $ 1,300.80    $ 1,826.32    $ 2,625.68
AXA Premier VIP Core Bond                           $   811.75    $ 1,375.08    $ 1,957.55    $ 2,886.98
AXA Premier VIP Health Care                         $   891.16    $ 1,610.15    $ 2,351.94    $ 3,679.73
AXA Premier VIP High Yield                          $   782.96    $ 1,288.87    $ 1,805.19    $ 2,583.26
AXA Premier VIP International Equity                $   886.20    $ 1,595.57    $ 2,328.20    $ 3,632.07
AXA Premier VIP Large Cap Core Equity               $   853.44    $ 1,498.99    $ 2,170.25    $ 3,311.26
AXA Premier VIP Large Cap Growth                    $   847.49    $ 1,481.36    $ 2,141.29    $ 3,251.76
AXA Premier VIP Large Cap Value                     $   846.49    $ 1,478.42    $ 2,136.45    $ 3,241.81
AXA Premier VIP Small/Mid Cap Growth                $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
AXA Premier VIP Small/Mid Cap Value                 $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
AXA Premier VIP Technology                          $   891.16    $ 1,610.15    $ 2,351.94    $ 3,679.73

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   759.14    $ 1,217.13    $ 1,677.66    $ 2,325.07
EQ/Alliance Growth and Income                       $   768.07    $ 1,244.08    $ 1,725.64    $ 2,422.63
EQ/Alliance Intermediate Government Securities      $   763.11    $ 1,229.11    $ 1,699.00    $ 2,368.54
EQ/Alliance International                           $   791.90    $ 1,315.68    $ 1,852.68    $ 2,678.48
EQ/Alliance Large Cap Growth*                       $   826.64    $ 1,419.46    $ 2,035.62    $ 3,040.60
EQ/Alliance Quality Bond                            $   763.11    $ 1,229.11    $ 1,699.00    $ 2,368.54
EQ/Alliance Small Cap Growth                        $   787.93    $ 1,303.78    $ 1,831.60    $ 2,636.26
EQ/Bear Stearns Small Company Growth*               $   849.47    $ 1,487.24    $ 2,150.95    $ 3,271.63
EQ/Bernstein Diversified Value                      $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/Boston Advisors Equity Income*                   $   827.63    $ 1,422.41    $ 2,040.80    $ 3,050.76
EQ/Calvert Socially Responsible                     $   825.65    $ 1,416.51    $ 2,030.43    $ 3,030.43
EQ/Capital Guardian Growth                          $   805.79    $ 1,357.29    $ 1,926.19    $ 2,824.87
EQ/Capital Guardian International                   $   833.59    $ 1,440.12    $ 2,071.88    $ 3,111.49
EQ/Capital Guardian Research                        $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/Capital Guardian U.S. Equity                     $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/Caywood-Scholl High Yield Bond                   $   803.81    $ 1,351.35    $ 1,915.71    $ 2,804.09
EQ/Equity 500 Index                                 $   737.30    $ 1,151.05    $ 1,559.59    $ 2,082.85
EQ/Evergreen Omega                                  $   807.78    $ 1,363.22    $ 1,936.65    $ 2,845.62
EQ/FI Mid Cap                                       $   807.78    $ 1,363.22    $ 1,936.65    $ 2,845.62
EQ/FI Small/Mid Cap Value                           $   813.74    $ 1,381.01    $ 1,967.99    $ 2,907.60
EQ/International Growth                             $   838.55    $ 1,454.86    $ 2,097.70    $ 3,161.82
EQ/J.P. Morgan Core Bond                            $   781.97    $ 1,285.89    $ 1,799.91    $ 2,572.63
EQ/JP Morgan Value Opportunities                    $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   669.58    $ 1,326.15    $ 2,006.61    $ 3,818.16
AXA Conservative Allocation                         $   656.99    $ 1,288.86    $ 1,945.35    $ 3,700.73
AXA Conservative-Plus Allocation                    $   650.69    $ 1,270.18    $ 1,914.61    $ 3,641.47
AXA Moderate Allocation                             $   612.92    $ 1,157.60    $ 1,728.42    $ 3,278.17
AXA Moderate-Plus Allocation                        $   663.29    $ 1,307.51    $ 1,976.02    $ 3,759.63
AXA Premier VIP Aggressive Equity                   $   582.49    $ 1,066.29    $ 1,576.32    $ 2,975.68
AXA Premier VIP Core Bond                           $   608.72    $ 1,145.04    $ 1,707.55    $ 3,236.98
AXA Premier VIP Health Care                         $   692.67    $ 1,394.26    $ 2,118.10    $ 4,029.73
AXA Premier VIP High Yield                          $   578.29    $ 1,053.65    $ 1,555.19    $ 2,933.26
AXA Premier VIP International Equity                $   687.42    $ 1,378.81    $ 2,092.85    $ 3,982.07
AXA Premier VIP Large Cap Core Equity               $   652.79    $ 1,276.41    $ 1,924.86    $ 3,661.26
AXA Premier VIP Large Cap Growth                    $   646.50    $ 1,257.71    $ 1,894.06    $ 3,601.76
AXA Premier VIP Large Cap Value                     $   645.45    $ 1,254.60    $ 1,888.92    $ 3,591.81
AXA Premier VIP Small/Mid Cap Growth                $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
AXA Premier VIP Small/Mid Cap Value                 $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
AXA Premier VIP Technology                          $   692.67    $ 1,394.26    $ 2,118.10    $ 4,029.73

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   553.11    $   977.59    $ 1,427.66    $ 2,675.07
EQ/Alliance Growth and Income                       $   562.55    $ 1,006.16    $ 1,475.64    $ 2,772.63
EQ/Alliance Intermediate Government Securities      $   557.30    $   990.30    $ 1,449.00    $ 2,718.54
EQ/Alliance International                           $   587.74    $ 1,082.07    $ 1,602.68    $ 3,028.48
EQ/Alliance Large Cap Growth*                       $   624.46    $ 1,192.09    $ 1,785.62    $ 3,390.60
EQ/Alliance Quality Bond                            $   557.30    $   990.30    $ 1,449.00    $ 2,718.54
EQ/Alliance Small Cap Growth                        $   583.54    $ 1,069.45    $ 1,581.60    $ 2,986.26
EQ/Bear Stearns Small Company Growth*               $   648.60    $ 1,263.95    $ 1,904.34    $ 3,621.63
EQ/Bernstein Diversified Value                      $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/Boston Advisors Equity Income*                   $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Calvert Socially Responsible                     $   623.41    $ 1,188.96    $ 1,780.43    $ 3,380.43
EQ/Capital Guardian Growth                          $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Capital Guardian International                   $   631.81    $ 1,214.00    $ 1,821.88    $ 3,461.49
EQ/Capital Guardian Research                        $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/Capital Guardian U.S. Equity                     $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/Caywood-Scholl High Yield Bond                   $   600.33    $ 1,119.89    $ 1,665.71    $ 3,154.09
EQ/Equity 500 Index                                 $   530.02    $   907.53    $ 1,309.59    $ 2,432.85
EQ/Evergreen Omega                                  $   604.52    $ 1,132.47    $ 1,686.65    $ 3,195.62
EQ/FI Mid Cap                                       $   604.52    $ 1,132.47    $ 1,686.65    $ 3,195.62
EQ/FI Small/Mid Cap Value                           $   610.82    $ 1,151.32    $ 1,717.99    $ 3,257.60
EQ/International Growth                             $   637.05    $ 1,229.63    $ 1,847.71    $ 3,511.82
EQ/J.P. Morgan Core Bond                            $   577.24    $ 1,050.49    $ 1,549.91    $ 2,922.63
EQ/JP Morgan Value Opportunities                    $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   319.58    $   976.15    $ 1,656.61    $ 3,468.16
AXA Conservative Allocation                         $   306.99    $   938.86    $ 1,595.35    $ 3,350.73
AXA Conservative-Plus Allocation                    $   300.69    $   920.18    $ 1,564.61    $ 3,291.47
AXA Moderate Allocation                             $   262.92    $   807.60    $ 1,378.42    $ 2,928.17
AXA Moderate-Plus Allocation                        $   313.29    $   957.51    $ 1,626.02    $ 3,409.63
AXA Premier VIP Aggressive Equity                   $   232.49    $   716.29    $ 1,226.32    $ 2,625.68
AXA Premier VIP Core Bond                           $   258.72    $   795.04    $ 1,357.55    $ 2,886.98
AXA Premier VIP Health Care                         $   342.67    $ 1,044.26    $ 1,768.10    $ 3,679.73
AXA Premier VIP High Yield                          $   228.29    $   703.65    $ 1,205.19    $ 2,583.26
AXA Premier VIP International Equity                $   337.42    $ 1,028.81    $ 1,742.85    $ 3,632.07
AXA Premier VIP Large Cap Core Equity               $   302.79    $   926.41    $ 1,574.86    $ 3,311.26
AXA Premier VIP Large Cap Growth                    $   296.50    $   907.71    $ 1,544.06    $ 3,251.76
AXA Premier VIP Large Cap Value                     $   295.45    $   904.60    $ 1,538.92    $ 3,241.81
AXA Premier VIP Small/Mid Cap Growth                $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
AXA Premier VIP Small/Mid Cap Value                 $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
AXA Premier VIP Technology                          $   342.67    $ 1,044.26    $ 1,768.10    $ 3,679.73

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   203.11    $   627.59    $ 1,077.66    $ 2,325.07
EQ/Alliance Growth and Income                       $   212.55    $   656.16    $ 1,125.64    $ 2,422.63
EQ/Alliance Intermediate Government Securities      $   207.30    $   640.30    $ 1,099.00    $ 2,368.54
EQ/Alliance International                           $   237.74    $   732.07    $ 1,252.68    $ 2,678.48
EQ/Alliance Large Cap Growth*                       $   274.46    $   842.09    $ 1,435.62    $ 3,040.60
EQ/Alliance Quality Bond                            $   207.30    $   640.30    $ 1,099.00    $ 2,368.54
EQ/Alliance Small Cap Growth                        $   233.54    $   719.45    $ 1,231.60    $ 2,636.26
EQ/Bear Stearns Small Company Growth*               $   298.60    $   913.95    $ 1,554.34    $ 3,271.63
EQ/Bernstein Diversified Value                      $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/Boston Advisors Equity Income*                   $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Calvert Socially Responsible                     $   273.41    $   838.96    $ 1,430.43    $ 3,030.43
EQ/Capital Guardian Growth                          $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Capital Guardian International                   $   281.81    $   864.00    $ 1,471.88    $ 3,111.49
EQ/Capital Guardian Research                        $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/Capital Guardian U.S. Equity                     $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/Caywood-Scholl High Yield Bond                   $   250.33    $   769.89    $ 1,315.71    $ 2,804.09
EQ/Equity 500 Index                                 $   180.02    $   557.53    $   959.59    $ 2,082.85
EQ/Evergreen Omega                                  $   254.52    $   782.47    $ 1,336.65    $ 2,845.62
EQ/FI Mid Cap                                       $   254.52    $   782.47    $ 1,336.65    $ 2,845.62
EQ/FI Small/Mid Cap Value                           $   260.82    $   801.32    $ 1,367.99    $ 2,907.60
EQ/International Growth                             $   287.05    $   879.63    $ 1,497.71    $ 3,161.82
EQ/J.P. Morgan Core Bond                            $   227.24    $   700.49    $ 1,199.91    $ 2,572.63
EQ/JP Morgan Value Opportunities                    $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
--------------------------------------------------------------------------------------------------------


                                                                   Fee table  21

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   829.62    $ 1,428.32    $ 2,051.17    $ 3,071.04
EQ/Lazard Small Cap Value                           $   811.75    $ 1,375.08    $ 1,957.55    $ 2,886.98
EQ/Long Term Bond                                   $   806.79    $ 1,360.25    $ 1,931.42    $ 2,835.25
EQ/Lord Abbett Growth and Income                    $   815.72    $ 1,386.93    $ 1,978.42    $ 2,928.17
EQ/Lord Abbett Large Cap Core                       $   815.72    $ 1,386.93    $ 1,978.42    $ 2,928.17
EQ/Lord Abbett Mid Cap Value                        $   820.68    $ 1,401.72    $ 2,004.45    $ 2,979.43
EQ/Marsico Focus                                    $   825.65    $ 1,416.51    $ 2,030.43    $ 3,030.43
EQ/Mercury Basic Value Equity                       $   794.88    $ 1,324.61    $ 1,868.47    $ 2,710.02
EQ/Mercury International Value                      $   831.60    $ 1,434.22    $ 2,061.53    $ 3,091.29
EQ/Mergers and Acquisitions                         $   941.79    $ 1,757.92    $ 2,591.08    $ 4,152.12
EQ/MFS Emerging Growth Companies                    $   802.82    $ 1,348.38    $ 1,910.47    $ 2,793.68
EQ/MFS Investors Trust                              $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/Money Market                                     $   746.24    $ 1,178.12    $ 1,608.02    $ 2,182.59
EQ/Montag & Caldwell Growth*                        $   818.70    $ 1,395.81    $ 1,994.05    $ 2,958.96
EQ/PIMCO Real Return                                $   806.79    $ 1,360.25    $ 1,931.42    $ 2,835.25
EQ/Short Duration Bond                              $   828.63    $ 1,425.37    $ 2,045.99    $ 3,060.91
EQ/Small Company Index                              $   770.06    $ 1,250.06    $ 1,736.27    $ 2,444.19
EQ/Small Company Value*                             $   823.66    $ 1,410.60    $ 2,020.05    $ 3,010.06
EQ/TCW Equity*                                      $   823.66    $ 1,410.60    $ 2,020.05    $ 3,010.06
EQ/UBS Growth and Income*                           $   822.67    $ 1,407.64    $ 2,014.85    $ 2,999.86
EQ/Van Kampen Comstock                              $   815.72    $ 1,386.93    $ 1,978.42    $ 2,928.17
EQ/Van Kampen Emerging Markets Equity*              $   886.20    $ 1,595.57    $ 2,328.20    $ 3,632.07
EQ/Van Kampen Mid Cap Growth                        $   820.68    $ 1,401.72    $ 2,004.45    $ 2,979.43
EQ/Wells Fargo Montgomery Small Cap                 $ 1,462.93    $ 3,186.84    $ 4,760.06    $ 7,775.67

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,114.51    $ 2,249.99    $ 3,367.65    $ 5,586.73

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   843.52    $ 1,469.59    $ 2,121.94    $ 3,211.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   627.61    $ 1,201.49    $ 1,801.17    $ 3,421.04
EQ/Lazard Small Cap Value                           $   608.72    $ 1,145.04    $ 1,707.55    $ 3,236.98
EQ/Long Term Bond                                   $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/Lord Abbett Growth and Income                    $   612.92    $ 1,157.60    $ 1,728.42    $ 3,278.17
EQ/Lord Abbett Large Cap Core                       $   612.92    $ 1,157.60    $ 1,728.42    $ 3,278.17
EQ/Lord Abbett Mid Cap Value                        $   618.17    $ 1,173.29    $ 1,754.45    $ 3,329.43
EQ/Marsico Focus                                    $   623.41    $ 1,188.96    $ 1,780.43    $ 3,380.43
EQ/Mercury Basic Value Equity                       $   590.88    $ 1,091.54    $ 1,618.47    $ 3,060.02
EQ/Mercury International Value                      $   629.71    $ 1,207.74    $ 1,811.53    $ 3,441.29
EQ/Mergers and Acquisitions                         $   746.18    $ 1,550.93    $ 2,372.47    $ 4,502.12
EQ/MFS Emerging Growth Companies                    $   599.28    $ 1,116.74    $ 1,660.47    $ 3,143.68
EQ/MFS Investors Trust                              $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/Money Market                                     $   539.47    $   936.23    $ 1,358.02    $ 2,532.59
EQ/Montag & Caldwell Growth*                        $   616.07    $ 1,167.02    $ 1,744.05    $ 3,308.96
EQ/PIMCO Real Return                                $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/Short Duration Bond                              $   626.56    $ 1,198.36    $ 1,795.99    $ 3,410.91
EQ/Small Company Index                              $   564.65    $ 1,012.50    $ 1,486.27    $ 2,794.19
EQ/Small Company Value*                             $   621.31    $ 1,182.69    $ 1,770.05    $ 3,360.06
EQ/TCW Equity*                                      $   621.31    $ 1,182.69    $ 1,770.05    $ 3,360.06
EQ/UBS Growth and Income*                           $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/Van Kampen Comstock                              $   612.92    $ 1,157.60    $ 1,728.42    $ 3,278.17
EQ/Van Kampen Emerging Markets Equity*              $   687.42    $ 1,378.81    $ 2,092.85    $ 3,982.07
EQ/Van Kampen Mid Cap Growth                        $   618.17    $ 1,173.29    $ 1,754.45    $ 3,329.43
EQ/Wells Fargo Montgomery Small Cap                 $ 1,297.07    $ 3,066.08    $ 4,680.45    $ 8,125.67

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   928.76    $ 2,072.64    $ 3,198.58    $ 5,936.73

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   642.30    $ 1,245.24    $ 1,873.48    $ 3,561.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   277.61    $   851.49    $ 1,451.17    $ 3,071.04
EQ/Lazard Small Cap Value                           $   258.72    $   795.04    $ 1,357.55    $ 2,886.98
EQ/Long Term Bond                                   $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/Lord Abbett Growth and Income                    $   262.92    $   807.60    $ 1,378.42    $ 2,928.17
EQ/Lord Abbett Large Cap Core                       $   262.92    $   807.60    $ 1,378.42    $ 2,928.17
EQ/Lord Abbett Mid Cap Value                        $   268.17    $   823.29    $ 1,404.45    $ 2,979.43
EQ/Marsico Focus                                    $   273.41    $   838.96    $ 1,430.43    $ 3,030.43
EQ/Mercury Basic Value Equity                       $   240.88    $   741.54    $ 1,268.47    $ 2,710.02
EQ/Mercury International Value                      $   279.71    $   857.74    $ 1,461.53    $ 3,091.29
EQ/Mergers and Acquisitions                         $   396.18    $ 1,200.93    $ 2,022.47    $ 4,152.12
EQ/MFS Emerging Growth Companies                    $   249.28    $   766.74    $ 1,310.47    $ 2,793.68
EQ/MFS Investors Trust                              $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/Money Market                                     $   189.47    $   586.23    $ 1,008.02    $ 2,182.59
EQ/Montag & Caldwell Growth*                        $   266.07    $   817.02    $ 1,394.05    $ 2,958.96
EQ/PIMCO Real Return                                $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/Short Duration Bond                              $   276.56    $   848.36    $ 1,445.99    $ 3,060.91
EQ/Small Company Index                              $   214.65    $   662.50    $ 1,136.27    $ 2,444.19
EQ/Small Company Value*                             $   271.31    $   832.69    $ 1,420.05    $ 3,010.06
EQ/TCW Equity*                                      $   271.31    $   832.69    $ 1,420.05    $ 3,010.06
EQ/UBS Growth and Income*                           $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/Van Kampen Comstock                              $   262.92    $   807.60    $ 1,378.42    $ 2,928.17
EQ/Van Kampen Emerging Markets Equity*              $   337.42    $ 1,028.81    $ 1,742.85    $ 3,632.07
EQ/Van Kampen Mid Cap Growth                        $   268.17    $   823.29    $ 1,404.45    $ 2,979.43
EQ/Wells Fargo Montgomery Small Cap                 $   947.07    $ 2,716.08    $ 4,330.45    $ 7,775.67

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   578.76    $ 1,722.64    $ 2,848.58    $ 5,586.73

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   292.30    $   895.24    $ 1,523.48    $ 3,211.89
--------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


22  Fee table

EQUI-VEST(R) SERIES 400 CONTRACTS




--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   933.85    $ 1,734.85    $ 2,553.92    $ 4,079.66
AXA Conservative Allocation                         $   921.93    $ 1,700.16    $ 2,497.94    $ 3,969.83
AXA Conservative-Plus Allocation                    $   915.98    $ 1,682.79    $ 2,469.83    $ 3,914.41
AXA Moderate Allocation                             $   880.24    $ 1,578.06    $ 2,299.65    $ 3,574.55
AXA Moderate-Plus Allocation                        $   927.89    $ 1,717.52    $ 2,525.97    $ 4,024.92
AXA Premier VIP Aggressive Equity                   $   851.46    $ 1,493.12    $ 2,160.61    $ 3,291.47
AXA Premier VIP Core Bond                           $   876.27    $ 1,566.38    $ 2,280.58    $ 3,536.00
AXA Premier VIP Health Care                         $   955.68    $ 1,798.20    $ 2,655.80    $ 4,277.48
AXA Premier VIP High Yield                          $   847.49    $ 1,481.36    $ 2,141.29    $ 3,251.76
AXA Premier VIP International Equity                $   950.72    $ 1,783.83    $ 2,632.73    $ 4,232.92
AXA Premier VIP Large Cap Core Equity               $   917.96    $ 1,688.58    $ 2,479.21    $ 3,932.92
AXA Premier VIP Large Cap Growth                    $   912.01    $ 1,671.19    $ 2,451.06    $ 3,877.27
AXA Premier VIP Large Cap Value                     $   911.02    $ 1,668.29    $ 2,446.36    $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth                $   930.87    $ 1,726.18    $ 2,539.95    $ 4,052.33
AXA Premier VIP Small/Mid Cap Value                 $   930.87    $ 1,726.18    $ 2,539.95    $ 4,052.33
AXA Premier VIP Technology                          $   955.68    $ 1,798.20    $ 2,655.80    $ 4,277.48

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   823.66    $ 1,410.60    $ 2,020.05    $ 3,010.06
EQ/Alliance Growth and Income                       $   832.60    $ 1,437.17    $ 2,066.70    $ 3,101.39
EQ/Alliance Intermediate Government Securities      $   827.63    $ 1,422.41    $ 2,040.80    $ 3,050.76
EQ/Alliance International                           $   856.42    $ 1,507.80    $ 2,184.70    $ 3,340.88
EQ/Alliance Large Cap Growth*                       $   891.16    $ 1,610.15    $ 2,351.94    $ 3,679.73
EQ/Alliance Quality Bond                            $   827.63    $ 1,422.41    $ 2,040.80    $ 3,050.76
EQ/Alliance Small Cap Growth                        $   852.45    $ 1,496.05    $ 2,165.43    $ 3,301.37
EQ/Bear Stearns Small Company Growth*               $   913.99    $ 1,676.99    $ 2,460.45    $ 3,895.86
EQ/Bernstein Diversified Value                      $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
EQ/Boston Advisors Equity Income*                   $   892.15    $ 1,613.06    $ 2,356.68    $ 3,689.24
EQ/Calvert Socially Responsible                     $   890.17    $ 1,607.23    $ 2,347.19    $ 3,670.22
EQ/Capital Guardian Growth                          $   870.32    $ 1,548.83    $ 2,251.90    $ 3,477.88
EQ/Capital Guardian International                   $   898.11    $ 1,630.53    $ 2,385.08    $ 3,746.05
EQ/Capital Guardian Research                        $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
EQ/Capital Guardian U.S. Equity                     $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                   $   868.33    $ 1,542.98    $ 2,242.33    $ 3,458.43
EQ/Equity 500 Index                                 $   801.82    $ 1,345.41    $ 1,905.23    $ 2,783.26
EQ/Evergreen Omega                                  $   872.30    $ 1,554.68    $ 2,261.47    $ 3,497.30
EQ/FI Mid Cap                                       $   872.30    $ 1,554.68    $ 2,261.47    $ 3,497.30
EQ/FI Small/Mid Cap Value                           $   878.26    $ 1,572.22    $ 2,290.12    $ 3,555.29
EQ/International Growth                             $   903.07    $ 1,645.06    $ 2,408.69    $ 3,793.13
EQ/J.P. Morgan Core Bond                            $   846.49    $ 1,478.42    $ 2,136.45    $ 3,241.81
EQ/JP Morgan Value Opportunities                    $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   737.79    $ 1,526.46    $ 2,332.94    $ 4,429.66
AXA Conservative Allocation                         $   725.19    $ 1,489.69    $ 2,273.39    $ 4,319.83
AXA Conservative-Plus Allocation                    $   718.90    $ 1,471.27    $ 2,243.50    $ 4,264.41
AXA Moderate Allocation                             $   681.12    $ 1,360.24    $ 2,062.49    $ 3,924.55
AXA Moderate-Plus Allocation                        $   731.49    $ 1,508.09    $ 2,303.20    $ 4,374.92
AXA Premier VIP Aggressive Equity                   $   650.69    $ 1,270.18    $ 1,914.61    $ 3,641.47
AXA Premier VIP Core Bond                           $   676.93    $ 1,347.85    $ 2,042.20    $ 3,886.00
AXA Premier VIP Health Care                         $   760.87    $ 1,593.63    $ 2,441.31    $ 4,627.48
AXA Premier VIP High Yield                          $   646.50    $ 1,257.71    $ 1,894.06    $ 3,601.76
AXA Premier VIP International Equity                $   755.62    $ 1,578.39    $ 2,416.77    $ 4,582.92
AXA Premier VIP Large Cap Core Equity               $   721.00    $ 1,477.41    $ 2,253.47    $ 4,282.92
AXA Premier VIP Large Cap Growth                    $   714.70    $ 1,458.97    $ 2,223.52    $ 4,227.27
AXA Premier VIP Large Cap Value                     $   713.65    $ 1,455.90    $ 2,218.53    $ 4,217.96
AXA Premier VIP Small/Mid Cap Growth                $   734.64    $ 1,517.28    $ 2,318.08    $ 4,402.33
AXA Premier VIP Small/Mid Cap Value                 $   734.64    $ 1,517.28    $ 2,318.08    $ 4,402.33
AXA Premier VIP Technology                          $   760.87    $ 1,593.63    $ 2,441.31    $ 4,627.48

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   621.31    $ 1,182.69    $ 1,770.05    $ 3,360.06
EQ/Alliance Growth and Income                       $   630.76    $ 1,210.87    $ 1,816.70    $ 3,451.39
EQ/Alliance Intermediate Government Securities      $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Alliance International                           $   655.94    $ 1,285.75    $ 1,940.24    $ 3,690.88
EQ/Alliance Large Cap Growth*                       $   692.67    $ 1,394.26    $ 2,118.10    $ 4,029.73
EQ/Alliance Quality Bond                            $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Alliance Small Cap Growth                        $   651.74    $ 1,273.29    $ 1,919.74    $ 3,651.37
EQ/Bear Stearns Small Company Growth*               $   716.80    $ 1,465.12    $ 2,233.51    $ 4,245.86
EQ/Bernstein Diversified Value                      $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
EQ/Boston Advisors Equity Income*                   $   693.72    $ 1,397.35    $ 2,123.14    $ 4,039.24
EQ/Calvert Socially Responsible                     $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22
EQ/Capital Guardian Growth                          $   670.63    $ 1,329.25    $ 2,011.71    $ 3,827.88
EQ/Capital Guardian International                   $   700.01    $ 1,415.86    $ 2,153.35    $ 4,096.05
EQ/Capital Guardian Research                        $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
EQ/Capital Guardian U.S. Equity                     $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
EQ/Caywood-Scholl High Yield Bond                   $   668.53    $ 1,323.04    $ 2,001.52    $ 3,808.43
EQ/Equity 500 Index                                 $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/Evergreen Omega                                  $   672.73    $ 1,335.45    $ 2,021.88    $ 3,847.30
EQ/FI Mid Cap                                       $   672.73    $ 1,335.45    $ 2,021.88    $ 3,847.30
EQ/FI Small/Mid Cap Value                           $   679.03    $ 1,354.05    $ 2,052.35    $ 3,905.29
EQ/International Growth                             $   705.26    $ 1,431.27    $ 2,178.46    $ 4,143.13
EQ/J.P. Morgan Core Bond                            $   645.45    $ 1,254.60    $ 1,888.92    $ 3,591.81
EQ/JP Morgan Value Opportunities                    $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   387.79    $ 1,176.46    $ 1,982.94    $ 4,079.66
AXA Conservative Allocation                         $   375.19    $ 1,139.69    $ 1,923.39    $ 3,969.83
AXA Conservative-Plus Allocation                    $   368.90    $ 1,121.27    $ 1,893.50    $ 3,914.41
AXA Moderate Allocation                             $   331.12    $ 1,010.24    $ 1,712.49    $ 3,574.55
AXA Moderate-Plus Allocation                        $   381.49    $ 1,158.09    $ 1,953.20    $ 4,024.92
AXA Premier VIP Aggressive Equity                   $   300.69    $   920.18    $ 1,564.61    $ 3,291.47
AXA Premier VIP Core Bond                           $   326.93    $   997.85    $ 1,692.20    $ 3,536.00
AXA Premier VIP Health Care                         $   410.87    $ 1,243.63    $ 2,091.31    $ 4,277.48
AXA Premier VIP High Yield                          $   296.50    $   907.71    $ 1,544.06    $ 3,251.76
AXA Premier VIP International Equity                $   405.62    $ 1,228.39    $ 2,066.77    $ 4,232.92
AXA Premier VIP Large Cap Core Equity               $   371.00    $ 1,127.41    $ 1,903.47    $ 3,932.92
AXA Premier VIP Large Cap Growth                    $   364.70    $ 1,108.97    $ 1,873.52    $ 3,877.27
AXA Premier VIP Large Cap Value                     $   363.65    $ 1,105.90    $ 1,868.53    $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth                $   384.64    $ 1,167.28    $ 1,968.08    $ 4,052.33
AXA Premier VIP Small/Mid Cap Value                 $   384.64    $ 1,167.28    $ 1,968.08    $ 4,052.33
AXA Premier VIP Technology                          $   410.87    $ 1,243.63    $ 2,091.31    $ 4,277.48

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   271.31    $   832.69    $ 1,420.05    $ 3,010.06
EQ/Alliance Growth and Income                       $   280.76    $   860.87    $ 1,466.70    $ 3,101.39
EQ/Alliance Intermediate Government Securities      $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Alliance International                           $   305.94    $   935.75    $ 1,590.24    $ 3,340.88
EQ/Alliance Large Cap Growth*                       $   342.67    $ 1,044.26    $ 1,768.10    $ 3,679.73
EQ/Alliance Quality Bond                            $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Alliance Small Cap Growth                        $   301.74    $   923.29    $ 1,569.74    $ 3,301.37
EQ/Bear Stearns Small Company Growth*               $   366.80    $ 1,115.12    $ 1,883.51    $ 3,895.86
EQ/Bernstein Diversified Value                      $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
EQ/Boston Advisors Equity Income*                   $   343.72    $ 1,047.35    $ 1,773.14    $ 3,689.24
EQ/Calvert Socially Responsible                     $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22
EQ/Capital Guardian Growth                          $   320.63    $   979.25    $ 1,661.71    $ 3,477.88
EQ/Capital Guardian International                   $   350.01    $ 1,065.86    $ 1,803.35    $ 3,746.05
EQ/Capital Guardian Research                        $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
EQ/Capital Guardian U.S. Equity                     $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                   $   318.53    $   973.04    $ 1,651.52    $ 3,458.43
EQ/Equity 500 Index                                 $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/Evergreen Omega                                  $   322.73    $   985.45    $ 1,671.88    $ 3,497.30
EQ/FI Mid Cap                                       $   322.73    $   985.45    $ 1,671.88    $ 3,497.30
EQ/FI Small/Mid Cap Value                           $   329.03    $ 1,004.05    $ 1,702.35    $ 3,555.29
EQ/International Growth                             $   355.26    $ 1,081.27    $ 1,828.46    $ 3,793.13
EQ/J.P. Morgan Core Bond                            $   295.45    $   904.60    $ 1,538.92    $ 3,241.81
EQ/JP Morgan Value Opportunities                    $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
--------------------------------------------------------------------------------------------------------


                                                                   Fee table  23

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   894.14    $ 1,618.89    $ 2,366.15    $ 3,708.22
EQ/Lazard Small Cap Value                           $   876.27    $ 1,566.38    $ 2,280.58    $ 3,536.00
EQ/Long Term Bond                                   $   871.31    $ 1,551.76    $ 2,256.69    $ 3,487.59
EQ/Lord Abbett Growth and Income                    $   880.24    $ 1,578.06    $ 2,299.65    $ 3,574.55
EQ/Lord Abbett Large Cap Core                       $   880.24    $ 1,578.06    $ 2,299.65    $ 3,574.55
EQ/Lord Abbett Mid Cap Value                        $   885.21    $ 1,592.66    $ 2,323.45    $ 3,622.51
EQ/Marsico Focus                                    $   890.17    $ 1,607.23    $ 2,347.19    $ 3,670.22
EQ/Mercury Basic Value Equity                       $   859.40    $ 1,516.60    $ 2,199.14    $ 3,370.40
EQ/Mercury International Value                      $   896.13    $ 1,624.71    $ 2,375.62    $ 3,727.15
EQ/Mergers and Acquisitions                         $ 1,006.31    $ 1,943.92    $ 2,888.21    $ 4,719.00
EQ/MFS Emerging Growth Companies                    $   867.34    $ 1,540.05    $ 2,237.54    $ 3,448.69
EQ/MFS Investors Trust                              $   866.35    $ 1,537.12    $ 2,232.75    $ 3,438.94
EQ/Money Market                                     $   810.76    $ 1,372.12    $ 1,952.33    $ 2,876.65
EQ/Montag & Caldwell Growth*                        $   883.22    $ 1,586.82    $ 2,313.94    $ 3,603.35
EQ/PIMCO Real Return                                $   871.31    $ 1,551.76    $ 2,256.69    $ 3,487.59
EQ/Short Duration Bond                              $   893.15    $ 1,615.97    $ 2,361.42    $ 3,698.73
EQ/Small Company Index                              $   834.58    $ 1,443.07    $ 2,077.05    $ 3,121.58
EQ/Small Company Value*                             $   888.18    $ 1,601.41    $ 2,337.70    $ 3,651.16
EQ/TCW Equity*                                      $   888.18    $ 1,601.41    $ 2,337.70    $ 3,651.16
EQ/UBS Growth and Income*                           $   887.19    $ 1,598.49    $ 2,332.95    $ 3,641.62
EQ/Van Kampen Comstock                              $   880.24    $ 1,578.06    $ 2,299.65    $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*              $   950.72    $ 1,783.83    $ 2,632.73    $ 4,232.92
EQ/Van Kampen Mid Cap Growth                        $   885.21    $ 1,592.66    $ 2,323.45    $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap                 $ 1,527.45    $ 3,352.33    $ 4,993.99    $ 8,094.63

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,179.03    $ 2,429.05    $ 3,642.61    $ 6,058.14

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   908.04    $ 1,659.59    $ 2,432.25    $ 3,839.97
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   695.81    $ 1,403.52    $ 2,133.22    $ 4,058.22
EQ/Lazard Small Cap Value                           $   676.93    $ 1,347.85    $ 2,042.20    $ 3,886.00
EQ/Long Term Bond                                   $   671.68    $ 1,332.35    $ 2,016.79    $ 3,837.59
EQ/Lord Abbett Growth and Income                    $   681.12    $ 1,360.24    $ 2,062.49    $ 3,924.55
EQ/Lord Abbett Large Cap Core                       $   681.12    $ 1,360.24    $ 2,062.49    $ 3,924.55
EQ/Lord Abbett Mid Cap Value                        $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
EQ/Marsico Focus                                    $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22
EQ/Mercury Basic Value Equity                       $   659.09    $ 1,295.08    $ 1,955.59    $ 3,720.40
EQ/Mercury International Value                      $   697.91    $ 1,409.69    $ 2,143.29    $ 4,077.15
EQ/Mergers and Acquisitions                         $   814.39    $ 1,748.13    $ 2,688.53    $ 5,069.00
EQ/MFS Emerging Growth Companies                    $   667.48    $ 1,319.94    $ 1,996.43    $ 3,798.69
EQ/MFS Investors Trust                              $   666.43    $ 1,316.83    $ 1,991.33    $ 3,788.94
EQ/Money Market                                     $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
EQ/Montag & Caldwell Growth*                        $   684.27    $ 1,369.53    $ 2,077.68    $ 3,953.35
EQ/PIMCO Real Return                                $   671.68    $ 1,332.35    $ 2,016.79    $ 3,837.59
EQ/Short Duration Bond                              $   694.76    $ 1,400.43    $ 2,128.18    $ 4,048.73
EQ/Small Company Index                              $   632.86    $ 1,217.13    $ 1,827.05    $ 3,471.58
EQ/Small Company Value*                             $   689.52    $ 1,384.99    $ 2,102.96    $ 4,001.16
EQ/TCW Equity*                                      $   689.52    $ 1,384.99    $ 2,102.96    $ 4,001.16
EQ/UBS Growth and Income*                           $   688.47    $ 1,381.90    $ 2,097.91    $ 3,991.62
EQ/Van Kampen Comstock                              $   681.12    $ 1,360.24    $ 2,062.49    $ 3,924.55
EQ/Van Kampen Emerging Markets Equity*              $   755.62    $ 1,578.39    $ 2,416.77    $ 4,582.92
EQ/Van Kampen Mid Cap Growth                        $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
EQ/Wells Fargo Montgomery Small Cap                 $ 1,365.27    $ 3,241.58    $ 4,929.50    $ 8,444.63

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   996.97    $ 2,262.51    $ 3,491.14    $ 6,408.14

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   710.50    $ 1,446.67    $ 2,203.52    $ 4,189.97
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   345.81    $ 1,053.52    $ 1,783.22    $ 3,708.22
EQ/Lazard Small Cap Value                           $   326.93    $   997.85    $ 1,692.20    $ 3,536.00
EQ/Long Term Bond                                   $   321.68    $   982.35    $ 1,666.79    $ 3,487.59
EQ/Lord Abbett Growth and Income                    $   331.12    $ 1,010.24    $ 1,712.49    $ 3,574.55
EQ/Lord Abbett Large Cap Core                       $   331.12    $ 1,010.24    $ 1,712.49    $ 3,574.55
EQ/Lord Abbett Mid Cap Value                        $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
EQ/Marsico Focus                                    $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22
EQ/Mercury Basic Value Equity                       $   309.09    $   945.08    $ 1,605.59    $ 3,370.40
EQ/Mercury International Value                      $   347.91    $ 1,059.69    $ 1,793.29    $ 3,727.15
EQ/Mergers and Acquisitions                         $   464.39    $ 1,398.13    $ 2,338.53    $ 4,719.00
EQ/MFS Emerging Growth Companies                    $   317.48    $   969.94    $ 1,646.43    $ 3,448.69
EQ/MFS Investors Trust                              $   316.43    $   966.83    $ 1,641.33    $ 3,438.94
EQ/Money Market                                     $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
EQ/Montag & Caldwell Growth*                        $   334.27    $ 1,019.53    $ 1,727.68    $ 3,603.35
EQ/PIMCO Real Return                                $   321.68    $   982.35    $ 1,666.79    $ 3,487.59
EQ/Short Duration Bond                              $   344.76    $ 1,050.43    $ 1,778.18    $ 3,698.73
EQ/Small Company Index                              $   282.86    $   867.13    $ 1,477.05    $ 3,121.58
EQ/Small Company Value*                             $   339.52    $ 1,034.99    $ 1,752.96    $ 3,651.16
EQ/TCW Equity*                                      $   339.52    $ 1,034.99    $ 1,752.96    $ 3,651.16
EQ/UBS Growth and Income*                           $   338.47    $ 1,031.90    $ 1,747.91    $ 3,641.62
EQ/Van Kampen Comstock                              $   331.12    $ 1,010.24    $ 1,712.49    $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*              $   405.62    $ 1,228.39    $ 2,066.77    $ 4,232.92
EQ/Van Kampen Mid Cap Growth                        $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap                 $ 1,015.27    $ 2,891.58    $ 4,579.50    $ 8,094.63

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   646.97    $ 1,912.51    $ 3,141.14    $ 6,058.14

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   360.50    $ 1,096.67    $ 1,853.52    $ 3,839.97
--------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


24  Fee table

FOR TSA AND UNIVERSITY TSA CONTRACTS:


--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   868.33    $ 1,542.98    $ 2,242.33    $ 3,781.63
AXA Conservative Allocation                         $   856.42    $ 1,507.80    $ 2,184.70    $ 3,668.09
AXA Conservative-Plus Allocation                    $   850.46    $ 1,490.18    $ 2,155.78    $ 3,610.80
AXA Moderate Allocation                             $   747.23    $ 1,181.12    $ 1,642.29    $ 2,559.83
AXA Moderate-Plus Allocation                        $   862.38    $ 1,525.40    $ 2,213.55    $ 3,725.04
AXA Premier VIP Aggressive Equity                   $   747.23    $ 1,181.12    $ 1,642.29    $ 2,559.83
AXA Premier VIP Core Bond                           $   810.76    $ 1,372.12    $ 1,961.01    $ 3,219.70
AXA Premier VIP Health Care                         $   890.17    $ 1,607.23    $ 2,347.19    $ 3,986.16
AXA Premier VIP High Yield                          $   781.97    $ 1,285.89    $ 1,817.68    $ 2,926.00
AXA Premier VIP International Equity                $   885.21    $ 1,592.66    $ 2,323.45    $ 3,940.09
AXA Premier VIP Large Cap Core Equity               $   852.45    $ 1,496.05    $ 2,165.43    $ 3,629.94
AXA Premier VIP Large Cap Growth                    $   846.49    $ 1,478.42    $ 2,136.45    $ 3,572.41
AXA Premier VIP Large Cap Value                     $   845.50    $ 1,475.47    $ 2,131.62    $ 3,562.78
AXA Premier VIP Small/Mid Cap Growth                $   865.35    $ 1,534.19    $ 2,227.95    $ 3,753.38
AXA Premier VIP Small/Mid Cap Value                 $   865.35    $ 1,534.19    $ 2,227.95    $ 3,753.38
AXA Premier VIP Technology                          $   890.17    $ 1,607.23    $ 2,347.19    $ 3,986.16

EQ ADVISORS TRUST:

EQ/Alliance Common Stock                            $   747.23    $ 1,181.12    $ 1,642.29    $ 2,559.83
EQ/Alliance Growth and Income                       $   767.08    $ 1,241.09    $ 1,742.84    $ 2,770.66
EQ/Alliance Intermediate Government Securities      $   762.12    $ 1,226.12    $ 1,717.78    $ 2,718.35
EQ/Alliance International                           $   790.90    $ 1,312.71    $ 1,862.35    $ 3,018.08
EQ/Alliance Large Cap Growth*                       $   825.65    $ 1,416.51    $ 2,034.44    $ 3,368.24
EQ/Alliance Quality Bond                            $   762.12    $ 1,226.12    $ 1,717.78    $ 2,718.35
EQ/Alliance Small Cap Growth                        $   786.93    $ 1,300.80    $ 1,842.52    $ 2,977.26
EQ/Bear Stearns Small Company Growth*               $   848.48    $ 1,484.30    $ 2,146.12    $ 3,591.62
EQ/Bernstein Diversified Value                      $   800.83    $ 1,342.44    $ 1,911.79    $ 3,119.40
EQ/Boston Advisors Equity Income*                   $   826.64    $ 1,419.46    $ 2,039.32    $ 3,378.06
EQ/Calvert Socially Responsible                     $   824.65    $ 1,413.55    $ 2,029.56    $ 3,358.41
EQ/Capital Guardian Growth                          $   804.80    $ 1,354.32    $ 1,931.50    $ 3,159.64
EQ/Capital Guardian International                   $   832.60    $ 1,437.17    $ 2,068.55    $ 3,436.78
EQ/Capital Guardian Research                        $   800.83    $ 1,342.44    $ 1,911.79    $ 3,119.40
EQ/Capital Guardian U.S. Equity                     $   800.83    $ 1,342.44    $ 1,911.79    $ 3,119.40
EQ/Caywood-Scholl High Yield Bond                   $   802.82    $ 1,348.38    $ 1,921.65    $ 3,139.54
EQ/Equity 500 Index                                 $   736.31    $ 1,148.04    $ 1,586.62    $ 2,442.04
EQ/Evergreen Omega                                  $   806.79    $ 1,360.25    $ 1,941.35    $ 3,179.70
EQ/FI Mid Cap                                       $   806.79    $ 1,360.25    $ 1,941.35    $ 3,179.70
EQ/FI Small/Mid Cap Value                           $   812.74    $ 1,378.04    $ 1,970.83    $ 3,239.64
EQ/International Growth                             $   837.56    $ 1,451.92    $ 2,092.85    $ 3,485.44
EQ/J.P. Morgan Core Bond                            $   780.98    $ 1,282.91    $ 1,812.70    $ 2,915.72
EQ/JP Morgan Value Opportunities                    $   800.83    $ 1,342.44    $ 1,911.79    $ 3,119.40
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   668.53    $ 1,323.04    $ 2,001.52    $ 3,808.43
AXA Conservative Allocation                         $   655.94    $ 1,285.75    $ 1,940.24    $ 3,690.88
AXA Conservative-Plus Allocation                    $   649.64    $ 1,267.06    $ 1,909.47    $ 3,631.56
AXA Moderate Allocation                             $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Moderate-Plus Allocation                        $   662.24    $ 1,304.41    $ 1,970.92    $ 3,749.83
AXA Premier VIP Aggressive Equity                   $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
AXA Premier VIP Core Bond                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
AXA Premier VIP Health Care                         $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22
AXA Premier VIP High Yield                          $   577.24    $ 1,050.49    $ 1,549.91    $ 2,922.63
AXA Premier VIP International Equity                $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
AXA Premier VIP Large Cap Core Equity               $   651.74    $ 1,273.29    $ 1,919.74    $ 3,651.37
AXA Premier VIP Large Cap Growth                    $   645.45    $ 1,254.60    $ 1,888.92    $ 3,591.81
AXA Premier VIP Large Cap Value                     $   644.40    $ 1,251.48    $ 1,883.78    $ 3,581.84
AXA Premier VIP Small/Mid Cap Growth                $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Small/Mid Cap Value                 $   665.38    $ 1,313.73    $ 1,986.23    $ 3,779.18
AXA Premier VIP Technology                          $   691.62    $ 1,391.17    $ 2,113.05    $ 4,020.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
EQ/Alliance Growth and Income                       $   561.50    $ 1,002.99    $ 1,470.32    $ 2,761.83
EQ/Alliance Intermediate Government Securities      $   556.26    $   987.12    $ 1,443.67    $ 2,707.69
EQ/Alliance International                           $   586.69    $ 1,078.92    $ 1,597.41    $ 3,017.94
EQ/Alliance Large Cap Growth*                       $   623.41    $ 1,188.96    $ 1,780.43    $ 3,380.43
EQ/Alliance Quality Bond                            $   556.26    $   987.12    $ 1,443.67    $ 2,707.69
EQ/Alliance Small Cap Growth                        $   582.49    $ 1,066.29    $ 1,576.32    $ 2,975.68
EQ/Bear Stearns Small Company Growth*               $   647.55    $ 1,260.83    $ 1,899.20    $ 3,611.70
EQ/Bernstein Diversified Value                      $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Boston Advisors Equity Income*                   $   624.46    $ 1,192.09    $ 1,785.62    $ 3,390.60
EQ/Calvert Socially Responsible                     $   622.36    $ 1,185.83    $ 1,775.24    $ 3,370.25
EQ/Capital Guardian Growth                          $   601.38    $ 1,123.03    $ 1,670.95    $ 3,164.48
EQ/Capital Guardian International                   $   630.76    $ 1,210.87    $ 1,816.70    $ 3,451.39
EQ/Capital Guardian Research                        $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Capital Guardian U.S. Equity                     $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Caywood-Scholl High Yield Bond                   $   599.28    $ 1,116.74    $ 1,660.47    $ 3,143.68
EQ/Equity 500 Index                                 $   528.97    $   904.34    $ 1,304.20    $ 2,421.71
EQ/Evergreen Omega                                  $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/FI Mid Cap                                       $   603.47    $ 1,129.32    $ 1,681.42    $ 3,185.25
EQ/FI Small/Mid Cap Value                           $   609.77    $ 1,148.18    $ 1,712.77    $ 3,247.29
EQ/International Growth                             $   636.00    $ 1,226.50    $ 1,842.54    $ 3,501.77
EQ/J.P. Morgan Core Bond                            $   576.19    $ 1,047.33    $ 1,544.62    $ 2,911.98
EQ/JP Morgan Value Opportunities                    $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   318.53    $   973.04    $ 1,651.52    $ 3,458.43
AXA Conservative Allocation                         $   305.94    $   935.75    $ 1,590.24    $ 3,340.88
AXA Conservative-Plus Allocation                    $   299.64    $   917.06    $ 1,559.47    $ 3,281.56
AXA Moderate Allocation                             $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
AXA Moderate-Plus Allocation                        $   312.24    $   954.41    $ 1,620.92    $ 3,399.83
AXA Premier VIP Aggressive Equity                   $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
AXA Premier VIP Core Bond                           $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
AXA Premier VIP Health Care                         $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22
AXA Premier VIP High Yield                          $   227.24    $   700.49    $ 1,199.91    $ 2,572.63
AXA Premier VIP International Equity                $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
AXA Premier VIP Large Cap Core Equity               $   301.74    $   923.29    $ 1,569.74    $ 3,301.37
AXA Premier VIP Large Cap Growth                    $   295.45    $   904.60    $ 1,538.92    $ 3,241.81
AXA Premier VIP Large Cap Value                     $   294.40    $   901.48    $ 1,533.78    $ 3,231.84
AXA Premier VIP Small/Mid Cap Growth                $   315.38    $   963.73    $ 1,636.23    $ 3,429.18
AXA Premier VIP Small/Mid Cap Value                 $   315.38    $   963.73    $ 1,636.23    $ 3,429.18
AXA Premier VIP Technology                          $   341.62    $ 1,041.17    $ 1,763.05    $ 3,670.22

--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
EQ/Alliance Growth and Income                       $   211.50    $   652.99    $ 1,120.32    $ 2,411.83
EQ/Alliance Intermediate Government Securities      $   206.26    $   637.12    $ 1,093.67    $ 2,357.69
EQ/Alliance International                           $   236.69    $   728.92    $ 1,247.41    $ 2,667.94
EQ/Alliance Large Cap Growth*                       $   273.41    $   838.96    $ 1,430.43    $ 3,030.43
EQ/Alliance Quality Bond                            $   206.26    $   637.12    $ 1,093.67    $ 2,357.69
EQ/Alliance Small Cap Growth                        $   232.49    $   716.29    $ 1,226.32    $ 2,625.68
EQ/Bear Stearns Small Company Growth*               $   297.55    $   910.83    $ 1,549.20    $ 3,261.70
EQ/Bernstein Diversified Value                      $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Boston Advisors Equity Income*                   $   274.46    $   842.09    $ 1,435.62    $ 3,040.60
EQ/Calvert Socially Responsible                     $   272.36    $   835.83    $ 1,425.24    $ 3,020.25
EQ/Capital Guardian Growth                          $   251.38    $   773.03    $ 1,320.95    $ 2,814.48
EQ/Capital Guardian International                   $   280.76    $   860.87    $ 1,466.70    $ 3,101.39
EQ/Capital Guardian Research                        $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Capital Guardian U.S. Equity                     $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Caywood-Scholl High Yield Bond                   $   249.28    $   766.74    $ 1,310.47    $ 2,793.68
EQ/Equity 500 Index                                 $   178.97    $   554.34    $   954.20    $ 2,071.71
EQ/Evergreen Omega                                  $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/FI Mid Cap                                       $   253.47    $   779.32    $ 1,331.42    $ 2,835.25
EQ/FI Small/Mid Cap Value                           $   259.77    $   798.18    $ 1,362.77    $ 2,897.29
EQ/International Growth                             $   286.00    $   876.50    $ 1,492.54    $ 3,151.77
EQ/J.P. Morgan Core Bond                            $   226.19    $   697.33    $ 1,194.62    $ 2,561.98
EQ/JP Morgan Value Opportunities                    $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
--------------------------------------------------------------------------------------------------------


                                                                   Fee table  25

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   828.63    $ 1,425.37    $ 2,049.07    $ 3,397.68
EQ/Lazard Small Cap Value                           $   810.76    $ 1,372.12    $ 1,961.01    $ 3,219.70
EQ/Long Term Bond                                   $   805.79    $ 1,357.29    $ 1,936.43    $ 3,169.68
EQ/Lord Abbett Growth and Income                    $   814.73    $ 1,383.97    $ 1,980.64    $ 3,259.53
EQ/Lord Abbett Large Cap Core                       $   814.73    $ 1,383.97    $ 1,980.64    $ 3,259.53
EQ/Lord Abbett Mid Cap Value                        $   819.69    $ 1,398.77    $ 2,005.13    $ 3,309.10
EQ/Marsico Focus                                    $   824.65    $ 1,413.55    $ 2,029.56    $ 3,358.41
EQ/Mercury Basic Value Equity                       $   793.88    $ 1,321.64    $ 1,877.21    $ 3,048.58
EQ/Mercury International Value                      $   830.61    $ 1,431.27    $ 2,058.82    $ 3,417.25
EQ/Mergers and Acquisitions                         $   940.79    $ 1,755.04    $ 2,586.45    $ 4,442.78
EQ/MFS Emerging Growth Companies                    $   801.82    $ 1,345.41    $ 1,916.72    $ 3,129.48
EQ/MFS Investors Trust                              $   800.83    $ 1,342.44    $ 1,911.79    $ 3,119.40
EQ/Money Market                                     $   747.23    $ 1,181.12    $ 1,642.29    $ 2,559.83
EQ/Montag & Caldwell Growth*                        $   817.71    $ 1,392.85    $ 1,995.34    $ 3,289.30
EQ/PIMCO Real Return                                $   805.79    $ 1,357.29    $ 1,936.43    $ 3,169.68
EQ/Short Duration Bond                              $   827.63    $ 1,422.41    $ 2,044.20    $ 3,387.87
EQ/Small Company Index                              $   769.07    $ 1,247.07    $ 1,752.84    $ 2,791.51
EQ/Small Company Value*                             $   822.67    $ 1,407.64    $ 2,019.80    $ 3,338.71
EQ/TCW Equity*                                      $   822.67    $ 1,407.64    $ 2,019.80    $ 3,338.71
EQ/UBS Growth and Income*                           $   821.68    $ 1,404.68    $ 2,014.91    $ 3,328.85
EQ/Van Kampen Comstock                              $   814.73    $ 1,383.97    $ 1,980.64    $ 3,259.53
EQ/Van Kampen Emerging Markets Equity*              $   885.21    $ 1,592.66    $ 2,323.45    $ 3,940.09
EQ/Van Kampen Mid Cap Growth                        $   819.69    $ 1,398.77    $ 2,005.13    $ 3,309.10
EQ/Wells Fargo Montgomery Small Cap                 $ 1,461.94    $ 3,184.28    $ 4,756.41    $ 7,941.65

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,113.52    $ 2,247.21    $ 3,363.35    $ 5,828.96

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   842.52    $ 1,466.64    $ 2,117.10    $ 3,533.86
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   626.56    $ 1,198.36    $ 1,795.99    $ 3,410.91
EQ/Lazard Small Cap Value                           $   607.67    $ 1,141.90    $ 1,702.33    $ 3,226.65
EQ/Long Term Bond                                   $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Lord Abbett Growth and Income                    $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Large Cap Core                       $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Lord Abbett Mid Cap Value                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Marsico Focus                                    $   622.36    $ 1,185.83    $ 1,775.24    $ 3,370.25
EQ/Mercury Basic Value Equity                       $   589.83    $ 1,088.38    $ 1,613.21    $ 3,049.52
EQ/Mercury International Value                      $   628.66    $ 1,204.61    $ 1,806.35    $ 3,431.17
EQ/Mergers and Acquisitions                         $   745.13    $ 1,547.87    $ 2,367.53    $ 4,493.09
EQ/MFS Emerging Growth Companies                    $   598.23    $ 1,113.59    $ 1,655.23    $ 3,133.26
EQ/MFS Investors Trust                              $   597.18    $ 1,110.44    $ 1,649.99    $ 3,122.83
EQ/Money Market                                     $   540.52    $   939.42    $ 1,363.39    $ 2,543.62
EQ/Montag & Caldwell Growth*                        $   615.02    $ 1,163.88    $ 1,738.84    $ 3,298.71
EQ/PIMCO Real Return                                $   602.43    $ 1,126.18    $ 1,676.19    $ 3,174.87
EQ/Short Duration Bond                              $   625.51    $ 1,195.22    $ 1,790.80    $ 3,400.76
EQ/Small Company Index                              $   563.60    $ 1,009.33    $ 1,480.96    $ 2,783.41
EQ/Small Company Value*                             $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/TCW Equity*                                      $   620.26    $ 1,179.56    $ 1,764.85    $ 3,349.86
EQ/UBS Growth and Income*                           $   619.21    $ 1,176.43    $ 1,759.65    $ 3,339.65
EQ/Van Kampen Comstock                              $   611.87    $ 1,154.46    $ 1,723.21    $ 3,267.89
EQ/Van Kampen Emerging Markets Equity*              $   686.37    $ 1,375.71    $ 2,087.80    $ 3,972.51
EQ/Van Kampen Mid Cap Growth                        $   617.12    $ 1,170.15    $ 1,749.25    $ 3,319.20
EQ/Wells Fargo Montgomery Small Cap                 $ 1,296.02    $ 3,063.36    $ 4,676.56    $ 8,120.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   927.71    $ 2,069.70    $ 3,194.01    $ 5,929.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   641.25    $ 1,242.12    $ 1,868.33    $ 3,551.89
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end of
                                                                 the applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year        3 years       5 years      10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   276.56    $   848.36    $ 1,445.99    $ 3,060.91
EQ/Lazard Small Cap Value                           $   257.67    $   791.90    $ 1,352.33    $ 2,876.65
EQ/Long Term Bond                                   $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Lord Abbett Growth and Income                    $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Large Cap Core                       $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Lord Abbett Mid Cap Value                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Marsico Focus                                    $   272.36    $   835.83    $ 1,425.24    $ 3,020.25
EQ/Mercury Basic Value Equity                       $   239.83    $   738.38    $ 1,263.21    $ 2,699.52
EQ/Mercury International Value                      $   278.66    $   854.61    $ 1,456.35    $ 3,081.17
EQ/Mergers and Acquisitions                         $   395.13    $ 1,197.87    $ 2,017.53    $ 4,143.09
EQ/MFS Emerging Growth Companies                    $   248.23    $   763.59    $ 1,305.23    $ 2,783.26
EQ/MFS Investors Trust                              $   247.18    $   760.44    $ 1,299.99    $ 2,772.83
EQ/Money Market                                     $   190.52    $   589.42    $ 1,013.39    $ 2,193.62
EQ/Montag & Caldwell Growth*                        $   265.02    $   813.88    $ 1,388.84    $ 2,948.71
EQ/PIMCO Real Return                                $   252.43    $   776.18    $ 1,326.19    $ 2,824.87
EQ/Short Duration Bond                              $   275.51    $   845.22    $ 1,440.80    $ 3,050.76
EQ/Small Company Index                              $   213.60    $   659.33    $ 1,130.96    $ 2,433.41
EQ/Small Company Value*                             $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/TCW Equity*                                      $   270.26    $   829.56    $ 1,414.85    $ 2,999.86
EQ/UBS Growth and Income*                           $   269.21    $   826.43    $ 1,409.65    $ 2,989.65
EQ/Van Kampen Comstock                              $   261.87    $   804.46    $ 1,373.21    $ 2,917.89
EQ/Van Kampen Emerging Markets Equity*              $   336.37    $ 1,025.71    $ 1,737.80    $ 3,622.51
EQ/Van Kampen Mid Cap Growth                        $   267.12    $   820.15    $ 1,399.25    $ 2,969.20
EQ/Wells Fargo Montgomery Small Cap                 $   946.02    $ 2,713.36    $ 4,326.56    $ 7,770.57

--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   577.71    $ 1,719.70    $ 2,844.01    $ 5,579.22

--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   291.25    $   892.12    $ 1,518.33    $ 3,201.89



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


26  Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2004.


                                                                   Fee table  27

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $20 for each type and series of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.



----------------------------------------------------------------------------------------------------------------------------------
Contract type    Source of contributions                                   Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------------
SEP              o Employer.                                               o For 2005, annual employer contributions up to the
                                                                             lesser of $42,000 or 25% of employee compensation.
                 o Eligible rollover distributions from other
                   traditional IRAs, 403(b) plans, qualified plans and     o Limits on contributions after age 701/2.
                   governmental employer EDC plans.
----------------------------------------------------------------------------------------------------------------------------------
SARSEP           o Employer-remitted employee salary reduction and/or      o For 2005, annual employer contributions up to the
                   non-elective employer contributions (pre 1997 plans       lesser of $42,000 or 25% of employee compensation.
                   only). o Additional "catch-up" contributions.
                                                                           o Maximum salary reduction contribution is $14,000 for
                 o Eligible rollover distributions from other                2005.
                   traditional IRAs, 403(b) plans, qualified plans and
                   governmental employer EDC plans.                        o If plan permits, an individual at least age 50 at any
                                                                             time during 2005 can make up to $4,000 additional
                                                                             salary reduction "catch-up" contributions.

                                                                           o Limits on contributions after age 701/2.
----------------------------------------------------------------------------------------------------------------------------------
SIMPLE IRA       o Employee salary reduction; employer match.              o Salary reduction contributions up to $10,000 for
                                                                             2005; employer matching contributions up to 3% of
                 o Additional "catch-up" contributions.                      employee compensation.

                 o Rollover distributions or direct transfer               o If plan permits, an individual at least age 50 at any
                   distributions from other SIMPLE IRAs.                     time during 2005 can make up to $2,000 additional
                                                                             salary reduction "catch-up" contributions.

                                                                           o Limits on contributions after age 701/2.
----------------------------------------------------------------------------------------------------------------------------------
Unicorporated    o Employer, including for self-employed.                  o For 2005, maximum amount of employer and employee
and Corporate                                                                contributions is generally the lesser of $42,000 or
Trusteed         o Salary reduction 401(k) if plan permits.                  100% of compensation, with maximum salary reduction
                                                                             contribution of $14,000.
                 o Additional "catch-up" contributions.
                                                                           o If employer's plan permits, an individual at least
                 o Eligible rollover distributions from other qualified      age 50 at any time during 2005 can make up to $4,000
                   plans, 403(b) plans, governmental employer EDC plans      additional salary reduction "catch-up" contributions.
                   and traditional IRAs, if permitted by the plan.
----------------------------------------------------------------------------------------------------------------------------------
TSA and          o Employer-remitted employee salary reduction and/or      o For 2005, maximum amount of employer and employee
University TSA     various types of employer contributions.                  contributions is generally the lesser of $42,000 or
                                                                             100% of compensation, with maximum salary reduction
                 o Additional "catch-up" contributions.                      contribution of $14,000.

                 o Direct transfers from another contract or arrangement   o If employer's plan permits, an individual at least
                   under Section 403(b) of the Internal Revenue Code,        age 50 at any time during 2005 can make up to $4,000
                   com-plying with IRS Revenue Ruling 90-24.                 additional salary reduction "catch-up" contributions.

                 o Eligible rollover distributions from other 403(b)       o Rollover or direct transfer contributions after age
                   plans, qualified plans, governmental employer EDC         701/2 must be net of any required minimum
                   plans and traditional IRAs, if permitted by the plan.     distributions.

                                                                           o Different sources of contributions and earnings may
                                                                             be subject to withdrawal restrictions.
----------------------------------------------------------------------------------------------------------------------------------


28  Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------------
Contract type    Source of contributions                                   Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------------
EDC              o Employer-remitted employee salary reduction and/or      o Contributions subject to plan limits. Maximum
                   employer contributions.                                   contribution for 2005 is lesser of $14,000 or 100% of
                                                                             includible compensation.
                 o For governmental employer EDC plans only, additional
                   "age 50 catch-up" contributions.                        o If plan permits, an individual may make catch-up
                                                                             contributions for 3 years of service preceding plan
                 o For governmental employer EDC plans only and only if      retirement age, 2005 maximum is $28,000.
                   plan permits, eligible rollover distributions from
                   other governmental employer EDC plans, 403(b)           o If governmental employer EDC plan permits, an
                   plans, qualified plans and traditional IRAs.              individual at least age 50 at any time during 2005
                                                                             can make up to $4,000 additional salary reduction
                                                                             "catch-up" contributions. This must be
                                                                             coordinated with the "catch-up" contributions for 3
                                                                             years of service preceding plan retirement age.
----------------------------------------------------------------------------------------------------------------------------------


IRA FUNDING. The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.

                                   ----------


See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

                                              Contract features and benefits  29

CONTRIBUTIONS TO SARSEP, CORPORATE TRUSTEED AND CERTAIN HR-10 CONTRACTS

We no longer offer the EQUI-VEST(R) contracts under SARSEP, Corporate Trusteed and Annuitant-Owned HR-10 plans, except as noted below:

o If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.

o If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST(R) contracts, we will enroll new employees under your contract and accept contributions for existing employees.

o If you established an HR-10 plan where EQUI-VEST(R) contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.

o If your retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.

OWNER AND ANNUITANT REQUIREMENTS


For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA and Annuitant-Owned HR-10.


The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus.

Under EDC contracts, the employer or a trust must be the owner and the employee is the annuitant.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "AXA Equitable." We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For certain SEP and KEOGH plans, additional contributions may be made by our automatic investment program. The methods of payment are discussed in detail in "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear we will try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select (see "Selecting your investment method," later in this prospectus).

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions.
--------------------------------------------------------------------------------

30  Contract features and benefits

Portfolios of the Trusts


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as an EQUI-VEST(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these portfolios, listed in the chart below, are those who make the investment decisions for each portfolio. The chart also indicates the investment manager for each of the other portfolios.



----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                         Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION        Seeks long-term capital appreciation.             o AXA Equitable
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION      Seeks a high level of current income.             o AXA Equitable
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS            Seeks current income and growth of capital,       o AXA Equitable
ALLOCATION                       with a greater emphasis on current income.
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION          Seeks long-term capital appreciation and          o AXA Equitable
                                 current income.
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                Seeks long-term capital appreciation and          o AXA Equitable
ALLOCATION                       current income, with a greater emphasis on
                                 capital appreciation.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE       Seeks long-term growth of capital.                o Alliance Capital Management L.P.
EQUITY                                                                             o MFS Investment Management
                                                                                   o Marsico Capital Management, LLC
                                                                                   o Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND        Seeks a balance of high current income and        o BlackRock Advisors, Inc.
                                 capital appreciation, consistent with a prudent
                                 level of risk.                                    o Pacific Investment Management Company
                                                                                     LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE      Seeks long-term growth of capital.                o A I M Capital Management, Inc.
                                                                                   o RCM Capital Management LLC
                                                                                   o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD       Seeks high total return through a combination     o Alliance Capital Management L.P.
                                 of current income and capital appreciation.       o Pacific Investment Management Company LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                  Seeks long-term growth of capital.                o Alliance Capital Management L.P., through its
INTERNATIONAL EQUITY                                                                 Bernstein Investment Research and Management
                                                                                     Unit
                                                                                   o J.P. Morgan Investment Management Inc.
                                                                                   o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                o Alliance Capital Management L.P., through its
CORE EQUITY                                                                          Bernstein Investment Research and Management
                                                                                     Unit
                                                                                   o Janus Capital Management LLC
                                                                                   o Thornburg Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                o Alliance Capital Management L.P.
GROWTH                                                                             o RCM Capital Management LLC
                                                                                   o TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  31

----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                         Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                o Alliance Capital Management L.P.
VALUE                                                                              o Institutional Capital Corporation
                                                                                   o MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                o Alliance Capital Management L.P.
CAP GROWTH                                                                         o Franklin Advisers, Inc.
                                                                                   o Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                o AXA Rosenberg Investment Management LLC
CAP VALUE                                                                          o TCW Investment Management Company
                                                                                   o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                o Firsthand Capital Management, Inc.
                                                                                   o RCM Capital Management LLC
                                                                                   o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                         Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.             o Alliance Capital Management L.P.
INCOME
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
GOVERNMENT SECURITIES            with relative stability of principal.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
GROWTH(1)
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
                                 with moderate risk to capital.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.            o Bear Stearns Asset Management Inc.
SMALL COMPANY GROWTH(7)
----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                       o Alliance Capital Management L.P., through its
                                                                                     Bernstein Investment Research and Management
                                                                                     Unit
----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to       o Boston Advisors, Inc.
INCOME(4)                        achieve an above-average and consistent total
                                 return.
----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.             o Calvert Asset Management Company, Inc. and
RESPONSIBLE                                                                          Brown Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                o Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.           o Capital Guardian Trust Company
INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.     o Capital Guardian Trust Company
RESEARCH
----------------------------------------------------------------------------------------------------------------------------------


32  Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                         Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.     o Capital Guardian Trust Company
EQUITY
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH           Seeks to maximize current income.                 o Caywood-Scholl Capital Management
YIELD BOND
----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that         o Alliance Capital Management L.P.
                                 approximates the total return performance of
                                 the S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consistent with that
                                 of the S&P 500 Index.
----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA               Seeks long-term capital growth.                   o Evergreen Investment Management Company, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                    Seeks long-term growth of capital.                o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE        Seeks long-term capital appreciation.             o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH          Seeks to achieve capital appreciation.            o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND         Seeks to provide a high total return consistent   o J.P. Morgan Investment Management Inc.
                                 with moderate risk to capital and maintenance
                                 of liquidity.
----------------------------------------------------------------------------------------------------------------------------------
EQ/JP MORGAN VALUE               Long-term capital appreciation.                   o J.P. Morgan Investment Management Inc.
OPPORTUNITIES
----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH        Seeks long-term growth of capital.                o Janus Capital Management LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE        Seeks capital appreciation.                       o Lazard Asset Management LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND                Seeks to maximize income and capital              o Boston Advisors, Inc.
                                 appreciation through investment in
                                 long-maturity debt obligations.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND        Capital appreciation and growth of income         o Lord, Abbett & Co. LLC
INCOME                           without excessive fluctuation in market value.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP         Capital appreciation and growth of income with    o Lord, Abbett & Co. LLC
CORE                             reasonable risk.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE     Capital appreciation.                             o Lord, Abbett & Co, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                 Seeks long-term growth of capital.                o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE           Seeks capital appreciation and secondarily,       o Mercury Advisors
EQUITY                           income.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL         Seeks capital appreciation.                       o Merrill Lynch Investment Managers
VALUE                                                                                International Limited
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERGERS AND ACQUISITIONS      Seeks to achieve capital appreciation.            o GAMCO Investors, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH           Seeks to provide long-term capital growth.        o MFS Investment Management
COMPANIES
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST           Seeks long-term growth of capital with            o MFS Investment Management
                                 secondary objective to seek reasonable current
                                 income.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                  Seeks to obtain a high level of current income,   o Alliance Capital Management L.P.
                                 preserve its assets and maintain liquidity.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL             Seeks to achieve capital appreciation.            o Montag & Caldwell, Inc.
GROWTH(5)
----------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  33

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                         Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN             Seeks maximum real return consistent with         o Pacific Investment Management Company, LLC
                                 preservation of real capital and prudent
                                 investment management.
----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND           Seeks current income with reduced volatility of   o Boston Advisors, Inc.
                                 principal.
----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX           Seeks to replicate as closely as possible         o Alliance Capital Management L. P.
                                 (before the deduction of portfolio expenses)
                                 the total return of the Russell 2000 Index.
----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY VALUE(8)        Seeks to maximize capital appreciation.           o GAMCO Investors, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(3)                 Seeks to achieve long-term capital                o TCW Investment Management Company
                                 appreciation.
----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME(6)      Seeks to achieve total return through capital     o UBS Global Asset Management (Americas) Inc.
                                 appreciation with income as a secondary
                                 consideration.
----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK           Capital growth and income.                        o Morgan Stanley Investment Management Inc.
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   o Morgan Stanley Investment Management Inc.
EQ/VAN KAMPEN EMERGING           Seeks long-term capital appreciation.
MARKETS EQUITY(2)
----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP            Capital growth.                                   o Morgan Stanley Investment Management Inc.
GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY        Seeks long-term capital appreciation.             o Wells Capital Management Inc.
SMALL CAP



----------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE
INSURANCE TRUST
Portfolio Name                   Objective                                         Investment Manager/Adviser
----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE       Seeks to increase the value of your investment    o Charles Schwab Investment Management, Inc.
LONG/SHORT EQUITY                in bull markets and bear markets through
                                 strategies that are designed to have limited      o AXA Rosenberg Investment Management LLC
                                 exposure to general equity market risk.
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
Portfolio Name                   Objective                                         Investment Manager
----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II     Seeks to provide above average current income     o Van Kampen (is the name under which Morgan
                                 and long-term capital appreciation by               Stanley Investment Management Inc. does
                                 investing primarily in equity securities of         business in certain situations)
                                 companies in the U.S. real estate industry,
                                 including real estate investment trusts.
----------------------------------------------------------------------------------------------------------------------------------



* This portfolio information reflects the portfolio's name change effective on or about May 9, 2005, subject to regulatory approval. The table below reflects the portfolio informa tion in effect until on or about May 9, 2005. The number in the "FN" column corresponds with the number contained in the chart above.




-------------------------------------------
 FN      Portfolio Name until May 9, 2005
-------------------------------------------
(1)      EQ/Alliance Premier Growth
(2)      EQ/Emerging Markets Equity
(3)      EQ/Enterprise Equity
(4)      EQ/Enterprise Equity Income
(5)      EQ/Enterprise Growth
(6)      EQ/Enterprise Growth and Income
(7)      EQ/Enterprise Small Company Growth
(8)      EQ/Enterprise Small Company Value
-------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.

34  Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information," later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the annual minimum guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending on certain factors, including the type and series of your contract and when the allocation is made. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST(R) funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.

Generally, the annual minimum guaranteed interest rate for 2005 is 2.25%, 3.00% or 4.00% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00% (may be 4.00% for Corporate Trusteed contracts and Keogh Trusteed contracts). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series. Current interest rates will never be less than the annual minimum guaranteed interest rate.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available for certain contracts issued in New York and Pennsylvania or for any contracts issued in Maryland or for contracts issued on or after August 13, 2001 in Washington (see Appendix IV). Your financial professional can provide your state's approval status. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15th for maturity years ranging from 2006 through 2015. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2005, the next available maturity date was June 15, 2011


                                              Contract features and benefits  35

(see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following two methods for selecting your investment options:

o Maximum investment options choice. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o Temporary removal of transfer restrictions that apply to the investment methods. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options. If you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group "A."


   We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.



--------------------------------------------------------------------------------
                               Investment Options
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
Domestic stocks                           International stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation               o AXA Premier VIP International Equity
o AXA Moderate-Plus Allocation            o EQ/Alliance International
o AXA Premier VIP Aggressive Equity       o EQ/Capital Guardian International
o AXA Premier VIP Health Care             o EQ/International Growth(2)
o AXA Premier VIP Large Cap Core          o EQ/Mercury International Value
  Equity                                  o EQ/Van Kampen Emerging Markets
o AXA Premier VIP Large Cap Growth        Equity(1)
o AXA Premier VIP Large Cap Value
o AXA Premier VIP Small/Mid Cap
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Large Cap Growth
o EQ/Alliance Small Cap Growth
o EQ/Bear Stearns Small Company
  Growth(1)
o EQ/Bernstein Diversified Value
o EQ/Boston Advisors Equity Income(1)
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Growth
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/JP Morgan Value Opportunities
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Lord Abbett Growth and Income(2)
o EQ/Lord Abbett Large Cap Core(2)
o EQ/Lord Abbett Mid Cap Value(2)
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/Mergers and Acquisitions(2)
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/Montag & Caldwell Growth(1)
o EQ/Small Company Index
o EQ/Small Company Value(1)
o EQ/TCW Equity(1)
o EQ/UBS Growth and Income(1)
o EQ/Van Kampen Comstock(2)
o EQ/Van Kampen Mid Cap Growth(2)
o EQ/Wells Fargo Montgomery Small
 Cap(2)


36  Contract features and benefits

--------------------------------------------------------------------------------
Domestic stocks
--------------------------------------------------------------------------------
o Laudus Rosenberg VIT Value Long/
  Short Equity(3)
o US Real Estate - Class II
--------------------------------------------------------------------------------
  Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
Fixed income
o AXA Conservative Allocation             o EQ/Caywood-Scholl High Yield Bond(2)
o AXA Conservative-Plus Allocation        o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Core Bond               o EQ/Long Term Bond(2)
o AXA Premier VIP High Yield              o EQ/Money Market
o EQ/Alliance Intermediate Government     o EQ/PIMCO Real Return(2)
  Securities                              o EQ/Short Duration Bond(2)
o EQ/Alliance Quality Bond


--------------------------------------------------------------------------------
Fixed maturity options
--------------------------------------------------------------------------------
The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."

(1) This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for the option's former name.

(2) Available on or about May 9, 2005 subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for more information on the new investment option.

(3) The Laudus Rosenberg VIT Value Long/Short Equity option is not available for new contributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)


Please note that under Trusteed contracts your employer or the plan trustee will select the investment method available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the maximum investment options choice investment method.

--------------------------------------------------------------------------------
A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(R) contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------


ERISA CONSIDERATIONS FOR EMPLOYERS

If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this prospectus.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.


We may require that you wait six months before you apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

                                              Contract features and benefits  37

2. Determining your contract's value

--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA, governmental employer EDC or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) under a TSA, governmental employer EDC or Corporate Trusteed contract, any outstanding loan plus accrued interest.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

38  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. As of February 15, 2005, maturities of less than seven years were not available.


o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.


o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

See Appendix I for transfer restrictions under Original contracts.


Subject to the terms of your contract, upon advance notice we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed for programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying


                            Transferring your money among investment options  39
portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

The AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts") have adopted policies and procedures designed to discourage disruptive transfers by contract owners investing in the portfolios of the affiliated trusts. The affiliated trusts discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. As a general matter, the affiliated trusts reserve the right to refuse or limit any purchase or exchange order by a particular investor (or group of related investors) if the transaction is deemed harmful to the portfolio's other investors or would disrupt the management of the portfolio. The affiliated trusts monitor aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. When a contract owner is identified as having engaged in a potentially disruptive transfer for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the affiliated trusts may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

We may also offer investment options with underlying portfolios that are not part of the AXA Premier VIP Trust or EQ Advisors Trust (the "unaffiliated trusts"). Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which may be different than those applied by the affiliated trusts. In most cases, the unaffiliated trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectus for the underlying trust for information regarding the policies and procedures, if any, employed by that trust and any associated risks of investing in that trust. If an unaffiliated trust advises us that there may be disruptive transfer activity from our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. If the underlying trust determines that the trading activity of a particular contract owner is disruptive, we will take action to limit the disruptive trading activity of that contract owner as discussed above.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/ participants may be treated differently than others, resulting in the risk that some contract owners/participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER


You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."


See Appendix I for transfer restrictions under original contracts.



INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring


40 Transferring your money among investment options approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE


Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) inwhole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semian nually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. To be eligible, you must have
(i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.


You may change your allocation instructions or cancel the program at any time.

For TSA, Corporate Trusteed and certain governmental employer EDC contracts with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA, governmental employer EDC and Corporate Trusteed contracts" in "Accessing your money," later in this prospectus.)


                            Transferring your money among investment options  41

4. Accessing your money

--------------------------------------------------------------------------------
WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.


METHOD OF WITHDRAWAL


---------------------------------------------------------------
                        Partial                       Minimum
Contract              withdrawal    Systematic     distribution
---------------------------------------------------------------
SEP/SARSEP           yes            yes            yes
SIMPLE IRA           yes            yes            yes
Corporate and
 KEOGH Trusteed      yes(3)         no             yes(3)
TSA                  yes(1)(3)      yes(1)(2)(3)   yes(2)
University TSA       yes(1)(3)      yes(1)(3)      yes
EDC                  yes(3)         yes(1)(2)(3)   yes(2)(3)
Annuitant-Owned
 HR-10               yes(3)         yes(3)         yes
---------------------------------------------------------------



(1) Only if the contract is not subject to withdrawal restrictions.
(2) Only if there are no outstanding loans.
(3) Requires or may require Plan Administrator's approval. See "Tax information" later in this prospectus.



PARTIAL WITHDRAWALS AND TERMINATIONS

Subject to the terms of the Plan, your contract and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)


SYSTEMATIC WITHDRAWALS

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You may elect systematic withdrawals under TSA and governmental employer EDC contracts if:

o   your plan or program permits it;

o   the contract is not subject to withdrawal restrictions; and

o   the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS


(SEPs, SARSEPs, SIMPLE IRAs, TSAs, EDCs, and Annuitant-owned HR-10 contracts - See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus. You may choose instead an annuity payout option.

You may elect our RMD automatic withdrawal option in the year in which you reach age 701/2 or in any later year, subject to the terms of your plan, if applicable. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum


42  Accessing your money
distributions" section in "Tax information" later in this prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

For non-governmental employer EDC contracts, this election may not be revoked. For TSA and governmental employer EDC contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.

If you purchase your EQUI-VEST(R) TSA via a direct transfer of funds from another 403(b) arrangement and you tell us at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your EQUI-VEST(R) TSA before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 701/2 or retiring.

Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document.

--------------------------------------------------------------------------------
For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST(R) NQ or ROTH IRA or an existing EQUI-VEST(R) Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS


If the plan permits, loans are available under a qualified plan, TSA plan, or governmental employer EDC plan. Loans are subject to federal income tax limits and are also subject to the limits of the plan. Federal income tax rule requirements apply even if the plan is not subject to ERISA. You may borrow against your account value only under a TSA contract, a contract issued under a governmental employer EDC plan or Corporate Trusteed contract. Loans under governmental employer EDC contracts may not be available in all states. Also, ERISA rules apply to loans under Corporate Trusteed contracts, and may apply under TSA contracts. Loans are not available under University TSA contracts or under any TSA or governmental employer EDC contract when the required minimum distribution automatic withdrawal option has been elected.


Before we make a loan, you must properly complete and sign a loan request form. You should read the terms and conditions of the form carefully and consult with a tax adviser before taking out a loan. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC contracts, the loan must be approved by the contract owner; generally, your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. You should read the terms and conditions of the form carefully and consult with a tax adviser before taking out a loan. Please see the loan provisions stated in the contract and the loan request form for more details.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan will not be treated as a taxable distribution unless:

o   it exceeds limits of federal income tax rules; or

o   interest and principal are not paid when due; or

o   in some instances, service with the employer terminates.

Loans under TSA, governmental employer EDC and Corporate Trusteed contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial.


TERMINATION

We may terminate your contract and pay you the account value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

We will deduct the amount of any outstanding loan balance and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.


TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

                                                        Accessing your money  43

o   turning age 701/2; or

o   death; or

o   retirement; or

o termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.


WHEN TO EXPECT PAYMENTS
Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,
(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or
(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS
EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.
You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

ANNUITY PAYOUT OPTIONS
---------------------------------------------------------------------
Fixed annuity payout options         o Life annuity*
                                     o Life annuity with period
                                       certain*
                                     o Life annuity with refund
                                       certain*
                                     o Period certain annuity
---------------------------------------------------------------------
Variable Immediate Annuity payout    o Life annuity (not available in
  options                              New York)
                                     o Life annuity with period
                                       certain*
---------------------------------------------------------------------

* not available for governmental employer EDC Plans in New York

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the only form of annuity for annuitants in governmental employer EDC plans in New York. Life annuity payout options are not available for governmental employer EDC plans in New York.


44  Accessing your money

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some markets.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;
(2) the type of annuity chosen, and whether it is fixed or variable;
(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and
(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

                                                        Accessing your money  45

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risk charge

o   A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o   Charge for third-party transfer or exchange (for series 300 and 400 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of the net assets in each variable investment options as follows:


----------------------------------------------------------------------------
                 EQ/Alliance
                Common Stock,
                   EQ/Money
                Market Options       All Other Variable Investment Options
----------------------------------------------------------------------------
              series     series     series     series     series     series
                100        200        100        200        300       400
----------------------------------------------------------------------------
current          0.56%      1.15%      0.50%      1.09%      1.10%      1.10%
maximum          0.65%      1.24%      0.50%      1.09%      1.10%      1.75%
----------------------------------------------------------------------------



The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.


The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual percentage of the net assets in each variable investment option as follows:

Series 100 -- 0.84%

    o 0.60% reimburses us for research and development costs plus administrative expenses not covered by the annual administrative charge.

    o 0.24% reimburses us for the cost of financial accounting ser vices we provide under the contracts.

Series 200, 300 and 400 -- 0.25%


    o 0.25% reimburses us for expenses and financial accounting ser vices we provide under the contracts; however, for series 300 and 400, we currently charge 0.24% for all the variable investment options except AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and EQ/Money Market. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.



MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the AXA Moderate Allocation, AXA Premier VIP Aggressive Equity, EQ/Alliance Common Stock and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual

46  Charges and expenses
rate of: (i) 2.00% for series 400 contracts; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Alliance Common Stock, and EQ/Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in
(iii).


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option or the annuitant dies during the contract year.

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year -- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

For SEP, SARSEP, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.


WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o   the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.

                                                        Charges and expenses  47

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
        (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:
        - its main function is to provide skilled, intermediate, or custodial nursing care;
        - it provides continuous room and board to three or more persons; - it is supervised by a registered nurse or licensed practical nurse; - it keeps daily medical records of each patient; - it controls and records all medications dispensed; and - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted or if the condition began within the 12 month period following remittance.

Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:

o after six contract years if the annuitant is at least age 591/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS


10% FREE WITHDRAWAL AMOUNT. No withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For Trusteed, EDC (subject to state availability) and TSA contracts, this free withdrawal amount is available starting in the first contract year. For EDC (in certain states), SEP and SARSEP contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 591/2.


FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed and after deducting the amount of any loan balance and accrued interest or (ii) the free withdrawal amount plus 94% of the remaining account value. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information" later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

o The annuitant dies and a death benefit is made available to the beneficiary.

o We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

o The contract owner has completed at least five contract years and the annuitant has reached age 591/2.

o We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

o In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 591/2 and has retired or employment has been terminated, no matter how many contract years have been completed.

FOR SEP, SARSEP, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS. The withdrawal charge equals a percentage of the amount withdrawn and may apply to any TSA and governmental employer EDC defaulted loans. The withdrawal charge equals a percentage of the amount of any such defaulted loans. Whether a withdrawal charge applies, and the percentage that applies, is determined using the same conditions as apply to withdrawals from your contract. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

-------------------------------------
   Contract Year(s)         Charge
-------------------------------------
     1 through 5              6%*
     6 through 8             5
         9                   4
        10                   3
        11                   2
        12                   1
    13 and later             0
-------------------------------------

* This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

48  Charges and expenses

The withdrawal charge does not apply in the circumstances described below.

No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:

o   after five contract years and the annuitant is at least age 591/2; or

o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years if the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 591/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

o the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental employer EDC Plans in New York); or


o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This is the only form of payment available for annuitants in governmental employer EDC plans in New York.)


No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:

o the annuitant has completed at least five contract years, has reached age 55 and has separated from service.

No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which the excess contributions were made; or

o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which such excess deferrals were made.

The tax consequences of withdrawals are discussed under "Tax information."


NY EDC PLANS. As a result of regulations which apply to EDC plans of governmental employers in New York ("NY EDC plans"), EQUI-VEST(R) contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST(R) funding arrangements became effective or were renewed on or after July 1, 1989.


These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST(R) funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST(R) funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

No further investment experience, whether positive or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.


FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.


* currently not available for TSA, EDC, Keogh and Corporate Trust eed contracts in New York


-----------------------------------------
  Declining scale       Alternative scale
-----------------------------------------
Year of investment      Year of transfer
     in fixed             within fixed
 maturity option*       maturity option*
-----------------------------------------
Within year 1    6%    Within year 1    5%
      2          6%          2          4%
      3          5%          3          3%
      4          4%          4          2%
-----------------------------------------

                                                        Charges and expenses  49

      Declining scale                 Alternative scale
-------------------------------------------------------------
Year of investment in fixed     Year of transfer within fixed
      maturity option*                maturity option*
-------------------------------------------------------------
     5                3%             5                1%
-------------------------------------------------------------
     6                2%        After year 5          0%
-------------------------------------------------------------
After year 6          0%        Not to exceed 1% times the
                                number of years remaining in
                                the fixed maturity option,
                                rounded to the higher number
                                of years. In other words, if
                                4.3 years remain, it would be
                                a 5% charge.

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to or transfer amounts to or from, the fixed maturity options.


FOR ALL CONTRACT SERIES


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.50%.

o   12b-1 fees of either 0.25% or 0.35% for Class IB/B and Class II shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


VARIATIONS IN CHARGES

For certain groups offered the EQUI-VEST(R) contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the contract, including a change in the minimum death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.


50  Charges and expenses

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if AXA Equitable will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


                                                        Charges and expenses  51

6. Payment of death benefit

--------------------------------------------------------------------------------
YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under tax exempt employer EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts.


DEATH BENEFIT

Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that apply, less any outstanding loan balance plus accrued interest.


HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT


Depending upon the contract series, the contract date, and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT FOR SEP, SARSEP AND SIMPLE IRAS (MAY NOT BE AVAILABLE IN ALL STATES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/ annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/ annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300 and 400 withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION (FOR TSAS, SEPS, SARSEP AND SIMPLE IRAS ONLY)

Upon your death under a TSA, SEP, SARSEP or SIMPLE IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.


52  Payment of death benefit

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 701/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.


o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o   Loans will no longer be available for TSA contracts.


o Any death benefit provision (including the minimum death benefit provision) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

                                                    Payment of death benefit  53

7. Tax information

--------------------------------------------------------------------------------
TAX INFORMATION AND ERISA MATTERS


OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract.


We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person's plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to Federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Code
Section 403(b) Arrangements: a 403(b) TSA annuity contract such as an EQUI-VEST(R) TSA or a 403(b)(7) custodial account. Similarly, an employer-sponsored individual retirement arrangement such as a SEP-IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Code section 401 ("qualified plans"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts and annuity contracts funding 401(a) qualified plans, 403(b) TSAs and 457 plans. You should consider the potential implication of these Regulations before you purchase this annuity contract.



SPECIAL RULES FOR TAX-FAVORED
RETIREMENT PROGRAMS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

o   participation and coverage;

o   nondiscrimination;

o   vesting and funding;

o   limits on contributions, distributions, and benefits;

o   withholding;

o   reporting and disclosure; and

o   penalties.

--------------------------------------------------------------------------------
State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules.
--------------------------------------------------------------------------------


ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS OR A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) TSA,

54  Tax information
governmental employer EDC plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make contribution.



QUALIFIED PLANS


GENERAL; CONTRIBUTIONS

Any type of employer -- corporation, partnership, self-employed individual, governmental entity, non-profit organization -- is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisers for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.


The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for 2005 is the lesser of $42,000 (after adjustment for cost of living changes) or 100% of compensation or earned income. This amount may be further adjusted for cost of living changes in future years. When figuring out the contribution limit you have to:


o include reallocated forfeitures and voluntary nondeductible employee contributions;

o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


o disregard compensation or earned income of more than a specified amount. This amount is currently $210,000. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $14,000 for 2005. This amount is scheduled to increase until the limits reach $15,000 for 2006, and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs. If the plan permits, an individual who is at least age 50 at any time during 2005 can make up to $4,000 additional salary reduction contributions for 2005.

Except for governmental employer plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."



TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)


GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions. Generally, there are two types of funding vehicles available to fund 403(b) arrangements: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.


Please Note: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. The IRS and Treasury have recently issued proposed regulations on Section 403(b) of the Code. If finalized in their current form, these proposed regulations would affect the establishment and operation of plans and arrangements under Section 403(b)


                                                             Tax information  55
of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these proposed regulations could affect you.


CONTRIBUTIONS TO TSAS

There are three ways you can make contributions to this EQUI-VEST(R) TSA contract:

o   annual contributions made through the employer's payroll; or

o   a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free transfers from another 403(b) arrangement or tax-deferred rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to the TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. The permissible annual contribution to the participant's TSA is calculated the same way as contributions to a 401(k) plan:


o The annual limit on employer and employee contributions to defined contribution plans for 2005 is the lesser of $42,000 (after adjustment for cost of living changes) or 100% of compensation,

o The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $14,000 for 2005. The salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $15,000 in 2006.


These limits may be further adjusted for cost of living changes in future years.


Special provisions may allow certain participants with at least 15 years of service to "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2005 can make up to $4,000 additional salary reduction contributions for 2005.


Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may make rollover contributions to your EQUI-VEST(R) TSA contract from these sources: qualified plans, governmental employer EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.

Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA, qualified plan, or governmental employer EDC plan as a result of your:

o   termination of employment with the employer who provided the plan funds; or

o   reaching age 591/2 even if you are still employed; or

o   disability (special federal income tax definition).


You may be able to roll over pre-tax funds from your traditional IRA to your TSA at any time.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS. Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. After-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA.


DIRECT TRANSFERS. A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the EQUI-VEST(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an EQUI-VEST(R) TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.


SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE 701/2. Any rollover or direct transfer contribution to an EQUI-VEST(R) TSA must be net of the required minimum distribution for the tax year if:

o   you are or will be at least age 701/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST(R) TSA.

This rule applies regardless of whether the source of funds is a:

56  Tax information

o rollover by check of the proceeds from another TSA or other eligible retirement plan; or

o   direct rollover from another TSA or other eligible retirement plan; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.

DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

GENERAL

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal.

WITHDRAWAL RESTRICTIONS. You may not be able to withdraw or take payment from all or part of your TSA or 401(k) qualified plan unless you reach age 591/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract or qualified plan, or suffer financial hardship. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings.


These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts directly transferred to your EQUI-VEST(R) TSA contract from another TSA in a Revenue Ruling 90-24 transfer.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS.


Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

LOANS FROM QUALIFIED PLANS AND TSAS. The following discussion also applies to loans under governmental employer EDC plans. See "Public and tax-exempt organization employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a qualified plan or TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose.

                                                             Tax information  57

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.

You may roll over a distribution from a qualified plan or TSA to any of the following: a qualified plan, a governmental employer EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these.

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or TSA to a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

Any after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions from a qualified plan or TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan.


Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer EDC plan (qualified plan, TSA or traditional IRA) into a governmental employer EDC plan, and you later take a distribution from the recipient government employer EDC plan, those amounts generally remain subject to the penalty.

You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.



Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


DISTRIBUTION REQUIREMENTS

Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.


SPOUSAL CONSENT RULES

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 591/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or


o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


58  Tax information
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SIMPLIFIED EMPLOYEE PENSIONS (SEPS)


An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP-IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified plans -- General; contributions" apply. In 2005 an employer can annually contribute an amount for an employee up to the lesser of $42,000 or 25% of compensation. This amount may be further adjusted for cost of living change in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP-IRA contract and are put into a separate traditional IRA contract.


Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees. Please consult your tax adviser.


SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.


The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible tax-exempt entity employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation and employee or employer contributions.

Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $10,000 in 2005. This limit may be further adjusted for cost of living changes in future years.

If the plan permits, an individual at least age 50 at any time during 2005 can make up to $2,000 additional salary reduction contributions for 2005.


Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)


TAX TREATMENT OF SIMPLE IRAS

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.

Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA. No rollovers from a SIMPLE IRA to a non-SIMPLE IRA are permitted for individuals under age 591/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)

                                                             Tax information  59

PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)

SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities and state agencies (governmental employer) or tax-exempt entities (tax-exempt employer). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.

The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The participants of a tax-exempt employer EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.


CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2005 is the lesser of $14,000 or 100% of includible compensation.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $28,000 for 2005.

For governmental employer EDC plans only, if the plan permits, an individual at least age 50 at any time during 2005 may be able to make up to $4,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans (TSAs), 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.



WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 701/2, severs from employment with the employer or is faced with an unforeseeable emergency. Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed (governmental employer EDC plan) or made available (tax-exempt employer EDC plan) to the employee or beneficiary. Small amounts (up to $5000) may be taken out by the employee or forced out by the plan under certain circumstances, even though the employee may still be working and amounts would not otherwise be made available.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 701/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.


TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS.
 Distributions to a tax-exempt employer EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" later in this prospectus. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

60  Tax information
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Distributions from a tax-exempt employer EDC plan may not be rolled over to any other eligible retirement plan.


TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions.

TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS. A participant in a governmental employer EDC plan may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental employer EDC plan. The recipient plan must agree to take the distribution.

If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, TSA, or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

LOANS FROM GOVERNMENTAL EMPLOYER EDC PLANS. Same as for qualified plans and TSAs. (See "Loans from qualified plans and TSAs" under "Distributions from qualified plans and TSAs" earlier in this prospectus.)


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA and covers some of the special tax rules that apply to IRAs.


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o traditional IRAs, typically funded on a pre-tax basis, including SEP- IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.


We have received an opinion letter from the IRS approving the form of the EQUI-VEST(R) SIMPLE IRA contract, as amended to reflect recent tax law changes, for use as a SIMPLE IRA. We have not applied for a formal opinion letter for certain EQUI-VEST(R) SEP and SARSEP contracts which had been previously approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) SEP, SARSEP and SIMPLE IRA contracts.


CANCELLATION

You can cancel an EQUI-VEST(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in this prospectus. If you cancel a contract, we may have to withhold tax and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


CONTRIBUTIONS

As SEP-IRA, SARSEP IRA and SIMPLE IRA contracts are employer-funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP- IRA, SARSEP IRA and in limited circumstances, to SIMPLE IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST(R) SEP-IRA, SARSEP IRA and SIMPLE IRA contracts.


RECHARACTERIZATION

Employer-funded amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are subsequently treated as Roth IRA funds, once again treated as traditional

                                                             Tax information  61

IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


ROLLOVER AND TRANSFER CONTRIBUTIONS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer EDC plans;

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another. Any amount contributed to a traditional IRA after you reach age 701/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o   Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover

    You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

    All distributions from a TSA, qualified plan or governmental employer EDC plan are eligible rollover distributions, unless the distribution is:

o   a "required minimum distribution" after age 701/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o   a hardship withdrawal; or

o   a corrective distribution which fits specified technical tax rules; or

o   a loan that is treated as a distribution; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer EDC plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:

o   regular contributions to a traditional IRA made after you reach age 701/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 701/2.

You can avoid the excise tax by withdrawing an excess contribution before the due date (including extensions) for filing your federal income tax return for the year. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below

62  Tax information
under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP-IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

In addition, a distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See "Rollovers from eligible retirement plans other than traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA; a qualified plan, a TSA or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.

REQUIRED MINIMUM DISTRIBUTIONS

Traditional IRAs are subject to required minimum distribution rules described in "Required minimum distributions" later in this prospectus.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 591/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 591/2. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ILLUSTRATION OF GUARANTEED INTEREST RATES


In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 4.00%, is in the contract.


                                                             Tax information  63

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored.


64  Tax information

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


        Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                     TABLE I
                         ACCOUNT VALUES AND CASH VALUES
          (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING
                              OF THE CONTRACT YEAR)



          1.00% Minimum Guarantee
------------------------------------------
Contract         Account          Cash
Year End          Value           Value
------------------------------------------
    1         $     989.80    $     936.35
    2         $   1,979.70    $   1,872.79
    3         $   2,979.49    $   2,818.60
    4         $   3,989.29    $   3,773.87
    5         $   5,009.18    $   4,738.69
    6         $   6,039.27    $   5,713.15
    7         $   7,079.67    $   6,719.67
    8         $   8,130.46    $   7,770.46
    9         $   9,191.77    $   8,831.77
   10         $  10,263.69    $   9,903.69
   11         $  11,346.32    $  10,986.32
   12         $  12,439.79    $  12,079.79
   13         $  13,544.18    $  13,184.18
   14         $  14,659.63    $  14,299.63
   15         $  15,786.22    $  15,426.22
   16         $  16,924.08    $  16,564.08
   17         $  18,073.33    $  17,713.33
   18         $  19,234.06    $  18,874.06
   19         $  20,436.40    $  20,076.40
   20         $  21,650.76    $  21,290.76
   21         $  22,877.27    $  22,517.27
   22         $  24,116.04    $  23,756.04
   23         $  25,367.20    $  25,007.20
   24         $  26,630.88    $  26,270.88
   25         $  27,907.18    $  27,547.18
   26         $  29,196.26    $  28,836.26
   27         $  30,498.22    $  30,138.22
   28         $  31,813.20    $  31,453.20
   29         $  33,141.33    $  32,781.33
   30         $  34,482.75    $  34,122.75
   31         $  35,837.57    $  35,477.57
   32         $  37,205.95    $  36,845.95
   33         $  38,588.01    $  38,228.01
   34         $  39,983.89    $  39,623.89
   35         $  41,393.73    $  41,033.73
   36         $  42,817.67    $  42,457.67
   37         $  44,255.84    $  43,895.84
   38         $  45,708.40    $  45,348.40
   39         $  47,175.49    $  46,815.49
   40         $  48,657.24    $  48,297.24
   41         $  50,153.81    $  49,793.81
   42         $  51,665.35    $  51,305.35
   43         $  53,192.00    $  52,832.00
   44         $  54,733.92    $  54,373.92
   45         $  56,291.26    $  55,931.26
   46         $  57,864.18    $  57,504.18
   47         $  59,452.82    $  59,092.82
   48         $  61,057.35    $  60,697.35
   49         $  62,677.92    $  62,317.92
   50         $  64,314.70    $  63,954.70
------------------------------------------


                                                             Tax information  65

Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
     (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)



          1.00% Minimum Guarantee
------------------------------------------
Contract         Account          Cash
Year End          Value           Value
------------------------------------------
    1         $     989.80    $     936.35
    2         $     979.70    $     926.80
    3         $     959.50    $     907.69
    4         $     939.10    $     888.38
    5         $     918.49    $     868.89
    6         $     897.67    $     849.20
    7         $     876.65    $     876.65
    8         $     855.42    $     855.42
    9         $     833.97    $     833.97
   10         $     812.31    $     812.31
   11         $     790.43    $     790.43
   12         $     768.34    $     768.34
   13         $     746.02    $     746.02
   14         $     723.48    $     723.48
   15         $     700.71    $     700.71
   16         $     677.72    $     677.72
   17         $     654.50    $     654.50
   18         $     631.04    $     631.04
   19         $     607.35    $     607.35
   20         $     583.43    $     583.43
   21         $     559.26    $     559.26
   22         $     534.85    $     534.85
   23         $     510.20    $     510.20
   24         $     485.31    $     485.31
   25         $     460.16    $     460.16
   26         $     434.76    $     434.76
   27         $     409.11    $     409.11
   28         $     383.20    $     383.20
   29         $     357.03    $     357.03
   30         $     330.60    $     330.60
   31         $     303.91    $     303.91
   32         $     276.95    $     276.95
   33         $     249.72    $     249.72
   34         $     222.21    $     222.21
   35         $     194.44    $     194.44
   36         $     166.38    $     166.38
   37         $     138.04    $     138.04
   38         $     109.42    $     109.42
   39         $      80.52    $      80.52
   40         $      51.32    $      51.32
   41         $      21.84    $      21.84
   42         $       0.00    $       0.00
   43         $       0.00    $       0.00
   44         $       0.00    $       0.00
   45         $       0.00    $       0.00
   46         $       0.00    $       0.00
   47         $       0.00    $       0.00
   48         $       0.00    $       0.00
   49         $       0.00    $       0.00
   50         $       0.00    $       0.00


66  Tax information

REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a qualified retirement plan, an EDC plan (both employer types), or own a TSA or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.


Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Certain provisions of Treasury Regulations will require, beginning in 2006, that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts and annuity contracts funding tax qualified retirement plans, including 401(a) qualified plans, 403(b) TSAs, and 457 plans. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.



LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

You must start taking annual distributions from your traditional IRAs for the year in which you turn age 701/2.

Generally, qualified plan, TSA and EDC plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 701/2. However, qualified plan, TSA and EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 701/2, as follows:

o For qualified plan, TSA and EDC plan participants who have not retired from service with the employer who provided the funds for this qualified plan, TSA, or EDC contract by the calendar year the participant turns age 701/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 701/2.

The first required minimum distribution is for the calendar year in which you turn age 701/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 701/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 701/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, TSA, EDC, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?

No, if you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options and you have any kind of traditional IRA (SEP, SARSEP or SIMPLE IRA), we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA or TSA that you maintain, using the method that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long

                                                             Tax information  67
as the total amount you take out every year satisfies your overall traditional IRA (or TSA) required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs (or
TSAs) that you own.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age-group which must take lifetime required minimum distributions. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually from the qualified plan or EDC.


WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 701/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 701/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:


o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not AXA Equitable, to properly administer any loan made to plan participants.


o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(R) processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

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o   Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).


The EQUI-VEST(R) Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. AXA Equitable and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs in SEP, SARSEP or SIMPLE IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2005 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a qualified plan or TSA which is not an eligible rollover distribution we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA, GOVERNMENTAL EMPLOYER EDC AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans, governmental employer EDC plans, and TSAs are subject to mandatory 20% withholding. The

                                                             Tax information  69
plan administrator is responsible for withholding from qualified plan and governmental employer EDC plan distributions. An eligible rollover distribution from one of these eligible retirement plans can be rolled over to another one of these eligible retirement plans or a traditional IRA. All distributions from a TSA, governmental employer EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are "required minimum distributions" after age 701/2 or retirement; or

o   hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.



IMPACT OF TAXES TO AXA EQUITABLE


The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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8. More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A.


Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A, Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan relating to its Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE
We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 15, 2005 and the related price per $100 of maturity value were as shown below:



----------------------------------------------------------------
Fixed Maturity Options
    With June 15th         Rate to Maturity
   Maturity Date of             as of          Price Per $100 of
     Maturity Year        February 15, 2005      Maturity Value
----------------------------------------------------------------
           2005                3.00%**             $   99.03
           2006                3.00%**             $   96.15
           2007                3.00%**             $   93.35
           2008                3.00%**             $   90.62
           2009                3.00%**             $   87.98
           2010                3.00%**             $   85.42
           2011                3.20%               $   81.92
          2012*                3.40%               $   78.25
          2013*                3.55%               $   74.77
          2014*                3.65%               $   71.56
----------------------------------------------------------------


*   Not available in Oregon.

** Since these rates to maturity were 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

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    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III later in this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.


Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interest under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for single life SEP and Keogh units provided that the single life is the employer who provided the funds.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20.

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You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

WIRE TRANSFERS. Employers may also send contributions by wire transfer from a bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.



CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.


o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of

                                                            More information  73
votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AXA Equitable at December 31, 2004 and 2003, and for the three years ended December 31, 2004 incorporated in this prospectus by reference to the 2004 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting.



FINANCIAL STATEMENTS


The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by this assignment for transfer of ownership unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not

----------

* On or about June 6, 2005, MSC financial professionals are expected to become financial professionals of AXA Advisors. From that date forward, former MSC financial professionals will be compensated by AXA Advisors, and the Distributors will replace MSC as the principal underwriters of its affiliated products.


University TSA), governmental employer EDC (subject to state availability) and Corporate Trusteed contracts only, unless restricted by the employer.


FUNDING CHANGES

The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.



DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). Affiliated broker-dealers include MONY Securities Corporation ("MSC")* and Advest, Inc. The Distributors, MSC and Advest are all under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, broker-dealers receiving sales compensation will pay all or a portion of it to its individual financial representatives (or to its Selling broker-dealers) as commissions related to the sale of contracts.

Sales compensation paid to AXA Advisors will generally not exceed 16.0% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.70% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 16.0% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 12.0% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive


74  More information
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reduced contribution-based compensation in combination with asset-based compensation of up to 0.35% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 12.0% of the total contributions made under the contracts. The sales compensation we pay varies among broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(R) Employer-Sponsored Retirement Programs on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a broker-dealer. We may also make fixed payments to broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of our products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of our products, we may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). These types of payments are made out of the Distributors' assets. Not all Selling broker-dealers receive additional compensation. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors may also receive other payments from the portfolio advisers and/or their affiliates for administrative costs, as well as payments for sales meetings and/or seminar sponsorships.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." Other forms of compensation financial professionals may receive include health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of our products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products may qualify, under sales incentive programs, to receive non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  75

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

AXA Equitable's annual report on Form 10-K for the year ended December 31, 2004, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


76  Incorporation of certain documents by reference

Appendix I: Original contracts


--------------------------------------------------------------------------------

Original Contracts are EQUI-VEST(R) contracts under which the contract owner has not elected to add any additional variable investment options when they first became available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the EQ/Money Market, AXA Moderate Allocation*, EQ/Alliance Common Stock and AXA Premier VIP Aggressive Equity** options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.

TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the EQ/Money Market option is always available. However, we will not permit transfers into the EQ/Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

*   EQ/Balanced was merged into AXA Moderate Allocation on 8/15/03.

** EQ/Aggressive Stock was merged into AXA Premier VIP Aggressive Equity on 8/15/03.


                                             Appendix I: Original contracts  I-1

Appendix II: Condensed financial information


--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.




SERIES 100 AND 200 CONTRACTS UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA CONSERVATIVE ALLOCATION
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA CONSERVATIVE-PLUS ALLOCATION
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA MODERATE ALLOCATION
 Unit Value                              $  26.18   $  30.92   $  34.06   $  38.66   $  45.07   $  52.39   $  51.10
 Number of units outstanding (000's)       32,664     30,212     28,319     26,036     24,361     22,434     20,413
AXA MODERATE-PLUS ALLOCATION
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP AGGRESSIVE EQUITY
 Unit value                              $  52.88   $  68.73   $  82.91   $  90.75   $  89.92   $ 105.59   $  90.70
 Number of units outstanding (000's)       24,787     25,821     27,945     28,030     25,634     20,946     18,138
AXA PREMIER VIP CORE BOND
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP HEALTH CARE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP HIGH YIELD
 Unit value                              $  95.88   $ 113.44   $ 137.53   $ 160.74   $ 150.42   $ 143.43   $ 129.28
 Number of units outstanding (000's)           99        209        444        831      1,164        998        800
AXA PREMIER VIP INTERNATIONAL EQUITY
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP CORE EQUITY
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP GROWTH
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP VALUE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
 Unit value                                    --         --   $ 109.15   $ 120.39
 Number of units outstanding (000's)           --         --          8         50
AXA CONSERVATIVE ALLOCATION
 Unit value                                    --         --   $ 102.15   $ 106.86
 Number of units outstanding (000's)           --         --          6         36
AXA CONSERVATIVE-PLUS ALLOCATION
 Unit value                                    --         --   $ 104.14   $ 110.71
 Number of units outstanding (000's)           --         --          5         44
AXA MODERATE ALLOCATION
 Unit Value                              $  49.61   $  42.91   $  50.77   $  55.12
 Number of units outstanding (000's)       19,822     23,382     21,629     20,412
AXA MODERATE-PLUS ALLOCATION
 Unit value                                    --         --   $ 107.96   $ 118.97
 Number of units outstanding (000's)           --         --         18        185
AXA PREMIER VIP AGGRESSIVE EQUITY
 Unit value                              $  67.13   $  47.48   $  64.75   $  72.04
 Number of units outstanding (000's)       16,058     13,832     12,726     11,587
AXA PREMIER VIP CORE BOND
 Unit value                                    --   $ 106.73   $ 109.24   $ 111.97
 Number of units outstanding (000's)           --        264        311        348
AXA PREMIER VIP HEALTH CARE
 Unit value                                    --   $  78.98   $  99.85   $ 110.46
 Number of units outstanding (000's)           --        101        182        238
AXA PREMIER VIP HIGH YIELD
 Unit value                              $ 128.74   $ 123.58   $ 149.82   $ 161.02
 Number of units outstanding (000's)          770        696        769        761
AXA PREMIER VIP INTERNATIONAL EQUITY
 Unit value                                    --   $  78.07   $ 103.47   $ 120.36
 Number of units outstanding (000's)           --         82        150        268
AXA PREMIER VIP LARGE CAP CORE EQUITY
 Unit value                                    --   $  76.43   $  96.62   $ 104.55
 Number of units outstanding (000's)           --         91        122        129
AXA PREMIER VIP LARGE CAP GROWTH
 Unit value                                    --   $  67.87   $  87.47   $  92.04
 Number of units outstanding (000's)           --        138        219        256
AXA PREMIER VIP LARGE CAP VALUE
 Unit value                                    --   $  79.08   $ 102.28   $ 115.47
 Number of units outstanding (000's)           --        127        163        203
----------------------------------------------------------------------------------


II-1  Appendix II: Condensed financial information

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)


-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP GROWTH
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
AXA PREMIER VIP TECHNOLOGY
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/ALLIANCE COMMON STOCK
 Unit value                              $ 124.32   $ 162.42   $ 199.05   $ 253.68   $ 323.75   $ 399.74   $ 339.28
 Number of units outstanding (000's)       15,749     16,292     16,933     17,386     17,231     16,705     15,685
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                              $  98.86   $ 121.02   $ 143.37   $ 179.30   $ 213.81   $ 250.31   $ 269.09
 Number of units outstanding (000's)          210        498        975      1,800      2,475      3,095      3,352
EQ/ALLIANCE INTERMEDIATE GOVERNMENT
SECURITIES
 Unit value                              $  98.19   $ 109.80   $ 112.40   $ 118.98   $ 126.48   $ 124.96   $ 134.60
 Number of units outstanding (000's)           32         89        146        202        314        360        309
EQ/ALLIANCE INTERNATIONAL
 Unit value                                    --   $ 104.15   $ 112.83   $ 107.92   $ 117.72   $ 160.04   $ 121.54
 Number of units outstanding (000's)           --        141        763        968        971        926      1,028
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                                    --         --         --         --         --   $ 116.36   $  93.70
 Number of units outstanding (000's)           --         --         --         --         --        887      2,596
EQ/ALLIANCE QUALITY BOND
 Unit value                              $  93.87   $ 108.38   $ 112.65   $ 121.30   $ 130.07   $ 125.76   $ 138.33
 Number of units outstanding (000's)           53        135        196        283        557        622        566
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                                    --         --         --   $ 125.55   $ 118.57   $ 149.64   $ 168.29
 Number of units outstanding (000's)           --         --         --        488      1,101        976      1,895
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit Value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                                    --         --         --         --         --   $ 107.58   $ 103.06
 Number of units outstanding (000's)           --         --         --         --         --          4         15
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP GROWTH
 Unit value                                    --   $  62.00   $  85.78   $  94.55
 Number of units outstanding (000's)           --        211        417        530
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                    --   $  73.70   $ 102.24   $ 116.19
 Number of units outstanding (000's)           --        214        334        425
AXA PREMIER VIP TECHNOLOGY
 Unit value                                    --   $  56.63   $  88.08   $  91.24
 Number of units outstanding (000's)           --         53        211        989
EQ/ALLIANCE COMMON STOCK
 Unit value                              $ 299.82   $ 197.84   $ 292.96   $ 330.99
 Number of units outstanding (000's)       14,197     11,899     11,092     10,291
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                              $ 262.05   $ 204.07   $ 263.25   $ 292.64
 Number of units outstanding (000's)        3,789      3,455      3,264      3,133
EQ/ALLIANCE INTERMEDIATE GOVERNMENT
SECURITIES
 Unit value                              $ 143.62   $ 154.25   $ 155.83   $ 157.11
 Number of units outstanding (000's)          587        915        788        674
EQ/ALLIANCE INTERNATIONAL
 Unit value                              $  92.48   $  82.20   $ 109.83   $ 128.38
 Number of units outstanding (000's)          945      5,013      4,603      4,372
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                              $  70.28   $  47.74   $  58.02   $  62.04
 Number of units outstanding (000's)        2,788      2,376      2,212      1,966
EQ/ALLIANCE QUALITY BOND
 Unit value                              $ 147.79   $ 157.39   $ 161.18   $ 165.40
 Number of units outstanding (000's)          899        950        827        737
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                              $ 144.40   $  99.61   $ 138.85   $ 156.54
 Number of units outstanding (000's)        1,988      1,955      1,959      1,885
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                    --         --         --   $ 114.58
 Number of units outstanding (000's)           --         --         --          3
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit Value                              $  94.39   $  80.42   $ 102.15   $ 114.33
 Number of units outstanding (000's)        1,544      1,981      2,115      2,287
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                    --         --         --   $ 106.97
 Number of units outstanding (000's)           --         --         --         33
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                              $  86.73   $  62.93   $  79.44   $  81.19
 Number of units outstanding (000's)           33         57         89        118
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                    --   $  53.85   $  65.86   $  68.57
 Number of units outstanding (000's)           --         19         39         47
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                    --   $  67.65   $  88.51   $  99.21
 Number of units outstanding (000's)           --         61        175        316
----------------------------------------------------------------------------------

                              Appendix II: Condensed financial information  II-2

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)


-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                                    --         --         --         --         --   $ 106.78   $ 111.59
 Number of units outstanding (000's)           --         --         --         --         --          8         44
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                    --         --         --         --         --   $ 101.64   $ 103.88
 Number of units outstanding (000's)           --         --         --         --         --         13         34
EQ/EQUITY 500 INDEX
 Unit value                              $ 100.95   $ 135.94   $ 164.12   $ 214.66   $ 271.24   $ 322.15   $ 287.40
 Number of units outstanding (000's)           47        592      1,486      2,686      3,805      4,579      4,346
EQ/EVERGREEN OMEGA
 Unit value                                    --         --         --         --         --   $ 106.57   $  92.84
 Number of units outstanding (000's)           --         --         --         --         --          5         18
EQ/FI MID CAP
 Unit value                                    --         --         --         --         --         --   $  99.98
 Number of units outstanding (000's)           --         --         --         --         --         --         86
EQ/FI SMALL/MID CAP VALUE
 Unit value                                    --         --         --   $ 118.06   $ 104.82   $ 105.28   $ 109.21
 Number of units outstanding (000's)           --         --         --        577        859        721        628
EQ/J.P. MORGAN CORE BOND
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit Value                                    --         --         --   $ 115.17   $ 128.20   $ 124.26   $ 131.45
 Number of units outstanding (000's)           --         --         --        250        581        648        521
EQ/JANUS LARGE CAP GROWTH
 Unit value                                    --         --         --         --         --         --   $  83.95
 Number of units outstanding (000's)           --         --         --         --         --         --        165
EQ/LAZARD SMALL CAP VALUE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/MARSICO FOCUS
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                                    --         --         --   $ 115.97   $ 127.97   $ 149.82   $ 165.28
 Number of units outstanding (000's)           --         --         --        145        444        617        634
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                                    --         --         --   $ 121.34   $ 161.04   $ 275.93   $ 220.97
 Number of units outstanding (000's)           --         --         --        256      1,090      2,427      3,720
EQ/MFS INVESTORS TRUST
 Unit value                                    --         --         --         --         --   $ 104.48   $ 102.37
 Number of units outstanding (000's)           --         --         --         --         --         18         68
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                              $ 107.86   $  80.17   $ 104.00   $ 113.80
 Number of units outstanding (000's)           95      1,211      1,179      1,112
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                              $ 100.43   $  75.63   $ 101.77   $ 109.77
 Number of units outstanding (000's)           96        375        573        660
EQ/EQUITY 500 INDEX
 Unit value                              $ 249.66   $ 191.65   $ 242.29   $ 264.16
 Number of units outstanding (000's)        4,083      3,648      3,539      3,393
EQ/EVERGREEN OMEGA
 Unit value                              $  76.01   $  56.98   $  77.69   $  82.05
 Number of units outstanding (000's)           33         55        125        206
EQ/FI MID CAP
 Unit value                              $  85.41   $  68.70   $  97.34   $ 111.43
 Number of units outstanding (000's)          420        738      1,109      1,384
EQ/FI SMALL/MID CAP VALUE
 Unit value                              $ 112.05   $  94.29   $ 123.98   $ 144.14
 Number of units outstanding (000's)        1,238      1,835      1,967      2,096
EQ/J.P. MORGAN CORE BOND
 Unit value                                    --   $ 107.03   $ 109.16   $ 112.11
 Number of units outstanding (000's)           --        207        316        405
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit Value                              $ 120.85   $  96.50   $ 120.74   $ 132.08
 Number of units outstanding (000's)          532        484        448        414
EQ/JANUS LARGE CAP GROWTH
 Unit value                              $  63.80   $  43.86   $  54.47   $  60.27
 Number of units outstanding (000's)          464        590        701        750
EQ/LAZARD SMALL CAP VALUE
 Unit value                                    --   $ 112.38   $ 152.31   $ 175.98
 Number of units outstanding (000's)           --        239        434        617
EQ/MARSICO FOCUS
 Unit value                              $ 105.89   $  92.40   $ 119.55   $ 130.34
 Number of units outstanding (000's)           --        337        779        948
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                              $ 172.07   $ 141.48   $ 183.13   $ 199.77
 Number of units outstanding (000's)        1,044      1,282      1,316      1,355
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                    --   $  75.52   $  95.40   $ 114.50
 Number of units outstanding (000's)           --        928        946      1,010
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                              $ 143.76   $  93.15   $ 118.84   $ 132.05
 Number of units outstanding (000's)        3,422      2,890      2,681      2,410
EQ/MFS INVESTORS TRUST
 Unit value                              $  84.85   $  66.13   $  79.62   $  87.51
 Number of units outstanding (000's)           87        118        161        140
----------------------------------------------------------------------------------


II-3  Appendix II: Condensed financial information

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)


-------------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
 Unit value                              $  26.08   $  27.22   $  28.28   $  29.41   $  30.55   $  31.63   $  33.15
 Number of units outstanding (000's)        1,000      1,021      1,013        973      1,261      1,516      1,458
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/SMALL COMPANY INDEX
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/SMALL COMPANY VALUE
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/TCW EQUITY
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/UBS GROWTH AND INCOME
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                                    --         --         --   $  79.41   $  57.18   $ 110.43   $  65.32
 Number of units outstanding (000's)           --         --         --        109        217        590        926
LAUDUS ROSENBERG VIT VALUE LONG/SHORT
EQUITY
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
U.S. REAL ESTATE -- CLASS II
 Unit value                                    --         --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
EQ/MONEY MARKET
 Unit value                              $  33.96   $  34.00   $  33.81   $  33.69
 Number of units outstanding (000's)        1,796      1,816      1,322      1,193
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                    --         --         --   $ 104.66
 Number of units outstanding (000's)           --         --         --          1
EQ/SMALL COMPANY INDEX
 Unit value                                    --   $  81.53   $ 117.33   $ 136.22
 Number of units outstanding (000's)           --         72        260        446
EQ/SMALL COMPANY VALUE
 Unit value                                    --         --         --   $ 113.23
 Number of units outstanding (000's)           --         --         --         37
EQ/TCW EQUITY
 Unit value                                    --         --         --   $ 111.22
 Number of units outstanding (000's)           --         --         --          6
EQ/UBS GROWTH AND INCOME
 Unit value                                    --         --         --   $ 109.24
 Number of units outstanding (000's)           --         --         --          1
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                              $  61.12   $  56.74   $  87.28   $ 106.51
 Number of units outstanding (000's)          850        895        949      1,084
LAUDUS ROSENBERG VIT VALUE LONG/SHORT
EQUITY
 Unit value                                    --         --   $  99.46   $ 101.69
 Number of units outstanding (000's)           --         --          3         12
U.S. REAL ESTATE -- CLASS II
 Unit value                                    --         --   $ 106.81   $ 143.40
 Number of units outstanding (000's)           --         --         18        288
----------------------------------------------------------------------------------


                              Appendix II: Condensed financial information  II-4

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON INVESTMENT OPTION)


--------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA CONSERVATIVE ALLOCATION
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA CONSERVATIVE-PLUS ALLOCATION
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA MODERATE ALLOCATION
 Unit value                              $ 108.26   $ 119.26   $ 135.29   $ 157.63   $ 183.18   $ 178.32
 Number of units outstanding (000's)          386        548        655        752        854        846
AXA MODERATE-PLUS ALLOCATION
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP AGGRESSIVE EQUITY
 Unit value                              $ 123.95   $ 149.41   $ 163.33   $ 161.59   $ 189.44   $ 162.34
 Number of units outstanding (000's)        1,310      2,468      3,226      3,342      2,980      2,607
AXA PREMIER VIP CORE BOND
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP HEALTH CARE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP HIGH YIELD
 Unit value                              $ 113.44   $ 137.53   $ 160.74   $ 150.42   $ 143.43   $ 129.28
 Number of units outstanding (000's)          209        444        831      1,164        998        800
AXA PREMIER VIP INTERNATIONAL EQUITY
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP CORE EQUITY
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP LARGE CAP VALUE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP SMALL/MID CAP GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
AXA PREMIER VIP TECHNOLOGY
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
 Unit value                                    --         --   $ 109.15   $ 120.39
 Number of units outstanding (000's)           --         --          8         50
AXA CONSERVATIVE ALLOCATION
 Unit value                                    --         --   $ 102.15   $ 106.86
 Number of units outstanding (000's)           --         --          6         36
AXA CONSERVATIVE-PLUS ALLOCATION
 Unit value                                    --         --   $ 104.14   $ 110.71
 Number of units outstanding (000's)           --         --          5         44
AXA MODERATE ALLOCATION
 Unit value                              $ 172.66   $ 149.01   $ 175.55   $ 188.77
 Number of units outstanding (000's)        1,334      2,689      2,378      2,153
AXA MODERATE-PLUS ALLOCATION
 Unit value                                    --         --   $ 107.96   $ 118.97
 Number of units outstanding (000's)           --         --         18        185
AXA PREMIER VIP AGGRESSIVE EQUITY
 Unit value                              $ 120.13   $  84.51   $ 114.95   $ 127.42
 Number of units outstanding (000's)        2,242      1,841      1,636      1,467
AXA PREMIER VIP CORE BOND
 Unit value                                    --   $ 106.73   $ 109.24   $ 111.97
 Number of units outstanding (000's)           --        264        316        348
AXA PREMIER VIP HEALTH CARE
 Unit value                                    --   $  78.98   $  99.85   $ 110.46
 Number of units outstanding (000's)           --        101        185        238
AXA PREMIER VIP HIGH YIELD
 Unit value                              $ 128.74   $ 123.58   $ 149.82   $ 161.02
 Number of units outstanding (000's)          770        696        798        761
AXA PREMIER VIP INTERNATIONAL EQUITY
 Unit value                                    --   $  78.07   $ 103.47   $ 120.36
 Number of units outstanding (000's)           --         82        152        268
AXA PREMIER VIP LARGE CAP CORE EQUITY
 Unit value                                    --   $  76.43   $  96.62   $ 104.55
 Number of units outstanding (000's)           --         91        123        129
AXA PREMIER VIP LARGE CAP GROWTH
 Unit value                                    --   $  67.87   $  87.47   $  92.04
 Number of units outstanding (000's)           --        138        221        256
AXA PREMIER VIP LARGE CAP VALUE
 Unit value                                    --   $  79.08   $ 102.28   $ 115.47
 Number of units outstanding (000's)           --        127        165        203
AXA PREMIER VIP SMALL/MID CAP GROWTH
 Unit value                                    --   $  62.00   $  85.78   $  94.55
 Number of units outstanding (000's)           --        211        421        530
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                    --   $  73.70   $ 102.24   $ 116.19
 Number of units outstanding (000's)           --        214        337        425
AXA PREMIER VIP TECHNOLOGY
 Unit value                                    --   $  56.63   $  88.08   $  91.24
 Number of units outstanding (000's)           --         53        212        989
----------------------------------------------------------------------------------


II-5  Appendix II: Condensed financial information

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON INVESTMENT OPTION) (CONTINUED)



--------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
 Unit value                              $ 126.78   $ 155.42   $ 198.12   $ 252.88   $ 312.31   $ 264.88
 Number of units outstanding (000's)        1,989      3,457      4,765      5,808      6,502      6,233
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                              $ 121.02   $ 143.37   $ 179.30   $ 213.81   $ 250.31   $ 269.09
 Number of units outstanding (000's)          498        975      1,800      2,475      3,095      3,352
EQ/ALLIANCE INTERMEDIATE GOVERNMENT
SECURITIES
 Unit value                              $ 109.80   $ 112.40   $ 118.98   $ 126.48   $ 124.96   $ 134.60
 Number of units outstanding (000's)           89        146        202        314        360        309
EQ/ALLIANCE INTERNATIONAL
 Unit value                              $ 104.15   $ 112.83   $ 107.92   $ 117.72   $ 160.04   $ 121.54
 Number of units outstanding (000's)          141        763        968        971        926      1,028
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                                    --         --         --         --   $ 116.36   $  93.70
 Number of units outstanding (000's)           --         --         --         --        887      2,596
EQ/ALLIANCE QUALITY BOND
 Unit value                              $ 108.38   $ 112.65   $ 121.30   $ 130.07   $ 125.76   $ 138.33
 Number of units outstanding (000's)          135        196        283        557        622        566
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                                    --         --   $ 125.55   $ 118.57   $ 149.64   $ 168.29
 Number of units outstanding (000's)           --         --        488      1,101        976      1,895
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                                    --         --         --         --   $ 107.58   $ 103.06
 Number of units outstanding (000's)           --         --         --         --          4         15
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                                    --         --         --         --   $ 106.78   $ 111.59
 Number of units outstanding (000's)           --         --         --         --          8         44
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                    --         --         --         --   $ 101.64   $ 103.88
 Number of units outstanding (000's)           --         --         --         --         13         34
EQ/EQUITY 500 INDEX
 Unit value                              $ 135.94   $ 164.12   $ 214.66   $ 271.24   $ 322.15   $ 287.40
 Number of units outstanding (000's)          592      1,486      2,686      3,805      4,579      4,346
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
 Unit value                              $ 233.80   $ 154.15   $ 227.99   $ 257.31
 Number of units outstanding (000's)        5,579      4,418      4,024      3,627
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                              $ 262.05   $ 204.07   $ 263.25   $ 292.64
 Number of units outstanding (000's)        3,789      3,455      3,368      3,133
EQ/ALLIANCE INTERMEDIATE GOVERNMENT
SECURITIES
 Unit value                              $ 143.62   $ 154.25   $ 155.83   $ 157.11
 Number of units outstanding (000's)          587        915        818        674
EQ/ALLIANCE INTERNATIONAL
 Unit value                              $  92.48   $  82.20   $ 109.83   $ 128.38
 Number of units outstanding (000's)          945      5,013      4,796      4,372
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                              $  70.28   $  47.74   $  58.02   $  62.04
 Number of units outstanding (000's)        2,788      2,376      2,254      1,966
EQ/ALLIANCE QUALITY BOND
 Unit value                              $ 147.79   $ 157.39   $ 161.18   $ 165.40
 Number of units outstanding (000's)          899        950        851        737
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                              $ 144.40   $  99.61   $ 138.85   $ 156.54
 Number of units outstanding (000's)        1,988      1,955      2,016      1,885
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                    --         --         --   $ 114.58
 Number of units outstanding (000's)           --         --         --          3
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit value                              $  94.39   $  80.42   $ 102.15   $ 114.33
 Number of units outstanding (000's)        1,544      1,981      2,153      2,287
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                    --         --         --   $ 106.97
 Number of units outstanding (000's)           --         --         --         33
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                              $  86.73   $  62.93   $  79.44   $  81.19
 Number of units outstanding (000's)           33         57         89        118
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                    --   $  53.85   $  65.86   $  68.57
 Number of units outstanding (000's)           --         19         41         47
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                    --   $  67.65   $  88.51   $  99.21
 Number of units outstanding (000's)           --         61        177        316
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                              $ 107.86   $  80.17   $ 104.00   $ 113.80
 Number of units outstanding (000's)           95      1,211      1,200      1,112
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                              $ 100.43   $  75.63   $ 101.77   $ 109.77
 Number of units outstanding (000's)           96        375        579        660
EQ/EQUITY 500 INDEX
 Unit value                              $ 249.66   $ 191.65   $ 242.29   $ 264.16
 Number of units outstanding (000's)        4,083      3,648      3,658      3,393
----------------------------------------------------------------------------------


                              Appendix II: Condensed financial information  II-6

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON INVESTMENT OPTION) (CONTINUED)



--------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
 Unit value                                    --         --         --         --   $ 106.57   $  92.84
 Number of units outstanding (000's)           --         --         --         --          5         18
EQ/FI MID CAP
 Unit value                                    --         --         --         --         --   $  99.98
 Number of units outstanding (000's)           --         --         --         --         --         86
EQ/FI SMALL/MID CAP VALUE
 Unit value                                    --         --   $ 118.06   $ 104.82   $ 105.28   $ 109.21
 Number of units outstanding (000's)           --         --        577        859        721        628
EQ/J.P. MORGAN CORE BOND
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit value                                    --         --   $ 115.17   $ 128.20   $ 124.76   $ 131.45
 Number of units outstanding (000's)           --         --        250        581        648        521
EQ/JANUS LARGE CAP GROWTH
 Unit value                                    --         --         --         --         --   $  83.95
 Number of units outstanding (000's)           --         --         --         --         --        165
EQ/LAZARD SMALL CAP VALUE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/MARSICO FOCUS
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                                    --         --   $ 115.97   $ 127.67   $ 149.82   $ 165.28
 Number of units outstanding (000's)           --         --        145        444        617        634
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                                    --         --   $ 121.34   $ 161.04   $ 275.93   $ 220.97
 Number of units outstanding (000's)           --         --        256      1,090      2,427      3,720
EQ/MFS INVESTORS TRUST
 Unit value                                    --         --         --         --   $ 104.48   $ 102.37
 Number of units outstanding (000's)           --         --         --         --         18         68
EQ/MONEY MARKET
 Unit value                              $ 107.04   $ 111.21   $ 115.66   $ 120.19   $ 124.47   $ 130.47
 Number of units outstanding (000's)           81        165        146        262        360        297
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/SMALL COMPANY INDEX
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/SMALL COMPANY GROWTH
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                           2001       2002       2003       2004
----------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
 Unit value                              $  76.01   $  56.98   $  77.69   $  82.05
 Number of units outstanding (000's)           33         55        127        206
EQ/FI MID CAP
 Unit value                              $  85.41   $  68.70   $  97.34   $ 111.43
 Number of units outstanding (000's)          420        738      1,117      1,384
EQ/FI SMALL/MID CAP VALUE
 Unit value                              $ 112.05   $  94.29   $ 123.98   $ 144.14
 Number of units outstanding (000's)        1,238      1,835      2,002      2,096
EQ/J.P. MORGAN CORE BOND
 Unit value                                    --   $ 107.03   $ 109.16   $ 112.11
 Number of units outstanding (000's)           --        207        318        405
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit value                              $ 120.85   $  96.50   $ 120.74   $ 132.08
 Number of units outstanding (000's)          532        484        454        414
EQ/JANUS LARGE CAP GROWTH
 Unit value                              $  63.80   $  43.86   $  54.47   $  60.27
 Number of units outstanding (000's)          464        581        710        750
EQ/LAZARD SMALL CAP VALUE
 Unit value                                    --   $ 112.38   $ 152.31   $ 175.98
 Number of units outstanding (000's)           --        239        445        617
EQ/MARSICO FOCUS
 Unit value                              $ 105.89   $  92.41   $ 119.55   $ 130.34
 Number of units outstanding (000's)           --        337        790        948
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                              $ 172.07   $ 141.48   $ 183.13   $ 199.77
 Number of units outstanding (000's)        1,044      1,282      1,337      1,355
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                    --   $  75.52   $  95.40   $ 114.50
 Number of units outstanding (000's)           --        928        970      1,010
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                              $ 143.76   $  93.15   $ 118.84   $ 132.05
 Number of units outstanding (000's)        3,422      2,890      2,741      2,410
EQ/MFS INVESTORS TRUST
 Unit value                              $  84.85   $  66.13   $  79.62   $  87.51
 Number of units outstanding (000's)           87        118        162        140
EQ/MONEY MARKET
 Unit value                              $ 133.66   $ 133.83   $ 133.10   $ 132.67
 Number of units outstanding (000's)          395        342        231        186
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                    --         --         --   $ 104.66
 Number of units outstanding (000's)           --         --         --          1
EQ/SMALL COMPANY INDEX
 Unit value                                    --   $  81.53   $ 117.33   $ 136.22
 Number of units outstanding (000's)           --         72        261        446
EQ/SMALL COMPANY GROWTH
 Unit value                                    --         --         --   $ 113.23
 Number of units outstanding (000's)           --         --         --         37
----------------------------------------------------------------------------------


II-7  Appendix II: Condensed financial information

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON INVESTMENT OPTION) (CONTINUED)



--------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                             1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/UBS GROWTH AND INCOME
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                                    --         --   $  79.41   $  57.18   $ 110.43   $  65.32
 Number of units outstanding (000's)           --         --        109        217        590        926
LAUDUS ROSENBERG VIT VALUE LONG/SHORT
EQUITY
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
U.S. REAL ESTATE -- CLASS II
 Unit value                                    --         --         --         --         --         --
 Number of units outstanding (000's)           --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             For the years ending December 31,
----------------------------------------------------------------------------------
                                             2001       2002       2003       2004
----------------------------------------------------------------------------------
EQ/TCW EQUITY
 Unit value                                    --         --         --   $ 111.22
 Number of units outstanding (000's)           --         --         --          6
EQ/UBS GROWTH AND INCOME
 Unit value                                    --         --         --   $ 109.24
 Number of units outstanding (000's)           --         --         --          1
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                              $  61.12   $  56.74   $  87.28   $ 106.51
 Number of units outstanding (000's)          850        895        971      1,084
LAUDUS ROSENBERG VIT VALUE LONG/SHORT
EQUITY
 Unit value                                    --         --   $  99.46   $ 101.69
 Number of units outstanding (000's)           --         --          3         12
U.S. REAL ESTATE -- CLASS II
 Unit value                                    --         --   $ 106.81   $ 143.40
 Number of units outstanding (000's)           --         --         18        288
----------------------------------------------------------------------------------


                              Appendix II: Condensed financial information  II-8

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2006 to a fixed maturity option with a maturity date of June 15, 2015 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2010.





------------------------------------------------------------------------------------------------
                                                                      Hypothetical assumed rate
                                                                            to maturity on
                                                                            June 15, 2010
------------------------------------------------------------------------------------------------
                                                                         5.00%          9.00%
------------------------------------------------------------------------------------------------
As of June 15, 2010 (before withdrawal)
(1) Market adjusted amount                                           $    144,048   $    119,487
(2) Fixed maturity amount                                            $    131,080   $    131,080
(3) Market value adjustment: (1) - (2)                               $     12,968   $    (11,593)
 On June 15, 2010 (after withdrawal)
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                $      4,501   $     (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $     45,499   $     54,851
(6) Fixed maturity amount: (2) - (5)                                 $     85,581   $     76,229
(7) Maturity value                                                   $    120,032   $    106,915
(8) Market adjusted amount of (7)                                    $     94,048   $     69,487
------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.

III-1  Appendix III: Market value adjustment example

Appendix IV: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



---------------------------------------------------------------------------------------------------------------------------------
                                                      Contract type/Series/
State          Features and benefits                  Effective Date                         Availability or variation
---------------------------------------------------------------------------------------------------------------------------------
Connecticut    See "Withdrawal charge" in "Fees and   The changes apply to contracts         The withdrawal charge percentage
               charges" under "EQUI-VEST(R) at a      issued on or after the dates indi-     that applies depends on the contract
               glance -- key features;" and in        cated for the contract types           year in which the withdrawal is
               "Charges under the contract" under     indicated as follows:                  made, according to the following
               "Charges and expenses"                                                        table:
                                                      EDC -- June 20, 2003 TSA, and
                                                      Annuitant owned HR-10 contract         Contract Year(s)    Charge
                                                      series 200 -- June 14, 2004            1 through 5           6%*
                                                                                                  6                5
                                                                                                  7                4
                                                                                                  8                3
                                                                                                  9                2
                                                                                                  10               1
                                                                                             11and later           0

                                                                                             *This percentage may be reduced at
                                                                                             older ages for certain contract
                                                                                             series. Your financial professional
                                                                                             can provide further details about
                                                                                             the contract series you own.

                                                      SIMPLE IRA contract series 400 --      The amount of the withdrawal charge
                                                      March 3, 2004 SEP and SARSEP           we deduct is equal to 6% of
                                                      contract series 300 and Trusteed       contributions withdrawn that exceed
                                                      contracts series                       the 10% free withdrawal amount, that
                                                      200 -- June 14, 2004                   were made in the current and four
                                                                                             prior contract years and 5% of
                                                                                             contributions withdrawn that were
                                                                                             made in the con- tract year
                                                                                             immediately preceding the four prior
                                                                                             contract years.
---------------------------------------------------------------------------------------------------------------------------------
Texas          See "Total Annual Expenses" in the     EQUI-VEST(R) TSA contracts series      Total Separate Account A annual
               "Fee Table" section under "Maximum     200 issued on or after August 1,       expenses and total annual expenses
               total Separate Account A annual        2002                                   of the Trusts when added together
               expenses" for series 200                                                      are not permitted to exceed 2.75%
                                                      For TSA contract owners who are        (except for the AXA Premier VIP
                                                      employees of public school districts   Aggressive Equity, AXA Moderate
                                                      and open enrollment charter schools    Allocation, EQ/Alliance Common Stock
                                                      (grades K-12) who are participants     and EQ/Money Market options which
                                                      in the TSA plan, the providers of      are not permitted to exceed 1.75%)
                                                      which are subject to the 403(b)        unless the Teachers Retirement
                                                      Certification Rules of the Teacher     System of Texas permits a higher
                                                      Retirement System of the State of      rate.
                                                      Texas, and who enroll and contribute
                                                      to the TSA con- tracts through a       Currently this expense limitation
                                                      salary reduction agreement.            has the effect of reducing the total
                                                                                             expenses applicable to options
                                                                                             funded by the AXA Premier VIP Health
                                                                                             Care, AXA Premier VIP International
                                                                                             Equity, AXA Premier VIP Small/Mid
                                                                                             Cap Growth, AXA Premier VIP
                                                                                             Small/Mid Cap Value, AXA Premier VIP
                                                                                             Technology, EQ/Van Kampen Emerging
                                                                                             Markets Equity, and EQ/Mergers and
                                                                                             Acquisitions portfolios.
---------------------------------------------------------------------------------------------------------------------------------


  Appendix IV: State contract availability and/or variations of certain features and benefits  IV-1

---------------------------------------------------------------------------------------------------------------------------------
                                                      Contract type/Series/
State          Features and benefits                  Effective Date                         Availability or variation
---------------------------------------------------------------------------------------------------------------------------------
Texas (cont)   See "Withdrawal Charge" in "Fees                                              6% of the amount withdrawn,
               and charges" under "EQUI-VEST(R)                                              generally declining for the first
               employer-sponsored programs at a                                              through 12th contract years;
               glance -- key features," and in
               "Charges under the contract" in                                               Contract year(s)      Charge
               "Charges and expenses."                                                            1                 6.00%
                                                                                                  2                 5.75%
                                                                                                  3                 5.50%
                                                                                                  4                 5.25%
                                                                                                  5                 5.00%
                                                                                                  6                 4.75%
                                                                                                  7                 4.50%
                                                                                                  8                 4.25%
                                                                                                  9                 4.00%
                                                                                                  10                3.00%
                                                                                                  11                1.00%
                                                                                                  12                1.00%
                                                                                             13 and later           0.00%

                                                                                             The total of all withdrawal charges
                                                                                             may not exceed 8% of all
                                                                                             contributions made during a
                                                                                             specified period before the
                                                                                             withdrawal is made.

               Unavailability of investment option    Applies to all contracts regardless    The Laudus Rosenberg VIT Value
                                                      of the date of contract issue for      Long/Short Equity investment option
                                                      contract owners who are employees      is closed for all new contributions
                                                      of public school districts and open    and incoming transfers.
                                                      enrollment charter schools (K-12).

               See the SAI for condensed finan-
               cial Information.
---------------------------------------------------------------------------------------------------------------------------------
Washington                                            The changes apply to contracts
                                                      issued on or after August 13, 2001


               Fixed Maturity Options                 All contract types and series          Not available

               See Annual administrative charge in    ALL contract types and series          This charge is deducted pro rata
               "Fees and charges" under                                                      from the variable investment
               "EQUI-VEST(R) at a glance -- key                                              options. If your account value is
               features" and in "Charges under the                                           allocated 100% to the guaranteed
               contract" under "Charges and                                                  interest option, the charge will be
               expenses"                                                                     waived.

               See page 5 "Index of key words and     Trusteed contracts                     Not available
               phrases"

               See "Withdrawal charge" in "Fees       SIMPLE IRA contract series 400         In the case of terminations or
               and charges" under "EQUI-VEST(R)                                              surrenders, we will pay you the
               at a glance -- key features;" and                                             greater of (i) the cash value or
               in "Charges under the contract"                                               (ii) the free withdrawal amount plus
               under "Charges and expenses"                                                  94% of the remaining account value.
                                                                                             For issue ages 60 and older, the
                                                                                             per- centage is 95% of the remaining
                                                                                             account value in the 5th contract
                                                                                             year and later; and for issue ages
                                                                                             under 60, the percentage is 94.5% of
                                                                                             the remaining account value in the
                                                                                             6th contract year and later.

               Withdrawal charge waiver                                                      For SIMPLE IRA, the withdrawal
                                                                                             charge is waived after five contract
                                                                                             years and the annuitant is at least
                                                                                             59 1/2.


IV-2 Appendix IV: State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS
                                                                            Page

Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                2
Calculating unit values                                                      2
Condensed financial information                                              4
Financial statements                                                        56


How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A

Call 1 (800) 628-6673 or send this request form to:

  EQUI-VEST(R)
  Employer Sponsored Programs
  Processing Office
  AXA Equitable
  P.O. Box 4956
  Syracuse, NY 13221-4956


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2005
(Employer-Sponsored Retirement Programs)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                          State                   Zip




888-1297 (5/05)

EQUI-VEST(R) Employer-sponsored
retirement program
A Combination Variable and Fixed Deferred Annuity Contract

STATEMENT OF ADDITIONAL INFORMATION
DATED MAY 1, 2005

AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, New York 10104


--------------------------------------------------------------------------------


This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the related prospectus for EQUI-VEST(R), dated May 1, 2005. That prospectus provides detailed information concerning the contracts, as well as the variable investment options and fixed maturity options that fund the contracts. Each variable investment option is a subaccount of AXA Equitable's Separate Account A. Definitions of special terms used in the SAI are found in the prospectus.

On September 7, 2004, our name was changed from "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company."

A copy of the prospectus is available free of charge by writing the processing office (P.O. Box 4956, Syracuse, NY 13221-4956), by calling toll free, 1 (800) 628-6673, or by contacting your financial professional.


TABLE OF CONTENTS

Calculation of annuity payments                                              2


Custodian and independent registered public accounting firm                  2


Distribution of the contracts                                                2


Calculating unit values                                                      2

Condensed Financial Information                                              4


Financial statements                                                        56



              Copyright 2005 AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                New York, New York 10104. All rights reserved.


Cat. No. 888-1259

CALCULATION OF ANNUITY PAYMENTS

The calculation of monthly annuity payments under a contract takes into account the number of annuity units of each variable investment option credited under a contract, their respective annuity unit values and a net investment factor. The annuity unit values used for EQUI-VEST(R) may vary, although the method of calculating annuity unit values set forth below applies to all contracts. Annuity unit values will also vary by the variable investment option.

For each valuation period, the adjusted net investment factor is equal to the net investment factor for the variable investment option reduced for each day in the valuation period by:

o .00013366 of the net investment factor for a contract with an assumed base rate of net investment return of 5% a year; or

o .00009425 of the net investment factor for a contract with an assumed base rate of net investment return of 3 1/2%.

Because of this adjustment, the annuity unit value rises and falls depending on whether the actual rate of net investment return (after charges) is higher or lower than the assumed base rate.

The assumed base rate will be 5%, except in states where that rate is not permitted. Annuity payments based upon an assumed base rate of 3 1/2% will at first be smaller than those based upon a 5% assumed base rate. Payments based upon a 3 1/2% rate, however, will rise more rapidly when unit values are rising, and payments will fall more slowly when unit values are falling than those based upon a 5% rate.

The amounts of variable annuity payments are determined as follows:

Payments normally start on the business day specified on your election form, or on such other future date as specified therein. The first three monthly payments are the same. The initial payment will be calculated using the basis guaranteed in the applicable EQUI-VEST(R) contract or our current basis, whichever would provide the higher initial benefit.

The first three payments depend on the assumed base rate of net investment return and the form of annuity chosen (and any fixed period). If the annuity involves a life contingency, the risk class and the age of the annuitants will affect payments.

Payments after the first three will vary according to the investment performance of variable investment option(s) selected to fund the variable payments. After that, each monthly payment will be calculated by multiplying the number of annuity units credited by the average annuity unit value for the selected fund for the second calendar month immediately preceding the due date of the payment. The number of units is calculated by dividing the first monthly payment by the annuity unit value for the valuation period which includes the due date of the first monthly payment. The average annuity unit value is the average of the annuity unit values for the valuation periods ending in that month.


Illustration of calculation of annuity payments


To show how we determine variable annuity payments, assume that the account value for an EQUI-VEST(R) Contract on a retirement date is enough to fund an annuity with a monthly payment of $100 and that the annuity unit value of the selected variable investment option for the valuation period that includes the due date of the first annuity payment is $3.74. The number of annuity units credited under the contract would be 26.74 (100 divided by 3.74 = 26.74). Based on a hypothetical average annuity unit value of $3.56 in October 2004, the annuity payment due in December 2004 would be $95.19 (the number of units (26.74) times $3.56).


CUSTODIAN AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AXA Equitable is the custodian for the shares of the Trusts owned by the variable annuity options.

The financial statements of Separate Account A as of December 31, 2004 and for the periods ended December 31, 2004 and 2003, and the consolidated financial statements of AXA Equitable as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 included in this SAI have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.



DISTRIBUTION OF THE CONTRACTS


Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable, and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2004, 2003 and 2002. AXA Equitable paid AXA Advisors, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A, $567,991,463 in 2004, $562,696,578 in 2003 and $536,113,253 in 2002.
Of these amounts, AXA Advisors retained $289,050,171, $287,344,634 and $283,213,274, respectively.

Under a distribution agreement between AXA Distributors, LLC, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Distributors, LLC, distribution fees of $418,189,861 for 2004, $429,871,001 for 2003 and $228,077,343 for 2002, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A. Of these amounts, for each of these three years, AXA Distributors, LLC retained $57,065,006, $84,547,116 and $59,543,803, respectively.


CALCULATING UNIT VALUES

Unit values are determined at the end of each "valuation period" for each of the variable investment options. A valuation period is each business day together with any consecutive preceding non-business day. The unit values for EQUI-VEST(R) may vary. The method of calculating unit values is set forth below.

The unit value for a variable investment option for any valuation period is equal to the unit value for the preceding valuation period multiplied by the "net investment factor" for the variable investment option for that valuation period. The net investment factor is:

        ( a )
        ( - )  - c
        ( b )

where:

(a) is the value of the variable investment option's shares of the cor(a) responding portfolio at the end of the valuation period before giving effect to any amounts allocated to or withdrawn from the variable investment options for the valuation period. For this purpose, we use the share value reported to us by the applicable Trust. This share value is after deduction for investment advisory fees and direct expenses of such Trust.

(b) is the value of the variable investment option's shares of the cor responding portfolio at the end of the preceding valuation period (after any amounts allocated or withdrawn for that valuation period).

(c) is the daily Separate Account A asset charge for the expenses of the contracts times the number of calendar days in the valuation period, plus any charge for taxes or amounts set aside as a reserve for taxes.

CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2004. The tables show unit values based on the specified separate account charges that would apply to any contract or investment option to which this SAI relates, except those unit values for series 100 through 400 presented in the prospectus. The tables also show the total number of units outstanding for all contracts to which this SAI relates. Please refer to the prospectus for a presentation of the unit values and units outstanding for the series presented in the prospectus.


EQUI-VEST TSA CONTRACTS FOR DOUGLAS COUNTY SCHOOL DISTRICT

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.


                                                                          For the years ending December 31,
                                                       1999         2000           2001         2002        2003          2004
 AXA Aggressive Allocation
  Unit value                                              --           --             --          --     $ 109.27       $ 121.06
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Conservative Allocation
  Unit value                                              --           --             --          --     $ 102.27       $ 107.45
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Conservative-Plus Allocation
  Unit value                                              --           --             --          --     $ 104.26       $ 111.33
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Moderate Allocation
  Unit value                                        $ 121.00     $ 118.02       $ 114.50    $  99.02     $ 116.91       $ 125.97
  Number of units outstanding (000's)                     --           --             --          --           --              3
 AXA Moderate-Plus Allocation
  Unit value                                              --           --             --          --     $ 108.08       $ 119.63
  Number of units outstanding (000's)                     --           --             --          --           --              1
 AXA Premier VIP Aggressive Equity
  Unit value                                        $ 106.50     $  91.46       $  67.82    $  47.80     $  65.15       $  72.37
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Premier VIP Core Bond
  Unit value                                              --           --             --    $ 107.20     $ 110.22       $ 113.47
  Number of units outstanding (000's)                     --           --             --          --            1              1
 AXA Premier VIP Health Care
  Unit value                                              --           --             --    $  79.33     $ 100.74       $ 111.95
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Premier VIP High Yield
  Unit value                                        $  85.66     $  77.34       $  77.17    $  74.22     $  90.15       $  97.08
  Number of units outstanding (000's)                     --           --             --          --            2              1
 AXA Premier VIP International Equity
  Unit value                                              --           --             --    $  78.42     $ 104.39       $ 121.98
  Number of units outstanding (000's)                     --           --             --          --            1              1
 AXA Premier VIP Large Cap Core Equity
  Unit value                                              --           --             --    $  76.77     $  97.48       $ 105.95
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Premier VIP Large Cap Growth
  Unit value                                              --           --             --    $  68.17     $  88.25       $  93.28
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Premier VIP Large Cap Value
  Unit value                                              --           --             --    $  79.44     $ 103.20       $ 117.02
  Number of units outstanding (000's)                     --           --             --          --           --             --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                              --           --             --    $  62.27     $  86.54       $  95.83
  Number of units outstanding (000's)                     --           --             --          --            1             --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                            For the years ending December 31,
                                                          1999         2000          2001        2002        2003          2004
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                 --           --           --    $  74.03     $ 103.15      $ 117.75
  Number of units outstanding (000's)                        --           --           --          --            1            --
 AXA Premier VIP Technology
  Unit value                                                 --           --           --    $  56.89     $  88.87      $  92.46
  Number of units outstanding (000's)                        --           --           --          --            1            --
 EQ/Alliance Common Stock
  Unit value                                           $ 130.14     $ 110.60     $  97.85    $  64.63     $  95.79      $ 108.33
  Number of units outstanding (000's)                        --           --           --          --            1             2
 EQ/Alliance Growth and Income
  Unit value                                           $ 122.29     $ 131.71     $ 128.51    $ 100.27     $ 129.60      $ 144.35
  Number of units outstanding (000's)                        --           --           --          --            8             1
 EQ/Alliance Intermediate Government Securities
  Unit value                                           $ 102.33     $ 110.43     $ 118.06    $ 127.05     $ 128.60      $ 129.91
  Number of units outstanding (000's)                        --           --           --          --            1            --
 EQ/Alliance International
  Unit value                                           $ 131.34     $ 100.03     $  76.02    $  67.72     $  90.72      $ 106.24
  Number of units outstanding (000's)                        --           --           --          --            9            --
 EQ/Alliance Large Cap Growth
  Unit value                                           $ 116.55     $  94.27     $  70.28    $  48.46     $  59.16      $  63.54
  Number of units outstanding (000's)                        --           --           --          --            3             1
 EQ/Alliance Quality Bond
  Unit value                                           $ 100.33     $ 110.65     $ 118.44    $ 126.38     $ 129.67      $ 133.32
  Number of units outstanding (000's)                        --           --           --          --            3             1
 EQ/Alliance Small Cap Growth
  Unit value                                           $ 110.37     $ 124.31     $ 106.88    $  73.89     $ 103.19      $ 116.56
  Number of units outstanding (000's)                        --           --           --          --            3             1
 EQ/Bear Stearns Small Company Growth
  Unit value                                                 --           --           --          --           --      $ 114.70
  Number of units outstanding (000's)                        --           --           --          --           --            --
 EQ/Bernstein Diversified Value
  Unit value                                                 --           --     $  95.39    $  81.63     $ 104.15      $ 117.09
  Number of units outstanding (000's)                        --           --           --          --            5             1
 EQ/Boston Advisors Equity Income
  Unit value                                                 --           --           --          --           --      $ 107.08
  Number of units outstanding (000's)                        --           --           --          --           --            --
 EQ/Calvert Socially Responsible
  Unit value                                           $ 107.76     $ 103.69     $  87.65    $  63.89     $  81.01      $  83.16
  Number of units outstanding (000's)                        --           --           --          --            1            --
 EQ/Capital Guardian Growth
  Unit value                                                 --           --           --    $  54.67     $  67.15      $  70.23
  Number of units outstanding (000's)                        --           --           --          --            1            --
 EQ/Capital Guardian International
  Unit value                                                 --           --           --    $  68.67     $  90.25      $ 101.61
  Number of units outstanding (000's)                        --           --           --          --            1            --
 EQ/Capital Guardian Research
  Unit value                                           $ 106.96     $ 112.26     $ 109.00    $  81.38     $ 106.04      $ 116.55
  Number of units outstanding (000's)                        --           --           --          --            7            --
 EQ/Capital Guardian U.S. Equity
  Unit value                                           $ 101.79     $ 104.51     $ 101.25    $  76.77     $ 103.77      $ 112.42
  Number of units outstanding (000's)                        --           --           --          --            6            --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                         For the years ending December 31,
                                                      1999         2000            2001        2002        2003        2004
 EQ/Equity 500 Index
  Unit value                                       $ 125.64     $ 112.30       $  97.75    $  75.18    $  95.23     $ 104.03
  Number of units outstanding (000's)                    --           --             --          --           8            2
 EQ/Evergreen Omega
  Unit value                                       $ 106.75     $  93.40       $  76.81    $  57.84    $  79.22     $  84.03
  Number of units outstanding (000's)                    --           --             --          --           1           --
 EQ/FI Mid Cap
  Unit value                                             --     $ 100.13       $  85.92    $  69.42    $  98.80     $ 113.60
  Number of units outstanding (000's)                    --           --             --          --           4            1
 EQ/FI Small/Mid Cap Value
  Unit value                                       $ 103.94     $ 108.31       $ 111.62    $  94.35    $ 124.60     $ 145.52
  Number of units outstanding (000's)                    --           --             --          --           3            1
 EQ/J.P. Morgan Core Bond
  Unit value                                             --           --             --    $ 107.54    $ 110.17     $ 113.65
  Number of units outstanding (000's)                    --           --             --          --           1           --
 EQ/JP Morgan Value Opportunities
  Unit value                                       $  98.44     $ 104.17       $  96.20    $  77.17    $  96.98     $ 106.52
  Number of units outstanding (000's)                    --           --             --          --           1           --
 EQ/Janus Large Cap Growth
  Unit value                                             --     $  84.07       $  64.18    $  44.32    $  55.28     $  61.44
  Number of units outstanding (000's)                    --           --             --          --           2           --
 EQ/Lazard Small Cap Value
  Unit value                                             --           --             --    $ 114.07    $ 155.30     $ 180.23
  Number of units outstanding (000's)                    --           --             --          --           2            1
 EQ/Marsico Focus
  Unit value                                             --           --       $ 105.94    $  92.92    $ 120.75     $ 132.24
  Number of units outstanding (000's)                    --           --             --          --           3            1
 EQ/Mercury Basic Value Equity
  Unit value                                       $ 113.77     $ 126.07       $ 131.84    $ 108.89    $ 141.57     $ 155.12
  Number of units outstanding (000's)                    --           --             --          --           3            1
 EQ/Mercury International Value
  Unit value                                             --           --             --    $  76.66    $  97.27     $ 117.26
  Number of units outstanding (000's)                    --           --             --          --           5           --
 EQ/MFS Emerging Growth Companies
  Unit value                                       $ 166.37     $ 133.82       $  87.46    $  56.92    $  72.94     $  81.41
  Number of units outstanding (000's)                    --           --             --           4           4           --
 EQ/MFS Investors Trust
  Unit value                                       $ 104.65     $ 102.99       $  85.75    $  67.12    $  81.18     $  89.62
  Number of units outstanding (000's)                    --           --             --          --          --           --
 EQ/Money Market
  Unit value                                       $ 105.79     $ 111.13       $ 114.06    $ 114.42    $ 114.04     $ 113.89
  Number of units outstanding (000's)                    --           --             --          --          --            2
 EQ/Montag & Caldwell Growth
  Unit value                                             --           --             --          --          --     $ 104.76
  Number of units outstanding (000's)                    --           --             --          --          --           --
 EQ/Small Company Index
  Unit value                                             --           --             --    $  81.92    $ 118.42     $ 138.09
  Number of units outstanding (000's)                    --           --             --          --           1           --
 EQ/Small Company Value
  Unit value                                             --           --             --          --          --     $ 113.34
  Number of units outstanding (000's)                    --           --             --          --          --           --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                            For the years ending December 31,
                                                         1999         2000           2001         2002         2003        2004
 EQ/TCW Equity
  Unit value                                                --           --             --           --           --    $ 111.33
  Number of units outstanding (000's)                       --           --             --           --           --          --
 EQ/UBS Growth and Income
  Unit value                                                --           --             --           --           --    $ 109.34
  Number of units outstanding (000's)                       --           --             --           --           --          --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                          $ 198.84     $ 118.14       $ 111.05     $ 103.54     $ 160.00    $ 196.10
  Number of units outstanding (000's)                       --           --             --           --            1          --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                --           --             --           --     $  99.57    $ 102.25
  Number of units outstanding (000's)                       --           --             --           --           --          --
 U.S. Real Estate -- Class II
  Unit value                                                --           --             --           --     $ 106.93    $ 144.19
  Number of units outstanding (000's)                       --           --             --           --           --          --

EQUI-VEST(R) TSA CONTRACTS FOR NY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

                                                               For the year ending
                                                                   December 31,
                                                             2002        2003         2004
 AXA Aggressive Allocation
  Unit value                                                  --    $ 109.32     $ 121.36
  Number of units outstanding (000's)                         --          --           --
 AXA Conservative Allocation
  Unit value                                                  --    $ 102.32     $ 107.72
  Number of units outstanding (000's)                         --          --           --
 AXA Conservative-Plus Allocation
  Unit value                                                  --    $ 104.31     $ 111.61
  Number of units outstanding (000's)                         --          --           --
 AXA Moderate Allocation
  Unit value                                            $ 114.03    $ 135.22     $ 146.36
  Number of units outstanding (000's)                         --           2            2
 AXA Moderate-Plus Allocation
  Unit value                                                  --    $ 108.13     $ 119.93
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                                  --    $  69.15     $  77.17
  Number of units outstanding (000's)                         --          10           10
 AXA Premier VIP Core Bond
  Unit value                                            $ 107.42    $ 110.66     $ 114.16
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Health Care
  Unit value                                            $  79.50    $ 101.15     $ 112.62
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP High Yield
  Unit value                                            $  81.14    $  99.00     $ 107.10
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP International Equity
  Unit value                                            $  78.58    $ 104.82     $ 122.72
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                            $  76.92    $  97.88     $ 106.59
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                            $  68.31    $  88.60     $  93.85
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Large Cap Value
  Unit value                                            $  79.60    $ 103.61     $ 117.73
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                            $  62.40    $  86.89     $  96.41
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                            $  74.18    $ 103.57     $ 118.46
  Number of units outstanding (000's)                         --          --           --
 AXA Premier VIP Technology
  Unit value                                            $  57.00    $  89.23     $  93.02
  Number of units outstanding (000's)                         --           8           20

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                                  For the year ending
                                                                      December 31,
                                                                2002        2003         2004
 EQ/Alliance Common Stock
  Unit value                                               $  82.37    $ 122.63     $ 139.31
  Number of units outstanding (000's)                            --          16           15
 EQ/Alliance Growth and Income
  Unit value                                               $ 119.41    $ 155.06     $ 173.47
  Number of units outstanding (000's)                            --           1            2
 EQ/Alliance Intermediate Government Securities
  Unit value                                               $ 135.05    $ 137.32     $ 139.35
  Number of units outstanding (000's)                            --          --           --
 EQ/Alliance International
  Unit value                                               $  75.04    $ 100.91     $ 118.71
  Number of units outstanding (000's)                            --          --            1
 EQ/Alliance Large Cap Growth
  Unit value                                               $ 136.42    $  59.68     $  64.24
  Number of units outstanding (000's)                            --          --           --
 EQ/Alliance Quality Bond
  Unit value                                               $  80.26    $ 140.62     $ 145.23
  Number of units outstanding (000's)                            --          --           --
 EQ/Alliance Small Cap Growth
  Unit value                                               $  88.17    $ 112.59     $ 127.76
  Number of units outstanding (000's)                            --           2            1
 EQ/Bear Stearns Small Company Growth
  Unit value                                                     --          --     $ 114.75
  Number of units outstanding (000's)                            --          --           --
 EQ/Bernstein Diversified Value
  Unit value                                               $  82.19    $ 105.07     $ 118.36
  Number of units outstanding (000's)                            --           1            2
 EQ/Boston Advisors Equity Income
  Unit value                                                     --          --     $ 107.13
  Number of units outstanding (000's)                            --          --           --
 EQ/Calvert Socially Responsible
  Unit value                                               $  64.32    $  81.73     $  84.06
  Number of units outstanding (000's)                            --          --           --
 EQ/Capital Guardian Growth
  Unit value                                                     --    $  67.75     $  71.00
  Number of units outstanding (000's)                            --          --           --
 EQ/Capital Guardian International
  Unit value                                                     --    $  91.05     $ 102.71
  Number of units outstanding (000's)                            --          --           --
 EQ/Capital Guardian Research
  Unit value                                                     --    $ 106.98     $ 117.81
  Number of units outstanding (000's)                            --           1            1
 EQ/Capital Guardian U.S. Equity
  Unit value                                               $  77.29    $ 104.68     $ 113.64
  Number of units outstanding (000's)                            --          --           --
 EQ/Equity 500 Index
  Unit value                                               $  95.38    $ 121.36     $ 133.18
  Number of units outstanding (000's)                            --           5            5
 EQ/Evergreen Omega
  Unit value                                               $  58.23    $  79.92     $  84.94
  Number of units outstanding (000's)                            --          --           --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                           For the year ending
                                                               December 31,
                                                         2002        2003         2004
 EQ/FI Mid Cap
  Unit value                                        $  69.75    $  99.46     $ 114.60
  Number of units outstanding (000's)                     --          --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                        $  76.93    $ 101.80     $ 119.13
  Number of units outstanding (000's)                     --          --           --
 EQ/J.P. Morgan Core Bond
  Unit value                                        $ 107.78    $ 110.63     $ 114.36
  Number of units outstanding (000's)                     --          --           --
 EQ/JP Morgan Value Opportunities
  Unit value                                        $  78.73    $  99.14     $ 109.16
  Number of units outstanding (000's)                     --          --           --
 EQ/Janus Large Cap Growth
  Unit value                                        $  44.53    $  55.65     $  61.98
  Number of units outstanding (000's)                     --          --            1
 EQ/Lazard Small Cap Value
  Unit value                                        $ 114.85    $ 156.67     $ 182.19
  Number of units outstanding (000's)                     --          --           --
 EQ/Marsico Focus
  Unit value                                        $  93.15    $ 121.29     $ 133.10
  Number of units outstanding (000's)                     --          --           --
 EQ/Mercury Basic Value Equity
  Unit value                                        $ 112.46    $ 146.51     $ 160.86
  Number of units outstanding (000's)                     --          --           --
 EQ/Mercury International Value
  Unit value                                        $  77.18    $  98.13     $ 118.54
  Number of units outstanding (000's)                     --          --            2
 EQ/MFS Emerging Growth Companies
  Unit value                                              --    $  82.37     $  92.12
  Number of units outstanding (000's)                     --           4            4
 EQ/MFS Investors Trust
  Unit value                                        $  67.58    $  81.90     $  90.60
  Number of units outstanding (000's)                     --          --           --
 EQ/Money Market
  Unit value                                        $ 120.47    $ 120.61     $ 120.99
  Number of units outstanding (000's)                     --          --           --
 EQ/Montag & Caldwell Growth
  Unit value                                              --          --     $ 104.81
  Number of units outstanding (000's)                     --          --           --
 EQ/Small Company Index
  Unit value                                              --    $ 118.92     $ 138.95
  Number of units outstanding (000's)                     --          --           --
 EQ/Small Company Value
  Unit value                                              --          --     $ 113.39
  Number of units outstanding (000's)                     --          --           --
 EQ/TCW Equity
  Unit value                                              --          --     $ 111.38
  Number of units outstanding (000's)                     --          --           --
 EQ/UBS Growth and Income
  Unit value                                              --          --     $ 109.39
  Number of units outstanding (000's)                     --          --           --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                                For the year ending
                                                                    December 31,
                                                              2002        2003         2004
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                --       $ 136.39     $ 167.50
  Number of units outstanding (000's)                       --              3            5
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                --       $  99.56     $ 102.19
  Number of units outstanding (000's)                       --             --           --
 U.S. Real Estate -- Class II
  Unit value                                                --       $ 106.99     $ 144.56
  Number of units outstanding (000's)                       --             --            2

EQUI-VEST(R) VANTAGESM CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME
DAILY ASSET CHARGE OF 0.90%.

                                                                      For the years ending December 31,
                                                    1999         2000          2001        2002         2003          2004
 AXA Aggressive Allocation
  Unit value                                           --           --            --          --     $ 109.27      $ 121.06
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Conservative Allocation
  Unit value                                           --           --            --          --     $ 102.27      $ 107.45
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Conservative-Plus Allocation
  Unit value                                           --           --            --          --     $ 104.26      $ 111.33
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Moderate Allocation
  Unit value                                     $ 121.00     $ 118.02      $ 114.50    $  99.02     $ 116.91      $ 125.97
  Number of units outstanding (000's)                  --           --            --          --           --             3
 AXA Moderate-Plus Allocation
  Unit value                                           --           --            --          --     $ 108.08      $ 119.63
  Number of units outstanding (000's)                  --           --            --          --           --             1
 AXA Premier VIP Aggressive Equity
  Unit value                                     $ 106.50     $  91.46      $  67.82    $  47.80     $  65.15      $  72.37
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Premier VIP Core Bond
  Unit value                                           --           --            --    $ 107.20     $ 110.22      $ 113.47
  Number of units outstanding (000's)                  --           --            --          --            1             1
 AXA Premier VIP Health Care
  Unit value                                           --           --            --    $  79.33     $ 100.74      $ 111.95
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Premier VIP High Yield
  Unit value                                     $  85.66     $  77.34      $  77.17    $  74.22     $  90.15      $  97.08
  Number of units outstanding (000's)                  --           --            --          --            2             1
 AXA Premier VIP International Equity
  Unit value                                           --           --            --    $  78.42     $ 104.39      $ 121.98
  Number of units outstanding (000's)                  --           --            --          --            1             1
 AXA Premier VIP Large Cap Core Equity
  Unit value                                           --           --            --    $  76.77     $  97.48      $ 105.95
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Premier VIP Large Cap Growth
  Unit value                                           --           --            --    $  68.17     $  88.25      $  93.28
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Premier VIP Large Cap Value
  Unit value                                           --           --            --    $  79.44     $ 103.20      $ 117.02
  Number of units outstanding (000's)                  --           --            --          --           --            --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                           --           --            --    $  62.27     $  86.54      $  95.83
  Number of units outstanding (000's)                  --           --            --          --            1            --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                           --           --            --    $  74.03     $ 103.15      $ 117.75
  Number of units outstanding (000's)                  --           --            --          --            1            --
 AXA Premier VIP Technology
  Unit value                                           --           --            --    $  56.89     $  88.87      $  92.46
  Number of units outstanding (000's)                  --           --            --          --            1            --

EQUI-VEST(R) VANTAGESM CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME
DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                               For the years ending December 31,
                                                              1999         2000          2001        2002        2003        2004
 EQ/Alliance Common Stock
  Unit value                                               $ 130.14     $ 110.60      $  97.85    $  64.63    $  95.79    $ 108.33
  Number of units outstanding (000's)                            --           --            --          --           1           2
 EQ/Alliance Growth and Income
  Unit value                                               $ 122.29     $ 131.71      $ 128.51    $ 100.27    $ 129.60    $ 144.35
  Number of units outstanding (000's)                            --           --            --          --           8           1
 EQ/Alliance Intermediate Government Securities
  Unit value                                               $ 102.33     $ 110.43      $ 118.06    $ 127.05    $ 128.60    $ 129.91
  Number of units outstanding (000's)                            --           --            --          --           1          --
 EQ/Alliance International
  Unit value                                               $ 131.34     $ 100.03      $  76.02    $  67.72    $  90.72    $ 106.24
  Number of units outstanding (000's)                            --           --            --          --           9          --
 EQ/Alliance Large Cap Growth
  Unit value                                               $ 116.55     $  94.27      $  70.28    $  48.46    $  59.16    $  63.54
  Number of units outstanding (000's)                            --           --            --          --           3           1
 EQ/Alliance Quality Bond
  Unit value                                               $ 100.33     $ 110.65      $ 118.44    $ 126.38    $ 129.67    $ 133.32
  Number of units outstanding (000's)                            --           --            --          --           3           1
 EQ/Alliance Small Cap Growth
  Unit value                                               $ 110.37     $ 124.31      $ 106.88    $  73.89    $ 103.19    $ 116.56
  Number of units outstanding (000's)                            --           --            --          --           3           1
 EQ/Bear Stearns Small Company Growth
  Unit value                                                     --           --            --          --          --    $ 114.70
  Number of units outstanding (000's)                            --           --            --          --          --          --
 EQ/Bernstein Diversified Value
  Unit value                                                     --           --      $  95.39    $  81.63    $ 104.15    $ 117.09
  Number of units outstanding (000's)                            --           --            --          --           5           1
 EQ/Boston Advisors Equity Income
  Unit value                                                     --           --            --          --          --    $ 107.08
  Number of units outstanding (000's)                            --           --            --          --          --          --
 EQ/Calvert Socially Responsible
  Unit value                                               $ 107.76     $ 103.69      $  87.65    $  63.89    $  81.01    $  83.16
  Number of units outstanding (000's)                            --           --            --          --           1          --
 EQ/Capital Guardian Growth
  Unit value                                                     --           --            --    $  54.67    $  67.15    $  70.23
  Number of units outstanding (000's)                            --           --            --          --           1          --
 EQ/Capital Guardian International
  Unit value                                                     --           --            --    $  68.67    $  90.25    $ 101.61
  Number of units outstanding (000's)                            --           --            --          --           1          --
 EQ/Capital Guardian Research
  Unit value                                               $ 106.96     $ 112.26      $ 109.00    $  81.38    $ 106.04    $ 116.55
  Number of units outstanding (000's)                            --           --            --          --           7          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                               $ 101.79     $ 104.51      $ 101.25    $  76.77    $ 103.77    $ 112.42
  Number of units outstanding (000's)                            --           --            --          --           6          --
 EQ/Equity 500 Index
  Unit value                                               $ 125.64     $ 112.30      $  97.75    $  75.18    $  95.23    $ 104.03
  Number of units outstanding (000's)                            --           --            --          --           8           2

EQUI-VEST(R) VANTAGESM CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME
DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                    For the years ending December 31,
                                                    1999        2000         2001        2002        2003         2004
 EQ/Evergreen Omega
  Unit value                                     $ 106.75    $  93.40     $  76.81    $  57.84    $  79.22     $  84.03
  Number of units outstanding (000's)                  --          --           --          --           1           --
 EQ/FI Mid Cap
  Unit value                                           --    $ 100.13     $  85.92    $  69.42    $  98.80     $ 113.60
  Number of units outstanding (000's)                  --          --           --          --           4            1
 EQ/FI Small/Mid Cap Value
  Unit value                                     $ 103.94    $ 108.31     $ 111.62    $  94.35    $ 124.60     $ 145.52
  Number of units outstanding (000's)                  --          --           --          --           3            1
 EQ/J.P. Morgan Core Bond
  Unit value                                           --          --           --    $ 107.54    $ 110.17     $ 113.65
  Number of units outstanding (000's)                  --          --           --          --           1           --
 EQ/JP Morgan Value Opportunities
  Unit value                                     $  98.44    $ 104.17     $  96.20    $  77.17    $  96.98     $ 106.52
  Number of units outstanding (000's)                  --          --           --          --           1           --
 EQ/Janus Large Cap Growth
  Unit value                                           --    $  84.07     $  64.18    $  44.32    $  55.28     $  61.44
  Number of units outstanding (000's)                  --          --           --          --           2           --
 EQ/Lazard Small Cap Value
  Unit value                                           --          --           --    $ 114.07    $ 155.30     $ 180.23
  Number of units outstanding (000's)                  --          --           --          --           2            1
 EQ/Marsico Focus
  Unit value                                           --          --     $ 105.94    $  92.92    $ 120.75     $ 132.24
  Number of units outstanding (000's)                  --          --           --          --           3            1
 EQ/Mercury Basic Value Equity
  Unit value                                     $ 113.77    $ 126.07     $ 131.84    $ 108.89    $ 141.57     $ 155.12
  Number of units outstanding (000's)                  --          --           --          --           3            1
 EQ/Mercury International Value
  Unit value                                           --          --           --    $  76.66    $  97.27     $ 117.26
  Number of units outstanding (000's)                  --          --           --          --           5           --
 EQ/MFS Emerging Growth Companies
  Unit value                                     $ 166.37    $ 133.82     $  87.46    $  56.92    $  72.94     $  81.41
  Number of units outstanding (000's)                  --          --           --           4           4           --
 EQ/MFS Investors Trust
  Unit value                                     $ 104.65    $ 102.99     $  85.75    $  67.12    $  81.18     $  89.62
  Number of units outstanding (000's)                  --          --           --          --          --           --
 EQ/Money Market
  Unit value                                     $ 105.79    $ 111.13     $ 114.06    $ 114.42    $ 114.04     $ 113.89
  Number of units outstanding (000's)                  --          --           --          --          --            2
 EQ/Montag & Caldwell Growth
  Unit value                                           --          --           --          --          --     $ 104.76
  Number of units outstanding (000's)                  --          --           --          --          --           --
 EQ/Small Company Index
  Unit value                                           --          --           --    $  81.92    $ 118.42     $ 138.09
  Number of units outstanding (000's)                  --          --           --          --           1           --
 EQ/Small Company Value
  Unit value                                           --          --           --          --          --     $ 113.34
  Number of units outstanding (000's)                  --          --           --          --          --           --

EQUI-VEST(R) VANTAGESM CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME
DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                                             For the years ending December 31,
                                                          1999         2000         2001         2002         2003         2004
 EQ/TCW Equity
  Unit value                                                 --           --           --           --           --     $ 111.33
  Number of units outstanding (000's)                        --           --           --           --           --           --
 EQ/UBS Growth and Income
  Unit value                                                 --           --           --           --           --     $ 109.34
  Number of units outstanding (000's)                        --           --           --           --           --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                           $ 198.84     $ 118.14     $ 111.05     $ 103.54     $ 160.00     $ 196.10
  Number of units outstanding (000's)                        --           --           --           --            1           --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                 --           --           --           --     $  99.57     $ 102.25
  Number of units outstanding (000's)                        --           --           --           --           --           --
 U.S. Real Estate -- Class II
  Unit value                                                 --           --           --           --     $ 106.93     $ 144.19
  Number of units outstanding (000's)                        --           --           --           --           --           --

EQUI-VEST(R) VANTAGESM CONTRACTS


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

                                                                                              For the years ending December
                                                                                                           31,
                                                                                                2002        2003         2004
 AXA Aggressive Allocation
  Unit value                                                                                     --     $ 109.32     $ 121.36
  Number of units outstanding (000's)                                                            --           --           --
 AXA Conservative Allocation
  Unit value                                                                                     --     $ 102.32     $ 107.72
  Number of units outstanding (000's)                                                            --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                                                                     --     $ 104.31     $ 111.61
  Number of units outstanding (000's)                                                            --           --           --
 AXA Moderate Allocation
  Unit value                                                                               $  89.58     $ 105.98     $ 114.42
  Number of units outstanding (000's)                                                            --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                                                                     --     $ 108.13     $ 119.93
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                                                               $  50.77     $  69.33     $  77.17
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Core Bond
  Unit value                                                                               $ 107.42     $ 110.66     $ 114.16
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Health Care
  Unit value                                                                               $  79.50     $ 101.15     $ 112.62
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP High Yield
  Unit value                                                                               $  86.67     $ 105.47     $ 113.82
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP International Equity
  Unit value                                                                               $  78.58     $ 104.82     $ 122.72
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                               $  76.92     $  97.88     $ 106.59
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                                                               $  68.31     $  88.60     $  93.85
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                                                               $  79.60     $ 103.61     $ 117.73
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                                               $  62.40     $  86.89     $  96.41
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                                               $  74.18     $ 103.57     $ 118.46
  Number of units outstanding (000's)                                                            --           --           --
 AXA Premier VIP Technology
  Unit value                                                                               $  57.00     $  89.23     $  93.02
  Number of units outstanding (000's)                                                            --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                                    For the years ending
                                                                        December 31,
                                                                   2002       2003        2004
 EQ/Alliance Common Stock
  Unit value                                                  $  55.52   $  82.44    $  93.43
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance Growth and Income
  Unit value                                                  $  85.76   $ 111.06    $ 173.47
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $ 125.51   $ 127.30    $ 128.86
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance International
  Unit value                                                  $  65.79   $  88.31    $ 103.63
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance Large Cap Growth
  Unit value                                                  $  48.79   $  59.68    $  64.24
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance Quality Bond
  Unit value                                                  $ 125.91   $ 129.46    $ 133.37
  Number of units outstanding (000's)                               --         --          --
 EQ/Alliance Small Cap Growth
  Unit value                                                  $  88.17   $ 123.38    $ 139.65
  Number of units outstanding (000's)                               --         --          --
 EQ/Bear Stearns Small Company Growth
  Unit value                                                        --         --    $ 114.75
  Number of units outstanding (000's)                               --         --          --
 EQ/Bernstein Diversified Value
  Unit value                                                  $  82.19   $ 105.07    $ 118.36
  Number of units outstanding (000's)                               --          1           1
 EQ/Boston Advisors Equity Income
  Unit value                                                        --         --    $ 107.13
  Number of units outstanding (000's)                               --         --          --
 EQ/Calvert Socially Responsible
  Unit value                                                  $  64.32   $  81.73    $  84.06
  Number of units outstanding (000's)                               --         --          --
 EQ/Capital Guardian Growth
  Unit value                                                  $  55.04   $  67.75    $  71.00
  Number of units outstanding (000's)                               --         --          --
 EQ/Capital Guardian International
  Unit value                                                  $  69.13   $  91.05    $ 102.71
  Number of units outstanding (000's)                               --         --          --
 EQ/Capital Guardian Research
  Unit value                                                  $  81.93   $ 106.98    $ 117.81
  Number of units outstanding (000's)                               --          1          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                                  $  77.29   $ 104.68    $ 113.64
  Number of units outstanding (000's)                               --         --          --
 EQ/Equity 500 Index
  Unit value                                                  $  63.97   $  81.20    $  88.88
  Number of units outstanding (000's)                               --         --           1
 EQ/Evergreen Omega
  Unit value                                                  $  58.23   $  79.92    $  84.94
  Number of units outstanding (000's)                               --         --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                                For the years ending
                                                                    December 31,
                                                              2002       2003        2004
 EQ/FI Mid Cap
  Unit value                                             $  69.75   $  99.46     $ 114.60
  Number of units outstanding (000's)                          --         --            1
 EQ/FI Small/Mid Cap Value
  Unit value                                             $  76.93   $ 101.80     $ 119.13
  Number of units outstanding (000's)                          --         --           --
 EQ/J.P. Morgan Core Bond
  Unit value                                             $ 107.78   $ 110.63     $ 114.36
  Number of units outstanding (000's)                          --         --           --
 EQ/JP Morgan Value Opportunities
  Unit value                                             $  78.73   $  99.14     $ 109.16
  Number of units outstanding (000's)                          --         --           --
 EQ/Janus Large Cap Growth
  Unit value                                             $  44.53   $  55.65     $  61.98
  Number of units outstanding (000's)                          --         --            1
 EQ/Lazard Small Cap Value
  Unit value                                             $ 114.85   $ 156.67     $ 182.19
  Number of units outstanding (000's)                          --         --           --
 EQ/Marsico Focus
  Unit value                                             $  93.15   $ 121.29     $ 133.10
  Number of units outstanding (000's)                          --         --           --
 EQ/Mercury Basic Value Equity
  Unit value                                             $ 112.46   $ 145.51     $ 160.86
  Number of units outstanding (000's)                          --         --           --
 EQ/Mercury International Value
  Unit value                                             $  77.18   $  98.13     $ 118.54
  Number of units outstanding (000's)                          --         --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                             $  64.15   $  82.37     $  92.12
  Number of units outstanding (000's)                          --          4           --
 EQ/MFS Investors Trust
  Unit value                                             $  67.58   $  81.90     $  90.60
  Number of units outstanding (000's)                          --         --           --
 EQ/Money Market
  Unit value                                             $ 110.53   $ 110.38     $ 110.46
  Number of units outstanding (000's)                          --         --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                   --         --     $ 104.81
  Number of units outstanding (000's)                          --         --           --
 EQ/Small Company Index
  Unit value                                             $  82.10   $ 118.92     $ 138.95
  Number of units outstanding (000's)                          --         --           --
 EQ/Small Company Value
  Unit value                                                   --         --     $ 113.39
  Number of units outstanding (000's)                          --         --           --
 EQ/TCW Equity
  Unit value                                                   --         --     $ 111.38
  Number of units outstanding (000's)                          --         --           --
 EQ/UBS Growth and Income
  Unit value                                                   --         --     $ 109.39
  Number of units outstanding (000's)                          --         --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.
(CONTINUED)

                                                             For the years ending December
                                                                          31,
                                                               2002        2003         2004
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                               $ 88.09     $ 136.39     $ 167.50
  Number of units outstanding (000's)                           --            3           --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                    --     $  99.56     $ 102.19
  Number of units outstanding (000's)                           --           --           --
 U.S. Real Estate -- Class II
  Unit value                                                    --     $ 106.99     $ 144.56
  Number of units outstanding (000's)                           --           --           --

EQUI-VEST(R) VANTAGESM CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.

                                                         For the years ending December
                                                                      31,
                                                           2002        2003         2004
 AXA Aggressive Allocation
  Unit value                                                --     $ 109.38     $ 121.67
  Number of units outstanding (000's)                       --           --           --
 AXA Conservative Allocation
  Unit value                                                --     $ 102.37     $ 108.00
  Number of units outstanding (000's)                       --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                                --     $ 104.36     $ 111.89
  Number of units outstanding (000's)                       --           --           --
 AXA Moderate Allocation
  Unit value                                          $  82.10     $  97.33     $ 105.29
  Number of units outstanding (000's)                       --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                                --     $ 108.19     $ 120.23
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                          $  46.48     $  63.60     $  70.93
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Core Bond
  Unit value                                          $ 107.64     $ 111.11     $ 114.85
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Health Care
  Unit value                                          $  79.66     $ 101.56     $ 113.31
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP High Yield
  Unit value                                          $  91.03     $ 111.01     $ 120.03
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP International Equity
  Unit value                                          $  78.74     $ 105.24     $ 123.46
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                          $  77.08     $  98.27     $ 107.24
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                          $  68.45     $  88.96     $  94.42
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                          $  79.76     $ 104.03     $ 118.45
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                          $  62.53     $  87.24     $  96.99
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                          $  74.33     $ 103.99     $ 119.18
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Technology
  Unit value                                          $  57.12     $  89.59     $  93.59
  Number of units outstanding (000's)                       --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
(CONTINUED)

                                                                   For the years ending
                                                                       December 31,
                                                                 2002        2003        2004
 EQ/Alliance Common Stock
  Unit value                                                $  52.86    $  78.66    $  89.31
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance Growth and Income
  Unit value                                                $  75.41    $  97.86    $ 109.44
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance Intermediate Government Securities
  Unit value                                                $ 120.24    $ 122.19    $ 123.94
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance International
  Unit value                                                $  62.95       84.67    $  99.56
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance Large Cap Growth
  Unit value                                                $  44.22    $  54.21    $  58.46
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance Quality Bond
  Unit value                                                $ 120.40    $ 124.04    $ 128.05
  Number of units outstanding (000's)                             --          --          --
 EQ/Alliance Small Cap Growth
  Unit value                                                $  52.55    $  73.69    $  83.58
  Number of units outstanding (000's)                             --          --          --
 EQ/Bear Stearns Small Company Growth
  Unit value                                                      --          --    $ 114.80
  Number of units outstanding (000's)                             --          --          --
 EQ/Bernstein Diversified Value
  Unit value                                                $  89.18    $ 114.24    $ 128.95
  Number of units outstanding (000's)                             --          --          --
 EQ/Boston Advisors Equity Income
  Unit value                                                      --          --    $ 107.17
  Number of units outstanding (000's)                             --          --          --
 EQ/Calvert Socially Responsible
  Unit value                                                $  57.22    $  72.85    $  75.08
  Number of units outstanding (000's)                             --          --          --
 EQ/Capital Guardian Growth
  Unit value                                                $  47.88    $  59.05    $  62.01
  Number of units outstanding (000's)                             --          --          --
 EQ/Capital Guardian International
  Unit value                                                $  61.65    $  81.36    $  91.97
  Number of units outstanding (000's)                             --          --          --
 EQ/Capital Guardian Research
  Unit value                                                $  73.83    $  96.60    $ 106.6
  Number of units outstanding (000's)                             --          --          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                                $  74.48    $ 101.08    $ 109.96
  Number of units outstanding (000's)                             --          --          --
 EQ/Equity 500 Index
  Unit value                                                $  62.27    $  79.19    $  86.86
  Number of units outstanding (000's)                             --          --          --
 EQ/Evergreen Omega
  Unit value                                                $  56.66    $  77.91    $  82.98
  Number of units outstanding (000's)                             --          --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
(CONTINUED)

                                                       For the years ending December 31,
                                                            2002        2003         2004
 EQ/FI Mid Cap
  Unit value                                           $  71.73     $ 102.49     $ 118.33
  Number of units outstanding (000's)                        --           --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                           $  95.25     $ 126.30     $ 148.09
  Number of units outstanding (000's)                        --           --           --
 EQ/J.P. Morgan Core Bond
  Unit value                                           $ 108.01     $ 111.09     $ 115.07
  Number of units outstanding (000's)                        --           --           --
 EQ/JP Morgan Value Opportunities
  Unit value                                           $  78.07     $  98.51     $ 108.69
  Number of units outstanding (000's)                        --           --           --
 EQ/Janus Large Cap Growth
  Unit value                                           $  47.68     $  59.71     $  66.62
  Number of units outstanding (000's)                        --           --           --
 EQ/Lazard Small Cap Value
  Unit value                                             108.77     $ 148.68     $ 173.24
  Number of units outstanding (000's)                        --           --           --
 EQ/Marsico Focus
  Unit value                                           $  93.38     $ 121.84     $ 133.98
  Number of units outstanding (000's)                        --           --           --
 EQ/Mercury Basic Value Equity
  Unit value                                           $  88.81     $ 115.93     $ 127.54
  Number of units outstanding (000's)                        --           --           --
 EQ/Mercury International Value
  Unit value                                           $  62.51     $  79.64     $  96.39
  Number of units outstanding (000's)                        --           --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                           $  35.99     $  46.31     $  51.89
  Number of units outstanding (000's)                        --           --           --
 EQ/MFS Investors Trust
  Unit value                                           $  64.03     $  77.76     $  86.19
  Number of units outstanding (000's)                        --           --           --
 EQ/Money Market
  Unit value                                           $ 105.22     $ 105.29     $ 105.58
  Number of units outstanding (000's)                        --           --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                 --           --     $ 104.85
  Number of units outstanding (000's)                        --           --           --
 EQ/Small Company Index
  Unit value                                           $  82.28     $ 119.41     $ 139.82
  Number of units outstanding (000's)                        --           --           --
 EQ/Small Company Value
  Unit value                                                 --           --     $ 113.44
  Number of units outstanding (000's)                        --           --           --
 EQ/TCW Equity
  Unit value                                                 --           --     $ 111.43
  Number of units outstanding (000's)                        --           --           --
 EQ/UBS Growth and Income
  Unit value                                                 --           --     $ 109.44
  Number of units outstanding (000's)                        --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR
CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
(CONTINUED)

                                                            For the years ending December 31,
                                                                2002        2003         2004
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                $ 70.62     $ 109.56     $ 134.82
  Number of units outstanding (000's)                            --           --           --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                     --     $  99.67     $ 102.77
  Number of units outstanding (000's)                            --           --           --
 U.S. Real Estate -- Class II
  Unit value                                                     --     $ 107.04     $ 144.92
  Number of units outstanding (000's)                            --           --           --

TSA ADVANTAGESM

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.


                                                                       For the years ending December 31,
                                               1998         1999         2000         2001         2002         2003         2004
 AXA AGGRESSIVE ALLOCATION
  Unit value                                      --           --           --           --          --      $ 109.19     $ 120.60
  Number of units outstanding (000's)             --           --           --           --          --             1           12
 AXA CONSERVATIVE ALLOCATION
  Unit value                                      --           --           --           --          --      $ 102.19     $ 107.05
  Number of units outstanding (000's)             --           --           --           --          --             2           31
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                      --           --           --           --          --      $ 104.18     $ 110.91
  Number of units outstanding (000's)             --           --           --           --          --             3           21
 AXA MODERATE ALLOCATION
  Unit value                                $ 102.39     $ 118.86     $ 115.59     $ 111.79    $  96.39      $ 113.46     $ 121.88
  Number of units outstanding (000's)             --           11          101          287         488           503          565
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                      --           --           --           --          --      $ 108.00     $ 119.18
  Number of units outstanding (000's)             --           --           --           --          --             2           50
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                                $  90.25     $ 105.70     $  90.50     $  66.90    $  47.01      $  63.88     $  70.75
  Number of units outstanding (000's)             --           17           71          100          95           106          123
 AXA PREMIER VIP CORE BOND
  Unit value                                      --           --           --           --    $ 106.88      $ 109.55     $ 112.44
  Number of units outstanding (000's)             --           --           --           --          83           100          106
 AXA PREMIER VIP HEALTH CARE
  Unit value                                      --           --           --           --    $  79.09      $ 100.13     $ 110.93
  Number of units outstanding (000's)             --           --           --           --          17            32           49
 AXA PREMIER VIP HIGH YIELD
  Unit value                                $  89.20     $  84.97     $  76.49     $  76.09    $  72.96      $  88.34     $  94.85
  Number of units outstanding (000's)             --            5           28           49          69           130          179
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                      --           --           --           --    $  78.18      $ 103.76     $ 120.87
  Number of units outstanding (000's)             --           --           --           --          17            31           62
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                      --           --           --           --    $  76.54      $  96.89     $ 104.99
  Number of units outstanding (000's)             --           --           --           --          21            31           33
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                      --           --           --           --    $  67.96      $  87.71     $  92.44
  Number of units outstanding (000's)             --           --           --           --          32            53           65
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                      --           --           --           --    $  79.20      $ 102.57     $ 115.96
  Number of units outstanding (000's)             --           --           --           --          32            39           51
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                      --           --           --           --    $  62.08      $  86.02     $  94.96
  Number of units outstanding (000's)             --           --           --           --          43            94          125
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                      --           --           --           --    $  73.80      $ 102.53     $ 116.68
  Number of units outstanding (000's)             --           --           --           --          36            66           91
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                      --           --           --           --    $  56.71      $  88.33     $  91.63
  Number of units outstanding (000's)             --           --           --           --           9            31          130
 EQ/ALLIANCE COMMON STOCK
  Unit value                                $ 102.87     $ 126.92     $ 107.54     $  94.83    $  62.46      $  92.29     $ 104.06
  Number of units outstanding (000's)             --          105          702          944         905         1,026         1206

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)

                                                                           For the years ending December 31,
                                                     1998        1999        2000        2001         2002       2003        2004
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                      $ 102.73    $ 120.14    $ 129.01    $ 125.48    $  97.62    $ 125.79    $ 139.68
  Number of units outstanding (000's)                   --          37         262         526         600         645         710
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                      $ 103.32    $ 101.97    $ 109.71    $ 116.93    $ 125.45    $ 126.60    $ 127.50
  Number of units outstanding (000's)                   --           1          16         112         193         185         163
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                      $  93.00    $ 126.30    $  95.90    $  72.66    $  64.53    $  86.19    $ 100.63
  Number of units outstanding (000's)                   --           3          36          45         272         302         335
 EQ/ALLIANCE LARGE CAP GROWTH
  Unit value                                            --    $ 116.42    $  93.88    $  70.52    $  47.97    $  58.38    $  62.52
  Number of units outstanding (000's)                   --          36         350         438         383         362         311
 EQ/ALLIANCE QUALITY BOND
  Unit value                                      $ 103.62    $ 100.07    $ 110.03    $ 117.42    $ 124.90    $ 127.77    $ 130.97
  Number of units outstanding (000's)                   --           4          27         112         158         142         135
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                      $  86.94    $ 109.62    $ 123.09    $ 105.51    $  72.72    $ 101.26    $ 114.03
  Number of units outstanding (000's)                   --           2          98         166         206         238         247
 EQ/BEAR STEARNS SMALL COMPANY GROWTH
  Unit value                                            --          --          --          --          --          --    $ 114.62
  Number of units outstanding (000's)                   --          --          --          --          --          --           1
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                            --          --          --    $  94.71    $  80.81    $ 102.78    $ 115.20
  Number of units outstanding (000's)                   --          --          --          71         173         235         340
 EQ/BOSTON ADVISORS EQUITY INCOME
  Unit value                                            --          --          --          --          --          --    $ 107.01
  Number of units outstanding (000's)                   --          --          --          --          --          --           6
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                            --    $ 107.64    $ 103.26    $  87.02    $  63.23    $  79.94    $  81.81
  Number of units outstanding (000's)                   --          --          --          --           3           4           6
 EQ/CAPITAL GUARDIAN GROWTH
  Unit value                                            --          --          --          --    $  54.11    $  66.27    $  69.10
  Number of units outstanding (000's)                   --          --          --          --           5          11          12
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                            --          --          --          --    $  67.97    $  89.06    $  99.97
  Number of units outstanding (000's)                   --          --          --          --          12          31          75
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                            --    $ 106.84    $ 111.80    $ 108.22    $  80.55    $ 104.65    $ 114.66
  Number of units outstanding (000's)                   --           1           9          31         130         142         147
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                            --    $ 101.69    $ 104.08    $ 100.76    $  75.99    $ 102.40    $ 110.61
  Number of units outstanding (000's)                   --           1          11          21          63         126         189
 EQ/EQUITY 500 INDEX
  Unit value                                      $ 103.69    $ 123.02    $ 109.63    $  95.13    $  72.94    $  91.12    $ 100.33
  Number of units outstanding (000's)                   --          50         258         367         451         536         628
 EQ/EVERGREEN OMEGA
  Unit value                                            --    $ 106.63    $  93.02    $  76.26    $  57.25    $  78.17    $  82.67
  Number of units outstanding (000's)                   --          --           3          10          16          26          53
 EQ/FI MID CAP
  Unit value                                            --          --    $ 100.02    $  85.57    $  68.93    $  97.80    $ 112.12
  Number of units outstanding (000's)                   --          --           9         106         195         301         399

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)

                                                                     For the years ending December 31,
                                              1998        1999         2000        2001        2002         2003        2004
 EQ/FI SMALL/MID CAP VALUE
  Unit value                               $ 82.88    $  83.36     $  86.60    $  88.97    $  74.98     $  98.72     $ 114.94
  Number of units outstanding (000's)           --           1           14         126         261          291          333
 EQ/J.P. MORGAN CORE BOND
  Unit value                                    --          --           --          --    $ 107.19     $ 109.48     $ 112.60
  Number of units outstanding (000's)           --          --           --          --          45           72           95
 EQ/JP MORGAN VALUE OPPORTUNITIES
  Unit value                               $100.60    $  98.04     $ 103.43    $  95.23    $  76.16     $  95.42     $ 104.53
  Number of units outstanding (000's)           --           3           17          32          35           35           38
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                    --          --     $  83.99    $  63.92    $  44.01     $  54.73     $  60.64
  Number of units outstanding (000's)           --          --           12         119         162          185          201
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                    --          --           --          --    $ 112.91     $ 153.26     $ 177.32
  Number of units outstanding (000's)           --          --           --          --          27           54          102
 EQ/MARSICO FOCUS
  Unit value                                    --          --           --    $ 105.94    $  92.57     $ 119.93     $ 130.94
  Number of units outstanding (000's)           --          --           --          --          47          133          180
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                               $ 97.91    $ 115.06     $ 127.11    $ 132.52    $ 109.12     $ 141.44     $ 154.51
  Number of units outstanding (000's)           --           7           41         119         183          219          284
 EQ/MERCURY INTERNATIONAL VALUE
  Unit value                                    --          --           --          --    $  75.88     $  96.00     $ 115.37
  Number of units outstanding (000's)           --          --           --          --          74           85          120
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                               $103.53    $ 177.65     $ 142.46    $  92.82    $  60.23     $  76.94     $  85.62
  Number of units outstanding (000's)           --          36          288         316         265          250          232
 EQ/MFS INVESTORS TRUST
  Unit value                                    --    $ 104.53     $ 102.57    $  85.14    $  66.44     $  80.11     $  88.18
  Number of units outstanding (000's)           --           2           17          21          26           31           32
 EQ/MONEY MARKET
  Unit value                               $101.68    $ 105.21     $ 110.19    $ 112.74    $ 112.77     $ 112.05     $ 111.56
  Number of units outstanding (000's)           --          17           57         125         107           83           75
 EQ/MONTAG & CALDWELL GROWTH
  Unit value                                    --          --           --          --          --           --     $ 104.69
  Number of units outstanding (000's)           --          --           --          --          --           --           --
 EQ/SMALL COMPANY INDEX
  Unit value                                    --          --           --          --    $  81.65     $ 117.68     $ 136.81
  Number of units outstanding (000's)           --          --           --          --          18           59          104
 EQ/SMALL COMPANY VALUE
  Unit value                                    --          --           --          --          --           --     $ 113.27
  Number of units outstanding (000's)           --          --           --          --          --           --            7
 EQ/TCW EQUITY
  Unit value                                    --          --           --          --          --           --     $ 111.26
  Number of units outstanding (000's)           --          --           --          --          --           --            2
 EQ/UBS GROWTH AND INCOME
  Unit value                                    --          --           --          --          --           --     $ 109.27
  Number of units outstanding (000's)           --          --           --          --          --           --           --
 EQ/VAN KAMPEN EMERGING MARKETS EQUITY
  Unit value                               $ 81.49    $ 157.61     $  93.36    $  87.48    $  81.32     $ 125.29     $ 153.09
  Number of units outstanding (000's)           --           5           42          44          54           69           95

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)

                                                                     For the years ending December 31,
                                                      1998     1999     2000       2001     2002       2003        2004
 LAUDUS ROSENBERG VIT VALUE LONG/SHORT EQUITY
  Unit value                                         --       --       --         --       --      $  99.49     $ 101.87
  Number of units outstanding (000's)                --       --       --         --       --            --            3
 U.S. REAL ESTATE -- CLASS II
  Unit value                                         --       --       --         --       --      $ 106.85     $ 143.65
  Number of units outstanding (000's)                --       --       --         --       --             4           45

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACT

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

                                                  For the years ending December 31,
                                              2001        2002         2003         2004
 AXA AGGRESSIVE ALLOCATION
  Unit value                                    --          --     $ 109.27     $ 121.06
  Number of units outstanding (000's)           --          --           --            1
 AXA CONSERVATIVE ALLOCATION
  Unit value                                    --          --     $ 102.27     $ 107.45
  Number of units outstanding (000's)           --          --           --           --
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                    --          --     $ 104.26     $ 111.33
  Number of units outstanding (000's)           --          --           --            1
 AXA MODERATE ALLOCATION
  Unit value                               $ 99.46    $  86.02     $ 101.79     $ 110.51
  Number of units outstanding (000's)           22          24           25           24
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                    --          --     $ 108.08     $ 119.63
  Number of units outstanding (000's)           --          --           --            3
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                               $ 55.54    $  39.17     $  53.42     $  59.44
  Number of units outstanding (000's)           35          34           35           35
 AXA PREMIER VIP CORE BOND
  Unit value                                    --    $ 107.20     $ 110.22     $ 113.47
  Number of units outstanding (000's)           --          --            1            1
 AXA PREMIER VIP HEALTH CARE
  Unit value                                    --    $  79.33     $ 100.74     $ 111.95
  Number of units outstanding (000's)           --          --           --           --
 AXA PREMIER VIP HIGH YIELD
  Unit value                               $ 77.17    $  74.22     $  90.15     $  97.08
  Number of units outstanding (000's)            1           1            2            2
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                    --    $  78.42     $ 104.39     $ 121.98
  Number of units outstanding (000's)           --          --            1           --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                    --    $  76.77     $  97.48     $ 105.95
  Number of units outstanding (000's)           --          --           --           --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                    --    $  68.17     $  88.25     $  93.28
  Number of units outstanding (000's)           --          --           --           --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                    --    $  79.44     $ 103.20     $ 117.02
  Number of units outstanding (000's)           --          --           --           --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                    --    $  62.27     $  86.54     $  95.83
  Number of units outstanding (000's)           --          --            1           --
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                    --    $  74.03     $ 103.15     $ 117.75
  Number of units outstanding (000's)           --          --            1           --
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                    --    $  56.89     $  88.87     $  92.46
  Number of units outstanding (000's)           --          --            1            2

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.
(CONTINUED)

                                                For the years ending December 31,
                                             2001        2002        2003        2004
 EQ/ALLIANCE COMMON STOCK
  Unit value                             $  87.42    $  57.75    $  85.60    $  96.80
  Number of units outstanding (000's)          54          51          52          53
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                             $ 128.51    $ 100.27    $ 129.60    $ 144.35
  Number of units outstanding (000's)           5           7           8           9
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES
  Unit value                             $ 118.06    $ 127.05    $ 128.60    $ 129.91
  Number of units outstanding (000's)          --           1           1           1
 EQ/ALLIANCE INTERNATIONAL
  Unit value                             $  76.02    $  67.72    $  90.72    $ 106.24
  Number of units outstanding (000's)           1           8           9          10
 EQ/ALLIANCE LARGE CAP GROWTH
  Unit value                             $  71.03    $  48.46    $  59.16    $  63.54
  Number of units outstanding (000's)           1           1           3           1
 EQ/ALLIANCE QUALITY BOND
  Unit value                             $ 118.44    $ 126.38    $ 129.67    $ 133.32
  Number of units outstanding (000's)           1           2           3           3
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                             $ 106.88    $  73.89    $ 103.19    $ 116.56
  Number of units outstanding (000's)           2           2           3           3
 EQ/BEAR STEARNS SMALL COMPANY GROWTH
  Unit value                                   --          --          --    $ 114.70
  Number of units outstanding (000's)          --          --          --          --
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                             $  95.39    $  81.63    $ 104.15    $ 117.09
  Number of units outstanding (000's)           1           2           5           2
 EQ/BOSTON ADVISORS EQUITY INCOME
  Unit value                                   --          --          --    $ 107.08
  Number of units outstanding (000's)          --          --          --          --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                             $  87.65    $  63.89    $  81.01    $  83.16
  Number of units outstanding (000's)          --          --           1          --
 EQ/CAPITAL GUARDIAN GROWTH
  Unit value                                   --    $  54.67    $  67.15    $  70.23
  Number of units outstanding (000's)          --           1           1          --
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                   --    $  68.67    $  90.25    $ 101.61
  Number of units outstanding (000's)          --          --           1          --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                             $ 109.00    $  81.38    $ 106.04    $ 116.55
  Number of units outstanding (000's)          --           1           7           2
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                             $ 101.25    $  76.77    $ 103.77    $ 112.42
  Number of units outstanding (000's)          --          --           6          --
 EQ/EQUITY 500 INDEX
  Unit value                             $  97.75    $  75.18    $  95.23    $ 104.03
  Number of units outstanding (000's)           7           7           8           7
 EQ/EVERGREEN OMEGA
  Unit value                             $  76.81    $  57.84    $  79.22    $  84.03
  Number of units outstanding (000's)          --          --           1          --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.
(CONTINUED)

                                                For the years ending December 31,
                                             2001        2002        2003         2004
 EQ/FI MID CAP
  Unit value                             $  85.92    $  69.42    $  98.80     $ 113.60
  Number of units outstanding (000's)          --           1           4            2
 EQ/FI SMALL/MID CAP VALUE
  Unit value                             $ 111.62    $  94.35    $ 124.60     $ 145.52
  Number of units outstanding (000's)           1           2           3            4
 EQ/J.P. MORGAN CORE BOND
  Unit value                                   --    $ 107.54    $ 110.17     $ 113.65
  Number of units outstanding (000's)          --           1           1            1
 EQ/JP MORGAN VALUE OPPORTUNITIES
  Unit value                             $  96.20    $  77.17    $  96.98     $ 106.56
  Number of units outstanding (000's)          --           1           1            1
 EQ/JANUS LARGE CAP GROWTH
  Unit value                             $  64.18    $  44.32    $  55.28     $  61.44
  Number of units outstanding (000's)          --          --           2            1
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                   --    $ 114.07    $ 155.30     $ 180.23
  Number of units outstanding (000's)          --          --           2           --
 EQ/MARSICO FOCUS
  Unit value                             $ 105.94    $  92.92    $ 120.75     $ 132.24
  Number of units outstanding (000's)          --          --           3            3
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                             $ 131.84    $ 108.89    $ 141.57     $ 155.12
  Number of units outstanding (000's)           1           2           3            3
 EQ/MERCURY INTERNATIONAL VALUE
  Unit value                                   --    $  76.66    $  97.27     $ 117.26
  Number of units outstanding (000's)          --           1           5            1
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                             $  87.46    $  56.92    $  72.94     $  81.41
  Number of units outstanding (000's)           3           4           4            4
 EQ/MFS INVESTORS TRUST
  Unit value                             $  85.75    $  67.12    $  81.18     $  89.62
  Number of units outstanding (000's)          --          --          --           --
 EQ/MONEY MARKET
  Unit value                             $ 103.17    $ 103.51    $ 103.17     $ 103.03
  Number of units outstanding (000's)           1           1           2            2
 EQ/MONTAG & CALDWELL GROWTH
  Unit value                                   --          --          --     $ 104.76
  Number of units outstanding (000's)          --          --          --           --
 EQ/SMALL COMPANY INDEX
  Unit value                                   --    $  81.92    $ 118.42     $ 138.09
  Number of units outstanding (000's)          --          --           1            1
 EQ/SMALL COMPANY VALUE
  Unit value                                   --          --          --     $ 113.34
  Number of units outstanding (000's)          --          --          --           --
 EQ/TCW EQUITY
  Unit value                                   --          --          --     $ 111.33
  Number of units outstanding (000's)          --          --          --           --
 EQ/UBS GROWTH AND INCOME
  Unit value                                   --          --          --     $ 109.34
  Number of units outstanding (000's)          --          --          --           --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2004 ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.
(CONTINUED)

                                                   For the years ending December 31,
                                               2001         2002         2003         2004
 EQ/VAN KAMPEN EMERGING MARKETS EQUITY
  Unit value                               $ 111.05     $ 103.54     $ 160.00     $ 196.10
  Number of units outstanding (000's)            --           --            1            1
 LAUDUS ROSENBERG VIT VALUE LONG/SHORT
  EQUITY
  Unit value                                     --           --     $  99.57     $ 102.25
  Number of units outstanding (000's)            --           --           --           --
 U.S. REAL ESTATE -- CLASS II
  Unit value                                     --           --     $ 106.93     $ 144.19
  Number of units outstanding (000's)            --           --           --           --

EQUI-VEST(R) MODIFIED TEXAS TSA CONTRACTS

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34%.

                                                                    For the years ending December 31,
                                                           1994        1995         1996        1997        1998
 AXA Aggressive Allocation
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Conservative Allocation
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Conservative-Plus Allocation
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Moderate Allocation
  Unit Value                                            $  26.18    $  30.92     $  34.06    $  38.66    $  45.07
  Number of units outstanding (000's)                     32,664      30,212       28,319      26,036      24,361
 AXA Moderate-Plus Allocation
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Aggressive Equity
  Unit value                                            $  52.88    $  68.73     $  82.91    $  90.75    $  89.92
  Number of units outstanding (000's)                     24,787      25,821       27,945      28,030      25,634
 AXA Premier VIP Core Bond
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Health Care
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP High Yield
  Unit value                                            $  95.88    $ 113.44     $ 137.53    $ 160.74    $ 150.42
  Number of units outstanding (000's)                         99         209          444         831       1,164
 AXA Premier VIP International Equity
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Large Cap Growth
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Large Cap Value
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 AXA Premier VIP Technology
  Unit value                                                  --          --           --          --          --
  Number of units outstanding (000's)                         --          --           --          --          --
 EQ/Alliance Common Stock
  Unit value                                            $ 124.32    $ 162.42     $ 199.05    $ 253.68    $ 323.75
  Number of units outstanding (000's)                     15,749      16,292       16,933      17,386      17,231
 EQ/Alliance Growth and Income
  Unit value                                            $  98.86    $ 121.02     $ 143.37    $ 179.30    $ 213.81
  Number of units outstanding (000's)                        210         498          975       1,800       2,475
 EQ/Alliance Intermediate Government Securities
  Unit value                                            $  98.19    $ 109.80     $ 112.40    $ 118.98    $ 126.48
  Number of units outstanding (000's)                         32          89          146         202         314


                                                                           For the years ending December 31,
                                                           1999        2000        2001        2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                                  --          --          --          --     $ 109.15     $ 120.39
  Number of units outstanding (000's)                         --          --          --          --            8           52
 AXA Conservative Allocation
  Unit value                                                  --          --          --          --     $ 102.15     $ 106.86
  Number of units outstanding (000's)                         --          --          --          --            6           36
 AXA Conservative-Plus Allocation
  Unit value                                                  --          --          --          --     $ 104.14     $ 110.71
  Number of units outstanding (000's)                         --          --          --          --            5           45
 AXA Moderate Allocation
  Unit Value                                            $  52.39    $  51.10    $  49.61    $  42.91     $  50.77     $  55.12
  Number of units outstanding (000's)                     22,434      20,413      19,822      23,382       21,629       20,419
 AXA Moderate-Plus Allocation
  Unit value                                                  --          --          --          --     $ 107.96     $ 118.97
  Number of units outstanding (000's)                         --          --          --          --           18          187
 AXA Premier VIP Aggressive Equity
  Unit value                                            $ 105.59    $  90.70    $  67.13    $  47.48     $  64.75     $  72.04
  Number of units outstanding (000's)                     20,946      18,138      16,058      13,832       12,726       11,588
 AXA Premier VIP Core Bond
  Unit value                                                  --          --          --    $ 106.73     $ 109.24     $ 111.97
  Number of units outstanding (000's)                         --          --          --         264          311          350
 AXA Premier VIP Health Care
  Unit value                                                  --          --          --    $  78.98     $  99.85     $ 110.46
  Number of units outstanding (000's)                         --          --          --         101          182          238
 AXA Premier VIP High Yield
  Unit value                                            $ 143.43    $ 129.28    $ 128.74    $ 123.58     $ 149.82     $ 161.02
  Number of units outstanding (000's)                        998         800         770         696          769          764
 AXA Premier VIP International Equity
  Unit value                                                  --          --          --    $  78.07     $ 103.47     $ 120.36
  Number of units outstanding (000's)                         --          --          --          82          150          270
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                  --          --          --    $  76.43     $  96.62     $ 104.55
  Number of units outstanding (000's)                         --          --          --          91          122          130
 AXA Premier VIP Large Cap Growth
  Unit value                                                  --          --          --    $  67.87     $  87.47     $  92.04
  Number of units outstanding (000's)                         --          --          --         138          219          259
 AXA Premier VIP Large Cap Value
  Unit value                                                  --          --          --    $  79.08     $ 102.28     $ 115.47
  Number of units outstanding (000's)                         --          --          --         127          163          204
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                  --          --          --    $  93.12     $ 128.84     $ 142.14
  Number of units outstanding (000's)                         --          --          --          --           --            3
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                  --          --          --    $  94.23     $ 130.87     $ 148.90
  Number of units outstanding (000's)                         --          --          --          --           --            2
 AXA Premier VIP Technology
  Unit value                                                  --          --          --    $  86.91     $ 135.56     $ 140.86
  Number of units outstanding (000's)                         --          --          --          --           --           --
 EQ/Alliance Common Stock
  Unit value                                            $ 399.74    $ 339.28    $ 299.82    $ 197.84     $ 292.96     $ 331.00
  Number of units outstanding (000's)                     16,705      15,685      14,197      11,899       11,092       10,296
 EQ/Alliance Growth and Income
  Unit value                                            $ 250.31    $ 269.09    $ 262.05    $ 204.07     $ 263.25     $ 292.64
  Number of units outstanding (000's)                      3,095       3,352       3,789       3,455        3,264        3,135
 EQ/Alliance Intermediate Government Securities
  Unit value                                            $ 124.96    $ 134.60    $ 143.62    $ 154.25     $ 155.83     $ 157.11
  Number of units outstanding (000's)                        360         309         587         915          788          676

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34%. (CONTINUED)

                                                                 For the years ending December 31,
                                                      1994         1995        1996         1997         1998
 EQ/Alliance International
  Unit value                                             --     $ 104.15     $ 112.83     $ 107.92     $ 117.72
  Number of units outstanding (000's)                    --          141          763          968          971
 EQ/Alliance Large Cap Growth
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Alliance Quality Bond
  Unit value                                       $  93.87     $ 108.38     $ 112.65     $ 121.30     $ 130.07
  Number of units outstanding (000's)                    53          135          196          283          557
 EQ/Alliance Small Cap Growth
  Unit value                                             --           --           --     $ 125.55     $ 118.57
  Number of units outstanding (000's)                    --           --           --          488        1,101
 EQ/Bear Stearns Small Company Growth
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Bernstein Diversified Value
  Unit Value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Boston Advisors Equity Income
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Calvert Socially Responsible
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Capital Guardian Growth
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Capital Guardian International
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Capital Guardian Research
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Capital Guardian U.S. Equity
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/Equity 500 Index
  Unit value                                       $ 100.95     $ 135.94     $ 164.12     $ 214.66     $ 271.24
  Number of units outstanding (000's)                    47          592        1,486        2,686        3,805
 EQ/Evergreen Omega
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/FI Mid Cap
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                             --           --           --     $ 118.06     $ 104.82
  Number of units outstanding (000's)                    --           --           --          577          859
 EQ/J.P. Morgan Core Bond
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --
 EQ/JP Morgan Value Opportunities
  Unit Value                                             --           --           --     $ 115.17     $ 128.20
  Number of units outstanding (000's)                    --           --           --          250          581
 EQ/Janus Large Cap Growth
  Unit value                                             --           --           --           --           --
  Number of units outstanding (000's)                    --           --           --           --           --


                                                                        For the years ending December 31,
                                                      1999         2000        2001         2002         2003         2004
 EQ/Alliance International
  Unit value                                       $ 160.04     $ 121.54    $  92.48     $  82.20     $ 109.83     $ 128.38
  Number of units outstanding (000's)                   926        1,028         945        5,013        4,603        4,375
 EQ/Alliance Large Cap Growth
  Unit value                                       $ 116.36     $  93.70    $  70.28     $  47.74     $  58.02     $  62.04
  Number of units outstanding (000's)                   887        2,596       2,788        2,376        2,212        1,969
 EQ/Alliance Quality Bond
  Unit value                                       $ 125.76     $ 138.33    $ 147.79     $ 157.39     $ 161.18     $ 165.40
  Number of units outstanding (000's)                   622          566         899          950          827          741
 EQ/Alliance Small Cap Growth
  Unit value                                       $ 149.64     $ 168.29    $ 144.40     $  99.61     $ 138.85     $ 156.54
  Number of units outstanding (000's)                   976        1,895       1,988        1,955        1,959        1,889
 EQ/Bear Stearns Small Company Growth
  Unit value                                             --           --          --           --           --     $ 114.58
  Number of units outstanding (000's)                    --           --          --           --           --            3
 EQ/Bernstein Diversified Value
  Unit Value                                             --           --    $  94.39     $  80.42     $ 102.15     $ 114.33
  Number of units outstanding (000's)                    --           --       1,544        1,981        2,115        2,295
 EQ/Boston Advisors Equity Income
  Unit value                                             --           --          --           --           --     $ 106.97
  Number of units outstanding (000's)                    --           --          --           --           --           33
 EQ/Calvert Socially Responsible
  Unit value                                       $ 107.58     $ 103.06    $  86.73     $  62.93     $  79.44     $  81.19
  Number of units outstanding (000's)                     4           15          33           57           89          119
 EQ/Capital Guardian Growth
  Unit value                                             --           --          --     $  53.85     $  65.86     $  68.57
  Number of units outstanding (000's)                    --           --          --           19           39           47
 EQ/Capital Guardian International
  Unit value                                             --           --          --     $  67.65     $  88.51     $  99.21
  Number of units outstanding (000's)                    --           --          --           61          175          317
 EQ/Capital Guardian Research
  Unit value                                       $ 106.78     $ 111.59    $ 107.86     $  80.17     $ 104.00     $ 113.80
  Number of units outstanding (000's)                     8           44          95        1,211        1,179        1,112
 EQ/Capital Guardian U.S. Equity
  Unit value                                       $ 101.64     $ 103.88    $ 100.43     $  75.63     $ 101.77     $ 109.77
  Number of units outstanding (000's)                    13           34          96          375          573          662
 EQ/Equity 500 Index
  Unit value                                       $ 322.15     $ 287.40    $ 249.66     $ 191.65     $ 242.29     $ 264.16
  Number of units outstanding (000's)                 4,579        4,346       4,083        3,648        3,539        3,395
 EQ/Evergreen Omega
  Unit value                                       $ 106.57     $  92.84    $  76.01     $  56.98     $  77.69     $  82.05
  Number of units outstanding (000's)                     5           18          33           55          125          207
 EQ/FI Mid Cap
  Unit value                                             --     $  99.98    $  85.41     $  68.70     $  97.34     $ 111.43
  Number of units outstanding (000's)                    --           86         420          738        1,109        1,389
 EQ/FI Small/Mid Cap Value
  Unit value                                       $ 105.28     $ 109.21    $ 112.05     $  94.29     $ 123.98     $ 144.14
  Number of units outstanding (000's)                   721          628       1,238        1,835        1,967        2,104
 EQ/J.P. Morgan Core Bond
  Unit value                                             --           --          --     $ 107.03     $ 109.16     $ 112.11
  Number of units outstanding (000's)                    --           --          --          207          316          410
 EQ/JP Morgan Value Opportunities
  Unit Value                                       $ 124.26     $ 131.45    $ 120.85     $  96.50     $ 120.74     $ 132.08
  Number of units outstanding (000's)                   648          521         532          484          448          414
 EQ/Janus Large Cap Growth
  Unit value                                             --     $  83.95    $  63.80     $  43.86     $  54.47     $  60.27
  Number of units outstanding (000's)                    --          165         464          590          701          763

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34%. (CONTINUED)

                                                               For the years ending December 31,
                                                     1994        1995        1996         1997         1998
 EQ/Lazard Small Cap Value
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Marsico Focus
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Mercury Basic Value Equity
  Unit value                                            --          --          --     $ 115.97     $ 127.97
  Number of units outstanding (000's)                   --          --          --          145          444
 EQ/Mercury International Value
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                            --          --          --     $ 121.34     $ 161.04
  Number of units outstanding (000's)                   --          --          --          256        1,090
 EQ/MFS Investors Trust
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Money Market
  Unit value                                       $ 26.08     $ 27.22     $ 28.28     $  29.41     $  30.55
  Number of units outstanding (000's)                1,000       1,021       1,013          973        1,261
 EQ/Montag & Caldwell Growth
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Small Company Index
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Small Company Value
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/TCW Equity
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/UBS Growth and Income
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                            --          --          --     $  79.41     $  57.18
  Number of units outstanding (000's)                   --          --          --          109          217
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --
 U.S. Real Estate -- Class II
  Unit value                                            --          --          --           --           --
  Number of units outstanding (000's)                   --          --          --           --           --


                                                    For the years ending December 31,
                                                      1999         2000         2001        2002         2003         2004
 EQ/Lazard Small Cap Value
  Unit value                                             --           --           --    $ 112.38     $ 152.31     $ 175.98
  Number of units outstanding (000's)                    --           --           --         239          434          622
 EQ/Marsico Focus
  Unit value                                             --           --     $ 105.89    $  92.40     $ 119.55     $ 130.34
  Number of units outstanding (000's)                    --           --           --         337          779          950
 EQ/Mercury Basic Value Equity
  Unit value                                       $ 149.82     $ 165.28     $ 172.07    $ 141.48     $ 183.13     $ 199.77
  Number of units outstanding (000's)                   617          634        1,044       1,282        1,316        1,357
 EQ/Mercury International Value
  Unit value                                             --           --           --    $  75.52     $  95.40     $ 114.50
  Number of units outstanding (000's)                    --           --           --         928          946        1,012
 EQ/MFS Emerging Growth Companies
  Unit value                                       $ 275.93     $ 220.97     $ 143.76    $  93.15     $ 118.84     $ 132.05
  Number of units outstanding (000's)                 2,427        3,720        3,422       2,890        2,681        2,410
 EQ/MFS Investors Trust
  Unit value                                       $ 104.48     $ 102.37     $  84.85    $  66.13     $  79.62     $  87.51
  Number of units outstanding (000's)                    18           68           87         118          161          140
 EQ/Money Market
  Unit value                                       $  31.63     $  33.15     $  33.96    $  34.00     $  33.81     $  33.69
  Number of units outstanding (000's)                 1,516        1,458        1,796       1,816        1,322        1,198
 EQ/Montag & Caldwell Growth
  Unit value                                             --           --           --          --           --     $ 104.66
  Number of units outstanding (000's)                    --           --           --          --           --            1
 EQ/Small Company Index
  Unit value                                             --           --           --    $  81.53     $ 117.33     $ 136.22
  Number of units outstanding (000's)                    --           --           --          72          260          448
 EQ/Small Company Value
  Unit value                                             --           --           --          --           --     $ 113.23
  Number of units outstanding (000's)                    --           --           --          --           --           37
 EQ/TCW Equity
  Unit value                                             --           --           --          --           --     $ 111.22
  Number of units outstanding (000's)                    --           --           --          --           --            6
 EQ/UBS Growth and Income
  Unit value                                             --           --           --          --           --     $ 109.24
  Number of units outstanding (000's)                    --           --           --          --           --            1
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                       $ 110.43     $  65.32     $  61.12    $  56.74     $  87.28     $ 106.51
  Number of units outstanding (000's)                   590          926          850         895          949        1,085
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                             --           --           --          --     $  99.46     $ 101.69
  Number of units outstanding (000's)                    --           --           --          --            3           12
 U.S. Real Estate -- Class II
  Unit value                                             --           --           --          --     $ 106.81     $ 143.40
  Number of units outstanding (000's)                    --           --           --          --           18          288

EQUI-VEST(R) MODIFIED TSA FROEDTERT MEMORIAL LUTHERAN HOSPITAL

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF
DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

                                            For the year ending
                                               December 31,
                                               2003         2004
 AXA Aggressive Allocation
  Unit value                               $ 109.27     $ 121.06
  Number of units outstanding (000's)            --            1
 AXA Conservative Allocation
  Unit value                               $ 102.27     $ 107.45
  Number of units outstanding (000's)            --           --
 AXA Conservative-Plus Allocation
  Unit value                               $ 104.26     $ 111.33
  Number of units outstanding (000's)            --            1
 AXA Moderate Allocation
  Unit value                               $ 163.61     $ 176.72
  Number of units outstanding (000's)            43           46
 AXA Moderate-Plus Allocation
  Unit value                               $ 108.08     $ 119.63
  Number of units outstanding (000's)            --            3
 AXA Premier VIP Aggressive Equity
  Unit value                               $  86.37     $  96.18
  Number of units outstanding (000's)            49           50
 AXA Premier VIP Core Bond
  Unit value                               $ 110.22     $ 113.47
  Number of units outstanding (000's)            --            1
 AXA Premier VIP Health Care
  Unit value                               $ 100.74     $ 111.95
  Number of units outstanding (000's)            --            1
 AXA Premier VIP High Yield
  Unit value                               $ 130.87     $ 141.28
  Number of units outstanding (000's)             2            2
 AXA Premier VIP International Equity
  Unit value                               $ 104.39     $ 121.98
  Number of units outstanding (000's)            --            1
 AXA Premier VIP Large Cap Core Equity
  Unit value                               $  97.48     $ 105.95
  Number of units outstanding (000's)            --           --
 AXA Premier VIP Large Cap Growth
  Unit value                               $  88.25     $  93.28
  Number of units outstanding (000's)            --            1
 AXA Premier VIP Large Cap Value
  Unit value                               $ 103.20     $ 117.02
  Number of units outstanding (000's)            --            1
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                               $  86.54     $  95.83
  Number of units outstanding (000's)             1            1
 AXA Premier VIP Small/Mid Cap Value
  Unit value                               $ 103.15     $ 117.75
  Number of units outstanding (000's)             1            1
 AXA Premier VIP Technology
  Unit value                               $  88.87     $  92.46
  Number of units outstanding (000's)            --            4

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF
DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH
THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                     For the year ending
                                                        December 31,
                                                        2003         2004
 EQ/Alliance Common Stock
  Unit value                                        $ 175.55     $ 199.03
  Number of units outstanding (000's)                     44           45
 EQ/Alliance Growth and Income
  Unit value                                        $ 219.38     $ 244.96
  Number of units outstanding (000's)                     14           15
 EQ/Alliance Intermediate Government Securities
  Unit value                                        $ 149.21     $ 151.11
  Number of units outstanding (000's)                      3            2
 EQ/Alliance International
  Unit value                                        $ 109.44     $ 128.49
  Number of units outstanding (000's)                     18           20
 EQ/Alliance Large Cap Growth
  Unit value                                        $  59.16     $  63.54
  Number of units outstanding (000's)                      3            3
 EQ/Alliance Quality Bond
  Unit value                                        $ 157.69     $ 162.53
  Number of units outstanding (000's)                      2            3
 EQ/Alliance Small Cap Growth
  Unit value                                        $ 143.04     $ 161.98
  Number of units outstanding (000's)                      6            7
 EQ/Bear Stearns Small Company Growth
  Unit value                                              --     $ 114.70
  Number of units outstanding (000's)                     --           --
 EQ/Bernstein Diversified Value
  Unit value                                        $ 104.15     $ 117.09
  Number of units outstanding (000's)                      3            7
 EQ/Boston Advisors Equity Income
  Unit value                                              --     $ 107.08
  Number of units outstanding (000's)                     --           --
 EQ/Calvert Socially Responsible
  Unit value                                        $  81.01     $  83.16
  Number of units outstanding (000's)                      1            1
 EQ/Capital Guardian Growth
  Unit value                                        $  67.15     $  70.23
  Number of units outstanding (000's)                      1            1
 EQ/Capital Guardian International
  Unit value                                        $  90.25     $ 101.61
  Number of units outstanding (000's)                      1            2
 EQ/Capital Guardian Research
  Unit value                                        $ 106.04     $ 116.55
  Number of units outstanding (000's)                      7            8
 EQ/Capital Guardian U.S. Equity
  Unit value                                        $ 103.77     $ 112.42
  Number of units outstanding (000's)                      6            8
 EQ/Equity 500 Index
  Unit value                                        $ 173.95     $ 190.50
  Number of units outstanding (000's)                     10           14
 EQ/Evergreen Omega
  Unit value                                        $  79.22     $  84.03
  Number of units outstanding (000's)                      1            1

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF
DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE
ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                          For the year ending
                                              December 31,
                                             2003         2004
 EQ/FI Mid Cap
  Unit value                             $  98.80     $ 113.60
  Number of units outstanding (000's)           4            6
 EQ/FI Small/Mid Cap Value
  Unit value                             $ 100.68     $ 117.59
  Number of units outstanding (000's)           5            8
 EQ/J.P. Morgan Core Bond
  Unit value                             $ 110.17     $ 113.65
  Number of units outstanding (000's)           1            2
 EQ/JP Morgan Value Opportunities
  Unit value                             $  98.05     $ 107.74
  Number of units outstanding (000's)           2            1
 EQ/Janus Large Cap Growth
  Unit value                             $  55.28     $  61.44
  Number of units outstanding (000's)           2            2
 EQ/Lazard Small Cap Value
  Unit value                             $ 155.30     $ 180.23
  Number of units outstanding (000's)           2            4
 EQ/Marsico Focus
  Unit value                             $ 120.75     $ 132.24
  Number of units outstanding (000's)           3            5
 EQ/Mercury Basic Value Equity
  Unit value                             $ 144.90     $ 158.78
  Number of units outstanding (000's)           3            4
 EQ/Mercury International Value
  Unit value                             $  97.27     $ 117.26
  Number of units outstanding (000's)           5            6
 EQ/MFS Emerging Growth Companies
  Unit value                             $  81.47     $  90.93
  Number of units outstanding (000's)           6            7
 EQ/MFS Investors Trust
  Unit value                             $  81.18     $  89.62
  Number of units outstanding (000's)           1            1
 EQ/Money Market
  Unit value                             $ 127.81     $ 127.96
  Number of units outstanding (000's)           2            2
 EQ/Montag & Caldwell Growth
  Unit value                                   --     $ 104.76
  Number of units outstanding (000's)          --           --
 EQ/Small Company Index
  Unit value                             $ 118.42     $ 138.09
  Number of units outstanding (000's)           1            2
 EQ/Small Company Value
  Unit value                                   --     $ 113.34
  Number of units outstanding (000's)          --           --
 EQ/TCW Equity
  Unit value                                   --     $ 111.33
  Number of units outstanding (000's)          --           --
 EQ/UBS Growth and Income
  Unit value                                   --     $ 109.34
  Number of units outstanding (000's)          --           --

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF
DECEMBER 31, 2004 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A
WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                   For the year ending
                                                      December 31,
                                                      2003         2004
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                      $ 134.89     $ 165.33
  Number of units outstanding (000's)                    2            2
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                      $  99.57     $ 102.25
  Number of units outstanding (000's)                   --           --
 U.S. Real Estate -- Class II
  Unit value                                      $ 106.93     $ 144.19
  Number of units outstanding (000's)                   --            1

EQUI-VEST(R) VANTAGESM ACTS CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE
FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

                                                      For the years ending December 31,
                                                         2002        2003         2004
 AXA Moderate Allocation
  Unit value                                        $  89.58     $ 105.98     $ 114.42
  Number of units outstanding (000's)                     --           --           --
 EQ/Bernstein Diversified Value
  Unit value                                        $  82.19     $ 105.07     $ 118.36
  Number of units outstanding (000's)                     --            1            1
 EQ/Calvert Socially Responsible
  Unit value                                        $  64.32     $  81.73     $  84.06
  Number of units outstanding (000's)                     --           --           --
 EQ/Equity 500 Index
  Unit value                                        $  63.97     $  81.20     $  88.88
  Number of units outstanding (000's)                     --           --            1
 EQ/FI Mid Cap
  Unit value                                        $  69.75     $  99.46     $ 114.60
  Number of units outstanding (000's)                     --           --            1
 EQ/J.P. Morgan Core Bond
  Unit value                                        $ 107.78     $ 110.63     $ 114.36
  Number of units outstanding (000's)                     --           --           --
 EQ/Janus Large Cap Growth
  Unit value                                        $  44.53     $  55.65     $  61.98
  Number of units outstanding (000's)                     --           --            1
 EQ/Mercury International Value
  Unit value                                        $  77.18     $  98.13     $ 118.54
  Number of units outstanding (000's)                     --           --           --
 EQ/Money Market
  Unit value                                        $ 110.53     $ 110.38     $ 110.46
  Number of units outstanding (000's)                     --           --           --
 EQ/Small Company Index
  Unit value                                        $  82.10     $ 118.92     $ 138.95
  Number of units outstanding (000's)                     --           --           --

EQUI-VEST(R) STRATEGIES

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%.

                                                                 For the years ending December 31,
                                                      1994        1995          1996        1997        1998
 AXA Aggressive Allocation
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Conservative Allocation
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Conservative-Plus Allocation
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Moderate Allocation
  Unit Value                                       $  26.18    $  30.92      $  34.06    $  38.66    $  45.07
  Number of units outstanding (000's)                32,664      30,212        28,319      26,036      24,361
 AXA Moderate-Plus Allocation
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Aggressive Equity
  Unit value                                       $  52.88    $  68.73      $  82.91    $  90.75    $  89.92
  Number of units outstanding (000's)                24,787      25,821        27,945      28,030      25,634
 AXA Premier VIP Core Bond
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Health Care
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP High Yield
  Unit value                                       $  95.88    $ 113.44      $ 137.53    $ 160.74    $ 150.42
  Number of units outstanding (000's)                    99         209           444         831       1,164
 AXA Premier VIP International Equity
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Large Cap Growth
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Large Cap Value
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --
 AXA Premier VIP Technology
  Unit value                                             --          --            --          --          --
  Number of units outstanding (000's)                    --          --            --          --          --


                                                                         For the years ending December 31,
                                                         1999        2000        2001          2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                                --          --          --            --     $ 109.15     $ 120.39
  Number of units outstanding (000's)                       --          --          --            --            8           50
 AXA Conservative Allocation
  Unit value                                                --          --          --            --     $ 102.15     $ 106.86
  Number of units outstanding (000's)                       --          --          --            --            6           36
 AXA Conservative-Plus Allocation
  Unit value                                                --          --          --            --     $ 104.14     $ 110.71
  Number of units outstanding (000's)                       --          --          --            --            5           44
 AXA Moderate Allocation
  Unit Value                                          $  52.39    $  51.10    $  49.61      $  42.91     $  50.77     $  55.12
  Number of units outstanding (000's)                   22,434      20,413      19,822        23,382       21,629       20,412
 AXA Moderate-Plus Allocation
  Unit value                                                --          --          --            --     $ 107.96     $ 118.97
  Number of units outstanding (000's)                       --          --          --            --           18          185
 AXA Premier VIP Aggressive Equity
  Unit value                                          $ 105.59    $  90.70    $  67.13      $  47.48     $  64.75     $  72.04
  Number of units outstanding (000's)                   20,946      18,138      16,058        13,832       12,726       11,587
 AXA Premier VIP Core Bond
  Unit value                                                --          --          --      $ 106.73     $ 109.24     $ 111.97
  Number of units outstanding (000's)                       --          --          --           264          311          348
 AXA Premier VIP Health Care
  Unit value                                                --          --          --      $  78.98     $  99.85     $ 110.46
  Number of units outstanding (000's)                       --          --          --           101          182          238
 AXA Premier VIP High Yield
  Unit value                                          $ 143.43    $ 129.28    $ 128.74      $ 123.58     $ 149.82     $ 161.02
  Number of units outstanding (000's)                      998         800         770           696          769          761
 AXA Premier VIP International Equity
  Unit value                                                --          --          --      $  78.07     $ 103.47     $ 120.36
  Number of units outstanding (000's)                       --          --          --            82          150          268
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                --          --          --      $  76.43     $  96.62     $ 104.55
  Number of units outstanding (000's)                       --          --          --            91          122          129
 AXA Premier VIP Large Cap Growth
  Unit value                                                --          --          --      $  67.87     $  87.47     $  92.04
  Number of units outstanding (000's)                       --          --          --           138          219          256
 AXA Premier VIP Large Cap Value
  Unit value                                                --          --          --      $  79.08     $ 102.28     $ 115.47
  Number of units outstanding (000's)                       --          --          --           127          163          203
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                --          --          --      $  62.00     $  85.78     $  94.55
  Number of units outstanding (000's)                       --          --          --           211          417          530
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                --          --          --      $  73.70     $ 102.24     $ 116.19
  Number of units outstanding (000's)                       --          --          --           214          334          425
 AXA Premier VIP Technology
  Unit value                                                --          --          --      $  56.63     $  88.08     $  91.24
  Number of units outstanding (000's)                       --          --          --            53          211          989

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%. (CONTINUED)

                                                                       For the years ending December 31,
                                                          1994         1995           1996         1997         1998
 EQ/Alliance Common Stock
  Unit value                                           $ 124.32     $ 162.42       $ 199.05     $ 253.68     $ 323.75
  Number of units outstanding (000's)                    15,749       16,292         16,933       17,386       17,231
 EQ/Alliance Growth and Income
  Unit value                                           $  98.86     $ 121.02       $ 143.37     $ 179.30     $ 213.81
  Number of units outstanding (000's)                       210          498            975        1,800        2,475
 EQ/Alliance Intermediate Government Securities
  Unit value                                           $  98.19     $ 109.80       $ 112.40     $ 118.98     $ 126.48
  Number of units outstanding (000's)                        32           89            146          202          314
 EQ/Alliance International
  Unit value                                                 --     $ 104.15       $ 112.83     $ 107.92     $ 117.72
  Number of units outstanding (000's)                        --          141            763          968          971
 EQ/Alliance Large Cap Growth
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Alliance Quality Bond
  Unit value                                           $  93.87     $ 108.38       $ 112.65     $ 121.30     $ 130.07
  Number of units outstanding (000's)                        53          135            196          283          557
 EQ/Alliance Small Cap Growth
  Unit value                                                 --           --             --     $ 125.55     $ 118.57
  Number of units outstanding (000's)                        --           --             --          488        1,101
 EQ/Bear Stearns Small Company Growth
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Bernstein Diversified Value
  Unit Value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Boston Advisors Equity Income
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Calvert Socially Responsible
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Capital Guardian Growth
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Capital Guardian International
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Capital Guardian Research
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Capital Guardian U.S. Equity
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --
 EQ/Equity 500 Index
  Unit value                                           $ 100.95     $ 135.94       $ 164.12     $ 214.66     $ 271.24
  Number of units outstanding (000's)                        47          592          1,486        2,686        3,805
 EQ/Evergreen Omega
  Unit value                                                 --           --             --           --           --
  Number of units outstanding (000's)                        --           --             --           --           --


                                                                             For the years ending December 31,
                                                            1999         2000         2001          2002         2003         2004
 EQ/Alliance Common Stock
  Unit value                                             $ 399.74     $ 339.28     $ 299.82      $ 197.84     $ 292.96     $ 330.99
  Number of units outstanding (000's)                      16,705       15,685       14,197        11,899       11,092       10,291
 EQ/Alliance Growth and Income
  Unit value                                             $ 250.31     $ 269.09     $ 262.05      $ 204.07     $ 263.25     $ 292.64
  Number of units outstanding (000's)                       3,095        3,352        3,789         3,455        3,264        3,133
 EQ/Alliance Intermediate Government Securities
  Unit value                                             $ 124.96     $ 134.60     $ 143.62      $ 154.25     $ 155.83     $ 157.11
  Number of units outstanding (000's)                         360          309          587           915          788          674
 EQ/Alliance International
  Unit value                                             $ 160.04     $ 121.54     $  92.48      $  82.20     $ 109.83     $ 128.38
  Number of units outstanding (000's)                         926        1,028          945         5,013        4,603        4,372
 EQ/Alliance Large Cap Growth
  Unit value                                             $ 116.36     $  93.70     $  70.28      $  47.74     $  58.02     $  62.04
  Number of units outstanding (000's)                         887        2,596        2,788         2,376        2,212        1,966
 EQ/Alliance Quality Bond
  Unit value                                             $ 125.76     $ 138.33     $ 147.79      $ 157.39     $ 161.18     $ 165.40
  Number of units outstanding (000's)                         622          566          899           950          827          737
 EQ/Alliance Small Cap Growth
  Unit value                                             $ 149.64     $ 168.29     $ 144.40      $  99.61     $ 138.85     $ 156.54
  Number of units outstanding (000's)                         976        1,895        1,988         1,955        1,959        1,885
 EQ/Bear Stearns Small Company Growth
  Unit value                                                   --           --           --            --           --     $ 114.58
  Number of units outstanding (000's)                          --           --           --            --           --            3
 EQ/Bernstein Diversified Value
  Unit Value                                                   --           --     $  94.39      $  80.42     $ 102.15     $ 114.33
  Number of units outstanding (000's)                          --           --        1,544         1,981        2,115        2,287
 EQ/Boston Advisors Equity Income
  Unit value                                                   --           --           --            --           --     $ 106.97
  Number of units outstanding (000's)                          --           --           --            --           --           33
 EQ/Calvert Socially Responsible
  Unit value                                             $ 107.58     $ 103.06     $  86.73      $  62.93     $  79.44     $  81.19
  Number of units outstanding (000's)                           4           15           33            57           89          118
 EQ/Capital Guardian Growth
  Unit value                                                   --           --           --      $  53.85     $  65.86     $  68.57
  Number of units outstanding (000's)                          --           --           --            19           39           47
 EQ/Capital Guardian International
  Unit value                                                   --           --           --      $  67.65     $  88.51     $  99.21
  Number of units outstanding (000's)                          --           --           --            61          175          316
 EQ/Capital Guardian Research
  Unit value                                             $ 106.78     $ 111.59     $ 107.86      $  80.17     $ 104.00     $ 113.80
  Number of units outstanding (000's)                           8           44           95         1,211        1,179        1,112
 EQ/Capital Guardian U.S. Equity
  Unit value                                             $ 101.64     $ 103.88     $ 100.43      $  75.63     $ 101.77     $ 109.77
  Number of units outstanding (000's)                          13           34           96           375          573          660
 EQ/Equity 500 Index
  Unit value                                             $ 322.15     $ 287.40     $ 249.66      $ 191.65     $ 242.29     $ 264.16
  Number of units outstanding (000's)                       4,579        4,346        4,083         3,648        3,539        3,393
 EQ/Evergreen Omega
  Unit value                                             $ 106.57     $  92.84     $  76.01      $  56.98     $  77.69     $  82.05
  Number of units outstanding (000's)                           5           18           33            55          125          206

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%. (CONTINUED)

                                                             For the years ending December 31,
                                                   1994        1995         1996         1997         1998
 EQ/FI Mid Cap
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                          --          --           --     $ 118.06     $ 104.82
  Number of units outstanding (000's)                 --          --           --          577          859
 EQ/J.P. Morgan Core Bond
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/JP Morgan Value Opportunities
  Unit Value                                          --          --           --     $ 115.17     $ 128.20
  Number of units outstanding (000's)                 --          --           --          250          581
 EQ/Janus Large Cap Growth
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Lazard Small Cap Value
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Marsico Focus
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Mercury Basic Value Equity
  Unit value                                          --          --           --     $ 115.97     $ 127.97
  Number of units outstanding (000's)                 --          --           --          145          444
 EQ/Mercury International Value
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                          --          --           --     $ 121.34     $ 161.04
  Number of units outstanding (000's)                 --          --           --          256        1,090
 EQ/MFS Investors Trust
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Money Market
  Unit value                                     $ 26.08     $ 27.22      $ 28.28     $  29.41     $  30.55
  Number of units outstanding (000's)              1,000       1,021        1,013          973        1,261
 EQ/Montag & Caldwell Growth
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Small Company Index
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Small Company Value
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/TCW Equity
  Unit value                                          --          --           --           --           --
  Number of units outstanding (000's)                 --          --           --           --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                          --          --           --     $  79.41     $  57.18
  Number of units outstanding (000's)                 --          --           --          109          217


                                                                        For the years ending December 31,
                                                       1999        2000        2001          2002        2003         2004
 EQ/FI Mid Cap
  Unit value                                              --    $  99.98    $  85.41      $  68.70    $  97.34     $ 111.43
  Number of units outstanding (000's)                     --          86         420           738       1,109        1,384
 EQ/FI Small/Mid Cap Value
  Unit value                                        $ 105.28    $ 109.21    $ 112.05      $  94.29    $ 123.98     $ 144.14
  Number of units outstanding (000's)                    721         628       1,238         1,835       1,967        2,096
 EQ/J.P. Morgan Core Bond
  Unit value                                              --          --          --      $ 107.03    $ 109.16     $ 112.11
  Number of units outstanding (000's)                     --          --          --           207         316          405
 EQ/JP Morgan Value Opportunities
  Unit Value                                        $ 124.26    $ 131.45    $ 120.85      $  96.50    $ 120.74     $ 132.08
  Number of units outstanding (000's)                    648         521         532           484         448          414
 EQ/Janus Large Cap Growth
  Unit value                                              --    $  83.95    $  63.80      $  43.86    $  54.47     $  60.27
  Number of units outstanding (000's)                     --         165         464           590         701          750
 EQ/Lazard Small Cap Value
  Unit value                                              --          --          --      $ 112.38    $ 152.31     $ 175.98
  Number of units outstanding (000's)                     --          --          --           239         434          617
 EQ/Marsico Focus
  Unit value                                              --          --    $ 105.89      $  92.40    $ 119.55     $ 130.34
  Number of units outstanding (000's)                     --          --          --           337         779          948
 EQ/Mercury Basic Value Equity
  Unit value                                        $ 149.82    $ 165.28    $ 172.07      $ 141.48    $ 183.13     $ 199.77
  Number of units outstanding (000's)                    617         634       1,044         1,282       1,316        1,355
 EQ/Mercury International Value
  Unit value                                              --          --          --      $  75.52    $  95.40     $ 114.50
  Number of units outstanding (000's)                     --          --          --           928         946        1,010
 EQ/MFS Emerging Growth Companies
  Unit value                                        $ 275.93    $ 220.97    $ 143.76      $  93.15    $ 118.84     $ 132.05
  Number of units outstanding (000's)                  2,427       3,720       3,422         2,890       2,681        2,410
 EQ/MFS Investors Trust
  Unit value                                        $ 104.48    $ 102.37    $  84.85      $  66.13    $  79.62     $  87.51
  Number of units outstanding (000's)                     18          68          87           118         161          140
 EQ/Money Market
  Unit value                                        $  31.63    $  33.15    $  33.96      $  34.00    $  33.81     $  33.69
  Number of units outstanding (000's)                  1,516       1,458       1,796         1,816       1,322        1,193
 EQ/Montag & Caldwell Growth
  Unit value                                              --          --          --            --          --     $ 104.66
  Number of units outstanding (000's)                     --          --          --            --          --            1
 EQ/Small Company Index
  Unit value                                              --          --          --      $  81.53    $ 117.33     $ 136.22
  Number of units outstanding (000's)                     --          --          --            72         260          446
 EQ/Small Company Value
  Unit value                                              --          --          --            --          --     $ 113.23
  Number of units outstanding (000's)                     --          --          --            --          --           37
 EQ/TCW Equity
  Unit value                                              --          --          --            --          --     $ 111.22
  Number of units outstanding (000's)                     --          --          --            --          --            6
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                        $ 110.43    $  65.32    $  61.12      $  56.74    $  87.28     $ 106.51
  Number of units outstanding (000's)                    590         926         850           895         949        1,084

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%. (CONTINUED)

                                                                         For the years ending December 31,
                                                           1994    1995    1996    1997    1998    1999    2000    2001
 EQ/UBS Growth and Income
  Unit value                                               --      --      --      --      --      --      --      --
  Number of units outstanding (000's)                      --      --      --      --      --      --      --      --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                               --      --      --      --      --      --      --      --
  Number of units outstanding (000's)                      --      --      --      --      --      --      --      --
 U.S. Real Estate -- Class II
  Unit value                                               --      --      --      --      --      --      --      --
  Number of units outstanding (000's)                      --      --      --      --      --      --      --      --


                                                        For the years ending December 31,
                                                           2002      2003         2004
 EQ/UBS Growth and Income
  Unit value                                               --           --     $ 109.24
  Number of units outstanding (000's)                      --           --            1
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                               --     $  99.46     $ 101.69
  Number of units outstanding (000's)                      --            3           12
 U.S. Real Estate -- Class II
  Unit value                                               --     $ 106.81     $ 143.40
  Number of units outstanding (000's)                      --           18          288

EQUI-VEST(R) STRATEGIES

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.

                                                                 For the years ending December 31,
                                            1998       1999         2000        2001        2002         2003         2004
 AXA Aggressive Allocation
  Unit value                               --             --          --          --           --     $ 109.19     $ 120.60
  Number of units outstanding (000's)      --             --          --          --           --            1           12
 AXA Conservative Allocation
  Unit value                               --             --          --          --           --     $ 102.19     $ 107.05
  Number of units outstanding (000's)      --             --          --          --           --            2           31
 AXA Conservative-Plus Allocation
  Unit value                               --             --          --          --           --     $ 104.18     $ 110.91
  Number of units outstanding (000's)      --             --          --          --           --            3           21
 AXA Moderate-Plus Allocation
  Unit value                               --             --          --          --           --     $ 108.00     $ 119.18
  Number of units outstanding (000's)      --             --          --          --           --            2           50
 AXA Premier VIP Core Bond
  Unit value                               --             --          --          --     $ 106.88     $ 109.55     $ 112.44
  Number of units outstanding (000's)      --             --          --          --           83          100          106
 AXA Premier VIP Health Care
  Unit value                               --             --          --          --     $  79.09     $ 100.13     $ 110.93
  Number of units outstanding (000's)      --             --          --          --           17           32           49
 AXA Premier VIP International Equity
  Unit value                               --             --          --          --     $  78.18     $ 103.76     $ 120.87
  Number of units outstanding (000's)      --             --          --          --           17           31           62
 AXA Premier VIP Large Cap Core Equity
  Unit value                               --             --          --          --     $  76.54     $  96.89     $ 104.99
  Number of units outstanding (000's)      --             --          --          --           21           31           33
 AXA Premier VIP Large Cap Growth
  Unit value                               --             --          --          --     $  67.96     $  87.71     $  92.44
  Number of units outstanding (000's)      --             --          --          --           32           53           65
 AXA Premier VIP Large Cap Value
  Unit value                               --             --          --          --     $  79.20     $ 102.57     $ 115.96
  Number of units outstanding (000's)      --             --          --          --           32           39           51
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                               --             --          --          --     $  62.08     $  86.02     $  94.96
  Number of units outstanding (000's)      --             --          --          --           43           94          125
 AXA Premier VIP Small/Mid Cap Value
  Unit value                               --             --          --          --     $  73.80     $ 102.53     $ 116.68
  Number of units outstanding (000's)      --             --          --          --           36           66           91
 AXA Premier VIP Technology
  Unit value                               --             --          --          --     $  56.71     $  88.33     $  91.63
  Number of units outstanding (000's)      --             --          --          --            9           31          130
 EQ/Alliance Large Cap Growth
  Unit value                               --       $ 116.42     $ 93.88     $ 70.52     $  47.97     $  58.38     $  62.52
  Number of units outstanding (000's)      --             36         350         438          383          362          311
 EQ/Bear Stearns Small Company Growth
  Unit value                               --             --          --          --           --           --     $ 114.62
  Number of units outstanding (000's)      --             --          --          --           --           --            1
 EQ/Bernstein Diversified Value
  Unit value                               --             --          --     $ 94.71     $  80.81     $ 102.78     $ 115.20
  Number of units outstanding (000's)      --             --          --          71          173          235          340

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)

                                                                  For the years ending December 31,
                                             1998        1999         2000         2001        2002        2003        2004
 EQ/Boston Advisors Equity Income
  Unit value                                   --           --           --          --          --          --     $ 107.01
  Number of units outstanding (000's)          --           --           --          --          --          --            6
 EQ/Calvert Socially Responsible
  Unit value                                   --     $ 107.64     $ 103.26    $  87.02    $  63.23    $  79.94     $  81.81
  Number of units outstanding (000's)          --           --           --          --           3           4            6
 EQ/Capital Guardian Growth
  Unit value                                   --           --           --          --    $  54.11    $  66.27     $  69.10
  Number of units outstanding (000's)          --           --           --          --           5          11           12
 EQ/Capital Guardian International
  Unit value                                   --           --           --          --    $  67.97    $  89.06     $  99.97
  Number of units outstanding (000's)          --           --           --          --          12          31           75
 EQ/Capital Guardian Research
  Unit value                                   --     $ 106.84     $ 111.80    $ 108.22    $  80.55    $ 104.65     $ 114.66
  Number of units outstanding (000's)          --            1            9          31         130         142          147
 EQ/Capital Guardian U.S. Equity
  Unit value                                   --     $ 101.69     $ 104.08    $ 100.76    $  75.99    $ 102.40     $ 110.61
  Number of units outstanding (000's)          --            1           11          21          63         126          189
 EQ/Evergreen Omega
  Unit value                                   --     $ 106.63     $  93.02    $  76.26    $  57.25    $  78.17     $  82.67
  Number of units outstanding (000's)          --           --            3          10          16          26           53
 EQ/FI Mid Cap
  Unit value                                   --           --     $ 100.02    $  85.57    $  68.93    $  97.80     $ 112.12
  Number of units outstanding (000's)          --           --            9         106         195         301          399
 EQ/FI Small/Mid Cap Value
  Unit value                             $  82.88     $  83.36     $  86.60    $  88.97    $  74.98    $  98.72     $ 114.94
  Number of units outstanding (000's)          --            1           14         126         261         291          333
 EQ/J.P. Morgan Core Bond
  Unit value                                   --           --           --          --    $ 107.19    $ 109.48     $ 112.60
  Number of units outstanding (000's)          --           --           --          --          45          72           95
 EQ/JP Morgan Value Opportunities
  Unit value                             $ 100.60     $  98.04     $ 103.43    $  95.23    $  76.16    $  95.42     $ 104.53
  Number of units outstanding (000's)          --            3           17          32          35          35           38
 EQ/Janus Large Cap Growth
  Unit value                                   --           --     $  83.99    $  63.92    $  44.01    $  54.73     $  60.64
  Number of units outstanding (000's)          --           --           12         119         162         185          201
 EQ/Lazard Small Cap Value
  Unit value                                   --           --           --          --    $ 112.91    $ 153.26     $ 177.32
  Number of units outstanding (000's)          --           --           --          --          27          54          102
 EQ/Marsico Focus
  Unit value                                   --           --           --    $ 105.94    $  92.57    $ 119.93     $ 130.94
  Number of units outstanding (000's)          --           --           --          --          47         133          180
 EQ/Mercury Basic Value Equity
  Unit value                             $  97.91     $ 115.06     $ 127.11    $ 132.52    $ 109.12    $ 141.44     $ 154.51
  Number of units outstanding (000's)          --            7           41         119         183         219          284
 EQ/Mercury International Value
  Unit value                                   --           --           --          --    $  75.88    $  96.00     $ 115.37
  Number of units outstanding (000's)          --           --           --          --          74          85          120
 EQ/MFS Emerging Growth Companies
  Unit value                             $ 103.53     $ 177.65     $ 142.46    $  92.82    $  60.23    $  76.94     $  85.62
  Number of units outstanding (000's)          --           36          288         316         265         250          232

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%. (CONTINUED)

                                                                    For the years ending December 31,
                                              1998        1999         2000         2001        2002        2003        2004
 EQ/MFS Investors Trust
  Unit value                                    --     $ 104.53     $ 102.57     $ 85.14     $ 66.44    $  80.11    $  88.18
  Number of units outstanding (000's)           --            2           17          21          26          31          32
 EQ/Montag & Caldwell Growth
  Unit value                                    --           --           --          --          --          --    $ 104.69
  Number of units outstanding (000's)           --           --           --          --          --          --          --
 EQ/Small Company Index
  Unit value                                    --           --           --          --     $ 81.65    $ 117.68    $ 136.81
  Number of units outstanding (000's)           --           --           --          --          18          59         104
 EQ/Small Company Value
  Unit value                                    --           --           --          --          --          --    $ 113.27
  Number of units outstanding (000's)           --           --           --          --          --          --           7
 EQ/TCW Equity
  Unit value                                    --           --           --          --          --          --    $ 111.26
  Number of units outstanding (000's)           --           --           --          --          --          --           2
 EQ/UBS Growth and Income
  Unit value                                    --           --           --          --          --          --    $ 109.27
  Number of units outstanding (000's)           --           --           --          --          --          --          --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                               $ 81.49     $ 157.61     $  93.36     $ 87.48     $ 81.32    $ 125.29    $ 153.09
  Number of units outstanding (000's)           --            5           42          44          54          69          95

EQUI-VEST(R) STRATEGIES

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

                                                             For the years ending December 31,
                                              1999         2000        2001        2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                     --          --          --           --     $ 109.27     $ 121.06
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Conservative Allocation
  Unit value                                     --          --          --           --     $ 102.27     $ 107.45
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                     --          --          --           --     $ 104.26     $ 111.33
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                     --          --          --           --     $ 108.08     $ 119.63
  Number of units outstanding (000's)            --          --          --           --           --            1
 AXA Premier VIP Core Bond
  Unit value                                     --          --          --     $ 107.20     $ 110.22     $ 113.47
  Number of units outstanding (000's)            --          --          --           --            1            1
 AXA Premier VIP Health Care
  Unit value                                     --          --          --     $  79.33     $ 100.74     $ 111.95
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Premier VIP International Equity
  Unit value                                     --          --          --     $  78.42     $ 104.39     $ 121.98
  Number of units outstanding (000's)            --          --          --           --            1            1
 AXA Premier VIP Large Cap Core Equity
  Unit value                                     --          --          --     $  76.77     $  97.48     $ 105.95
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                     --          --          --     $  68.17     $  88.25     $  93.28
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                     --          --          --     $  79.44     $ 103.20     $ 117.02
  Number of units outstanding (000's)            --          --          --           --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                     --          --          --     $  62.27     $  86.54     $  95.83
  Number of units outstanding (000's)            --          --          --           --            1           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                     --          --          --     $  74.03     $ 103.15     $ 117.75
  Number of units outstanding (000's)            --          --          --           --            1           --
 AXA Premier VIP Technology
  Unit value                                     --          --          --     $  56.89     $  88.87     $  92.46
  Number of units outstanding (000's)            --          --          --           --            1           --
 EQ/Alliance Large Cap Growth
  Unit value                               $ 116.55     $ 94.27     $ 70.28     $  48.46     $  59.16     $  63.54
  Number of units outstanding (000's)            --          --          --           --            3            1
 EQ/Bear Stearns Small Company Growth
  Unit value                                     --          --          --           --           --     $ 114.70
  Number of units outstanding (000's)            --          --          --           --           --           --
 EQ/Bernstein Diversified Value
  Unit value                                     --          --     $ 95.39     $  81.63     $ 104.15     $ 117.09
  Number of units outstanding (000's)            --          --          --           --            5            1

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                              For the years ending December 31,
                                             1999         2000         2001        2002        2003        2004
 EQ/Boston Advisors Equity Income
  Unit value                                    --           --          --          --          --     $ 107.08
  Number of units outstanding (000's)           --           --          --          --          --           --
 EQ/Calvert Socially Responsible
  Unit value                              $ 107.76     $ 103.69    $  87.65    $  63.89    $  81.01     $  83.16
  Number of units outstanding (000's)           --           --          --          --           1           --
 EQ/Capital Guardian International
  Unit value                                    --           --          --    $  68.67    $  90.25     $ 101.61
  Number of units outstanding (000's)           --           --          --          --           1           --
 EQ/Capital Guardian Research
  Unit value                              $ 106.96     $ 112.26    $ 109.00    $  81.38    $ 106.04     $ 116.55
  Number of units outstanding (000's)           --           --          --          --           7           --
 EQ/Capital Guardian U.S. Equity
  Unit value                              $ 101.79     $ 104.51    $ 101.25    $  76.77    $ 103.77     $ 112.42
  Number of units outstanding (000's)           --           --          --          --           6           --
 EQ/Evergreen Omega
  Unit value                              $ 106.75     $  93.40    $  76.81    $  57.84    $  79.22     $  84.03
  Number of units outstanding (000's)           --           --          --          --           1           --
 EQ/FI Mid Cap
  Unit value                                    --     $ 100.13    $  85.92    $  69.42    $  98.80     $ 113.60
  Number of units outstanding (000's)           --           --          --          --           4            1
 EQ/FI Small/Mid Cap Value
  Unit value                              $ 103.94     $ 108.31    $ 111.62    $  94.35    $ 124.60     $ 145.52
  Number of units outstanding (000's)           --           --          --          --           3            1
 EQ/J.P. Morgan Core Bond
  Unit value                                    --           --          --    $ 107.54    $ 110.17     $ 113.65
  Number of units outstanding (000's)           --           --          --          --           1           --
 EQ/Janus Large Cap Growth
  Unit value                                    --     $  84.07    $  64.18    $  44.32    $  55.28     $  61.44
  Number of units outstanding (000's)           --           --          --          --           2           --
 EQ/Lazard Small Cap Value
  Unit value                                    --           --          --    $ 114.07    $ 155.30     $ 180.23
  Number of units outstanding (000's)           --           --          --          --           2            1
 EQ/Marsico Focus
  Unit value                                    --           --    $ 105.94    $  92.92    $ 120.75     $ 132.24
  Number of units outstanding (000's)           --           --          --          --           3            1
 EQ/Mercury Basic Value Equity
  Unit value                              $ 113.77     $ 126.07    $ 131.84    $ 108.89    $ 141.57     $ 155.12
  Number of units outstanding (000's)           --           --          --          --           3            1
 EQ/Mercury International Value
  Unit value                                    --           --          --    $  76.66    $  97.27     $ 117.26
  Number of units outstanding (000's)           --           --          --          --           5           --
 EQ/MFS Emerging Growth Companies
  Unit value                              $ 166.37     $ 133.82    $  87.46    $  56.92    $  72.94     $  81.41
  Number of units outstanding (000's)           --           --          --           4           4           --
 EQ/MFS Investors Trust
  Unit value                              $ 104.65     $ 102.99    $  85.75    $  67.12    $  81.18     $  89.62
  Number of units outstanding (000's)           --           --          --          --          --           --
 EQ/Montag & Caldwell Growth
  Unit value                                    --           --          --          --          --     $ 104.76
  Number of units outstanding (000's)           --           --          --          --          --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

                                                               For the years ending December 31,
                                              1999         2000         2001         2002        2003         2004
 EQ/Small Company Index
  Unit value                                     --           --           --    $  81.92     $ 118.42     $ 138.09
  Number of units outstanding (000's)            --           --           --          --            1           --
 EQ/Small Company Value
  Unit value                                     --           --           --          --           --     $ 113.34
  Number of units outstanding (000's)            --           --           --          --           --           --
 EQ/TCW Equity
  Unit value                                     --           --           --          --           --     $ 111.33
  Number of units outstanding (000's)            --           --           --          --           --           --
 EQ/UBS Growth and Income
  Unit value                                     --           --           --          --           --     $ 109.34
  Number of units outstanding (000's)            --           --           --          --           --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                               $ 198.84     $ 118.14     $ 111.05    $ 103.54     $ 160.00     $ 196.10
  Number of units outstanding (000's)            --           --           --          --            1           --

EQUI-VEST(R) STRATEGIES

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.70%.

                                            For the years ending December 31,
                                               2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                     --     $ 109.32     $ 121.36
  Number of units outstanding (000's)            --           --           --
 AXA Conservative Allocation
  Unit value                                     --     $ 102.32     $ 107.72
  Number of units outstanding (000's)            --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                     --     $ 104.31     $ 111.61
  Number of units outstanding (000's)            --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                     --     $ 108.13     $ 119.93
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Core Bond
  Unit value                               $ 107.42     $ 110.66     $ 114.16
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Health Care
  Unit value                               $  79.50     $ 101.15     $ 112.62
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP International Equity
  Unit value                               $  78.58     $ 104.82     $ 122.72
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                               $  76.92     $  97.88     $ 106.59
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                               $  68.31     $  88.60     $  93.85
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                               $  79.60     $ 103.61     $ 117.73
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                               $  62.40     $  86.89     $  96.41
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                               $  74.18     $ 103.57     $ 118.46
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Technology
  Unit value                               $  57.00     $  89.23     $  93.02
  Number of units outstanding (000's)            --            8           --
 EQ/Alliance Large Cap Growth
  Unit value                               $  48.79     $  59.68     $  64.24
  Number of units outstanding (000's)            --           --           --
 EQ/Bear Stearns Small Company Growth
  Unit value                                     --           --     $ 114.75
  Number of units outstanding (000's)            --           --           --
 EQ/Bernstein Diversified Value
  Unit value                               $  82.19     $ 105.07     $ 118.36
  Number of units outstanding (000's)            --            1            1

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.70%. (CONTINUED)

                                        For the years ending December 31,
                                             2002       2003        2004
 EQ/Boston Advisors Equity Income
  Unit value                                  --         --     $ 107.13
  Number of units outstanding (000's)         --         --           --
 EQ/Calvert Socially Responsible
  Unit value                            $  64.32   $  81.73     $  84.06
  Number of units outstanding (000's)         --         --           --
 EQ/Capital Guardian Growth
  Unit value                            $  55.04   $  67.75     $  71.00
  Number of units outstanding (000's)         --         --           --
 EQ/Capital Guardian International
  Unit value                            $  69.13   $  91.05     $ 102.71
  Number of units outstanding (000's)         --         --           --
 EQ/Capital Guardian Research
  Unit value                            $  81.93   $ 106.98     $ 117.81
  Number of units outstanding (000's)         --          1         ----
 EQ/Capital Guardian U.S. Equity
  Unit value                            $  77.29   $ 104.68     $ 113.64
  Number of units outstanding (000's)         --         --           --
 EQ/Evergreen Omega
  Unit value                            $  58.23   $  79.92     $  84.94
  Number of units outstanding (000's)         --         --           --
 EQ/FI Mid Cap
  Unit value                            $  69.75   $  99.46     $ 114.60
  Number of units outstanding (000's)         --         --            1
 EQ/FI Small/Mid Cap Value
  Unit value                            $  76.93   $ 101.80     $ 119.13
  Number of units outstanding (000's)         --         --           --
 EQ/J.P. Morgan Core Bond
  Unit value                            $ 107.78   $ 110.63     $ 114.36
  Number of units outstanding (000's)         --         --           --
 EQ/JP Morgan Value Opportunities
  Unit value                            $  78.73   $  99.14     $ 109.16
  Number of units outstanding (000's)         --         --           --
 EQ/Janus Large Cap Growth
  Unit value                            $  44.53   $  55.65     $  61.98
  Number of units outstanding (000's)         --         --            1
 EQ/Lazard Small Cap Value
  Unit value                            $ 114.85   $ 156.67     $ 182.19
  Number of units outstanding (000's)         --         --           --
 EQ/Marsico Focus
  Unit value                            $  93.15   $ 121.29     $ 133.10
  Number of units outstanding (000's)         --         --           --
 EQ/Mercury Basic Value Equity
  Unit value                            $ 112.46   $ 145.51     $ 160.86
  Number of units outstanding (000's)         --         --           --
 EQ/Mercury International Value
  Unit value                            $  77.18   $  98.13     $ 118.54
  Number of units outstanding (000's)         --         --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.70%. (CONTINUED)

                                         For the years ending December 31,
                                              2002       2003        2004
 EQ/MFS Emerging Growth Companies
  Unit value                              $ 64.15   $  82.37    $  92.12
  Number of units outstanding (000's)          --          4          --
 EQ/MFS Investors Trust
  Unit value                              $ 67.58   $  81.90    $  90.60
  Number of units outstanding (000's)          --         --          --
 EQ/Montag & Caldwell Growth
  Unit value                                   --         --    $ 104.81
  Number of units outstanding (000's)          --         --          --
 EQ/Small Company Index
  Unit value                              $ 82.10   $ 118.92    $ 138.95
  Number of units outstanding (000's)          --         --          --
 EQ/Small Company Value
  Unit value                                   --         --    $ 113.39
  Number of units outstanding (000's)          --         --          --
 EQ/TCW Equity
  Unit value                                   --         --    $ 111.38
  Number of units outstanding (000's)          --         --          --
 EQ/UBS Growth and Income
  Unit value                                   --         --    $ 109.39
  Number of units outstanding (000's)          --         --          --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                              $ 88.09   $ 136.39    $ 167.50
  Number of units outstanding (000's)          --          3          --

EQUI-VEST(R) STRATEGIES

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.50%.

                                           For the years ending December 31,
                                               2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                     --     $ 109.38     $ 121.67
  Number of units outstanding (000's)            --           --           --
 AXA Conservative Allocation
  Unit value                                     --     $ 102.37     $ 108.00
  Number of units outstanding (000's)            --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                     --     $ 104.36     $ 111.89
  Number of units outstanding (000's)            --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                     --     $ 108.19     $ 120.23
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Core Bond
  Unit value                               $ 107.64     $ 111.11     $ 114.85
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Health Care
  Unit value                               $  79.66     $ 101.56     $ 113.31
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP International Equity
  Unit value                               $  78.74     $ 105.24     $ 123.46
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                               $  77.08     $  98.27     $ 107.24
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                               $  68.45     $  88.96     $  94.42
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                               $  79.76     $ 104.03     $ 118.45
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                               $  62.53     $  87.24     $  96.99
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                               $  74.33     $ 103.99     $ 119.18
  Number of units outstanding (000's)            --           --           --
 AXA Premier VIP Technology
  Unit value                               $  57.12     $  89.59     $  93.59
  Number of units outstanding (000's)            --           --           --
 EQ/Alliance Large Cap Growth
  Unit value                               $  44.22     $  54.21     $  58.46
  Number of units outstanding (000's)            --           --           --
 EQ/Bear Stearns Small Company Growth
  Unit value                                     --           --     $ 114.80
  Number of units outstanding (000's)            --           --           --
 EQ/Bernstein Diversified Value
  Unit value                               $  89.18     $ 114.24     $ 128.95
  Number of units outstanding (000's)            --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.50%. (CONTINUED)

                                         For the years ending December 31,
                                              2002       2003        2004
 EQ/Boston Advisors Equity Income
  Unit value                                   --         --     $ 107.17
  Number of units outstanding (000's)          --         --           --
 EQ/Calvert Socially Responsible
  Unit value                             $  57.22   $  72.85     $  75.08
  Number of units outstanding (000's)          --         --           --
 EQ/Capital Guardian Growth
  Unit value                             $  47.88   $  59.05     $  62.01
  Number of units outstanding (000's)          --         --           --
 EQ/Capital Guardian International
  Unit value                             $  61.65   $  81.36     $  91.97
  Number of units outstanding (000's)          --         --           --
 EQ/Capital Guardian Research
  Unit value                             $  73.83   $  96.60     $ 106.6
  Number of units outstanding (000's)          --         --           --
 EQ/Capital Guardian U.S. Equity
  Unit value                             $  74.48   $ 101.08     $ 109.96
  Number of units outstanding (000's)          --         --           --
 EQ/Evergreen Omega
  Unit value                             $  56.66   $  77.91     $  82.98
  Number of units outstanding (000's)          --         --           --
 EQ/FI Mid Cap
  Unit value                             $  71.73   $ 102.49     $ 118.33
  Number of units outstanding (000's)          --         --           --
 EQ/FI Small/Mid Cap Value
  Unit value                             $  95.25   $ 126.30     $ 148.09
  Number of units outstanding (000's)          --         --           --
 EQ/J.P. Morgan Core Bond
  Unit value                             $ 108.01   $ 111.09     $ 115.07
  Number of units outstanding (000's)          --         --           --
 EQ/JP Morgan Value Opportunities
  Unit value                             $  78.07   $  98.51     $ 108.69
  Number of units outstanding (000's)          --         --           --
 EQ/Janus Large Cap Growth
  Unit value                             $  47.68   $  59.71     $  66.62
  Number of units outstanding (000's)          --         --           --
 EQ/Lazard Small Cap Value
  Unit value                               108.77   $ 148.68     $ 173.24
  Number of units outstanding (000's)          --         --           --
 EQ/Marsico Focus
  Unit value                             $  93.38   $ 121.84     $ 133.98
  Number of units outstanding (000's)          --         --           --
 EQ/Mercury Basic Value Equity
  Unit value                             $  88.81   $ 115.93     $ 127.54
  Number of units outstanding (000's)          --         --           --
 EQ/Mercury International Value
  Unit value                             $  62.51   $  79.64     $  96.39
  Number of units outstanding (000's)          --         --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31,
2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.50%. (CONTINUED)

                                         For the years ending December 31,
                                              2002       2003        2004
 EQ/MFS Emerging Growth Companies
  Unit value                              $ 35.99   $  46.31    $  51.89
  Number of units outstanding (000's)          --         --          --
 EQ/MFS Investors Trust
  Unit value                              $ 64.03   $  77.76    $  86.19
  Number of units outstanding (000's)          --         --          --
 EQ/Montag & Caldwell Growth
  Unit value                                   --         --    $ 104.85
  Number of units outstanding (000's)          --         --          --
 EQ/Small Company Index
  Unit value                              $ 82.28   $ 119.41    $ 139.82
  Number of units outstanding (000's)          --         --          --
 EQ/Small Company Value
  Unit value                                   --         --    $ 113.44
  Number of units outstanding (000's)          --         --          --
 EQ/TCW Equity
  Unit value                                   --         --    $ 111.43
  Number of units outstanding (000's)          --         --          --
 EQ/UBS Growth and Income
  Unit value                                   --         --    $ 109.44
  Number of units outstanding (000's)          --         --          --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                              $ 70.62   $ 109.56    $ 134.82
  Number of units outstanding (000's)          --         --          --

FINANCIAL STATEMENTS

The consolidated financial statements of AXA Equitable included herein should be considered only as bearing upon the ability of AXA Equitable to meet its obligations under the contracts.

EQUI-VEST(R) Employer-Sponsored Retirement Programs


SUPPLEMENT DATED MAY 1, 2005 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005


     EQUI-VEST(R) VANTAGE(SM)
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2005, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus").


We offer the EQUI-VEST(R) Vantage(SM) contract to fund certain Section 403(b) plans ("plans"). The EQUI-VEST(R) Vantage(SM) contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(R) Vantage(SM) contract may not currently be available in every state. Your financial professional can provide information about state availability.

EQUI-VEST(R) Vantage(SM) is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) Vantage(SM) contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.(1)

We offer the EQUI-VEST(R) Vantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage(SM), does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(R) Vantage(SM) TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

                                   ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST(R) series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST(R) Vantage(SM) contract. An exchange for participation in an EQUI-VEST(R) Vantage(SM) contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

Material differences between EQUI-VEST(R) Vantage(SM) and the provisions of the EQUI-VEST(R) series 100 and 200 contracts described in the Prospectus include the information above as well as the following:

-----------

(1) This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage(SM) product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the Prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed. In this supplement, unless otherwise stated, "you" and "your" refers to the participant.

1. THE FOLLOWING PARAGRAPH IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "TAX ADVANTAGES" ON PAGE 9 OF THE PROSPECTUS:

     EQUI-VEST(R) VANTAGE(SM)
     TAX ADVANTAGES           You should be aware that electing the optional
                              "enhanced death benefit" may have limited usefulness due to the effect of Required Minimum
                              Distributions ("RMDs"). Your required withdrawals reduce this benefit and may have the effect of eliminating your ability to utilize the entire benefit. You should consult with your tax adviser and consider whether you can satisfy your RMD from another similar qualified source prior to purchasing this benefit.

2. THE FOLLOWING IS ADDED AS A NEW HEADING TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" BEFORE "PAYOUT OPTIONS" ON PAGE 9 OF THE PROSPECTUS:

     EQUI-VEST(R) VANTAGE(SM)
     DEATH BENEFIT PROTECTION The contract provides a death benefit for the beneficiary should you die. The death benefit is equal to your account value or the minimum death benefit, whichever is higher. However, if you elect the optional enhanced death benefit, the death benefit is equal to your account value or the enhanced death benefit, whichever is higher.

3. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 10 OF THE PROSPECTUS:


--------------------------------------------------------------------------------
FEES AND CHARGES FOR          o   Separate account charge deducted daily on
EQUI-VEST(R) VANTAGE(SM)          amounts invested in variable investment
                                  options: Varies by employer group, annual rate ranges between 0.50% -- 0.90%.

                              o Annual administrative charge: There is no annual administrative charge.

                              o Charge for third-party transfer (such as in the case of a direct transfer of the account value to another 403(b) arrangement ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or
                                  Section 403(b)(7) of the Internal Revenue
                                  Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract): $25 current ($65 maximum) per occurrence per participant.

                              o   No sales charge deducted at the time
                                  contributions are made.


                              o Withdrawal charge: We deduct a charge of up to 6% of the amount withdrawn from your account value for withdrawals made (or of the defaulted loan amount, if applicable) in the first five contract years or participation years, depending upon the employer's group. The total of all withdrawal charges may not exceed 8% of all contributions attributable to the participant in the first five contract or participation years (as applicable) that are permitted to be withdrawn.

                              o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.


                              o We deduct an annual charge equal to 0.15% of the account value on each participation date anniversary if you elect the optional enhanced death benefit.

                              o We deduct a $350 annuity administrative fee from amounts applied to a variable annuity payout option.


                              o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually, 12b-1 fees of either 0.25% or 0.35% annually and other expenses.

                              o For variations, including variations in fees and charges for certain contract owners in the State of Texas, please see Appendix II.


--------------------------------------------------------------------------------

4.   VARIABLE INVESTMENT OPTIONS

The Variable Investment Options for which information is provided in Section 5 below are available under the contract, subject to state regulatory approval and availability under your employer's plan.

5. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 11 OF THE PROSPECTUS:


FEE TABLE


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) VANTAGE(SM) certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS


Maximum withdrawal charge as a percentage of
the amount withdrawn (deducted when you
surrender your certificate or make certain
withdrawals)                                      6%


Charge if you elect a Variable Immediate
Annuity payout option                             $350

Charge for third-party transfer or direct
rollover $65 maximum per participant for each occurrence; currently $25 per participant for each occurrence.


The next table describes the fees and expenses that you will pay periodically during the time that you have your certificate, not including underlying trust portfolio fees and expenses.


CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS

Separate Account charge(1)                        0.50% to 0.90% maximum


CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH PARTICIPATION DATE ANNIVERSARY


Maximum annual administrative charge              $0


CHARGES WE DEDUCT FROM THE ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL ENHANCED DEATH BENEFIT

Optional enhanced death benefit charge (as
a percentage of your account value) is
deducted annually on each participation date
anniversary                                       0.15%

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
ASSETS


Total Annual Portfolio Operating Expenses for     Lowest     Highest
2004 (expenses that are deducted from             ------     -------
portfolio assets including management
fees, 12b-1 fees, service fees, and/or
other expenses)(2)                                0.55%      7.61%

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.

                                             Management       12b-1      Other
Portfolio Name                                 Fees(3)       Fees(4)   expenses(5)
----------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%         0.25%     0.29%
AXA Conservative Allocation                      0.10%         0.25%     0.41%
AXA Conservative-Plus Allocation                 0.10%         0.25%     0.30%
AXA Moderate Allocation                          0.10%         0.25%     0.16%
AXA Moderate-Plus Allocation                     0.10%         0.25%     0.20%
AXA Premier VIP Aggressive Equity                0.62%         0.25%     0.18%
AXA Premier VIP Core Bond                        0.60%         0.25%     0.20%
AXA Premier VIP Health Care                      1.20%         0.25%     0.40%
AXA Premier VIP High Yield                       0.58%         0.25%     0.18%
AXA Premier VIP International Equity             1.05%         0.25%     0.50%
AXA Premier VIP Large Cap Core Equity            0.90%         0.25%     0.32%
AXA Premier VIP Large Cap Growth                 0.90%         0.25%     0.26%
AXA Premier VIP Large Cap Value                  0.90%         0.25%     0.25%
AXA Premier VIP Small/Mid Cap Growth             1.10%         0.25%     0.25%
AXA Premier VIP Small/Mid Cap Value              1.10%         0.25%     0.25%
AXA Premier VIP Technology                       1.20%         0.25%     0.40%
----------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%         0.25%     0.05%
EQ/Alliance Growth and Income                    0.56%         0.25%     0.05%
EQ/Alliance Intermediate Government Securities   0.50%         0.25%     0.06%
EQ/Alliance International                        0.73%         0.25%     0.12%
EQ/Alliance Large Cap Growth*                    0.90%         0.25%     0.05%
EQ/Alliance Quality Bond                         0.50%         0.25%     0.06%
EQ/Alliance Small Cap Growth                     0.75%         0.25%     0.06%
EQ/Bear Stearns Small Company Growth*            1.00%         0.25%     0.18%
EQ/Bernstein Diversified Value                   0.63%         0.25%     0.07%
EQ/Boston Advisors Equity Income*                0.75%         0.25%     0.21%
EQ/Calvert Socially Responsible                  0.65%         0.25%     0.29%
EQ/Capital Guardian Growth                       0.65%         0.25%     0.09%
EQ/Capital Guardian International                0.85%         0.25%     0.17%
EQ/Capital Guardian Research                     0.65%         0.25%     0.05%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%     0.05%
EQ/Caywood-Scholl High Yield Bond                0.60%         0.25%     0.12%
EQ/Equity 500 Index                              0.25%         0.25%     0.05%
EQ/Evergreen Omega                               0.65%         0.25%     0.11%
EQ/FI Mid Cap                                    0.70%         0.25%     0.06%
EQ/FI Small/Mid Cap Value                        0.74%         0.25%     0.08%
EQ/International Growth                          0.85%         0.25%     0.22%
EQ/J.P. Morgan Core Bond                         0.44%         0.25%     0.06%
EQ/JP Morgan Value Opportunities                 0.60%         0.25%     0.10%
EQ/Janus Large Cap Growth                        0.90%         0.25%     0.08%
EQ/Lazard Small Cap Value                        0.75%         0.25%     0.05%
EQ/Long Term Bond                                0.50%         0.25%     0.25%
EQ/Lord Abbett Growth and Income                 0.65%         0.25%     0.19%
EQ/Lord Abbett Large Cap Core                    0.65%         0.25%     0.19%
EQ/Lord Abbett Mid Cap Value                     0.70%         0.25%     0.19%
EQ/Marsico Focus                                 0.88%         0.25%     0.06%
EQ/Mercury Basic Value Equity                    0.58%         0.25%     0.05%
EQ/Mercury International Value                   0.85%         0.25%     0.15%
EQ/Mergers and Acquisitions                      0.90%         0.25%     1.21%
EQ/MFS Emerging Growth Companies                 0.65%         0.25%     0.06%
EQ/MFS Investors Trust                           0.60%         0.25%     0.10%
EQ/Money Market                                  0.34%         0.25%     0.05%
EQ/Montag & Caldwell Growth*                     0.75%         0.25%     0.12%
EQ/PIMCO Real Return                             0.55%         0.25%     0.20%
EQ/Short Duration Bond                           0.45%         0.25%     0.52%
EQ/Small Company Index                           0.25%         0.25%     0.13%

                                                              Total                           Net Total
                                                              Annual                           Annual
                                              Underlying     Expenses                         Expenses
                                              Portfolio       Before      Fee Waivers          After
                                               Fees and      Expense     and/or Expense       Expense
Portfolio Name                                Expenses(6)   Limitation  Reimbursements(7)    Limitations
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.99%         1.63%        (0.29)%             1.34%
AXA Conservative Allocation                      0.75%         1.51%        (0.41)%             1.10%
AXA Conservative-Plus Allocation                 0.80%         1.45%        (0.30)%             1.15%
AXA Moderate Allocation                          0.83%         1.34%        (0.16)%             1.18%
AXA Moderate-Plus Allocation                     1.02%         1.57%        (0.20)%             1.37%
AXA Premier VIP Aggressive Equity                  --          1.05%           --               1.05%
AXA Premier VIP Core Bond                          --          1.05%        (0.10)%             0.95%
AXA Premier VIP Health Care                        --          1.85%         0.00%              1.85%
AXA Premier VIP High Yield                         --          1.01%           --               1.01%
AXA Premier VIP International Equity               --          1.80%         0.00%              1.80%
AXA Premier VIP Large Cap Core Equity              --          1.47%        (0.12)%             1.35%
AXA Premier VIP Large Cap Growth                   --          1.41%        (0.06)%             1.35%
AXA Premier VIP Large Cap Value                    --          1.40%        (0.05)%             1.35%
AXA Premier VIP Small/Mid Cap Growth               --          1.60%         0.00%              1.60%
AXA Premier VIP Small/Mid Cap Value                --          1.60%         0.00%              1.60%
AXA Premier VIP Technology                         --          1.85%         0.00%              1.85%
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.77%           --               0.77%
EQ/Alliance Growth and Income                      --          0.86%           --               0.86%
EQ/Alliance Intermediate Government Securities     --          0.81%           --               0.81%
EQ/Alliance International                          --          1.10%         0.00%              1.10%
EQ/Alliance Large Cap Growth*                      --          1.20%        (0.10)%             1.10%
EQ/Alliance Quality Bond                           --          0.81%           --               0.81%
EQ/Alliance Small Cap Growth                       --          1.06%           --               1.06%
EQ/Bear Stearns Small Company Growth*              --          1.43%        (0.13)%             1.30%
EQ/Bernstein Diversified Value                     --          0.95%         0.00%              0.95%
EQ/Boston Advisors Equity Income*                  --          1.21%        (0.16)%             1.05%
EQ/Calvert Socially Responsible                    --          1.19%        (0.14)%             1.05%
EQ/Capital Guardian Growth                         --          0.99%        (0.04)%             0.95%
EQ/Capital Guardian International                  --          1.27%        (0.07)%             1.20%
EQ/Capital Guardian Research                       --          0.95%         0.00%              0.95%
EQ/Capital Guardian U.S. Equity                    --          0.95%         0.00%              0.95%
EQ/Caywood-Scholl High Yield Bond                  --          0.97%        (0.12)%             0.85%
EQ/Equity 500 Index                                --          0.55%           --               0.55%
EQ/Evergreen Omega                                 --          1.01%        (0.06)%             0.95%
EQ/FI Mid Cap                                      --          1.01%        (0.01)%             1.00%
EQ/FI Small/Mid Cap Value                          --          1.07%         0.00%              1.07%
EQ/International Growth                            --          1.32%         0.00%              1.32%
EQ/J.P. Morgan Core Bond                           --          0.75%         0.00%              0.75%
EQ/JP Morgan Value Opportunities                   --          0.95%         0.00%              0.95%
EQ/Janus Large Cap Growth                          --          1.23%        (0.08)%             1.15%
EQ/Lazard Small Cap Value                          --          1.05%         0.00%              1.05%
EQ/Long Term Bond                                  --          1.00%         0.00%              1.00%
EQ/Lord Abbett Growth and Income                   --          1.09%        (0.09)%             1.00%
EQ/Lord Abbett Large Cap Core                      --          1.09%        (0.09)%             1.00%
EQ/Lord Abbett Mid Cap Value                       --          1.14%        (0.09)%             1.05%
EQ/Marsico Focus                                   --          1.19%        (0.04)%             1.15%
EQ/Mercury Basic Value Equity                      --          0.88%         0.00%              0.88%
EQ/Mercury International Value                     --          1.25%         0.00%              1.25%
EQ/Mergers and Acquisitions                        --          2.36%        (0.91)%             1.45%
EQ/MFS Emerging Growth Companies                   --          0.96%           --               0.96%
EQ/MFS Investors Trust                             --          0.95%         0.00%              0.95%
EQ/Money Market                                    --          0.64%           --               0.64%
EQ/Montag & Caldwell Growth*                       --          1.12%         0.00%              1.12%
EQ/PIMCO Real Return                               --          1.00%        (0.35)%             0.65%
EQ/Short Duration Bond                             --          1.22%        (0.57)%             0.65%
EQ/Small Company Index                             --          0.63%         0.00%              0.63%

                                       Management      12b-1     Other
Portfolio Name                          Fees(3)       Fees(4)  expenses(5)
-------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------
EQ/Small Company Value*                  0.80%         0.25%     0.12%
EQ/TCW Equity*                           0.80%         0.25%     0.12%
EQ/UBS Growth and Income*                0.75%         0.25%     0.16%
EQ/Van Kampen Comstock                   0.65%         0.25%     0.19%
EQ/Van Kampen Emerging Markets Equity*   1.15%         0.25%     0.40%
EQ/Van Kampen Mid Cap Growth             0.70%         0.25%     0.19%
EQ/Wells Fargo Montgomery Small Cap      0.85%         0.25%     6.51%
-------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equ1.50%         0.25%     2.35%
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------
U.S. Real Estate - Class II**            0.76%         0.35%     0.26%

                                                        Total                           Net Total
                                                        Annual                           Annual
                                         Underlying    Expenses                         Expenses
                                          Portfolio     Before        Fee Waivers         After
                                          Fees and     Expense      and/or Expense       Expense
Portfolio Name                           Expenses(6)  Limitation   Reimbursements(7)   Limitations
---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/Small Company Value*                       --         1.17%            0.00%           1.17%
EQ/TCW Equity*                                --         1.17%           (0.02)%          1.15%
EQ/UBS Growth and Income*                     --         1.16%           (0.11)%          1.05%
EQ/Van Kampen Comstock                        --         1.09%           (0.09)%          1.00%
EQ/Van Kampen Emerging Markets Equity*        --         1.80%            0.00%           1.80%
EQ/Van Kampen Mid Cap Growth                  --         1.14%           (0.09)%          1.05%
EQ/Wells Fargo Montgomery Small Cap           --         7.61%           (6.33)%          1.28%
---------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equ     --         4.10%           (0.96)%          3.14%
---------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**                 --         1.37%           (0.10)%          1.27%

* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" in the Prospectus for the option's former name.

** Expense information has been restored to reflect current fees in effect as of November 1, 2004.

Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.
(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.
(3) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (7) for any expense limitation agreement information.
(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.
(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.
(6) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.
(7) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "-" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class ll, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Fund has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

   ----------------------------------------------
   Portfolio Name:
   ----------------------------------------------
   AXA Moderate Allocation                 1.17%
   AXA Premier VIP Aggressive Equity       0.93%
   AXA Premier VIP Health Care             1.81%
   AXA Premier VIP International Equity    1.75%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.30%
   AXA Premier VIP Large Cap Value         1.21%
   AXA Premier VIP Small/Mid Cap Growth    1.50%
   AXA Premier VIP Small/Mid Cap Value     1.54%
   AXA Premier VIP Technology              1.75%
   EQ/Alliance Common Stock                0.68%
   EQ/Alliance Growth and Income           0.80%
   EQ/Alliance International               1.08%
   EQ/Alliance Large Cap Growth            1.04%
   EQ/Alliance Small Cap Growth            0.98%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian Growth              0.67%
   EQ/Capital Guardian International       1.17%
   EQ/Capital Guardian Research            0.90%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Evergreen Omega                      0.57%
   EQ/FI Mid Cap                           0.96%
   EQ/FI Small/Mid Cap Value               1.05%
   EQ/JP Morgan Value Opportunities        0.76%
   EQ/Lazard Small Cap Value               0.86%
   EQ/Marsico Focus                        1.12%
   EQ/Mercury Basic Value Equity           0.86%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.91%
   EQ/MFS Investors Trust                  0.91%
   EQ/Small Company Value                  1.16%
   EQ/TCW Equity                           1.14%
   EQ/Van Kampen Emerging Markets Equity   1.75%
   EQ/Wells Fargo Montgomery Small Cap     1.26%


EXAMPLES: EQUI-VEST(R) VANTAGE(SM) CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Vantage(SM) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume there is no waiver of the withdrawal charge, that the optional enhanced death benefit has been elected, and that the Contract Year and Participation Year are the same. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this Supplement. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your contract may be lower if: (i) your participation is under a contract with lower Separate Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit. The EQUI-VEST(R) Vantage(SM) contracts were first offered on January 14, 2002.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST(R) SERIES 900 (VANTAGE(SM))

                                                      If you surrender your contract at the end of
                                                              the applicable time period
                                                  1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 894.52     $ 1,503.00     $ 2,026.97     $ 3,107.58
AXA Conservative Allocation                      $ 882.67     $ 1,467.77     $ 1,968.14     $ 2,985.62
AXA Conservative-Plus Allocation                 $ 876.75     $ 1,450.12     $ 1,938.61     $ 2,924.07
AXA Moderate Allocation                          $ 865.89     $ 1,417.71     $ 1,884.27     $ 2,810.26
AXA Moderate-Plus Allocation                     $ 888.59     $ 1,485.40     $ 1,997.59     $ 3,046.79
AXA Premier VIP Aggressive Equity                $ 837.27     $ 1,331.89     $ 1,739.77     $ 2,504.05
AXA Premier VIP Core Bond                        $ 837.27     $ 1,331.89     $ 1,739.77     $ 2,504.05
AXA Premier VIP Health Care                      $ 916.23     $ 1,567.36     $ 2,134.03     $ 3,327.34
AXA Premier VIP High Yield                       $ 833.32     $ 1,320.01     $ 1,719.70     $ 2,461.10
AXA Premier VIP International Equity             $ 911.30     $ 1,552.76     $ 2,109.79     $ 3,277.83
AXA Premier VIP Large Cap Core Equity            $ 878.72     $ 1,456.01     $ 1,948.46     $ 2,944.63
AXA Premier VIP Large Cap Growth                 $ 872.80     $ 1,438.35     $ 1,918.88     $ 2,882.84
AXA Premier VIP Large Cap Value                  $ 871.82     $ 1,435.40     $ 1,913.94     $ 2,872.50
AXA Premier VIP Small/Mid Cap Growth             $ 891.56     $ 1,494.20     $ 2,012.29     $ 3,077.23
AXA Premier VIP Small/Mid Cap Value              $ 891.56     $ 1,494.20     $ 2,012.29     $ 3,077.23
AXA Premier VIP Technology                       $ 916.23     $ 1,567.36     $ 2,134.03     $ 3,327.34
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 809.63     $ 1,248.53     $ 1,598.53     $ 2,199.75
EQ/Alliance Growth and Income                    $ 818.52     $ 1,275.38     $ 1,644.11     $ 2,298.50
EQ/Alliance Intermediate Government Securities   $ 813.58     $ 1,260.47     $ 1,618.81     $ 2,243.75
EQ/Alliance International                        $ 842.21     $ 1,346.72     $ 1,764.81     $ 2,557.49
EQ/Alliance Large Cap Growth*                    $ 852.08     $ 1,376.35     $ 1,814.73     $ 2,663.56
EQ/Alliance Quality Bond                         $ 813.58     $ 1,260.47     $ 1,618.81     $ 2,243.75
EQ/Alliance Small Cap Growth                     $ 838.26     $ 1,334.86     $ 1,744.78     $ 2,514.76
EQ/Bear Stearns Small Company Growth*            $ 874.78     $ 1,444.24     $ 1,928.74     $ 2,903.48
EQ/Bernstein Diversified Value                   $ 827.40     $ 1,302.18     $ 1,689.52     $ 2,396.36
EQ/Boston Advisors Equity Income*                $ 853.06     $ 1,379.30     $ 1,819.72     $ 2,674.11
EQ/Calvert Socially Responsible                  $ 851.09     $ 1,373.39     $ 1,809.75     $ 2,653.00
EQ/Capital Guardian Growth                       $ 831.35     $ 1,314.07     $ 1,709.65     $ 2,439.57
EQ/Capital Guardian International                $ 858.98     $ 1,397.04     $ 1,849.55     $ 2,737.17
EQ/Capital Guardian Research                     $ 827.40     $ 1,302.18     $ 1,689.52     $ 2,396.36
EQ/Capital Guardian U.S. Equity                  $ 827.40     $ 1,302.18     $ 1,689.52     $ 2,396.36
EQ/Caywood-Scholl High Yield Bond                $ 829.37     $ 1,308.12     $ 1,699.59     $ 2,417.98
EQ/Equity 500 Index                              $ 787.92     $ 1,182.68     $ 1,486.36     $ 1,954.56
EQ/Evergreen Omega                               $ 833.32     $ 1,320.01     $ 1,719.70     $ 2,461.10
EQ/FI Mid Cap                                    $ 833.32     $ 1,320.01     $ 1,719.70     $ 2,461.10
EQ/FI Small/Mid Cap Value                        $ 839.24     $ 1,337.83     $ 1,749.79     $ 2,525.46
EQ/International Growth                          $ 863.92     $ 1,411.81     $ 1,874.36     $ 2,789.43
EQ/J.P. Morgan Core Bond                         $ 807.66     $ 1,242.56     $ 1,588.37     $ 2,177.68


                                                           If you annuitize at the end of
                                                             the applicable time period
                                                 1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 631.40     $ 1,212.79     $ 1,819.87     $ 3,457.58
AXA Conservative Allocation                      $ 618.80     $ 1,175.19     $ 1,757.60     $ 3,335.62
AXA Conservative-Plus Allocation                 $ 612.50     $ 1,156.35     $ 1,726.34     $ 3,274.07
AXA Moderate Allocation                          $ 600.95     $ 1,121.76     $ 1,668.83     $ 3,160.26
AXA Moderate-Plus Allocation                     $ 625.10     $ 1,194.00     $ 1,788.78     $ 3,396.79
AXA Premier VIP Aggressive Equity                $ 570.50     $ 1,030.16     $ 1,515.88     $ 2,854.05
AXA Premier VIP Core Bond                        $ 570.50     $ 1,030.16     $ 1,515.88     $ 2,854.05
AXA Premier VIP Health Care                      $ 654.50     $ 1,281.48     $ 1,933.20     $ 3,677.34
AXA Premier VIP High Yield                       $ 566.30     $ 1,017.48     $ 1,494.63     $ 2,811.10
AXA Premier VIP International Equity             $ 649.25     $ 1,265.89     $ 1,907.54     $ 3,627.83
AXA Premier VIP Large Cap Core Equity            $ 614.60     $ 1,162.63     $ 1,736.77     $ 3,294.63
AXA Premier VIP Large Cap Growth                 $ 608.30     $ 1,143.78     $ 1,705.46     $ 3,232.84
AXA Premier VIP Large Cap Value                  $ 607.25     $ 1,140.64     $ 1,700.23     $ 3,222.50
AXA Premier VIP Small/Mid Cap Growth             $ 628.25     $ 1,203.40     $ 1,804.34     $ 3,427.23
AXA Premier VIP Small/Mid Cap Value              $ 628.25     $ 1,203.40     $ 1,804.34     $ 3,427.23
AXA Premier VIP Technology                       $ 654.50     $ 1,281.48     $ 1,933.20     $ 3,677.34
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 541.10     $   941.19     $ 1,366.38     $ 2,549.75
EQ/Alliance Growth and Income                    $ 550.55     $   969.85     $ 1,414.63     $ 2,648.50
EQ/Alliance Intermediate Government Securities   $ 545.30     $   953.93     $ 1,387.85     $ 2,593.75
EQ/Alliance International                        $ 575.75     $ 1,045.99     $ 1,542.38     $ 2,907.49
EQ/Alliance Large Cap Growth*                    $ 586.25     $ 1,077.61     $ 1,595.23     $ 3,013.56
EQ/Alliance Quality Bond                         $ 545.30     $   953.93     $ 1,387.85     $ 2,593.75
EQ/Alliance Small Cap Growth                     $ 571.55     $ 1,033.33     $ 1,521.18     $ 2,864.76
EQ/Bear Stearns Small Company Growth*            $ 610.40     $ 1,150.07     $ 1,715.90     $ 3,253.48
EQ/Bernstein Diversified Value                   $ 560.00     $   998.45     $ 1,462.69     $ 2,746.36
EQ/Boston Advisors Equity Income*                $ 587.30     $ 1,080.77     $ 1,600.50     $ 3,024.11
EQ/Calvert Socially Responsible                  $ 585.20     $ 1,074.45     $ 1,589.95     $ 3,003.00
EQ/Capital Guardian Growth                       $ 564.20     $ 1,011.14     $ 1,483.99     $ 2,789.57
EQ/Capital Guardian International                $ 593.60     $ 1,099.70     $ 1,632.08     $ 3,087.17
EQ/Capital Guardian Research                     $ 560.00     $   998.45     $ 1,462.69     $ 2,746.36
EQ/Capital Guardian U.S. Equity                  $ 560.00     $   998.45     $ 1,462.69     $ 2,746.36
EQ/Caywood-Scholl High Yield Bond                $ 562.10     $ 1,004.79     $ 1,473.35     $ 2,767.98
EQ/Equity 500 Index                              $ 518.00     $   870.92     $ 1,247.66     $ 2,304.56
EQ/Evergreen Omega                               $ 566.30     $ 1,017.48     $ 1,494.63     $ 2,811.10
EQ/FI Mid Cap                                    $ 566.30     $ 1,017.48     $ 1,494.63     $ 2,811.10
EQ/FI Small/Mid Cap Value                        $ 572.60     $ 1,036.50     $ 1,526.49     $ 2,875.46
EQ/International Growth                          $ 598.85     $ 1,115.46     $ 1,658.34     $ 3,139.43
EQ/J.P. Morgan Core Bond                         $ 539.00     $   934.82     $ 1,355.64     $ 2,527.68


                                                   If you do not surrender your contract at the end of
                                                               the applicable time period
                                                     1 year      3 years       5 years        10 years
---------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $ 281.40     $ 862.79     $ 1,469.87     $ 3,107.58
AXA Conservative Allocation                         $ 268.80     $ 825.19     $ 1,407.60     $ 2,985.62
AXA Conservative-Plus Allocation                    $ 262.50     $ 806.35     $ 1,376.34     $ 2,924.07
AXA Moderate Allocation                             $ 250.95     $ 771.76     $ 1,318.83     $ 2,810.26
AXA Moderate-Plus Allocation                        $ 275.10     $ 844.00     $ 1,438.78     $ 3,046.79
AXA Premier VIP Aggressive Equity                   $ 220.50     $ 680.16     $ 1,165.88     $ 2,504.05
AXA Premier VIP Core Bond                           $ 220.50     $ 680.16     $ 1,165.88     $ 2,504.05
AXA Premier VIP Health Care                         $ 304.50     $ 931.48     $ 1,583.20     $ 3,327.34
AXA Premier VIP High Yield                          $ 216.30     $ 667.48     $ 1,144.63     $ 2,461.10
AXA Premier VIP International Equity                $ 299.25     $ 915.89     $ 1,557.54     $ 3,277.83
AXA Premier VIP Large Cap Core Equity               $ 264.60     $ 812.63     $ 1,386.77     $ 2,944.63
AXA Premier VIP Large Cap Growth                    $ 258.30     $ 793.78     $ 1,355.46     $ 2,882.84
AXA Premier VIP Large Cap Value                     $ 257.25     $ 790.64     $ 1,350.23     $ 2,872.50
AXA Premier VIP Small/Mid Cap Growth                $ 278.25     $ 853.40     $ 1,454.34     $ 3,077.23
AXA Premier VIP Small/Mid Cap Value                 $ 278.25     $ 853.40     $ 1,454.34     $ 3,077.23
AXA Premier VIP Technology                          $ 304.50     $ 931.48     $ 1,583.20     $ 3,327.34
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $ 191.10     $ 591.19     $ 1,016.38     $ 2,199.75
EQ/Alliance Growth and Income                       $ 200.55     $ 619.85     $ 1,064.63     $ 2,298.50
EQ/Alliance Intermediate Government Securities      $ 195.30     $ 603.93     $ 1,037.85     $ 2,243.75
EQ/Alliance International                           $ 225.75     $ 695.99     $ 1,192.38     $ 2,557.49
EQ/Alliance Large Cap Growth*                       $ 236.25     $ 727.61     $ 1,245.23     $ 2,663.56
EQ/Alliance Quality Bond                            $ 195.30     $ 603.93     $ 1,037.85     $ 2,243.75
EQ/Alliance Small Cap Growth                        $ 221.55     $ 683.33     $ 1,171.18     $ 2,514.76
EQ/Bear Stearns Small Company Growth*               $ 260.40     $ 800.07     $ 1,365.90     $ 2,903.48
EQ/Bernstein Diversified Value                      $ 210.00     $ 648.45     $ 1,112.69     $ 2,396.36
EQ/Boston Advisors Equity Income*                   $ 237.30     $ 730.77     $ 1,250.50     $ 2,674.11
EQ/Calvert Socially Responsible                     $ 235.20     $ 724.45     $ 1,239.95     $ 2,653.00
EQ/Capital Guardian Growth                          $ 214.20     $ 661.14     $ 1,133.99     $ 2,439.57
EQ/Capital Guardian International                   $ 243.60     $ 749.70     $ 1,282.08     $ 2,737.17
EQ/Capital Guardian Research                        $ 210.00     $ 648.45     $ 1,112.69     $ 2,396.36
EQ/Capital Guardian U.S. Equity                     $ 210.00     $ 648.45     $ 1,112.69     $ 2,396.36
EQ/Caywood-Scholl High Yield Bond                   $ 212.10     $ 654.79     $ 1,123.35     $ 2,417.98
EQ/Equity 500 Index                                 $ 168.00     $ 520.92     $   897.66     $ 1,954.56
EQ/Evergreen Omega                                  $ 216.30     $ 667.48     $ 1,144.63     $ 2,461.10
EQ/FI Mid Cap                                       $ 216.30     $ 667.48     $ 1,144.63     $ 2,461.10
EQ/FI Small/Mid Cap Value                           $ 222.60     $ 686.50     $ 1,176.49     $ 2,525.46
EQ/International Growth                             $ 248.85     $ 765.46     $ 1,308.34     $ 2,789.43
EQ/J.P. Morgan Core Bond                            $ 189.00     $ 584.82     $ 1,005.64     $ 2,177.68

                                                   If you surrender your contract at the end of
                                                            the applicable time period
                                                 1 year      3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   827.40   $ 1,302.18     $ 1,689.52     $ 2,396.36
EQ/Janus Large Cap Growth                      $   855.04   $ 1,385.22     $ 1,829.67     $ 2,695.17
EQ/Lazard Small Cap Value                      $   837.27   $ 1,331.89     $ 1,739.77     $ 2,504.05
EQ/Long Term Bond                              $   832.34   $ 1,317.04     $ 1,714.67     $ 2,450.34
EQ/Lord Abbett Growth and Income               $   841.22   $ 1,343.76     $ 1,759.81     $ 2,546.82
EQ/Lord Abbett Large Cap Core                  $   841.22   $ 1,343.76     $ 1,759.81     $ 2,546.82
EQ/Lord Abbett Mid Cap Value                   $   846.15   $ 1,358.58     $ 1,784.81     $ 2,600.05
EQ/Marsico Focus                               $   851.09   $ 1,373.39     $ 1,809.75     $ 2,653.00
EQ/Mercury Basic Value Equity                  $   820.49   $ 1,281.34     $ 1,654.22     $ 2,320.32
EQ/Mercury International Value                 $   857.01   $ 1,391.13     $ 1,839.62     $ 2,716.19
EQ/Mergers and Acquisitions                    $   966.57   $ 1,715.39     $ 2,378.31     $ 3,818.09
EQ/MFS Emerging Growth Companies               $   828.39   $ 1,305.15     $ 1,694.56     $ 2,407.18
EQ/MFS Investors Trust                         $   827.40   $ 1,302.18     $ 1,689.52     $ 2,396.36
EQ/Money Market                                $   796.80   $ 1,209.66     $ 1,532.37     $ 2,055.52
EQ/Montag & Caldwell Growth*                   $   844.18   $ 1,352.65     $ 1,774.81     $ 2,578.79
EQ/PIMCO Real Return                           $   832.34   $ 1,317.04     $ 1,714.67     $ 2,450.34
EQ/Short Duration Bond                         $   854.05   $ 1,382.26     $ 1,824.69     $ 2,684.65
EQ/Small Company Index                         $   795.82   $ 1,206.66     $ 1,527.27     $ 2,044.35
EQ/Small Company Value*                        $   849.11   $ 1,367.47     $ 1,799.78     $ 2,631.85
EQ/TCW Equity*                                 $   849.11   $ 1,367.47     $ 1,799.78     $ 2,631.85
EQ/UBS Growth and Income*                      $   848.13   $ 1,364.50     $ 1,794.79     $ 2,621.26
EQ/Van Kampen Comstock                         $   841.22   $ 1,343.76     $ 1,759.81     $ 2,546.82
EQ/Van Kampen Emerging Markets Equity*         $   911.30   $ 1,552.76     $ 2,109.79     $ 3,277.83
EQ/Van Kampen Mid Cap Growth                   $   846.15   $ 1,358.58     $ 1,784.81     $ 2,600.05
EQ/Wells Fargo Montgomery Small Cap            $ 1,484.74   $ 3,147.07     $ 4,594.96     $ 7,588.53
-------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,138.31   $ 2,208.34     $ 3,171.70     $ 5,309.41
-------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $   868.85   $ 1,426.56     $ 1,899.11     $ 2,841.43


                                                         If you annuitize at the end of
                                                           the applicable time period
                                                  1 year      3 years     5 years        10 years
----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   560.00   $   998.45   $ 1,462.69     $ 2,746.36
EQ/Janus Large Cap Growth                      $   589.40   $ 1,087.08   $ 1,611.03     $ 3,045.17
EQ/Lazard Small Cap Value                      $   570.50   $ 1,030.16   $ 1,515.88     $ 2,854.05
EQ/Long Term Bond                              $   565.25   $ 1,014.31   $ 1,489.31     $ 2,800.34
EQ/Lord Abbett Growth and Income               $   574.70   $ 1,042.83   $ 1,537.09     $ 2,896.82
EQ/Lord Abbett Large Cap Core                  $   574.70   $ 1,042.83   $ 1,537.09     $ 2,896.82
EQ/Lord Abbett Mid Cap Value                   $   579.95   $ 1,058.65   $ 1,563.55     $ 2,950.05
EQ/Marsico Focus                               $   585.20   $ 1,074.45   $ 1,589.95     $ 3,003.00
EQ/Mercury Basic Value Equity                  $   552.65   $   976.21   $ 1,425.33     $ 2,670.32
EQ/Mercury International Value                 $   591.50   $ 1,093.39   $ 1,621.56     $ 3,066.19
EQ/Mergers and Acquisitions                    $   708.05   $ 1,439.47   $ 2,191.80     $ 4,168.09
EQ/MFS Emerging Growth Companies               $   561.05   $ 1,001.62   $ 1,468.02     $ 2,757.18
EQ/MFS Investors Trust                         $   560.00   $   998.45   $ 1,462.69     $ 2,746.36
EQ/Money Market                                $   527.45   $   899.71   $ 1,296.36     $ 2,405.52
EQ/Montag & Caldwell Growth*                   $   577.85   $ 1,052.32   $ 1,552.97     $ 2,928.79
EQ/PIMCO Real Return                           $   565.25   $ 1,014.31   $ 1,489.31     $ 2,800.34
EQ/Short Duration Bond                         $   588.35   $ 1,083.92   $ 1,605.77     $ 3,034.65
EQ/Small Company Index                         $   526.40   $   896.51   $ 1,290.96     $ 2,394.35
EQ/Small Company Value*                        $   583.10   $ 1,068.13   $ 1,579.40     $ 2,981.85
EQ/TCW Equity*                                 $   583.10   $ 1,068.13   $ 1,579.40     $ 2,981.85
EQ/UBS Growth and Income*                      $   582.05   $ 1,064.97   $ 1,574.12     $ 2,971.26
EQ/Van Kampen Comstock                         $   574.70   $ 1,042.83   $ 1,537.09     $ 2,896.82
EQ/Van Kampen Emerging Markets Equity*         $   649.25   $ 1,265.89   $ 1,907.54     $ 3,627.83
EQ/Van Kampen Mid Cap Growth                   $   579.95   $ 1,058.65   $ 1,563.55     $ 2,950.05
EQ/Wells Fargo Montgomery Small Cap            $ 1,259.30   $ 2,967.77   $ 4,539.25     $ 7,938.53
----------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $   890.75   $ 1,965.65   $ 3,031.80     $ 5,659.41
----------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $   604.10   $ 1,131.20   $ 1,684.54     $ 3,191.43


                                                      If you do not surrender your contract at
                                                            the applicable time period
                                                1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $ 210.00     $   648.45     $ 1,112.69     $ 2,396.36
EQ/Janus Large Cap Growth                      $ 239.40     $   737.08     $ 1,261.03     $ 2,695.17
EQ/Lazard Small Cap Value                      $ 220.50     $   680.16     $ 1,165.88     $ 2,504.05
EQ/Long Term Bond                              $ 215.25     $   664.31     $ 1,139.31     $ 2,450.34
EQ/Lord Abbett Growth and Income               $ 224.70     $   692.83     $ 1,187.09     $ 2,546.82
EQ/Lord Abbett Large Cap Core                  $ 224.70     $   692.83     $ 1,187.09     $ 2,546.82
EQ/Lord Abbett Mid Cap Value                   $ 229.95     $   708.65     $ 1,213.55     $ 2,600.05
EQ/Marsico Focus                               $ 235.20     $   724.45     $ 1,239.95     $ 2,653.00
EQ/Mercury Basic Value Equity                  $ 202.65     $   626.21     $ 1,075.33     $ 2,320.32
EQ/Mercury International Value                 $ 241.50     $   743.39     $ 1,271.56     $ 2,716.19
EQ/Mergers and Acquisitions                    $ 358.05     $ 1,089.47     $ 1,841.80     $ 3,818.09
EQ/MFS Emerging Growth Companies               $ 211.05     $   651.62     $ 1,118.02     $ 2,407.18
EQ/MFS Investors Trust                         $ 210.00     $   648.45     $ 1,112.69     $ 2,396.36
EQ/Money Market                                $ 177.45     $   549.71     $   946.36     $ 2,055.52
EQ/Montag & Caldwell Growth*                   $ 227.85     $   702.32     $ 1,202.97     $ 2,578.79
EQ/PIMCO Real Return                           $ 215.25     $   664.31     $ 1,139.31     $ 2,450.34
EQ/Short Duration Bond                         $ 238.35     $   733.92     $ 1,255.77     $ 2,684.65
EQ/Small Company Index                         $ 176.40     $   546.51     $   940.96     $ 2,044.35
EQ/Small Company Value*                        $ 233.10     $   718.13     $ 1,229.40     $ 2,631.85
EQ/TCW Equity*                                 $ 233.10     $   718.13     $ 1,229.40     $ 2,631.85
EQ/UBS Growth and Income*                      $ 232.05     $   714.97     $ 1,224.12     $ 2,621.26
EQ/Van Kampen Comstock                         $ 224.70     $   692.83     $ 1,187.09     $ 2,546.82
EQ/Van Kampen Emerging Markets Equity*         $ 299.25     $   915.89     $ 1,557.54     $ 3,277.83
EQ/Van Kampen Mid Cap Growth                   $ 229.95     $   708.65     $ 1,213.55     $ 2,600.05
EQ/Wells Fargo Montgomery Small Cap            $ 909.30     $ 2,617.77     $ 4,189.25     $ 7,588.53
------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 540.75     $ 1,615.65     $ 2,681.80     $ 5,309.41
------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $ 254.10     $   781.20     $ 1,334.54     $ 2,841.43

* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in the Prospectus for the option's former name.

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2004.

6. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 27:

Contract type    Source of contributions                             Limitations on contributions
EQUI-VEST(R)     o  Employer Contributions: Contributions made       o  For 2005, maximum amount of employer and
Vantage(SM)         by the Employer under the Plan, other than          employee contributions is generally the
                    those described in the items below.                 lesser of $42,000 or 100% of compensation,
                                                                        with maximum salary reduction contribution
                 o  Employer Matching Contributions: Employer           of $14,000.
                    Contributions matching Salary Reduction
                    Contributions under the terms of the Plan.       o  Rollover or direct transfer contributions
                                                                        after age 701/2 must be net of required
                 o  Qualified Non-Elective and Qualified                minimum distributions.
                    Matching Contributions: Contributions made
                    by the Employer to meet the requirements         o  Aggregate direct rollover and direct
                    of the nondiscrimination tests set forth            transfer contributions must meet AXA
                    in the Code.                                        Equitable`s anticipated minimum
                                                                        contribution requirements or meet minimum
                 o  Salary Reduction Contributions (Elective            plan participation requirements.
                    Deferral Contributions): Contributions
                    under a salary reduction agreement that an       o  If your employer`s plan permits and you
                    employee enters into with the Employer              are at least age 50 at any time during
                    under the Plan.                                     2005, additional salary reduction
                                                                        "catch-up" contributions totalling up to
                                                                        $4,000 can be made.

                 o  Rollover Contributions: Contributions of
                    eligible rollover distributions directly
                    or indirectly from another eligible              o  Different sources of contributions and
                    retirement arrangement.                             earnings may be subject to withdrawal
                                                                        restrictions.
                 o  After-Tax Contributions: Amounts reported
                    by the Employer as having after-tax              o  We currently do not accept rollovers of
                    consequences under the Code.                        after-tax funds except as direct rollovers
                                                                        from 403(b) plans (we separately account
                 o  Direct Transfer Contributions: Amounts              for these rollover contributions).
                    directly transferred from another 403(b)
                    arrangement pursuant to Revenue Ruling
                    90-24.

                 o  Additional "catch-up" contributions.


7. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 29 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage(SM) contracts) and Annuitant HR-10.


8. THE FOLLOWING IS ADDED AS THE LAST SECTION IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 36:

UNALLOCATED ACCOUNT

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

9. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF DEATH BENEFIT" AT PAGE 51 IN THE PROSPECTUS:


EQUI-VEST(R) VANTAGE(SM) DEATH BENEFIT


The Equi-Vest(R) Vantage(SM) contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to your account value as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the minimum death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances plus accrued interest.


EQUI-VEST(R) VANTAGE(SM) ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.


If you elect the enhanced death benefit, the minimum death benefit described above will not apply. You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(R) Vantage(SM) contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

The death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third contract date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your death benefit on the date you take the withdrawal.


HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT


Each withdrawal you make will reduce the amount of your current minimum death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).

10. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 41:

Except as set forth in the following sentence, you may only withdraw amounts from your account value that are 100% vested subject to the employer's approval, plan rules and applicable laws. You may, however, transfer any non-vested account value attributable to you under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any withdrawal request you make requires contract holder approval. In addition, in many instances if you are under age 591/2, your ability to withdraw funds from an EQUI-VEST(R) Vantage(SM) contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to your death, disability, severance from employment with the employer who provided the funds. Also, you may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.

11. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


FORFEITURES


A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. TSA participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a TSA participant`s cash value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal Charge for EQUI-VEST(R) Vantage(SM) contracts" under "Charges and expenses" in this Prospectus Supplement.

12. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


Any participant loan requests require contract holder approval.


13. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


EQUI-VEST(R) VANTAGE(SM) TERMINATION OF PARTICIPATION


We may terminate your participation under the EQUI-VEST(R) Vantage(SM) contract and pay out your account value if:

(1) your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2) you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3) we have not received any contributions on your behalf within 120 days from your participation date; or


(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage(SM) contract is terminated by us.


We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate a participant`s participation under the contract.


The contract holder may discontinue an EQUI-VEST(R) Vantage(SM) contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST(R) Vantage(SM) contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any other manner permitted under section 403(b) of the Code. If an EQUI-VEST(R) Vantage(SM) contract is discontinued, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder`s original withdrawal charge schedule.


An EQUI-VEST(R) Vantage(SM) contract may be terminated only after all participation under the contract is terminated.

14. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 49:


CHARGES UNDER EQUI-VEST(R) VANTAGE(SM) CONTRACTS


For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us. Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory. For more information, please see "Variations in charges" in "Charges and expenses" in the Prospectus at page 49.


CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0.50% to 0.90% of daily net assets attributable to all certificates under the group contract. Differences in this charge are due to variations in group characteristics which may include:

o the factors on which the mortality and expense risks charge and administration charges are based,

o the extent to which certain administrative functions in connection with the TSA contracts are to be performed by us or by the contract holder,

o  the total amount of Plan assets


The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant`s certificate will set forth the applicable separate account charge.


We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER


We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your certificate to a permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract. Transfers are subject to any required employer approval.


CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT


If you elect the optional enhanced death benefit, we deduct a charge annually from your account value on each anniversary of your participation date. The charge is equal to 0.15% of your account value on the participation date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


WITHDRAWAL CHARGE FOR EQUI-VEST(R) VANTAGE(SM) CONTRACTS

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) contracts.


If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if:
(i) you transfer or directly roll over your account value to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:


(1) You withdraw no more than 10% of the vested account value each participation year under the contract.

(2) You have reached age 55 and retired or have severed from employment with the employer.


(3)  The withdrawal is made to satisfy minimum distribution requirements.


(4) You elect a withdrawal that qualifies as a hardship withdrawal under the Code.

(5)  You die and a death benefit is payable to the beneficiary.

(6) The withdrawal is made to provide an annuity from AXA Equitable requested by the employer.

(7) You qualify to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

     Written notice of claim must be given to us during the your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(8) We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9) You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:


     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.


In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from your account value during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from your account value during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made under your certificate during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

FORFEITED ACCOUNT VALUE. If a portion of your account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.

15. THE FIRST BULLET UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) -- CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" AT PAGE 55 IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

o Annual contributions made through the employer`s payroll, which may include your salary reduction contributions and employer contributions. Some employer contributions may be subject to forfeiture under an employer`s plan.

16. THE LAST SENTENCE OF THE FINAL PARAGRAPH UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) -- ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS" IN "TAX INFORMATION" AT PAGE 55 IN THE PROSPECTUS IS DELETED AND REPLACED WITH THE
     FOLLOWING:

We separately account for rollover contributions to EQUI-VEST(R) Vantage(SM) contracts.

17. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 56:


The plan may also impose withdrawal restrictions on employer contributions and related earnings.


18. THE LAST SENTENCE OF THE FINAL PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" AT PAGE 56 IN THE PROSPECTUS IS DELETED AND REPLACED WITH THE FOLLOWING:

We separately account for rollover contributions to EQUI-VEST(R) Vantage(SM) contracts.

19. THE SECOND PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 56 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract, these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under the contract at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, 0.70% and 0.50%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST(R) VANTAGE(SM) CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE
SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                  For the years ending December 31,
                                                 1999         2000         2001        2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                         --           --           --          --     $ 109.27     $ 121.06
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Conservative Allocation
  Unit value                                         --           --           --          --     $ 102.27     $ 107.45
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                         --           --           --          --     $ 104.26     $ 111.33
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Moderate Allocation
  Unit value                                   $ 121.00     $ 118.02     $ 114.50    $  99.02     $ 116.91     $ 125.97
  Number of units outstanding (000's)                --           --           --          --           --            3
 AXA Moderate-Plus Allocation
  Unit value                                         --           --           --          --     $ 108.08     $ 119.63
  Number of units outstanding (000's)                --           --           --          --           --            1
 AXA Premier VIP Aggressive Equity
  Unit value                                   $ 106.50     $  91.46     $  67.82    $  47.80     $  65.15     $  72.37
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Premier VIP Core Bond
  Unit value                                         --           --           --    $ 107.20     $ 110.22     $ 113.47
  Number of units outstanding (000's)                --           --           --          --            1            1
 AXA Premier VIP Health Care
  Unit value                                         --           --           --    $  79.33     $ 100.74     $ 111.95
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Premier VIP High Yield
  Unit value                                   $  85.66     $  77.34     $  77.17    $  74.22     $  90.15     $  97.08
  Number of units outstanding (000's)                --           --           --          --            2            1
 AXA Premier VIP International Equity
  Unit value                                         --           --           --    $  78.42     $ 104.39     $ 121.98
  Number of units outstanding (000's)                --           --           --          --            1            1
 AXA Premier VIP Large Cap Core Equity
  Unit value                                         --           --           --    $  76.77     $  97.48     $ 105.95
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                         --           --           --    $  68.17     $  88.25     $  93.28
  Number of units outstanding (000's)                --           --           --          --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                         --           --           --    $  79.44     $ 103.20     $ 117.02
  Number of units outstanding (000's)                --           --           --          --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE
SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                        For the years ending December 31,
                                                        1999         2000        2001        2002        2003         2004
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                --           --          --    $  62.27    $  86.54     $  95.83
  Number of units outstanding (000's)                       --           --          --          --           1           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                --           --          --    $  74.03    $ 103.15     $ 117.75
  Number of units outstanding (000's)                       --           --          --          --           1           --
 AXA Premier VIP Technology
  Unit value                                                --           --          --    $  56.89    $  88.87     $  92.46
  Number of units outstanding (000's)                       --           --          --          --           1           --
 EQ/Alliance Common Stock
  Unit value                                          $ 130.14     $ 110.60    $  97.85    $  64.63    $  95.79     $ 108.33
  Number of units outstanding (000's)                       --           --          --          --           1            2
 EQ/Alliance Growth and Income
  Unit value                                          $ 122.29     $ 131.71    $ 128.51    $ 100.27    $ 129.60     $ 144.35
  Number of units outstanding (000's)                       --           --          --          --           8            1
 EQ/Alliance Intermediate Government Securities
  Unit value                                          $ 102.33     $ 110.43    $ 118.06    $ 127.05    $ 128.60     $ 129.91
  Number of units outstanding (000's)                       --           --          --          --           1           --
 EQ/Alliance International
  Unit value                                          $ 131.34     $ 100.03    $  76.02    $  67.72    $  90.72     $ 106.24
  Number of units outstanding (000's)                       --           --          --          --           9           --
 EQ/Alliance Large Cap Growth
  Unit value                                          $ 116.55     $  94.27    $  70.28    $  48.46    $  59.16     $  63.54
  Number of units outstanding (000's)                       --           --          --          --           3            1
 EQ/Alliance Quality Bond
  Unit value                                          $ 100.33     $ 110.65    $ 118.44    $ 126.38    $ 129.67     $ 133.32
  Number of units outstanding (000's)                       --           --          --          --           3            1
 EQ/Alliance Small Cap Growth
  Unit value                                          $ 110.37     $ 124.31    $ 106.88    $  73.89    $ 103.19     $ 116.56
  Number of units outstanding (000's)                       --           --          --          --           3            1
 EQ/Bear Stearns Small Company Growth
  Unit value                                                --           --          --          --          --     $ 114.70
  Number of units outstanding (000's)                       --           --          --          --          --           --
 EQ/Bernstein Diversified Value
  Unit value                                                --           --    $  95.39    $  81.63    $ 104.15     $ 117.09
  Number of units outstanding (000's)                       --           --          --          --           5            1
 EQ/Boston Advisors Equity Income
  Unit value                                                --           --          --          --          --     $ 107.08
  Number of units outstanding (000's)                       --           --          --          --          --           --
 EQ/Calvert Socially Responsible
  Unit value                                          $ 107.76     $ 103.69    $  87.65    $  63.89    $  81.01     $  83.16
  Number of units outstanding (000's)                       --           --          --          --           1           --
 EQ/Capital Guardian Growth
  Unit value                                                --           --          --    $  54.67    $  67.15     $  70.23
  Number of units outstanding (000's)                       --           --          --          --           1           --
 EQ/Capital Guardian International
  Unit value                                                --           --          --    $  68.67    $  90.25     $ 101.61
  Number of units outstanding (000's)                       --           --          --          --           1           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE
SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                  For the years ending December 31,
                                                 1999         2000         2001        2002         2003         2004
 EQ/Capital Guardian Research
  Unit value                                   $ 106.96     $ 112.26     $ 109.00    $  81.38     $ 106.04     $ 116.55
  Number of units outstanding (000's)                --           --           --          --            7           --
 EQ/Capital Guardian U.S. Equity
  Unit value                                   $ 101.79     $ 104.51     $ 101.25    $  76.77     $ 103.77     $ 112.42
  Number of units outstanding (000's)                --           --           --          --            6           --
 EQ/Equity 500 Index
  Unit value                                   $ 125.64     $ 112.30     $  97.75    $  75.18     $  95.23     $ 104.03
  Number of units outstanding (000's)                --           --           --          --            8            2
 EQ/Evergreen Omega
  Unit value                                   $ 106.75     $  93.40     $  76.81    $  57.84     $  79.22     $  84.03
  Number of units outstanding (000's)                --           --           --          --            1           --
 EQ/FI Mid Cap
  Unit value                                         --     $ 100.13     $  85.92    $  69.42     $  98.80     $ 113.60
  Number of units outstanding (000's)                --           --           --          --            4            1
 EQ/FI Small/Mid Cap Value
  Unit value                                   $ 103.94     $ 108.31     $ 111.62    $  94.35     $ 124.60     $ 145.52
  Number of units outstanding (000's)                --           --           --          --            3            1
 EQ/J.P. Morgan Core Bond
  Unit value                                         --           --           --    $ 107.54     $ 110.17     $ 113.65
  Number of units outstanding (000's)                --           --           --          --            1           --
 EQ/JP Morgan Value Opportunities
  Unit value                                   $  98.44     $ 104.17     $  96.20    $  77.17     $  96.98     $ 106.52
  Number of units outstanding (000's)                --           --           --          --            1           --
 EQ/Janus Large Cap Growth
  Unit value                                         --     $  84.07     $  64.18    $  44.32     $  55.28     $  61.44
  Number of units outstanding (000's)                --           --           --          --            2           --
 EQ/Lazard Small Cap Value
  Unit value                                         --           --           --    $ 114.07     $ 155.30     $ 180.23
  Number of units outstanding (000's)                --           --           --          --            2            1
 EQ/Marsico Focus
  Unit value                                         --           --     $ 105.94    $  92.92     $ 120.75     $ 132.24
  Number of units outstanding (000's)                --           --           --          --            3            1
 EQ/Mercury Basic Value Equity
  Unit value                                   $ 113.77     $ 126.07     $ 131.84    $ 108.89     $ 141.57     $ 155.12
  Number of units outstanding (000's)                --           --           --          --            3            1
 EQ/Mercury International Value
  Unit value                                         --           --           --    $  76.66     $  97.27     $ 117.26
  Number of units outstanding (000's)                --           --           --          --            5           --
 EQ/MFS Emerging Growth Companies
  Unit value                                   $ 166.37     $ 133.82     $  87.46    $  56.92     $  72.94     $  81.41
  Number of units outstanding (000's)                --           --           --           4            4           --
 EQ/MFS Investors Trust
  Unit value                                   $ 104.65     $ 102.99     $  85.75    $  67.12     $  81.18     $  89.62
  Number of units outstanding (000's)                --           --           --          --           --           --
 EQ/Money Market
  Unit value                                   $ 105.79     $ 111.13     $ 114.06    $ 114.42     $ 114.04     $ 113.89
  Number of units outstanding (000's)                --           --           --          --           --            2

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE
SAME DAILY ASSET CHARGE OF 0.90%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                          For the years ending December 31,
                                                        1999         2000          2001        2002         2003          2004
 EQ/Montag & Caldwell Growth
  Unit value                                                --           --            --          --           --      $ 104.76
  Number of units outstanding (000's)                       --           --            --          --           --            --
 EQ/Small Company Index
  Unit value                                                --           --            --    $  81.92     $ 118.42      $ 138.09
  Number of units outstanding (000's)                       --           --            --          --            1            --
 EQ/Small Company Value
  Unit value                                                --           --            --          --           --      $ 113.34
  Number of units outstanding (000's)                       --           --            --          --           --            --
 EQ/TCW Equity
  Unit value                                                --           --            --          --           --      $ 111.33
  Number of units outstanding (000's)                       --           --            --          --           --            --
 EQ/UBS Growth and Income
  Unit value                                                --           --            --          --           --      $ 109.34
  Number of units outstanding (000's)                       --           --            --          --           --            --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                          $ 198.84     $ 118.14      $ 111.05    $ 103.54     $ 160.00      $ 196.10
  Number of units outstanding (000's)                       --           --            --          --            1            --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                --           --            --          --     $  99.57      $ 102.25
  Number of units outstanding (000's)                       --           --            --          --           --            --
 U.S. Real Estate -- Class II
  Unit value                                                --           --            --          --     $ 106.93      $ 144.19
  Number of units outstanding (000's)                       --           --            --          --           --            --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                  For the years ending
                                                                      December 31,
                                                             2002         2003         2004
 AXA Aggressive Allocation
  Unit value                                                    --     $ 109.32     $ 121.36
  Number of units outstanding (000's)                           --           --           --
 AXA Conservative Allocation
  Unit value                                                    --     $ 102.32     $ 107.72
  Number of units outstanding (000's)                           --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                                    --     $ 104.31     $ 111.61
  Number of units outstanding (000's)                           --           --           --
 AXA Moderate Allocation
  Unit value                                              $  89.58     $ 105.98     $ 114.42
  Number of units outstanding (000's)                           --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                                    --     $ 108.13     $ 119.93
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                              $  50.77     $  69.33     $  77.17
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Core Bond
  Unit value                                              $ 107.42     $ 110.66     $ 114.16
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Health Care
  Unit value                                              $  79.50     $ 101.15     $ 112.62
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP High Yield
  Unit value                                              $  86.67     $ 105.47     $ 113.82
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP International Equity
  Unit value                                              $  78.58     $ 104.82     $ 122.72
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                              $  76.92     $  97.88     $ 106.59
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                              $  68.31     $  88.60     $  93.85
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                              $  79.60     $ 103.61     $ 117.73
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                              $  62.40     $  86.89     $  96.41
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                              $  74.18     $ 103.57     $ 118.46
  Number of units outstanding (000's)                           --           --           --
 AXA Premier VIP Technology
  Unit value                                              $  57.00     $  89.23     $  93.02
  Number of units outstanding (000's)                           --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                               For the years ending
                                                                    December 31,
                                                             2002       2003        2004
 EQ/Alliance Common Stock
  Unit value                                              $  55.52   $  82.44    $  93.43
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance Growth and Income
  Unit value                                              $  85.76   $ 111.06    $ 173.47
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance Intermediate Government Securities
  Unit value                                              $ 125.51   $ 127.30    $ 128.86
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance International
  Unit value                                              $  65.79   $  88.31    $ 103.63
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance Large Cap Growth
  Unit value                                              $  48.79   $  59.68    $  64.24
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance Quality Bond
  Unit value                                              $ 125.91   $ 129.46    $ 133.37
  Number of units outstanding (000's)                           --         --          --
 EQ/Alliance Small Cap Growth
  Unit value                                              $  88.17   $ 123.38    $ 139.65
  Number of units outstanding (000's)                           --         --          --
 EQ/Bear Stearns Small Company Growth
  Unit value                                                    --         --    $ 114.75
  Number of units outstanding (000's)                           --         --          --
 EQ/Bernstein Diversified Value
  Unit value                                              $  82.19   $ 105.07    $ 118.36
  Number of units outstanding (000's)                           --          1           1
 EQ/Boston Advisors Equity Income
  Unit value                                                    --         --    $ 107.13
  Number of units outstanding (000's)                           --         --          --
 EQ/Calvert Socially Responsible
  Unit value                                              $  64.32   $  81.73    $  84.06
  Number of units outstanding (000's)                           --         --          --
 EQ/Capital Guardian Growth
  Unit value                                              $  55.04   $  67.75    $  71.00
  Number of units outstanding (000's)                           --         --          --
 EQ/Capital Guardian International
  Unit value                                              $  69.13   $  91.05    $ 102.71
  Number of units outstanding (000's)                           --         --          --
 EQ/Capital Guardian Research
  Unit value                                              $  81.93   $ 106.98    $ 117.81
  Number of units outstanding (000's)                           --          1          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                              $  77.29   $ 104.68    $ 113.64
  Number of units outstanding (000's)                           --         --          --
 EQ/Equity 500 Index
  Unit value                                              $  63.97   $  81.20    $  88.88
  Number of units outstanding (000's)                           --         --           1

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                              For the years ending
                                                                   December 31,
                                                            2002       2003        2004
 EQ/Evergreen Omega
  Unit value                                             $  58.23   $  79.92    $  84.94
  Number of units outstanding (000's)                          --         --          --
 EQ/FI Mid Cap
  Unit value                                             $  69.75   $  99.46    $ 114.60
  Number of units outstanding (000's)                          --         --           1
 EQ/FI Small/Mid Cap Value
  Unit value                                             $  76.93   $ 101.80    $ 119.13
  Number of units outstanding (000's)                          --         --          --
 EQ/J.P. Morgan Core Bond
  Unit value                                             $ 107.78   $ 110.63    $ 114.36
  Number of units outstanding (000's)                          --         --          --
 EQ/JP Morgan Value Opportunities
  Unit value                                             $  78.73   $  99.14    $ 109.16
  Number of units outstanding (000's)                          --         --          --
 EQ/Janus Large Cap Growth
  Unit value                                             $  44.53   $  55.65    $  61.98
  Number of units outstanding (000's)                          --         --           1
 EQ/Lazard Small Cap Value
  Unit value                                             $ 114.85   $ 156.67    $ 182.19
  Number of units outstanding (000's)                          --         --          --
 EQ/Marsico Focus
  Unit value                                             $  93.15   $ 121.29    $ 133.10
  Number of units outstanding (000's)                          --         --          --
 EQ/Mercury Basic Value Equity
  Unit value                                             $ 112.46   $ 145.51    $ 160.86
  Number of units outstanding (000's)                          --         --          --
 EQ/Mercury International Value
  Unit value                                             $  77.18   $  98.13    $ 118.54
  Number of units outstanding (000's)                          --         --          --
 EQ/MFS Emerging Growth Companies
  Unit value                                             $  64.15   $  82.37    $  92.12
  Number of units outstanding (000's)                          --          4          --
 EQ/MFS Investors Trust
  Unit value                                             $  67.58   $  81.90    $  90.60
  Number of units outstanding (000's)                          --         --          --
 EQ/Money Market
  Unit value                                             $ 110.53   $ 110.38    $ 110.46
  Number of units outstanding (000's)                          --         --          --
 EQ/Montag & Caldwell Growth
  Unit value                                                   --         --    $ 104.81
  Number of units outstanding (000's)                          --         --          --
 EQ/Small Company Index
  Unit value                                             $  82.10   $ 118.92    $ 138.95
  Number of units outstanding (000's)                          --         --          --
 EQ/Small Company Value
  Unit value                                                   --         --    $ 113.39
  Number of units outstanding (000's)                          --         --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                 For the years ending
                                                                      December 31,
                                                             2002         2003         2004
 EQ/TCW Equity
  Unit value                                                    --           --     $ 111.38
  Number of units outstanding (000's)                           --           --           --
 EQ/UBS Growth and Income
  Unit value                                                    --           --     $ 109.39
  Number of units outstanding (000's)                           --           --           --
 EQ/Van Kampen Energy Markets Equity
  Unit value                                               $ 88.09     $ 136.39     $ 167.50
  Number of units outstanding (000's)                           --            3           --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                    --     $  99.56     $ 102.19
  Number of units outstanding (000's)                           --           --           --
 U.S. Real Estate -- Class II
  Unit value                                                    --     $ 106.99     $ 144.56
  Number of units outstanding (000's)                           --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                            For the years ending
                                                                 December 31,
                                                         2002        2003         2004
 AXA Aggressive Allocation
  Unit value                                                --     $ 109.38     $ 121.67
  Number of units outstanding (000's)                       --           --           --
 AXA Conservative Allocation
  Unit value                                                --     $ 102.37     $ 108.00
  Number of units outstanding (000's)                       --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                                --     $ 104.36     $ 111.89
  Number of units outstanding (000's)                       --           --           --
 AXA Moderate Allocation
  Unit value                                          $  82.10     $  97.33     $ 105.29
  Number of units outstanding (000's)                       --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                                --     $ 108.19     $ 120.23
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                          $  46.48     $  63.60     $  70.93
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Core Bond
  Unit value                                          $ 107.64     $ 111.11     $ 114.85
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Health Care
  Unit value                                          $  79.66     $ 101.56     $ 113.31
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP High Yield
  Unit value                                          $  91.03     $ 111.01     $ 120.03
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP International Equity
  Unit value                                          $  78.74     $ 105.24     $ 123.46
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                          $  77.08     $  98.27     $ 107.24
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                          $  68.45     $  88.96     $  94.42
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                          $  79.76     $ 104.03     $ 118.45
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                          $  62.53     $  87.24     $  96.99
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                          $  74.33     $ 103.99     $ 119.18
  Number of units outstanding (000's)                       --           --           --
 AXA Premier VIP Technology
  Unit value                                          $  57.12     $  89.59     $  93.59
  Number of units outstanding (000's)                       --           --           --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                For the years ending
                                                                     December 31,
                                                             2002        2003        2004
 EQ/Alliance Common Stock
  Unit value                                              $  52.86    $  78.66    $  89.31
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance Growth and Income
  Unit value                                              $  75.41    $  97.86    $ 109.44
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance Intermediate Government Securities
  Unit value                                              $ 120.24    $ 122.19    $ 123.94
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance International
  Unit value                                              $  62.95       84.67    $  99.56
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance Large Cap Growth
  Unit value                                              $  44.22    $  54.21    $  58.46
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance Quality Bond
  Unit value                                              $ 120.40    $ 124.04    $ 128.05
  Number of units outstanding (000's)                           --          --          --
 EQ/Alliance Small Cap Growth
  Unit value                                              $  52.55    $  73.69    $  83.58
  Number of units outstanding (000's)                           --          --          --
 EQ/Bear Stearns Small Company Growth
  Unit value                                                    --          --    $ 114.80
  Number of units outstanding (000's)                           --          --          --
 EQ/Bernstein Diversified Value
  Unit value                                              $  89.18    $ 114.24    $ 128.95
  Number of units outstanding (000's)                           --          --          --
 EQ/Boston Advisors Equity Income
  Unit value                                                    --          --    $ 107.17
  Number of units outstanding (000's)                           --          --          --
 EQ/Calvert Socially Responsible
  Unit value                                              $  57.22    $  72.85    $  75.08
  Number of units outstanding (000's)                           --          --          --
 EQ/Capital Guardian Growth
  Unit value                                              $  47.88    $  59.05    $  62.01
  Number of units outstanding (000's)                           --          --          --
 EQ/Capital Guardian International
  Unit value                                              $  61.65    $  81.36    $  91.97
  Number of units outstanding (000's)                           --          --          --
 EQ/Capital Guardian Research
  Unit value                                              $  73.83    $  96.60    $ 106.60
  Number of units outstanding (000's)                           --          --          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                              $  74.48    $ 101.08    $ 109.96
  Number of units outstanding (000's)                           --          --          --
 EQ/Equity 500 Index
  Unit value                                              $  62.27    $  79.19    $  86.86
  Number of units outstanding (000's)                           --          --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                            For the years ending
                                                                 December 31,
                                                          2002       2003        2004
 EQ/Evergreen Omega
  Unit value                                           $  56.66   $  77.91    $  82.98
  Number of units outstanding (000's)                        --         --          --
 EQ/FI Mid Cap
  Unit value                                           $  71.73   $ 102.49    $ 118.33
  Number of units outstanding (000's)                        --         --          --
 EQ/FI Small/Mid Cap Value
  Unit value                                           $  95.25   $ 126.30    $ 148.09
  Number of units outstanding (000's)                        --         --          --
 EQ/J.P. Morgan Core Bond
  Unit value                                           $ 108.01   $ 111.09    $ 115.07
  Number of units outstanding (000's)                        --         --          --
 EQ/JP Morgan Value Opportunities
  Unit value                                           $  78.07   $  98.51    $ 108.69
  Number of units outstanding (000's)                        --         --          --
 EQ/Janus Large Cap Growth
  Unit value                                           $  47.68   $  59.71    $  66.62
  Number of units outstanding (000's)                        --         --          --
 EQ/Lazard Small Cap Value
  Unit value                                             108.77   $ 148.68    $ 173.24
  Number of units outstanding (000's)                        --         --          --
 EQ/Marsico Focus
  Unit value                                           $  93.38   $ 121.84    $ 133.98
  Number of units outstanding (000's)                        --         --          --
 EQ/Mercury Basic Value Equity
  Unit value                                           $  88.81   $ 115.93    $ 127.54
  Number of units outstanding (000's)                        --         --          --
 EQ/Mercury International Value
  Unit value                                           $  62.51   $  79.64    $  96.39
  Number of units outstanding (000's)                        --         --          --
 EQ/MFS Emerging Growth Companies
  Unit value                                           $  35.99   $  46.31    $  51.89
  Number of units outstanding (000's)                        --         --          --
 EQ/MFS Investors Trust
  Unit value                                           $  64.03   $  77.76    $  86.19
  Number of units outstanding (000's)                        --         --          --
 EQ/Money Market
  Unit value                                           $ 105.22   $ 105.29    $ 105.58
  Number of units outstanding (000's)                        --         --          --
 EQ/Montag & Caldwell Growth
  Unit value                                                 --         --    $ 104.85
  Number of units outstanding (000's)                        --         --          --
 EQ/Small Company Index
  Unit value                                           $  82.28   $ 119.41    $ 139.82
  Number of units outstanding (000's)                        --         --          --
 EQ/Small Company Value
  Unit value                                                 --         --    $ 113.44
  Number of units outstanding (000's)                        --         --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.

                                                                  For the years ending
                                                                       December 31,
                                                              2002         2003         2004
 EQ/TCW Equity
  Unit value                                                     --           --     $ 111.43
  Number of units outstanding (000's)                            --           --           --
 EQ/UBS Growth and Income
  Unit value                                                     --           --     $ 109.44
  Number of units outstanding (000's)                            --           --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                $ 70.62     $ 109.56     $ 134.82
  Number of units outstanding (000's)                            --           --           --
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                     --     $  99.67     $ 102.77
  Number of units outstanding (000's)                            --           --           --
 U.S. Real Estate -- Class II
  Unit value                                                     --     $ 107.04     $ 144.92
  Number of units outstanding (000's)                            --           --           --

Appendix II: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) VANTAGE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:

                                               Contract type/Series/
State    Features and benefits                 Effective Date                           Availability or variation

Texas    See "Separate Account charge" for     EQUI-VEST(R) TSA Vantage(SM)             Total Separate Account A annual
         EQUI-VEST(R) Vantage(SM) in this      certificates issued on or after          expenses and the annual expenses of
         EQUI-VEST(R) Vantage(SM)              August 1, 2002                           the Trusts when added together are
         supplement.                                                                    not permitted to exceed 2.75%
                                               For TSA Vantage certificates issued      (except for the AXA Premier VIP
                                               to employees of public school            Aggressive Equity, AXA Moderate
                                               districts and open enrollment            Allocation, EQ/Alliance Common
                                               charter schools (grades K-12) who        Stock and EQ/Money Market options
                                               are participants in the TSA plan,        which are not permitted to exceed
                                               the providers of which are subject       1.75%) unless the Teacher
                                               to the 403(b) Certification Rules of     Retirement System of Texas permits
                                               the Teacher Retirement System of         a higher rate.
                                               the State of Texas, and who enroll
                                               and contribute to the TSA contracts      Currently this expense limitation
                                               through a salary reduction               has the effect of reducing the
                                               agreement                                total expenses applicable to
                                                                                        options funded by the AXA Premier
                                                                                        VIP Health Care, AXA Premier VIP
                                                                                        International Equity, AXA Premier
                                                                                        VIP Small/Mid Cap Growth, AXA
                                                                                        Premier VIP Small/Mid Cap Value,
                                                                                        AXA Premier VIP Technology, EQ/Van
                                                                                        Kampen Emerging Markets Equity, and
                                                                                        EQ/Mergers and Acquisitions
                                                                                        portfolios.

         See "Withdrawal Charge for                                                     The withdrawal charge equals up to
         EQUI-VEST(R) Vantage(SM)" contracts                                            6.00% of the amount withdrawn from
         in section 12 of this supplement                                               your account value (or of the
                                                                                        defaulted loan amount, if
                                                                                        applicable) in the first five
                                                                                        contract or participation years, as
                                                                                        applicable.

                                                                                        Participant/
                                                                                        contract year    Charge
                                                                                        -------------    ------
                                                                                             1           6.00%
                                                                                             2           5.75%
                                                                                             3           5.50%
                                                                                             4           5.25%
                                                                                             5           5.00%
                                                                                         6 and later     0.00%

         Unavailability of investment option                                            The Laudus Rosenberg VIT Value
                                                                                        Long/Short Equity investment option
                                                                                        is closed for all new contributions
                                                                                        and incoming transfers.

         See the SAI for condensed financial
         Information.

--------------------------------------------------------------------------------

     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234
 All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company

EQUI-VEST(R)
Employer-Sponsored Retirement Programs
TSA ADVANTAGESM

SUPPLEMENT DATED MAY 1, 2005
TO THE PROSPECTUS DATED MAY 1, 2005

--------------------------------------------------------------------------------


This supplement adds and modifies certain information contained in the prospectus dated May 1, 2005 for the EQUI-VEST(R) deferred variable annuity contract issued by AXA Equitable Life Insurance Company.


We offer the series 600 TSA AdvantageSM contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA AdvantageSM contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA AdvantageSM contract, contributions including rollover contributions and direct transfer contributions from existing Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA AdvantageSM contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the TSA Advantage (Series
600) product. New participants, however, can be enrolled into existing TSA Advantage units.


For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA AdvantageSM is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between AXA Equitable and an employer sponsoring a 403(b) plan that uses an EQUI-VEST(R) TSA AdvantageSM contract as a funding vehicle for plan assets, AXA Equitable may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST(R) TSA AdvantageSM contract issued to a participant of that employer's 403(b) plan.

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.


We offer the EQUI-VEST(R) TSA AdvantageSM contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to the EQUI-VEST(R) series 100 and 200 TSA contracts, except for certain material differences. Terms we use in this supplement have the same meaning as in the prospectus, unless we indicate otherwise.

Material differences between TSA AdvantageSM and the provisions of the EQUI-VEST(R) TSA series 100 and 200 contracts described in the Prospectus include the information, above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


                                                                          X00962

--------------------------------------------------------------------------------

The following is added to "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" in "Fees and charges" in the Prospectus:

--------------------------------------------------------------------------------


Fees and charges under series 600   o Daily charge on amounts invested in
                                      variable investment options for mortality
                                      and expense risks and other expenses at a
                                      current annual rate of 1.20% currently (2%
                                      maximum).

                                    o Annual administrative charge: $30 ($65
                                      maximum) currently or, if less, 2% of the account value, less any amount withdrawn during the contract year.

                                    o Charge for third-party transfer (such as
                                      in the case of a direct rollover to a
                                      traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

                                    o No sales charge deducted at the time you
                                      make contributions.

                                    o Withdrawal charge: We deduct a charge
                                      equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges assessed may not exceed
                                      8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this supplement.

                                    o We deduct a charge designed to approximate
                                      certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                                    o We deduct a $350 annuity administrative
                                      fee from amounts applied to a variable
                                      annuity payout option.

                                    o Annual expenses of the Trusts' portfolios
                                      are calculated as a percentage of the
                                      average daily net assets invested in each
                                      portfolio. These expenses include
                                      management fees ranging from 0.10% to
                                      1.50% annually, 12b-1 fees of either 0.25%
                                      or 0.35% annually, and other expenses.
--------------------------------------------------------------------------------

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Series 600 TSA Advantage contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


EQUI-VEST(R) SERIES 600 CONTRACTS

--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount
withdrawn (deducted if you surrender your contract or make
certain withdrawals)(1)                                          6%
--------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option   $350
--------------------------------------------------------------------------------
Charge for third-party transfer or exchange                      $65 maximum
                                                                 per occurrence;
                                                                 currently, none
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
                                                      Maximum     Current
                                                      -------     -------
Mortality and expense risk(2)                            1.75%       0.95%
Other expenses                                           0.25%       0.25%
                                                      -------     -------
Total Separate Account A annual expenses                 2.00        1.20%
--------------------------------------------------------------------------------

Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
                                            $65 maximum (currently $30) or, if
                                            less, 2% of your account value,
                                            less any amount previously withdrawn
Annual administrative charge                during the contract year
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

Total Annual Portfolio Operating Expenses for 2004
(expenses that are deducted from portfolio assets          Lowest     Highest
including management fees, 12b-1 fees, service fees,       ------     -------
and/or other expenses)(3)                                    0.55%       7.61%
--------------------------------------------------------------------------------


                                                                     Fee table 3

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.

--------------------------------------------------------------------------------

                                                Manage-
                                                 ment      12b-1     Other
Portfolio Name                                  Fees(4)   Fees(5)   expenses (6)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.29%
AXA Conservative Allocation                      0.10%      0.25%     0.41%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.30%
AXA Moderate Allocation                          0.10%      0.25%     0.16%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.20%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.18%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.20%
AXA Premier VIP Health Care                      1.20%      0.25%     0.40%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.50%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.32%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.26%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.25%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.25%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.25%
AXA Premier VIP Technology                       1.20%      0.25%     0.40%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.05%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.05%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.06%
EQ/Alliance International                        0.73%      0.25%     0.12%
EQ/Alliance Large Cap Growth*                    0.90%      0.25%     0.05%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.06%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.06%
EQ/Bear Stearns Small Company Growth*            1.00%      0.25%     0.18%
EQ/Bernstein Diversified Value                   0.63%      0.25%     0.07%
EQ/Boston Advisors Equity Income*                0.75%      0.25%     0.21%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.29%
EQ/Capital Guardian Growth                       0.65%      0.25%     0.09%
EQ/Capital Guardian International                0.85%      0.25%     0.17%
EQ/Capital Guardian Research                     0.65%      0.25%     0.05%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.05%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.12%
EQ/Equity 500 Index                              0.25%      0.25%     0.05%
EQ/Evergreen Omega                               0.65%      0.25%     0.11%
EQ/FI Mid Cap                                    0.70%      0.25%     0.06%
EQ/FI Small/Mid Cap Value                        0.74%      0.25%     0.08%
EQ/International Growth                          0.85%      0.25%     0.22%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.06%
EQ/JP Morgan Value Opportunities                 0.60%      0.25%     0.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.08%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.05%
EQ/Long Term Bond                                0.50%      0.25%     0.25%
EQ/Lord Abbett Growth and Income                 0.65%      0.25%     0.19%
EQ/Lord Abbett Large Cap Core                    0.65%      0.25%     0.19%
EQ/Lord Abbett Mid Cap Value                     0.70%      0.25%     0.19%
EQ/Marsico Focus                                 0.88%      0.25%     0.06%
EQ/Mercury Basic Value Equity                    0.58%      0.25%     0.05%
EQ/Mercury International Value                   0.85%      0.25%     0.15%
EQ/Mergers and Acquisitions                      0.90%      0.25%     1.21%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.06%
EQ/MFS Investors Trust                           0.60%      0.25%     0.10%
EQ/Money Market                                  0.34%      0.25%     0.05%
EQ/Montag & Caldwell Growth*                     0.75%      0.25%     0.12%
EQ/PIMCO Real Return                             0.55%      0.25%     0.20%
EQ/Short Duration Bond                           0.45%      0.25%     0.52%
EQ/Small Company Index                           0.25%      0.25%     0.13%
--------------------------------------------------------------------------------

                                                              Total                    Net Total
                                                              Annual      Fee Waiv-     Annual
                                               Underlying    Expenses    ers and/or    Expenses
                                               Portfolio      Before      Expense       After
                                                Fees and      Expense    Reimburse-     Expense
 Portfolio Name                                Expenses(7)   Limitation    ment(8)    Limitations
-------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.99%         1.63%        (0.29)%      1.34%
AXA Conservative Allocation                      0.75%         1.51%        (0.41)%      1.10%
AXA Conservative-Plus Allocation                 0.80%         1.45%        (0.30)%      1.15%
AXA Moderate Allocation                          0.83%         1.34%        (0.16)%      1.18%
AXA Moderate-Plus Allocation                     1.02%         1.57%        (0.20)%      1.37%
AXA Premier VIP Aggressive Equity                  --          1.05%           --        1.05%
AXA Premier VIP Core Bond                          --          1.05%        (0.10)%      0.95%
AXA Premier VIP Health Care                        --          1.85%         0.00%       1.85%
AXA Premier VIP High Yield                         --          1.01%           --        1.01%
AXA Premier VIP International Equity               --          1.80%         0.00%       1.80%
AXA Premier VIP Large Cap Core Equity              --          1.47%        (0.12)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.41%        (0.06)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.40%        (0.05)%      1.35%
AXA Premier VIP Small/Mid Cap Growth               --          1.60%         0.00%       1.60%
AXA Premier VIP Small/Mid Cap Value                --          1.60%         0.00%       1.60%
AXA Premier VIP Technology                         --          1.85%         0.00%       1.85%
-------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.77%           --        0.77%
EQ/Alliance Growth and Income                      --          0.86%           --        0.86%
EQ/Alliance Intermediate Government Securities     --          0.81%           --        0.81%
EQ/Alliance International                          --          1.10%         0.00%       1.10%
EQ/Alliance Large Cap Growth*                      --          1.20%        (0.10)%      1.10%
EQ/Alliance Quality Bond                           --          0.81%           --        0.81%
EQ/Alliance Small Cap Growth                       --          1.06%           --        1.06%
EQ/Bear Stearns Small Company Growth*              --          1.43%        (0.13)%      1.30%
EQ/Bernstein Diversified Value                     --          0.95%         0.00%       0.95%
EQ/Boston Advisors Equity Income*                  --          1.21%        (0.16)%      1.05%
EQ/Calvert Socially Responsible                    --          1.19%        (0.14)%      1.05%
EQ/Capital Guardian Growth                         --          0.99%        (0.04)%      0.95%
EQ/Capital Guardian International                  --          1.27%        (0.07)%      1.20%
EQ/Capital Guardian Research                       --          0.95%         0.00%       0.95%
EQ/Capital Guardian U.S. Equity                    --          0.95%         0.00%       0.95%
EQ/Caywood-Scholl High Yield Bond                  --          0.97%        (0.12)%      0.85%
EQ/Equity 500 Index                                --          0.55%           --        0.55%
EQ/Evergreen Omega                                 --          1.01%        (0.06)%      0.95%
EQ/FI Mid Cap                                      --          1.01%        (0.01)%      1.00%
EQ/FI Small/Mid Cap Value                          --          1.07%         0.00%       1.07%
EQ/International Growth                            --          1.32%         0.00%       1.32%
EQ/J.P. Morgan Core Bond                           --          0.75%         0.00%       0.75%
EQ/JP Morgan Value Opportunities                   --          0.95%         0.00%       0.95%
EQ/Janus Large Cap Growth                          --          1.23%        (0.08)%      1.15%
EQ/Lazard Small Cap Value                          --          1.05%         0.00%       1.05%
EQ/Long Term Bond                                  --          1.00%         0.00%       1.00%
EQ/Lord Abbett Growth and Income                   --          1.09%        (0.09)%      1.00%
EQ/Lord Abbett Large Cap Core                      --          1.09%        (0.09)%      1.00%
EQ/Lord Abbett Mid Cap Value                       --          1.14%        (0.09)%      1.05%
EQ/Marsico Focus                                   --          1.19%        (0.04)%      1.15%
EQ/Mercury Basic Value Equity                      --          0.88%         0.00%       0.88%
EQ/Mercury International Value                     --          1.25%         0.00%       1.25%
EQ/Mergers and Acquisitions                        --          2.36%        (0.91)%      1.45%
EQ/MFS Emerging Growth Companies                   --          0.96%           --        0.96%
EQ/MFS Investors Trust                             --          0.95%         0.00%       0.95%
EQ/Money Market                                    --          0.64%           --        0.64%
EQ/Montag & Caldwell Growth*                       --          1.12%         0.00%       1.12%
EQ/PIMCO Real Return                               --          1.00%        (0.35)%      0.65%
EQ/Short Duration Bond                             --          1.22%        (0.57)%      0.65%
EQ/Small Company Index                             --          0.63%         0.00%       0.63%
--------------------------------------------------------------------------------


4 Fee table

                                                                                           Total                   Net Total
                                                                                           Annual      Fee Waiv-     Annual
                                                                            Underlying    Expenses    ers and/or    Expenses
                                        Manage-                             Portfolio      Before      Expense       After
                                         ment      12b-1     Other          Fees and      Expense     Reimburse-     Expense
 Portfolio Name                         Fees(4)   Fees(5)   expenses (6)   Expenses(7)   Limitation     ment(8)    Limitations
------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:                      ----       ----      ----              ----       ----           ----       ----
------------------------------------------------------------------------------------------------------------------------------

EQ/Small Company Value*                  0.80%      0.25%     0.12%               --       1.17%          0.00%      1.17%
EQ/TCW Equity*                           0.80%      0.25%     0.12%               --       1.17%         (0.02)%     1.15%
EQ/UBS Growth and Income*                0.75%      0.25%     0.16%               --       1.16%         (0.11)%     1.05%
EQ/Van Kampen Comstock                   0.65%      0.25%     0.19%               --       1.09%         (0.09)%     1.00%
EQ/Van Kampen Emerging Markets Equity*   1.15%      0.25%     0.40%               --       1.80%          0.00%      1.80%
EQ/Van Kampen Mid Cap Growth             0.70%      0.25%     0.19%               --       1.14%         (0.09)%     1.05%
EQ/Wells Fargo Montgomery Small Cap      0.85%      0.25%     6.51%               --       7.61%         (6.33)%     1.28%
------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
Equity                                   1.50%      0.25%     2.35%               --       4.10%         (0.96)%     3.14%
------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**            0.76%      0.35%     0.26%               --       1.37%         (0.10)%     1.27%
------------------------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" in the Prospectus for the option's former name.

** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge.

(2) A portion of this charge is for providing the death benefit.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(4) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limi tation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/


                                                                     Fee table 5

Short Equity Fund, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



   ----------------------------------------------
   Portfolio Name:
   ----------------------------------------------
   AXA Moderate Allocation                 1.17%
   AXA Premier VIP Aggressive Equity       0.93%
   AXA Premier VIP Health Care             1.81%
   AXA Premier VIP International Equity    1.75%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.30%
   AXA Premier VIP Large Cap Value         1.21%
   AXA Premier VIP Small/Mid Cap Growth    1.50%
   AXA Premier VIP Small/Mid Cap Value     1.54%
   AXA Premier VIP Technology              1.75%
   EQ/Alliance Common Stock                0.68%
   EQ/Alliance Growth and Income           0.80%
   EQ/Alliance International               1.08%
   EQ/Alliance Large Cap Growth            1.04%
   EQ/Alliance Small Cap Growth            0.98%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian Growth              0.67%
   EQ/Capital Guardian International       1.17%
   EQ/Capital Guardian Research            0.90%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Evergreen Omega                      0.57%
   EQ/FI Mid Cap                           0.96%
   EQ/FI Small/Mid Cap Value               1.05%
   EQ/JP Morgan Value Opportunities        0.76%
   EQ/Lazard Small Cap Value               0.86%
   EQ/Marsico Focus                        1.12%
   EQ/Mercury Basic Value Equity           0.86%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.91%
   EQ/MFS Investors Trust                  0.91%
   EQ/Small Company Value                  1.16%
   EQ/TCW Equity                           1.14%
   EQ/Van Kampen Emerging Markets Equity   1.75%
   EQ/Wells Fargo Montgomery Small Cap     1.26%



EXAMPLES: EQUI-VEST SERIES 600 CONTRACTS

These examples are intended to help you compare the cost of investing in the series 600 TSA Advantage contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.56 per $10,000.


We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" below in this Supplement. The Series 600 Contracts were first offered in July 1998. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


6 Fee table

EQUI-VEST(R) SERIES 600 (TSA ADVANTAGESM)




------------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end
                                                            of the applicable time period
------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 933.85     $ 1,734.85     $ 2,553.92     $ 4,079.66
AXA Conservative Allocation                      $ 921.93     $ 1,700.16     $ 2,497.94     $ 3,969.83
AXA Conservative-Plus Allocation                 $ 915.98     $ 1,682.79     $ 2,469.83     $ 3,914.41
AXA Moderate Allocation                          $ 905.06     $ 1,650.87     $ 2,418.12     $ 3,811.90
AXA Moderate-Plus Allocation                     $ 927.89     $ 1,717.52     $ 2,525.97     $ 4,024.92
AXA Premier VIP Aggressive Equity                $ 876.27     $ 1,566.38     $ 2,280.58     $ 3,536.00
AXA Premier VIP Core Bond                        $ 876.27     $ 1,566.38     $ 2,280.58     $ 3,536.00
AXA Premier VIP Health Care                      $ 955.68     $ 1,798.20     $ 2,655.80     $ 4,277.48
AXA Premier VIP High Yield                       $ 872.30     $ 1,554.68     $ 2,261.47     $ 3,497.30
AXA Premier VIP International Equity             $ 950.72     $ 1,783.83     $ 2,632.73     $ 4,232.92
AXA Premier VIP Large Cap Core Equity            $ 917.96     $ 1,688.58     $ 2,479.21     $ 3,932.92
AXA Premier VIP Large Cap Growth                 $ 912.01     $ 1,671.19     $ 2,451.06     $ 3,877.27
AXA Premier VIP Large Cap Value                  $ 911.02     $ 1,668.29     $ 2,446.36     $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth             $ 930.87     $ 1,726.18     $ 2,539.95     $ 4,052.33
AXA Premier VIP Small/Mid Cap Value              $ 930.87     $ 1,726.18     $ 2,539.95     $ 4,052.33
AXA Premier VIP Technology                       $ 955.68     $ 1,798.20     $ 2,655.80     $ 4,277.48
------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 848.48     $ 1,484.30     $ 2,146.12     $ 3,261.70
EQ/Alliance Growth and Income                    $ 857.41     $ 1,510.73     $ 2,189.52     $ 3,350.73
EQ/Alliance Intermediate Government Securities   $ 852.45     $ 1,496.05     $ 2,165.43     $ 3,301.37
EQ/Alliance International                        $ 881.24     $ 1,580.98     $ 2,304.42     $ 3,584.16
EQ/Alliance Large Cap Growth*                    $ 891.16     $ 1,610.15     $ 2,351.94     $ 3,679.73
EQ/Alliance Quality Bond                         $ 852.45     $ 1,496.05     $ 2,165.43     $ 3,301.37
EQ/Alliance Small Cap Growth                     $ 877.27     $ 1,569.30     $ 2,285.35     $ 3,545.65
EQ/Bear Stearns Small Company Growth*            $ 913.99     $ 1,676.99     $ 2,460.45     $ 3,895.86
EQ/Bernstein Diversified Value                   $ 866.35     $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Boston Advisors Equity Income*                $ 892.15     $ 1,613.06     $ 2,356.68     $ 3,689.24
EQ/Calvert Socially Responsible                  $ 890.17     $ 1,607.23     $ 2,347.19     $ 3,670.22
EQ/Capital Guardian Growth                       $ 870.32     $ 1,548.83     $ 2,251.90     $ 3,477.88
EQ/Capital Guardian International                $ 898.11     $ 1,630.53     $ 2,385.08     $ 3,746.05
EQ/Capital Guardian Research                     $ 866.35     $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Capital Guardian U.S. Equity                  $ 866.35     $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                $ 868.33     $ 1,542.98     $ 2,242.33     $ 3,458.43
EQ/Equity 500 Index                              $ 826.64     $ 1,419.46     $ 2,039.32     $ 3,040.60
EQ/Evergreen Omega                               $ 872.30     $ 1,554.68     $ 2,261.47     $ 3,497.30
EQ/FI Mid Cap                                    $ 872.30     $ 1,554.68     $ 2,261.47     $ 3,497.30
EQ/FI Small/Mid Cap Value                        $ 878.26     $ 1,572.22     $ 2,290.12     $ 3,555.29
EQ/International Growth                          $ 903.07     $ 1,645.06     $ 2,408.69     $ 3,793.13
EQ/J.P. Morgan Core Bond                         $ 846.49     $ 1,478.42     $ 2,136.45     $ 3,241.81
------------------------------------------------------------------------------------------------------


                                                                                                        If you do
                                                                                                      not surrender
                                                                                                      your contract
                                                                                                        at the end
                                                                                                          of the
                                                       If you annuitize at the end                      applicable
                                                      of the applicable time period                     time period
-------------------------------------------------------------------------------------------------------------------
                                                  1 year       3 years        5 years        10 years       1 year
-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 737.79     $ 1,526.46     $ 2,332.94     $ 4,429.66     $ 387.79
AXA Conservative Allocation                      $ 725.19     $ 1,489.69     $ 2,273.39     $ 4,319.83     $ 375.19
AXA Conservative-Plus Allocation                 $ 718.90     $ 1,471.27     $ 2,243.50     $ 4,264.41     $ 368.90
AXA Moderate Allocation                          $ 707.36     $ 1,437.43     $ 2,188.49     $ 4,161.90     $ 357.36
AXA Moderate-Plus Allocation                     $ 731.49     $ 1,508.09     $ 2,303.20     $ 4,374.92     $ 381.49
AXA Premier VIP Aggressive Equity                $ 676.93     $ 1,347.85     $ 2,042.20     $ 3,886.00     $ 326.93
AXA Premier VIP Core Bond                        $ 676.93     $ 1,347.85     $ 2,042.20     $ 3,886.00     $ 326.93
AXA Premier VIP Health Care                      $ 760.87     $ 1,593.63     $ 2,441.31     $ 4,627.48     $ 410.87
AXA Premier VIP High Yield                       $ 672.73     $ 1,335.45     $ 2,021.88     $ 3,847.30     $ 322.73
AXA Premier VIP International Equity             $ 755.62     $ 1,578.39     $ 2,416.77     $ 4,582.92     $ 405.62
AXA Premier VIP Large Cap Core Equity            $ 721.00     $ 1,477.41     $ 2,253.47     $ 4,282.92     $ 371.00
AXA Premier VIP Large Cap Growth                 $ 714.70     $ 1,458.97     $ 2,223.52     $ 4,227.27     $ 364.70
AXA Premier VIP Large Cap Value                  $ 713.65     $ 1,455.90     $ 2,218.53     $ 4,217.96     $ 363.65
AXA Premier VIP Small/Mid Cap Growth             $ 734.64     $ 1,517.28     $ 2,318.08     $ 4,402.33     $ 384.64
AXA Premier VIP Small/Mid Cap Value              $ 734.64     $ 1,517.28     $ 2,318.08     $ 4,402.33     $ 384.64
AXA Premier VIP Technology                       $ 760.87     $ 1,593.63     $ 2,441.31     $ 4,627.48     $ 410.87
-------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 647.55     $ 1,260.83     $ 1,899.20     $ 3,611.70     $ 297.55
EQ/Alliance Growth and Income                    $ 656.99     $ 1,288.86     $ 1,945.35     $ 3,700.73     $ 306.99
EQ/Alliance Intermediate Government Securities   $ 651.74     $ 1,273.29     $ 1,919.74     $ 3,651.37     $ 301.74
EQ/Alliance International                        $ 682.17     $ 1,363.34     $ 2,067.56     $ 3,934.16     $ 332.17
EQ/Alliance Large Cap Growth*                    $ 692.67     $ 1,394.26     $ 2,118.10     $ 4,029.73     $ 342.67
EQ/Alliance Quality Bond                         $ 651.74     $ 1,273.29     $ 1,919.74     $ 3,651.37     $ 301.74
EQ/Alliance Small Cap Growth                     $ 677.98     $ 1,350.95     $ 2,047.28     $ 3,895.65     $ 327.98
EQ/Bear Stearns Small Company Growth*            $ 716.80     $ 1,465.12     $ 2,233.51     $ 4,245.86     $ 366.80
EQ/Bernstein Diversified Value                   $ 666.43     $ 1,316.83     $ 1,991.33     $ 3,788.94     $ 316.43
EQ/Boston Advisors Equity Income*                $ 693.72     $ 1,397.35     $ 2,123.14     $ 4,039.24     $ 343.72
EQ/Calvert Socially Responsible                  $ 691.62     $ 1,391.17     $ 2,113.05     $ 4,020.22     $ 341.62
EQ/Capital Guardian Growth                       $ 670.63     $ 1,329.25     $ 2,011.71     $ 3,827.88     $ 320.63
EQ/Capital Guardian International                $ 700.01     $ 1,415.86     $ 2,153.35     $ 4,096.05     $ 350.01
EQ/Capital Guardian Research                     $ 666.43     $ 1,316.83     $ 1,991.33     $ 3,788.94     $ 316.43
EQ/Capital Guardian U.S. Equity                  $ 666.43     $ 1,316.83     $ 1,991.33     $ 3,788.94     $ 316.43
EQ/Caywood-Scholl High Yield Bond                $ 668.53     $ 1,323.04     $ 2,001.52     $ 3,808.43     $ 318.53
EQ/Equity 500 Index                              $ 624.46     $ 1,192.09     $ 1,785.62     $ 3,390.60     $ 274.46
EQ/Evergreen Omega                               $ 672.73     $ 1,335.45     $ 2,021.88     $ 3,847.30     $ 322.73
EQ/FI Mid Cap                                    $ 672.73     $ 1,335.45     $ 2,021.88     $ 3,847.30     $ 322.73
EQ/FI Small/Mid Cap Value                        $ 679.03     $ 1,354.05     $ 2,052.35     $ 3,905.29     $ 329.03
EQ/International Growth                          $ 705.26     $ 1,431.27     $ 2,178.46     $ 4,143.13     $ 355.26
EQ/J.P. Morgan Core Bond                         $ 645.45     $ 1,254.60     $ 1,888.92     $ 3,591.81     $ 295.45
-------------------------------------------------------------------------------------------------------------------


                                                If you do not surrender your contract at
                                                  the end of the applicable time period
-----------------------------------------------------------------------------------------
                                                  3 years        5 years        10 years
-----------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,176.46     $ 1,982.94     $ 4,079.66
AXA Conservative Allocation                      $ 1,139.69     $ 1,923.39     $ 3,969.83
AXA Conservative-Plus Allocation                 $ 1,121.27     $ 1,893.50     $ 3,914.41
AXA Moderate Allocation                          $ 1,087.43     $ 1,838.49     $ 3,811.90
AXA Moderate-Plus Allocation                     $ 1,158.09     $ 1,953.20     $ 4,024.92
AXA Premier VIP Aggressive Equity                $   997.85     $ 1,692.20     $ 3,536.00
AXA Premier VIP Core Bond                        $   997.85     $ 1,692.20     $ 3,536.00
AXA Premier VIP Health Care                      $ 1,243.63     $ 2,091.31     $ 4,277.48
AXA Premier VIP High Yield                       $   985.45     $ 1,671.88     $ 3,497.30
AXA Premier VIP International Equity             $ 1,228.39     $ 2,066.77     $ 4,232.92
AXA Premier VIP Large Cap Core Equity            $ 1,127.41     $ 1,903.47     $ 3,932.92
AXA Premier VIP Large Cap Growth                 $ 1,108.97     $ 1,873.52     $ 3,877.27
AXA Premier VIP Large Cap Value                  $ 1,105.90     $ 1,868.53     $ 3,867.96
AXA Premier VIP Small/Mid Cap Growth             $ 1,167.28     $ 1,968.08     $ 4,052.33
AXA Premier VIP Small/Mid Cap Value              $ 1,167.28     $ 1,968.08     $ 4,052.33
AXA Premier VIP Technology                       $ 1,243.63     $ 2,091.31     $ 4,277.48
-----------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   910.83     $ 1,549.20     $ 3,261.70
EQ/Alliance Growth and Income                    $   938.86     $ 1,595.35     $ 3,350.73
EQ/Alliance Intermediate Government Securities   $   923.29     $ 1,569.74     $ 3,301.37
EQ/Alliance International                        $ 1,013.34     $ 1,717.56     $ 3,584.16
EQ/Alliance Large Cap Growth*                    $ 1,044.26     $ 1,768.10     $ 3,679.73
EQ/Alliance Quality Bond                         $   923.29     $ 1,569.74     $ 3,301.37
EQ/Alliance Small Cap Growth                     $ 1,000.95     $ 1,697.28     $ 3,545.65
EQ/Bear Stearns Small Company Growth*            $ 1,115.12     $ 1,883.51     $ 3,895.86
EQ/Bernstein Diversified Value                   $   966.83     $ 1,641.33     $ 3,438.94
EQ/Boston Advisors Equity Income*                $ 1,047.35     $ 1,773.14     $ 3,689.24
EQ/Calvert Socially Responsible                  $ 1,041.17     $ 1,763.05     $ 3,670.22
EQ/Capital Guardian Growth                       $   979.25     $ 1,661.71     $ 3,477.88
EQ/Capital Guardian International                $ 1,065.86     $ 1,803.35     $ 3,746.05
EQ/Capital Guardian Research                     $   966.83     $ 1,641.33     $ 3,438.94
EQ/Capital Guardian U.S. Equity                  $   966.83     $ 1,641.33     $ 3,438.94
EQ/Caywood-Scholl High Yield Bond                $   973.04     $ 1,651.52     $ 3,458.43
EQ/Equity 500 Index                              $   842.09     $ 1,435.62     $ 3,040.60
EQ/Evergreen Omega                               $   985.45     $ 1,671.88     $ 3,497.30
EQ/FI Mid Cap                                    $   985.45     $ 1,671.88     $ 3,497.30
EQ/FI Small/Mid Cap Value                        $ 1,004.05     $ 1,702.35     $ 3,555.29
EQ/International Growth                          $ 1,081.27     $ 1,828.46     $ 3,793.13
EQ/J.P. Morgan Core Bond                         $   904.60     $ 1,538.92     $ 3,241.81
-----------------------------------------------------------------------------------------


                                                                     Fee table 7

                                                   If you surrender your contract at the end
                                                         of the applicable time period
----------------------------------------------------------------------------------------------------
                                                1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Janus Large Cap Growth                      $   894.14   $ 1,618.89     $ 2,366.15     $ 3,708.22
EQ/Lazard Small Cap Value                      $   876.27   $ 1,566.38     $ 2,280.58     $ 3,536.00
EQ/Long Term Bond                              $   871.31   $ 1,551.76     $ 2,256.69     $ 3,487.59
EQ/Lord Abbett Growth and Income               $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Lord Abbett Large Cap Core                  $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Lord Abbett Mid Cap Value                   $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
EQ/Marsico Focus                               $   890.17   $ 1,607.23     $ 2,347.19     $ 3,670.22
EQ/Mercury Basic Value Equity                  $   859.40   $ 1,516.60     $ 2,199.14     $ 3,370.40
EQ/Mercury International Value                 $   896.13   $ 1,624.71     $ 2,375.62     $ 3,727.15
EQ/Mergers and Acquisitions                    $ 1,006.31   $ 1,943.92     $ 2,888.21     $ 4,719.00
EQ/MFS Emerging Growth Companies               $   867.34   $ 1,540.05     $ 2,237.54     $ 3,448.69
EQ/MFS Investors Trust                         $   866.35   $ 1,537.12     $ 2,232.75     $ 3,438.94
EQ/Money Market                                $   835.57   $ 1,446.02     $ 2,083.14     $ 3,131.65
EQ/Montag & Caldwell Growth*                   $   883.22   $ 1,586.82     $ 2,313.94     $ 3,603.35
EQ/PIMCO Real Return                           $   871.31   $ 1,551.76     $ 2,256.69     $ 3,487.59
EQ/Short Duration Bond                         $   893.15   $ 1,615.97     $ 2,361.42     $ 3,698.73
EQ/Small Company Index                         $   834.58   $ 1,443.07     $ 2,078.28     $ 3,121.58
EQ/Small Company Value*                        $   888.18   $ 1,601.41     $ 2,337.70     $ 3,651.16
EQ/TCW Equity*                                 $   888.18   $ 1,601.41     $ 2,337.70     $ 3,651.16
EQ/UBS Growth and Income*                      $   887.19   $ 1,598.49     $ 2,332.95     $ 3,641.62
EQ/Van Kampen Comstock                         $   880.24   $ 1,578.06     $ 2,299.65     $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*         $   950.72   $ 1,783.83     $ 2,632.73     $ 4,232.92
EQ/Van Kampen Mid Cap Growth                   $   885.21   $ 1,592.66     $ 2,323.45     $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap            $ 1,527.45   $ 3,352.33     $ 4,993.99     $ 8,094.63
----------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,179.03   $ 2,429.05     $ 3,642.61     $ 6,058.14
----------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $   908.04   $ 1,659.59     $ 2,432.25     $ 3,839.97
----------------------------------------------------------------------------------------------------

                                                                                                       If you do not surrender
                                                                                                       your contract at the end
                                                            If you annuitize at the end                    of the applicable
                                                           of the applicable time period                     time period
--------------------------------------------------------------------------------------------------------------------------------
                                                1 year       3 years        5 years        10 years       1 year      3 years
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94     $   316.43   $   966.83
EQ/Janus Large Cap Growth                      $   695.81   $ 1,403.52     $ 2,133.22     $ 4,058.22     $   345.81   $ 1,053.52
EQ/Lazard Small Cap Value                      $   676.93   $ 1,347.85     $ 2,042.20     $ 3,886.00     $   326.93   $   997.85
EQ/Long Term Bond                              $   671.68   $ 1,332.35     $ 2,016.79     $ 3,837.59     $   321.68   $   982.35
EQ/Lord Abbett Growth and Income               $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55     $   331.12   $ 1,010.24
EQ/Lord Abbett Large Cap Core                  $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55     $   331.12   $ 1,010.24
EQ/Lord Abbett Mid Cap Value                   $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51     $   336.37   $ 1,025.71
EQ/Marsico Focus                               $   691.62   $ 1,391.17     $ 2,113.05     $ 4,020.22     $   341.62   $ 1,041.17
EQ/Mercury Basic Value Equity                  $   659.09   $ 1,295.08     $ 1,955.59     $ 3,720.40     $   309.09   $   945.08
EQ/Mercury International Value                 $   697.91   $ 1,409.69     $ 2,143.29     $ 4,077.15     $   347.91   $ 1,059.69
EQ/Mergers and Acquisitions                    $   814.39   $ 1,748.13     $ 2,688.53     $ 5,069.00     $   464.39   $ 1,398.13
EQ/MFS Emerging Growth Companies               $   667.48   $ 1,319.94     $ 1,996.43     $ 3,798.69     $   317.48   $   969.94
EQ/MFS Investors Trust                         $   666.43   $ 1,316.83     $ 1,991.33     $ 3,788.94     $   316.43   $   966.83
EQ/Money Market                                $   633.90   $ 1,220.25     $ 1,832.21     $ 3,481.65     $   283.90   $   870.25
EQ/Montag & Caldwell Growth*                   $   684.27   $ 1,369.53     $ 2,077.68     $ 3,953.35     $   334.27   $ 1,019.53
EQ/PIMCO Real Return                           $   671.68   $ 1,332.35     $ 2,016.79     $ 3,837.59     $   321.68   $   982.35
EQ/Short Duration Bond                         $   694.76   $ 1,400.43     $ 2,128.18     $ 4,048.73     $   344.76   $ 1,050.43
EQ/Small Company Index                         $   632.86   $ 1,217.13     $ 1,827.05     $ 3,471.58     $   282.86   $   867.13
EQ/Small Company Value*                        $   689.52   $ 1,384.99     $ 2,102.96     $ 4,001.16     $   339.52   $ 1,034.99
EQ/TCW Equity*                                 $   689.52   $ 1,384.99     $ 2,102.96     $ 4,001.16     $   339.52   $ 1,034.99
EQ/UBS Growth and Income*                      $   688.47   $ 1,381.90     $ 2,097.91     $ 3,991.62     $   338.47   $ 1,031.90
EQ/Van Kampen Comstock                         $   681.12   $ 1,360.24     $ 2,062.49     $ 3,924.55     $   331.12   $ 1,010.24
EQ/Van Kampen Emerging Markets Equity*         $   755.62   $ 1,578.39     $ 2,416.77     $ 4,582.92     $   405.62   $ 1,228.39
EQ/Van Kampen Mid Cap Growth                   $   686.37   $ 1,375.71     $ 2,087.80     $ 3,972.51     $   336.37   $ 1,025.71
EQ/Wells Fargo Montgomery Small Cap            $ 1,365.27   $ 3,241.58     $ 4,929.50     $ 8,444.63     $ 1,015.27   $ 2,891.58
--------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $   996.97   $ 2,262.51     $ 3,491.14     $ 6,408.14     $   646.97   $ 1,912.51
--------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $   710.50   $ 1,446.67     $ 2,203.52     $ 4,189.97     $   360.50   $ 1,096.67
--------------------------------------------------------------------------------------------------------------------------------

                                                If you do not surrender your
                                                        contract at
                                               of the applicable time period
--------------------------------------------------------------------------------
                                                 5 years        10 years
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $ 1,641.33     $ 3,438.94
EQ/Janus Large Cap Growth                      $ 1,783.22     $ 3,708.22
EQ/Lazard Small Cap Value                      $ 1,692.20     $ 3,536.00
EQ/Long Term Bond                              $ 1,666.79     $ 3,487.59
EQ/Lord Abbett Growth and Income               $ 1,712.49     $ 3,574.55
EQ/Lord Abbett Large Cap Core                  $ 1,712.49     $ 3,574.55
EQ/Lord Abbett Mid Cap Value                   $ 1,737.80     $ 3,622.51
EQ/Marsico Focus                               $ 1,763.05     $ 3,670.22
EQ/Mercury Basic Value Equity                  $ 1,605.59     $ 3,370.40
EQ/Mercury International Value                 $ 1,793.29     $ 3,727.15
EQ/Mergers and Acquisitions                    $ 2,338.53     $ 4,719.00
EQ/MFS Emerging Growth Companies               $ 1,646.43     $ 3,448.69
EQ/MFS Investors Trust                         $ 1,641.33     $ 3,438.94
EQ/Money Market                                $ 1,482.21     $ 3,131.65
EQ/Montag & Caldwell Growth*                   $ 1,727.68     $ 3,603.35
EQ/PIMCO Real Return                           $ 1,666.79     $ 3,487.59
EQ/Short Duration Bond                         $ 1,778.18     $ 3,698.73
EQ/Small Company Index                         $ 1,477.05     $ 3,121.58
EQ/Small Company Value*                        $ 1,752.96     $ 3,651.16
EQ/TCW Equity*                                 $ 1,752.96     $ 3,651.16
EQ/UBS Growth and Income*                      $ 1,747.91     $ 3,641.62
EQ/Van Kampen Comstock                         $ 1,712.49     $ 3,574.55
EQ/Van Kampen Emerging Markets Equity*         $ 2,066.77     $ 4,232.92
EQ/Van Kampen Mid Cap Growth                   $ 1,737.80     $ 3,622.51
EQ/Wells Fargo Montgomery Small Cap            $ 4,579.50     $ 8,094.63
--------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 3,141.14     $ 6,058.14
--------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $ 1,853.52     $ 3,839.97
--------------------------------------------------------------------------------




* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" in the Prospectus for the option's former name.
--------------------------------------------------------------------------------


8 Fee table

CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2004.



                                                                     Fee table 9

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE
PROSPECTUS:


Charges and expenses

--------------------------------------------------------------------------------

CHARGES UNDER SERIES 600 CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% (1.75% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA AdvantageSM contracts. If your account value on such date is $25,000 or more for TSA Advantage contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA AdvantageSM contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

There currently is no third-party transfer (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company) charge for series 600 contracts. We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies.


WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest


10  Charges and expenses
option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:

o The annuitant retires under the terms of the TSA plan, or separates from service;

o The annuitant reaches age 591/2 and completes at least five contract years;

o The annuitant dies and a death benefit is payable to the beneficiary;

o We receive a properly completed election form providing for the account value to be used to buy a life annuity;

o The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 591/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 591/2;

o The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

o A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

o We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
     Guam) and meets all of the following:

     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.

o The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.


                                                        Charges and expenses  11

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.



SERIES 600 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2004.

----------------------------------------------------------------------------
                                                       For the years ending
                                                           December 31,
                                                          1998         1999
----------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA CONSERVATIVE ALLOCATION
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA MODERATE ALLOCATION
  Unit value                                           $ 102.39     $ 118.86
  Number of units outstanding (000's)                        --           11
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                                           $  90.25     $ 105.70
  Number of units outstanding (000's)                        --           17
 AXA PREMIER VIP CORE BOND
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP HEALTH CARE
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP HIGH YIELD
  Unit value                                           $  89.20     $  84.97
  Number of units outstanding (000's)                        --            5
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                                 --           --
  Number of units outstanding (000's)                        --           --

----------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                          2000         2001        2002
----------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
  Unit value                                                 --           --          --
  Number of units outstanding (000's)                        --           --          --
 AXA CONSERVATIVE ALLOCATION
  Unit value                                                 --           --          --
  Number of units outstanding (000's)                        --           --          --
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                                 --           --          --
  Number of units outstanding (000's)                        --           --          --
 AXA MODERATE ALLOCATION
  Unit value                                           $ 115.59     $ 111.79    $  96.39
  Number of units outstanding (000's)                       101          287         488
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                                 --           --          --
  Number of units outstanding (000's)                        --           --          --
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                                           $  90.50     $  66.90    $  47.01
  Number of units outstanding (000's)                        71          100          95
 AXA PREMIER VIP CORE BOND
  Unit value                                                 --           --    $ 106.88
  Number of units outstanding (000's)                        --           --          83
 AXA PREMIER VIP HEALTH CARE
  Unit value                                                 --           --    $  79.09
  Number of units outstanding (000's)                        --           --          17
 AXA PREMIER VIP HIGH YIELD
  Unit value                                           $  76.49     $  76.09    $  72.96
  Number of units outstanding (000's)                        28           49          69
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                                 --           --    $  78.18
  Number of units outstanding (000's)                        --           --          17
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                                 --           --    $  76.54
  Number of units outstanding (000's)                        --           --          21
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                                 --           --    $  67.96
  Number of units outstanding (000's)                        --           --          32
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                                 --           --    $  79.20
  Number of units outstanding (000's)                        --           --          32
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                                 --           --    $  62.08
  Number of units outstanding (000's)                        --           --          43

----------------------------------------------------------------------------
                                                        For the years ending
                                                            December 31,
                                                          2003         2004
----------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
  Unit value                                           $ 109.19     $ 120.60
  Number of units outstanding (000's)                         1           12
 AXA CONSERVATIVE ALLOCATION
  Unit value                                           $ 102.19     $ 107.05
  Number of units outstanding (000's)                         2           31
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                           $ 104.18     $ 110.91
  Number of units outstanding (000's)                         3           21
 AXA MODERATE ALLOCATION
  Unit value                                           $ 113.46     $ 121.88
  Number of units outstanding (000's)                       503          565
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                           $ 108.00     $ 119.18
  Number of units outstanding (000's)                         2           50
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                                           $  63.88     $  70.75
  Number of units outstanding (000's)                       106          123
 AXA PREMIER VIP CORE BOND
  Unit value                                           $ 109.55     $ 112.44
  Number of units outstanding (000's)                       100          106
 AXA PREMIER VIP HEALTH CARE
  Unit value                                           $ 100.13     $ 110.93
  Number of units outstanding (000's)                        32           49
 AXA PREMIER VIP HIGH YIELD
  Unit value                                           $  88.34     $  94.85
  Number of units outstanding (000's)                       130          179
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                           $ 103.76     $ 120.87
  Number of units outstanding (000's)                        31           62
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                           $  96.89     $ 104.99
  Number of units outstanding (000's)                        31           33
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                           $  87.71     $  92.44
  Number of units outstanding (000's)                        53           65
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                           $ 102.57     $ 115.96
  Number of units outstanding (000's)                        39           51
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                           $  86.02     $  94.96
  Number of units outstanding (000's)                        94          125



I-1 Appendix I: Condensed financial information


SERIES 600 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2004.

-------------------------------------------------------------------------------------
                                                               For the years ending
                                                                    December 31,
                                                                 1998         1999
-------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
AXA PREMIER VIP TECHNOLOGY
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/ALLIANCE COMMON STOCK
 Unit value                                                   $ 102.87       $ 126.92
 Number of units outstanding (000's)                                --            105
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                                                   $ 102.73       $ 120.14
 Number of units outstanding (000's)                                --             37
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
 Unit value                                                   $ 103.32       $ 101.97
 Number of units outstanding (000's)                                --              1
EQ/ALLIANCE INTERNATIONAL
 Unit value                                                   $  93.00       $ 126.30
 Number of units outstanding (000's)                                --              3
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                                                         --       $ 116.42
 Number of units outstanding (000's)                                --             36
EQ/ALLIANCE QUALITY BOND
 Unit value                                                   $ 103.62       $ 100.07
 Number of units outstanding (000's)                                --              4
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                                                   $  86.94       $ 109.62
 Number of units outstanding (000's)                                --              2
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                                                         --       $ 107.64
 Number of units outstanding (000's)                                --             --
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                                                         --       $ 106.84
 Number of units outstanding (000's)                                --              1
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                                         --       $ 101.69
 Number of units outstanding (000's)                                --              1


----------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                                2000           2001           2002
----------------------------------------------------------------------------------------------------

AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                                         --             --       $  73.80
 Number of units outstanding (000's)                                --             --             36
AXA PREMIER VIP TECHNOLOGY
 Unit value                                                         --             --       $  56.71
 Number of units outstanding (000's)                                --             --              9
EQ/ALLIANCE COMMON STOCK
 Unit value                                                   $ 107.54       $  94.83       $  62.46
 Number of units outstanding (000's)                               702            944            905
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                                                   $ 129.01       $ 125.48       $  97.62
 Number of units outstanding (000's)                               262            526            600
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
 Unit value                                                   $ 109.71       $ 116.93       $ 125.45
 Number of units outstanding (000's)                                16            112            193
EQ/ALLIANCE INTERNATIONAL
 Unit value                                                   $  95.90       $  72.66       $  64.53
 Number of units outstanding (000's)                                36             45            272
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                                                   $  93.88       $  70.52       $  47.97
 Number of units outstanding (000's)                               350            438            383
EQ/ALLIANCE QUALITY BOND
 Unit value                                                   $ 110.03       $ 117.42       $ 124.90
 Number of units outstanding (000's)                                27            112            158
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                                                   $ 123.09       $ 105.51       $  72.72
 Number of units outstanding (000's)                                98            166            206
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit value                                                         --       $  94.71       $  80.81
 Number of units outstanding (000's)                                --             71            173
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                                                   $ 103.26       $  87.02       $  63.23
 Number of units outstanding (000's)                                --             --              3
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                                         --             --       $  54.11
 Number of units outstanding (000's)                                --             --              5
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                                         --             --       $  67.97
 Number of units outstanding (000's)                                --             --             12
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                                                   $ 111.80       $ 108.22       $  80.55
 Number of units outstanding (000's)                                 9             31            130
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                                   $ 104.08       $ 100.76       $  75.99
 Number of units outstanding (000's)                                11             21             63


-------------------------------------------------------------------------------------
                                                               For the years ending
                                                                    December 31,
                                                                 2003         2004
-------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP VALUE
 Unit value                                                   $ 102.53       $ 116.68
 Number of units outstanding (000's)                                66             91
AXA PREMIER VIP TECHNOLOGY
 Unit value                                                   $  88.33       $  91.63
 Number of units outstanding (000's)                                31            130
EQ/ALLIANCE COMMON STOCK
 Unit value                                                   $  92.29       $ 104.06
 Number of units outstanding (000's)                             1,026           1206
EQ/ALLIANCE GROWTH AND INCOME
 Unit value                                                   $ 125.79       $ 139.68
 Number of units outstanding (000's)                               645            710
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
 Unit value                                                   $ 126.60       $ 127.50
 Number of units outstanding (000's)                               185            163
EQ/ALLIANCE INTERNATIONAL
 Unit value                                                   $  86.19       $ 100.63
 Number of units outstanding (000's)                               302            335
EQ/ALLIANCE LARGE CAP GROWTH
 Unit value                                                   $  58.38       $  62.52
 Number of units outstanding (000's)                               362            311
EQ/ALLIANCE QUALITY BOND
 Unit value                                                   $ 127.77       $ 130.97
 Number of units outstanding (000's)                               142            135
EQ/ALLIANCE SMALL CAP GROWTH
 Unit value                                                   $ 101.26       $ 114.03
 Number of units outstanding (000's)                               238            247
EQ/BEAR STEARNS SMALL COMPANY GROWTH
 Unit value                                                         --       $ 114.62
 Number of units outstanding (000's)                                --              1
EQ/BERNSTEIN DIVERSIFIED VALUE
 Unit value                                                   $ 102.78       $ 115.20
 Number of units outstanding (000's)                               235            340
EQ/BOSTON ADVISORS EQUITY INCOME
 Unit value                                                         --       $ 107.01
 Number of units outstanding (000's)                                --              6
EQ/CALVERT SOCIALLY RESPONSIBLE
 Unit value                                                   $  79.94       $  81.81
 Number of units outstanding (000's)                                 4              6
EQ/CAPITAL GUARDIAN GROWTH
 Unit value                                                   $  66.27       $  69.10
 Number of units outstanding (000's)                                11             12
EQ/CAPITAL GUARDIAN INTERNATIONAL
 Unit value                                                   $  89.06       $  99.97
 Number of units outstanding (000's)                                31             75
EQ/CAPITAL GUARDIAN RESEARCH
 Unit value                                                   $ 104.65       $ 114.66
 Number of units outstanding (000's)                               142            147
EQ/CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                                   $ 102.40       $ 110.61
 Number of units outstanding (000's)                               126            189


                                 Appendix I: Condensed financial information I-2


SERIES 600 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2004.

-------------------------------------------------------------------------------------
                                                               For the years ending
                                                                    December 31,
                                                                 1998         1999
-------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
 Unit value                                                   $ 103.69       $ 123.02
 Number of units outstanding (000's)                                --             50
EQ/EVERGREEN OMEGA
 Unit value                                                         --       $ 106.63
 Number of units outstanding (000's)                                --             --
EQ/FI MID CAP
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/FI SMALL/MID CAP VALUE
 Unit value                                                   $  82.88       $  83.36
 Number of units outstanding (000's)                                --              1
EQ/J.P. MORGAN CORE BOND
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit value                                                   $ 100.60       $  98.04
 Number of units outstanding (000's)                                --              3
EQ/JANUS LARGE CAP GROWTH
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/LAZARD SMALL CAP VALUE
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/MARSICO FOCUS
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                                                   $  97.91       $ 115.06
 Number of units outstanding (000's)                                --              7
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                                                   $ 103.53       $ 177.65
 Number of units outstanding (000's)                                --             36
EQ/MFS INVESTORS TRUST
 Unit value                                                         --       $ 104.53
 Number of units outstanding (000's)                                --              2
EQ/MONEY MARKET
 Unit value                                                   $ 101.68       $ 105.21
 Number of units outstanding (000's)                                --             17
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/SMALL COMPANY INDEX
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --
EQ/SMALL COMPANY VALUE
 Unit value                                                         --             --
 Number of units outstanding (000's)                                --             --


----------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                                2000           2001           2002
----------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
 Unit value                                                   $ 109.63       $  95.13       $  72.94
 Number of units outstanding (000's)                               258            367            451
EQ/EVERGREEN OMEGA
 Unit value                                                   $  93.02       $  76.26       $  57.25
 Number of units outstanding (000's)                                 3             10             16
EQ/FI MID CAP
 Unit value                                                   $ 100.02       $  85.57       $  68.93
 Number of units outstanding (000's)                                 9            106            195
EQ/FI SMALL/MID CAP VALUE
 Unit value                                                   $  86.60       $  88.97       $  74.98
 Number of units outstanding (000's)                                14            126            261
EQ/J.P. MORGAN CORE BOND
 Unit value                                                         --             --       $ 107.19
 Number of units outstanding (000's)                                --             --             45
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit value                                                   $ 103.43       $  95.23       $  76.16
 Number of units outstanding (000's)                                17             32             35
EQ/JANUS LARGE CAP GROWTH
 Unit value                                                   $  83.99       $  63.92       $  44.01
 Number of units outstanding (000's)                                12            119            162
EQ/LAZARD SMALL CAP VALUE
 Unit value                                                         --             --       $ 112.91
 Number of units outstanding (000's)                                --             --             27
EQ/MARSICO FOCUS
 Unit value                                                         --       $ 105.94       $  92.57
 Number of units outstanding (000's)                                --             --             47
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                                                   $ 127.11       $ 132.52       $ 109.12
 Number of units outstanding (000's)                                41            119            183
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                                         --             --       $  75.88
 Number of units outstanding (000's)                                --             --             74
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                                                   $ 142.46       $  92.82       $  60.23
 Number of units outstanding (000's)                               288            316            265
EQ/MFS INVESTORS TRUST
 Unit value                                                   $ 102.57       $  85.14       $  66.44
 Number of units outstanding (000's)                                17             21             26
EQ/MONEY MARKET
 Unit value                                                   $ 110.19       $ 112.74       $ 112.77
 Number of units outstanding (000's)                                57            125            107
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
EQ/SMALL COMPANY INDEX
 Unit value                                                         --             --       $  81.65
 Number of units outstanding (000's)                                --             --             18
EQ/SMALL COMPANY VALUE
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --


-------------------------------------------------------------------------------------
                                                               For the years ending
                                                                    December 31,
                                                                 2003         2004
-------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
 Unit value                                                   $  91.12       $ 100.33
 Number of units outstanding (000's)                               536            628
EQ/EVERGREEN OMEGA
 Unit value                                                   $  78.17       $  82.67
 Number of units outstanding (000's)                                26             53
EQ/FI MID CAP
 Unit value                                                   $  97.80       $ 112.12
 Number of units outstanding (000's)                               301            399
EQ/FI SMALL/MID CAP VALUE
 Unit value                                                   $  98.72       $ 114.94
 Number of units outstanding (000's)                               291            333
EQ/J.P. MORGAN CORE BOND
 Unit value                                                   $ 109.48       $  112.6
 Number of units outstanding (000's)                                72             95
EQ/JP MORGAN VALUE OPPORTUNITIES
 Unit value                                                   $  95.42       $ 104.53
 Number of units outstanding (000's)                                35             38
EQ/JANUS LARGE CAP GROWTH
 Unit value                                                   $  54.73       $  60.64
 Number of units outstanding (000's)                               185            201
EQ/LAZARD SMALL CAP VALUE
 Unit value                                                   $ 153.26       $ 177.32
 Number of units outstanding (000's)                                54            102
EQ/MARSICO FOCUS
 Unit value                                                   $ 119.93       $ 130.94
 Number of units outstanding (000's)                               133            180
EQ/MERCURY BASIC VALUE EQUITY
 Unit value                                                   $ 141.44       $ 154.51
 Number of units outstanding (000's)                               219            284
EQ/MERCURY INTERNATIONAL VALUE
 Unit value                                                   $  96.00       $ 115.37
 Number of units outstanding (000's)                                85            120
EQ/MFS EMERGING GROWTH COMPANIES
 Unit value                                                   $  76.94       $  85.62
 Number of units outstanding (000's)                               250            232
EQ/MFS INVESTORS TRUST
 Unit value                                                   $  80.11       $  88.18
 Number of units outstanding (000's)                                31             32
EQ/MONEY MARKET
 Unit value                                                   $ 112.05       $ 111.56
 Number of units outstanding (000's)                                83             75
EQ/MONTAG & CALDWELL GROWTH
 Unit value                                                         --       $ 104.69
 Number of units outstanding (000's)                                --             --
EQ/SMALL COMPANY INDEX
 Unit value                                                   $ 117.68       $ 136.81
 Number of units outstanding (000's)                                59            104
EQ/SMALL COMPANY VALUE
 Unit value                                                         --       $ 113.27
 Number of units outstanding (000's)                                --              7


I-3 Appendix I: Condensed financial information

SERIES 600 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2004.

-------------------------------------------------------------------------------------
                                                               For the years ending
                                                                    December 31,
                                                                  1998         1999
-------------------------------------------------------------------------------------
EQ/TCW EQUITY
 Unit value                                                           --           --
 Number of units outstanding (000's)                                  --           --
EQ/UBS GROWTH AND INCOME
 Unit value                                                           --           --
 Number of units outstanding (000's)                                  --           --
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                                                     $  81.49     $ 157.61
 Number of units outstanding (000's)                                  --            5
LAUDUS ROSENBERG VIT VALUE LONG/SHORT EQUITY
 Unit value                                                           --           --
 Number of units outstanding (000's)                                  --           --
U.S. REAL ESTATE -- CLASS II
 Unit value                                                           --           --
 Number of units outstanding (000's)                                  --           --

----------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                                  2000          2001           2002
----------------------------------------------------------------------------------------------------
EQ/TCW EQUITY
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
EQ/UBS GROWTH AND INCOME
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                                                   $  93.36       $  87.48       $  81.32
 Number of units outstanding (000's)                                42             44             54
LAUDUS ROSENBERG VIT VALUE LONG/SHORT EQUITY
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --
U.S. REAL ESTATE -- CLASS II
 Unit value                                                         --             --             --
 Number of units outstanding (000's)                                --             --             --


-------------------------------------------------------------------------------------
                                                                For the years ending
                                                                    December 31,
                                                                  2003         2004
-------------------------------------------------------------------------------------
EQ/TCW EQUITY
 Unit value                                                         --       $ 111.26
 Number of units outstanding (000's)                                --              2
EQ/UBS GROWTH AND INCOME
 Unit value                                                         --       $ 109.27
 Number of units outstanding (000's)                                --             --
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
 Unit value                                                   $ 125.29       $ 153.09
 Number of units outstanding (000's)                                69             95
LAUDUS ROSENBERG VIT VALUE LONG/SHORT EQUITY
 Unit value                                                   $  99.49       $ 101.87
 Number of units outstanding (000's)                                --              3
U.S. REAL ESTATE -- CLASS II
 Unit value                                                   $ 106.85       $ 143.65
 Number of units outstanding (000's)                                 4             45




    Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234

All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company


                                 Appendix I: Condensed financial information I-4

EQUI-VEST(R) Employer-Sponsored Retirement Programs


SUPPLEMENT DATED MAY 1, 2005 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005


     EQUI-VEST(R)  Vantage(SM)  Additional   Contributions   Tax-Sheltered
(ACTS) Program
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2005, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. You should keep this Supplement with your prospectus. We will send you another copy of any prospectus or supplement, without charge, upon request.


We offer the EQUI-VEST(R) Vantage(SM) contract to fund the ACTS Program ("the plan").


The EQUI-VEST(R) Vantage(SM) ACTS contract is a group variable deferred annuity contract. The employer will be the EQUI-VEST(R) Vantage(SM) ACTS contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.(1)


We offer the EQUI-VEST(R) Vantage(SM) ACTS contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage(SM) ACTS, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in an EQUI-VEST(R) Vantage(SM) ACTS, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

                                   ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

Material differences between EQUI-VEST(R) Vantage(SM) ACTS and the provisions of the EQUI-VEST(R) Series 100 and 200 contracts described in the Prospectus include the information above as well as the following:


----------
(1) This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage(SM) ACTS product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the Prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed.

         For use with the Additional Contributions Tax-Sheltered Program


                                                                          X00963
888-1353 (5/05)                                     Catalog Number 133282 (5/05)

1. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A 1. GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 10 OF THE PROSPECTUS:


--------------------------------------------------------------------------------
FEES AND CHARGES FOR
EQUI-VEST(R) VANTAGE(SM)  o Separate account charge deducted daily on amounts
ACTS                        invested in variable investment options: 0.70%.

                          o Annual administrative charge: There is no annual
                            administrative charge.

                          o Charge for third-party transfer (such as in the case
                            of a direct transfer of the account value to another 403(b) arrangement ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract): $25 current ($65 maximum) per occurrence per participant.

                          o No sales charge deducted at the time contributions
                            are made.

                          o Withdrawal charge: There is no withdrawal charge.


                          o Annual expenses of EQ Advisors Trust and AXA Premier
                            VIP Trust (the "Trusts") portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 0.90% annually, 12b-1 fees of 0.25% annually, and other expenses.


--------------------------------------------------------------------------------
2. PORTFOLIOS OF THE TRUSTS

The following Variable Investment Options are available under the contract.

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(R) Vantage(SM) ACTS contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.



-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION          Seeks long-term capital appreciation and current income.   o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                                o Alliance Capital Management L.P.,
                                                                                              through its Bernstein Investment
                                                                                              Research and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                      o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                  and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates     o Alliance Capital Management L.P.
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level
                                 consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                    Seeks long-term growth of capital.                         o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND         Seeks to provide a high total return consistent with       o J.P. Morgan Investment Management Inc.
                                 moderate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
AXA Advisors Trust
Portfolio Name                   Objective                                                  Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH        Seeks long-term growth of capital.                         o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL         Seeks capital appreciation.                                o Merrill Lynch Investment Managers
 VALUE                                                                                        International Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                  Seeks to obtain a high level of current income,            o Alliance Capital Management L.P.
                                 preserve its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX           Seeks to replicate as closely as                           o Alliance Capital
                                 possible (before the o Alliance Capital Management
                                 L.P. deduction of portfolio expenses) the total
                                 return of the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing.


3. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 11 OF THE PROSPECTUS:


FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) Vantage(SM) ACTS certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges for certain features shown in the fee table are mutually exclusive.

-------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted
when you surrender your certificate or make certain withdrawals)                           0%
Charge if you elect a Variable Immediate Annuity payout option                             $350
Charge for third-party transfer or direct rollover                                         $65 maximum per participant for each
                                                                                           occurrence; currently $25 per
                                                                                           participant for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the certificate, not including underlying trust portfolio fees and expenses.

-------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------------------------------
Separate account charge(1)                                                                 0.70%

-------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
-------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                                       $0
-------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-----------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------
                                                                                         Lowest     Highest
                                                                                         ------     -------
Total Annual Portfolio Operating Expenses for 2004 (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(2)                                                                       0.55%      1.34%

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.





                                                                                   Underlying
                                                                                 Portfolio Fees
                                  Management                        Other              and
 Portfolio Name                    Fees(2)      12b-1 Fees(3)   Expenses(4)        Expenses(5)
------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------
AXA Moderate Allocation              0.10%         0.25%            0.16%            0.83%
------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value       0.63%         0.25%            0.07%              --
EQ/Calvert Socially Responsible      0.65%         0.25%            0.29%              --
EQ/Equity 500 Index                  0.25%         0.25%            0.05%              --
EQ/FI Mid Cap                        0.70%         0.25%            0.06%              --
EQ/J.P. Morgan Core Bond             0.44%         0.25%            0.06%              --
EQ/Janus Large Cap Growth            0.90%         0.25%            0.08%              --
EQ/Mercury International Value       0.85%         0.25%            0.15%              --
EQ/Money Market                      0.34%         0.25%            0.05%              --
EQ/Small Company Index               0.25%         0.25%            0.13%              --
------------------------------------------------------------------------------------------------

                                   Total annual                         Net Total
                                     Expenses                            Annual
                                      Before         Fee Waivers        Expenses
                                     Expense        and/or Expense    After Expense
 Portfolio Name                     Limitation    Reimbursements(6)    Limitations
------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------
AXA Moderate Allocation               1.34%           (0.16)%             1.18%
------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.95%            0.00%              0.95%
EQ/Calvert Socially Responsible       1.19%           (0.14)%             1.05%
EQ/Equity 500 Index                   0.55%              --               0.55%
EQ/FI Mid Cap                         1.01%           (0.01)%             1.00%
EQ/J.P. Morgan Core Bond              0.75%            0.00%              0.75%
EQ/Janus Large Cap Growth             1.23%           (0.08)%             1.15%
EQ/Mercury International Value        1.25%            0.00%              1.25%
EQ/Money Market                       0.64%              --               0.64%
EQ/Small Company Index                0.63%            0.00%              0.63%
------------------------------------------------------------------------------------


Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(2) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.


(5) The AXA Moderate Allocation variable investment option invests in a corresponding portfolio of AXA Premier VIP Trust. The AXA Moderate Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect the AXA Moderate Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A"-" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below.



--------------------------------------
Portfolio Name
--------------------------------------
AXA Moderate Allocation           1.17%
--------------------------------------
EQ/Calvert Socially Responsible   1.00%
--------------------------------------
EQ/FI Mid Cap                     0.96%
--------------------------------------
EQ/Mercury International Value    1.18%
--------------------------------------

EXAMPLES: EQUI-VEST(R) VANTAGE(SM) ACTS CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Vantage(SM) ACTS contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume that the Contract Year and Participation Year are the same. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST(R) VANTAGE(SM) FOR NJ CONTRACTS

----------------------------------------------------------------------------------
                                   If you surrender your contract at the end of
                                              the applicable time period
                                   -----------------------------------------------
                                    1 year     3 years      5 years      10 years
----------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------
AXA Moderate Allocation            $ 214.20   $   661.14   $ 1,133.99   $ 2,439.57
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     $ 173.25   $   536.92   $   924.74   $ 2,010.76
EQ/Calvert Socially Responsible    $ 198.45   $   613.48   $ 1,053.92   $ 2,276.63
EQ/Equity 500 Index                $ 131.25   $   408.45   $   706.47   $ 1,553.15
EQ/FI Mid Cap                      $ 179.55   $   556.10   $   957.16   $ 2,077.83
EQ/J.P. Morgan Core Bond           $ 152.25   $   472.82   $   816.07   $ 1,784.25
EQ/Janus Large Cap Growth          $ 202.65   $   626.21   $ 1,075.33   $ 2,320.32
EQ/Mercury International Value     $ 204.75   $   632.56   $ 1,086.01   $ 2,342.10
EQ/Money Market                    $ 140.70   $   437.45   $   755.90   $ 1,657.72
EQ/Small Company Index             $ 139.65   $   434.23   $   750.42   $ 1,646.15
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                             If you annuitize at the end of the
                                                   applicable time period
                                   -----------------------------------------------
                                    1 year     3 years      5 years      10 years
----------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------
AXA Moderate Allocation            $ 564.20   $ 1,011.14   $ 1,483.99   $ 2,789.57
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     $ 523.25   $   886.92   $ 1,274.74   $ 2,360.76
EQ/Calvert Socially Responsible    $ 548.45   $   963.48   $ 1,403.92   $ 2,626.63
EQ/Equity 500 Index                $ 481.25   $   758.45   $ 1,056.47   $ 1,903.15
EQ/FI Mid Cap                      $ 529.55   $   906.10   $ 1,307.16   $ 2,427.83
EQ/J.P. Morgan Core Bond           $ 502.25   $   822.82   $ 1,166.07   $ 2,134.25
EQ/Janus Large Cap Growth          $ 552.65   $   976.21   $ 1,425.33   $ 2,670.32
EQ/Mercury International Value     $ 554.75   $   982.56   $ 1,436.01   $ 2,692.10
EQ/Money Market                    $ 490.70   $   787.45   $ 1,105.90   $ 2,007.72
EQ/Small Company Index             $ 489.65   $   784.23   $ 1,100.42   $ 1,996.15
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                              If you do not surrender
                                              your contract at the end
                                                      of the
                                               applicable time period
                                   -----------------------------------------------
                                    1 year     3 years      5 years      10 years
----------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------
AXA Moderate Allocation            $ 214.20   $   661.14   $ 1,133.99   $ 2,439.57
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     $ 173.25   $   536.92   $   924.74   $ 2,010.76
EQ/Calvert Socially Responsible    $ 198.45   $   613.48   $ 1,053.92   $ 2,276.63
EQ/Equity 500 Index                $ 131.25   $   408.45   $   706.47   $ 1,553.15
EQ/FI Mid Cap                      $ 179.55   $   556.10   $   957.16   $ 2,077.83
EQ/J.P. Morgan Core Bond           $ 152.25   $   472.82   $   816.07   $ 1,784.25
EQ/Janus Large Cap Growth          $ 202.65   $   626.21   $ 1,075.33   $ 2,320.32
EQ/Mercury International Value     $ 204.75   $   632.56   $ 1,086.01   $ 2,342.10
EQ/Money Market                    $ 140.70   $   437.45   $   755.90   $ 1,657.72
EQ/Small Company Index             $ 139.65   $   434.23   $   750.42   $ 1,646.15
----------------------------------------------------------------------------------

CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2004.

4. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 11:



-----------------------------------------------------------------------------------------------------------------------------------
Contract type    Source of contributions                                        Limitations on contributions
-----------------------------------------------------------------------------------------------------------------------------------
EQUI-VEST(R)     o Salary Reduction Contributions (Elective Deferral            o For 2005, maximum amount of employee contributions
Vantage(SM) ACTS Contributions): Contributions under a salary reduction         is generally the lesser of 100% of compensation or
                 agreement that an employee enters into with the                maximum salary reduction contribution of $14,000.
                 Employer under the Plan.
                 o Rollover Contributions: Contributions of eligible            o Rollover or direct transfer contributions after
                 rollover distributions directly or indirectly from another     age 701/2 must be net of required minimum
                 eligible retirement arrangement.                               distributions.
                 o Direct Transfer Contributions: Amounts directly              o If your employer`s plan permits, additional salary
                 transferred from another 403(b) arrangement pursuant           reduction catch-up contributions totalling up to
                 to Revenue Ruling 90-24.                                       $4,000 can be made where you are at least age 50 at
                 o Additional "catch-up" contributions.                         any time during 2005.
                                                                                o Different sources of contributions and earnings
                                                                                may be subject to withdrawal restrictions.
-----------------------------------------------------------------------------------------------------------------------------------




5. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 28 IS REPLACED IN ITS ENTIRETY BY THE
     FOLLOWING:

We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 29 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP IRA, SIMPLE IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage(SM) ACTS contracts) and Annuitant-Owned HR-10.

7. THE FINAL PARAGRAPH IN "CONTRACT FEATURES AND BENEFITS" UNDER "GUARANTEED INTEREST OPTION," AT PAGE 34 IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING PARAGRAPH:

The minimum yearly guaranteed interest rate for 2005 is equal to 2.25%. Your lifetime minimum guaranteed interest rate is 1.5%. The minimum yearly guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current rates will never be less than the minimum yearly guaranteed interest rate.

8. THE SECTION "SELECTING YOUR INVESTMENT METHOD" IN THE PROSPECTUS BEGINNING ON PAGE 35 DOES NOT APPLY TO EQUI-VEST(R) VANTAGE(SM) ACTS. A NEW SECTION IS ADDED AS FOLLOWS:


Temporary removal of transfer restrictions

From time to time, we may remove certain restrictions that apply. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions.


9. THE SEVENTH BULLET IN "TRANSFERRING YOUR ACCOUNT VALUE" UNDER "TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS" IN THE PROSPECTUS AT PAGE 38 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:


o The maximum amount that may be transferred from the guaranteed interest option to any investment option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from the contract, which include any amounts directly transferred from the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

o We reserve the right to not permit transfers into the guaranteed interest option in the first participation year. After the first participation year, we also reserve the right to prohibit a transfer into the guaranteed interest option if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


10. A NEW SUBSECTION IS ADDED UNDER "ACCESSING YOUR MONEY" IMMEDIATELY AFTER THE CHART UNDER "METHOD OF WITHDRAWAL" AT PAGE 41 OF THE PROSPECTUS AS
     FOLLOWS:


RESTRICTIONS ON WITHDRAWALS FROM THE GUARANTEED INTEREST OPTION:

The maximum amount that may be withdrawn from the guaranteed interest option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from your account balance under the contract, which include any amounts directly transferred from your account balance under the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.


11. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


Any participant loan requests require contract holder approval.


12. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


EQUI-VEST(R) VANTAGE(SM) ACTS TERMINATION OF PARTICIPATION

We may terminate the participant`s participation under the EQUI-VEST(R) Vantage(SM) ACTS contract and pay that participant the account value under the certificate if:

(1) the account value under the certificate is less than $500 and that participant has not made contributions under the certificate for a period of three years;

(2) a participant requests a partial withdrawal that reduces the account value under the certificate to an amount of less than $500;

(3) a participant has not made any contributions under the certificate within 120 days from his or her participation date; or

(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage(SM) ACTS contract is terminated by us.

We will deduct the amount of any outstanding loan balance from the account value when we terminate a participant`s participation under the contract.

The contract holder may discontinue an EQUI-VEST(R) Vantage(SM) ACTS contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferrals to be made under the contract. The participant may, subject to the annual withdrawal restriction from the guaranteed interest option, withdraw any portion of the account value under the certificate and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us.

An EQUI-VEST(R) Vantage(SM) ACTS contract may be terminated only after all participation under the contract is terminated.

13. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 49:


CHARGES UNDER EQUI-VEST(R) VANTAGE(SM) ACTS CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate of 0.70% of daily net assets attributable to all certificates under the group contract.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the certificates. A participant`s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) ACTS contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We deduct a charge for third-party transfer (such as in the case of (i) a direct transfer of the account value to another employer-designated funding vehicle or
(ii) a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or (iii) a direct rollover to another eligible retirement plan. This charge is currently $25 ($65 maximum) per occurrence per participant.


14. THE SECOND PARAGRAPH IN "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" UNDER "WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 56 IS AMENDED IN THE FOLLOWING MANNER:

The phrase in the first sentence of the paragraph "or to your account balance attributable to employer contributions" is deleted in its entirety.

Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


EQUI-VEST(R) Vantage(SM) ACTS contracts


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



                                                ------------------------------
                                                     For the years ending
                                                        December 31,
                                                ------------------------------
                                                  2002       2003       2004
                                                ------------------------------
AXA Moderate Allocation
                                                ------------------------------
 Unit value                                     $  89.58   $ 105.98   $ 114.42
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------
EQ/Bernstein Diversified Value
                                                ------------------------------
 Unit value                                     $  82.19   $ 105.07   $ 118.36
                                                ------------------------------
 Number of units outstanding (000's)                  --          1          1
                                                ------------------------------
EQ/Calvert Socially Responsible
                                                ------------------------------
 Unit value                                     $  64.32   $  81.73   $  84.06
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------
EQ/Equity 500 Index
                                                ------------------------------
 Unit value                                     $  63.97   $  81.20   $  88.88
                                                ------------------------------
 Number of units outstanding (000's)                  --         --          1
                                                ------------------------------
EQ/FI Mid Cap
                                                ------------------------------
 Unit value                                     $  69.75   $  99.46   $ 114.60
                                                ------------------------------
 Number of units outstanding (000's)                  --         --          1
                                                ------------------------------
EQ/J.P. Morgan Core Bond
                                                ------------------------------
 Unit value                                     $ 107.78   $ 110.63   $ 114.36
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------
EQ/Janus Large Cap Growth
                                                ------------------------------
 Unit value                                     $  44.53   $  55.65   $  61.98
                                                ------------------------------
 Number of units outstanding (000's)                  --         --          1
                                                ------------------------------
EQ/Mercury International Value
                                                ------------------------------
 Unit value                                     $  77.18   $  98.13   $ 118.54
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------
EQ/Money Market
                                                ------------------------------
 Unit value                                     $ 110.53   $ 110.38   $ 110.46
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------
EQ/Small Company Index
                                                ------------------------------
 Unit value                                     $  82.10   $ 118.92   $ 138.95
                                                ------------------------------
 Number of units outstanding (000's)                  --         --         --
                                                ------------------------------



     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005, TO EQUI-VEST(R) SERIES 200
EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005

EQUI-VEST(R) TSA and EDC contracts (Series 200)
Offered to Certain Public School Employees Within the State of Virginia
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the May 1, 2005 Prospectus or Supplement to Prospectus (the "Prospectus") for EQUI-VEST(R) group and individual deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers its EQUI-VEST(R) Series 200 EDC and TSA contracts, modified as described below, (the "Modified EDC and TSA Agreement") only to certain participants in the EDC and TSA plans sponsored by a public education institution within the State of Virginia. This Supplement describes material regarding the annual administrative charge for EDC and TSA contracts. Terms in this Supplement have the same meaning as in the Prospectus.


o Annual Administrative Charge. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

  "For EDC and TSA contracts issued to certain public school participants within the State of Virginia, with EDC and TSA plans, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year."


       FOR USE ONLY WITH EDC AND TSA CONTRACTS IN THE STATE OF VIRGINIA


            Copyright 2005. AXA Equitable Life Insurance Company 1290
                 Avenue of the Americas New York, New York 10104
                                 (212) 554-1234
            All rights reserved. EQUI-VEST(R) is a registered service
                  mark of AXA Equitable Life Insurance Company

                                                                          x00964

AXA Equitable Life Insurance Company
SUPPLEMENT DATED MAY 1, 2005 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005

For Employees of Employers Associated with Real Living Network
--------------------------------------------------------------------------------

This Supplement modifies certain information contained in the prospectus or supplement to prospectus dated May 1, 2005 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Realty One, a real estate brokerage firm, on the basis described in the Prospectus, except that the Withdrawal Charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.


The annual administrative charge is waived.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104


                                 (212) 554-1234


All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company.

                                                                          x00965

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005
--------------------------------------------------------------------------------

This Supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2005 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). AXA Equitable will offer its EQUI-VEST(R) Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Contract is as follows:

        ---------------------------------------------------------------
                 Contract Year(s)                    Charge
        ---------------------------------------------------------------
                      1                                6%
                      2                                5
                      3                                4
                      4                                3
                      5                                2
                      6+                               0
        ---------------------------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses" in the Prospectus.

o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans, see "Loans from qualified plans and TSAs" under "Tax information" in the Prospectus.

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the withdrawal charge section in "Charges and expenses" has been revised as follows:

     No charge will be applied to any amount withdrawn from the TSA Contract if:

    -- the annuitant has separated from service, or

    -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

    -- the annuitant makes a withdrawal at any time and qualifies to receive
       Social Security disability benefits as certified by the Social Security Administration or any successor agency.


    -- the annuitant withdraws funds that were transferred on or after January
       18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than AXA Equitable.

o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the Prospectus.)

                      FOR USE ONLY IN THE STATE OF MARYLAND


    Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104


                                 (212) 554-1234


All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                            Life Insurance Company.

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005


FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus dated May 1, 2005 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the Withdrawal Charge and Annual Administrative Charge applicable to the Modified EDC Contracts will be as follows:


o WITHDRAWAL CHARGE. The Withdrawal Charge ("WC") schedule for the Modified EDC Contract is as follows:

          ------------------------------------------------------------
                          Contract Year(s)      WC
          ------------------------------------------------------------
                               1                6%
                               2                5
                               3                4
                               4                3
                               5                2
                               6+               0
          ------------------------------------------------------------

This table replaces the table in the Prospectus under "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."

No WC will apply in the event of the:
    --  Death
    --  Disability
    --  Separation from service from Allegheny County
    --  Retirement of the participant.


o ANNUAL ADMINISTRATIVE CHARGE.The annual administrative charge is waived; therefore all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.


Because you are purchasing an annuity contract to fund an employer-sponsored retirement arrangement, under Section 457 of the Code, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)


     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104


                                 (212) 554-1234


All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company.

                                                                          x00968

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005, TO EQUI-VEST(R) SERIES 200
EMPLOYER-SPONSORED RETIREMENT PROGRAMS, PROSPECTUS DATED MAY 1, 2005

--------------------------------------------------------------------------------

This Supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2005 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement programs, deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). AXA Equitable offers its EQUI-VEST(R) Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the "Modified EDC Agreement") only to participants in the EDC plan for Wayne County, Michigan. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST(R) Series 200 EDC contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


1. EXCEPTIONS TO THE WITHDRAWAL CHARGE. In "Charges and expenses" under the section titled, "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," in "Withdrawal charge for series 100 and 200 contracts," the following exceptions are added:

     o    the Participant retires pursuant to terms of the Plan; or

     o    the Participant separates from service; or

     o the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and approved by the Plan; or

     o we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

     o the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled. Total disability is the Participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

          Written notice of claim must be given to us during the Participant's lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or
          (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.


          The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the contract was issued or if the condition began within the 12 month period following the issuance of the contract.

2. ANNUAL ADMINISTRATIVE CHARGE. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:


          For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.


             FOR USE ONLY WITH WAYNE COUNTY, MICHIGAN EDC CONTRACTS

Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104


                                 (212) 554-1234


All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company.

                                                                          x00969

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2005

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus or Supplement to Prospectus dated May 1, 2005 (together, the "Prospectus") for EQUI-VEST(R) employer-sponsored retirement programs deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers a modified version of its EQUI-VEST(R) Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Agreement is as follows:

          ------------------------------------------------------------
                             Contract Year(s)      Charge
          ------------------------------------------------------------
                                  1                  6%
                                  2                  5
                                  3                  4
                                  4                  3
                                  5                  2
                                  6+                 0
          ------------------------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the withdrawal charge section in "Charges and expenses" has been revised to add the following waivers:

     No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

     --The annuitant has separated from service, or

     --The annuitant makes a withdrawal at any time and qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

     --The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.

o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the prospectus.)


                      FOR USE ONLY IN THE STATE OF ILLINOIS

     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104


                                 (212) 554-1234


All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company.

                                                                          x00970

EQUI-VEST(R)
Supplement dated May 1, 2005
to EQUI-VEST(R) Employer-Sponsored
Retirement Programs

AXA EQUITABLE LIFE INSURANCE COMPANY
1290 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10104

SUPPLEMENT DATED MAY 1, 2005


EQUI-VEST(R)  TSA  contracts  (Series  200)*  offered  to  Employees of certain non-profit organizations within the State of Oregon
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus or Supplement to Prospectus dated May 1, 2005 ("Prospectus") for the EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts issued by AXA Equitable Life Insurance Company ("AXA Equitable").

We offer the EQUI-VEST(R) series 200 contracts, as described below ("Modified Oregon TSA Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) ("Section 403(b) plans") sponsored by certain
Section 501(c)(3) non-profit organizations, within the State of Oregon ("employer"). Modified Oregon TSA Contracts are available only when an employer
(i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.

This Supplement describes the material differences between the series 200 contracts described in the Prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust and the Class II shares of The Universal Institutional Funds, Inc. (the "Trusts") available under Modified Oregon TSA Contracts include 12b-1 fees among their charges. The series 200 contracts described in the Prospectus include Class IA shares of certain Trusts, which are not subject to 12b-1 fees and are not offered under Modified Oregon TSA Contracts.

This Supplement should be read together with the Prospectus. For purposes of this Supplement, the term "annuitant" refers to holders of current contracts (contract number 11947CT-I*, and certificate number 11934T* and 92TSAAOR00) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)

The first bullet in "Fees and charges" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance - key features" section in the Prospectus has been modified for Oregon TSA Contracts, as follows:

We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.

*  For in-force contracts, your contract series may be 100

                      FOR USE ONLY IN THE STATE OF OREGON

888-1307 (5/05)                                           Cat. No. 133711 (5/05)
                                                                          x00973

Fee Table

--------------------------------------------------------------------------------

The following tables are applicable to Modified Oregon TSA Contracts and describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Please also see the discussion of the modifications to "charges and expenses" as set forth later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage
of the amount withdrawn (deducted if you
surrender your contract or make certain withdrawals).(1)       6%

Charge if you elect a Variable Immediate
Annuity payout option                                      $ 350

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------

Mortality and expense risk(2)                 0.65%
Other expenses(3)                             0.25%
                                              ----
Total Separate Account A annual expenses(4)   0.90%

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY MAXIMUM ANNUAL ADMINISTRATIVE CHARGE:
--------------------------------------------------------------------------------


  If your account value is less than $25,000  $30 or, if less, 2% of your account
  on the last day of your contract year       value, plus any prior
                                              withdrawals during the contract year

  If your account value is $25,000 or more    $0
  on the last day of your contract year


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract.These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

--------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
ASSETS
--------------------------------------------------------------------------------


                                                              Lowest    Highest
                                                              ------    -------
Total Annual Portfolio Operating Expenses for
2004 (expenses that are deducted from portfolio assets
including management fees, 12b-1 fees, service fees,
and/or other expenses)(5)                                       0.55%      7.61%



This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------
                                                                                            TOTAL         FEE      NET TOTAL
                                                                                           ANNUAL       WAIVERS      ANNUAL
                                                                            UNDERLYING    EXPENSES      AND/OR      EXPENSES
                                                                            PORTFOLIO      BEFORE       EXPENSE       AFTER
                                      MANAGEMENT     12B-1       OTHER       FEES AND      EXPENSE    REIMBURSE-     EXPENSE
 PORTFOLIO NAME                        FEES(6)     FEES(7)   EXPENSES(8)   EXPENSES(9)   LIMITATION    MENTS(10)   LIMITATIONS
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                   0.10%    0.25%          0.29%         0.99%        1.63%      (0.29)%        1.34%
AXA Conservative Allocation                 0.10%    0.25%          0.41%         0.75%        1.51%      (0.41)%        1.10%
AXA Conservative-Plus Allocation            0.10%    0.25%          0.30%         0.80%        1.45%      (0.30)%        1.15%
AXA Moderate Allocation                     0.10%    0.25%          0.16%         0.83%        1.34%      (0.16)%        1.18%
AXA Moderate-Plus Allocation                0.10%    0.25%          0.20%         1.02%        1.57%      (0.20)%        1.37%
AXA Premier VIP Aggressive Equity           0.62%    0.25%          0.18%           --         1.05%         --          1.05%
AXA Premier VIP Core Bond                   0.60%    0.25%          0.20%           --         1.05%      (0.10)%        0.95%
AXA Premier VIP Health Care                 1.20%    0.25%          0.40%           --         1.85%       0.00%         1.85%
AXA Premier VIP High Yield                  0.58%    0.25%          0.18%           --         1.01%         --          1.01%
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Total         Fee      Net Total
                                                                                                 Annual       Waivers     Annual
                                                                                    Underlying  Expenses      and/or     Expenses
                                                                                    Portfolio    Before       Expense      After
                                               Management    12b-1      Other       Fees and    Expense     Reimburse-    Expense
Portfolio Name                                  Fees(6)     Fees(7)   Expenses(8)  Expenses(9)  Limitation    ments(10)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                 1.05%     0.25%       0.50%           --         1.80%        0.00%      1.80%
AXA Premier VIP Large Cap Core Equity                0.90%     0.25%       0.32%           --         1.47%       (0.12)%     1.35%
AXA Premier VIP Large Cap Growth                     0.90%     0.25%       0.26%           --         1.41%       (0.06)%     1.35%
AXA Premier VIP Large Cap Value                      0.90%     0.25%       0.25%           --         1.40%       (0.05)%     1.35%
AXA Premier VIP Small/Mid Cap Growth                 1.10%     0.25%       0.25%           --         1.60%        0.00%      1.60%
AXA Premier VIP Small/Mid Cap Value                  1.10%     0.25%       0.25%           --         1.60%        0.00%      1.60%
AXA Premier VIP Technology                           1.20%     0.25%       0.40%           --         1.85%        0.00%      1.85%
-----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                             0.47%     0.25%       0.05%           --         0.77%          --       0.77%
EQ/Alliance Growth and Income                        0.56%     0.25%       0.05%           --         0.86%          --       0.86%
EQ/Alliance Intermediate Government Securities       0.50%     0.25%       0.06%           --         0.81%          --       0.81%
EQ/Alliance International                            0.73%     0.25%       0.12%           --         1.10%        0.00%      1.10%
EQ/Alliance Large Cap Growth*                        0.90%     0.25%       0.05%           --         1.20%       (0.10)%     1.10%
EQ/Alliance Quality Bond                             0.50%     0.25%       0.06%           --         0.81%          --       0.81%
EQ/Alliance Small Cap Growth                         0.75%     0.25%       0.06%           --         1.06%          --       1.06%
EQ/Bear Stearns Small Company Growth*                1.00%     0.25%       0.18%           --         1.43%       (0.13)%     1.30%
EQ/Bernstein Diversified Value                       0.63%     0.25%       0.07%           --         0.95%        0.00%      0.95%
EQ/Boston Advisors Equity Income*                    0.75%     0.25%       0.21%           --         1.21%       (0.16)%     1.05%
EQ/Calvert Socially Responsible                      0.65%     0.25%       0.29%           --         1.19%       (0.14)%     1.05%
EQ/Capital Guardian Growth                           0.65%     0.25%       0.09%           --         0.99%       (0.04)%     0.95%
EQ/Capital Guardian International                    0.85%     0.25%       0.17%           --         1.27%       (0.07)%     1.20%
EQ/Capital Guardian Research                         0.65%     0.25%       0.05%           --         0.95%        0.00%      0.95%
EQ/Capital Guardian U.S. Equity                      0.65%     0.25%       0.05%           --         0.95%        0.00%      0.95%
EQ/Caywood-Scholl High Yield Bond                    0.60%     0.25%       0.12%           --         0.97%       (0.12)%     0.85%
EQ/Equity 500 Index                                  0.25%     0.25%       0.05%           --         0.55%          --       0.55%
EQ/Evergreen Omega                                   0.65%     0.25%       0.11%           --         1.01%       (0.06)%     0.95%
EQ/FI Mid Cap                                        0.70%     0.25%       0.06%           --         1.01%       (0.01)%     1.00%
EQ/FI Small/Mid Cap Value                            0.74%     0.25%       0.08%           --         1.07%        0.00%      1.07%
EQ/International Growth                              0.85%     0.25%       0.22%           --         1.32%        0.00%      1.32%
EQ/J.P. Morgan Core Bond                             0.44%     0.25%       0.06%           --         0.75%        0.00%      0.75%
EQ/JP Morgan Value Opportunities                     0.60%     0.25%       0.10%           --         0.95%        0.00%      0.95%
EQ/Janus Large Cap Growth                            0.90%     0.25%       0.08%           --         1.23%       (0.08)%     1.15%
EQ/Lazard Small Cap Value                            0.75%     0.25%       0.05%           --         1.05%        0.00%      1.05%
EQ/Long Term Bond                                    0.50%     0.25%       0.25%           --         1.00%        0.00%      1.00%
EQ/Lord Abbett Growth and Income                     0.65%     0.25%       0.19%           --         1.09%       (0.09)%     1.00%
EQ/Lord Abbett Large Cap Core                        0.65%     0.25%       0.19%           --         1.09%       (0.09)%     1.00%
EQ/Lord Abbett Mid Cap Value                         0.70%     0.25%       0.19%           --         1.14%       (0.09)%     1.05%
EQ/Marsico Focus                                     0.88%     0.25%       0.06%           --         1.19%       (0.04)%     1.15%
EQ/Mercury Basic Value Equity                        0.58%     0.25%       0.05%           --         0.88%        0.00%      0.88%
EQ/Mercury International Value                       0.85%     0.25%       0.15%           --         1.25%        0.00%      1.25%
EQ/Mergers and Acquisitions                          0.90%     0.25%       1.21%           --         2.36%       (0.91)%     1.45%
EQ/MFS Emerging Growth Companies                     0.65%     0.25%       0.06%           --         0.96%          --       0.96%
EQ/MFS Investors Trust                               0.60%     0.25%       0.10%           --         0.95%        0.00%      0.95%
EQ/Money Market                                      0.34%     0.25%       0.05%           --         0.64%          --       0.64%
EQ/Montag & Caldwell Growth*                         0.75%     0.25%       0.12%           --         1.12%        0.00%      1.12%
EQ/PIMCO Real Return                                 0.55%     0.25%       0.20%           --         1.00%       (0.35)%     0.65%
EQ/Short Duration Bond                               0.45%     0.25%       0.52%           --         1.22%       (0.57)%     0.65%
EQ/Small Company Index                               0.25%     0.25%       0.13%           --         0.63%        0.00%      0.63%
EQ/Small Company Value*                              0.80%     0.25%       0.12%           --         1.17%        0.00%      1.17%
EQ/TCW Equity*                                       0.80%     0.25%       0.12%           --         1.17%       (0.02)%     1.15%
EQ/UBS Growth and Income*                            0.75%     0.25%       0.16%           --         1.16%       (0.11)%     1.05%
EQ/Van Kampen Comstock                               0.65%     0.25%       0.19%           --         1.09%       (0.09)%     1.00%
EQ/Van Kampen Emerging Markets Equity*               1.15%     0.25%       0.40%           --         1.80%        0.00%      1.80%
EQ/Van Kampen Mid Cap Growth                         0.70%     0.25%       0.19%           --         1.14%       (0.09)%     1.05%
EQ/Wells Fargo Montgomery Small Cap                  0.85%     0.25%       6.51%           --         7.61%       (6.33)%     1.28%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total         Fee      Net Total
                                                                                                  Annual       Waivers     Annual
                                                                                    Underlying   Expenses      and/or     Expenses
                                                                                    Portfolio     Before       Expense      After
                                               Management    12b-1      Other       Fees and     Expense     Reimburse-    Expense
Portfolio Name                                  Fees(6)     Fees(7)   Expenses(8)  Expenses(9)   Limitation   ments(10)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity         1.50%     0.25%        2.35%           --         4.10%      (0.96)%      3.14%
-----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**                        0.76%     0.35%        0.26%           --         1.37%      (0.10)%      1.27%
-----------------------------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" in the Prospectus for the option's former name.

** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:


(1) This charge is 6% generally declining for the first through 12 contract years. The total of all withdrawal charges may not exceed 8% of all contributions that were made in the current and nine prior years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.


(2)  A portion of this charge is for providing the death benefit.

(3) This charge is for financial accounting and other administrative services relating to the contract.

(4) Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of .90%.


(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(6) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (10) for any expense limitation agreement information.

(7)Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(8) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement information.


(9) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests shares of other portfolio of EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been weighted based on the respective investment allocations as of 12/31/04 . A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(10) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust--Laudus Rosenberg VIT Value Long/Short Equity Fund, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio net expenses, the expenses would be as shown in the table below:

   Portfolio Name:
   AXA Moderate Allocation                 1.17%
   AXA Premier VIP Aggressive Equity       0.93%
   AXA Premier VIP Health Care             1.81%
   AXA Premier VIP International Equity    1.75%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.30%
   AXA Premier VIP Large Cap Value         1.21%
   AXA Premier VIP Small/Mid Cap Growth    1.50%
   AXA Premier VIP Small/Mid Cap Value     1.54%
   AXA Premier VIP Technology              1.75%
   EQ/Alliance Common Stock                0.68%
   EQ/Alliance Growth and Income           0.80%
   EQ/Alliance International               1.08%
   EQ/Alliance Large Cap Growth            1.04%
   EQ/Alliance Small Cap Growth            0.98%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian Growth              0.67%
   EQ/Capital Guardian International       1.17%
   EQ/Capital Guardian Research            0.90%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Evergreen Omega                      0.57%
   EQ/FI Mid Cap                           0.96%
   EQ/FI Small/Mid Cap Value               1.05%
   EQ/JP Morgan Value Opportunities        0.76%
   EQ/Lazard Small Cap Value               0.86%
   EQ/Marsico Focus                        1.12%
   EQ/Mercury Basic Value Equity           0.86%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.91%
   EQ/MFS Investors Trust                  0.91%
   EQ/Small Company Value                  1.16%
   EQ/TCW Equity                           1.14%
   EQ/Van Kampen Emerging Markets Equity   1.75%
   EQ/Wells Fargo Montgomery Small Cap     1.26%


The section entitled "Charges under the contracts" under "Charges and expenses"
section in the prospectus has been modified as follows:

Mortality and expense risks charge. The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

Charge for other expenses. The following information replaces this section in its entirety:

We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.

Withdrawal charge for series 200 contracts. In addition to the exceptions to the withdrawal charges applicable to TSA contracts discussed under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in the above-noted section in the prospectus, the following will apply under Modified Oregon TSA Contracts:

o the annuitant retires pursuant to the terms of the Plan or separates from service;

o the annuitant has been diagnosed and certified in writing, by each of a United States licensed attending physician and independent physician, to be unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months; or in the case of an individual who has turned age 55 and is blind, inability by reason of blindness, to engage in substantial gainful activity requiring skills, or abilities comparable to those of any gainful activity in which he has previously engaged with some regularity and over a substantial period of time. The term "blindness" shall mean the central visual keenness of 20/200 or less in the better eye with use of a correcting lens. An eye which is accompanied by a limitation in the fields of vision, such that the wider diameter of the visual field beneath an angle no greater than 20 degrees, shall be considered for purposes of this paragraph as having a central visual keenness of 20/200 or less; or

o we receive proof satisfactory to us that the annuitant's life expectancy is six months or less (this proof must include certification by a licensed physician in the United States); or

o the annuitant elects a withdrawal that qualifies as a hardship withdrawal under federal income tax rules. A hardship withdrawal is a distribution that is made on account of an immediate and heavy financial need of the annuitant and the distribution is not in excess of the amount necessary to satisfy such financial need; or

o the annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a physician licensed in the United States. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located. It must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:

o its main function is to provide skilled, intermediate or custodial nursing care;

o    it provides continuous room and board to three or more persons;

o    it is supervised by a registered nurse or a practical nurse;

o    it keeps daily medical records of each patient;

o    it controls and records all medications dispensed; and

o    its primary service is other than to provide housing for residents.

Condensed financial information



The unit values and number of units outstanding shown below, as of December 31, 2004, are for contracts offered under Separate Account A with the same daily asset charge of 0.90%

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACT
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



----------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                             -------------------------------------------------
                                               2001         2002           2003         2004
----------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
  Unit value                                      --            --       $ 109.27     $ 121.06
  Number of units outstanding (000's)             --            --             --            1
 AXA CONSERVATIVE ALLOCATION
  Unit value                                      --            --       $ 102.27     $ 107.45
  Number of units outstanding (000's)             --            --             --           --
 AXA CONSERVATIVE-PLUS ALLOCATION
  Unit value                                      --            --       $ 104.26     $ 111.33
  Number of units outstanding (000's)             --            --             --            1
 AXA MODERATE ALLOCATION
  Unit value                                 $ 99.46      $  86.02       $ 101.79     $ 110.51
  Number of units outstanding (000's)             22            24             25           24
 AXA MODERATE-PLUS ALLOCATION
  Unit value                                      --            --       $ 108.08     $ 119.63
  Number of units outstanding (000's)             --            --             --            3
 AXA PREMIER VIP AGGRESSIVE EQUITY
  Unit value                                 $ 55.54      $  39.17       $  53.42     $  59.44
  Number of units outstanding (000's)             35            34             35           35
 AXA PREMIER VIP CORE BOND
  Unit value                                      --      $ 107.20       $ 110.22     $ 113.47
  Number of units outstanding (000's)             --            --              1            1
 AXA PREMIER VIP HEALTH CARE
  Unit value                                      --      $  79.33       $ 100.74     $ 111.95
  Number of units outstanding (000's)             --            --             --           --
 AXA PREMIER VIP HIGH YIELD
  Unit value                                 $ 77.17      $  74.22       $  90.15     $  97.08
  Number of units outstanding (000's)              1             1              2            2
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                      --      $  78.42       $ 104.39     $ 121.98
  Number of units outstanding (000's)             --            --              1           --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                      --      $  76.77       $  97.48     $ 105.95
  Number of units outstanding (000's)             --            --             --           --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                      --      $  68.17       $  88.25     $  93.28
  Number of units outstanding (000's)             --            --             --           --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                      --      $  79.44       $ 103.20     $ 117.02
  Number of units outstanding (000's)             --            --             --           --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                      --      $  62.27       $  86.54     $  95.83
  Number of units outstanding (000's)             --            --              1           --
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                      --      $  74.03       $ 103.15     $ 117.75
  Number of units outstanding (000's)             --            --              1           --
----------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



-------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                                    ---------------------------------------------------
                                                        2001         2002           2003         2004
-------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                              --      $  56.89      $  88.87      $  92.46
  Number of units outstanding (000's)                     --            --             1             2
 EQ/ALLIANCE COMMON STOCK
  Unit value                                        $  87.42      $  57.75      $  85.60      $  96.80
  Number of units outstanding (000's)                     54            51            52            53
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                        $ 128.51      $ 100.27      $ 129.60      $ 144.35
  Number of units outstanding (000's)                      5             7             8             9
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                        $ 118.06      $ 127.05      $ 128.60      $ 129.91
  Number of units outstanding (000's)                     --             1             1             1
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                        $  76.02      $  67.72      $  90.72      $ 106.24
  Number of units outstanding (000's)                      1             8             9            10
 EQ/ALLIANCE LARGE CAP GROWTH
  Unit value                                        $  71.03      $  48.46      $  59.16      $  63.54
  Number of units outstanding (000's)                      1             1             3             1
 EQ/ALLIANCE QUALITY BOND
  Unit value                                        $ 118.44      $ 126.38      $ 129.67      $ 133.32
  Number of units outstanding (000's)                      1             2             3             3
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                        $ 106.88      $  73.89      $ 103.19      $ 116.56
  Number of units outstanding (000's)                      2             2             3             3
 EQ/BEAR STEARNS SMALL COMPANY GROWTH
  Unit value                                              --            --            --      $ 114.70
  Number of units outstanding (000's)                     --            --            --            --
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                        $  95.39      $  81.63      $ 104.15      $ 117.09
  Number of units outstanding (000's)                      1             2             5             2
 EQ/BOSTON ADVISORS EQUITY INCOME
  Unit value                                              --            --            --      $ 107.08
  Number of units outstanding (000's)                     --            --            --            --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                        $  87.65      $  63.89      $  81.01      $  83.16
  Number of units outstanding (000's)                     --            --             1            --
 EQ/CAPITAL GUARDIAN GROWTH
  Unit value                                              --      $  54.67      $  67.15      $  70.23
  Number of units outstanding (000's)                     --             1             1            --
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                              --      $  68.67      $  90.25      $ 101.61
  Number of units outstanding (000's)                     --            --             1            --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                        $ 109.00      $  81.38      $ 106.04      $ 116.55
  Number of units outstanding (000's)                     --             1             7             2
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                        $ 101.25      $  76.77      $ 103.77      $ 112.42
  Number of units outstanding (000's)                     --            --             6            --
 EQ/EQUITY 500 INDEX
  Unit value                                        $  97.75      $  75.18      $  95.23      $ 104.03
  Number of units outstanding (000's)                      7             7             8             7
-------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2004.



----------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                           ---------------------------------------------------
                                             2001         2002         2003         2004
----------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
  Unit value                               $  76.81      $  57.84      $  79.22      $  84.03
  Number of units outstanding (000's)            --            --             1            --
 EQ/FI MID CAP
  Unit value                               $  85.92      $  69.42      $  98.80      $ 113.60
  Number of units outstanding (000's)            --             1             4             2
 EQ/FI SMALL/MID CAP VALUE
  Unit value                               $ 111.62      $  94.35      $ 124.60      $ 145.52
  Number of units outstanding (000's)             1             2             3             4
 EQ/J.P. MORGAN CORE BOND
  Unit value                                     --      $ 107.54      $ 110.17      $ 113.65
  Number of units outstanding (000's)            --             1             1             1
 EQ/JP MORGAN VALUE OPPORTUNITIES
  Unit value                               $  96.20      $  77.17      $  96.98      $ 106.56
  Number of units outstanding (000's)            --             1             1             1
 EQ/JANUS LARGE CAP GROWTH
  Unit value                               $  64.18      $  44.32      $  55.28      $  61.44
  Number of units outstanding (000's)            --            --             2             1
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                     --      $ 114.07      $ 155.30      $ 180.23
  Number of units outstanding (000's)            --            --             2            --
 EQ/MARSICO FOCUS
  Unit value                               $ 105.94      $  92.92      $ 120.75      $ 132.24
  Number of units outstanding (000's)            --            --             3             3
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                               $ 131.84      $ 108.89      $ 141.57      $ 155.12
  Number of units outstanding (000's)             1             2             3             3
 EQ/MERCURY INTERNATIONAL VALUE
  Unit value                                     --      $  76.66      $  97.27      $ 117.26
  Number of units outstanding (000's)            --             1             5             1
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                               $  87.46      $  56.92      $  72.94      $  81.41
  Number of units outstanding (000's)             3             4             4             4
 EQ/MFS INVESTORS TRUST
  Unit value                               $  85.75      $  67.12      $  81.18      $  89.62
  Number of units outstanding (000's)            --            --            --            --
 EQ/MONEY MARKET
  Unit value                               $ 103.17      $ 103.51      $ 103.17      $ 103.03
  Number of units outstanding (000's)             1             1             2             2
 EQ/MONTAG & CALDWELL GROWTH
  Unit value                                     --            --            --      $ 104.76
  Number of units outstanding (000's)            --            --            --            --
 EQ/SMALL COMPANY INDEX
  Unit value                                     --      $  81.92      $ 118.42      $ 138.09
  Number of units outstanding (000's)            --            --             1             1
 EQ/SMALL COMPANY VALUE
  Unit value                                     --            --            --      $ 113.34
  Number of units outstanding (000's)            --            --            --            --
 EQ/TCW EQUITY
  Unit value                                     --            --            --      $ 111.33
  Number of units outstanding (000's)            --            --            --            --
----------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2004.



----------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                  --------------------------------------------------
                                                    2001          2002          2003         2004
----------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
  Unit value                                            --            --            --     $ 109.34
  Number of units outstanding (000's)                   --            --            --           --
 EQ/VAN KAMPEN EMERGING MARKETS EQUITY
  Unit value                                      $ 111.05      $ 103.54      $ 160.00     $ 196.10
  Number of units outstanding (000's)                   --            --             1            1
 LAUDUS ROSENBERG VIT VALUE LONG/SHORT EQUITY
  Unit value                                            --            --      $  99.57     $ 102.25
  Number of units outstanding (000's)                   --            --            --           --
 U.S. REAL ESTATE -- CLASS II
  Unit value                                            --            --      $ 106.93     $ 144.19
  Number of units outstanding (000's)                   --            --            --           --
----------------------------------------------------------------------------------------------------


     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                     Americas New York, New York 10104 (212)
                                    554-1234
      All rights reserved. EQUI-VEST(R) is a registered service mark of AXA
                        Equitable Life Insurance Company.

AXA Equitable Life Insurance Company
SUPPLEMENT DATED MAY 1, 2005, TO THE
EQUI-VEST(R) EMPLOYER SPONSORED RETIREMENT PROGRAMS DATED MAY 1, 2005



EQUI-VEST(R) TSA contracts (Series 100) for New York City Housing Development Corporation
--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("AXA Equitable"). Terms in this Supplement have the same meaning as in the Prospectus.


This Supplement describes the material differences between NY Housing TSA Contracts and the EQUI-VEST(R) Series 100 contracts described in the Prospectus as follows:

A. Administrative Charge. The annual administrative charge is waived, therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal Charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed.


1. Under "Fees and charges" in EQUI-VEST employer-sponsored programs at a glance -- key features," the following is added after the first sentence under "Withdrawal charge:" on page 10 of the Prospectus:

   -- NY Housing TSA contracts under series 100: We deduct a charge equal to 6% of any amount withdrawn above the 10% free corridor.


2. The following chart is added under the chart in "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" under "Charges and expenses," on page 47 of the Prospectus:


     For NY Housing TSA contracts.



 Contract Year(s)    Charge
  1 through 5       6%
------------------- --------
  6 and later       0

C. Current Total Separate Account A annual expenses. The following changes are made to reflect a change in the current Total Separate Account A annual expenses.


   The following footnote (+), is added to "Maximum total Separate Account A annual expenses" under "Fee table," on page 11 of the Prospectus:


   + For NY Housing TSA contracts in series 100, the current "Mortality and expense risk charge" is 0.45% and the current "Other expenses" is 0.25%, resulting in the current "Total Separate Account A annual expenses" of 0.70%.

D. Condensed Financial Information


The unit values and number of units outstanding shown below as of December 31, 2004 are for contracts offered under Separate Account A with the same daily asset charge of 0.70%.



                  FOR USE ONLY WITH NY HOUSING TSA CONTRACTS.
                                                                          X00974


EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON
OR AFTER DECEMBER 31, 2004

                                                                                                   For the year ending
                                                                                                       December 31,
                                                                                                 2002        2003         2004
 AXA Aggressive Allocation
  Unit value                                                                                      --    $ 109.32     $ 121.36
  Number of units outstanding (000's)                                                             --          --           --
 AXA Conservative Allocation
  Unit value                                                                                      --    $ 102.32     $ 107.72
  Number of units outstanding (000's)                                                             --          --           --
 AXA Conservative-Plus Allocation
  Unit value                                                                                      --    $ 104.31     $ 111.61
  Number of units outstanding (000's)                                                             --          --           --
 AXA Moderate Allocation
  Unit value                                                                                $ 114.03    $ 135.22     $ 146.36
  Number of units outstanding (000's)                                                             --           2            2
 AXA Moderate-Plus Allocation
  Unit value                                                                                      --    $ 108.13     $ 119.93
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                      --    $  69.15     $  77.17
  Number of units outstanding (000's)                                                             --          10           10
 AXA Premier VIP Core Bond
  Unit value                                                                                $ 107.42    $ 110.66     $ 114.16
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Health Care
  Unit value                                                                                $  79.50    $ 101.15     $ 112.62
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP High Yield
  Unit value                                                                                $  81.14    $  99.00     $ 107.10
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP International Equity
  Unit value                                                                                $  78.58    $ 104.82     $ 122.72
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                $  76.92    $  97.88     $ 106.59
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                $  68.31    $  88.60     $  93.85
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Large Cap Value
  Unit value                                                                                $  79.60    $ 103.61     $ 117.73
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                                                $  62.40    $  86.89     $  96.41
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                                                $  74.18    $ 103.57     $ 118.46
  Number of units outstanding (000's)                                                             --          --           --
 AXA Premier VIP Technology
  Unit value                                                                                $  57.00    $  89.23     $  93.02
  Number of units outstanding (000's)                                                             --           8           20


EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2004 (CONTINUED)

                                                                                                   For the year ending
                                                                                                       December 31,
                                                                                                 2002        2003         2004
 EQ/Alliance Common Stock
  Unit value                                                                                $  82.37    $ 122.63     $ 139.31
  Number of units outstanding (000's)                                                             --          16           15
 EQ/Alliance Growth and Income
  Unit value                                                                                $ 119.41    $ 155.06     $ 173.47
  Number of units outstanding (000's)                                                             --           1            2
 EQ/Alliance Intermediate Government Securities
  Unit value                                                                                $ 135.05    $ 137.32     $ 139.35
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Alliance International
  Unit value                                                                                $  75.04    $ 100.91     $ 118.71
  Number of units outstanding (000's)                                                             --          --            1
 EQ/Alliance Large Cap Growth
  Unit value                                                                                $ 136.42    $  59.68     $  64.24
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Alliance Quality Bond
  Unit value                                                                                $  80.26    $ 140.62     $ 145.23
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Alliance Small Cap Growth
  Unit value                                                                                $  88.17    $ 112.59     $ 127.76
  Number of units outstanding (000's)                                                             --           2            1
 EQ/Bear Stearns Small Company Growth
  Unit value                                                                                      --          --     $ 114.75
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Bernstein Diversified Value
  Unit value                                                                                $  82.19    $ 105.07     $ 118.36
  Number of units outstanding (000's)                                                             --           1            2
 EQ/Boston Advisors Equity Income
  Unit value                                                                                      --          --     $ 107.13
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Calvert Socially Responsible
  Unit value                                                                                $  64.32    $  81.73     $  84.06
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian Growth
  Unit value                                                                                $     --    $  67.75     $  71.00
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian International
  Unit value                                                                                $     --    $  91.05     $ 102.71
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian Research
  Unit value                                                                                $     --    $ 106.98     $ 117.81
  Number of units outstanding (000's)                                                             --           1            1
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                $  77.29    $ 104.68     $ 113.64
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Equity 500 Index
  Unit value                                                                                $  95.38    $ 121.36     $ 133.18
  Number of units outstanding (000's)                                                             --           5            5



EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2004 (CONTINUED)

                                                                                                   For the year ending
                                                                                                       December 31,
                                                                                                 2002        2003         2004
 EQ/Evergeen Omega
  Unit value                                                                                $  58.23    $  79.92     $  84.94
  Number of units outstanding (000's)                                                             --          --           --
 EQ/FI Mid Cap
  Unit value                                                                                $  69.75    $  99.46     $ 114.60
  Number of units outstanding (000's)                                                             --          --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                                                                $  76.93    $ 101.80     $ 119.13
  Number of units outstanding (000's)                                                             --          --           --
 EQ/J.P. Morgan Core Bond
  Unit value                                                                                $ 107.78    $ 110.63     $ 114.36
  Number of units outstanding (000's)                                                             --          --           --
 EQ/J.P. Morgan Value Opportunities
  Unit value                                                                                $  78.73    $  99.14     $ 109.16
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Janus Large Cap Growth
  Unit value                                                                                $  44.53    $  55.65     $  61.98
  Number of units outstanding (000's)                                                             --          --            1
 EQ/Lazard Small Cap Value
  Unit value                                                                                $ 114.85    $ 156.67     $ 182.19
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Marsico Focus
  Unit value                                                                                $  93.15    $ 121.29     $ 133.10
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Mercury Basic Value Equity
  Unit value                                                                                $ 112.46    $ 146.51     $ 160.86
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Mercury International Value
  Unit value                                                                                $  77.18    $  98.13     $ 118.54
  Number of units outstanding (000's)                                                             --          --            2
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                $     --    $  82.37     $  92.12
  Number of units outstanding (000's)                                                             --           4            4
 EQ/MFS Investors Trust
  Unit value                                                                                $  67.58    $  81.90     $  90.60
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Money Market
  Unit value                                                                                $ 120.47    $ 120.61     $ 120.99
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                $     --    $     --     $ 104.81
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Small Company Index
  Unit value                                                                                $     --    $ 118.92     $ 138.95
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Small Company Value
  Unit value                                                                                $     --    $     --     $ 113.39
  Number of units outstanding (000's)                                                             --          --           --



EQUI-VEST(R) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2004 (CONTINUED)

                                                                                                   For the year ending
                                                                                                       December 31,
                                                                                                 2002        2003         2004
 EQ/TCW Equity
  Unit value                                                                                $     --    $     --     $ 111.38
  Number of units outstanding (000's)                                                             --          --           --
 EQ/UBS Growth and Income
  Unit value                                                                                $     --    $     --     $ 109.39
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                $     --    $ 136.39     $ 167.50
  Number of units outstanding (000's)                                                             --           3            5
 Landus Rosenberg VIT Value Long/Short Equity
  Unit value                                                                                $     --    $  99.56     $ 102.19
  Number of units outstanding (000's)                                                             --          --           --
 U.S. Real Estate - Class II
  Unit value                                                                                $     --    $ 106.99     $ 144.56
  Number of units outstanding (000's)                                                             --          --            2

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2005 TO THE MAY 1, 2005 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:


EQUI-VEST(R) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED TSA CONTRACTS") FOR FROEDTERT MEMORIAL LUTHERAN HOSPITAL
--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified TSA Contracts as described below, to Participants in the TSA Plan for Froedtert Memorial Lutheran Hospital. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(R) series 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(R) series 200 Prospectus include the following:


A. Administrative Charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal Charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1. The next to the last bullet in "Additional features" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance--key features" is deleted in its entirety and replaced by the following:

o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

2. In the section "Charges and expenses" of the Prospectus, under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" the sentence "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:" and bullet thereunder are deleted in their entirety FOR THE MODIFIED TSA CONTRACTS ONLY, and replaced by the following:

In addition to the foregoing exceptions, no withdrawal charge applies for the Modified TSA Contracts if:

o    the Participant has retired from employment;

o    the Participant has separated from service at any time;

o the Participant has qualified to receive Social Security benefits as certified by the Social Security Administration, or is totally disabled as defined in the contract;

o The amount withdrawn is intended to satisfy the Code's minimum distribution requirements (Section 401(a)(9), applicable after the Participant turns age 701/2);

o The employer certifies to us that the amount withdrawn is defined as a "hardship withdrawal" pursuant to applicable Treasury Regulations.

C. Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate Account A annual expenses:

1. The first bullet in "Fees and charges" under the "EQUI-VEST(R) employer-sponsored retirement programs at a glance--key features" in the Prospectus is modified as follows:

o For series 200 Modified TSA Contracts, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

2. The following footnote (+) is added to "Maximum total Separate Account A annual expenses " under "Fee table" in the Prospectus:

        (+) For the Modified TSA contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge).

                 FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                      FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE, WISCONSIN
                                                                          X00975

3. Under "Charges under the contracts" in the "Charges and expenses" section of the Prospectus, the following changes are made:

o The chart under "Mortality and expense risks charge" is replaced by the following:

--------------------------------------------------------------------------------
        EQ/Alliance Common Stock                   All Other Variable
        EQ/Money Market Options                    Investment Options
--------------------------------------------------------------------------------
               Series                                    Series
                 200                                      200
--------------------------------------------------------------------------------
  Current       0.65%                                    0.65%
  Maximum       1.24%                                    1.09%
--------------------------------------------------------------------------------

4.   Condensed Financial Information


The unit values and number of units outstanding shown below as of December 31, 2004 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST(R) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2004



-------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                     --------------------------------
                                                        2003                  2004
-------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------
  Unit value                                         $   109.27            $   121.06
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------
  Unit value                                         $   102.27            $   107.45
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------
  Unit value                                         $   104.26            $   111.33
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------
  Unit value                                         $   163.61            $   176.72
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        43                    46
-------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------
  Unit value                                         $   108.08            $   119.63
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     3
-------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------
  Unit value                                         $    86.37            $    96.18
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        49                    50
-------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------
  Unit value                                         $   110.22            $   113.47
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------
  Unit value                                         $   100.74            $   111.95
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------
  Unit value                                         $   130.87            $   141.28
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     2
-------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------
  Unit value                                         $   104.39            $   121.98
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------
  Unit value                                         $    97.48            $   105.95
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------
  Unit value                                         $    88.25            $    93.28
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------

EQUI-VEST(R) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2004 (continued)



-------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                     --------------------------------
                                                          2003               2004
-------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                         $   103.20            $   117.02
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-------------------------------------------------------------------------------------
  Unit value                                         $    86.54            $    95.83
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-------------------------------------------------------------------------------------
  Unit value                                         $   103.15            $   117.75
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------
  Unit value                                         $    88.87            $    92.46
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     4
-------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------
  Unit value                                         $   175.55            $   199.03
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        44                    45
-------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------
  Unit value                                         $   219.38            $   244.96
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        14                    15
-------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
-------------------------------------------------------------------------------------
  Unit value                                         $   149.21            $   151.11
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3                     2
-------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------
  Unit value                                         $   109.44            $   128.49
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        18                    20
-------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-------------------------------------------------------------------------------------
  Unit value                                         $    59.16            $    63.54
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3                     3
-------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-------------------------------------------------------------------------------------
  Unit value                                         $   157.69            $   162.53
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     3
-------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------
  Unit value                                         $   143.04            $   161.98
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6                     7
-------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------
  Unit value                                                 --            $   114.70
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------
  Unit value                                         $   104.15            $   117.09
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3                     7
-------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------
  Unit value                                                 --            $   107.08
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------
  Unit value                                         $    81.01            $    83.16
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------
  Unit value                                         $    67.15            $    70.23
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------

EQUI-VEST(R) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2004 (continued)



-------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                     --------------------------------
                                                         2003                    2004
-------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------
  Unit value                                         $    90.25            $   101.61
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     2
-------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------
  Unit value                                         $   106.04            $   116.55
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         7                     8
-------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------
  Unit value                                         $   103.77            $   112.42
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6                     8
-------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------
  Unit value                                         $   173.95            $   190.50
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        10                    14
-------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------
  Unit value                                         $    79.22            $    84.03
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------
  Unit value                                         $    98.80            $   113.60
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4                     6
-------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------------
  Unit value                                         $   100.68            $   117.59
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5                     8
-------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-------------------------------------------------------------------------------------
  Unit value                                         $   110.17            $   113.65
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     2
-------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-------------------------------------------------------------------------------------
  Unit value                                         $    98.05            $   107.74
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     1
-------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------
  Unit value                                         $    55.28            $    61.44
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     2
-------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------
  Unit value                                         $   155.30            $   180.23
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     4
-------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------
  Unit value                                         $   120.75            $   132.24
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3                     5
-------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------
  Unit value                                         $   144.90            $   158.78
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3                     4
-------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------
  Unit value                                         $    97.27            $   117.26
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5                     6
-------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------
  Unit value                                         $    81.47            $    90.93
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6                     7
-------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------
  Unit value                                         $    81.18            $    89.62
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     1
-------------------------------------------------------------------------------------

EQUI-VEST(R) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2004 (continued)



-------------------------------------------------------------------------------------
                                                     For the year ending December 31,
                                                     --------------------------------
                                                        2003                 2004
-------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------
  Unit value                                         $   127.81           $    127.96
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     2
-------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------
  Unit value                                                 --           $    104.76
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------
  Unit value                                         $   118.42           $    138.09
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1                     2
-------------------------------------------------------------------------------------
 EQ/Small Company Value
-------------------------------------------------------------------------------------
  Unit value                                                 --           $    113.34
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------
  Unit value                                                 --           $    111.33
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------
  Unit value                                                 --           $    109.34
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------
  Unit value                                         $   134.89           $    165.33
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2                     2
-------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
-------------------------------------------------------------------------------------
  Unit value                                         $    99.57           $    102.25
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                    --
-------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------
  Unit value                                         $   106.93           $    144.19
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --                     1
-------------------------------------------------------------------------------------


                 FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                      FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE, WISCONSIN


Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                            Life Insurance Company.

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO THE MAY 1, 2005 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

EQUI-VEST(R) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED TSA CONTRACTS") FOR BROWARD COUNTY PUBLIC SCHOOLS
--------------------------------------------------------------------------------



This Supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified TSA Contracts as described below, to Participants in the TSA Plan for Broward County Public Schools. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(R) series 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(R) series 200 Prospectus include the following:


A. Administrative Charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal Charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1. The next to the last bullet in "Additional features" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance--key features" is deleted in its entirety and replaced by the following:

o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

2. In the section "Charges and expenses" of the Prospectus, under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" the following is added after the bullet under the heading "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:" FOR THE MODIFIED TSA CONTRACTS ONLY:

No withdrawal charge applies for the Modified TSA Contracts if:

(1)  the Participant has retired from employment;

(2)  the Participant has separated from service at any time;

(3)  the Participant has reached age 591/2;

(4) the amount withdrawn is intended to satisfy the minimum distribution requirements;

(5) the employer certifies to us that the amount withdrawn is a "hardship withdrawal" pursuant to applicable Treasury Regulations;

(6)  the Participant is disabled (special federal income definition);

(7) we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

(8) the amount withdrawn is attributable to contributions that were made prior to 1/1/1989, and any earnings credited on such contributions prior to 1/1/1989;

(9) the Participant is rolling over funds as a result of one of the distributable events in (1), (2), (3) and (6) above and (10) below for spousal beneficiaries only, or rollover of unrestricted funds in (8) from EQUI-VEST to another third-party provider;

(10) the Participant dies and a death benefit is payable to the Beneficiary;


(11) the withdrawal is made to purchase a payout annuity from AXA Equitable.




                 FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                          BROWARD COUNTY PUBLIC SCHOOLS

    Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas, New York, New York 10104

                All rights reserved. EQUI-VEST(R) is a registered
              service mark of AXA Equitable Life Insurance Company.
                                                                          x00977

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO THE MAY 1, 2005 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:


EQUI-VEST(R) TSA series 100 and 200 certificates and contracts and EDC series 200 contracts (the "Modified Contracts") for the Douglas County School District.

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified Contracts described below to Participants in the TSA and EDC Plans for the Douglas County School District. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(R) series 100 and 200 certificates/contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:


A. Administrative Charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal Charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

   1. The next to last bullet in "Additional features" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" is deleted in its entirety and replaced with the following:

      o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this Prospectus.

   2. In the section "Charges and expenses" of the Prospectus, under "Withdrawal charge for series 100 and 200 contracts," "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

      No withdrawal charge applies under TSA or EDC contracts if:

      o  The annuitant separates from service at any time;

      o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

      o The annuitant makes a withdrawal to satisfy minimum distribution requirements;


      o The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code;


      o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
         (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

         -- its main function is to provide skilled, intermediate or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;

         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.


  FOR USE WITH TSA AND EDC CERTIFICATES/CONTRACTS OF THE DOUGLAS COUNTY SCHOOL
                                    DISTRICT
                                                                          x00980

C. Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate C. Account A annual expenses:


   1. The following sentence is added at the end of the first bullet in "Fees and charges" under the "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" in the Prospectus:

      For series 100 and 200 Modified Contracts only, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.


   2. The following footnote(+) is added to "Maximum total Separate Account A annual expenses" under "Fee table" in the Prospectus:

      (+) For Modified Contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge or other expenses).

   3. The section entitled, "Charges under the contracts" under "Charges and expenses" is modified as follows:


      MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph (including the chart) of this section:


      We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

      CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:


      We deduct a daily charge from the net assets in each variable investment option to reimburse us for the cost of financial accounting services we provide under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each of the variable investment options.

D. Condensed Financial Information. The unit values and number of units outstanding shown below as of December 31, 2004 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.


2
--------------------------------------------------------------------------------

EQUI-VEST(R) MODIFIED DOUGLAS COUNTY SCHOOL DISTRICT



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THEC FIRST TIME ON OR AFTER DECEMBER 31, 2004.



---------------------------------------------------------------------------------------------------
                                                     For the years ending December 31,
---------------------------------------------------------------------------------------------------
                                           1999      2000      2001      2002      2003      2004
---------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $ 109.27  $ 121.06
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $ 102.27  $ 107.45
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $ 104.26  $ 111.33
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------
  Unit value                             $ 121.00  $ 118.02  $ 114.50  $  99.02  $ 116.91  $ 125.97
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --         3
---------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $ 108.08  $ 119.63
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --         1
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------------
  Unit value                             $ 106.50  $  91.46  $  67.82  $  47.80  $  65.15  $  72.37
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $ 107.20  $ 110.22  $ 113.47
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1         1
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  79.33  $ 100.74  $ 111.95
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------------
  Unit value                             $  85.66  $  77.34  $  77.17  $  74.22  $  90.15  $  97.08
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         2         1
---------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  78.42  $ 104.39  $ 121.98
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1         1
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  76.77  $  97.48  $ 105.95
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  68.17  $  88.25  $  93.28
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  79.44  $ 103.20  $ 117.02
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  62.27  $  86.54  $  95.83
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  74.03  $ 103.15  $ 117.75
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  56.89  $  88.87  $  92.46
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                    For the years ending December 31,
---------------------------------------------------------------------------------------------------
                                           1999      2000      2001      2002      2003      2004
---------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
---------------------------------------------------------------------------------------------------
  Unit value                             $ 130.14  $ 110.60  $  97.85  $  64.63  $  95.79  $ 108.33
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1         2
---------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
---------------------------------------------------------------------------------------------------
  Unit value                             $ 122.29  $ 131.71  $ 128.51  $ 100.27  $ 129.60  $ 144.35
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         8         1
---------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
  Securities
---------------------------------------------------------------------------------------------------
  Unit value                             $ 102.33  $ 110.43  $ 118.06  $ 127.05  $ 128.60  $ 129.91
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Alliance International
---------------------------------------------------------------------------------------------------
  Unit value                             $ 131.34  $ 100.03  $  76.02  $  67.72  $  90.72  $ 106.24
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         9        --
---------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                             $ 116.55  $  94.27  $  70.28  $  48.46  $  59.16  $  63.54
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------------------------
  Unit value                             $ 100.33  $ 110.65  $ 118.44  $ 126.38  $ 129.67  $ 133.32
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                             $ 110.37  $ 124.31  $ 106.88  $  73.89  $ 103.19  $ 116.56
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 114.70
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --  $  95.39  $  81.63  $ 104.15  $ 117.09
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         5         1
---------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 107.08
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------
  Unit value                             $ 107.76  $ 103.69  $  87.65  $  63.89  $  81.01  $  83.16
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  54.67  $  67.15  $  70.23
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  68.67  $  90.25  $ 101.61
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------
  Unit value                             $ 106.96  $ 112.26  $ 109.00  $  81.38  $ 106.04  $ 116.55
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         7        --
---------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------------------------
  Unit value                             $ 101.79  $ 104.51  $ 101.25  $  76.77  $ 103.77  $ 112.42
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         6        --
---------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------
  Unit value                             $ 125.64  $ 112.30  $  97.75  $  75.18  $  95.23  $ 104.03
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         8         2
---------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------
  Unit value                             $ 106.75  $  93.40  $  76.81  $  57.84  $  79.22  $  84.03
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                      For the years ending December 31,
---------------------------------------------------------------------------------------------------
                                           1999      2000      2001      2002      2003      2004
---------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------------------------
  Unit value                                   --  $ 100.13  $  85.92  $  69.42  $  98.80  $ 113.60
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         4         1
---------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                             $ 103.94  $ 108.31  $ 111.62  $  94.35  $ 124.60  $ 145.52
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $ 107.54  $ 110.17  $ 113.65
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
---------------------------------------------------------------------------------------------------
  Unit value                             $  98.44  $ 104.17  $  96.20  $  77.17  $  96.98  $ 106.52
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --  $  84.07  $  64.18  $  44.32  $  55.28  $  61.44
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         2        --
---------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $ 114.07  $ 155.30  $ 180.23
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         2         1
---------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --  $ 105.94  $  92.92  $ 120.75  $ 132.24
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------
  Unit value                             $ 113.77  $ 126.07  $ 131.84  $ 108.89  $ 141.57  $ 155.12
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         3         1
---------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  76.66  $  97.27  $ 117.26
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         5        --
---------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------
  Unit value                             $ 166.37  $ 133.82  $  87.46  $  56.92  $  72.94  $  81.41
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --         4         4        --
---------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------
  Unit value                             $ 104.65  $ 102.99  $  85.75  $  67.12  $  81.18  $  89.62
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------------
  Unit value                             $ 105.79  $ 111.13  $ 114.06  $ 114.42  $ 114.04  $ 113.89
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --         2
---------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 104.76
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --  $  81.92  $ 118.42  $ 138.09
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 EQ/Small Company Value
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 113.34
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 111.33
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --        --  $ 109.34
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                     For the years ending December 31,
---------------------------------------------------------------------------------------------------
                                           1999      2000      2001      2002      2003      2004
---------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------
  Unit value                             $ 198.84  $ 118.14  $ 111.05  $ 103.54  $ 160.00  $ 196.10
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --         1        --
---------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $  99.57  $ 102.25
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
---------------------------------------------------------------------------------------------------
  Unit value                                   --        --        --        --  $ 106.93  $ 144.19
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        --        --        --        --        --
---------------------------------------------------------------------------------------------------



            Copyright 2005. AXA Equitable Life Insurance Company 1290
                 Avenue of the Americas New York, New York 10104
                                 (212) 554-1234
        All rights reserved. EQUI-VEST(R) is a registered service mark of
                      AXA Equitable Life Insurance Company

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2005 TO THE MAY 1, 2005 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:


EQUI-VEST(R) TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS AND EDC SERIES 200 CONTRACTS (THE "MODIFIED CONTRACTS") FOR CHARLOTTE-MECKLENBERG PUBLIC SCHOOLS.

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

AXA Equitable offers the Modified Contracts described below to Participants in the TSA and EDC Plans for Charlotte-Mecklenberg Public Schools. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(R) series 100 and 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:


A. ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. WITHDRAWAL CHARGES. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

     1. The next to last bullet in "Additional features" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance - key features" is deleted in its entirety and replaced with the following:

          o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this Prospectus.

     2. In the section "Charges and expenses" of the Prospectus, under "Withdrawal charge for series 100 and 200 contracts," "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

          No withdrawal charge applies under TSA or EDC contracts if:

          o    The annuitant separates from service at any time;

          o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

          o    The annuitant retires from employment;

          o The annuitant makes a withdrawal to satisfy minimum distribution requirements; or


          o The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code.

FOR USE WITH TSA and EDC CERTIFICATES/CONTRACTS OF CHARLOTTE-MECKLENBERG PUBLIC
                                     SCHOOLS

     Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company


888-1359                                                                x00981

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2005 TO THE MAY 1, 2005 EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI")

--------------------------------------------------------------------------------

                             EQUI-VEST(R) STRATEGIES


This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2005, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus").


We offer the EQUI-VEST(R) Strategies contract to fund certain Section 403(b) ("TSA") or governmental employer Section 457(b) plans ("EDC") (together "plans"). The EQUI-VEST(R) Strategies contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(R) Strategies contract may not currently be available in every state. Your financial professional can provide information about state availability.


EQUI-VEST(R) Strategies is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) Strategies contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be summarized in a participation certificate ("certificate") provided to each participant. The 12-month period beginning on the participant's participation date and each 12-month period thereafter is a "participation year." The "participation date" means the earlier of (a) the business day on which we issue a certificate to the Plan participant under the EQUI-VEST(R) Strategies contract and (b) the business day on which the first contribution for the Plan participant is received at our processing office. The "contract date" is the date following our acceptance of a properly completed and signed contract application (and other required documents). The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.1


We offer the EQUI-VEST(R) Strategies contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus.

You should be aware that an annuity contract, such as the EQUI-VEST(R) Strategies, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(R) Strategies, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA and EDC contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of a different form of EQUI-VEST(R) contract to exchange it for participation in an EQUI-VEST(R) Strategies contract. An exchange for participation in an EQUI-VEST(R) Strategies contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

Material differences between EQUI-VEST(R) Strategies and the provisions of the EQUI-VEST(R) contracts described in the Prospectus include the information above as well as the following:

1. THE "VARIABLE INVESTMENT OPTIONS" CHART ON THE COVER PAGE IS DELETED IN ITS ENTIRETY. PLEASE REFER TO SECTION 4 BELOW UNDER "PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS" FOR A LIST OF VARIABLE INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.

----------
1 This Supplement distinguishes between "contract" and "certificate" when describing the EQUI-VEST(R) Strategies product. The Prospectus does not make these distinctions and generally uses the term "contract" when referring to the certificate or contract. In this Supplement, unless otherwise stated, "you" and "your" refers to the participant.

888-1370                                                                134618
                                                                          X01030

2. THE FOLLOWING IS ADDED AS A NEW HEADING TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" BEFORE "PAYOUT OPTIONS" ON PAGE 9 OF THE PROSPECTUS:

EQUI-VEST(R) STRATEGIES DEATH BENEFIT PROTECTION

o The contract provides a death benefit for the beneficiary. The death benefit is equal to the account value or the minimum death benefit, whichever is higher. However, if you elect the optional enhanced death benefit, the death benefit is equal to your account value or the enhanced death benefit, whichever is higher.

3. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 10 OF THE PROSPECTUS:

FEES AND CHARGES FOR EQUI-VEST(R) STRATEGIES

o Separate account charge deducted daily on amounts invested in variable investment options: Varies by employer group, annual rate ranges between 0.25%--1.49%.

o Annual administrative charge: Varies by employer group: current $30 ($65 maximum) or 2% of the account value plus any amounts previously withdrawn during the participation year, if less. The charge is waived for accounts equal or greater than $25,000. For particular groups, the charge may be waived or reduced for accounts less than $25,000.

o Charge for certain third-party transfers: $25 current ($65 maximum) per occurrence per participant.

o  No sales charge deducted at the time contributions are made.

o Withdrawal charge: Varies by employer group, but the maximum charge is 6% of the amount withdrawn, with the percentage declining during the first ten participation years. Under some group contracts, withdrawal charges are only made for the first five participation years, and under some group contracts there is no withdrawal charge.

o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

o We deduct an annual charge equal to 0.15% of the account value on each participation date anniversary if you elect the optional enhanced death benefit.

o We deduct a $350 annuity administrative fee from amounts applied to a variable annuity payout option.


o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.20% annually, 12b-1 fees of 0.25% annually (if applicable) and other expenses.


VARIABLE INVESTMENT OPTIONS

The Variable Investment Options for which information is provided in Section 4 below are available under the contract, subject to state regulatory approval and availability under your employer's plan. The Laudus Rosenberg VIT Value Long/Short Equity and the U.S. Real Estate Class II variable investment options are not available under the contract. Accordingly, all references to these options in the Prospectus are deleted.

4. THE FOLLOWING FEE INFORMATION/FEE TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 11 OF THE PROSPECTUS:

FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering an EQUI-VEST(R) Strategies certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you requet certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount
withdrawn (deducted when you surrender your certificate or make
certain withdrawals)                                                6%
----------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout
option                                                              $350
----------------------------------------------------------------------------------------------------------------------------------
                                                                    $65 maximum per participant for each occurrence; currently $25
Charge for third-party transfer or direct rollover                  per participant for each occurrence.
----------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you participate in the contract, not including underlying Trust portfolio fees and expenses.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Separate Account charge(1)                                          0.25% to 1.49% maximum
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
                                                                    The lesser of currently $30 (maximum $65) or 2% of
                                                                    your account value plus any prior withdrawals during the
Maximum annual administrative charge                                participation year.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional enhanced death benefit
----------------------------------------------------------------------------------------------------------------------------------
Optional enhanced death benefit charge (as a percentage of your account value) is deducted annually on each participation date
anniversary                                                         0.15%
----------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


--------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for
2004 (expenses that are deducted from          Lowest     Highest
portfolio assets including management fees,
12b-1 fees, service fees, and/or other
expenses)(2)                                   0.30%      7.61%
--------------------------------------------------------------------------------

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.

-----------------------------------------------------------------------------------
                                              Management       12b-1      Other
 Portfolio Name                                 Fees(3)       Fees(4)   expenses(5)
-----------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------
AXA Aggressive Allocation                           0.10%        0.25%         0.29%
AXA Conservative Allocation                         0.10%        0.25%         0.41%
AXA Conservative-Plus Allocation                    0.10%        0.25%         0.30%
AXA Moderate Allocation                             0.10%          --          0.16%
AXA Moderate-Plus Allocation                        0.10%        0.25%         0.20%
AXA Premier VIP Aggressive Equity                   0.62%          --          0.18%
AXA Premier VIP Core Bond                           0.60%        0.25%         0.20%
AXA Premier VIP Health Care                         1.20%        0.25%         0.40%
AXA Premier VIP High Yield                          0.58%          --          0.18%
AXA Premier VIP International Equity                1.05%        0.25%         0.50%
AXA Premier VIP Large Cap Core Equity               0.90%        0.25%         0.32%
AXA Premier VIP Large Cap Growth                    0.90%        0.25%         0.26%
AXA Premier VIP Large Cap Value                     0.90%        0.25%         0.25%
AXA Premier VIP Small/Mid Cap Growth                1.10%        0.25%         0.25%
AXA Premier VIP Small/Mid Cap Value                 1.10%        0.25%         0.25%
AXA Premier VIP Technology                          1.20%        0.25%         0.40%
-----------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------
EQ/Alliance Common Stock                            0.47%          --          0.05%
EQ/Alliance Growth and Income                       0.56%          --          0.05%
EQ/Alliance Intermediate Government Securities      0.50%          --          0.06%
EQ/Alliance International                           0.73%          --          0.12%
EQ/Alliance Large Cap Growth*                       0.90%        0.25%         0.05%
EQ/Alliance Quality Bond                            0.50%          --          0.06%
EQ/Alliance Small Cap Growth                        0.75%          --          0.06%
EQ/Bear Stearns Small Company Growth*               1.00%        0.25%         0.18%
EQ/Bernstein Diversified Value                      0.63%        0.25%         0.07%
EQ/Boston Advisors Equity Income*                   0.75%        0.25%         0.21%
EQ/Calvert Socially Responsible                     0.65%        0.25%         0.29%
EQ/Capital Guardian Growth                          0.65%        0.25%         0.09%
EQ/Capital Guardian International                   0.85%        0.25%         0.17%
EQ/Capital Guardian Research                        0.65%        0.25%         0.05%
EQ/Capital Guardian U.S. Equity                     0.65%        0.25%         0.05%
EQ/Caywood-Scholl High Yield Bond                   0.60%        0.25%         0.12%
EQ/Equity 500 Index                                 0.25%          --          0.05%
EQ/Evergreen Omega                                  0.65%        0.25%         0.11%
EQ/FI Mid Cap                                       0.70%        0.25%         0.06%
EQ/FI Small/Mid Cap Value                           0.74%        0.25%         0.08%
EQ/International Growth                             0.85%        0.25%         0.22%
EQ/J.P. Morgan Core Bond                            0.44%        0.25%         0.06%
EQ/JP Morgan Value Opportunities                    0.60%        0.25%         0.10%
EQ/Janus Large Cap Growth                           0.90%        0.25%         0.08%
EQ/Lazard Small Cap Value                           0.75%        0.25%         0.05%
EQ/Long Term Bond                                   0.50%        0.25%         0.25%
EQ/Lord Abbett Growth and Income                    0.65%        0.25%         0.19%
EQ/Lord Abbett Large Cap Core                       0.65%        0.25%         0.19%
EQ/Lord Abbett Mid Cap Value                        0.70%        0.25%         0.19%
EQ/Marsico Focus                                    0.88%        0.25%         0.06%
EQ/Mercury Basic Value Equity                       0.58%        0.25%         0.05%
EQ/Mercury International Value                      0.85%        0.25%         0.15%
EQ/Mergers and Acquisitions                         0.90%        0.25%         1.21%
EQ/MFS Emerging Growth Companies                    0.65%        0.25%         0.06%
EQ/MFS Investors Trust                              0.60%        0.25%         0.10%
EQ/Money Market                                     0.34%          --          0.05%
EQ/Montag & Caldwell Growth*                        0.75%        0.25%         0.12%
EQ/PIMCO Real Return                                0.55%        0.25%         0.20%
EQ/Short Duration Bond                              0.45%        0.25%         0.52%
EQ/Small Company Index                              0.25%        0.25%         0.13%
-----------------------------------------------------------------------------------

                                                               Total                           Net Total
                                                              Annual                            Annual
                                               Underlying    Expenses                          Expenses
                                               Portfolio      Before        Fee Waivers         After
                                                Fees and      Expense     and/or Expense       Expense
 Portfolio Name                               Expenses(6)   Limitation   Reimbursements(7)   Limitations
--------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           0.99%        1.63%       (0.29)%                1.34%
AXA Conservative Allocation                         0.75%        1.51%       (0.41)%                1.10%
AXA Conservative-Plus Allocation                    0.80%        1.45%       (0.30)%                1.15%
AXA Moderate Allocation                             0.83%        1.09%       (0.16)%                0.93%
AXA Moderate-Plus Allocation                        1.02%        1.57%       (0.20)%                1.37%
AXA Premier VIP Aggressive Equity                     --         0.80%          --                  0.80%
AXA Premier VIP Core Bond                             --         1.05%       (0.10)%                0.95%
AXA Premier VIP Health Care                           --         1.85%        0.00%                 1.85%
AXA Premier VIP High Yield                            --         0.76%          --                  0.76%
AXA Premier VIP International Equity                  --         1.80%        0.00%                 1.80%
AXA Premier VIP Large Cap Core Equity                 --         1.47%       (0.12)%                1.35%
AXA Premier VIP Large Cap Growth                      --         1.41%       (0.06)%                1.35%
AXA Premier VIP Large Cap Value                       --         1.40%       (0.05)%                1.35%
AXA Premier VIP Small/Mid Cap Growth                  --         1.60%        0.00%                 1.60%
AXA Premier VIP Small/Mid Cap Value                   --         1.60%        0.00%                 1.60%
AXA Premier VIP Technology                            --         1.85%        0.00%                 1.85%
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                              --         0.52%           --                 0.52%
EQ/Alliance Growth and Income                         --         0.61%           --                 0.61%
EQ/Alliance Intermediate Government Securities        --         0.56%           --                 0.56%
EQ/Alliance International                             --         0.85%         0.00%                0.85%
EQ/Alliance Large Cap Growth*                         --         1.20%        (0.10)%               1.10%
EQ/Alliance Quality Bond                              --         0.56%           --                 0.56%
EQ/Alliance Small Cap Growth                          --         0.81%           --                 0.81%
EQ/Bear Stearns Small Company Growth*                 --         1.43%        (0.13)%               1.30%
EQ/Bernstein Diversified Value                        --         0.95%         0.00%                0.95%
EQ/Boston Advisors Equity Income*                     --         1.21%        (0.16)%               1.05%
EQ/Calvert Socially Responsible                       --         1.19%        (0.14)%               1.05%
EQ/Capital Guardian Growth                            --         0.99%        (0.04)%               0.95%
EQ/Capital Guardian International                     --         1.27%        (0.07)%               1.20%
EQ/Capital Guardian Research                          --         0.95%         0.00%                0.95%
EQ/Capital Guardian U.S. Equity                       --         0.95%         0.00%                0.95%
EQ/Caywood-Scholl High Yield Bond                     --         0.97%        (0.12)%               0.85%
EQ/Equity 500 Index                                   --         0.30%           --                 0.30%
EQ/Evergreen Omega                                    --         1.01%        (0.06)%               0.95%
EQ/FI Mid Cap                                         --         1.01%        (0.01)%               1.00%
EQ/FI Small/Mid Cap Value                             --         1.07%         0.00%                1.07%
EQ/International Growth                               --         1.32%         0.00%                1.32%
EQ/J.P. Morgan Core Bond                              --         0.75%         0.00%                0.75%
EQ/JP Morgan Value Opportunities                      --         0.95%         0.00%                0.95%
EQ/Janus Large Cap Growth                             --         1.23%        (0.08)%               1.15%
EQ/Lazard Small Cap Value                             --         1.05%         0.00%                1.05%
EQ/Long Term Bond                                     --         1.00%         0.00%                1.00%
EQ/Lord Abbett Growth and Income                      --         1.09%        (0.09)%               1.00%
EQ/Lord Abbett Large Cap Core                         --         1.09%        (0.09)%               1.00%
EQ/Lord Abbett Mid Cap Value                          --         1.14%        (0.09)%               1.05%
EQ/Marsico Focus                                      --         1.19%        (0.04)%               1.15%
EQ/Mercury Basic Value Equity                         --         0.88%         0.00%                0.88%
EQ/Mercury International Value                        --         1.25%         0.00%                1.25%
EQ/Mergers and Acquisitions                           --         2.36%        (0.91)%               1.45%
EQ/MFS Emerging Growth Companies                      --         0.96%           --                 0.96%
EQ/MFS Investors Trust                                --         0.95%         0.00%                0.95%
EQ/Money Market                                       --         0.39%           --                 0.39%
EQ/Montag & Caldwell Growth*                          --         1.12%         0.00%                1.12%
EQ/PIMCO Real Return                                  --         1.00%        (0.35)%               0.65%
EQ/Short Duration Bond                                --         1.22%        (0.57)%               0.65%
EQ/Small Company Index                                --         0.63%         0.00%                0.63%
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                       Management     12b-1       Other
Portfolio Name                           Fees(3)     Fees(4)   expenses(5)
--------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------
                                               --        --             --
EQ/Small Company Value*                      0.80%     0.25%          0.12%
EQ/TCW Equity*                               0.80%     0.25%          0.12%
EQ/UBS Growth and Income*                    0.75%     0.25%          0.16%
EQ/Van Kampen Comstock                       0.65%     0.25%          0.19%
EQ/Van Kampen Emerging Markets Equity*       1.15%     0.25%          0.40%
EQ/Van Kampen Mid Cap Growth                 0.70%     0.25%          0.19%
EQ/Wells Fargo Montgomery Small Cap          0.85%     0.25%          6.51%
--------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                           Total                         Net Total
                                                          Annual                           Annual
                                           Underlying    Expenses                         Expenses
                                           Portfolio      Before         Fee Waivers        After
                                            Fees and      Expense      and/or Expense      Expense
 Portfolio Name                           Expenses(6)   Limitation   Reimbursements(7)   Limitations
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
                                                   --          --             --                  --
EQ/Small Company Value*                            --         1.17%         0.00%               1.17%
EQ/TCW Equity*                                     --         1.17%        (0.02)%              1.15%
EQ/UBS Growth and Income*                          --         1.16%        (0.11)%              1.05%
EQ/Van Kampen Comstock                             --         1.09%        (0.09)%              1.00%
EQ/Van Kampen Emerging Markets Equity*             --         1.80%         0.00%               1.80%
EQ/Van Kampen Mid Cap Growth                       --         1.14%        (0.09)%              1.05%
EQ/Wells Fargo Montgomery Small Cap                --         7.61%        (6.33)%              1.28%
----------------------------------------------------------------------------------------------------

* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in the Prospectus for the option's former name.


Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit. For contracts issued in Texas to public schools and open enrollment charter schools (kindergarten through twelfth grade), the total Separate Account charges and the total portfolio operating expenses of the Trusts when added together are not permitted to exceed 2.75%.


(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(3) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. A "--" indicates that there is no 12b-1 Fee.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.


(6) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

-------------------------------------------------
     Portfolio Name:
-------------------------------------------------
     AXA Moderate Allocation                 0.92%
     AXA Premier VIP Aggressive Equity       0.68%
     AXA Premier VIP Health Care             1.81%
     AXA Premier VIP International Equity    1.75%
     AXA Premier VIP Large Cap Core Equity   1.32%
     AXA Premier VIP Large Cap Growth        1.30%
     AXA Premier VIP Large Cap Value         1.21%
     AXA Premier VIP Small/Mid Cap Growth    1.50%
     AXA Premier VIP Small/Mid Cap Value     1.54%
     AXA Premier VIP Technology              1.75%
-------------------------------------------------

-------------------------------------------------
     Portfolio Name:
-------------------------------------------------
     EQ/Alliance Common Stock                0.43%
     EQ/Alliance Growth and Income           0.55%
     EQ/Alliance International               0.83%
     EQ/Alliance Large Cap Growth            1.04%
     EQ/Alliance Small Cap Growth            0.73%
     EQ/Calvert Socially Responsible         1.00%
     EQ/Capital Guardian Growth              0.67%
     EQ/Capital Guardian International       1.17%
     EQ/Capital Guardian Research            0.90%
     EQ/Capital Guardian U.S. Equity         0.93%
     EQ/Evergreen Omega                      0.57%
     EQ/FI Mid Cap                           0.96%
     EQ/FI Small/Mid Cap Value               1.05%
     EQ/JP Morgan Value Opportunities        0.76%
     EQ/Lazard Small Cap Value               0.86%
     EQ/Marsico Focus                        1.12%
     EQ/Mercury Basic Value Equity           0.86%
     EQ/Mercury International Value          1.18%
     EQ/MFS Emerging Growth Companies        0.91%
     EQ/MFS Investors Trust                  0.91%
     EQ/Small Company Value                  1.16%
     EQ/TCW Equity                           1.14%
     EQ/Van Kampen Emerging Markets Equity   1.75%
   EQ/Wells Fargo Montgomery Small Cap     1.26%
-------------------------------------------------


EXAMPLES: EQUI-VEST(R) STRATEGIES CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Strategies contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical certificate holder would pay in the respective participation years in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.56 per $10,000.


We assume there is no waiver of the withdrawal charge and that the optional enhanced death benefit has been elected. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower expenses discussed in "Charges and expenses" later in this Supplement. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account charges; (ii) your certificate has no withdrawal charge or no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


The examples assume that you invest $10,000 under the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EQUI-VEST(R) STRATEGIES

------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                  applicable time period
------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:                                 --             --             --             --
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 883.22     $ 1,586.82     $ 2,313.94     $ 3,709.43
AXA Conservative Allocation                      $ 871.31     $ 1,551.76     $ 2,256.69     $ 3,594.99
AXA Conservative-Plus Allocation                 $ 865.35     $ 1,534.19     $ 2,227.95     $ 3,537.24
AXA Moderate Allocation                          $ 815.72     $ 1,386.93     $ 1,985.54     $ 3,041.94
AXA Moderate-Plus Allocation                     $ 877.27     $ 1,569.30     $ 2,285.35     $ 3,652.39
AXA Premier VIP Aggressive Equity                $ 786.93     $ 1,300.80     $ 1,842.52     $ 2,742.88
AXA Premier VIP Core Bond                        $ 825.65     $ 1,416.51     $ 2,034.44     $ 3,143.03
AXA Premier VIP Health Care                      $ 905.06     $ 1,650.87     $ 2,418.12     $ 3,915.59
AXA Premier VIP High Yield                       $ 796.86     $ 1,330.56     $ 1,892.04     $ 2,847.00
AXA Premier VIP International Equity             $ 900.10     $ 1,636.34     $ 2,394.53     $ 3,869.15
AXA Premier VIP Large Cap Core Equity            $ 867.34     $ 1,540.05     $ 2,237.54     $ 3,556.53
AXA Premier VIP Large Cap Growth                 $ 861.38     $ 1,522.47     $ 2,208.75     $ 3,498.55
AXA Premier VIP Large Cap Value                  $ 860.39     $ 1,519.53     $ 2,203.95     $ 3,488.85
AXA Premier VIP Small/Mid Cap Growth             $ 880.24     $ 1,578.06     $ 2,299.65     $ 3,680.95
AXA Premier VIP Small/Mid Cap Value              $ 880.24     $ 1,578.06     $ 2,299.65     $ 3,680.95
AXA Premier VIP Technology                       $ 905.06     $ 1,650.87     $ 2,418.12     $ 3,915.59
------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:                                     --             --             --             --
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 762.12     $ 1,226.12     $ 1,717.78     $ 2,477.91
EQ/Alliance Growth and Income                    $ 781.97     $ 1,285.89     $ 1,817.68     $ 2,690.42
EQ/Alliance Intermediate Government Securities   $ 777.01     $ 1,270.97     $ 1,792.78     $ 2,637.69
EQ/Alliance International                        $ 805.79     $ 1,357.29     $ 1,936.43     $ 2,939.81
EQ/Alliance Large Cap Growth*                    $ 840.54     $ 1,460.76     $ 2,107.40     $ 3,292.76
EQ/Alliance Quality Bond                         $ 777.01     $ 1,270.97     $ 1,792.78     $ 2,637.69
EQ/Alliance Small Cap Growth                     $ 801.82     $ 1,345.41     $ 1,916.72     $ 2,898.66
EQ/Bear Stearns Small Company Growth*            $ 863.37     $ 1,528.33     $ 2,218.36     $ 3,517.91
EQ/Bernstein Diversified Value                   $ 815.72     $ 1,386.93     $ 1,985.54     $ 3,041.94
EQ/Boston Advisors Equity Income*                $ 841.53     $ 1,463.70     $ 2,112.25     $ 3,302.66
EQ/Calvert Socially Responsible                  $ 839.54     $ 1,457.81     $ 2,102.55     $ 3,282.85
EQ/Capital Guardian Growth                       $ 819.69     $ 1,398.77     $ 2,005.13     $ 3,082.50
EQ/Capital Guardian International                $ 847.49     $ 1,481.36     $ 2,141.29     $ 3,361.85
EQ/Capital Guardian Research                     $ 815.72     $ 1,386.93     $ 1,985.54     $ 3,041.94
EQ/Capital Guardian U.S. Equity                  $ 815.72     $ 1,386.93     $ 1,985.54     $ 3,041.94
EQ/Caywood-Scholl High Yield Bond                $ 817.71     $ 1,392.85     $ 1,995.34     $ 3,062.24
EQ/Equity 500 Index                              $ 751.20     $ 1,193.14     $ 1,662.47     $ 2,359.19
EQ/Evergreen Omega                               $ 821.68     $ 1,404.68     $ 2,014.91     $ 3,102.72
EQ/FI Mid Cap                                    $ 821.68     $ 1,404.68     $ 2,014.91     $ 3,102.72
EQ/FI Small/Mid Cap Value                        $ 827.63     $ 1,422.41     $ 2,044.20     $ 3,163.13
EQ/International Growth                          $ 852.45     $ 1,496.05     $ 2,165.43     $ 3,410.89
EQ/J.P. Morgan Core Bond                         $ 795.87     $ 1,327.58     $ 1,887.10     $ 2,836.63
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                   If you annuitize at the end of the applicable time
                                                                          period
------------------------------------------------------------------------------------------------------
                                                  1 year        3 years        5 years       10 years
------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:                                 --             --             --             --
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 684.27     $ 1,369.53     $ 2,077.68     $ 3,953.35
AXA Conservative Allocation                      $ 671.68     $ 1,332.35     $ 2,016.79     $ 3,837.59
AXA Conservative-Plus Allocation                 $ 665.38     $ 1,313.73     $ 1,986.23     $ 3,779.18
AXA Moderate Allocation                          $ 612.92     $ 1,157.60     $ 1,728.42     $ 3,278.17
AXA Moderate-Plus Allocation                     $ 677.98     $ 1,350.95     $ 2,047.28     $ 3,895.65
AXA Premier VIP Aggressive Equity                $ 582.49     $ 1,066.29     $ 1,576.32     $ 2,975.68
AXA Premier VIP Core Bond                        $ 623.41     $ 1,188.96     $ 1,780.43     $ 3,380.43
AXA Premier VIP Health Care                      $ 707.36     $ 1,437.43     $ 2,188.49     $ 4,161.90
AXA Premier VIP High Yield                       $ 592.98     $ 1,097.84     $ 1,628.98     $ 3,081.00
AXA Premier VIP International Equity             $ 702.11     $ 1,422.03     $ 2,163.40     $ 4,114.92
AXA Premier VIP Large Cap Core Equity            $ 667.48     $ 1,319.94     $ 1,996.43     $ 3,798.69
AXA Premier VIP Large Cap Growth                 $ 661.19     $ 1,301.30     $ 1,965.81     $ 3,740.03
AXA Premier VIP Large Cap Value                  $ 660.14     $ 1,298.19     $ 1,960.70     $ 3,730.22
AXA Premier VIP Small/Mid Cap Growth             $ 681.12     $ 1,360.24     $ 2,062.49     $ 3,924.55
AXA Premier VIP Small/Mid Cap Value              $ 681.12     $ 1,360.24     $ 2,062.49     $ 3,924.55
AXA Premier VIP Technology                       $ 707.36     $ 1,437.43     $ 2,188.49     $ 4,161.90
------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:                                     --             --             --             --
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 556.26     $   987.12     $ 1,443.67     $ 2,707.69
EQ/Alliance Growth and Income                    $ 577.24     $ 1,050.49     $ 1,549.91     $ 2,922.63
EQ/Alliance Intermediate Government Securities   $ 572.00     $ 1,034.67     $ 1,523.43     $ 2,869.30
EQ/Alliance International                        $ 602.43     $ 1,126.18     $ 1,676.19     $ 3,174.87
EQ/Alliance Large Cap Growth*                    $ 639.15     $ 1,235.87     $ 1,858.02     $ 3,531.87
EQ/Alliance Quality Bond                         $ 572.00     $ 1,034.67     $ 1,523.43     $ 2,869.30
EQ/Alliance Small Cap Growth                     $ 598.23     $ 1,113.59     $ 1,655.23     $ 3,133.26
EQ/Bear Stearns Small Company Growth*            $ 663.29     $ 1,307.51     $ 1,976.02     $ 3,759.63
EQ/Bernstein Diversified Value                   $ 612.92     $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Boston Advisors Equity Income*                $ 640.20     $ 1,238.99     $ 1,863.18     $ 3,541.89
EQ/Calvert Socially Responsible                  $ 638.10     $ 1,232.75     $ 1,852.87     $ 3,521.85
EQ/Capital Guardian Growth                       $ 617.12     $ 1,170.15     $ 1,749.25     $ 3,319.20
EQ/Capital Guardian International                $ 646.50     $ 1,257.71     $ 1,894.06     $ 3,601.76
EQ/Capital Guardian Research                     $ 612.92     $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Capital Guardian U.S. Equity                  $ 612.92     $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Caywood-Scholl High Yield Bond                $ 615.02     $ 1,163.88     $ 1,738.84     $ 3,298.71
EQ/Equity 500 Index                              $ 544.71     $   952.15     $ 1,384.85     $ 2,587.61
EQ/Evergreen Omega                               $ 619.21     $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/FI Mid Cap                                    $ 619.21     $ 1,176.43     $ 1,759.65     $ 3,339.65
EQ/FI Small/Mid Cap Value                        $ 625.51     $ 1,195.22     $ 1,790.80     $ 3,400.76
EQ/International Growth                          $ 651.74     $ 1,273.29     $ 1,919.74     $ 3,651.37
EQ/J.P. Morgan Core Bond                         $ 591.93     $ 1,094.69     $ 1,623.73     $ 3,070.52

------------------------------------------------------------------------------------------------------
                                                   If you do not surrender your contract at the end of
                                                               the applicable time period
------------------------------------------------------------------------------------------------------
                                                  1 years       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:                                --             --             --             --
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 334.27     $ 1,019.53     $ 1,727.68     $ 3,603.35
AXA Conservative Allocation                      $ 321.68     $   982.35     $ 1,666.79     $ 3,487.59
AXA Conservative-Plus Allocation                 $ 315.38     $   963.73     $ 1,636.23     $ 3,429.18
AXA Moderate Allocation                          $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
AXA Moderate-Plus Allocation                     $ 327.98     $ 1,000.95     $ 1,697.28     $ 3,545.65
AXA Premier VIP Aggressive Equity                $ 232.49     $   716.29     $ 1,226.32     $ 2,625.68
AXA Premier VIP Core Bond                        $ 273.41     $   838.96     $ 1,430.43     $ 3,030.43
AXA Premier VIP Health Care                      $ 357.36     $ 1,087.43     $ 1,838.49     $ 3,811.90
AXA Premier VIP High Yield                       $ 242.98     $   747.84     $ 1,278.98     $ 2,731.00
AXA Premier VIP International Equity             $ 352.11     $ 1,072.03     $ 1,813.40     $ 3,764.92
AXA Premier VIP Large Cap Core Equity            $ 317.48     $   969.94     $ 1,646.43     $ 3,448.69
AXA Premier VIP Large Cap Growth                 $ 311.19     $   951.30     $ 1,615.81     $ 3,390.03
AXA Premier VIP Large Cap Value                  $ 310.14     $   948.19     $ 1,610.70     $ 3,380.22
AXA Premier VIP Small/Mid Cap Growth             $ 331.12     $ 1,010.24     $ 1,712.49     $ 3,574.55
AXA Premier VIP Small/Mid Cap Value              $ 331.12     $ 1,010.24     $ 1,712.49     $ 3,574.55
AXA Premier VIP Technology                       $ 357.36     $ 1,087.43     $ 1,838.49     $ 3,811.90
------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:                                    --             --             --             --
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 206.26     $   637.12     $ 1,093.67     $ 2,357.69
EQ/Alliance Growth and Income                    $ 227.24     $   700.49     $ 1,199.91     $ 2,572.63
EQ/Alliance Intermediate Government Securities   $ 222.00     $   684.67     $ 1,173.43     $ 2,519.30
EQ/Alliance International                        $ 252.43     $   776.18     $ 1,326.19     $ 2,824.87
EQ/Alliance Large Cap Growth*                    $ 289.15     $   885.87     $ 1,508.02     $ 3,181.87
EQ/Alliance Quality Bond                         $ 222.00     $   684.67     $ 1,173.43     $ 2,519.30
EQ/Alliance Small Cap Growth                     $ 248.23     $   763.59     $ 1,305.23     $ 2,783.26
EQ/Bear Stearns Small Company Growth*            $ 313.29     $   957.51     $ 1,626.02     $ 3,409.63
EQ/Bernstein Diversified Value                   $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Boston Advisors Equity Income*                $ 290.20     $   888.99     $ 1,513.18     $ 3,191.89
EQ/Calvert Socially Responsible                  $ 288.10     $   882.75     $ 1,502.87     $ 3,171.85
EQ/Capital Guardian Growth                       $ 267.12     $   820.15     $ 1,399.25     $ 2,969.20
EQ/Capital Guardian International                $ 296.50     $   907.71     $ 1,544.06     $ 3,251.76
EQ/Capital Guardian Research                     $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Capital Guardian U.S. Equity                  $ 262.92     $   807.60     $ 1,378.42     $ 2,928.17
EQ/Caywood-Scholl High Yield Bond                $ 265.02     $   813.88     $ 1,388.84     $ 2,948.71
EQ/Equity 500 Index                              $ 194.71     $   602.15     $ 1,034.85     $ 2,237.61
EQ/Evergreen Omega                               $ 269.21     $   826.43     $ 1,409.65     $ 2,989.65
EQ/FI Mid Cap                                    $ 269.21     $   826.43     $ 1,409.65     $ 2,989.65
EQ/FI Small/Mid Cap Value                        $ 275.51     $   845.22     $ 1,440.80     $ 3,050.76
EQ/International Growth                          $ 301.74     $   923.29     $ 1,569.74     $ 3,301.37
EQ/J.P. Morgan Core Bond                         $ 241.93     $   744.69     $ 1,273.73     $ 2,720.52
------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                  applicable time period
----------------------------------------------------------------------------------------------------
                                                 1 year       3 years        5 years        0 years
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:                                    --           --             --             --
----------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   815.72   $ 1,386.93     $ 1,985.54     $ 3,041.94
EQ/Janus Large Cap Growth                      $   843.52   $ 1,469.59     $ 2,121.94     $ 3,322.43
EQ/Lazard Small Cap Value                      $   825.65   $ 1,416.51     $ 2,034.44     $ 3,143.03
EQ/Long Term Bond                              $   820.68   $ 1,401.72     $ 2,010.02     $ 3,092.62
EQ/Lord Abbett Growth and Income               $   829.62   $ 1,428.32     $ 2,053.95     $ 3,183.18
EQ/Lord Abbett Large Cap Core                  $   829.62   $ 1,428.32     $ 2,053.95     $ 3,183.18
EQ/Lord Abbett Mid Cap Value                   $   834.58   $ 1,443.07     $ 2,078.28     $ 3,233.14
EQ/Marsico Focus                               $   839.54   $ 1,457.81     $ 2,102.55     $ 3,282.85
EQ/Mercury Basic Value Equity                  $   808.77   $ 1,366.19     $ 1,951.18     $ 2,970.56
EQ/Mercury International Value                 $   845.50   $ 1,475.47     $ 2,131.62     $ 3,342.16
EQ/Mergers and Acquisitions                    $   955.68   $ 1,798.20     $ 2,655.80     $ 4,375.84
EQ/MFS Emerging Growth Companies               $   816.71   $ 1,389.89     $ 1,990.44     $ 3,052.09
EQ/MFS Investors Trust                         $   815.72   $ 1,386.93     $ 1,985.54     $ 3,041.94
EQ/Money Market                                $   762.12   $ 1,226.12     $ 1,717.78     $ 2,477.91
EQ/Montag & Caldwell Growth*                   $   832.60   $ 1,437.17     $ 2,068.55     $ 3,213.19
EQ/PIMCO Real Return                           $   820.68   $ 1,401.72     $ 2,010.02     $ 3,092.62
EQ/Short Duration Bond                         $   842.52   $ 1,466.64     $ 2,117.10     $ 3,312.55
EQ/Small Company Index                         $   783.96   $ 1,291.86     $ 1,827.62     $ 2,711.43
EQ/Small Company Value*                        $   837.56   $ 1,451.92     $ 2,092.85     $ 3,263.00
EQ/TCW Equity*                                 $   837.56   $ 1,451.92     $ 2,092.85     $ 3,263.00
EQ/UBS Growth and Income*                      $   836.57   $ 1,448.97     $ 2,087.99     $ 3,253.05
EQ/Van Kampen Comstock                         $   829.62   $ 1,428.32     $ 2,053.95     $ 3,183.18
EQ/Van Kampen Emerging Markets Equity*         $   900.10   $ 1,636.34     $ 2,394.53     $ 3,869.15
EQ/Van Kampen Mid Cap Growth                   $   834.58   $ 1,443.07     $ 2,078.28     $ 3,233.14
EQ/Wells Fargo Montgomery Small Cap            $ 1,476.82   $ 3,222.70     $ 4,811.05     $ 7,902.49
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                If you annuitize at the end of the applicable time
                                                                      period
----------------------------------------------------------------------------------------------------
                                                 1 year       3 years        5 years       10 years
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:                                    --           --             --             --
----------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Janus Large Cap Growth                      $   642.30   $ 1,245.24     $ 1,873.48     $ 3,561.89
EQ/Lazard Small Cap Value                      $   623.41   $ 1,188.96     $ 1,780.43     $ 3,380.43
EQ/Long Term Bond                              $   618.17   $ 1,173.29     $ 1,754.45     $ 3,329.43
EQ/Lord Abbett Growth and Income               $   627.61   $ 1,201.49     $ 1,801.17     $ 3,421.04
EQ/Lord Abbett Large Cap Core                  $   627.61   $ 1,201.49     $ 1,801.17     $ 3,421.04
EQ/Lord Abbett Mid Cap Value                   $   632.86   $ 1,217.13     $ 1,827.05     $ 3,471.58
EQ/Marsico Focus                               $   638.10   $ 1,232.75     $ 1,852.87     $ 3,521.85
EQ/Mercury Basic Value Equity                  $   605.57   $ 1,135.61     $ 1,691.88     $ 3,205.97
EQ/Mercury International Value                 $   644.40   $ 1,251.48     $ 1,883.78     $ 3,581.84
EQ/Mergers and Acquisitions                    $   760.87   $ 1,593.63     $ 2,441.31     $ 4,627.48
EQ/MFS Emerging Growth Companies               $   613.97   $ 1,160.74     $ 1,733.63     $ 3,288.45
EQ/MFS Investors Trust                         $   612.92   $ 1,157.60     $ 1,728.42     $ 3,278.17
EQ/Money Market                                $   556.26   $   987.12     $ 1,443.67     $ 2,707.69
EQ/Montag & Caldwell Growth*                   $   630.76   $ 1,210.87     $ 1,816.70     $ 3,451.39
EQ/PIMCO Real Return                           $   618.17   $ 1,173.29     $ 1,754.45     $ 3,329.43
EQ/Short Duration Bond                         $   641.25   $ 1,242.12     $ 1,868.33     $ 3,551.89
EQ/Small Company Index                         $   579.34   $ 1,056.81     $ 1,560.48     $ 2,943.88
EQ/Small Company Value*                        $   636.00   $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/TCW Equity*                                 $   636.00   $ 1,226.50     $ 1,842.54     $ 3,501.77
EQ/UBS Growth and Income*                      $   634.95   $ 1,223.38     $ 1,837.38     $ 3,491.72
EQ/Van Kampen Comstock                         $   627.61   $ 1,201.49     $ 1,801.17     $ 3,421.04
EQ/Van Kampen Emerging Markets Equity*         $   702.11   $ 1,422.03     $ 2,163.40     $ 4,114.92
EQ/Van Kampen Mid Cap Growth                   $   632.86   $ 1,217.13     $ 1,827.05     $ 3,471.58
EQ/Wells Fargo Montgomery Small Cap            $ 1,311.76   $ 3,104.10     $ 4,734.73     $ 8,196.40
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end of
                                                              the applicable time period
----------------------------------------------------------------------------------------------------
                                                1 years       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:                                    --           --             --             --
----------------------------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities               $   262.92   $   807.60     $ 1,378.42     $ 2,928.17
EQ/Janus Large Cap Growth                      $   292.30   $   895.24     $ 1,523.48     $ 3,211.89
EQ/Lazard Small Cap Value                      $   273.41   $   838.96     $ 1,430.43     $ 3,030.43
EQ/Long Term Bond                              $   268.17   $   823.29     $ 1,404.45     $ 2,979.43
EQ/Lord Abbett Growth and Income               $   277.61   $   851.49     $ 1,451.17     $ 3,071.04
EQ/Lord Abbett Large Cap Core                  $   277.61   $   851.49     $ 1,451.17     $ 3,071.04
EQ/Lord Abbett Mid Cap Value                   $   282.86   $   867.13     $ 1,477.05     $ 3,121.58
EQ/Marsico Focus                               $   288.10   $   882.75     $ 1,502.87     $ 3,171.85
EQ/Mercury Basic Value Equity                  $   255.57   $   785.61     $ 1,341.88     $ 2,855.97
EQ/Mercury International Value                 $   294.40   $   901.48     $ 1,533.78     $ 3,231.84
EQ/Mergers and Acquisitions                    $   410.87   $ 1,243.63     $ 2,091.31     $ 4,277.48
EQ/MFS Emerging Growth Companies               $   263.97   $   810.74     $ 1,383.63     $ 2,938.45
EQ/MFS Investors Trust                         $   262.92   $   807.60     $ 1,378.42     $ 2,928.17
EQ/Money Market                                $   206.26   $   637.12     $ 1,093.67     $ 2,357.69
EQ/Montag & Caldwell Growth*                   $   280.76   $   860.87     $ 1,466.70     $ 3,101.39
EQ/PIMCO Real Return                           $   268.17   $   823.29     $ 1,404.45     $ 2,979.43
EQ/Short Duration Bond                         $   291.25   $   892.12     $ 1,518.33     $ 3,201.89
EQ/Small Company Index                         $   229.34   $   706.81     $ 1,210.48     $ 2,593.88
EQ/Small Company Value*                        $   286.00   $   876.50     $ 1,492.54     $ 3,151.77
EQ/TCW Equity*                                 $   286.00   $   876.50     $ 1,492.54     $ 3,151.77
EQ/UBS Growth and Income*                      $   284.95   $   873.38     $ 1,487.38     $ 3,141.72
EQ/Van Kampen Comstock                         $   277.61   $   851.49     $ 1,451.17     $ 3,071.04
EQ/Van Kampen Emerging Markets Equity*         $   352.11   $ 1,072.03     $ 1,813.40     $ 3,764.92
EQ/Van Kampen Mid Cap Growth                   $   282.86   $   867.13     $ 1,477.05     $ 3,121.58
EQ/Wells Fargo Montgomery Small Cap            $   961.76   $ 2,754.10     $ 4,384.73     $ 7,846.40
----------------------------------------------------------------------------------------------------

* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in the Prospectus for the option's former name.

CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for information about the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2004.

5. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "ALLOCATING YOUR CONTRIBUTIONS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 36:


UNALLOCATED ACCOUNT

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.


6. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 41:


EQUI-VEST(R) Strategies TSA participants may only withdraw amounts from their account value that are 100% vested, subject to the employer's approval, plan rules and applicable laws.


7. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


FORFEITURES

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a TSA participant who is not fully vested under a plan separates from service. TSA participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a TSA participant's account value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the employer/trustee and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal charge for EQUI-VEST(R) Strategies contracts" under "Charges and expenses" in this Prospectus Supplement.


8. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


Loans will be available under the EQUI-VEST(R) Strategies contract if requested by the employer. Any participant loan request may require employer/trustee/plan administrator approval.


9. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 42:


EQUI-VEST(R) STRATEGIES TERMINATION OF PARTICIPATION

Your participation under the EQUI-VEST(R) Strategies contract may be terminated by us and your account value paid to your employer if:

(1) your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2) you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3) we have not received any contributions on your behalf within 120 days from your participation date; or

(4) the plan is no longer qualified under the Code and the EQUI-VEST(R) Strategies contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate your certificate.

The employer and, under certain circumstances, AXA Equitable may discontinue contributions under the EQUI-VEST(R) Strategies contract. Such discontinuance means that the employer will not permit any further salary deferral or employer contributions to be made under the contract. All other provisions of the contract remain in effect.

The employer may terminate the contract by (i) transferring all the assets to another contract or (ii) withdrawing the forfeiture account and directing us to deal directly with the participants.


10. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 49:


CHARGES UNDER EQUI-VEST(R) STRATEGIES CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT
We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group and by variable investment option between 0.25% to 1.49% of daily net assets attributable to all certificates under the group contract. Some contracts provide a charge of 1.49% (currently 1.40%) for the EQ/Alliance Common Stock and EQ/Money Market variable investment options and a 1.34% charge for all other variable investment options under the contract. Those contracts generally provide an overall cap of 1.75% for separate account and portfolio expenses for the AXA Premier VIP Aggressive Equity, AXA Moderate Allocation, EQ/Alliance Common Stock and EQ/Money Market variable investment options. Other contracts will generally have a charge of 1.20%, 0.90%, 0.70%, 0.50% or 0.25%.

Charges may be based on:

o the factors on which the mortality and expense risks charge and administration charges are based, including the size and type of the group;

o the plan provisions which may provide, among other things, the level of contributions including employer contributions and the frequency of benefit payments;

o    whether AXA Equitable will be the sole contract provider;

o    the level of services provided by your financial professional; and

o    our sales-related expenses.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the certificate. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant's certificate will set forth the applicable Separate Account charge.

We will determine the Separate Account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each participation year. We deduct the charge if your account value on the last business day of the participation year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. The charge is equal to $30 or, if less, 2% of your account value plus any amounts previously withdrawn during the contract year. We reserve the right to increase this charge to a maximum of $65. For particular groups, the charge may be waived for accounts less than $25,000; the charge may also be waived entirely.

We will deduct a pro rata portion of the charge if you surrender your certificate, elect an annuity payout option or you die during the participation year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Differences in this charge are due to variations in group characteristics including the total amount of plan assets. We will determine the applicability of this charge pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your contract to a permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract. Transfers are subject to any required employer approval.

CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT


If you elect the optional enhanced death benefit we deduct a charge annually from your account value on each anniversary of your participation date. The charge is equal to 0.15% of your account value.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits.

WITHDRAWAL CHARGE FOR EQUI-VEST(R) STRATEGIES CONTRACTS

A withdrawal charge of up to 6% may apply for up to the first 10 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to the total amount of plan assets under the contract, the frequency of the possible benefit payments as provided by the terms of the plan and the compensation paid in connection with the sale of the contract. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Strategies contracts.

As noted above, the withdrawal charge may vary from group to group. In general, the withdrawal charge schedule is one of three options selected by the group. Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant's account value during the first five participation years, 5% of the amount withdrawn during the 6th participation year, 4% of the amount withdrawn during the 7th participation year, 3% of the amount withdrawn during the 8th participation year, 2% of the amount withdrawn during the 9th participation year, and 1% of the amount withdrawn during the 10th participation year.

Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the account value attributable to a participant during the first four participation years and 5% of the amount withdrawn during the 5th participation year.

Under some group contracts, there is no withdrawal charge.

The withdrawal charge percentages may be different for certain group contracts, including group contracts issued to certain schools in Texas and other states.

If your group contract is subject to a withdrawal charge, it will not apply under the circumstances described in the Prospectus in "Charges and expenses" under "Withdrawal charges." In addition, particular groups may receive one or more of the following waivers:

(1)  You sever from employment with your employer.

(2)  The withdrawal is made to satisfy minimum distribution requirements.

(3) You elect a withdrawal that qualifies as a hardship or unforeseeable emergency withdrawal under the Code.

(4) You have qualified to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

     Written notice of claim must be given to us during your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Such proof must be furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(5) We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(6) You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.

(7) The employer elects to move the plan assets to a different funding vehicle after five contract years.

(8) The withdrawal is made to provide any annuity benefits that we offer as requested by your employer.

The withdrawal charge will apply if the condition as described in items 4 through 6 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options in order of the earliest maturity date(s). If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).


11.    PLEASE NOTE THE FOLLOWING SECTION IN THE PROSPECTUS AT PAGES 49-50:


VARIATIONS IN CHARGES

For certain groups offered the EQUI-VEST(R) Strategies contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the contract, including a change in the minimum death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.

Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if AXA Equitable will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.


From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial services professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


12. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF DEATH BENEFIT" AT PAGE 51 IN THE PROSPECTUS:


EQUI-VEST(R) STRATEGIES DEATH BENEFIT

The Equi-Vest(R) Strategies contract provides a death benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the minimum death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances plus accrued interest.

EQUI-VEST(R) STRATEGIES OPTIONAL ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.

If you elect the enhanced death benefit, the minimum death benefit described above will not apply. You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(R) Strategies contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

The enhanced death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third participation date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your death benefit on the date you take the withdrawal.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current minimum death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).


13. THE FOLLOWING IS ADDED AS THE LAST PARAGRAPH IN THE SECTION TITLED "GENERAL; SPECIAL EMPLOYER RULES" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS
     (TSAS)" IN "TAX INFORMATION" AT PAGE 54 IN THE PROSPECTUS:


The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. The IRS and Treasury have recently issued proposed regulations on Section 403(b) of the Code. If finalized in their current form, these proposed regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these proposed regulations could affect you.

14. THE FIRST BULLET UNDER "CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 55 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


Annual contributions made through the employer's payroll which may include a participant's salary reduction contributions and employer contributions. Some employer contributions may be subject to vesting under an employer's plan.


15. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 56:


The plan may also impose withdrawal restrictions on employer contributions and related earnings.


16. THE SECOND PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 56 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract (other than as a rollover of distributions from other eligible plans), these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 1.34/1.40%, 1.20%, 0.90%, 0.70% and 0.50%.
At the date of this Prospectus, unit values and number of units outstanding for contracts offered under Separate Account A with an asset based charge of .25% did not exist. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF
DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%.

---------------------------------------------------------------------------------------------
                                                  For the years  ending December 31,
---------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998
---------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------
  Unit Value                             $  26.18   $  30.92   $  34.06   $  38.66   $  45.07
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      32,664     30,212     28,319     26,036     24,361
---------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------
  Unit value                             $  52.88   $  68.73   $  82.91   $  90.75   $  89.92
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      24,787     25,821     27,945     28,030     25,634
---------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------
  Unit value                             $  95.88   $ 113.44   $ 137.53   $ 160.74   $ 150.42
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          99        209        444        831      1,164
---------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                    For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 109.15   $ 120.39
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          8         50
--------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 102.15   $ 106.86
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          6         36
--------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 104.14   $ 110.71
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          5         44
--------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------
  Unit Value                             $  52.39   $  51.10   $  49.61   $  42.91   $  50.77   $  55.12
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      22,434     20,413     19,822     23,382     21,629     20,412
--------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 107.96   $ 118.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         18        185
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 105.59   $  90.70   $  67.13   $  47.48   $  64.75   $  72.04
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      20,946     18,138     16,058     13,832     12,726     11,587
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 106.73   $ 109.24   $ 111.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        264        311        348
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  78.98   $  99.85   $ 110.46
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        101        182        238
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 143.43   $ 129.28   $ 128.74   $ 123.58   $ 149.82   $ 161.02
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         998        800        770        696        769        761
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  78.07   $ 103.47   $ 120.36
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         82        150        268
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  76.43   $  96.62   $ 104.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         91        122        129
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  67.87   $  87.47   $  92.04
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        138        219        256
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  79.08   $ 102.28   $ 115.47
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        127        163        203
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%.

---------------------------------------------------------------------------------------------
                                                  For the years  ending December 31,
---------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998
---------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
---------------------------------------------------------------------------------------------
  Unit value                             $ 124.32   $ 162.42   $ 199.05   $ 253.68   $ 323.75
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      15,749     16,292     16,933     17,386     17,231
---------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
---------------------------------------------------------------------------------------------
  Unit value                             $  98.86   $ 121.02   $ 143.37   $ 179.30   $ 213.81
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         210        498        975      1,800      2,475
---------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
---------------------------------------------------------------------------------------------
  Securities Unit value                  $  98.19   $ 109.80   $ 112.40   $ 118.98   $ 126.48
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          32         89        146        202        314
---------------------------------------------------------------------------------------------
 EQ/Alliance International
---------------------------------------------------------------------------------------------
  Unit value                                   --   $ 104.15   $ 112.83   $ 107.92   $ 117.72
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        141        763        968        971
---------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------------------
  Unit value                             $  93.87   $ 108.38   $ 112.65   $ 121.30   $ 130.07
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          53        135        196        283        557
---------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 125.55   $ 118.57
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        488      1,101
---------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------
  Unit Value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  62.00   $  85.78   $  94.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        211        417        530
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  73.70   $ 102.24   $ 116.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        214        334        425
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  56.63   $  88.08   $  91.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         53        211        989
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 399.74   $ 339.28   $ 299.82   $ 197.84   $ 292.96   $ 330.99
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      16,705     15,685     14,197     11,899     11,092     10,291
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 250.31   $ 269.09   $ 262.05   $ 204.07   $ 263.25   $ 292.64
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,095      3,352      3,789      3,455      3,264      3,133
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
--------------------------------------------------------------------------------------------------------
Securities Unit value                    $ 124.96   $ 134.60   $ 143.62   $ 154.25   $ 155.83   $ 157.11
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         360        309        587        915        788        674
--------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 160.04   $ 121.54   $  92.48   $  82.20   $ 109.83   $ 128.38
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         926      1,028        945      5,013      4,603      4,372
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 116.36   $  93.70   $  70.28   $  47.74   $  58.02   $  62.04
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         887      2,596      2,788      2,376      2,212      1,966
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 125.76   $ 138.33   $ 147.79   $ 157.39   $ 161.18   $ 165.40
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         622        566        899        950        827        737
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 149.64   $ 168.29   $ 144.40   $  99.61   $ 138.85   $ 156.54
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         976      1,895      1,988      1,955      1,959      1,885
--------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 114.58
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          3
--------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------
  Unit Value                                   --         --   $  94.39   $  80.42   $ 102.15   $ 114.33
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --      1,544      1,981      2,115      2,287
--------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 106.97
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         33
--------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 107.58   $ 103.06   $  86.73   $  62.93   $  79.44   $  81.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           4         15         33         57         89        118
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  53.85   $  65.86   $  68.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         19         39         47
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  67.65   $  88.51   $  99.21
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         61        175        316
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 106.78   $ 111.59   $ 107.86   $  80.17   $ 104.00   $ 113.80
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           8         44         95      1,211      1,179      1,112
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%.

---------------------------------------------------------------------------------------------
                                                  For the years  ending December 31,
---------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------
  Unit value                             $ 100.95   $ 135.94   $ 164.12   $ 214.66   $ 271.24
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          47        592      1,486      2,686      3,805
---------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 118.06   $ 104.82
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        577        859
---------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
---------------------------------------------------------------------------------------------
  Unit Value                                   --         --         --   $ 115.17   $ 128.20
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        250        581
---------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 115.97   $ 127.97
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        145        444
---------------------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 121.34   $ 161.04
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        256      1,090
---------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------
  Unit value                             $  26.08   $  27.22   $  28.28   $  29.41   $  30.55
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,000      1,021      1,013        973      1,261
---------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 101.64   $ 103.88   $ 100.43   $  75.63   $ 101.77   $ 109.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          13         34         96        375        573        660
--------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 322.15   $ 287.40   $ 249.66   $ 191.65   $ 242.29   $ 264.16
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,579      4,346      4,083      3,648      3,539      3,393
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 106.57   $  92.84   $  76.01   $  56.98   $  77.69   $  82.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5         18         33         55        125        206
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  99.98   $  85.41   $  68.70   $  97.34   $ 111.43
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         86        420        738      1,109      1,384
--------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 105.28   $ 109.21   $ 112.05   $  94.29   $ 123.98   $ 144.14
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         721        628      1,238      1,835      1,967      2,096
--------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 107.03   $ 109.16   $ 112.11
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        207        316        405
--------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit Value                             $ 124.26   $ 131.45   $ 120.85   $  96.50   $ 120.74   $ 132.08
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         648        521        532        484        448        414
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  83.95   $  63.80   $  43.86   $  54.47   $  60.27
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --        165        464        590        701        750
--------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 112.38   $ 152.31   $ 175.98
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        239        434        617
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 105.89   $  92.40   $ 119.55   $ 130.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        337        779        948
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 149.82   $ 165.28   $ 172.07   $ 141.48   $ 183.13   $ 199.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         617        634      1,044      1,282      1,316      1,355
--------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  75.52   $  95.40   $ 114.50
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        928        946      1,010
--------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 275.93   $ 220.97   $ 143.76   $  93.15   $ 118.84   $ 132.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,427      3,720      3,422      2,890      2,681      2,410
--------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 104.48   $ 102.37   $  84.85   $  66.13   $  79.62   $  87.51
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          18         68         87        118        161        140
--------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------
  Unit value                             $  31.63   $  33.15   $  33.96   $  34.00   $  33.81   $  33.69
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,516      1,458      1,796      1,816      1,322      1,193
--------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 104.66
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          1
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  81.53   $ 117.33   $ 136.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         72        260        446
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.34/1.40%.

---------------------------------------------------------------------------------------------
                                                  For the years  ending December 31,
---------------------------------------------------------------------------------------------
                                           1994       1995       1996       1997       1998
---------------------------------------------------------------------------------------------
 EQ/Small Company Value
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Market Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  79.41   $  57.18
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --        109        217
---------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------
 U.S. Real Estate - Class II
---------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 113.23
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         37
--------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 111.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          6
--------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 109.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          1
--------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Market Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 110.43   $  65.32   $  61.12   $  56.74   $  87.28   $ 106.51
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         590        926        850        895        949      1,084
--------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short
  Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $  99.46   $ 101.69
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3         12
--------------------------------------------------------------------------------------------------------
 U.S. Real Estate - Class II
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 106.81   $ 143.40
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         18        288
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.

---------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
---------------------------------------------------------------------------------------------------------------------------
                                             1998        1999        2000        2001        2002        2003        2004
---------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --    $ 109.19    $ 120.60
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --           1          12
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --    $ 102.19    $ 107.05
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --           2          31
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --    $ 104.18    $ 110.91
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --           3          21
---------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --    $ 108.00    $ 119.18
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --           2          50
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $ 106.88    $ 109.55    $ 112.44
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          83         100         106
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  79.09    $ 100.13    $ 110.93
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          17          32          49
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  78.18    $ 103.76    $ 120.87
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          17          31          62
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  76.54    $  96.89    $ 104.99
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          21          31          33
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  67.96    $  87.71    $  92.44
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          32          53          65
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  79.20    $ 102.57    $ 115.96
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          32          39          51
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  62.08    $  86.02    $  94.96
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          43          94         125
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  73.80    $ 102.53    $ 116.68
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          36          66          91
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  56.71    $  88.33    $  91.63
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --           9          31         130
---------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 116.42    $  93.88    $  70.52    $  47.97    $  58.38    $  62.52
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          36         350         438         383         362         311
---------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 114.62
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --           1
---------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --    $  94.71    $  80.81    $ 102.78    $ 115.20
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          71         173         235         340
---------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 107.01
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --           6
---------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.

---------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
---------------------------------------------------------------------------------------------------------------------------
                                             1998        1999        2000        2001        2002        2003        2004
---------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 107.64    $ 103.26    $  87.02    $  63.23    $  79.94    $  81.81
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --           3           4           6
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  54.11    $  66.27    $  69.10
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --           5          11          12
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  67.97    $  89.06    $  99.97
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          12          31          75
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 106.84    $ 111.80    $ 108.22    $  80.55    $ 104.65    $ 114.66
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           1           9          31         130         142         147
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 101.69    $ 104.08    $ 100.76    $  75.99    $ 102.40    $ 110.61
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           1          11          21          63         126         189
---------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 106.63    $  93.02    $  76.26    $  57.25    $  78.17    $  82.67
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --           3          10          16          26          53
---------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --    $ 100.02    $  85.57    $  68.93    $  97.80    $ 112.12
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --           9         106         195         301         399
---------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  82.88    $  83.36    $  86.60    $  88.97    $  74.98    $  98.72    $ 114.94
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           1          14         126         261         291         333
---------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $ 107.19    $ 109.48    $ 112.60
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          45          72          95
---------------------------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
---------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 100.60    $  98.04    $ 103.43    $  95.23    $  76.16    $  95.42    $ 104.53
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           3          17          32          35          35          38
---------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --    $  83.99    $  63.92    $  44.01    $  54.73    $  60.64
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          12         119         162         185         201
---------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $ 112.91    $ 153.26    $ 177.32
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          27          54         102
---------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --    $ 105.94    $  92.57    $ 119.93    $ 130.94
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          47         133         180
---------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  97.91    $ 115.06    $ 127.11    $ 132.52    $ 109.12    $ 141.44    $ 154.51
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           7          41         119         183         219         284
---------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  75.88    $  96.00    $ 115.37
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          74          85         120
---------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 103.53    $ 177.65    $ 142.46    $  92.82    $  60.23    $  76.94    $  85.62
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          36         288         316         265         250         232
---------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --    $ 104.53    $ 102.57    $  85.14    $  66.44    $  80.11    $  88.18
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           2          17          21          26          31          32
---------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2004, ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.

---------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
---------------------------------------------------------------------------------------------------------------------------
                                             1998        1999        2000        2001        2002        2003        2004
---------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 104.69
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --    $  81.65    $ 117.68    $ 136.81
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          18          59         104
---------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 113.27
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --           7
---------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 111.26
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --           2
---------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --          --          --          --          --          --    $ 109.27
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  81.49    $ 157.61    $  93.36    $  87.48    $  81.32    $ 125.29    $ 153.09
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --           5          42          44          54          69          95
---------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 109.27   $ 121.06
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 102.27   $ 107.45
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 104.26   $ 111.33
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --   $ 108.08   $ 119.63
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --          1
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 107.20   $ 110.22   $ 113.47
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1          1
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  79.33   $ 100.74   $ 111.95
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  78.42   $ 104.39   $ 121.98
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1          1
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  76.77   $  97.48   $ 105.95
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  68.17   $  88.25   $  93.28
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  79.44   $ 103.20   $ 117.02
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  62.27   $  86.54   $  95.83
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  74.03   $ 103.15   $ 117.75
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  56.89   $  88.87   $  92.46
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 116.55   $  94.27   $  70.28   $  48.46   $  59.16   $  63.54
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3          1
--------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 114.70
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $  95.39   $  81.63   $ 104.15   $ 117.09
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          5          1
--------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 107.08
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 107.76   $ 103.69   $  87.65   $  63.89   $  81.01   $  83.16
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  68.67   $  90.25   $ 101.61
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 106.96   $ 112.26   $ 109.00   $  81.38   $ 106.04   $ 116.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          7         --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 101.79   $ 104.51   $ 101.25   $  76.77   $ 103.77   $ 112.42
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          6         --
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 106.75   $  93.40   $  76.81   $  57.84   $  79.22   $  84.03
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $ 100.13   $  85.92   $  69.42   $  98.80   $ 113.60
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          4          1
--------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 103.94   $ 108.31   $ 111.62   $  94.35   $ 124.60   $ 145.52
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3          1
--------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 107.54   $ 110.17   $ 113.65
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --   $  84.07   $  64.18   $  44.32   $  55.28   $  61.44
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          2         --
--------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $ 114.07   $ 155.30   $ 180.23
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          2          1
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --   $ 105.94   $  92.92   $ 120.75   $ 132.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3          1
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 113.77   $ 126.07   $ 131.84   $ 108.89   $ 141.57   $ 155.12
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          3          1
--------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  76.66   $  97.27   $ 117.26
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          5         --
--------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 166.37   $ 133.82   $  87.46   $  56.92   $  72.94   $  81.44
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --          4          4         --
--------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 104.65   $ 102.99   $  85.75   $  67.12   $  81.18   $  89.62
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 104.76
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --   $  81.92   $ 118.42   $ 138.09
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                           1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 113.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/TCW Enterprise Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 111.33
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                   --         --         --         --         --   $ 109.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --         --         --
--------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------
  Unit value                             $ 198.84   $ 118.14   $ 111.05   $ 103.54   $ 160.00   $ 196.11
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --         --         --         --          1         --
--------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 109.32     $ 121.36
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 102.32     $ 107.72
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 104.31     $ 111.61
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 108.13     $ 119.93
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------
  Unit value                               $ 107.42     $ 110.66     $ 114.16
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------
  Unit value                               $  79.50     $ 101.15     $ 112.62
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------
  Unit value                               $  78.58     $ 104.82     $ 122.72
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------
  Unit value                               $  76.92     $  97.88     $ 106.59
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  68.31     $  88.60     $  93.85
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  79.60     $ 103.61     $ 117.73
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  62.40     $  86.89     $  96.41
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  74.18     $ 103.57     $ 118.46
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------
  Unit value                               $  57.00     $  89.23     $  93.02
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --            8           --
-----------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  48.79     $  59.68     $  64.24
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Bears Stearns Small Company Growth
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 114.75
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------
  Unit value                               $  82.19     $ 105.07     $ 118.36
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --            1            1
-----------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 107.13
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------
  Unit value                               $  64.32     $  81.73     $  84.06
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------
  Unit value                               $  55.04     $  67.75     $  71.00
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------
  Unit value                               $  69.13     $  91.05     $ 102.71
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------
  Unit value                               $  81.93     $ 106.98     $ 117.81
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --            1           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------
  Unit value                               $  77.29     $ 104.68     $ 113.64
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------
  Unit value                               $  58.23     $  79.92     $  84.94
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------
  Unit value                               $  69.75     $  99.46     $ 114.60
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --            1
-----------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  76.93     $ 101.80     $ 119.13
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------
  Unit value                               $ 107.78     $ 110.63     $ 114.36
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-----------------------------------------------------------------------------
  Unit value                               $  78.73     $  99.14     $ 109.16
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  44.53     $  55.65     $  61.98
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --            1
-----------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------
  Unit value                               $ 114.85     $ 156.67     $ 182.19
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------
  Unit value                               $  93.15     $ 121.29     $ 133.10
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------
  Unit value                               $ 112.46     $ 145.51     $ 160.86
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------
  Unit value                               $  77.18     $  98.13     $ 118.54
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------
  Unit value                               $  64.15     $  82.37     $  92.12
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --            4           --
-----------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------
  Unit value                               $  67.58     $  81.90     $  90.60
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------
  Unit value                                    --            --     $ 104.81
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --            --           --
-----------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------
  Unit value                               $ 82.10      $ 118.92     $ 138.95
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --            --           --
-----------------------------------------------------------------------------
 EQ/Small Company Value
-----------------------------------------------------------------------------
  Unit value                                    --            --     $ 113.39
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --            --           --
-----------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------
  Unit value                                    --            --     $ 111.38
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --            --           --
-----------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------
  Unit value                                    --            --     $ 109.39
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --            --           --
-----------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------
  Unit value                               $ 88.09      $ 136.39     $ 167.50
-----------------------------------------------------------------------------
  Number of units outstanding (000's)           --             3           --
-----------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 109.38     $ 121.67
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 102.37     $ 108.00
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 104.36     $ 111.89
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------
  Unit value                                     --     $ 108.19     $ 120.23
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------
  Unit value                               $ 107.64     $ 111.11     $ 114.85
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------
  Unit value                               $  79.66     $ 101.56     $ 113.31
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------
  Unit value                               $  78.74     $ 105.24     $ 123.46
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------
  Unit value                               $  77.08     $  98.27     $ 107.24
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  68.45     $  88.96     $  94.42
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  79.76     $ 104.03     $ 118.45
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  62.53     $  87.24     $  96.99
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  74.33     $ 103.99     $ 119.18
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------
  Unit value                               $  57.12     $  89.59     $  93.59
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  44.22     $  54.21     $  58.46
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 114.80
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------
  Unit value                               $  89.18     $ 114.24     $ 128.95
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 107.17
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------
  Unit value                               $  57.22     $  72.85     $  75.08
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------
  Unit value                               $  47.88     $  59.05     $  62.01
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------
  Unit value                               $  61.65     $  81.36     $  91.97
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------
  Unit value                               $  73.83     $  96.60     $ 106.6
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------
  Unit value                               $  74.48     $ 101.08     $ 109.96
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------
  Unit value                               $  56.66     $  77.91     $  82.98
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------
  Unit value                               $  71.73     $ 102.49     $ 118.33
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-----------------------------------------------------------------------------
  Unit value                               $  95.25     $ 126.30     $ 148.09
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------
  Unit value                               $ 108.01     $ 111.09     $ 115.07
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
-----------------------------------------------------------------------------
  Unit value                               $  78.07     $  98.51     $ 108.69
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------
  Unit value                               $  47.68     $  59.71     $  66.62
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------
  Unit value                                 108.77     $ 148.68     $ 173.24
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------
  Unit value                               $  93.38     $ 121.84     $ 133.98
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------
  Unit value                               $  88.81     $ 115.93     $ 127.54
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------
  Unit value                               $  62.51     $  79.64     $  96.39
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------
  Unit value                               $  35.99     $  46.31     $  51.89
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------
  Unit value                               $  64.03     $  77.76     $  86.19
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.


-----------------------------------------------------------------------------
                                            For the years ending December 31,
-----------------------------------------------------------------------------
                                             2002         2003         2004
-----------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 104.85
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------
  Unit value                               $  82.28     $ 119.41     $ 139.82
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Small Company Value
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 113.44
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 111.43
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------
  Unit value                                     --           --     $ 109.44
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------
  Unit value                               $  70.62     $ 109.56     $ 134.82
-----------------------------------------------------------------------------
  Number of units outstanding (000's)            --           --           --
-----------------------------------------------------------------------------

Copyright 2005. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered service mark of AXA Equitable
                             Life Insurance Company

EQUI-VEST(R) Express(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2005


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(R) EXPRESS(SM)?
EQUI-VEST(R) Express(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
Fixed income
--------------------------------------------------------------------------------
o   AXA Conservative Allocation*           o   EQ/Caywood-Scholl High Yield Bond(2)
o   AXA Conservative-Plus Allocation*      o   EQ/J.P. Morgan Core Bond
o   AXA Premier VIP Core Bond              o   EQ/Long Term Bond(2)
o   AXA Premier VIP High Yield             o   EQ/Money Market
o   EQ/Alliance Intermediate Government    o   EQ/PIMCO Real Return(2)
    Securities                             o   EQ/Short Duration Bond(2)
o   EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
Domestic stocks
--------------------------------------------------------------------------------
o   AXA Aggressive Allocation*             o   EQ/FI Mid Cap
o   AXA Moderate-Plus Allocation*          o   EQ/FI Small/Mid Cap Value
o   AXA Premier VIP Aggressive Equity      o   EQ/JP Morgan Value Opportunities
o   AXA Premier VIP Health Care            o   EQ/Janus Large Cap Growth
o   AXA Premier VIP Large Cap Core         o   EQ/Lazard Small Cap Value
    Equity                                 o   EQ/Lord Abbett Growth and Income(2)
o   AXA Premier VIP Large Cap Growth       o   EQ/Lord Abbett Large Cap Core(2)
o   AXA Premier VIP Large Cap Value        o   EQ/Lord Abbett Mid Cap Value(2)
o   AXA Premier VIP Small/Mid Cap          o   EQ/Marsico Focus
    Growth                                 o   EQ/Mercury Basic Value Equity
o   AXA Premier VIP Small/Mid Cap Value    o   EQ/Mergers and Acquisitions(2)
o   AXA Premier VIP Technology             o   EQ/MFS Emerging Growth Companies
o   EQ/Alliance Common Stock               o   EQ/MFS Investors Trust
o   EQ/Alliance Growth and Income          o   EQ/Montag & Caldwell Growth(1)
o   EQ/Alliance Large Cap Growth(1)        o   EQ/Small Company Index
o   EQ/Alliance Small Cap Growth           o   EQ/Small Company Value(1)
o   EQ/Bear Stearns Small Company          o   EQ/TCW Equity(1)
    Growth(1)                              o   EQ/UBS Growth and Income(1)
o   EQ/Bernstein Diversified Value         o   EQ/Van Kampen Comstock(2)
o   EQ/Boston Advisors Equity Income(1)    o   EQ/Van Kampen Mid Cap Growth(2)
o   EQ/Calvert Socially Responsible        o   EQ/Wells Fargo Montgomery Small Cap(2)
o   EQ/Capital Guardian Growth             o   Laudus Rosenberg VIT Value Long/
o   EQ/Capital Guardian Research               Short Equity
o   EQ/Capital Guardian U.S. Equity        o   U.S. Real Estate - Class II
o   EQ/Equity 500 Index
o   EQ/Evergreen Omega
--------------------------------------------------------------------------------
International stocks
--------------------------------------------------------------------------------
o   AXA Premier VIP International Equity   o EQ/International Growth(2)
o   EQ/Alliance International              o EQ/Mercury International Value
o   EQ/Capital Guardian International      o EQ/Van Kampen Emerging Markets Equity(1)
--------------------------------------------------------------------------------
Balanced/hybrid
--------------------------------------------------------------------------------
o   AXA Moderate Allocation*
--------------------------------------------------------------------------------



*    The AXA Allocation portfolios

(1) This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.
(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for more information on the new investment option..

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either AXA Premier VIP Trust, EQ Advisors Trust, The Universal Institutional Funds, Inc., or Laudus Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing and new contract owners, we offer the contracts for use as:


o    A nonqualified annuity ("NQ") for after-tax contributions only

o An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

A minimum contribution of $50 ($5,000 for Inherited IRA) is required to purchase a contract.


For existing contract owners only:

o QP IRA (Please see Appendix I -- these contracts are no longer available for new purchasers.)

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2005, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix I.

                                                                          X00954


                                                                     Series 700
                                                                        (R-4/15)

Contents of this prospectus
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
EQUI-VEST(R) EXPRESS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Equi-Vest(R) Express(SM) at a glance -- key features                         8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13
Condensed financial information                                             17

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Portfolios of the Trusts                                                    21
Allocating your contributions                                               25
Your right to cancel within a certain number of days                        26
Inherited IRA beneficiary continuation contract                             26

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        28
--------------------------------------------------------------------------------
Your account value and cash value                                           28
Your contract's value in the variable investment options                    28
Your contract's value in the fixed maturity options                         28

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         29
--------------------------------------------------------------------------------
Transferring your account value                                             29
Disruptive transfer activity                                                29
Automatic transfer options                                                  30
Rebalancing your account value                                              30


----------------------

"We," "our" and "us" refer to AXA Equitable.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     32
--------------------------------------------------------------------------------
Withdrawing your account value                                              32
How withdrawals are taken from your account value                           32
Surrender of your contract to receive its cash value                        33
Termination                                                                 33
When to expect payments                                                     33
Your annuity payout options                                                 33

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          35
Charges under the contracts                                                 35
Charges that the Trusts deduct                                              36
Group or sponsored arrangements                                             36
Other distribution arrangements                                             37

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 38
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     38
How death benefit payment is made                                           39
Beneficiary continuation option                                             39

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Overview                                                                    41
Buying a contract to fund a retirement arrangement                          41
Transfers among investment options                                          41
Taxation of nonqualified annuities                                          41
Individual retirement arrangements ("IRAs")                                 43
Roth individual retirement annuities ("Roth IRAs")                          49
Federal and state income tax withholding and
 information reporting                                                      51
Impact of taxes to AXA Equitable                                            52

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         53
--------------------------------------------------------------------------------
About our Separate Account A                                                53
About the Trusts                                                            53
About our fixed maturity options                                            53
About the general account                                                   54
About other methods of payment                                              54
Dates and prices at which contract events occur                             55
About your voting rights                                                    55
About legal proceedings                                                     56
About our independent registered public accounting firm                     56
Financial statements                                                        56
Transfers of ownership, collateral assignments, loans,
 and borrowing                                                              56
Distribution of the contracts                                               56

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          58
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- QP IRA contracts                                                      I-1
II -- Condensed financial information                                     II-1
III -- Market value adjustment example                                   III-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
 TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                               Page
                                           -------------
   account value                                      28
   annuitant                                          18
   annuity payout options                             33
   beneficiary                                        38
   beneficiary continuation option                    39
   business day                                       55
   cash value                                         28
   conduit IRA                                        47
   contract date                                       9
   contract date anniversary                           9
   contract year                                       9
   contributions                                      18
   contributions to Roth IRAs                         49
      regular contributions                           49
      rollovers and direct transfers                  49
      conversion contributions                        50
   contributions to traditional IRAs                  43
      regular contributions                           44
      rollovers and transfers                         45
   disruptive transfer activity                       29
   EQAccess                                            6
   fixed maturity amount                              25
   fixed maturity options                             25
   IRA                                         cover, 41
   IRS                                                41
   Inherited IRA                               cover, 26
   investment options                          cover, 20
   market adjusted amount                             25
   market timing                                      29
   market value adjustment                            25
   maturity value                                     25
   NQ                                          cover, 41
   portfolio                                       cover
   principal assurance allocation                     25
   processing office                                   6
   QP IRA                                     appendix I
   rate to maturity                                   25
   regular contribution                               44
   Required Beginning Date                            47
   Roth IRA                                    cover, 49
   SAI                                             cover
   SEC                                             cover
   TOPS                                                6
   traditional IRA                             cover, 43
   Trusts                                      cover, 53
   unit                                               28
   unit investment trust                              53
   variable investment options                 cover, 20


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
variable investment options   Investment Funds or Investment Divisions
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation unit
unit value                    Accumulation unit value
--------------------------------------------------------------------------------

4  Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------
We are AXA Equitable Life Insurance Company ("AXA Equitable") (previously, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is a wholly owned subsidiary of AXA Financial, Inc. AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $598 billion in assets as of December 31, 2004. For over 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Express(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS,
OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
1 MONY Plaza
Syracuse, NY 13202


--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Express(SM)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------


o    written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options; and

o change your TOPS personal identification number ("PIN") and your EQAccess password.

Under EQAccess only you can:

o    make a contribution to your IRA or NQ annuity contract;

o    elect to receive certain contract statements electronically;

o    change your address; and

o    access "Frequently Asked Questions" and certain service forms.

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. If you are a client of AXA Advisors, you may use EQAccess by visiting our website at http://www.AXAonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other website at http://www.AXA-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information

6  Who is AXA Equitable?

before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

--------------------------------------------------------------------------------
TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of general dollar-cost averaging;

(5)  election of the rebalancing program;

(6)  election of the automatic deposit service;

(7)  election of the required minimum distribution automatic withdrawal option;

(8)  election of the beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar-cost averaging;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                                                        Who is AXA Equitable?  7

EQUI-VEST(R) Express(SM) at a glance -- key features


-------------------------------------------------------------------------------------------------------------------------------
Professional investment   EQUI-VEST(R) Express(SM) variable investment options invest in different portfolios managed by
management                professional investment advisers.
-------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o   10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
                          o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          -----------------------------------------------------------------------------------------------------
                          If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
-------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o   On earnings inside the contract    No tax until you make withdrawals from your contract or
                                                                 receive annuity payments.
                          o   On transfers inside the contract   No tax on transfers among investment options.
                          -----------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                          Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
-------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o   NQ, traditional IRA and Roth IRA: Minimum: $50 initial and additional ($20 under our automatic investment program)
                          o   Inherited IRA
                              $5,000 (minimum)
                              $1,000 (additional)
                          A maximum contribution limitation of $1.5 million generally applies.
-------------------------------------------------------------------------------------------------------------------------------
Access to your money      o   Partial withdrawals
                          o   Several withdrawal options on a periodic basis
                          o   Contract surrender
                              You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
-------------------------------------------------------------------------------------------------------------------------------
Payout options            o   Fixed annuity payout options
                          o   Variable annuity payout options
-------------------------------------------------------------------------------------------------------------------------------
Additional features       o   General dollar-cost averaging
                          o   Automatic investment program
                          o   Account value rebalancing (quarterly, semiannually and annually)
                          o   Principal assurance allocation
                          o   No charge on transfers among investment options
                          o   Minimum death benefit
-------------------------------------------------------------------------------------------------------------------------------


8  EQUI-VEST(R) Express(SM) at a glance -- key features

-------------------------------------------------------------------------------------------------------------------------------
Fees and charges          o   Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.95% (2.00% maximum).

                          o   $30 ($65 maximum), or, during the first two contract years, 2% of your account value plus any amounts previously withdrawn during the contract year, if less; thereafter, $30 per year. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                          o   Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company): $25 currently ($65 maximum) per occurrence.

                          o   No sales charge deducted at the time you make contributions.

                          o   During the first seven contract years following each contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the date of the withdrawal to calculate the 10% amount available. The charge begins at 7% in the first contract year following each contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                          -----------------------------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                          -----------------------------------------------------------------------------------------------------
                          o   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                          o   We deduct a $350 annuity administrative fee from amounts applied to purchase a Variable Immediate
                              Annuity payout option.

                          o   Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to
                              1.50% annually, 12b-1 fees of either 0.25% or 0.35% annually, and other expenses.
-------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      0-83 (0-70 for Inherited IRA)
-------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have any questions.

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about any of the AXA Equitable annuity contracts.


                         EQUI-VEST(R) Express(SM) at a glance -- key features  9

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
 contributions withdrawn (deducted if you surrender
 your contract or make certain withdrawals).(1)             7.00%
Charge if you elect a Variable Immediate
  Annuity payout option                                   $  350
Charge for third-party transfer or exchange               $   65maximum for each occurrence; currently
                                                                $25 for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
                                            Maximum      Current
                                           ----------   ----------
Mortality and expense risk(2)                    1.65%        0.70%
Other expenses                                   0.35%        0.25%
                                           ----------   ----------
Total Separate Account A annual expenses         2.00%        0.95%

--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge:

  If your account value on the last day of your contract
  year is less than $25,000 for NQ contracts (or less
  than $20,000 for IRA contracts)                           $65 ($30 current)(3)

  If your account value on the last day of your contract
  year is $25,000 or more for NQ contracts (or $20,000 or
  more for IRA contracts)                                   $0
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

                                                          Lowest       Highest
                                                        ----------   ----------
Total Annual Portfolio Operating Expenses for 2004
(expenses that are deducted from portfolio assets
including management fees, 12b-1 fees, service fees,
and/or other expenses)(4)                                     0.55%        7.61%


10  Fee table

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------
                                                                                            Total                   Net Total
                                                                                           Annual      Fee Waiv-     Annual
                                                                            Underlying    Expenses    ers and/or    Expenses
                                         Manage-                            Portfolio      Before       Expense       After
                                          ment      12b-1      Other        Fees and      Expense     Reimburse-     Expense
Portfolio Name                           Fees(5)   Fees(6)   Expenses(7)   Expenses(8)   Limitation     ments(9)   Limitations
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                   0.10%     0.25%         0.29%         0.99%        1.63%       (0.29)%        1.34%
AXA Conservative Allocation                 0.10%     0.25%         0.41%         0.75%        1.51%       (0.41)%        1.10%
AXA Conservative-Plus Allocation            0.10%     0.25%         0.30%         0.80%        1.45%       (0.30)%        1.15%
AXA Moderate Allocation                     0.10%     0.25%         0.16%         0.83%        1.34%       (0.16)%        1.18%
AXA Moderate-Plus Allocation                0.10%     0.25%         0.20%         1.02%        1.57%       (0.20)%        1.37%
AXA Premier VIP Aggressive Equity           0.62%     0.25%         0.18%           --         1.05%          --          1.05%
AXA Premier VIP Core Bond                   0.60%     0.25%         0.20%           --         1.05%       (0.10)%        0.95%
AXA Premier VIP Health Care                 1.20%     0.25%         0.40%           --         1.85%        0.00%         1.85%
AXA Premier VIP High Yield                  0.58%     0.25%         0.18%           --         1.01%          --          1.01%
AXA Premier VIP International Equity        1.05%     0.25%         0.50%           --         1.80%        0.00%         1.80%
AXA Premier VIP Large Cap Core Equity       0.90%     0.25%         0.32%           --         1.47%       (0.12)%        1.35%
AXA Premier VIP Large Cap Growth            0.90%     0.25%         0.26%           --         1.41%       (0.06)%        1.35%
AXA Premier VIP Large Cap Value             0.90%     0.25%         0.25%           --         1.40%       (0.05)%        1.35%
AXA Premier VIP Small/Mid Cap Growth        1.10%     0.25%         0.25%           --         1.60%        0.00%         1.60%
AXA Premier VIP Small/Mid Cap Value         1.10%     0.25%         0.25%           --         1.60%        0.00%         1.60%
AXA Premier VIP Technology                  1.20%     0.25%         0.40%           --         1.85%        0.00%         1.85%
------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                    0.47%     0.25%         0.05%           --         0.77%          --          0.77%
EQ/Alliance Growth and Income               0.56%     0.25%         0.05%           --         0.86%          --          0.86%
EQ/Alliance Intermediate Government
 Securities                                 0.50%     0.25%         0.06%           --         0.81%          --          0.81%
EQ/Alliance International                   0.73%     0.25%         0.12%           --         1.10%        0.00%         1.10%
EQ/Alliance Large Cap Growth*               0.90%     0.25%         0.05%           --         1.20%       (0.10)%        1.10%
EQ/Alliance Quality Bond                    0.50%     0.25%         0.06%           --         0.81%          --          0.81%
EQ/Alliance Small Cap Growth                0.75%     0.25%         0.06%           --         1.06%          --          1.06%
EQ/Bear Stearns Small Company Growth*       1.00%     0.25%         0.18%           --         1.43%       (0.13)%        1.30%
EQ/Bernstein Diversified Value              0.63%     0.25%         0.07%           --         0.95%        0.00%         0.95%
EQ/Boston Advisors Equity Income*           0.75%     0.25%         0.21%           --         1.21%       (0.16)%        1.05%
EQ/Calvert Socially Responsible             0.65%     0.25%         0.29%           --         1.19%       (0.14)%        1.05%
EQ/Capital Guardian Growth                  0.65%     0.25%         0.09%           --         0.99%       (0.04)%        0.95%
EQ/Capital Guardian International           0.85%     0.25%         0.17%           --         1.27%       (0.07)%        1.20%
EQ/Capital Guardian Research                0.65%     0.25%         0.05%           --         0.95%        0.00%         0.95%
EQ/Capital Guardian U.S. Equity             0.65%     0.25%         0.05%           --         0.95%        0.00%         0.95%
EQ/Caywood-Scholl High Yield Bond           0.60%     0.25%         0.12%           --         0.97%       (0.12)%        0.85%
EQ/Equity 500 Index                         0.25%     0.25%         0.05%           --         0.55%          --          0.55%
EQ/Evergreen Omega                          0.65%     0.25%         0.11%           --         1.01%       (0.06)%        0.95%
EQ/FI Mid Cap                               0.70%     0.25%         0.06%           --         1.01%       (0.01)%        1.00%
EQ/FI Small/Mid Cap Value                   0.74%     0.25%         0.08%           --         1.07%        0.00%         1.07%
EQ/International Growth                     0.85%     0.25%         0.22%           --         1.32%        0.00%         1.32%
EQ/J.P. Morgan Core Bond                    0.44%     0.25%         0.06%           --         0.75%        0.00%         0.75%
EQ/JP Morgan Value Opportunities            0.60%     0.25%         0.10%           --         0.95%        0.00%         0.95%
EQ/Janus Large Cap Growth                   0.90%     0.25%         0.08%           --         1.23%       (0.08)%        1.15%
EQ/Lazard Small Cap Value                   0.75%     0.25%         0.05%           --         1.05%        0.00%         1.05%
EQ/Long Term Bond                           0.50%     0.25%         0.25%           --         1.00%        0.00%         1.00%
EQ/Lord Abbett Growth and Income            0.65%     0.25%         0.19%           --         1.09%       (0.09)%        1.00%
EQ/Lord Abbett Large Cap Core               0.65%     0.25%         0.19%           --         1.09%       (0.09)%        1.00%
EQ/Lord Abbett Mid Cap Value                0.70%     0.25%         0.19%           --         1.14%       (0.09)%        1.05%
EQ/Marsico Focus                            0.88%     0.25%         0.06%           --         1.19%       (0.04)%        1.15%
EQ/Mercury Basic Value Equity               0.58%     0.25%         0.05%           --         0.88%        0.00%         0.88%
EQ/Mercury International Value              0.85%     0.25%         0.15%           --         1.25%        0.00%         1.25%
EQ/Mergers and Acquisitions                 0.90%     0.25%         1.21%           --         2.36%       (0.91)%        1.45%
EQ/MFS Emerging Growth Companies            0.65%     0.25%         0.06%           --         0.96%          --          0.96%
EQ/MFS Investors Trust                      0.60%     0.25%         0.10%           --         0.95%        0.00%         0.95%
EQ/Money Market                             0.34%     0.25%         0.05%           --         0.64%          --          0.64%
EQ/Montag & Caldwell Growth*                0.75%     0.25%         0.12%           --         1.12%        0.00%         1.12%
EQ/PIMCO Real Return                        0.55%     0.25%         0.20%           --         1.00%       (0.35)%        0.65%
EQ/Short Duration Bond                      0.45%     0.25%         0.52%           --         1.22%       (0.57)%        0.65%
EQ/Small Company Index                      0.25%     0.25%         0.13%           --         0.63%        0.00%         0.63%
------------------------------------------------------------------------------------------------------------------------------


                                                                   Fee table  11

------------------------------------------------------------------------------------------------------------------------------
                                                                                            Total                   Net Total
                                                                                           Annual      Fee Waiv-     Annual
                                                                            Underlying    Expenses    ers and/or    Expenses
                                         Manage-                            Portfolio      Before       Expense       After
                                          ment      12b-1      Other        Fees and      Expense     Reimburse-     Expense
Portfolio Name                           Fees(5)   Fees(6)   Expenses(7)   Expenses(8)   Limitation     ments(9)   Limitations
------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Value*                     0.80%     0.25%         0.12%           --         1.17%        0.00%         1.17%
EQ/TCW Equity*                              0.80%     0.25%         0.12%           --         1.17%       (0.02)%        1.15%
EQ/UBS Growth and Income*                   0.75%     0.25%         0.16%           --         1.16%       (0.11)%        1.05%
EQ/Van Kampen Comstock                      0.65%     0.25%         0.19%           --         1.09%       (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity*      1.15%     0.25%         0.40%           --         1.80%        0.00%         1.80%
EQ/Van Kampen Mid Cap Growth                0.70%     0.25%         0.19%           --         1.14%       (0.09)%        1.05%
EQ/Wells Fargo Montgomery Small Cap         0.85%     0.25%         6.51%           --         7.61%       (6.33)%        1.28%
------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
Equity                                     1.50%      0.25%         2.35%           --         4.10%       (0.96)%        3.14%
------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS,
INC.:
------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**               0.76%     0.35%         0.26%           --         1.37%       (0.10)%        1.27%
------------------------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.
** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

     The withdrawal charge percentage we use is           Contract Year
     determined by the contract year in which you make    1 ............  7.00%
     the withdrawal or surrender your contract. For       2 ............  6.00%
     each contribution, we consider the contract year    3 ............  5.00%
     in which we receive that contribution to be          4 ............  4.00%
     "contract year 1")                                   5 ............  3.00%
                                                          6 ............  2.00%
                                                          7 ............  1.00%
                                                          8+ ...........  0.00%

(2)  A portion of this charge is for providing the death benefit.

(3) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies.


(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(5) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.


(8) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.


(9) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement.

12  Fee table

AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust--Laudus Rosenberg VIT Value Long/Short Equity Fund has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



------------------------------------------------------
Portfolio Name:
------------------------------------------------------
AXA Moderate Allocation                           1.17%
AXA Premier VIP Aggressive Equity                 0.93%
AXA Premier VIP Health Care                       1.81%
AXA Premier VIP International Equity              1.75%
AXA Premier VIP Large Cap Core Equity             1.32%
AXA Premier VIP Large Cap Growth                  1.30%
AXA Premier VIP Large Cap Value                   1.21%
AXA Premier VIP Small/Mid Cap Growth              1.50%
AXA Premier VIP Small/Mid Cap Value               1.54%
AXA Premier VIP Technology                        1.75%
EQ/Alliance Common Stock                          0.68%
EQ/Alliance Growth and Income                     0.80%
EQ/Alliance International                         1.08%
EQ/Alliance Large Cap Growth                      1.04%
EQ/Alliance Small Cap Growth                      0.98%
EQ/Calvert Socially Responsible                   1.00%
EQ/Capital Guardian Growth                        0.67%
EQ/Capital Guardian International                 1.17%
EQ/Capital Guardian Research                      0.90%
EQ/Capital Guardian U.S. Equity                   0.93%
EQ/Evergreen Omega                                0.57%
EQ/FI Mid Cap                                     0.96%
EQ/FI Small/Mid Cap Value                         1.05%
EQ/JP Morgan Value Opportunities                  0.76%
EQ/Lazard Small Cap Value                         0.86%
EQ/Marsico Focus                                  1.12%
EQ/Mercury Basic Value Equity                     0.86%
EQ/Mercury International Value                    1.18%
EQ/MFS Emerging Growth Companies                  0.91%
EQ/MFS Investors Trust                            0.91%
EQ/Small Company Value                            1.16%
EQ/TCW Equity                                     1.14%
EQ/Van Kampen Emerging Markets Equity             1.75%
EQ/Wells Fargo Montgomery Small Cap               1.26%
------------------------------------------------------


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.30 per $10,000.


                                                                   Fee table  13

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

14  Fee table

EQUI-VEST(R) SERIES 700 (EXPRESS)



--------------------------------------------------------------------------------------------------------------
                                                            If you surrender your contract at the end
                                                                  of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            $   1,024.61   $   1,641.05   $   2,267.23   $   4,077.39
AXA Conservative Allocation                          $   1,012.81   $   1,606.02   $   2,209.46   $   3,967.53
AXA Conservative - Plus Allocation                   $   1,006.91   $   1,588.47   $   2,180.45   $   3,912.09
AXA Moderate Allocation                              $     996.10   $   1,556.23   $   2,127.09   $   3,809.55
AXA Moderate - Plus Allocation                       $   1,018.71   $   1,623.55   $   2,238.38   $   4,022.63
AXA Premier VIP Aggressive Equity                    $     967.58   $   1,470.88   $   1,985.15   $   3,533.58
AXA Premier VIP Core Bond                            $     967.58   $   1,470.88   $   1,985.15   $   3,533.58
AXA Premier VIP Health Care                          $   1,046.24   $   1,705.05   $   2,372.37   $   4,275.27
AXA Premier VIP High Yield                           $     963.65   $   1,459.07   $   1,965.44   $   3,494.86
AXA Premier VIP International Equity                 $   1,041.33   $   1,690.53   $   2,348.56   $   4,230.69
AXA Premier VIP Large Cap Core Equity                $   1,008.88   $   1,594.32   $   2,190.13   $   3,930.61
AXA Premier VIP Large Cap Growth                     $   1,002.98   $   1,576.76   $   2,161.08   $   3,874.94
AXA Premier VIP Large Cap Value                      $   1,002.00   $   1,573.83   $   2,156.23   $   3,865.63
AXA Premier VIP Small/Mid Cap Growth                 $   1,021.66   $   1,632.30   $   2,252.82   $   4,050.05
AXA Premier VIP Small/Mid Cap Value                  $   1,021.66   $   1,632.30   $   2,252.82   $   4,050.05
AXA Premier VIP Technology                           $   1,046.24   $   1,705.05   $   2,372.37   $   4,275.27
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                             $     940.05   $   1,387.97   $   1,846.41   $   3,259.20
EQ/Alliance Growth and Income                        $     948.90   $   1,414.68   $   1,891.19   $   3,348.25
EQ/Alliance Intermediate Government Securities       $     943.99   $   1,399.85   $   1,866.33   $   3,298.88
EQ/Alliance International                            $     972.50   $   1,485.64   $   2,009.75   $   3,581.75
EQ/Alliance Large Cap Growth*                        $     982.33   $   1,515.10   $   2,058.79   $   3,677.35
EQ/Alliance Quality Bond                             $     943.99   $   1,399.85   $   1,866.33   $   3,298.88
EQ/Alliance Small Cap Growth                         $     968.57   $   1,473.83   $   1,990.08   $   3,543.23
EQ/Bear Stearns Small Company Growth*                $   1,004.95   $   1,582.61   $   2,170.77   $   3,893.53
EQ/Bernstein Diversified Value                       $     957.75   $   1,441.33   $   1,935.79   $   3,436.49
EQ/Boston Advisors Equity Income*                    $     983.31   $   1,518.04   $   2,063.68   $   3,686.86
EQ/Calvert Socially Responsible                      $     981.35   $   1,512.15   $   2,053.90   $   3,667.83
EQ/Capital Guardian Growth                           $     961.68   $   1,453.16   $   1,955.56   $   3,475.44
EQ/Capital Guardian International                    $     989.21   $   1,535.68   $   2,092.99   $   3,743.69
EQ/Capital Guardian Research                         $     957.75   $   1,441.33   $   1,935.79   $   3,436.49
EQ/Capital Guardian U.S. Equity                      $     957.75   $   1,441.33   $   1,935.79   $   3,436.49
EQ/Caywood - Scholl High Yield Bond                  $     959.72   $   1,447.24   $   1,945.68   $   3,455.98
EQ/Equity 500 Index                                  $     918.42   $   1,322.48   $   1,734.31   $   3,038.03
EQ/Evergreen Omega                                   $     963.65   $   1,459.07   $   1,965.44   $   3,494.86
EQ/FI Mid Cap                                        $     963.65   $   1,459.07   $   1,965.44   $   3,494.86
EQ/FI Small/Mid Cap Value                            $     969.55   $   1,476.79   $   1,995.00   $   3,552.87
EQ/International Growth                              $     994.13   $   1,550.36   $   2,117.36   $   3,790.78
EQ/J.P. Morgan Core Bond                             $     938.09   $   1,382.03   $   1,836.43   $   3,239.30
EQ/JP Morgan Value Opportunities                     $     957.75   $   1,441.33   $   1,935.79   $   3,436.49
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                   If you annuitize at the end
                                                                  of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            $     737.52   $   1,525.70   $   2,331.70   $   4,427.39
AXA Conservative Allocation                          $     724.93   $   1,488.92   $   2,272.14   $   4,317.53
AXA Conservative - Plus Allocation                   $     718.64   $   1,470.50   $   2,242.25   $   4,262.09
AXA Moderate Allocation                              $     707.09   $   1,436.66   $   2,187.23   $   4,159.55
AXA Moderate - Plus Allocation                       $     731.23   $   1,507.32   $   2,301.96   $   4,372.63
AXA Premier VIP Aggressive Equity                    $     676.66   $   1,347.07   $   2,040.93   $   3,883.58
AXA Premier VIP Core Bond                            $     676.66   $   1,347.07   $   2,040.93   $   3,883.58
AXA Premier VIP Health Care                          $     760.61   $   1,592.87   $   2,440.08   $   4,625.27
AXA Premier VIP High Yield                           $     672.47   $   1,334.67   $   2,020.60   $   3,844.86
AXA Premier VIP International Equity                 $     755.36   $   1,577.64   $   2,415.54   $   4,580.69
AXA Premier VIP Large Cap Core Equity                $     720.74   $   1,476.64   $   2,252.22   $   4,280.61
AXA Premier VIP Large Cap Growth                     $     714.44   $   1,458.21   $   2,222.27   $   4,224.94
AXA Premier VIP Large Cap Value                      $     713.39   $   1,455.13   $   2,217.27   $   4,215.63
AXA Premier VIP Small/Mid Cap Growth                 $     734.38   $   1,516.51   $   2,316.84   $   4,400.05
AXA Premier VIP Small/Mid Cap Value                  $     734.38   $   1,516.51   $   2,316.84   $   4,400.05
AXA Premier VIP Technology                           $     760.61   $   1,592.87   $   2,440.08   $   4,625.27
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                             $     647.28   $   1,260.05   $   1,897.91   $   3,609.20
EQ/Alliance Growth and Income                        $     656.73   $   1,288.08   $   1,944.07   $   3,698.25
EQ/Alliance Intermediate Government Securities       $     651.48   $   1,272.51   $   1,918.44   $   3,648.88
EQ/Alliance International                            $     681.91   $   1,362.56   $   2,066.28   $   3,931.75
EQ/Alliance Large Cap Growth*                        $     692.40   $   1,393.48   $   2,116.83   $   4,027.35
EQ/Alliance Quality Bond                             $     651.48   $   1,272.51   $   1,918.44   $   3,648.88
EQ/Alliance Small Cap Growth                         $     677.71   $   1,350.17   $   2,046.00   $   3,893.23
EQ/Bear Stearns Small Company Growth*                $     716.54   $   1,464.35   $   2,232.27   $   4,243.53
EQ/Bernstein Diversified Value                       $     666.17   $   1,316.05   $   1,990.05   $   3,786.49
EQ/Boston Advisors Equity Income*                    $     693.45   $   1,396.57   $   2,121.88   $   4,036.86
EQ/Calvert Socially Responsible                      $     691.35   $   1,390.39   $   2,111.79   $   4,017.83
EQ/Capital Guardian Growth                           $     670.37   $   1,328.47   $   2,010.43   $   3,825.44
EQ/Capital Guardian International                    $     699.75   $   1,415.09   $   2,152.09   $   4,093.69
EQ/Capital Guardian Research                         $     666.17   $   1,316.05   $   1,990.05   $   3,786.49
EQ/Capital Guardian U.S. Equity                      $     666.17   $   1,316.05   $   1,990.05   $   3,786.49
EQ/Caywood - Scholl High Yield Bond                  $     668.27   $   1,322.26   $   2,000.24   $   3,805.98
EQ/Equity 500 Index                                  $     624.20   $   1,191.30   $   1,784.31   $   3,388.03
EQ/Evergreen Omega                                   $     672.47   $   1,334.67   $   2,020.60   $   3,844.86
EQ/FI Mid Cap                                        $     672.47   $   1,334.67   $   2,020.60   $   3,844.86
EQ/FI Small/Mid Cap Value                            $     678.76   $   1,353.27   $   2,051.08   $   3,902.87
EQ/International Growth                              $     705.00   $   1,430.50   $   2,177.20   $   4,140.78
EQ/J.P. Morgan Core Bond                             $     645.18   $   1,253.81   $   1,887.62   $   3,589.30
EQ/JP Morgan Value Opportunities                     $     666.17   $   1,316.05   $   1,990.05   $   3,786.49
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                          If you do not surrender your contract at the
                                                              end of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            $     387.52   $   1,175.70   $   1,981.70   $   4,077.39
AXA Conservative Allocation                          $     374.93   $   1,138.92   $   1,922.14   $   3,967.53
AXA Conservative - Plus Allocation                   $     368.64   $   1,120.50   $   1,892.25   $   3,912.09
AXA Moderate Allocation                              $     357.09   $   1,086.66   $   1,837.23   $   3,809.55
AXA Moderate - Plus Allocation                       $     381.23   $   1,157.32   $   1,951.96   $   4,022.63
AXA Premier VIP Aggressive Equity                    $     326.66   $     997.07   $   1,690.93   $   3,533.58
AXA Premier VIP Core Bond                            $     326.66   $     997.07   $   1,690.93   $   3,533.58
AXA Premier VIP Health Care                          $     410.61   $   1,242.87   $   2,090.08   $   4,275.27
AXA Premier VIP High Yield                           $     322.47   $     984.67   $   1,670.60   $   3,494.86
AXA Premier VIP International Equity                 $     405.36   $   1,227.64   $   2,065.54   $   4,230.69
AXA Premier VIP Large Cap Core Equity                $     370.74   $   1,126.64   $   1,902.22   $   3,930.61
AXA Premier VIP Large Cap Growth                     $     364.44   $   1,108.21   $   1,872.27   $   3,874.94
AXA Premier VIP Large Cap Value                      $     363.39   $   1,105.13   $   1,867.27   $   3,865.63
AXA Premier VIP Small/Mid Cap Growth                 $     384.38   $   1,166.51   $   1,966.84   $   4,050.05
AXA Premier VIP Small/Mid Cap Value                  $     384.38   $   1,166.51   $   1,966.84   $   4,050.05
AXA Premier VIP Technology                           $     410.61   $   1,242.87   $   2,090.08   $   4,275.27
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                             $     297.28   $     910.05   $   1,547.91   $   3,259.20
EQ/Alliance Growth and Income                        $     306.73   $     938.08   $   1,594.07   $   3,348.25
EQ/Alliance Intermediate Government Securities       $     301.48   $     922.51   $   1,568.44   $   3,298.88
EQ/Alliance International                            $     331.91   $   1,012.56   $   1,716.28   $   3,581.75
EQ/Alliance Large Cap Growth*                        $     342.40   $   1,043.48   $   1,766.83   $   3,677.35
EQ/Alliance Quality Bond                             $     301.48   $     922.51   $   1,568.44   $   3,298.88
EQ/Alliance Small Cap Growth                         $     327.71   $   1,000.17   $   1,696.00   $   3,543.23
EQ/Bear Stearns Small Company Growth*                $     366.54   $   1,114.35   $   1,882.27   $   3,893.53
EQ/Bernstein Diversified Value                       $     316.17   $     966.05   $   1,640.05   $   3,436.49
EQ/Boston Advisors Equity Income*                    $     343.45   $   1,046.57   $   1,771.88   $   3,686.86
EQ/Calvert Socially Responsible                      $     341.35   $   1,040.39   $   1,761.79   $   3,667.83
EQ/Capital Guardian Growth                           $     320.37   $     978.47   $   1,660.43   $   3,475.44
EQ/Capital Guardian International                    $     349.75   $   1,065.09   $   1,802.09   $   3,743.69
EQ/Capital Guardian Research                         $     316.17   $     966.05   $   1,640.05   $   3,436.49
EQ/Capital Guardian U.S. Equity                      $     316.17   $     966.05   $   1,640.05   $   3,436.49
EQ/Caywood - Scholl High Yield Bond                  $     318.27   $     972.26   $   1,650.24   $   3,455.98
EQ/Equity 500 Index                                  $     274.20   $     841.30   $   1,434.31   $   3,038.03
EQ/Evergreen Omega                                   $     322.47   $     984.67   $   1,670.60   $   3,494.86
EQ/FI Mid Cap                                        $     322.47   $     984.67   $   1,670.60   $   3,494.86
EQ/FI Small/Mid Cap Value                            $     328.76   $   1,003.27   $   1,701.08   $   3,552.87
EQ/International Growth                              $     355.00   $   1,080.50   $   1,827.20   $   3,790.78
EQ/J.P. Morgan Core Bond                             $     295.18   $     903.81   $   1,537.62   $   3,239.30
EQ/JP Morgan Value Opportunities                     $     316.17   $     966.05   $   1,640.05   $   3,436.49
--------------------------------------------------------------------------------------------------------------


                                                                   Fee table  15

--------------------------------------------------------------------------------------------------------------
                                                            If you surrender your contract at the end
                                                                 of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            $     985.28   $   1,523.92   $   2,073.46   $   3,705.84
EQ/Lazard Small Cap Value                            $     967.58   $   1,470.88   $   1,985.15   $   3,533.58
EQ/Long Term Bond                                    $     962.67   $   1,456.11   $   1,960.50   $   3,485.16
EQ/Lord Abbett Growth and Income                     $     971.52   $   1,482.69   $   2,004.84   $   3,572.13
EQ/Lord Abbett Large Cap Core                        $     971.52   $   1,482.69   $   2,004.84   $   3,572.13
EQ/Lord Abbett Mid Cap Value                         $     976.43   $   1,497.43   $   2,029.39   $   3,620.11
EQ/Marsico Focus                                     $     981.35   $   1,512.15   $   2,053.90   $   3,667.83
EQ/Mercury Basic Value Equity                        $     950.87   $   1,420.60   $   1,901.11   $   3,367.93
EQ/Mercury International Value                       $     987.25   $   1,529.80   $   2,083.23   $   3,724.78
EQ/Mergers and Acquisitions                          $   1,096.39   $   1,852.24   $   2,612.22   $   4,716.91
EQ/MFS Emerging Growth Companies                     $     958.73   $   1,444.29   $   1,940.74   $   3,446.24
EQ/MFS Investors Trust                               $     957.75   $   1,441.33   $   1,935.79   $   3,436.49
EQ/Money Market                                      $     927.27   $   1,349.31   $   1,780.91   $   3,129.11
EQ/Montag & Caldwell Growth*                         $     974.47   $   1,491.53   $   2,019.58   $   3,600.95
EQ/PIMCO Real Return                                 $     962.67   $   1,456.11   $   1,960.50   $   3,485.16
EQ/Short Duration Bond                               $     984.30   $   1,520.98   $   2,068.57   $   3,696.35
EQ/Small Company Index                               $     926.29   $   1,346.33   $   1,775.74   $   3,119.03
EQ/Small Company Value*                              $     979.38   $   1,506.26   $   2,044.10   $   3,648.77
EQ/TCW Equity*                                       $     979.38   $   1,506.26   $   2,044.10   $   3,648.77
EQ/UBS Growth and Income*                            $     978.40   $   1,503.32   $   2,039.20   $   3,639.23
EQ/Van Kampen Comstock                               $     971.52   $   1,482.69   $   2,004.84   $   3,572.13
EQ/Van Kampen Emerging Markets Equity*               $   1,041.33   $   1,690.53   $   2,348.56   $   4,230.69
EQ/Van Kampen Mid Cap Growth                         $     976.43   $   1,497.43   $   2,029.39   $   3,620.11
EQ/Wells Fargo Montgomery Small Cap                  $   1,612.58   $   3,274.94   $   4,785.89   $   8,093.52
--------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity         $   1,267.47   $   2,342.29   $   3,390.82   $   6,056.44
--------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                          $     999.05   $   1,565.03   $   2,141.67   $   3,837.63
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                  If you annuitize at the end
                                                                 of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            $     695.55   $   1,402.75   $   2,131.96   $   4,055.84
EQ/Lazard Small Cap Value                            $     676.66   $   1,347.07   $   2,040.93   $   3,883.58
EQ/Long Term Bond                                    $     671.42   $   1,331.57   $   2,015.52   $   3,835.16
EQ/Lord Abbett Growth and Income                     $     680.86   $   1,359.46   $   2,061.22   $   3,922.13
EQ/Lord Abbett Large Cap Core                        $     680.86   $   1,359.46   $   2,061.22   $   3,922.13
EQ/Lord Abbett Mid Cap Value                         $     686.11   $   1,374.94   $   2,086.53   $   3,970.11
EQ/Marsico Focus                                     $     691.35   $   1,390.39   $   2,111.79   $   4,017.83
EQ/Mercury Basic Value Equity                        $     658.82   $   1,294.30   $   1,954.30   $   3,717.93
EQ/Mercury International Value                       $     697.65   $   1,408.92   $   2,142.03   $   4,074.78
EQ/Mergers and Acquisitions                          $     814.13   $   1,747.38   $   2,687.34   $   5,066.91
EQ/MFS Emerging Growth Companies                     $     667.22   $   1,319.16   $   1,995.15   $   3,796.24
EQ/MFS Investors Trust                               $     666.17   $   1,316.05   $   1,990.05   $   3,786.49
EQ/Money Market                                      $     633.64   $   1,219.46   $   1,830.91   $   3,479.11
EQ/Montag & Caldwell Growth*                         $     684.01   $   1,368.75   $   2,076.41   $   3,950.95
EQ/PIMCO Real Return                                 $     671.42   $   1,331.57   $   2,015.52   $   3,835.16
EQ/Short Duration Bond                               $     694.50   $   1,399.66   $   2,126.92   $   4,046.35
EQ/Small Company Index                               $     632.59   $   1,216.34   $   1,825.74   $   3,469.03
EQ/Small Company Value*                              $     689.26   $   1,384.21   $   2,101.69   $   3,998.77
EQ/TCW Equity*                                       $     689.26   $   1,384.21   $   2,101.69   $   3,998.77
EQ/UBS Growth and Income*                            $     688.21   $   1,381.12   $   2,096.64   $   3,989.23
EQ/Van Kampen Comstock                               $     680.86   $   1,359.46   $   2,061.22   $   3,922.13
EQ/Van Kampen Emerging Markets Equity*               $     755.36   $   1,577.64   $   2,415.54   $   4,580.69
EQ/Van Kampen Mid Cap Growth                         $     686.11   $   1,374.94   $   2,086.53   $   3,970.11
EQ/Wells Fargo Montgomery Small Cap                  $   1,365.03   $   3,240.95   $   4,928.61   $   8,443.52
--------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity         $     996.71   $   2,261.81   $   3,490.06   $   6,406.44
--------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                          $     710.24   $   1,445.90   $   2,202.26   $   4,187.63
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                         If you do not surrender your contract at the end
                                                                  of the applicable time period
--------------------------------------------------------------------------------------------------------------
                                                        1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            $     345.55   $   1,052.75   $   1,781.96   $   3,705.84
EQ/Lazard Small Cap Value                            $     326.66   $     997.07   $   1,690.93   $   3,533.58
EQ/Long Term Bond                                    $     321.42   $     981.57   $   1,665.52   $   3,485.16
EQ/Lord Abbett Growth and Income                     $     330.86   $   1,009.46   $   1,711.22   $   3,572.13
EQ/Lord Abbett Large Cap Core                        $     330.86   $   1,009.46   $   1,711.22   $   3,572.13
EQ/Lord Abbett Mid Cap Value                         $     336.11   $   1,024.94   $   1,736.53   $   3,620.11
EQ/Marsico Focus                                     $     341.35   $   1,040.39   $   1,761.79   $   3,667.83
EQ/Mercury Basic Value Equity                        $     308.82   $     944.30   $   1,604.30   $   3,367.93
EQ/Mercury International Value                       $     347.65   $   1,058.92   $   1,792.03   $   3,724.78
EQ/Mergers and Acquisitions                          $     464.13   $   1,397.38   $   2,337.34   $   4,716.91
EQ/MFS Emerging Growth Companies                     $     317.22   $     969.16   $   1,645.15   $   3,446.24
EQ/MFS Investors Trust                               $     316.17   $     966.05   $   1,640.05   $   3,436.49
EQ/Money Market                                      $     283.64   $     869.46   $   1,480.91   $   3,129.11
EQ/Montag & Caldwell Growth*                         $     334.01   $   1,018.75   $   1,726.41   $   3,600.95
EQ/PIMCO Real Return                                 $     321.42   $     981.57   $   1,665.52   $   3,485.16
EQ/Short Duration Bond                               $     344.50   $   1,049.66   $   1,776.92   $   3,696.35
EQ/Small Company Index                               $     282.59   $     866.34   $   1,475.74   $   3,119.03
EQ/Small Company Value*                              $     339.26   $   1,034.21   $   1,751.69   $   3,648.77
EQ/TCW Equity*                                       $     339.26   $   1,034.21   $   1,751.69   $   3,648.77
EQ/UBS Growth and Income*                            $     338.21   $   1,031.12   $   1,746.64   $   3,639.23
EQ/Van Kampen Comstock                               $     330.86   $   1,009.46   $   1,711.22   $   3,572.13
EQ/Van Kampen Emerging Markets Equity*               $     405.36   $   1,227.64   $   2,065.54   $   4,230.69
EQ/Van Kampen Mid Cap Growth                         $     336.11   $   1,024.94   $   1,736.53   $   3,620.11
EQ/Wells Fargo Montgomery Small Cap                  $   1,015.03   $   2,890.95   $   4,578.61   $   8,093.52
--------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity         $     646.71   $   1,911.81   $   3,140.06   $   6,056.44
--------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                          $     360.24   $   1,095.90   $   1,852.26   $   3,837.63
--------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


16  Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2004.


                                                                   Fee table  17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------
Contract          Available for              Minimum
type              annuitant issue ages       contributions
-------------------------------------------------------------------------
NQ                0 through 83               $50 (initial and additional)
-------------------------------------------------------------------------
Traditional IRA   0 through 83               $50 (initial and additional)
-------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Contract          Source of                                          Limitations on
type              contributions                                      contributions
------------------------------------------------------------------------------------------------------------
NQ                o  After-tax money.                                o  Additional contributions can be made
                                                                        up to age 84.
                  o  Paid to us by check or transfer of contract
                     value in a tax deferred exchange under
                     Section 1035 of the Internal Revenue Code.

                  o  Paid to us by an employer who establishes a
                     payroll deduction program.
------------------------------------------------------------------------------------------------------------
Traditional IRA   o  "Regular" traditional IRA contributions         o  Additional rollover contributions
                     either made by you or paid to us by an             can be made up to age 84.
                     employer who establishes a payroll deduction
                     program.                                        o  Regular IRA contributions may not
                                                                        exceed $4,000 for 2005; same for
                  o  Additional catch-up contributions.                 2006.

                  o  Eligible rollover distributions from TSA        o  No regular IRA contributions in the
                     contracts or other 403(b) arrangements,            calendar year you turn age 701/2 and
                     qualified plans and governmental employer          thereafter.
                     EDC plans.
                                                                     o  Rollover and direct transfer
                  o  Rollovers from another traditional                 contributions after age 701/2 must
                     individual retire- ment arrangement.               be net of required minimum
                                                                        distributions.
                  o  Direct custodian-to- custodian transfers
                     from other traditional individual retirement    o  Although we accept rollover and
                     arrangements.                                      direct transfer contribu- tions
                                                                        under the traditional IRA contracts,
                                                                        we intend that these contracts be
                                                                        used for ongoing regular
                                                                        contributions.

                                                                     o  Additional catch-up contributions
                                                                        of up to $500 can be made for the
                                                                        calendar year 2005 ($1,000 for 2006)
                                                                        where the owner is at least age 50
                                                                        but under age 701/2 at any time
                                                                        during the calendar year for which
                                                                        the contribution is made.
------------------------------------------------------------------------------------------------------------


18  Contract features and benefits

-------------------------------------------------------------------------
Contract          Available for              Minimum
type              annuitant issue ages       contributions
-------------------------------------------------------------------------
Roth IRA             0 through 83            $50 (initial and additional)
-------------------------------------------------------------------------
Inherited IRA        0-70                    $5,000 (initial)
(traditional IRA                             $1,000 (additional)
or Roth IRA)
-------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Contract          Source of                                          Limitations on
type              contributions                                      contributions
------------------------------------------------------------------------------------------------------------
Roth IRA          o  Regular after-tax contribu- tions either        o  Additional contributions can be made
                     made by you or paid to us by an employer who       up to age 84.
                     establishes a payroll deduction program.
                                                                     o  Regular Roth IRA contributions may
                  o  Additional catch-up contributions                  not exceed $4,000 for 2005; same for
                                                                        2006.
                  o  Rollovers from another Roth IRA.
                                                                     o  Contributions are subject to income
                  o  Conversion rollovers from a traditional IRA.       limits and other tax rules. See
                                                                        "Contributions to Roth IRAs" in "Tax
                  o  Direct transfers from another Roth IRA.            information" later in this
                                                                        prospectus.

                                                                     o  Additional catch-up contributions of
                                                                        up to $500 can be made for the
                                                                        calendar year 2005 ($1,000 for 2006)
                                                                        where the owner is at least age 50 at
                                                                        any time during the calendar year for
                                                                        which the contribution is made.
------------------------------------------------------------------------------------------------------------
Inherited IRA     o  Direct custodian-to- custodian transfers of     o  Any additional contributions must be
(traditional         your interest as death beneficiary of the          from same type of IRA of same
IRA or Roth IRA)     deceased owner's traditional individual            deceased owner.
                     retire- ment arrangement or Roth IRA to an
                     IRA of the same type.
------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited, see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

                                              Contract features and benefits  19

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and fixed maturity options.
--------------------------------------------------------------------------------

20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R) Express(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these portfolios, listed in the chart below, are those who make the investment decisions for each portfolio. The chart also indicates the investment manager for each of the other portfolios.



-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 EQUITY                                                                                 o MFS Investment Management
                                                                                        o Marsico Capital Management, LLC
                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital        o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.    o Pacific Investment Management Company LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                        o A I M Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current  o Alliance Capital Management L.P.
                              income and capital appreciation.                          o Pacific Investment Management Company LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                   Bernstein Investment Research and
                                                                                        Management Unit
                                                                                        o J.P. Morgan Investment Management Inc.
                                                                                        o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 CORE EQUITY                                                                            Bernstein Investment Research and
                                                                                        Management Unit
                                                                                        o Janus Capital Management LLC
                                                                                        o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 GROWTH                                                                                 o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  21

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 VALUE                                                                                  o Institutional Capital Corporation
                                                                                        o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 CAP GROWTH                                                                             o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital.                        o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                              o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital.                        o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name*               Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK      Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND        Seeks to provide a high total return.                     o Alliance Capital Management L.P.
 INCOME
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE      Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES        relative stability of principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL     Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP         Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
 GROWTH(1)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND      Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
                              moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP         Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS               Seeks to achieve capital appreciation.                    o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH(7)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED      Seeks capital appreciation.                               o Alliance Capital Management L.P.,
 VALUE                                                                                    through its Bernstein Investment Research
                                                                                          and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an    o Boston Advisors, Inc.
 INCOME(4)                    above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                     o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                            and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                        o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------


22  Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name*               Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                         o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates    o Alliance Capital Management L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                          Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                        o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE     Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                    o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND      Seeks to provide a high total return consistent with      o J.P. Morgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JP MORGAN VALUE            Long-term capital appreciation.                           o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH     Seeks long-term growth of capital.                        o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE     Seeks capital appreciation.                               o Lazard Asset Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation         o Boston Advisors, Inc.
                              through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without         o Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with            o Lord, Abbett & Co. LLC
 CORE                         reasonable risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                     o Lord, Abbett & Co, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                        o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE        Seeks capital appreciation and secondarily, income.       o Mercury Advisors
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL      Seeks capital appreciation.                               o Merrill Lynch Investment Managers
 VALUE                                                                                    International Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERGERS AND ACQUISITIONS   Seeks to achieve capital appreciation.                    o GAMCO Investors, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                o MFS Investment Management
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST        Seeks long-term growth of capital with secondary          o MFS Investment Management
                              objective to seek reasonable current income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve  o Alliance Capital Management L.P.
                              its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                    o Montag & Caldwell, Inc.
 GROWTH(5)
-----------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  23

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name*               Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with preservation    o Pacific Investment Management Company,
                              of real capital and prudent investment management.        LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of           o Boston Advisors, Inc.
                              principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the     o Alliance Capital Management L. P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY VALUE(8)     Seeks to maximize capital appreciation.                   o GAMCO Investors, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(3)              Seeks to achieve long-term capital appreciation.          o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME(6)   Seeks to achieve total return through capital             o UBS Global Asset Management
                              appreciation with income as a secondary consideration.    (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                o Morgan Stanley Investment Management Inc
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                     o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                           o Morgan Stanley Investment Management Inc
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                     o Wells Capital Management Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE
INSURANCE TRUST
PORTFOLIO NAME                Objective                                                 Investment Manager/Adviser
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE    Seeks to increase the value of your investment in bull    o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY            markets and bear markets through strategies that are      o AXA Rosenberg Investment Management LLC
                              designed to have limited exposure to general equity
                              market risk.
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
PORTFOLIO NAME                Objective                                                 Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II  Seeks to provide above average current income and long-   o Van Kampen (is the name under which
                              term capital appreciation by investing primarily in       Morgan Stanley Investment Management Inc.
                              equity securities of companies in the U.S. real           does business in certain situations)
                              estate industry, including real estate investment
                              trusts.
-----------------------------------------------------------------------------------------------------------------------------------



* This portfolio information reflects the portfolio's name change effective on or about May 9, 2005, subject to regulatory approval. The table below reflects the portfolio information in effect until on or about May 9, 2005. The number in the "FN" column corresponds with the number contained in the chart above.



-----------------------------------------
FN    Portfolio Name until May 9, 2005
-----------------------------------------
(1)   EQ/Alliance Premier Growth
(2)   EQ/Emerging Markets Equity
(3)   EQ/Enterprise Equity
(4)   EQ/Enterprise Equity Income
(5)   EQ/Enterprise Growth
(6)   EQ/Enterprise Growth and Income
(7)   EQ/Enterprise Small Company Growth
(8)   EQ/Enterprise Small Company Value
-----------------------------------------


You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.

24  Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland or for contracts issued on or after August 13, 2001 in Washington.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15th for maturity years ranging from 2006 through 2015. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or
o    the rate to maturity is 3%; or
o    the fixed maturity option's maturity date is within 45 days; or
o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2005 the next available maturity date was June 15, 2011 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to

                                              Contract features and benefits  25
that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2005 you chose the fixed maturity option with a maturity date of June 15, 2014, since the rate to maturity was 3.65% on February 15, 2005, we would have allocated $7,156 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an AXA Equitable traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 701/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option, the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.


We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally

26  Contract features and benefits
     made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See-Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.


o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.


o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the minimum death benefit.


o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply.


                                              Contract features and benefits  27

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

28  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o you must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o you may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o if the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. As of February 15, 2005, maturities of less than seven years were not available.


o you may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o if you make transfers out of a fixed maturity option other than at its maturity date, the transfer will cause a market value adjustment.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing, or by telephone using TOPS or on line using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.


We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed for programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

The AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts") have adopted policies and procedures designed to discourage disruptive transfers by contract owners investing in the portfolios of the affiliated trusts. The affiliated trusts discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. As a general matter, the affiliated trusts reserve the right to refuse or limit any purchase or exchange order by a particular investor (or group of related investors) if the transaction is deemed harmful to the portfolio's other investors or would disrupt the management of the portfolio. The affiliated trusts monitor aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us


                            Transferring your money among investment options  29
contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. When a contract owner is identified as having engaged in a potentially disruptive transfer for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the affiliated trusts may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

We may also offer investment options with underlying portfolios that are not part of the AXA Premier VIP Trust or EQ Advisors Trust (the "unaffiliated trusts"). Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which may be different than those applied by the affiliated trusts. In most cases, the unaffiliated trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectus for the underlying trust for information regarding the policies and procedures, if any, employed by that trust and any associated risks of investing in that trust. If an unaffiliated trust advises us that there may be disruptive transfer activity from our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. If the underlying trust determines that the trading activity of a particular contract owner is disruptive, we will take action to limit the disruptive trading activity of that contract owner as discussed above.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/ participants may be treated differently than others, resulting in the risk that some contract owners/participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


AUTOMATIC TRANSFER OPTIONS

GENERAL DOLLAR-COST AVERAGING

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

The general dollar-cost averaging feature allows you to have amounts automatically transferred from the EQ/Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment

30 Transferring your money among investment options options. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

                            Transferring your money among investment options  31

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.


-----------------------------------------------------------------------------
                                         Method of Withdrawal
-----------------------------------------------------------------------------
                                                                 Minimum
Contract                    Partial           Systematic       distribution
-----------------------------------------------------------------------------
NQ                            Yes                Yes                No
traditional IRA               Yes                Yes                Yes
Roth IRA                      Yes                Yes                No
-----------------------------------------------------------------------------



PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and expenses" later in this prospectus).

SYSTEMATIC WITHDRAWALS
(All contracts except inherited IRA)


If you have at least $20,000 of account value in the variable investment options, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA contracts -- See "Tax information" later in this prospectus.)


We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus. You may choose instead an annuity payout option.

You may elect our RMD automatic withdrawal option in the year in which you reach age 701/2 or in any later year. To elect this option, you must have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------
We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

32  Accessing your money

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or


(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or


(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) Express(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue.

ANNUITY PAYOUT OPTIONS

-------------------------------------------------------------------
Fixed annuity payout options       o Life annuity
                                   o Life annuity with period
                                     certain
                                   o Life annuity with refund
                                     certain
                                   o Period certain annuity
-------------------------------------------------------------------
Variable Immediate Annuity payout  o  Life annuity (not available
 options                              in New York)
                                   o  Life annuity with period
                                      certain
-------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot

                                                        Accessing your money  33
     elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2)  the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------


CHARGES THAT AXA EQUITABLE DEDUCTS


We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o on the last day of the contract year -- an annual administrative charge, if applicable

o    charge for third-party transfer or exchange

o at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.70% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.

ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.


The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals, and as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee

                                                        Charges and expenses  35
transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-----------------------------------------------------------------------------
                                  Contract year
-----------------------------------------------------------------------------
                  1       2       3       4       5       6       7       8+
-----------------------------------------------------------------------------
Percentage of
 contribution       7%      6%      5%      4%      3%      2%      1%      0%

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus. In the case of contract surrender, the free withdrawal amount is taken into account when calculating the amount of the withdrawal.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OF THE ANNUITANT. The withdrawal charge does not apply if the annuitant dies and a death benefit is payable to the beneficiary.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.
o    12b-1 fees of either 0.25% or 0.35%.
o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.
o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

36  Charges and expenses

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                                                        Charges and expenses  37

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

DEATH BENEFIT

The death benefit is equal to greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions, the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o the cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.


38  Payment of death benefit

HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 701/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the ben eficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    The minimum death benefit will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under

                                                    Payment of death benefit  39
the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your ben eficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the ben eficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    The minimum death benefit will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.


o    No withdrawal charges will apply to any withdrawals by the ben eficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

40  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) Express(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST(R) Express(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. You should consider the potential implication of these Regulations before you purchase this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying

                                                             Tax information  41
taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) Express(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in your contract of the source contract carries over to the EQUI-VEST(R) Express(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreements between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under With drawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 591/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate

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Account A. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. We offer the EQUI-VEST(R) Express(SM) contract in both traditional IRA and Roth IRA versions.


We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


CANCELLATION

You can cancel any version of the EQUI-VEST(R) Express(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Express(SM) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

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REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2005 and 2006. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 701/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for the taxable year 2005. This amount increases to $1,000 for 2006.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of 2005 and 2006 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 701/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 701/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 701/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions." That is, for the taxable years 2005 and 2006, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $4,500 for people eligible to make age 50-701/2 catch-up contributions for 2005 and $5,000 for 2006, respectively.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 2005 and later years.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $70,000 and $80,000 in 2005 and AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2005, for example, you determine AGI and subtract $50,000 if you are single, or $70,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


($10,000-excess AGI)   times      the maximum         equals   the adjusted
--------------------     x     regular contribution     =      deductible
 divided by $10,000            amount for the year             contribution
                                discussed above                limit

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross


44  Tax information
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income. The maximum annual contribution eligible for the saver's credit is
$2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2005 and 2006). The dollar limit is $4,500 in 2005 and $5,000 in 2006 for people eligible to make age 50-701/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 701/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

There are two ways to do rollovers:

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o    "a required minimum distribution" after age 701/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    a corrective distribution which fits specified technical tax rules; or

o    a loan that is treated as a distribution; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

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

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o    regular contributions to a traditional IRA made after you reach age 701/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 701/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.

46  Tax information

     (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTION Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of Treasury Regulations will require, beginning in 2006, that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 701/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 701/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 701/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 701/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount

                                                             Tax information  47
actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions.
If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 701/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 701/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 591/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 591/2. Some of the available exceptions to the pre-age 591/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

48  Tax information

ROTH INDIVIDUAL RETIREMENT ANNUITIES
("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST(R) Express(SM) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2005 and 2006. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year 2005. This amount increases to $1,000 for 2006.


With a Roth IRA, you can make regular contributions when you reach age 701/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds) in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

                                                             Tax information  49

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 591/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Beginning in 2005, modified adjusted gross income for this purpose will also exclude any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 701/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

50  Tax information

o    Direct transfers from a Roth IRA to another Roth IRA;

o    "Qualified distributions" from Roth IRAs; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 591/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules in the case of any conversion in which the conversion distribution is made in 2005 and the conversion contribution is made in 2006, the conversion contribution is treated as contributed prior to other conversion contributions made in 2006.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 701/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If

                                                             Tax information  51
you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o we might have to withhold and/or report on amounts we pay under a free look or cancellation.

o we are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2005 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO AXA EQUITABLE


The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

52  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A


Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A.


Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2005 and the related price per $100 of maturity value were as shown below.



-------------------------------------------------------------
 Fixed Maturity
    Options
 With June 15th
 Maturity Date       Rate to Maturity as
      of                     of             Price Per $100 of
 Maturity Year         February 15, 2005      Maturity Value
-------------------------------------------------------------
     2005                  3.00% *               $ 99.03
     2006                  3.00% *               $ 96.15
     2007                  3.00% *               $ 93.35
     2008                  3.00% *               $ 90.62
     2009                  3.00% *               $ 87.98
     2010                  3.00% *               $ 85.42
     2011                  3.20%                 $ 81.92
     2012                  3.40%                 $ 78.25
     2013                  3.55%                 $ 74.77
     2014                  3.65%                 $ 71.56
-------------------------------------------------------------


* Since these rates to maturity were 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

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     (a)  we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are subject to the limitations and requirements discussed in "Tax information" earlier in this prospectus.


54  More information

AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is generally any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit

                                                            More information  55
value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AXA Equitable at December 31, 2004 and 2003, and for the three years ended December 31, 2004, incorporated in this prospectus by reference to the 2004 Annual Report on Form 10-K, are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS


The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.


You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). Affiliated broker-dealers include MONY Securities Corporation ("MSC")* and Advest, Inc. The Distributors, MSC and Advest are all under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, broker-dealers receiving sales compensation will pay all or a portion of it to its individual financial representatives (or to its Selling broker-dealers) as commissions related to the sale of contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.5% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.5% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 0.60% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.5% of the total contributions made


----------------------

* On or about June 6, 2005, MSC financial professionals are expected to become financial professionals of AXA Advisors. From that date forward, former MSC financial professionals will be compensated by AXA Advisors, and the Distributors will replace MSC as the principal underwriters of its affiliated products.


56  More information
under the contracts. The sales compensation we pay varies among broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(R) Express(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a broker-dealer. We may also make fixed payments to broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of our products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of our products, we may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). These types of payments are made out of the Distributors' assets. Not all Selling broker-dealers receive additional compensation. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors may also receive other payments from the portfolio advisers and/or their affiliates for administrative costs, as well as payments for sales meetings and/or seminar sponsorships.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." Other forms of compensation financial professionals may receive include health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of our products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products may qualify, under sales incentive programs, to receive non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  57

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable Annual Report on Form 10-K, for the year ended December 31, 2004, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company,1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


58  Incorporation of certain documents by reference

Appendix I: QP IRA contracts


--------------------------------------------------------------------------------


The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(R) Express. QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.



------------------------------------------------------------------------------------------------------------------
Features and benefits            Availability or variation
------------------------------------------------------------------------------------------------------------------
Source of contributions          o    Rollovers from a qualified plan.
                                 o    Rollovers from a TSA.
                                 o    The QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular IRA contributions (limits are described earlier in this prospectus under "Traditional individual retirement annuities (traditional IRAs)") .
------------------------------------------------------------------------------------------------------------------
Minimum contributions            $50 each rollover amount.
------------------------------------------------------------------------------------------------------------------
Limitations on contributions     Rollover contributions after age 701/2 must be net of required minimum distributions.
------------------------------------------------------------------------------------------------------------------
Taxation of payments             The QP IRA is used as a conduit IRA so that amounts are not commingled. If you
Federal income tax withholding   are eligible for ten year averaging and long term capital gains treatment of distributions from a qualified plan, you may be able to preserve such treatment even though an eligible rollover from a qualified plan is temporarily rolled into a conduit IRA, such as a QP IRA, before rolling it back into a qualified plan. See your tax adviser.
------------------------------------------------------------------------------------------------------------------


                                               Appendix I: QP IRA contracts  I-1

Appendix II: Condensed financial information


--------------------------------------------------------------------------------

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



-------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                        ---------------------------------------------------------------
                                          1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 109.26   $ 120.98
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         10
-------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 102.25   $ 107.39
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          8
-------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 104.25   $ 111.26
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          1         13
-------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 108.71   $ 105.98   $ 102.76   $  88.83   $ 104.83   $ 112.89
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           2         34        136        231        220        239
-------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 108.07   $ 119.55
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          3         36
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 112.33   $  96.42   $  71.46   $  50.34   $  68.57   $  76.14
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           3         28         33         30         36         37
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $ 107.15   $ 110.11   $ 113.30
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         64         85        112
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  79.29   $ 100.64   $ 111.78
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         10         15         23
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD
-------------------------------------------------------------------------------------------------------
 Unit value                             $  99.34   $  89.64   $  89.40   $  85.94   $ 104.33   $ 112.29
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           4         23         51         66        111        137
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  78.38   $ 104.29   $ 121.79
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         24         40         65
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  76.73   $  97.38   $ 105.79
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         11         13         13
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  68.14   $  88.16   $  93.14
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         33         45         52
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  79.40   $ 103.09   $ 116.85
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         21         30         38
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  62.24   $  86.46   $  95.68
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         43         73         87
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  73.99   $ 103.05   $ 117.57
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         33         50         64
-------------------------------------------------------------------------------------------------------


II-1 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



-------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                        ---------------------------------------------------------------
                                          1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  56.86   $  88.78   $  92.32
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --          4         14         96
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 111.02   $  94.30   $  83.37   $  55.05   $  81.55   $  92.18
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          25        296        387        365        407        449
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 103.87   $ 111.81   $ 109.04   $  85.04   $ 109.86   $ 122.30
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          14        145        300        316        309        329
-------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 100.40   $ 108.29   $ 115.71   $ 124.46   $ 125.92   $ 127.14
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           3         10         68        145        145        129
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 126.71   $  96.46   $  73.27   $  65.24   $  87.35   $ 102.24
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           1         33         48        189        208        220
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 116.53   $  94.20   $  70.94   $  48.38   $  59.03   $  63.37
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          21        242        305        265        237        207
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND
-------------------------------------------------------------------------------------------------------
 Unit value                             $  99.28   $ 109.43   $ 117.07   $ 124.85   $ 128.04   $ 131.58
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           4         26        113        132        129        122
-------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 130.79   $ 147.23   $ 126.52   $  87.42   $ 122.04   $ 137.78
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           1         63        129        150        155        157
-------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS SMALL COMPANY GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 114.68
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --   $ 101.04   $  86.43   $ 110.22   $ 123.84
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         45         98        130        177
-------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 107.07
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          2
-------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  81.77   $ 103.63   $ 106.33
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --          1          2          2
-------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  54.57   $  67.01   $  70.04
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --          4          7          6
-------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN INTERNATIONAL
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  84.22   $ 110.63   $ 124.50
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --          5         18         38
-------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 106.94   $ 112.19   $ 108.87   $  81.24   $ 105.81   $ 116.23
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          4          9         59         61         68
-------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S. EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 101.79   $ 104.44   $ 101.37   $  76.64   $ 103.54   $ 112.12
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          3          9         31         47         69
-------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



-------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
                                        ---------------------------------------------------------------
                                          1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 106.17   $  94.85   $  82.52   $  63.43   $  80.31   $  87.69
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           9         78        139        183        191        217
-------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 106.73   $  93.34   $  76.72   $  57.74   $  79.04   $  83.80
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          1          3          6         14         35
-------------------------------------------------------------------------------------------------------
EQ/FI MID CAP
-------------------------------------------------------------------------------------------------------
 Unit value                                   --   $ 100.11   $  85.86   $  69.34   $  98.63   $ 113.35
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          7         77        119        151        182
-------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 106.09   $ 110.49   $ 113.81   $  96.15   $ 126.92   $ 148.15
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           1         13        105        163        168        176
-------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $ 107.49   $ 110.05   $ 113.47
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         35         76        116
-------------------------------------------------------------------------------------------------------
EQ/JP MORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------
 Unit value                             $  92.44   $  97.78   $  90.25   $  72.36   $  90.88   $  99.82
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          6         13         16         17         19
-------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --   $  84.05   $  64.14   $  44.27   $  55.19   $  61.30
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         12         82        108        100         97
-------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  89.87   $ 122.28   $ 141.84
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         24         54         81
-------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --   $ 106.00   $  92.86   $ 120.61   $ 132.02
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --          1         33         96        130
-------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                             $  97.22   $ 107.68   $ 112.55   $  92.90   $ 120.73   $ 132.22
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           5         31         88        131        142        168
-------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  76.53   $  97.06   $ 116.95
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         97        102        114
-------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH COMPANIES
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 157.69   $ 126.78   $  82.81   $  53.87   $  69.00   $  76.97
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          17        181        204        169        150        139
-------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 104.63   $ 102.92   $  85.65   $  67.01   $  81.00   $  89.38
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           1         12         17         19         22         20
-------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 101.49   $ 106.56   $ 109.30   $ 109.60   $ 109.18   $ 108.98
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          43        139        270        279        232        174
-------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 104.75
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          1
-------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  81.88   $ 118.30   $ 137.88
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --          9         22         39
-------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 113.33
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          3
-------------------------------------------------------------------------------------------------------


II-3 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2004.



-------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
                                        ---------------------------------------------------------------
                                          1999       2000       2001       2002       2003       2004
-------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 111.32
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          1
-------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 109.33
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --
-------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING MARKETS EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                             $ 147.71   $  87.72   $  82.40   $  76.80   $ 118.61   $ 145.31
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           1         28         35         39         45         65
-------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE LONG/SHORT
 EQUITY
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  99.56   $ 102.19
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          1          1
-------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II
-------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 106.92   $ 144.10
-------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          1         19
-------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-4

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2006 to a fixed maturity option with a maturity date of June 15, 2015 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2010.



--------------------------------------------------------------------------------------------
                                                                      Hypothetical assumed
                                                                       rate to maturity on
                                                                          June 15, 2010
                                                                     -----------------------
                                                                        5.00%        9.00%
--------------------------------------------------------------------------------------------
As of June 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $  144,048   $  119,487
--------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $  131,080   $  131,080
--------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                               $   12,968   $  (11,593)
--------------------------------------------------------------------------------------------
On June 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $    4,501   $   (4,851)
--------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $   45,499   $   54,851
--------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $   85,581   $   76,229
--------------------------------------------------------------------------------------------
(7) Maturity value                                                   $  120,032   $  106,915
--------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $   94,048   $   69,487
--------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

III-1 Appendix III: Market value adjustment example

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                2
Calculating unit values                                                      2
Financial statements                                                         3


How to obtain an EQUI-VEST(R) Express(SM) Statement of Additional Information for Separate Account A


Call 1 (800) 628-6673 or send this request form to:
     EQUI-VEST(R) Express(SM)
     Processing Office
     AXA Equitable
     P.O. Box 4956
     Syracuse, NY 13221-4956


--------------------------------------------------------------------------------


Please send me an EQUI-VEST(R) Express(SM) Statement of Additional Information dated May 1, 2005.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip


888-1298 (5/05)

EQUI-VEST(R) Express(SM)

A Combination Variable and Fixed Deferred Annuity Contract


STATEMENT OF ADDITIONAL INFORMATION
DATED MAY 1, 2005

AXA Equitable Life Insurance Company
1290 Avenue of the Americas

New York, New York 10104

--------------------------------------------------------------------------------


This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the related prospectus for EQUI-VEST(R) Express(SM), dated May 1, 2005. That prospectus provides detailed information concerning the contracts and the variable investment options, as well as the fixed maturity options, that fund the contracts. Each variable investment option is a subaccount of AXA Equitable's Separate Account A. Definitions of special terms used in the SAI are found in the prospectus.

On September 7, 2004, our name was changed from "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company."

A copy of the prospectus is available free of charge by writing the processing office (P.O. Box 4956, Syracuse, New York, NY 13221-4956), by calling toll free, 1 (800) 628-6673, or by contacting your financial professional.

TABLE OF CONTENTS


Calculation of annuity payments                                              2


Custodian and independent registered public accounting firm                  2


Distribution of the contracts                                                2


Calculating unit values                                                      2


Financial statements                                                         3


              Copyright 2005. AXA Equitable Life Insurance Company
                 New York, New York 10104. All rights reserved.


888-1261

Cat. No. 128232

                                                                          x00958

CALCULATION OF ANNUITY PAYMENTS

The calculation of monthly annuity payments under a contract takes into account the number of annuity units of each variable investment option credited under a contract, their respective annuity unit values and a net investment factor. The annuity unit values used for EQUI-VEST(R) Express(SM) may vary, although the method of calculating annuity unit values set forth below applies to all contracts. Annuity unit values will also vary by variable investment option.

For each valuation period, the adjusted net investment factor is equal to the net investment factor for the variable investment option reduced for each day in the valuation period by:

o .00013366 of the net investment factor for a contract with an assumed base rate of net investment return of 5% a year; or

o .00009425 of the net investment factor for a contract with an assumed base rate of net investment return of 3 1/2%.

Because of this adjustment, the annuity unit value rises and falls depending on whether the actual rate of net investment return (after charges) is higher or lower than the assumed base rate.

The assumed base rate will be 5%, except in states where that rate is not permitted. Annuity payments based upon an assumed base rate of 3 1/2% will at first be smaller than those based upon a 5% assumed base rate. Payments based upon a 3 1/2% rate, however, will rise more rapidly when unit values are rising, and payments will fall more slowly when unit values are falling than those based upon a 5% rate.

The amounts of variable annuity payments are determined as follows:

Payments normally start on the business day specified on your election form, or on such other future date as specified therein. The first three monthly payments are the same. The initial payment will be calculated using the basis guaranteed in the applicable EQUI-VEST(R) Express(SM) contract or our current basis, whichever would provide the higher initial benefit.

The first three payments depend on the assumed base rate of net investment return and the form of annuity chosen (and any fixed period). If the annuity involves a life contingency, the risk class and the age of the annuitants will affect payments.

Payments after the first three will vary according to the investment performance of the variable investment option(s) selected to fund the variable payments. After that, each monthly payment will be calculated by multiplying the number of annuity units credited by the average annuity unit value for the selected option for the second calendar month immediately preceding the due date of the payment. The number of units is calculated by dividing the first monthly payment by the annuity unit value for the valuation period which includes the due date of the first monthly payment. The average annuity unit value is the average of the annuity unit values for the valuation periods ending in that month.

Illustration of calculation of annuity payments


To show how we determine variable annuity payments, assume that the account value for an EQUI-VEST(R) Express(SM) contract on a retirement date is enough to fund an annuity with a monthly payment of $100 and that the annuity unit value of the selected variable investment option for the valuation period that includes the due date of the first annuity payment is $3.74. The number of annuity units credited under the contract would be 26.74 (100 divided by 3.74 = 26.74). Based on a hypothetical average annuity unit value of $3.56 in October 2004, the annuity payment due in December 2004 would be $95.19 (the number of units (26.74) times $3.56).

CUSTODIAN AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AXA Equitable is the custodian for the shares of the Trusts owned by Separate Account A.

The financial statements of Separate Account A as of December 31, 2004 and for the periods ended December 31, 2004 and 2003, and the consolidated financial statements of AXA Equitable as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 incorporated in this SAI have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.


DISTRIBUTION OF THE CONTRACTS


Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2004, 2003 and 2002. AXA Equitable paid AXA Advisors as the distributor of certain contracts, including these contracts and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A, $567,991,463 in 2004, $562,696,578 in 2003 and $536,113,253 in 2002. Of these amounts, AXA Advisors retained $289,050,171, $287,344,634 and $283,213,274, respectively.

Under a distribution agreement between AXA Distributors, LLC, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Distributors, LLC, distribution fees of $418,189,861 for 2004, $429,871,001 for 2003 and $228,077,343 for 2002, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A. Of these amounts, for each of these three years, AXA Distributors, LLC retained $57,065,006, $84,547,116 and $59,543,803, respectively.

CALCULATING UNIT VALUES

Unit values are determined at the end of each "valuation period" for each of the variable investment options. A valuation period is each business day together with any consecutive preceding non-business day. The unit values for EQUI-VEST(R) Express(SM) may vary. The method of calculating unit values is set forth below.

The unit value for a variable investment option for any valuation period is equal to the unit value for the preceding valuation period multiplied by the "net investment factor" for the variable investment option for that valuation period. The net investment factor is:

                ( a )
                ( - ) - c
                ( b )
where:

(a) is the value of the variable investment option's shares of the cor responding portfolio at the end of the valuation period before giving effect to any amounts allocated to or withdrawn from the variable investment options for the valuation period. For this purpose, we use the share value reported to us by the applicable Trust. This share value is after deduction for investment advisory fees and direct expenses of such Trust.

(b) is the value of the variable investment option's shares of the cor responding portfolio at the end of the preceding valuation period (after any amounts allocated or withdrawn for that valuation period).

(c) is the daily Separate Account A asset charge for the expenses of the contracts times the number of calendar days in the valuation period, plus any charge for taxes or amounts set aside as a reserve for taxes.


FINANCIAL STATEMENTS


The consolidated financial statements of AXA Equitable included herein should be considered only as bearing upon the ability of AXA Equitable to meet its obligations under the contracts.

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2005


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?


EQUI-VEST(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation*           o EQ/Caywood-Scholl High Yield Bond(2)
o AXA Conservative-Plus Allocation*      o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Core Bond              o EQ/Long Term Bond(2)
o AXA Premier VIP High Yield             o EQ/Money Market
o EQ/Alliance Intermediate Government    o EQ/PIMCO Real Return(2)
  Securities                             o EQ/Short Duration Bond(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
  Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/FI Mid Cap
o AXA Moderate-Plus Allocation*          o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Aggressive Equity      o EQ/JP Morgan Value Opportunities
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Lord Abbett Growth and Income(2)
o AXA Premier VIP Large Cap Growth       o EQ/Lord Abbett Large Cap Core(2)
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Mid Cap Value(2)
o AXA Premier VIP Small/Mid Cap          o EQ/Marsico Focus
  Growth
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mercury Basic Value Equity
o AXA Premier VIP Technology             o EQ/Mergers and Acquisitions(2)
o EQ/Alliance Common Stock               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Growth and Income          o EQ/MFS Investors Trust
o EQ/Alliance Large Cap Growth(1)        o EQ/Montag & Caldwell Growth(1)
o EQ/Alliance Small Cap Growth           o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/Small Company Value(1)
  Growth(1)                              o EQ/TCW Equity(1)
o EQ/Bernstein Diversified Value         o EQ/UBS Growth and Income(1)
o EQ/Boston Advisors Equity Income(1)    o EQ/Van Kampen Comstock(2)
o EQ/Calvert Socially Responsible        o EQ/Van Kampen Mid Cap Growth(2)
o EQ/Capital Guardian Growth             o EQ/Wells Fargo Montgomery Small
                                           Cap(2)
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Equity 500 Index                    o U.S. Real Estate--Class II
o EQ/Evergreen Omega
--------------------------------------------------------------------------------
  International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/Mercury International Value
o EQ/Alliance International              o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International        Equity(1)
o EQ/International Growth(2)
--------------------------------------------------------------------------------
  Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation*
--------------------------------------------------------------------------------
*The AXA Allocation portfolios
--------------------------------------------------------------------------------



(1) This is the option's new name, effective on or about May 9, 2005, subject to regu latory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.

(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for more information on the new investment option.

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc., or Laudus Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

TYPES OF CONTRACTS. For existing and new contract owners, we offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.
o An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

A minimum contribution of $50 for IRAs ($5,000 for Inherited IRA) and $1,000 for NQ is required to purchase a contract.

For existing contract owners only:

o QP IRA (please see Appendix I -- these contracts are no longer available for new purchasers).

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2005, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and V.

                                                                          X00955

                                                                      Series 800

Contents of this prospectus

--------------------------------------------------------------------------------

EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
EQUI-VEST(R) at a glance -- key features                                     8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             18

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        19
Owner and annuitant requirements                                            23
How you can make your contributions                                         23
What are your investment options under the contract?                        23
Portfolios of the Trusts                                                    24
Selecting your investment method                                            29
Allocating your contributions                                               30
Your right to cancel within a certain number of days                        30
Death benefit                                                               31
Inherited IRA beneficiary continuation contract                             31

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        33
--------------------------------------------------------------------------------
Your account value and cash value                                           33
Your contract's value in the variable investment options                    33
Your contract's value in the guaranteed interest option                     33
Your contract's value in the fixed maturity options                         33



----------
"We," "our" and "us" refer to AXA Equitable.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsi bility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
   OPTIONS                                                                  34
--------------------------------------------------------------------------------
Transferring your account value                                             34
Disruptive transfer activity                                                34
Automatic transfer options                                                  35
Investment simplifier                                                       35
Rebalancing your account value                                              36

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     37
--------------------------------------------------------------------------------
Withdrawing your account value                                              37
How withdrawals are taken from your account value                           37
Surrender of your contract to receive its cash value                        38
Termination                                                                 38
When to expect payments                                                     38
Your annuity payout options                                                 38

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     41
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          41
Charges under the contracts                                                 41
Charges that the Trusts deduct                                              44
Group or sponsored arrangements                                             44
Other distribution arrangements                                             44

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 45
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     45
How death benefit payment is made                                           45
Beneficiary continuation option                                             46

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          48
--------------------------------------------------------------------------------
Overview                                                                    48
Buying a contract to fund a retirement arrangement                          48
Transfers among investment options                                          48
Taxation of nonqualified annuities                                          48
Individual retirement arrangements ("IRAs")                                 50
Roth individual retirement annuities ("Roth IRAs")                          56
Federal and state income tax withholding and
     information reporting                                                  61
Impact of taxes to AXA Equitable                                            61

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         62
--------------------------------------------------------------------------------
About Separate Account A                                                    62
About the Trusts                                                            62
About our fixed maturity options                                            62
About the general account                                                   63
About other methods of payment                                              63
Dates and prices at which contract events occur                             64
About your voting rights                                                    64
About legal proceedings                                                     65
About our independent registered public accounting firm                     65
Financial statements                                                        65
Transfers of ownership, collateral assignments, loans, and
     borrowing                                                              65
Distribution of the contracts                                               65

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          67
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I --   QP IRA contracts                                                    I-1
II --  Condensed financial information                                    II-1
III -- Market value adjustment example                                   III-1
IV --  Death benefit example                                              IV-1
V --   State contract availability and/or variations of certain
       features and benefits                                               V-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                   Page
                                                   -----
   account value                                     33
   annuitant                                         19
   annuity payout options                            38
   beneficiary                                       45
   beneficiary continuation option                   46
   business day                                      64
   cash value                                        33
   conduit IRA                                       54
   contract date                                      9
   contract date anniversary                          9
   contract year                                      9
   contributions                                     19
   Contributions to Roth IRAs                        56
     regular contribution                            56
     rollovers and direct transfers                  56
     conversion contributions                        57
     direct transfers                                56
   Contributions to traditional IRAs                 50
     regular contribution                            51
     rollovers and transfers                         52
   Disruptive transfer activity                      34
   EQAccess                                           6
   fixed maturity amount                             28
   fixed maturity options                            28
   guaranteed interest option                        28
   IRA                                        cover, 48
   IRS                                               48
   Inherited IRA                              cover, 31
   investment options                         cover, 23
   market adjusted amount                            28
   market timing                                     34
   market value adjustment                           28
   maturity value                                    28
   NQ                                             cover
   portfolio                                      cover
   processing office                                  6
   QP IRA                                    appendix I
   ratcheted death benefit                           31
   rate to maturity                                  28
   Required Beginning Date                           54
   Roth IRA   cover,                                 50
   SAI                                            cover
   SEC                                            cover
   TOPS                                               6
   traditional IRA                            cover, 50
   Trusts                                     cover, 62
   unit                                              33
   unit investment trust                             62
   variable investment options                cover, 23


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

  ------------------------------------------------------------------------------
  Prospectus                   Contract or Supplemental Materials
  ------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
  ------------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (previously, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is a wholly owned subsidiary of AXA Financial, Inc. AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $598 billion in assets as of December 31, 2004. For over 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R) Processing Office
1 MONY Plaza
Syracuse, NY 13202


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------


o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of the contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option; and

o change your TOPS personal identification number (PIN) and your EQAccess password.

Under TOPS only you can:

o elect the investment simplifier.

Under EQAccess only you can:

o make a contribution to your IRA or NQ annuity contract;

o elect to receive certain contract statements electronically;

o change your address; and

o access "Frequently Asked Questions" and certain service forms.

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free 1-800-755-7777. If you are a client of AXA Advisors, you may use EQAccess by visiting our


6  Who is AXA Equitable?

website at http://www.AXAonline.com and logging in to access your account. All other clients may access EQAccess by visiting our other website at http://www.AXA-Equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing." (See "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus.)

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1(800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

--------------------------------------------------------------------------------
 TOLL FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1(800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) conversion of your traditional IRA to a Roth IRA contract;


(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;


(3) election of the automatic investment program;

(4) election of the investment simplifier;

(5) election of the automatic deposit service;

(6) election of the rebalancing program;

(7) election of the required minimum distribution automatic withdrawal option;

(8) election of the beneficiary continuation option;

(9) election of the principal assurance allocation; and

(10)request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers among investment options;

(4) change of ownership; and

(5) contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) investment simplifier;

(3) rebalancing program;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                                                        Who is AXA Equitable?  7

EQUI-VEST(R) at a glance -- key features



-----------------------------------------------------------------------------------------------------------------
Professional investment    EQUI-VEST(R) variable investment options invest in different portfolios managed
management                 by professional investment advisers.
-----------------------------------------------------------------------------------------------------------------
Guaranteed interest        o Principal and interest guarantees
option                     o Interest rates set periodically
-----------------------------------------------------------------------------------------------------------------
Fixed maturity options     o 10 fixed maturity options with maturities ranging  from approximately 1 to 10 years.
                           o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                           --------------------------------------------------------------------------------------
                           If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
-----------------------------------------------------------------------------------------------------------------
Tax advantages             o On earnings inside the    No tax until you make withdrawals from your
                             contract                  contract or receive annuity payments.
                           o On transfers inside the   No tax on transfers among investment options.
                             contract
                           --------------------------------------------------------------------------------------
                           If you are purchasing an annuity contract as an Individual Retirement Annuity
                           (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
-----------------------------------------------------------------------------------------------------------------
Contribution amounts       o NQ:
                              -- $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).
                           o Traditional IRA and Roth IRA:
                              -- $50 (initial and additional).
                           o Inherited IRA
                             -- $5,000 (minimum) $1,000 (additional).
                           A maximum contribution limitation of $1.5 million generally applies.
-----------------------------------------------------------------------------------------------------------------
Death benefit protection   The contract provides a death benefit for the beneficiary should the annuitant die.
                           The death benefit is equal to the account value or the minimum death benefit, whichever is higher. However, if you elect the optional ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.
-----------------------------------------------------------------------------------------------------------------
Access to your money       o Partial withdrawals
                           o Several withdrawal options on a periodic basis
                           o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
-----------------------------------------------------------------------------------------------------------------
Payout options             o Fixed annuity payout options
                           o Variable annuity payout options
-----------------------------------------------------------------------------------------------------------------


8  EQUI-VEST(R) at a glance -- key features

---------------------------------------------------------------------------------------------------------------------
Additional features        o Dollar-cost averaging by automatic transfers
                             -- Interest sweep option
                             -- Fixed-dollar option
                           o Automatic investment program
                           o Account value rebalancing (quarterly, semiannually, and annually)
                           o Principal assurance allocation
                           o No charge on transfers among investment options
                           o Waiver of withdrawal charge under certain circumstances
---------------------------------------------------------------------------------------------------------------------
Fees and charges           o Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 1.20% (2.00% maximum).

                           o $30 ($65 maximum) or during the first two contract years 2% of your account value plus any amounts previously withdrawn during the contract year, if less;
                             thereafter, $30 per year. If your account value is $25,000 or more for NQ contracts
                             (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over
                             $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses," later in this prospectus.

                           o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 current ($65 maximum) per occurrence.

                           o No sales charge deducted at the time you make contributions.

                           o We deduct a charge equal to 6% of contributions withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount of the withdrawal does not exceed 15% of your account value as of the date of the withdrawal minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will be waived. They are discussed in
                             "Charges and expenses" later in this prospectus.
                           ------------------------------------------------------------------------------------------
                           The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                           ------------------------------------------------------------------------------------------

                           o We deduct an annual charge equal to 0.15% of the account value on each contract date anniversary if you elect the optional ratcheted death benefit.

                           o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                           o We deduct an annuity administrative fee of $350 from amounts applied to a Variable
                             Immediate Annuity payout option.

                           o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually, 12b-1 fees of either 0.25% or 0.35%
                             annually, and other expenses.
---------------------------------------------------------------------------------------------------------------------
Annuitant issue ages       0 - 85 (0 - 70 for Inherited IRA)
---------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply. Maximum expense limitations apply to variable investment options, and rights are reserved to change or waive certain charges within specified limits. Also, all features of the contract, including all variable investment options, are not necessarily available in your state or at certain ages or under your investment method.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have any questions.

                                      EQUI-VEST(R) at a glance -- key features 9

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about any of the AXA Equitable annuity contracts.


10 EQUI-VEST(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions
withdrawn (deducted if you surrender your contract or make
certain withdrawals).(1)                                                        6.00%

Charge if you elect a Variable Immediate Annuity payout option                  $350

Charge for third-party transfer or exchange                                     $65 maximum for each occurrence;
                                                                                currently $25 for each
                                                                                occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

--------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------
                                                                                Maximum     Current
                                                                                -------     -------
Mortality and expense risk(2)                                                      1.65%       0.95%
Other expenses                                                                     0.35%       0.25%
                                                                                -------     -------
Total Separate Account A annual expenses                                           2.00%       1.20%
--------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:

  If your account value is less than $25,000 for NQ contracts
  (or less than $20,000 for IRA contracts) on the last day of your
  contract year                                                                 $65 ($30 current)(3)

  If your account value is $25,000 or more for NQ contracts
  (or $20,000 or more for IRA contracts) on the last day of your
  contract year                                                                 $ 0
--------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------------------------------------
  Ratcheted death benefit charge (as a percentage of your account value).
  (This charge is deducted annually on each contract date anniversary.)         0.15%
--------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


--------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------
                                                                                   Lowest     Highest
                                                                                   ------     -------
Total Annual Portfolio Operating Expenses for 2004 (expenses that are deducted from portfolio assets including management fees, 12b-1 fees, service fees,
and/or other expenses)(4)                                                            0.55%       7.61%


                                                                    Fee table 11

This table shows the fees and expenses for 2004 as an annual percentage of each portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Total                       Net Total
                                                                                             Annual       Fee Waiv-         Annual
                                                                            Underlying      Expenses     ers and/or        Expenses
                                        Manage-                              Portfolio       Before         Expense         After
                                         ment      12b-1        Other         Fees and      Expense      Reimburse-        Expense
 Portfolio Name                         Fees(5)   Fees(6)    expenses(7)    Expenses(8)    Limitation      ments(9)      Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                  0.10%    0.25%          0.29%          0.99%          1.63%        (0.29)%          1.34%
AXA Conservative Allocation                0.10%    0.25%          0.41%          0.75%          1.51%        (0.41)%          1.10%
AXA Conservative-Plus Allocation           0.10%    0.25%          0.30%          0.80%          1.45%        (0.30)%          1.15%
AXA Moderate Allocation                    0.10%    0.25%          0.16%          0.83%          1.34%        (0.16)%          1.18%
AXA Moderate-Plus Allocation               0.10%    0.25%          0.20%          1.02%          1.57%        (0.20)%          1.37%
AXA Premier VIP Aggressive Equity          0.62%    0.25%          0.18%            --           1.05%           --            1.05%
AXA Premier VIP Core Bond                  0.60%    0.25%          0.20%            --           1.05%        (0.10)%          0.95%
AXA Premier VIP Health Care                1.20%    0.25%          0.40%            --           1.85%         0.00%           1.85%
AXA Premier VIP High Yield                 0.58%    0.25%          0.18%            --           1.01%           --            1.01%
AXA Premier VIP International Equity       1.05%    0.25%          0.50%            --           1.80%         0.00%           1.80%
AXA Premier VIP Large Cap Core Equity      0.90%    0.25%          0.32%            --           1.47%        (0.12)%          1.35%
AXA Premier VIP Large Cap Growth           0.90%    0.25%          0.26%            --           1.41%        (0.06)%          1.35%
AXA Premier VIP Large Cap Value            0.90%    0.25%          0.25%            --           1.40%        (0.05)%          1.35%
AXA Premier VIP Small/Mid Cap Growth       1.10%    0.25%          0.25%            --           1.60%         0.00%           1.60%
AXA Premier VIP Small/Mid Cap Value        1.10%    0.25%          0.25%            --           1.60%         0.00%           1.60%
AXA Premier VIP Technology                 1.20%    0.25%          0.40%            --           1.85%         0.00%           1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                   0.47%    0.25%          0.05%            --           0.77%           --            0.77%
EQ/Alliance Growth and Income              0.56%    0.25%          0.05%            --           0.86%           --            0.86%
EQ/Alliance Intermediate Government
 Securities                                0.50%    0.25%          0.06%            --           0.81%           --            0.81%
EQ/Alliance International                  0.73%    0.25%          0.12%            --           1.10%         0.00%           1.10%
EQ/Alliance Large Cap Growth*              0.90%    0.25%          0.05%            --           1.20%        (0.10)%          1.10%
EQ/Alliance Quality Bond                   0.50%    0.25%          0.06%            --           0.81%           --            0.81%
EQ/Alliance Small Cap Growth               0.75%    0.25%          0.06%            --           1.06%           --            1.06%
EQ/Bear Stearns Small Company Growth*      1.00%    0.25%          0.18%            --           1.43%        (0.13)%          1.30%
EQ/Bernstein Diversified Value             0.63%    0.25%          0.07%            --           0.95%         0.00%           0.95%
EQ/Boston Advisors Equity Income*          0.75%    0.25%          0.21%            --           1.21%        (0.16)%          1.05%
EQ/Calvert Socially Responsible            0.65%    0.25%          0.29%            --           1.19%        (0.14)%          1.05%
EQ/Capital Guardian Growth                 0.65%    0.25%          0.09%            --           0.99%        (0.04)%          0.95%
EQ/Capital Guardian International          0.85%    0.25%          0.17%            --           1.27%        (0.07)%          1.20%
EQ/Capital Guardian Research               0.65%    0.25%          0.05%            --           0.95%         0.00%           0.95%
EQ/Capital Guardian U.S. Equity            0.65%    0.25%          0.05%            --           0.95%         0.00%           0.95%
EQ/Caywood-Scholl High Yield Bond          0.60%    0.25%          0.12%            --           0.97%        (0.12)%          0.85%
EQ/Equity 500 Index                        0.25%    0.25%          0.05%            --           0.55%           --            0.55%
EQ/Evergreen Omega                         0.65%    0.25%          0.11%            --           1.01%        (0.06)%          0.95%
EQ/FI Mid Cap                              0.70%    0.25%          0.06%            --           1.01%        (0.01)%          1.00%
EQ/FI Small/Mid Cap Value                  0.74%    0.25%          0.08%            --           1.07%         0.00%           1.07%
EQ/International Growth                    0.85%    0.25%          0.22%            --           1.32%         0.00%           1.32%
EQ/J.P. Morgan Core Bond                   0.44%    0.25%          0.06%            --           0.75%         0.00%           0.75%
EQ/JP Morgan Value Opportunities           0.60%    0.25%          0.10%            --           0.95%         0.00%           0.95%
EQ/Janus Large Cap Growth                  0.90%    0.25%          0.08%            --           1.23%        (0.08)%          1.15%
EQ/Lazard Small Cap Value                  0.75%    0.25%          0.05%            --           1.05%         0.00%           1.05%
EQ/Long Term Bond                          0.50%    0.25%          0.25%            --           1.00%         0.00%           1.00%
EQ/Lord Abbett Growth and Income           0.65%    0.25%          0.19%            --           1.09%        (0.09)%          1.00%
EQ/Lord Abbett Large Cap Core              0.65%    0.25%          0.19%            --           1.09%        (0.09)%          1.00%
EQ/Lord Abbett Mid Cap Value               0.70%    0.25%          0.19%            --           1.14%        (0.09)%          1.05%
EQ/Marsico Focus                           0.88%    0.25%          0.06%            --           1.19%        (0.04)%          1.15%
EQ/Mercury Basic Value Equity              0.58%    0.25%          0.05%            --           0.88%         0.00%           0.88%
EQ/Mercury International Value             0.85%    0.25%          0.15%            --           1.25%         0.00%           1.25%
EQ/Mergers and Acquisitions                0.90%    0.25%          1.21%            --           2.36%        (0.91)%          1.45%
EQ/MFS Emerging Growth Companies           0.65%    0.25%          0.06%            --           0.96%           --            0.96%
EQ/MFS Investors Trust                     0.60%    0.25%          0.10%            --           0.95%         0.00%           0.95%
EQ/Money Market                            0.34%    0.25%          0.05%            --           0.64%           --            0.64%
EQ/Montag & Caldwell Growth*               0.75%    0.25%          0.12%            --           1.12%         0.00%           1.12%
EQ/PIMCO Real Return                       0.55%    0.25%          0.20%            --           1.00%        (0.35)%          0.65%
EQ/Short Duration Bond                     0.45%    0.25%          0.52%            --           1.22%        (0.57)%          0.65%
EQ/Small Company Index                     0.25%    0.25%          0.13%            --           0.63%         0.00%           0.63%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Total                       Net Total
                                                                                             Annual        Fee Waiv-       Annual
                                                                             Underlying     Expenses      ers and/or      Expenses
                                        Manage-                              Portfolio       Before         Expense         After
                                         ment      12b-1        Other         Fees and      Expense      Reimburse-        Expense
 Portfolio Name                         Fees(5)   Fees(6)    expenses(7)    Expenses(8)    Limitation      ments(9)      Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Value*                    0.80%    0.25%          0.12%            --           1.17%         0.00%           1.17%
EQ/TCW Equity*                             0.80%    0.25%          0.12%            --           1.17%        (0.02)%          1.15%
EQ/UBS Growth and Income*                  0.75%    0.25%          0.16%            --           1.16%        (0.11)%          1.05%
EQ/Van Kampen Comstock                     0.65%    0.25%          0.19%            --           1.09%        (0.09)%          1.00%
EQ/Van Kampen Emerging Markets Equity*     1.15%    0.25%          0.40%            --           1.80%         0.00%           1.80%
EQ/Van Kampen Mid Cap Growth               0.70%    0.25%          0.19%            --           1.14%        (0.09)%          1.05%
EQ/Wells Fargo Montgomery Small Cap        0.85%    0.25%          6.51%            --           7.61%        (6.33)%          1.28%
------------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value
 Long/Short Equity                         1.50%    0.25%          2.35%            --           4.10%        (0.96)%          3.14%
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II**              0.76%    0.35%          0.26%            --           1.37%        (0.10)%          1.27%
------------------------------------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.

** Expense information has been restored to reflect current fees in effect as of November 1, 2004.


Notes:

(1) This charge applies to any contribution withdrawn attributable to the current and five prior contract years measured from the date of the with drawal. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(2)  A portion of this charge is for providing the death benefit.

(3) During the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previ ously withdrawn during the contract year.


(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2004 and for the underlying portfolios.


(5) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limi tation agreement information.


(8) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/04. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(9) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2006. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has


                                                                    Fee table 13
     voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Fund, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



     ---------------------------------------------
     Portfolio Name:
     ---------------------------------------------
     AXA Moderate Allocation                 1.17%
     AXA Premier VIP Aggressive Equity       0.93%
     AXA Premier VIP Health Care             1.81%
     AXA Premier VIP International Equity    1.75%
     AXA Premier VIP Large Cap Core Equity   1.32%
     AXA Premier VIP Large Cap Growth        1.30%
     AXA Premier VIP Large Cap Value         1.21%
     AXA Premier VIP Small/Mid Cap Growth    1.50%
     AXA Premier VIP Small/Mid Cap Value     1.54%
     AXA Premier VIP Technology              1.75%
     EQ/Alliance Common Stock                0.68%
     EQ/Alliance Growth and Income           0.80%
     EQ/Alliance International               1.08%
     EQ/Alliance Large Cap Growth            1.04%
     EQ/Alliance Small Cap Growth            0.98%
     EQ/Calvert Socially Responsible         1.00%
     EQ/Capital Guardian Growth              0.67%
     EQ/Capital Guardian International       1.17%
     EQ/Capital Guardian Research            0.90%
     EQ/Capital Guardian U.S. Equity         0.93%
     EQ/Evergreen Omega                      0.57%
     EQ/FI Mid Cap                           0.96%
     EQ/FI Small/Mid Cap Value               1.05%
     EQ/JP Morgan Value Opportunities        0.76%
     EQ/Lazard Small Cap Value               0.86%
     EQ/Marsico Focus                        1.12%
     EQ/Mercury Basic Value Equity           0.86%
     EQ/Mercury International Value          1.18%
     EQ/MFS Emerging Growth Companies        0.91%
     EQ/MFS Investors Trust                  0.91%
     EQ/Small Company Value                  1.16%
     EQ/TCW Equity                           1.14%
     EQ/Van Kampen Emerging Markets Equity   1.75%
     EQ/Wells Fargo Montgomery Small Cap     1.26%


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the optional ratcheted death benefit) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $6.21 per $10,000.


We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

14  Fee table

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                                   Fee table  15

EQUI-VEST(R) SERIES 800



--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   918.11    $ 1,746.23    $ 2,590.47    $ 4,212.04
AXA Conservative Allocation                         $   906.16    $ 1,711.54    $ 2,534.64    $ 4,103.87
AXA Conservative-Plus Allocation                    $   900.19    $ 1,694.16    $ 2,506.62    $ 4,049.28
AXA Moderate Allocation                             $   889.23    $ 1,662.24    $ 2,455.05    $ 3,948.31
AXA Moderate-Plus Allocation                        $   912.14    $ 1,728.90    $ 2,562.59    $ 4,158.12
AXA Premier VIP Aggressive Equity                   $   860.36    $ 1,577.73    $ 2,317.90    $ 3,676.54
AXA Premier VIP Core Bond                           $   860.36    $ 1,577.73    $ 2,317.90    $ 3,676.54
AXA Premier VIP Health Care                         $   940.02    $ 1,809.60    $ 2,692.05    $ 4,406.87
AXA Premier VIP High Yield                          $   856.37    $ 1,566.03    $ 2,298.85    $ 3,638.41
AXA Premier VIP International Equity                $   935.04    $ 1,795.23    $ 2,669.05    $ 4,362.99
AXA Premier VIP Large Cap Core Equity               $   902.18    $ 1,699.96    $ 2,515.97    $ 4,067.51
AXA Premier VIP Large Cap Growth                    $   896.21    $ 1,682.56    $ 2,487.90    $ 4,012.69
AXA Premier VIP Large Cap Value                     $   895.21    $ 1,679.66    $ 2,483.21    $ 4,003.52
AXA Premier VIP Small/Mid Cap Growth                $   915.13    $ 1,737.57    $ 2,576.54    $ 4,185.12
AXA Premier VIP Small/Mid Cap Value                 $   915.13    $ 1,737.57    $ 2,576.54    $ 4,185.12
AXA Premier VIP Technology                          $   940.02    $ 1,809.60    $ 2,692.05    $ 4,406.87
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   832.47    $ 1,495.63    $ 2,183.82    $ 3,406.33
EQ/Alliance Growth and Income                       $   841.43    $ 1,522.07    $ 2,227.10    $ 3,494.03
EQ/Alliance Intermediate Government Securities      $   836.46    $ 1,507.39    $ 2,203.08    $ 3,445.41
EQ/Alliance International                           $   865.33    $ 1,592.34    $ 2,341.67    $ 3,723.98
EQ/Alliance Large Cap Growth*                       $   875.29    $ 1,621.51    $ 2,389.06    $ 3,818.12
EQ/Alliance Quality Bond                            $   836.46    $ 1,507.39    $ 2,203.08    $ 3,445.41
EQ/Alliance Small Cap Growth                        $   861.35    $ 1,580.65    $ 2,322.66    $ 3,686.05
EQ/Bear Stearns Small Company Growth*               $   898.20    $ 1,688.37    $ 2,497.26    $ 4,031.00
EQ/Bernstein Diversified Value                      $   850.40    $ 1,548.46    $ 2,270.21    $ 3,580.93
EQ/Boston Advisors Equity Income*                   $   876.29    $ 1,624.42    $ 2,393.79    $ 3,827.48
EQ/Calvert Socially Responsible                     $   874.30    $ 1,618.59    $ 2,384.33    $ 3,808.75
EQ/Capital Guardian Growth                          $   854.38    $ 1,560.18    $ 2,289.31    $ 3,619.29
EQ/Capital Guardian International                   $   882.26    $ 1,641.89    $ 2,422.11    $ 3,883.45
EQ/Capital Guardian Research                        $   850.40    $ 1,548.46    $ 2,270.21    $ 3,580.93
EQ/Capital Guardian U.S. Equity                     $   850.40    $ 1,548.46    $ 2,270.21    $ 3,580.93
EQ/Caywood-Scholl High Yield Bond                   $   852.39    $ 1,554.32    $ 2,279.76    $ 3,600.13
EQ/Equity 500 Index                                 $   810.56    $ 1,430.77    $ 2,077.33    $ 3,188.51
EQ/Evergreen Omega                                  $   856.37    $ 1,566.03    $ 2,298.85    $ 3,638.41
EQ/FI Mid Cap                                       $   856.37    $ 1,566.03    $ 2,298.85    $ 3,638.41
EQ/FI Small/Mid Cap Value                           $   862.35    $ 1,583.57    $ 2,327.42    $ 3,695.54
EQ/International Growth                             $   887.24    $ 1,656.43    $ 2,445.65    $ 3,929.82
EQ/J.P. Morgan Core Bond                            $   830.48    $ 1,489.74    $ 2,174.19    $ 3,386.73
EQ/JP Morgan Value Opportunities                    $   850.40    $ 1,548.46    $ 2,270.21    $ 3,580.93
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                    If you annuitize at the end of the applicable time
                                                                          period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   753.18    $ 1,571.28    $ 2,405.30    $ 4,562.04
AXA Conservative Allocation                         $   740.58    $ 1,534.62    $ 2,346.12    $ 4,453.87
AXA Conservative-Plus Allocation                    $   734.29    $ 1,516.25    $ 2,316.42    $ 4,399.28
AXA Moderate Allocation                             $   722.74    $ 1,482.52    $ 2,261.76    $ 4,298.31
AXA Moderate-Plus Allocation                        $   746.88    $ 1,552.96    $ 2,375.75    $ 4,508.12
AXA Premier VIP Aggressive Equity                   $   692.31    $ 1,393.22    $ 2,116.40    $ 4,026.54
AXA Premier VIP Core Bond                           $   692.31    $ 1,393.22    $ 2,116.40    $ 4,026.54
AXA Premier VIP Health Care                         $   776.26    $ 1,638.24    $ 2,512.97    $ 4,756.87
AXA Premier VIP High Yield                          $   688.12    $ 1,380.86    $ 2,096.21    $ 3,988.41
AXA Premier VIP International Equity                $   771.01    $ 1,623.05    $ 2,488.59    $ 4,712.99
AXA Premier VIP Large Cap Core Equity               $   736.39    $ 1,522.38    $ 2,326.33    $ 4,417.51
AXA Premier VIP Large Cap Growth                    $   730.09    $ 1,504.00    $ 2,296.58    $ 4,362.69
AXA Premier VIP Large Cap Value                     $   729.04    $ 1,500.93    $ 2,291.61    $ 4,353.52
AXA Premier VIP Small/Mid Cap Growth                $   750.03    $ 1,562.12    $ 2,390.53    $ 4,535.12
AXA Premier VIP Small/Mid Cap Value                 $   750.03    $ 1,562.12    $ 2,390.53    $ 4,535.12
AXA Premier VIP Technology                          $   776.26    $ 1,638.24    $ 2,512.97    $ 4,756.87
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   662.93    $ 1,306.47    $ 1,974.30    $ 3,756.33
EQ/Alliance Growth and Income                       $   672.38    $ 1,334.41    $ 2,020.17    $ 3,844.03
EQ/Alliance Intermediate Government Securities      $   667.13    $ 1,318.89    $ 1,994.71    $ 3,795.41
EQ/Alliance International                           $   697.56    $ 1,408.66    $ 2,141.60    $ 4,073.98
EQ/Alliance Large Cap Growth*                       $   708.05    $ 1,439.48    $ 2,191.82    $ 4,168.12
EQ/Alliance Quality Bond                            $   667.13    $ 1,318.89    $ 1,994.71    $ 3,795.41
EQ/Alliance Small Cap Growth                        $   693.36    $ 1,396.31    $ 2,121.45    $ 4,036.05
EQ/Bear Stearns Small Company Growth*               $   732.19    $ 1,510.13    $ 2,306.50    $ 4,381.00
EQ/Bernstein Diversified Value                      $   681.82    $ 1,362.30    $ 2,065.85    $ 3,930.93
EQ/Boston Advisors Equity Income*                   $   709.10    $ 1,442.56    $ 2,196.83    $ 4,177.48
EQ/Calvert Socially Responsible                     $   707.00    $ 1,436.40    $ 2,186.81    $ 4,158.75
EQ/Capital Guardian Growth                          $   686.02    $ 1,374.67    $ 2,086.10    $ 3,969.29
EQ/Capital Guardian International                   $   715.40    $ 1,461.02    $ 2,226.85    $ 4,233.45
EQ/Capital Guardian Research                        $   681.82    $ 1,362.30    $ 2,065.85    $ 3,930.93
EQ/Capital Guardian U.S. Equity                     $   681.82    $ 1,362.30    $ 2,065.85    $ 3,930.93
EQ/Caywood-Scholl High Yield Bond                   $   683.92    $ 1,368.49    $ 2,075.98    $ 3,950.13
EQ/Equity 500 Index                                 $   639.85    $ 1,237.94    $ 1,861.44    $ 3,538.51
EQ/Evergreen Omega                                  $   688.12    $ 1,380.86    $ 2,096.21    $ 3,988.41
EQ/FI Mid Cap                                       $   688.12    $ 1,380.86    $ 2,096.21    $ 3,988.41
EQ/FI Small/Mid Cap Value                           $   694.41    $ 1,399.40    $ 2,126.49    $ 4,045.54
EQ/International Growth                             $   720.65    $ 1,476.38    $ 2,251.80    $ 4,279.82
EQ/J.P. Morgan Core Bond                            $   660.83    $ 1,300.25    $ 1,964.09    $ 3,736.73
EQ/JP Morgan Value Opportunities                    $   681.82    $ 1,362.30    $ 2,065.85    $ 3,930.93
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                        If you do not surrender your contract at the
                                                                        end of the
                                                                 applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           $   403.18    $ 1,221.28    $ 2,055.30    $ 4,212.04
AXA Conservative Allocation                         $   390.58    $ 1,184.62    $ 1,996.12    $ 4,103.87
AXA Conservative-Plus Allocation                    $   384.29    $ 1,166.25    $ 1,966.42    $ 4,049.28
AXA Moderate Allocation                             $   372.74    $ 1,132.52    $ 1,911.76    $ 3,948.31
AXA Moderate-Plus Allocation                        $   396.88    $ 1,202.96    $ 2,025.75    $ 4,158.12
AXA Premier VIP Aggressive Equity                   $   342.31    $ 1,043.22    $ 1,766.40    $ 3,676.54
AXA Premier VIP Core Bond                           $   342.31    $ 1,043.22    $ 1,766.40    $ 3,676.54
AXA Premier VIP Health Care                         $   426.26    $ 1,288.24    $ 2,162.97    $ 4,406.87
AXA Premier VIP High Yield                          $   338.12    $ 1,030.86    $ 1,746.21    $ 3,638.41
AXA Premier VIP International Equity                $   421.01    $ 1,273.05    $ 2,138.59    $ 4,362.99
AXA Premier VIP Large Cap Core Equity               $   386.39    $ 1,172.38    $ 1,976.33    $ 4,067.51
AXA Premier VIP Large Cap Growth                    $   380.09    $ 1,154.00    $ 1,946.58    $ 4,012.69
AXA Premier VIP Large Cap Value                     $   379.04    $ 1,150.93    $ 1,941.61    $ 4,003.52
AXA Premier VIP Small/Mid Cap Growth                $   400.03    $ 1,212.12    $ 2,040.53    $ 4,185.12
AXA Premier VIP Small/Mid Cap Value                 $   400.03    $ 1,212.12    $ 2,040.53    $ 4,185.12
AXA Premier VIP Technology                          $   426.26    $ 1,288.24    $ 2,162.97    $ 4,406.87
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                            $   312.93    $   956.47    $ 1,624.30    $ 3,406.33
EQ/Alliance Growth and Income                       $   322.38    $   984.41    $ 1,670.17    $ 3,494.03
EQ/Alliance Intermediate Government Securities      $   317.13    $   968.89    $ 1,644.71    $ 3,445.41
EQ/Alliance International                           $   347.56    $ 1,058.66    $ 1,791.60    $ 3,723.98
EQ/Alliance Large Cap Growth*                       $   358.05    $ 1,089.48    $ 1,841.82    $ 3,818.12
EQ/Alliance Quality Bond                            $   317.13    $   968.89    $ 1,644.71    $ 3,445.41
EQ/Alliance Small Cap Growth                        $   343.36    $ 1,046.31    $ 1,771.45    $ 3,686.05
EQ/Bear Stearns Small Company Growth*               $   382.19    $ 1,160.13    $ 1,956.50    $ 4,031.00
EQ/Bernstein Diversified Value                      $   331.82    $ 1,012.30    $ 1,715.85    $ 3,580.93
EQ/Boston Advisors Equity Income*                   $   359.10    $ 1,092.56    $ 1,846.83    $ 3,827.48
EQ/Calvert Socially Responsible                     $   357.00    $ 1,086.40    $ 1,836.81    $ 3,808.75
EQ/Capital Guardian Growth                          $   336.02    $ 1,024.67    $ 1,736.10    $ 3,619.29
EQ/Capital Guardian International                   $   365.40    $ 1,111.02    $ 1,876.85    $ 3,883.45
EQ/Capital Guardian Research                        $   331.82    $ 1,012.30    $ 1,715.85    $ 3,580.93
EQ/Capital Guardian U.S. Equity                     $   331.82    $ 1,012.30    $ 1,715.85    $ 3,580.93
EQ/Caywood-Scholl High Yield Bond                   $   333.92    $ 1,018.49    $ 1,725.98    $ 3,600.13
EQ/Equity 500 Index                                 $   289.85    $   887.94    $ 1,511.44    $ 3,188.51
EQ/Evergreen Omega                                  $   338.12    $ 1,030.86    $ 1,746.21    $ 3,638.41
EQ/FI Mid Cap                                       $   338.12    $ 1,030.86    $ 1,746.21    $ 3,638.41
EQ/FI Small/Mid Cap Value                           $   344.41    $ 1,049.40    $ 1,776.49    $ 3,695.54
EQ/International Growth                             $   370.65    $ 1,126.38    $ 1,901.80    $ 3,929.82
EQ/J.P. Morgan Core Bond                            $   310.83    $   950.25    $ 1,614.09    $ 3,386.73
EQ/JP Morgan Value Opportunities                    $   331.82    $ 1,012.30    $ 1,715.85    $ 3,580.93
--------------------------------------------------------------------------------------------------------


16  Fee table

--------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                  applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   878.28    $ 1,630.25    $ 2,403.23    $ 3,846.18
EQ/Lazard Small Cap Value                           $   860.36    $ 1,577.73    $ 2,317.90    $ 3,676.54
EQ/Long Term Bond                                   $   855.38    $ 1,563.10    $ 2,294.08    $ 3,628.86
EQ/Lord Abbett Growth and Income                    $   864.34    $ 1,589.42    $ 2,336.92    $ 3,714.51
EQ/Lord Abbett Large Cap Core                       $   864.34    $ 1,589.42    $ 2,336.92    $ 3,714.51
EQ/Lord Abbett Mid Cap Value                        $   869.32    $ 1,604.01    $ 2,360.65    $ 3,761.75
EQ/Marsico Focus                                    $   874.30    $ 1,618.59    $ 2,384.33    $ 3,808.75
EQ/Mercury Basic Value Equity                       $   843.43    $ 1,527.94    $ 2,236.69    $ 3,513.41
EQ/Mercury International Value                      $   880.27    $ 1,636.07    $ 2,412.67    $ 3,864.83
EQ/Mergers and Acquisitions                         $   990.81    $ 1,955.35    $ 2,923.79    $ 4,841.68
EQ/MFS Emerging Growth Companies                    $   851.39    $ 1,551.39    $ 2,274.98    $ 3,590.53
EQ/MFS Investors Trust                              $   850.40    $ 1,548.46    $ 2,270.21    $ 3,580.93
EQ/Money Market                                     $   819.53    $ 1,457.34    $ 2,121.02    $ 3,278.21
EQ/Montag & Caldwell Growth*                        $   867.33    $ 1,598.18    $ 2,351.17    $ 3,742.88
EQ/PIMCO Real Return                                $   855.38    $ 1,563.10    $ 2,294.08    $ 3,628.86
EQ/Short Duration Bond                              $   877.28    $ 1,627.33    $ 2,398.51    $ 3,836.84
EQ/Small Company Index                              $   818.53    $ 1,454.39    $ 2,116.17    $ 3,268.28
EQ/Small Company Value*                             $   872.31    $ 1,612.76    $ 2,374.86    $ 3,789.98
EQ/TCW Equity*                                      $   872.31    $ 1,612.76    $ 2,374.86    $ 3,789.98
EQ/UBS Growth and Income*                           $   871.31    $ 1,609.85    $ 2,370.13    $ 3,780.58
EQ/Van Kampen Comstock                              $   864.34    $ 1,589.42    $ 2,336.92    $ 3,714.51
EQ/Van Kampen Emerging Markets Equity*              $   935.04    $ 1,795.23    $ 2,669.05    $ 4,362.99
EQ/Van Kampen Mid Cap Growth                        $   869.32    $ 1,604.01    $ 2,360.65    $ 3,761.75
EQ/Wells Fargo Montgomery Small Cap                 $ 1,513.62    $ 3,363.91    $ 5,023.02    $ 8,163.44
--------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,164.08    $ 2,440.56    $ 3,675.93    $ 6,160.07
--------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   892.22    $ 1,670.96    $ 2,469.14    $ 3,975.96
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                     If you annuitize at the end of the applicable time
                                                                           period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   711.20    $ 1,448.72    $ 2,206.84    $ 4,196.18
EQ/Lazard Small Cap Value                           $   692.31    $ 1,393.22    $ 2,116.40    $ 4,026.54
EQ/Long Term Bond                                   $   687.07    $ 1,377.77    $ 2,091.16    $ 3,978.86
EQ/Lord Abbett Growth and Income                    $   696.51    $ 1,405.57    $ 2,136.56    $ 4,064.51
EQ/Lord Abbett Large Cap Core                       $   696.51    $ 1,405.57    $ 2,136.56    $ 4,064.51
EQ/Lord Abbett Mid Cap Value                        $   701.76    $ 1,420.99    $ 2,161.71    $ 4,111.75
EQ/Marsico Focus                                    $   707.00    $ 1,436.40    $ 2,186.81    $ 4,158.75
EQ/Mercury Basic Value Equity                       $   674.47    $ 1,340.61    $ 2,030.34    $ 3,863.41
EQ/Mercury International Value                      $   713.30    $ 1,454.87    $ 2,216.85    $ 4,214.83
EQ/Mergers and Acquisitions                         $   829.78    $ 1,792.25    $ 2,758.61    $ 5,191.68
EQ/MFS Emerging Growth Companies                    $   682.87    $ 1,365.39    $ 2,070.92    $ 3,940.53
EQ/MFS Investors Trust                              $   681.82    $ 1,362.30    $ 2,065.85    $ 3,930.93
EQ/Money Market                                     $   649.29    $ 1,266.01    $ 1,907.74    $ 3,628.21
EQ/Montag & Caldwell Growth*                        $   699.66    $ 1,414.83    $ 2,151.66    $ 4,092.88
EQ/PIMCO Real Return                                $   687.07    $ 1,377.77    $ 2,091.16    $ 3,978.86
EQ/Short Duration Bond                              $   710.15    $ 1,445.64    $ 2,201.84    $ 4,186.84
EQ/Small Company Index                              $   648.24    $ 1,262.90    $ 1,902.60    $ 3,618.28
EQ/Small Company Value*                             $   704.91    $ 1,430.24    $ 2,176.78    $ 4,139.98
EQ/TCW Equity*                                      $   704.91    $ 1,430.24    $ 2,176.78    $ 4,139.98
EQ/UBS Growth and Income*                           $   703.86    $ 1,427.16    $ 2,171.76    $ 4,130.58
EQ/Van Kampen Comstock                              $   696.51    $ 1,405.57    $ 2,136.56    $ 4,064.51
EQ/Van Kampen Emerging Markets Equity*              $   771.01    $ 1,623.05    $ 2,488.59    $ 4,712.99
EQ/Van Kampen Mid Cap Growth                        $   701.76    $ 1,420.99    $ 2,161.71    $ 4,111.75
EQ/Wells Fargo Montgomery Small Cap                 $ 1,380.69    $ 3,280.87    $ 4,984.72    $ 8,513.44
--------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $ 1,012.36    $ 2,305.01    $ 3,556.01    $ 6,510.07
--------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   725.89    $ 1,491.73    $ 2,276.70    $ 4,325.96
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                         If you do not surrender your contract at the
                                                                         end of the
                                                                  applicable time period
--------------------------------------------------------------------------------------------------------
                                                      1 year       3 years        5 years      10 years
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           $   361.20    $ 1,098.72    $ 1,856.84    $ 3,846.18
EQ/Lazard Small Cap Value                           $   342.31    $ 1,043.22    $ 1,766.40    $ 3,676.54
EQ/Long Term Bond                                   $   337.07    $ 1,027.77    $ 1,741.16    $ 3,628.86
EQ/Lord Abbett Growth and Income                    $   346.51    $ 1,055.57    $ 1,786.56    $ 3,714.51
EQ/Lord Abbett Large Cap Core                       $   346.51    $ 1,055.57    $ 1,786.56    $ 3,714.51
EQ/Lord Abbett Mid Cap Value                        $   351.76    $ 1,070.99    $ 1,811.71    $ 3,761.75
EQ/Marsico Focus                                    $   357.00    $ 1,086.40    $ 1,836.81    $ 3,808.75
EQ/Mercury Basic Value Equity                       $   324.47    $   990.61    $ 1,680.34    $ 3,513.41
EQ/Mercury International Value                      $   363.30    $ 1,104.87    $ 1,866.85    $ 3,864.83
EQ/Mergers and Acquisitions                         $   479.78    $ 1,442.25    $ 2,408.61    $ 4,841.68
EQ/MFS Emerging Growth Companies                    $   332.87    $ 1,015.39    $ 1,720.92    $ 3,590.53
EQ/MFS Investors Trust                              $   331.82    $ 1,012.30    $ 1,715.85    $ 3,580.93
EQ/Money Market                                     $   299.29    $   916.01    $ 1,557.74    $ 3,278.21
EQ/Montag & Caldwell Growth*                        $   349.66    $ 1,064.83    $ 1,801.66    $ 3,742.88
EQ/PIMCO Real Return                                $   337.07    $ 1,027.77    $ 1,741.16    $ 3,628.86
EQ/Short Duration Bond                              $   360.15    $ 1,095.64    $ 1,851.84    $ 3,836.84
EQ/Small Company Index                              $   298.24    $   912.90    $ 1,552.60    $ 3,268.28
EQ/Small Company Value*                             $   354.91    $ 1,080.24    $ 1,826.78    $ 3,789.98
EQ/TCW Equity*                                      $   354.91    $ 1,080.24    $ 1,826.78    $ 3,789.98
EQ/UBS Growth and Income*                           $   353.86    $ 1,077.16    $ 1,821.76    $ 3,780.58
EQ/Van Kampen Comstock                              $   346.51    $ 1,055.57    $ 1,786.56    $ 3,714.51
EQ/Van Kampen Emerging Markets Equity*              $   421.01    $ 1,273.05    $ 2,138.59    $ 4,362.99
EQ/Van Kampen Mid Cap Growth                        $   351.76    $ 1,070.99    $ 1,811.71    $ 3,761.75
EQ/Wells Fargo Montgomery Small Cap                 $ 1,030.69    $ 2,930.87    $ 4,634.72    $ 8,163.44
--------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        $   662.36    $ 1,955.01    $ 3,206.01    $ 6,160.07
--------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         $   375.89    $ 1,141.73    $ 1,926.70    $ 3,975.96
--------------------------------------------------------------------------------------------------------



* This is the option's new name, effective on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" later in this prospectus for the option's former name.


                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2004.


18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  Available for annuitant    Minimum
 Contract type    issue ages                 contributions
--------------------------------------------------------------------------------
NQ                0 through 85               $1,000 (initial)
                                             $50 (additional)

----------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                         Limitations on contributions
----------------------------------------------------------------------------------------------------------------
NQ                o After-tax money.                              o For annuitants up to age 83 at contract
                                                                    issue, additional contributions may be made
                  o Paid to us by check or transfer of contract     up to age 84.
                    value in a tax deferred exchange under        o For annuitants age 84 through 85 at contract
                    Section 1035 of the Internal Revenue Code.      issue, additional contributions may be made
                                                                    up to one year beyond the annuitant's issue
                  o Paid to us by an employer who establishes       age.
                    a payroll deduction program.
----------------------------------------------------------------------------------------------------------------


Contract features and benefits  19

--------------------------------------------------------------------------------
                  Available for annuitant    Minimum
 Contract type    issue ages                 contributions
--------------------------------------------------------------------------------
Traditional IRA   0 through 85               $50 (initial and additional)

-----------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                         Limitations on contributions
-----------------------------------------------------------------------------------------------------------------
Traditional IRA   o "Regular" traditional IRA contributions       o For annuitants up to age 83 at contract
                    either made by you or paid to us by an          issue, additional contributions (rollover or
                    employer who establishes a payroll              direct transfer) may be made up to age 84.
                    deduction program.

                  o Additional catch-up contributions.            o For annuitants age 84 through 85 at
                                                                    contract issue, additional contributions
                  o Eligible rollover distributions from TSA        (rollover or direct transfer) may be made up
                    contracts or other 403(b) arrangements,         to one year beyond the annuitant's issue age.
                    qualified plans and governmental employer
                    EDC plans.                                    o Regular IRA contributions may not exceed
                                                                    $4,000 for 2005; same for 2006.
                  o Rollovers from another traditional
                    individual retirement arrangement.            o No regular IRA contributions in the
                                                                    calendar year you turn age 70 1/2 and
                  o Direct custodian-to-custodian transfers         thereafter.
                    from other traditional individual retirement
                    arrangements.                                 o Rollover and direct transfer contributions
                                                                    after age 70 1/2 must be net of required
                                                                    minimum distributions.

                                                                  o Although we accept rollover and direct
                                                                    transfer contributions under the
                                                                    traditional IRA contracts, we intend that
                                                                    these contracts be used for ongoing regular
                                                                    contributions.

                                                                  o Additional catch-up contributions of up
                                                                    to $500 can be made for the calendar year
                                                                    2005 ($1,000 for 2006) if the owner is at
                                                                    least age 50 but under age 70 1/2 at any time
                                                                    during the calendar year for which the
                                                                    contribution is made.
-----------------------------------------------------------------------------------------------------------------


20  Contract features and benefits

--------------------------------------------------------------------------------
                  Available for annuitant    Minimum
 Contract type    issue ages                 contributions
--------------------------------------------------------------------------------
Roth IRA          0 through 85               $50 (initial and additional)

----------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                         Limitations on contributions
----------------------------------------------------------------------------------------------------------------
Roth IRA          o Regular after-tax contributions either        o For annuitants up to age 83 at contract
                    made by you or paid to us by an employer        issue, additional contributions may be made
                    who establishes a payroll deduction             up to age 84.
                    program.
                                                                  o For annuitants age 84 through 85 at
                  o Rollovers from another Roth IRA.                contract issue, additional contributions may
                                                                    be made up to one year beyond the
                  o Conversion rollovers from a traditional         annuitant's issue age.
                    IRA.
                                                                  o Regular Roth IRA contributions may not
                  o Direct transfers from another Roth IRA.        exceed $4,000 for 2005; same for 2006.

                  o Additional catch-up contributions.            o Contributions are subject to income limits
                                                                    and other tax rules. See "Contributions to
                                                                    Roth IRAs -- Tax information" later in this
                                                                    prospectus.

                                                                  o Additional catch-up contributions of up
                                                                    to $500 can be made for the calendar year
                                                                    2005 ($1,000 for 2006) if the owner is at
                                                                    least age 50 at any time during the calendar
                                                                    year for which the contribution is made.
----------------------------------------------------------------------------------------------------------------

                                               Contract features and benefit  21

--------------------------------------------------------------------------------
                  Available for annuitant    Minimum
 Contract type    issue ages                 contributions
--------------------------------------------------------------------------------
Inherited IRA     0 through 70               o $5,000 (initial)
(traditional IRA
or Roth IRA)                                 o $1,000 (additional)

---------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                         Limitations on contributions
---------------------------------------------------------------------------------------------------------------
Inherited IRA     o Direct custodian-to-custodian transfers       o Any additional contributions must be from
(traditional IRA    of your interest as death beneficiary of the    same type of IRA of same deceased owner.
or Roth IRA)        deceased owner's traditional individual
                    retirement arrangement or Roth IRA to an
                    IRA of the same type.
---------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited, see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

22  Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  23

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these portfolios, listed in the chart below, are those who make the investment decisions for each portfolio. The chart also indicates the investment manager for each of the other portfolios.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                      Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION            Seeks long-term capital appreciation.            o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION          Seeks a high level of current income.            o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS                Seeks current income and growth of capital,      o AXA Equitable
 ALLOCATION                          with a greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION              Seeks long-term capital appreciation and         o AXA Equitable
                                     current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                    Seeks long-term capital appreciation and         o AXA Equitable
 ALLOCATION                          current income, with a greater emphasis on
                                     capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE           Seeks long-term growth of capital.               o Alliance Capital Management L.P.
 EQUITY                                                                               o MFS Investment Management
                                                                                      o Marsico Capital Management, LLC
                                                                                      o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND            Seeks a balance of high current income and       o BlackRock Advisors, Inc.
                                     capital appreciation, consistent with a          o Pacific Investment Management Company LLC
                                     prudent level of risk.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE          Seeks long-term growth of capital.               o A I M Capital Management, Inc.
                                                                                      o RCM Capital Management LLC
                                                                                      o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD           Seeks high total return through a combination    o Alliance Capital Management L.P.
                                     of current income and capital appreciation.
                                                                                      o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP INTERNATIONAL        Seeks long-term growth of capital.               o Alliance Capital Management L.P., through
 EQUITY                                                                                 its Bernstein Investment Research and
                                                                                        Management Unit
                                                                                      o J.P. Morgan Investment Management Inc.
                                                                                      o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP CORE       Seeks long-term growth of capital.               o Alliance Capital Management L.P., through
 EQUITY                                                                                 its Bernstein Investment Research and
                                                                                        Management Unit
                                                                                      o Janus Capital Management LLC
                                                                                      o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP GROWTH     Seeks long-term growth of capital.               o Alliance Capital Management L.P.
                                                                                      o RCM Capital Management LLC
                                                                                      o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------


24  Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                      Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP            Seeks long-term growth of capital.               o Alliance Capital Management L.P.
 VALUE                                                                                o Institutional Capital Corporation
                                                                                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID            Seeks long-term growth of capital.               o Alliance Capital Management L.P.
 CAP GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                      o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID            Seeks long-term growth of capital.               o AXA Rosenberg Investment
 CAP VALUE                                                                              Management LLC
                                                                                      o TCW Investment Management Company
                                                                                      o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY           Seeks long-term growth of capital.               o AXA Rosenberg Investment
                                                                                        Management LLC
                                                                                      o RCM Capital Management LLC
                                                                                      o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EO Advisors Trust
 Portfolio Name*                     Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK             Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND               Seeks to provide a high total return.            o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE             Seeks to achieve high current income             o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES               consistent with relative stability of
                                     principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL            Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP                Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
 GROWTH(1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND             Seeks to achieve high current income             o Alliance Capital Management L.P.
                                     consistent with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP                Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                      Seeks to achieve capital appreciation.           o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH(7)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE       Seeks capital appreciation.                      o Alliance Capital Management L.P.,
                                                                                        through its Bernstein Investment Research
                                                                                        and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY            Seeks a combination of growth and income to      o Boston Advisors, Inc.
 INCOME(4)                           achieve an above-average and consistent
                                     total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY                  Seeks long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                            and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH           Seeks long-term growth of capital.               o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN                  To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN                  Seeks to achieve long-term growth of capital.    o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name*                     Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.             Seeks to achieve long-term growth of capital.    o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH               Seeks to maximize current income.                o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX                  Seeks a total return before expenses that        o Alliance Capital Management L.P.
                                     approximates the total return performance of
                                     the S&P 500 Index, including reinvestment of
                                     dividends, at a risk level consistent with
                                     that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA                   Seeks long-term capital growth.                  o Evergreen Investment Management
                                                                                        Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                        Seeks long-term growth of capital.               o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE            Seeks long-term capital appreciation.            o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH              Seeks to achieve capital appreciation.           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P.                              MORGAN CORE BOND Seeks to provide a high total   o J.P. Morgan Investment Management Inc.
                                     return consistent with moderate risk to
                                     capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JP MORGAN VALUE                   Long-term capital appreciation.                  o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH            Seeks long-term growth of capital.               o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE            Seeks capital appreciation.                      o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND                    Seeks to maximize income and capital             o Boston Advisors, Inc.
                                     appreciation through investment in
                                     long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND            Capital appreciation and growth of income        o Lord, Abbett & Co. LLC
 INCOME                              without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP             Capital appreciation and growth of income        o Lord, Abbett & Co. LLC
 CORE                                with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE         Capital appreciation.                            o Lord, Abbett & Co, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                     Seeks long-term growth of capital.               o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE               Seeks capital appreciation and secondarily,      o Mercury Advisors
 EQUITY                               income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL             Seeks capital appreciation.                      o Merrill Lynch Investment Managers
 VALUE                                                                                  International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERGERS AND ACQUISITIONS          Seeks to achieve capital appreciation.           o GAMCO Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING GROWTH                   Seeks to provide long-term capital growth.       o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST               Seeks long-term growth of capital with           o MFS Investment Management
                                     secondary objec-tive to seek reasonable
                                     current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                      Seeks to obtain a high level of current          o Alliance Capital Management L.P.
                                     income, preserve its assets and maintain
                                     liquidity.
------------------------------------------------------------------------------------------------------------------------------------


26  Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                      Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL                 Seeks to achieve capital appreciation.           o Montag & Caldwell, Inc.
 GROWTH(5)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN                 Seeks maximum real return consistent with        o Pacific Investment Management Company, LLC
                                     preservation of real capital and prudent
                                     investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND               Seeks current income with reduced volatility     o Boston Advisors, Inc.
                                     of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX               Seeks to replicate as closely as possible        o Alliance Capital Management L. P.
                                     (before the deduction of portfolio expenses)
                                     the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY VALUE(8)            Seeks to maximize capital appreciation.          o GAMCO Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(3)                     Seeks to achieve long-term capital appreciation. o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME(6)          Seeks to achieve total return through capital    o UBS Global Asset Management
                                     appreciation with income as a secondary          (Americas) Inc.
                                     consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK               Capital growth and income.                       o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING               Seeks long-term capital appreciation.            o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY(2)
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP                Capital growth.                                  o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY            Seeks long-term capital appreciation.            o Wells Capital Management Inc.
 SMALL CAP

------------------------------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE
 INSURANCE TRUST
 PORTFOLIO NAME                      Objective                                        Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE           Seeks to increase the value of your              o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY                   investment in  bull markets and bear             o AXA Rosenberg Investment Management LLC
                                     markets through strategies that are designed
                                     to have limited exposure to general equity
                                     market risk.

------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL
 FUNDS, INC.
 PORTFOLIO NAME                      Objective                                        Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II         Seeks to provide above average current           o Van Kampen (is the name under
                                     income and long-term capital appreciation          which Morgan Stanley Investment
                                     by investing primarily in equity securities        Management Inc. does business in
                                     of companies in the U.S. real estate industry,     certain situations)
                                     including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------




* This portfolio information reflects the portfolio's name change effective on or about May 9, 2005, subject to regulatory approval. The table below reflects the portfolio informa* tion in effect until on or about May 9, 2005. The number in the "FN" column corresponds with the number contained in the chart above.



----------------------------------------------
   FN       Portfolio Name until May 9, 2005
----------------------------------------------
   (1)      EQ/Alliance Premier Growth
   (2)      EQ/Emerging Markets Equity
   (3)      EQ/Enterprise Equity
   (4)      EQ/Enterprise Equity Income
   (5)      EQ/Enterprise Growth
   (6)      EQ/Enterprise Growth and Income
   (7)      EQ/Enterprise Small Company Growth
   (8)      EQ/Enterprise Small Company Value
----------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.


                                              Contract features and benefits  27

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the annual minimum guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

Generally, the annual minimum guaranteed interest rate for 2005 is 2.25% except for contracts issued with a lifetime minimum guaranteed interest rate of 3.00%. Depending on the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.00% to 3.00%. The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state. Current rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland or for contracts issued on or after August 13, 2001 in Washington. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15 for maturity years ranging from 2006 through 2015. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o    the rate to maturity is 3%; or

o    the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2005, the next available maturity date was June 15, 2011 (see "About our fixed maturity options" in "More Information," later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

28  Contract features and benefits

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options. If you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A."


We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate contributions to or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.



--------------------------------------------------------------------------------
                               Investment Options
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
 Domestic stocks                          International stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation               o AXA Premier VIP International Equity
o AXA Moderate-Plus Allocation            o EQ/Alliance International
o AXA Premier VIP Aggressive Equity       o EQ/Capital Guardian International
o AXA Premier VIP Health Care             o EQ/International Growth(2)
o AXA Premier VIP Large Cap Core          o EQ/Mercury International Value
  Equity                                  o EQ/Van Kampen Emerging Markets
o AXA Premier VIP Large Cap Growth          Equity(1)
o AXA Premier VIP Large Cap Value
o AXA Premier VIP Small/Mid Cap
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Large Cap Growth(1)
o EQ/Alliance Small Cap Growth
o EQ/Bear Stearns Small Company
  Growth(1)
o EQ/Bernstein Diversified Value
o EQ/Boston Advisors Equity Income(1)
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Growth
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/JP Morgan Value Opportunities
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Lord Abbett Growth and Income(2)
o EQ/Lord Abbett Large Cap Core(2)
o EQ/Lord Abbett Mid Cap Value(2)
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/Mergers and Acquisitions(2)
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/Montag & Caldwell Growth(1)
o EQ/Small Company Index
o EQ/Small Company Value(1)
o EQ/TCW Equity(1)
o EQ/UBS Growth and Income(1)
o EQ/Van Kampen Comstock(2)
o EQ/Van Kampen Mid Cap Growth(2)
o EQ/Wells Fargo Montgomery Small
  Cap(2)
o Laudus Rosenberg VIT Value Long/
  Short Equity
o U.S. Real Estate--Class II
--------------------------------------------------------------------------------


                                              Contract features and benefits  29

--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation             o EQ/Caywood-Scholl High Yield Bond(2)
o AXA Conservative-Plus Allocation        o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Core Bond               o EQ/Long Term Bond(2)
o AXA Premier VIP High Yield              o EQ/Money Market
o EQ/Alliance Intermediate Government     o EQ/PIMCO Real Return(2)
  Securities                              o EQ/Short Duration Bond(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Fixed maturity options
--------------------------------------------------------------------------------
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates." Fixed maturity options are only available in states where approved.
--------------------------------------------------------------------------------



(1) This is the option's new name, effective on or about May 9, 2005, subject to regu latory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for the option's former name.

(2) Available on or about May 9, 2005, subject to regulatory approval. Please see "Portfolios of the trust" in "Contract features and benefits" earlier in this prospectus for more information on the new investment option.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


o PRINCIPAL ASSURANCE ALLOCATION Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2005 you chose the fixed maturity option with a maturity date of June 15, 2014, since the rate to maturity was 3.65% on February 15, 2005, we would have allocated $7,156 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an AXA Equitable traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.


We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can

30  Contract features and benefits
provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."


DEATH BENEFIT


Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply. Depending upon the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis, in the same manner as described under "Ratcheted death benefit" below.

If you elect the ratcheted death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or the ratcheted death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount.

RATCHETED DEATH BENEFIT

For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 85, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is not older than age 75 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.

See Appendix III at the end of this prospectus for an example of how we calculate the death benefit.


Before purchasing certain optional benefits such as the ratcheted death benefit for your IRA contract, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime Required Minimum Distribution ("RMD") requirements which begin after age 70 1/2 for this contract by taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your optional benefits and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing certain optional benefits may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information see "Contract features and benefits" and "Tax information" later in this prospectus.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

                                              Contract features and benefits  31

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.


o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.


o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.


o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply. If you had elected the optional ratcheted death benefit, it will no longer be in effect and charges for such benefit will stop.


32  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)  increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

                                           Determining your contract's value  33

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. As of February 15, 2005, maturities of less than seven years were not available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
     (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed for programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.


34  Transferring your money among investment options

The AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts") have adopted policies and procedures designed to discourage disruptive transfers by contract owners investing in the portfolios of the affiliated trusts. The affiliated trusts discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. As a general matter, the affiliated trusts reserve the right to refuse or limit any purchase or exchange order by a particular investor (or group of related investors) if the transaction is deemed harmful to the portfolio's other investors or would disrupt the management of the portfolio. The affiliated trusts monitor aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. When a contract owner is identified as having engaged in a potentially disruptive transfer for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or the affiliated trusts may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

We may also offer investment options with underlying portfolios that are not part of the AXA Premier VIP Trust or EQ Advisors Trust (the "unaffiliated trusts"). Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which may be different than those applied by the affiliated trusts. In most cases, the unaffiliated trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectus for the underlying trust for information regarding the policies and procedures, if any, employed by that trust and any associated risks of investing in that trust. If an unaffiliated trust advises us that there may be disruptive transfer activity from our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. If the underlying trust determines that the trading activity of a particular contract owner is disruptive, we will take action to limit the disruptive trading activity of that contract owner as discussed above.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/ participants may be treated differently than others, resulting in the risk that some contract owners/participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER


You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and the interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

                            Transferring your money among investment options  35

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).


While your rebalancing program is in effect, we will transfer amounts among the variable investment options (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect the transfer restrictions will be waived for the rebalancing transfers.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. To be eligible, you must have
(i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.

36  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.


--------------------------------------------------------------
                               Method of Withdrawal
--------------------------------------------------------------
                                                   Minimum
      Contract         Partial      Systematic   distribution
--------------------------------------------------------------
NQ                       Yes           Yes             No
--------------------------------------------------------------
traditional IRA          Yes           Yes            Yes
--------------------------------------------------------------
Roth IRA                 Yes           Yes             No
--------------------------------------------------------------



PARTIAL WITHDRAWALS
(All Contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge (see "15% free withdrawal amount" in "Charges and expenses" later in this prospectus).


SYSTEMATIC WITHDRAWALS


(All Contracts except inherited IRA)


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA contracts -- See "Tax information" later in this prospectus)


We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus.

You may elect our RMD automatic withdrawal option in the year in which you reach age 70 1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual retirement arrangements ("IRAs") in "Tax information" later in this prospectus.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.

--------------------------------------------------------------------------------
We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


                                                        Accessing your money  37

AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) ExpressSM NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.

DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.


TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or


(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or


(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

38  Accessing your money

ANNUITY PAYOUT OPTIONS


--------------------------------------------------------------------------------
Fixed annuity payout options         o Life annuity
                                     o Life annuity with period certain
                                     o Life annuity with refund certain
                                     o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout    o Life annuity (not available in New York)
 options                             o Life annuity with period certain
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the contract date. You can change the date your annuity payments are to begin any time before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option.


The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday and for contracts issued in New York is:

(i) The contract date anniversary that follows the annuitant's 90th birthday if the annuitant was not older than age 80 when the contract was issued; and

(ii) The contract date anniversary that is 10 years after the date the contract was issued if the annuitant was ages 81 through 85 when the contract was issued.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2)  the type of annuity chosen, and whether it is fixed or variable;

                                                        Accessing your money  39

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

40  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------


CHARGES THAT AXA EQUITABLE DEDUCTS


We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year -- an annual administrative charge, if applicable

o    Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o    A ratcheted death benefit charge, if you elect the benefit

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.95% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that it will cost us more to issue and administer contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES

The current total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA and contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three or later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually

                                                        Charges and expenses  41
owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o    the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
        (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     -- it provides continuous room and board to three or more persons;

     -- it is supervised by a registered nurse or licensed practical nurse;

     -- it keeps daily medical records of each patient;

     -- it controls and records all medications dispensed; and

     -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

o    after six contract years and the annuitant is at least age 59 1/2; or

42  Charges and expenses

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

--------------------------------------------------------------------------------
            Declining scale                       Alternative scale
--------------------------------------------------------------------------------
Year of investment in fixed maturity    Year of transfer within fixed maturity
                option*                                option*
--------------------------------------------------------------------------------
      Within year 1            6%          Within year 1                 5%
            2                  6%                2                       4%
            3                  5%                3                       3%
            4                  4%                4                       2%
            5                  3%                5                       1%
            6                  2%          After year 5                  0%
      After year 6             0%    Not to exceed 1% times
                                     the number of years
                                     remaining in the fixed
                                     maturity option, rounded
                                     to the higher number of
                                     years. In other words, if
                                     4.3 years remain, it would
                                     be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option.

OPTIONAL RATCHETED DEATH BENEFIT CHARGE


If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.15% of your account value on the contract date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. See "About our fixed maturity options" in "More information" later in this prospectus.


                                                        Charges and expenses  43

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.

o    12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

44  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse's age as of the date the successor owner and annuitant feature is effected.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds


                                                    Payment of death benefit  45
by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under the contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.


This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

46  Payment of death benefit

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.


o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

                                                    Payment of death benefit  47

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying

48  Tax information
taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate

                                                             Tax information  49

Account A. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.


The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.


Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a large number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO


Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/ or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. We offer the EQUI-VEST(R) contract in both traditional IRA and Roth IRA versions.


We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


CANCELLATION

You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

50  Tax information

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for the taxable years 2005 and 2006. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70 1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for the taxable year 2005. This amount increases to $1,000 for 2006.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of 2005 and 2006 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions." That is, for the taxable years 2005 and 2006, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $4,500 for people eligible to make age 50-70 1/2 catch-up contributions for 2005 and $5,000 for 2006, respectively.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 2005 and later years.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $70,000 and $80,000 in 2005 and AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2005, for example, you determine AGI and subtract $50,000 if you are single, or $70,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)  times    the maximum     equals     the adjusted
---------------------    x        regular         =          deductible
  divided by $10,000         contribution amount          contribution for
                                  the year                     limit
                                discussed above

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross


                                                             Tax information  51
income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2005 and 2006). The dollar limit is $4,500 in 2005 and $5,000 in 2006 for people eligible to make age 50-70 1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o    "a required minimum distribution" after age 70 1/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    a corrective distribution which fits specified technical tax rules; or

o    a loan that is treated as a distribution; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.


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ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN
TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o    regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.

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     (See "Rollovers from eligible retirement plans other than traditional IRAs"
     under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of Treasury Regulations will require, beginning in 2006, that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum

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distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

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ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for the taxable years 2005 and 2006. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year 2005. This amount increases to $1,000 for 2006.


With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds) in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

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The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Beginning in 2005, modified adjusted gross income for this purpose will also exclude any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

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o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59 1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain - with any custodian or issuer - are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2005 and the conversion contribution is made in 2006, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2006.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTION AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

58  Tax information

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


ILLUSTRATION OF GUARANTEED INTEREST RATES


In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The guaranteed interest rate, which can range from 1.00% to 3.00%, is in the contract.


The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

                                                             Tax information  59

     Table I at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)


                  TABLE I

       ACCOUNT VALUES AND CASH VALUES
(ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY
    AT THE BEGINNING OF THE CONTRACT YEAR)


----------------------------------------------
            1.00% Minimum Guarantee
----------------------------------------------
 Contract           Account           Cash
 Year End            Value           Value
----------------------------------------------
     1           $     989.80     $     936.35
----------------------------------------------
     2           $   1,979.70     $   1,872.79
----------------------------------------------
     3           $   2,979.49     $   2,818.60
----------------------------------------------
     4           $   3,989.29     $   3,773.87
----------------------------------------------
     5           $   5,009.18     $   4,738.69
----------------------------------------------
     6           $   6,039.27     $   5,713.15
----------------------------------------------
     7           $   7,079.67     $   6,719.67
----------------------------------------------
     8           $   8,130.46     $   7,770.46
----------------------------------------------
     9           $   9,191.77     $   8,831.77
----------------------------------------------
    10           $  10,263.69     $   9,903.69
----------------------------------------------
    11           $  11,346.32     $  10,986.32
----------------------------------------------
    12           $  12,439.79     $  12,079.79
----------------------------------------------
    13           $  13,544.18     $  13,184.18
----------------------------------------------
    14           $  14,659.63     $  14,299.63
----------------------------------------------
    15           $  15,786.22     $  15,426.22
----------------------------------------------
    16           $  16,924.08     $  16,564.08
----------------------------------------------
    17           $  18,073.33     $  17,713.33
----------------------------------------------
    18           $  19,234.06     $  18,874.06
----------------------------------------------
    19           $  20,436.40     $  20,076.40
----------------------------------------------
    20           $  21,650.76     $  21,290.76
----------------------------------------------
    21           $  22,877.27     $  22,517.27
----------------------------------------------
    22           $  24,116.04     $  23,756.04
----------------------------------------------
    23           $  25,367.20     $  25,007.20
----------------------------------------------
    24           $  26,630.88     $  26,270.88
----------------------------------------------
    25           $  27,907.18     $  27,547.18
----------------------------------------------
    26           $  29,196.26     $  28,836.26
----------------------------------------------
    27           $  30,498.22     $  30,138.22
----------------------------------------------
    28           $  31,813.20     $  31,453.20
----------------------------------------------
    29           $  33,141.33     $  32,781.33
----------------------------------------------
    30           $  34,482.75     $  34,122.75
----------------------------------------------
    31           $  35,837.57     $  35,477.57
----------------------------------------------
    32           $  37,205.95     $  36,845.95
----------------------------------------------
    33           $  38,588.01     $  38,228.01
----------------------------------------------
    34           $  39,983.89     $  39,623.89
----------------------------------------------
    35           $  41,393.73     $  41,033.73
----------------------------------------------
    36           $  42,817.67     $  42,457.67
----------------------------------------------
    37           $  44,255.84     $  43,895.84
----------------------------------------------
    38           $  45,708.40     $  45,348.40
----------------------------------------------
    39           $  47,175.49     $  46,815.49
----------------------------------------------
    40           $  48,657.24     $  48,297.24
----------------------------------------------
    41           $  50,153.81     $  49,793.81
----------------------------------------------
    42           $  51,665.35     $  51,305.35
----------------------------------------------
    43           $  53,192.00     $  52,832.00
----------------------------------------------
    44           $  54,733.92     $  54,373.92
----------------------------------------------
    45           $  56,291.26     $  55,931.26
----------------------------------------------
    46           $  57,864.18     $  57,504.18

    47           $  59,452.82     $  59,092.82
----------------------------------------------
    48           $  61,057.35     $  60,697.35
----------------------------------------------
    49           $  62,677.92     $  62,317.92
----------------------------------------------
    50           $  64,314.70     $  63,954.70
----------------------------------------------



Table II at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)


                 TABLE II
     ACCOUNT VALUES AND CASH VALUES
    (ASSUMING A SINGLE CONTRIBUTION OF
     $1,000 AND NO FURTHER CONTRIBUTION)


----------------------------------------------
           1.00% Minimum Guarantee
----------------------------------------------
 Contract           Account           Cash
 Year End           Value            Value
----------------------------------------------
     1           $     989.80     $     936.35
----------------------------------------------
     2           $     979.70     $     926.80
----------------------------------------------
     3           $     959.50     $     907.69
----------------------------------------------
     4           $     939.10     $     888.38
----------------------------------------------
     5           $     918.49     $     868.89
----------------------------------------------
     6           $     897.67     $     849.20
----------------------------------------------
     7           $     876.65     $     876.65
----------------------------------------------
     8           $     855.42     $     855.42
----------------------------------------------
     9           $     833.97     $     833.97
----------------------------------------------
    10           $     812.31     $     812.31
----------------------------------------------
    11           $     790.43     $     790.43
----------------------------------------------
    12           $     768.34     $     768.34
----------------------------------------------
    13           $     746.02     $     746.02
----------------------------------------------
    14           $     723.48     $     723.48
----------------------------------------------
    15           $     700.71     $     700.71
----------------------------------------------
    16           $     677.72     $     677.72
----------------------------------------------
    17           $     654.50     $     654.50
----------------------------------------------
    18           $     631.04     $     631.04
----------------------------------------------
    19           $     607.35     $     607.35
----------------------------------------------
    20           $     583.43     $     583.43
----------------------------------------------
    21           $     559.26     $     559.26
----------------------------------------------
    22           $     534.85     $     534.85
----------------------------------------------
    23           $     510.20     $     510.20
----------------------------------------------
    24           $     485.31     $     485.31
----------------------------------------------
    25           $     460.16     $     460.16
----------------------------------------------
    26           $     434.76     $     434.76
----------------------------------------------
    27           $     409.11     $     409.11
----------------------------------------------
    28           $     383.20     $     383.20
----------------------------------------------
    29           $     357.03     $     357.03
----------------------------------------------
    30           $     330.60     $     330.60
----------------------------------------------
    31           $     303.91     $     303.91
----------------------------------------------
    32           $     276.95     $     276.95
----------------------------------------------
    33           $     249.72     $     249.72
----------------------------------------------
    34           $     222.21     $     222.21
----------------------------------------------
    35           $     194.44     $     194.44
----------------------------------------------
    36           $     166.38     $     166.38
----------------------------------------------
    37           $     138.04     $     138.04
----------------------------------------------
    38           $     109.42     $     109.42
----------------------------------------------
    39           $      80.52     $      80.52
----------------------------------------------
    40           $      51.32     $      51.32
----------------------------------------------
    41           $      21.84     $      21.84
----------------------------------------------
    42           $       0.00     $       0.00
----------------------------------------------
    43           $       0.00     $       0.00
----------------------------------------------
    44           $       0.00     $       0.00
----------------------------------------------
    45           $       0.00     $       0.00
----------------------------------------------
    46           $       0.00     $       0.00
----------------------------------------------
    47           $       0.00     $       0.00
----------------------------------------------
    48           $       0.00     $       0.00
----------------------------------------------
    49           $       0.00     $       0.00
----------------------------------------------
    50           $       0.00     $       0.00
----------------------------------------------


60 Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any required transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2005 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  61

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A


Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A.


Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to the Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2005 and the related price per $100 of maturity value were as shown below.



------------------------------------------------------------------------
Fixed Maturity Options
    With June 15th
   Maturity Date of       Rate to Maturity as of      Price Per $100 of
    Maturity Year          February 15, 2005            Maturity Value
------------------------------------------------------------------------
         2005                      3.00% *                 $ 99.03
         2006                      3.00% *                 $ 96.15
         2007                      3.00% *                 $ 93.35
         2008                      3.00% *                 $ 90.62
         2009                      3.00% *                 $ 87.98
         2010                      3.00% *                 $ 85.42
         2011                      3.20%                   $ 81.92
         2012                      3.40%                   $ 78.25
         2013                      3.55%                   $ 74.77
         2014                      3.65%                   $ 71.56
------------------------------------------------------------------------


* Since these rates to maturity were 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

62  More information

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the

                                                            More information  63
fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


64  More information

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AXA Equitable at December 31, 2004 and 2003, and for the three years ended December 31, 2004, incorporated in this prospectus by reference to the 2004 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS


The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). Affiliated broker-dealers include MONY Securities Corporation ("MSC")* and Advest, Inc. The Distributors, MSC and Advest are all under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, broker-dealers receiving sales compensation will pay all or a portion of it to its individual financial representatives (or to its Selling broker-dealers) as commissions related to the sale of contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.5% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.5% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the


----------------------

* On or about June 6, 2005, MSC financial professionals are expected to become financial professionals of AXA Advisors. From that date forward, former MSC financial professionals will be compensated by AXA Advisors, and the Distributors will replace MSC as the principal underwriters of its affiliated products.


                                                            More information  65

Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 0.60% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.5% of the total contributions made under the contracts. The sales compensation we pay varies among broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a broker-dealer. We may also make fixed payments to broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of our products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of our products, we may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). These types of payments are made out of the Distributors' assets. Not all Selling broker-dealers receive additional compensation. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors may also receive other payments from the portfolio advisers and/or their affiliates for administrative costs, as well as payments for sales meetings and/or seminar sponsorships.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." Other forms of compensation financial professionals may receive include health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of our products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products may qualify, under sales incentive programs, to receive non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


66  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the year ended December 31, 2004, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York,
New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  67

Appendix I: QP IRA contracts


--------------------------------------------------------------------------------


The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(R). QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.



--------------------------------------------------------------------------------
 Features and benefits           Availability or variation
--------------------------------------------------------------------------------
Source of contributions          o Rollovers from a qualified plan.

                                 o Rollovers from a TSA.

                                 o The QP IRA contract is intended to be a
                                   conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular IRA contributions (limits are described earlier in this prospectus under "Traditional individual retirement annuities (traditional IRAs)").
--------------------------------------------------------------------------------
Minimum contributions            $2,500 each rollover amount.
--------------------------------------------------------------------------------
Limitations on contributions     Rollover contributions after age 70 1/2 must
                                 be net of required minimum distributions.
--------------------------------------------------------------------------------
Taxation of payments             The QP IRA is used as a conduit IRA so that
Federal income tax withholding   amounts are not commingled. If you are eligible
                                 for ten year averaging and long term capital
                                 gains treatment of distributions from a
                                 qualified plan, you may be able to preserve
                                 such treatment even though an eligible rollover
                                 from a qualified plan is temporarily rolled
                                 into a conduit IRA, such as a QP IRA, before
                                 rolling it back into a qualified plan. See your
                                 tax adviser.
--------------------------------------------------------------------------------


I-1 Appendix I: QP IRA contracts

Appendix II: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 2004, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2004.



------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                        --------------------------------------------------------------------------
                                          1998       1999       2000       2001       2002       2003       2004
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 109.19   $ 120.60
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          1         12
------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 102.19   $ 107.05
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          2         31
------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 104.18   $ 110.91
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          3         21
------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                             $ 102.39   $ 118.86   $ 115.59   $ 111.79   $  96.39   $ 113.46   $ 121.88
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         11        101        287        488        503        565
------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 108.00   $ 119.18
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          2         50
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                             $  90.25   $ 105.70   $  90.50   $  66.90   $  47.01   $  63.88   $  70.75
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         17         71        100         95        106        123
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $ 106.88   $ 109.55   $ 112.44
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         83        100        106
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  79.09   $ 100.13   $ 110.93
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         17         32         49
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------
 Unit value                             $  89.20   $  84.97   $  76.49   $  76.09   $  72.96   $  88.34   $  94.85
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          5         28         49         69        130        179
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  78.18   $ 103.76   $ 120.87
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         17         31         62
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  76.54   $  96.89   $ 104.99
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         21         31         33
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  67.96   $  87.71   $  92.44
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         32         53         65
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  79.20   $ 102.57   $ 115.96
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         32         39         51
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  62.08   $  86.02   $  94.96
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         43         94        125
------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2004.



------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                        --------------------------------------------------------------------------
                                          1998       1999       2000       2001       2002       2003       2004
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  73.80   $ 102.53   $ 116.68
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         36         66         91
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  56.71   $  88.33   $  91.63
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          9         31        130
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------
 Unit value                             $ 102.87   $ 126.92   $ 107.54   $  94.83   $  62.46   $  92.29   $ 104.06
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --        105        702        944        905      1,026       1206
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------
 Unit value                             $ 102.73   $ 120.14   $ 129.01   $ 125.48   $  97.62   $ 125.79   $ 139.68
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         37        262        526        600        645        710
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
  Securities
------------------------------------------------------------------------------------------------------------------
 Unit value                             $ 103.32   $ 101.97   $ 109.71   $ 116.93   $ 125.45   $ 126.60   $ 127.50
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          1         16        112        193        185        163
------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------
 Unit value                             $  93.00   $ 126.30   $  95.90   $  72.66   $  64.53   $  86.19   $ 100.63
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          3         36         45        272        302        335
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --   $ 116.42   $  93.88   $  70.52   $  47.97   $  58.38   $  62.52
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         36        350        438        383        362        311
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------
 Unit value                             $ 103.62   $ 100.07   $ 110.03   $ 117.42   $ 124.90   $ 127.77   $ 130.97
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          4         27        112        158        142        135
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                             $  86.94   $ 109.62   $ 123.09   $ 105.51   $  72.72   $ 101.26   $ 114.03
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          2         98        166        206        238        247
------------------------------------------------------------------------------------------------------------------
EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --         --   $ 114.62
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --          1
------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --   $  94.71   $  80.81   $ 102.78   $ 115.20
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         71        173        235        340
------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --         --   $ 107.01
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --          6
------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --   $ 107.64   $ 103.26   $  87.02   $  63.23   $  79.94   $  81.81
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          3          4          6
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  54.11   $  66.27   $  69.10
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --          5         11         12
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --   $  67.97   $  89.06   $  99.97
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         12         31         75
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --   $ 106.84   $ 111.80   $ 108.22   $  80.55   $ 104.65   $ 114.66
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          1          9         31        130        142        147
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --   $ 101.69   $ 104.08   $ 100.76   $  75.99   $ 102.40   $ 110.61
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          1         11         21         63        126        189
------------------------------------------------------------------------------------------------------------------


II-2 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2004.



------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                        --------------------------------------------------------------------------
                                          1998       1999       2000       2001       2002       2003       2004
------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 103.69   $ 123.02   $ 109.63   $  95.13   $  72.94   $  91.12   $ 100.33
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         50        258        367        451        536        628
------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --   $ 106.63   $  93.02   $  76.26   $  57.25   $  78.17   $  82.67
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --          3         10         16         26         53
------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --   $ 100.02   $  85.57   $  68.93   $  97.80   $ 112.12
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --          9        106        195        301        399
------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                            $  82.88   $  83.36   $  86.60   $  88.97   $  74.98   $  98.72   $ 114.94
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --          1         14        126        261        291        333
------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --   $ 107.19   $ 109.48   $ 112.60
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         45         72         95
------------------------------------------------------------------------------------------------------------------
 EQ/JP Morgan Value Opportunities
------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 100.60   $  98.04   $ 103.43   $  95.23   $  76.16   $  95.42   $ 104.53
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --          3         17         32         35         35         38
------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --   $  83.99   $  63.92   $  44.01   $  54.73   $  60.64
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         12        119        162        185        201
------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --   $ 112.91   $ 153.26   $ 177.32
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         27         54        102
------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --   $ 105.94   $  92.57   $ 119.93   $ 130.94
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         47        133        180
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                            $  97.91   $ 115.06   $ 127.11   $ 132.52   $ 109.12   $ 141.44   $ 154.51
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --          7         41        119        183        219        284
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --   $  75.88   $  96.00   $ 115.37
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         74         85        120
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 103.53   $ 177.65   $ 142.46   $  92.82   $  60.23   $  76.94   $  85.62
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         36        288        316        265        250        232
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --   $ 104.53   $ 102.57   $  85.14   $  66.44   $  80.11   $  88.18
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --          2         17         21         26         31         32
------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 101.68   $ 105.21   $ 110.19   $ 112.74   $ 112.77   $ 112.05   $ 111.56
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         17         57        125        107         83         75
------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --         --         --   $ 104.69
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         --         --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --   $  81.65   $ 117.68   $ 136.81
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         18         59        104
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                  --         --         --         --         --         --   $ 113.27
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --         --         --         --         --          7
------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2004.



------------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                        --------------------------------------------------------------------------
                                          1998       1999       2000       2001       2002       2003       2004
------------------------------------------------------------------------------------------------------------------
EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --         --   $ 111.26
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --          2
------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --         --   $ 109.27
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --         --
------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                             $  81.49   $ 157.61   $  93.36   $  87.48   $  81.32   $ 125.29   $ 153.09
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --          5         42         44         54         69         95
------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $  99.49   $ 101.87
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --         --          3
------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II
------------------------------------------------------------------------------------------------------------------
 Unit value                                   --         --         --         --         --   $ 106.85   $ 143.65
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          --         --         --         --         --          4         45
------------------------------------------------------------------------------------------------------------------


II-4 Appendix II: Condensed financial information

Appendix III: Market value adjustment example
--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2006 to a fixed maturity option with a maturity date of June 15, 2015 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2010.



--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                             Rate to maturity
                                                             on June 15, 2010
                                                           ---------------------
                                                             5.00%      9.00%
-------------------------------------------------------------------------------
 AS OF JUNE 15, 2010 (BEFORE WITHDRAWAL)
-------------------------------------------------------------------------------
(1) Market adjusted amount                                 $ 144,048  $ 119,487
-------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $ 131,080  $ 131,080
-------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                     $  12,968  $ (11,593)
-------------------------------------------------------------------------------
 ON JUNE 15, 2010 (AFTER WITHDRAWAL)
-------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal: (3) x [$50,000/(1)]                   $   4,501  $  (4,851)
-------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]     $  45,499  $  54,851
-------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                        $  85,581  $  76,229
-------------------------------------------------------------------------------
(7) Maturity value                                         $ 120,032  $ 106,915
-------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $  94,048  $  69,487
-------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

                             Appendix III: Market value adjustment example III-1

Appendix IV: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the optional ratcheted death benefit, the death benefit is equal to the account value or the minimum death benefit (contributions, adjusted for withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------------------------
End of contract year  Account value(1)    Contribution   Ratcheted death benefit
--------------------------------------------------------------------------------
            1         $    105,000(2)     $    100,000         $   100,000
--------------------------------------------------------------------------------
            2         $    115,500(2)                          $   100,000
--------------------------------------------------------------------------------
            3         $    129,360(2)                          $   129,360(2)
--------------------------------------------------------------------------------
            4         $    103,488                             $   129,360(3)
--------------------------------------------------------------------------------
            5         $    113,837                             $   129,360(3)
--------------------------------------------------------------------------------
            6         $    127,497                             $   129,360(3)
--------------------------------------------------------------------------------
            7         $    127,497                             $   129,360(3)
--------------------------------------------------------------------------------
            8         $    133,872(2)                          $   129,360
--------------------------------------------------------------------------------
            9         $    147,259                             $   147,259(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the optional ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.


(2) If the optional ratcheted death benefit was elected, at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.


(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.

IV-1 Appendix IV: Death benefit example

Appendix V -- State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-----------------------------------------------------------------------------------------------------------------------------------
 State              Features / benefits / charges                                Availability / variation
-----------------------------------------------------------------------------------------------------------------------------------
Connecticut         Withdrawal charge
The following       See "Charges under the contracts -- withdrawal charge" in    During the first six contract years following a
change applies to   "Charges and expenses."                                      contribution, a withdrawal charge will be deducted
contracts issued                                                                 from amounts you withdraw that exceed 15% of your
on or after                                                                      account value (the free withdrawal amount). The
March 3, 2004.                                                                   withdrawal charge is equal to a percentage of
                                                                                 each contribution. The percentage that applies
                                                                                 depends on how long each contribution has been
                                                                                 invested in the contract. We determine the
                                                                                 withdrawal charge separately for each contribution
                                                                                 according to the following schedule:
                                                                                 --------------------------------------------------
                                                                                                  Contract year
                                                                                 --------------------------------------------------
                                                                                                     1  2  3  4  5  6  7 and later
                                                                                 --------------------------------------------------
                                                                                 Percentage of       6  6  6  6  6  5       0
                                                                                 contribution
                                                                                 Certain other
                                                                                 exemptions apply.
-----------------------------------------------------------------------------------------------------------------------------------
Washington        Fixed Maturity Option                                          Not available
The following     Ratcheted Death Benefit                                        Not available
changes apply to
contracts issued  See "Selecting an annuity payout option" in "Accessing your    In the third paragraph, "New York" is replaced
on or after       money"              .                                          with "Washington" and paragraph (ii) is
August 13, 2001                                                                  deleted and replaced with: (ii) if the
                                                                                 annuitant was age 81-85 when the contract was
                                                                                 issued, the contract anniversary that follows
                                                                                 the annuitant's 95th birthday.

                  See "Annual administrative charge" in "Charges and Expenses"   The second paragraph is deleted and replaced
                                                                                 with: "The charge is deducted pro rata from the
                                                                                 variable investment options. If your account
                                                                                 value is allocated 100% to the guaranteed
                                                                                 interest option, the charge will be waived.

                  See "Withdrawal charge" in "Charges and expenses"              The second sentence of the third paragraph is
                                                                                 replaced with: "In the case of surrenders, we
                                                                                 will pay you the greater of (i) the cash value
                                                                                 or (ii) the free withdrawal amount plus 94%
                                                                                 (95% in the fifth contract year if the
                                                                                 annuitant was age 60 or over when the contract
                                                                                 was issued) of the remaining account value.

                  See "Disability, terminal illness, or confinement to           The last paragraph and its first bullet are
                  nursing home" in "Charges and expenses"                        replaced with the following:

                                                                                 "For NQ, traditional IRA and Roth IRA
                                                                                 contracts, the withdrawal charge also does
                                                                                 not apply in the following circumstances:

                                                                                 o After five contract years and the annuitant
                                                                                   is at least age 59 1/2; or"
-----------------------------------------------------------------------------------------------------------------------------------


 Appendix V -- State contract availability and/or variations of certain features and benefits V-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                2
Calculating unit values                                                      2
Financial statements                                                         3


HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A


Call 1 (800) 628-6673 or send this request form to:
   EQUI-VEST(R)
   Processing Office
   AXA Equitable
   P.O. Box 4956
   Syracuse, NY 13221-4956


--------------------------------------------------------------------------------


Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2005.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                       State            Zip


SAI (05/05)

EQUI-VEST(R)
A Combination Variable and Fixed Deferred Annuity Contract


STATEMENT OF ADDITIONAL INFORMATION
DATED MAY 1, 2005

AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, New York 10104


--------------------------------------------------------------------------------


This Statement of Additional Information ("SAI") is not a prospectus. It should be read in conjunction with the related prospectus for EQUI-VEST(R), dated May 1, 2005. That prospectus provides detailed information concerning the contracts and the variable investment options, as well as the fixed maturity options that fund the contracts. Each variable investment option is a subaccount of AXA Equitable's Separate Account A. Definitions of special terms used in the SAI are found in the prospectus.

On September 7, 2004, our name was changed from "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company."

A copy of the prospectus is available free of charge by writing the processing office (P.O. Box 4956, Syracuse, NY 13221-4956), by calling toll free, 1 (800) 628-6673, or by contacting your financial professional.

TABLE OF CONTENTS

Calculation of annuity payment                                               2

Custodian and independent registered public accounting firm                  2


Distribution of the contracts                                                2


Calculating unit values                                                      2


Financial statements                                                         3


             Copyright 2005. AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                 New York, New York 10104. All rights reserved.


                                                                          x00959

CALCULATION OF ANNUITY PAYMENTS

The calculation of monthly annuity payments under a contract takes into account the number of annuity units of each variable investment option credited under a contract, their respective annuity unit values, and a net investment factor. The annuity unit values used for EQUI-VEST(R) may vary, although the method of calculating annuity unit values set forth below applies to all contracts. Annuity unit values will also vary by variable investment option.

For each valuation period, the adjusted net investment factor is equal to the net investment factor for the variable investment option reduced for each day in the valuation period by:

o .00013366 of the net investment factor for a contract with an assumed base rate of net investment return of 5% a year; or

o .00009425 of the net investment factor for a contract with an assumed base rate of net investment return of 31/2%.

Because of this adjustment, the annuity unit value rises and falls depending on whether the actual rate of net investment return (after charges) is higher or lower than the assumed base rate.

The assumed base rate will be 5%, except in states where that rate is not permitted. Annuity payments based upon an assumed base rate of 31/2% will at first be smaller than those based upon a 5% assumed base rate. Payments based upon a 31/2% rate, however, will rise more rapidly when unit values are rising, and payments will fall more slowly when unit values are falling than those based upon a 5% rate.

The amounts of variable annuity payments are determined as follows:

Payments normally start on the business day specified on your election form, or on such other future date as specified therein. The first three monthly payments are the same. The initial payment will be calculated using the basis guaranteed in the applicable EQUI-VEST(R) contract or our current basis, whichever would provide the higher initial benefit.

The first three payments depend on the assumed base rate of net investment return and the form of annuity chosen (and any fixed period). If the annuity involves a life contingency, the risk class and the age of the annuitants will affect payments.

Payments after the first three will vary according to the investment performance of the variable investment option(s) selected to fund the variable payments. After that, each monthly payment will be calculated by multiplying the number of annuity units credited by the average annuity unit value for the selected fund for the second calendar month immediately preceding the due date of the payment. The number of units is calculated by dividing the first monthly payment by the annuity unit value for the valuation period which includes the due date of the first monthly payment. The average annuity unit value is the average of the annuity unit values for the valuation periods ending in that month.

Illustration of calculation of annuity payments


To show how we determine variable annuity payments, assume that the account value for an EQUI-VEST(R) contract on a retirement date is enough to fund an annuity with a monthly payment of $100 and that the annuity unit value of the selected variable investment option for the valuation period that includes the due date of the first annuity payment is $3.74. The number of annuity units credited under the contract would be 26.74 (100 divided by 3.74 = 26.74). Based on a hypothetical average annuity unit value of $3.56 in October 2004, the annuity payment due in December 2004 would be $95.19 (the number of units (26.74) times $3.56).

CUSTODIAN AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AXA Equitable is the custodian for the shares of the Trusts owned by Separate Account A.

The financial statement of Separate Account A as of December 31, 2004 and for the periods ended December 31, 2004 and 2003 and the consolidated financial statements of AXA Equitable as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 incorporated in this SAI have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.


DISTRIBUTION OF THE CONTRACTS


Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2004, 2003 and 2002. AXA Equitable paid AXA Advisors, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A, $567,991,463 in 2004, $562,696,578 in 2003 and $536,113,253 in 2002.
Of these amounts, AXA Advisors retained $289,050,171, $287,344,634 and $283,213,274 respectively.

Under a distribution agreement between AXA Distributors, LLC, AXA Equitable and certain of AXA Equitable's separate accounts, including Separate Account A, AXA Equitable paid AXA Distributors, LLC, distribution fees of $418,189,861 for 2004, $429,871,001 for 2003 and $228,077,343 for 2002, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including Separate Account A. Of these amounts, for each of these three years, AXA Distributors, LLC retained $57,065,006, $84,547,116 and $59,543,803, respectively.

CALCULATING UNIT VALUES

Unit values are determined at the end of each "valuation period" for each of the variable investment options. A valuation period is each business day together with any consecutive preceding non-business day. The unit values for EQUI-VEST(R) may vary. The method of calculating unit values is set forth below.

The unit value for a variable investment option for any valuation period is equal to the unit value for the preceding valuation period multiplied by the "net investment factor" for the variable investment option for that valuation period. The net investment factor is:

                                    ( a )
                                    ( - ) - c
                                    ( b )

where:

(a) is the value of the variable investment option's shares of the cor responding portfolio at the end of the valuation period before giving effect to any amounts allocated to or withdrawn from the variable investment options for the valuation period. For this purpose, we use the share value reported to us by the applicable Trust. This share value is after deduction for investment advisory fees and direct expenses of such Trust.

(b) is the value of the variable investment option's shares of the cor responding portfolio at the end of the preceding valuation period (after any amounts allocated or withdrawn for that valuation period).

(c) is the daily Separate Account A asset charge for the expenses of the contracts times the number of calendar days in the valuation period, plus any charge for taxes or amounts set aside as a reserve for taxes.


FINANCIAL STATEMENTS


The consolidated financial statements of AXA Equitable included herein should be considered only as bearing upon the ability of AXA Equitable to meet its obligations under the contracts.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.        Indemnification of Directors and Officers
                -----------------------------------------

                AXA Equitable By-Laws provide, in Article VII, as follows:

                7.4      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by Lloyd's of London, Arch Insurance Company,
                X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

Item 16.        Exhibits
                --------

                Exhibits No.
                ------------

                (1)        (a)      Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now AXA Advisors,
                                    LLC), Equitable and Equitable Variable
                                    Life Insurance Company, dated as of May 1,
                                    1994, incorporated by reference to Exhibit
                                    3.(c) to Registration Statement File
                                    No. 2-30070, previously filed on February
                                    14, 1995, refiled electronically on July 10,
                                    1998.

                           (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as
                                    Exhibit 1(c) to this Registration Statement
                                    No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

                           (c) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A, filed August 28, 1997.

                           (d) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on
                                    April 20, 2001.

                           (e) Distribution Agreement for services by AXA Network, LLC to The Equitable Life Assurance Society of the United States dated
                                    January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on April 20, 2001.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-64749 on December 5, 2001.

                           (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                           (h) Form of Participation Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, incorporated herein by reference to Exhibit No. 8(d) to Registration Statement on Form N-4, File
                                    No. 2-30070, filed on August 5, 2003.

                           (i) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                           (j) First Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                           (k) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                           (l) (i) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors,
                                    LLC), incorporated herein by reference to
                                    Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593), filed on May 1, 1998.

                           (l) (ii) Form of First Amendment (dated January 1,
                                    2001) to Distribution Agreement dated
                                    January 1, 1998.

                           (m) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                           (n) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incoporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                (2)        Not applicable.


                (4)        (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on April
                                    24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement
                                    File No. 2-30070, refiled electronically
                                    July 10, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.


                           (e) Form of application used with the annuity contract identified above, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                           (f) Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g)(i) Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g)(ii) Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (h) Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (i) Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (j) Form of data pages for EQUI-VEST Express No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(g) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k)(i) Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k)(ii) Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.

                           (l) Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (m) Form of EQUI-VEST data pages, Form No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (n) Form of endorsement -- EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts) previously filed with this Registration Statement File No. 33-89510 on April 26, 2000.

                           (o) Form of Endorsement (No. 2001 ENJONQ) applicable to Non Qualified Certificates incorporated herein by reference to Exhibit 4(i) to Registration Statement File No. 333-81393 filed on form N-4 on April 19, 2001.

                           (p) Form of Endorsement (No. 2000 ENMVA) applicable to Market Value Adjustment Terms incorporated herein by reference to Exhibit 4(s) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (q) Form of Amendment (No. 2001 BCOTSA6) to Certificate 9412CAIB and Endorsement 96 ENTSAIL and 96 ENTSAILI incorporated herein by reference to Exhibit 4(u) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (r) Form of Amendment (No. 2001 BCOTSA2) to Equivest Series 2000 contract incorporated herein by reference to Exhibit 4(v) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (s) Form of Amendment (No 2001 BCOTSAI) to Certificate issued under Contract No. 11930T incorporated herein by reference to Exhibit 4(t) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (t) Forms of Group Annuity Contract (No. 2001-TSAGAC-TXTRS, Certificate No.
                                    2001TSACERTB-TXTRS and Data Pages,
                                    incorporated herein by reference to Exhibit
                                    No. 4(y) to Registration Statement File No.
                                    2-30070 on Form N-4, filed on July 11, 2002.

                           (u) Forms of Endorsement and Data Pages for series 200 contracts in connection with Texas Teacher Retirement System incorporated herein by reference to Exhibit No. 4(z) to Registration Statement No. 2-30070 on Form N-4, filed on July
                                    11, 2002

                           (v)      Form of data pages for IRA Takeover
                                    Beneficiary Continuation Option, Form No.
                                    2002IRATOBCO-EV, incorporated herein by
                                    reference to Exhibit No. 4(j) to
                                    Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (w) Form of Endorsement for Traditional IRA Takeover Beneficiary Continuation Option Form No. 2002IRATOBCO, incorporated herein by reference to Exhibit No. 4(k) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (x) Form of Endorsement for Roth IRA Takeover Beneficiary Continuation Option, Form No. 2002ROTHTOBCO, incorporated by reference to Exhibit No. 4(l) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (y)      Form of Endorsement Applicable to
                                    Non-Qualified (in-force) Contract/
                                    Certificates with Beneficiary
                                    Continuation Option, Form No. 2002NQBCO, incorporated herein by reference to Exhibit No. 4(m) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (z)      Form of Application for EQUI-VEST
                                    Takeover Beneficiary Continuation Option,
                                    Form No. 180-3000BCO, incorporated herein by reference to Exhibit No. 5(b) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (a)(a) Form of Endorsement for series 200 EDC plans, No. 2002EDC(10/02), incorporated herein by reference to Exhibit No. 4(a)(a) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                           (b)(b) Form of Endorsement for series 100 EDC plans, No. 2002EDC-100, incorporated herein by reference to Exhibit No. 4(b)(b) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                           (c)(c) Form of Group Annuity Contract for series 200 EDCA contracts, No. 2002EDCA, incorporated herein by reference to Exhibit No. 4(c)(c) to Registration Statement File No. 2-30070, filed on Form N-4 on April 17, 2003.

                           (d)(d)   Form of Endorsement for Series 300
                                    Contracts, No. 2003PRO-RATA incorporated herein by reference to Exhibit No. 4(d)(d) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (e)(e)   Form of Endorsement for All Series
                                    Contracts, No. 2003GIARATE incorporated
                                    herein by reference to Exhibit No. 4(e)(e) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (f)(f) Form of Endorsement 2.5% minimum guaranteed annuity rate, No. 2004GAPIR incorporated herein by reference to Exhibit No. 4(f)(f) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (g)(g)   Form of Endorsement applicable to
                                    EGTRRA-SEP, No. 2003ENSEP incorporated
                                    herein by reference to Exhibit No. 4(g)(g) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (h)(h)   Form of Endorsement applicable to
                                    EGTRRA-SIMPLE IRA, No. 2003ENSIMI
                                    incorporated herein by reference to Exhibit
                                    No. 4(h)(h) to Registration Statement File
                                    No. 2-30070, filed on Form N-4 on April 16,
                                    2004.

                           (i)(i) Form of Group Annuity Contract for NJ ACTS TSA No. 203-TSAGAC403(b) incorporated herein by reference to Exhibit No. 4(i)(i) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (j)(j) Form of Group Annuity Certificate for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(j)(j) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                           (k)(k) Form of Data pages for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(k)(k) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.


                           (l)(l) Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004EDCGAC, incorporated herein by reference to Exhibit No. 4(l)(l) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                           (m)(m) Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004TSAGAC, incorporated herein by reference to Exhibit No. 4(m)(m) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                           (n)(n) Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-A, incorporated herein by reference to Exhibit No. 4(n)(n) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                           (o)(o) Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-B, incorporated herein by reference to Exhibit No. 4(o)(o) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                           (p)(p) Form of Data Pages for EQUI-VEST Strategies, No. 2004EDCCERT-A/B, incorporated herein by reference to Exhibit No. 4(p)(p) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

                           (q)(q) Form of TSA 403(B) Group Annuity Contract Application for EQUI-VEST Strategies,
                                    No. 2004/403(B), incorporated herein by
                                    reference to Exhibit No. 4(q)(q) to
                                    Registration Statement No. 2-30070, filed on
                                    Form N-4 on December 29, 2004.

                           (r)(r)   Form of EQUI-VEST Strategies 457(b)
                                    EDC Enrollment Form, No. 2004 EDC STRAT, incorporated herein by reference to Exhibit No. 4(r)(r) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

                           (s)(s) Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form, No. 2004 TSA STRAT, incorporated herein by reference to Exhibit No. 4(s)(s) to Registration Statement No. 2-30070, filed on
                                    Form N-4 on December 29, 2004.

                           (t)(t)   Form of Endorsement for Vantage ACTS re:
                                    Unallocated Account, No. 2005EN-NJACT,
                                    incorporated herein by reference to
                                    Exhibit No. 4(t)(t) to Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 22, 2005.

                           (u)(u) Form of Endorsement for EDC re: Amendment to Amount of Annuity Benefits section, No. 2004GAPIR, incorporated herein by reference to Exhibit No. 4(u)(u) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

                           (v)(v) Form of Endorsement Applicable to TSA Contracts, No. 2004TSA, incorporated herein by reference to Exhibit No. 4(v)(v) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

                (5)        (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate
                                    General Counsel of Equitable, as to the
                                    legality of the securities being registered, previously filed with this Registration No.
                                    33-89510 on February 14, 1995, refiled
                                    electronically, July 10, 1998.

                           (b) Opinion and Consent of Dodie Kent, Esq., Vice-President and Counsel of AXA Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement, File No. 33-89510 on April 19, 2004.

                           (c) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                (8)        Not applicable.

                (12)       Not applicable.

                (15)       Not applicable.

                (23)       Consent of PricewaterhouseCoopers LLP.

                (24)       (a)      Powers of Attorney incorporated herein
                                    by reference to Exhibit 10.(f) to
                                    Registration Statement File No. 333-05593 on Form N-4, filed on April 20, 2005.


                (26)       Not applicable.

                (27)       Not applicable.

                (28)       Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)        To include any prospectus
                                               required by section 10(a)(3) of
                                               the Securities Act of 1933;

                                    (ii)       to reflect in the Prospectus any
                                               facts or events arising after the
                                               effective date of the
                                               registration statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the aggregate,
                                               represent a fundamental change in
                                               the information set forth in the
                                               registration statement;

                                    (iii)      To include any material
                                               information with respect to the
                                               plan distribution not previously
                                               disclosed in the registration
                                               statement of or any material
                                               change to such information in the
                                               registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 22, 2005.



                                  AXA EQUITABLE LIFE INSURANCE
                                  (Registrant)

                                       By: /s/ Dodie Kent
                                           ----------------------
                                               Dodie Kent
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                   Chairman of the Board, President
                                          Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                         Vice Chairman of the Board,
                                          Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                        Senior Vice President and
                                          Controller

*DIRECTORS:

Bruce W. Calvert           John C. Graves               Scott D. Miller
Christopher M. Condron     Mary R. (Nina) Henderson     Joseph H. Moglia
Henri de Castries          James F. Higgins             Peter J. Tobin
Claus-Michael Dill         W. Edwin Jarmain             Stanley B. Tulin
Denis Duverne              Christina Johnson







*By: /s/ Dodie Kent
---------------------------
    Dodie Kent
    Attorney-in-Fact
    April 22, 2005

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------

23(a)      Consent of PricewaterhouseCoopers LLP.            EX-99.23a